Exhibit 96.1

Technical Report Summary

Shiloh Project, Georgia

Prepared for

Foothills Rare Earths, LLC

129 W. Trade Street

Charlotte, NC 28202

Prepared by

Geosyntec Consultants, Inc.

9480 S. Eastern Avenue, Suite 140

Las Vegas, NV 89123

USA

Project Number SLV0163

November 7 2025

Technical Report Summary

Technical Report Summary

Shiloh Project, Georgia

Prepared for

Foothills Rare Earths, LLC

129 W. Trade Street

Charlotte, NC 28202

Prepared by

Geosyntec Consultants, Inc.

9480 S. Eastern Avenue, Suite 140

Las Vegas, NV 89123

Project Number SLV0163

November 7, 2025

SLV0163 – Technical Report Summary Shiloh Project, Georgia	November 2025

Technical Report Summary

TABLE OF CONTENTS

1.	Executive Summary			1
	1.1	Introduction		2
	1.2	Terms of Reference		2
	1.3	Property Setting		3
	1.4	Ownership		3
	1.5	Mineral Tenure, Surface Rights, Water Rights, Royalties and Agreements		3
	1.6	Environmental, Permitting and Social Considerations		3
	1.7	Geology and Mineralization		4
	1.8	History and Exploration		4
	1.9	Drilling and Sampling		4
	1.10	Data Verification		5
	1.11	Metallurgical Testwork		5
	1.12	Risks and Opportunities		5
	1.13	Conclusion		6
	1.14	Recommendations for the Shiloh Project		6
		1.14.1	Advance Drilling Programs	6
		1.14.2	Strategic Land Acquisition	6
		1.14.3	Enhance Metallurgical Research	6
		1.14.4	Define Exploration Targets	6
2.	Introduction			7
	2.1	Introduction		7
	2.2	Terms of Reference		7
		2.2.1	Report Purpose	7
		2.2.2	Terms of Reference	8
	2.3	Qualified Person		8
	2.4	Site Visit and Scope of Personal Inspection		8
	2.5	Report Date		8
	2.6	Information Sources and References		9
	2.7	Previous Technical Report Summaries		9

SLV0163 – Technical Report Summary Shiloh Project, Georgia	i	November 2025

Technical Report Summary

TABLE OF CONTENTS (CONT'd)
3.	Property Description and Location			10
	3.1	Introduction		10
	3.2	Property and Title		10
	3.3	Mineral Rights		12
		3.3.1	Southeast Metals LLC Option and Weyerhaeuser Lease	12
		3.3.2	Newbill Option	12
		3.3.3	Combined Position	12
	3.4	Surface Rights		13
		3.4.1	Weyerhaeuser Lease (Surface and Mineral Rights)	13
		3.4.2	Newbill Option (Surface and Mineral Rights)	13
		3.4.3	Title Certification	13
	3.5	Water Rights		13
	3.6	Government Mining Taxes, Levies or Royalties		14
		3.6.1	Taxes	14
		3.6.2	Southeast Metals Option and Weyerhaeuser Lease	15
		3.6.3	Newbill Option	17
	3.7	Encumbrances		19
	3.8	Environmental Considerations		19
		3.8.1	Foothills Exploration Approach	19
		3.8.2	Environmental	20
	3.9	Permitting Considerations		20
		3.9.1	Current Exploration‑Level Permitting	20
		3.9.2	Permitting Considerations	21
		3.9.3	Permit Timelines	21
		3.9.4	Permit Conditions	22
		3.9.5	Future Permitting Outlook	22
	3.10	Social Considerations		22
	3.11	Significant Factors and Risks That May Affect Access, Title or Work Programs		23
4.	Accessibility, Climate, Local resoureces, Infrastructure And Physiography			24
	4.1	Physiography		24

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Technical Report Summary

TABLE OF CONTENTS (CONT'd)
		4.1.1	Topography and Elevation	24
		4.1.2	Vegetation	24
	4.2	Accessibility		24
	4.3	Climate		26
		4.3.1	Length of Operating Season	26
	4.4	Infrastructure and Local Resources		27
		4.4.1	Exploration‑Level Infrastructure	27
		4.4.2	Development‑Level Considerations	27
		4.4.3	Water	27
		4.4.4	Power Supply	27
		4.4.5	Personnel	28
		4.4.6	Supplies	28
		4.4.7	Transportation Access	28
		4.4.8	Accommodation and Logistics	28
		4.4.9	Environmental and Regulatory Considerations	29
5.	History			30
	5.1	Previous Work		30
	5.2	Previous Exploration		30
		5.2.1	SEM Exploration Activities 2011‑2012	30
		5.2.2	SEM Exploration Activities 2013	32
		5.2.3	SEM Exploration Activities 2014	33
		5.2.4	Geosyntec’s Opinion on Previous Exploration	37
6.	Geological Setting, Mineralization, And Deposit			38
	6.1	Deposit Type		38
	6.2	Regional Geology		39
	6.3	Project Geology		40
	6.4	Mineralization		46
	6.5	Structural Control		48
	6.6	Descriptions of Mineralization in Field Samples and Drill Core		48
	6.7	Geosyntec’s Opinion on Geology and Mineralization		55

SLV0163 – Technical Report Summary Shiloh Project, Georgia	iii	November 2025

Technical Report Summary

TABLE OF CONTENTS (CONT'd)
7.	Exploration			57
	7.1	Exploration Activities		57
		7.1.1	Exploration Activities 2020	57
		7.1.2	Exploration Activities 2021	59
	7.2	Drilling		68
		7.2.2	Drilling Methods	217
		7.2.3	Core Logging	217
		7.2.4	Core Recovery	218
		7.2.5	Collar Surveys	218
		7.2.6	Down Hole Surveys	219
		7.2.7	Drilled Versus True Thickness	219
		7.2.8	Drillhole Spacing	219
	7.3	Hydrogeology		220
	7.4	Geotechnical		220
8.	Sample Preparation, Analysis and Security			221
	8.1	Sampling Methods		221
	8.2	Sample Security Methods (Chain of Custody)		221
	8.3	Bulk Density Testing		221
	8.4	Analytical and Test Laboratories		222
	8.5	Drilling Sample Preparation		222
		8.5.1	Exploration Drilling – 2021	222
		8.5.2	Exploration Drilling – 2022	222
		8.5.3	Exploration Drilling – 2025	223
	8.6	Sample Analysis		224
	8.7	Quality Assurance and Quality Control 2021, 2022, and 2025		225
		8.7.1	Certified Reference Material	226
		8.7.2	Blanks	230
		8.7.3	Duplicates	230
	8.8	Database		232
	8.9	Geosyntec’s Opinion on Sample Preparation, Security and Analytical Procedures		232

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Technical Report Summary

TABLE OF CONTENTS (CONT'd)
9.	Data Verification			233
	9.1	Internal data Verification		233
	9.2	Data Verification by Geosyntec		235
	9.3	Geosyntec’s Opinion on Data Adequacy		236
10.	Mineral Processing and Metallurgical Testing			237
	10.1	Test Laboratories		237
	10.2	Metallurgical Testing		237
		10.2.1	Preliminary Mineralogical and Ammonium Sulphate Leach Testing	237
		10.2.2	Monazite Concentration Testing	238
	10.3	Magnetic Separation		240
	10.4	SRC Gravity and Flotation Testing		243
	10.5	Sieve Size by Size Assay Analysis		244
	10.6	Heavy Liquid Separation (HLS)		245
	10.7	Summary of Other Metallurgical Test Work		246
	10.8	QEMSCAN		246
	10.9	Recovery Estimates		247
	10.10	Metallurgical Variability		247
	10.11	Deleterious Elements		247
	10.12	Geosyntec’s Opinion on Data Adequacy		247
	10.13	Recommendations		248
11.	Mineral Resource Estimates			249
12.	Mineral Reserve Estimates			250
13.	Mining Methods			251
14.	Processing and Recovery Methods			252
15.	Infrastructure			253
16.	Market Studies			254
17.	Environmental Studies, Permitting, And Plans, Negotiations, Or Agreements With Local Individuals Or Groups			255
18.	Capital And Operating Costs			256
19.	Economic Analysis			257
20.	Adjacent Properties			258

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Technical Report Summary

TABLE OF CONTENTS (CONT'd)
21.	Other relevant data and information			259
22.	Interpretation and conclusions			260
	22.1	Interpretation And Conclusions - Foothills and Geosyntec		260
		22.1.1	Foothills	260
		22.1.2	Geosyntec interpretation and conclusions	261
	22.2	Risks and Opportunities		261
		22.2.1	Risk of Non‑Discovery	261
		22.2.2	Geological Continuity	261
		22.2.3	Grade Continuity	260
		22.2.4	Structural Complexity	261
		22.2.5	Metallurgical Variability	262
		22.2.6	Regulatory and Environmental Constraints	262
		22.2.7	Weyerhaeuser	262
		22.2.8	Risk Summary	262
23.	Recommendations			263
	23.1	Continue Drilling to Delineate Mineralization		263
	23.2	Expand Metallurgical Testing and Process Development		263
	23.3	Land Acquisition		264
	23.4	Refined Mineralization Targets		265
	23.5	Quality Assurance / Quality Control		266
	23.6	Conclusion		266
24.	References			267
25.	Reliance On Information Provided By The Registrant			270
	25.1	Introduction		270
	25.2	Markets		270
	25.3	Legal Matters		270
	25.4	Environmental Matters		271
	25.5	Stakeholder Accommodations		271
	25.6	Governmental Factors		271

SLV0163 – Technical Report Summary Shiloh Project, Georgia	vi	November 2025

Technical Report Summary

LIST OF TABLES

Table 1	Summary of Consolidated Royalty and Encumbrance Framework.	16
Table 2	Royalties, Encumbrances, Payees, Triggers, and Related Terms.	17
Table 3	X Ray Diffraction (XRD) Results	54
Table 4	Bulk Density Results and Sample Interval 2022	64
Table 5	Drillhole Locations and Total Depth 2021	72
Table 6	2021 Drilling Analytical Results	77
Table 7	Drillhole Locations and Total Depth 2022.	101
Table 8	2022 Drilling Analytical Results	109
Table 9	Drillhole Locations and Total Depth 2025	203
Table 10	2025 Drilling Analytical Results	206
Table 11	Statistics for Analyzed Samples above Low-Grade Cutoff (TREO ≥2%), 2021, 2022 and 2025)	228
Table 12	Summary of QA/QC Samples Collected 2021, 2022, and 2025	229
Table 13	Details for Samples Used in the Preliminary Ionic Clay Testing	243
Table 14	Primary Mineralogy Determined by XRD Analysis	243
Table 15	Details for Samples Used in the Preliminary Mineral Processing Studies	244
Table 16	Details for the Preliminary Mineral Processing Studies	244
Table 17	E575638 Grade Distribution by Sieve Size	247
Table 18	Sieve Size by Size Assay Analysis	249

SLV0163 – Technical Report Summary Shiloh Project, Georgia	vii	November 2025

Technical Report Summary

LIST OF FIGURES

Figure 1	Location Map of the Shiloh Project in Harris and Talbot Counties, Georgia, USA. (Source: Foothills Rare Earths, 2025a)	7
Figure 2	Location Map of the Shiloh Project Properties, Harris and Talbot Counties, Georgia, USA. (Source: Foothills Rare Earth, 2025a)	11
Figure 3	Shiloh Project Location Relative to Road, Rail, and Air Transportation Infrastructure. (Source: Foothills Rare Earths, 2025a)	24
Figure 4	Monthly Average Precipitation (in inches) in Shiloh for the years 2021, 2022 and 2025. (Source: Representative climate records from the Nation Weather Service and Weather Atlas, 2025).	25
Figure 5	Newbill Property with Contoured Radiometric Ground Grid. (Source: Foothills Rare Earths, 2025a)	30
Figure 6	Location of Plum Creek Timberlands “Pipeline” Tract. (Source: Foothills Rare Earths, 2025e)	32
Figure 7	Location of Plum Creek Timberlands “Pig Trail” Tract. (Source: Foothills Rare Earths, 2025e)	33
Figure 8	Pig Trail Area Map Showing Contoured Radiometric Ground Grid and PT1 Locations. (Source: Foothills Rare Earths, 2025a)	34
Figure 9	Pipeline Area Map Showing Contoured Radiometric Ground Grid and PT1 Trench Locations. (Source: Foothills Rare Earths, 2025a)	35
Figure 10	Schematic Stratigraphic Column. (Source: Foothills Rare Earths, 2025d)	38
Figure 11	Regional Geologic Setting of the Shiloh Project Area in West‑Central Georgia	39
Figure 12	Geologic Map of the Shiloh Project Area, (Source: Foothills Rare Earths, 2025a)	40
Figure 13	Newbill Target Drill Map (A), Newbill Cross Section A-A” (B), and Newbill Strike Section B-B’ (C)., Source: Foothills Rare Earths, 2025e	44
Figure 14	Mineralized Monazite at the Newbill property. (Source: Foothills Rare Earths, 2025a)	45
Figure 15	Felsic Gneiss Outcrop at the Newbill Property. (Source: Foothills Rare Earths, 2025a)	46
Figure 16	Type 1 Mineralization. (Source: Foothills Rare Earths, 2025a)	48
Figure 17	Type 2 Mineralization. (Source: Foothills Rare Earths, 2025a)	49
Figure 18	Type 2 Mineralization. (Source: Foothills Rare Earths, 2025a)	50
Figure 19	Mineralized Saprolite Exposed in 2013 Newbill Trenching. (Source: Foothills Rare Earths, 2025a)	51
Figure 20	Type 2 Mineralization. (Source: Foothills Rare Earths, 2025a)	52

SLV0163 – Technical Report Summary Shiloh Project, Georgia	viii	November 2025

Technical Report Summary

LIST OF FIGURES (Cont'd)
Figure 21	Mineralization Type 1. (Source: Foothills Rare Earths, 2025e)	52
Figure 22	Thin Section Scan of a Monazite‑Rich Sample B00098801. (Source: Foothills Rare Earths, 2025e)	53
Figure 23	Samples Collected in November 2020. (Source: Foothills Rare Earths, 2025e).	57
Figure 24	Equivalent Th Concentrations Mapped by the 2021 Airborne Magnetic and Gamma‑Ray Survey. (Source: Foothills Rare Earths, 2025e)	60
Figure 25	Pipeline Area Map Showing Representative Field Data Collected Across Accessible Terrain. (Source: Foothills Rare Earths, 2025e)	62
Figure 26	Pipeline Anomaly Grid Data: (A) Radiometric and (B) Magnetic Measurements on a 5 x 5 m Grid. (Source: Foothills Rare Earths, 2025e)	63
Figure 27	Map 2022-2023 Prospecting Sample Locations Along Shiloh Roads. (Source: Foothills Rare Earths, 2025e)	65
Figure 28	Overview of 2021 Drill Locations: Direct Push and Sonic Drillholes. (Source: Foothills Rare Earths, 2025e)	68
Figure 29	Direct Push and Sonic Drill Collar Map of the Pig Trail Area 2021. (Source: Foothills Rare Earths, 2025e)	69
Figure 30	Direct Push Drill Collar Map of the Pipeline (GC) (left) and Dead Tree Areas (right) 2021. (Source: Foothills Rare Earths, 2025e)	70
Figure 31	Sonic Drill Collar Map of the Newbill Area 2021. (Source: Foothills Rare Earths, 2025e)	71
Figure 32	Overview of Direct Push and Sonic Drill Locations 2022., (Source: Foothills Rare Earths, 2025e)	96
Figure 33	Drill Collar Map of the Pig Trail (PT) Area – 2022., (Source: Foothills Rare Earths, 2025e)	97
Figure 34	Drill Collar Map of the Blackberry (BB) and Dead Tree (DT) Areas 2022., (Source: Foothills Rare Earths, 2025e)	98
Figure 35	Drill Collar Map of the Hunt Club Area – 2022., (Source: Foothills Rare Earths, 2025e)	99
Figure 36	Drill Collar Map of the Lazer Creek Area – 2022., (Source: Foothills Rare Earths, 2025e)	100
Figure 37	Overview Map of Drilling Activities – 2025, (Source: Foothills Rare Earths, 2025e).	200
Figure 38	Drilling Activities at the Pig Trail Area., (Source: Foothills Rare Earths, 2025e)	201
Figure 39	Drilling Activities at the Newbill Area., (Source: Foothills Rare Earths, 2025e)	202

SLV0163 – Technical Report Summary Shiloh Project, Georgia	ix	November 2025

Technical Report Summary

LIST OF FIGURES (Cont'd)
Figure 40	Distribution of TREO Concentration (%) for Analyzed Samples, 2021, 2022 and 2025. (Source: Geosyntec, 2025)	228
Figure 41	OREAS 460 (Source: Geosyntec, 2025)	231
Figure 42	OREAS 463 (Source: Geosyntec, 2025)	232
Figure 43	OREAS 465 (Source: Geosyntec, 2025)	233
Figure 44	Scatter Plots, 2021, 2022, and 2025 Parent and Duplicate Results for Ce, Nd, La and Pr., (Source: Geosyntec, 2025)	235
Figure 45	Example 3D Visualization Showing Geophysical Survey and Drillhole Assay Results. (Source: Geosyntec, 2025)	239
Figure 46	Box Plot Showing Thorium Assay Results by Lithology, as Logged in Drillholes., (Source: Geosyntec, 2025)	240
Figure 47	Summary of Magnetic Separation Test work by Magnetic Flux Density (gauss), (Source: Foothills Rare Earths, 2022)	246
Figure 48	Flowsheet for Wet High Intensity Magnetic Separator Results. (Source: Schwartz, K. C., & Jiang, X. 2022)	248
Figure 49	HLS and LIMS Test Outcomes for Samples E575636, E575732 and E575712., (Source: Foothills Rare Earths, 2022)	250

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Technical Report Summary

LIST OF ACRONYMS AND ABBREVIATIONS

%	percent
°	degrees
µm	micrometers
3D	three‑dimensional
AIPG	American Institute of Professional Geologists
ALS	ALS Mineral Analysis Laboratories
AOI	area of interest
ARGS	Airborne Gamma Ray Spectrometer
ASTM	ASTM International
BMPs	Best Management Practices
bgs	below ground surface
Ce	Cerium
CEM	Certified Environmental Manager
CEP	circular error probability
cm	centimeters
COC	chain of custody
CPG	Certified Professional Geologist
CRM	certified reference material
DPT	Direct‑push technology
DT	Dead Tree
Dy	Dysprosium
FMV	Fair Market Value
GPR	Ground Penetrating Radar
GPS	global positioning system
GSA	Geological Society of America
HLS	Heavy Liquid Separation
ICP‑AES	Inductively coupled plasma atomic emission spectroscopy
ICP‑MS	inductively coupled plasma mass spectrometry
ID	identification

SLV0163 – Technical Report Summary Shiloh Project, Georgia	xi	November 2025

Technical Report Summary

LIST OF ACRONYMS AND ABBREVIATIONS (CONT’D)
IEC	International Electrotechnical Commission
km	kilometers
LREE	Light Rare Earth Elements
m	meter(s)
mm	millimeter(s)
MREE	Medium Rare Earth Elements
MXRF	micro‑XRF
NAD83	North American Datum of 1983
NPDES	National Pollutant Discharge Elimination System
NURE	National Uranium Resource Evaluation
Ny	Neodymium
PLI	Private Land Interest
ppm	parts per million
Pr	Praseodymium
QAQC	quality assurance/quality control
QP	Qualified Person
REA	Rare Earth Americas
REE	rare earth elements
ROIs	regions of interest
RQD	rock quality designation
RSI	Radiation Solutions Inc.
SEM	Southeast Metals LLC
SME	Society of Mining, Metallurgy and Exploration
Th	Thorium
TREO	Total Rare Earth Oxides
TRS	Technical Report Summary
U	Uranium
USGS	United State Geological Survey
UTM	Universal Transverse Mercator
XRD	x‑ray diffraction

SLV0163 – Technical Report Summary Shiloh Project, Georgia	xii	November 2025

Technical Report Summary

LIST OF ACRONYMS AND ABBREVIATIONS (CONT’D)
XRF	x‑ray fluorescence
WAAS	Wide Area Augmentation System
WHIMS	Wet High Intensity Magnetic Separator

SLV0163 – Technical Report Summary Shiloh Project, Georgia	xiii	November 2025

Technical Report Summary

1. Executive Summary

This technical report summary (TRS) has been prepared by Geosyntec Consultants, Inc. for Foothills Rare Earths, LLC (“Foothills” or “FRE”) to support disclosure under Regulation S‑K 1300. The report summarizes exploration activities, geological findings, and technical assessments for the Shiloh Project, located in Harris and Talbot Counties, Georgia, USA. To date, no mineral resources or reserves have been established, and economic viability has not been demonstrated for the Shiloh Project.

The Shiloh Project spans approximately 1,927 acres centered near the community of Shiloh, Georgia. The project area lies within the Pine Mountain Window, a geologic feature composed of Grenville‑age metamorphic rocks, including felsic gneiss and saprolite. The term “saprolite” in this document refers to chemically weathered and unconsolidated rock that lies directly above the bedrock while retaining the structure of the bedrock. Foothills holds mineral and surface rights through a combination of lease, option, and acquisition agreements, including the Newbill Option and the Southeast Metals LLC (SEM) Lease.

Rare earth element (REE) mineralization is hosted within foliated felsic gneiss as well as saprolitic zones near the surface. Monazite is the dominant REE‑bearing mineral, observed through mineralogical analyses. Mineralization ranges from widespread lower grade zones (reported 0.5–2% total rare earth oxides [TREO]) to localized higher grade zones exceeding reported 10% TREO. TREO was calculated including oxides La2O3, Ce2O3, Pr2O3, Nd2O3, Sm₂O₃, Eu₂O₃, Gd₂O₃, Tb₂O₃, Dy₂O₃, Ho₂O₃, Er₂O₃, Tm₂O₃, Yb₂O₃, Lu₂O₃, and Y₂O₃.

These mineralization zones are typically 1–2 meters (m) thick and structurally controlled, often associated with iron and manganese staining along foliation planes and lithologic contacts.

Initial REE discoveries in the area date back to the late 1980s. SEM conducted exploration from 2011 to 2014, including radiometric surveys, soil sampling, and trenching. Foothills initiated a second exploration campaign in 2020, which continued through 2025. Activities included helicopter‑borne radiometric surveys, prospecting, ground geophysical grids, and multiple drilling programs.

In 2021, 2022 and 2025, over 5,000 m of core were drilled by direct‑push technology (usually referred to as Direct Push Technology [DPT]), sonic and diamond drilling methods. A total of 507 boreholes were completed, ranging from 0.7 meters below ground surface (m bgs) to a maximum depth of 114 m bgs. Sampling intervals ranged from 0.3 to 5 m as determined by Foothills’ geologists.

Sampling and analytical procedures followed quality assurance/quality control (QA/QC) protocols, that included the use of certified reference materials (CRMs), blanks, and duplicates. QA/QC indicated 92.62% of CRM assay results fell with three standard deviations of expected values for cerium (Ce), lanthanum (La), neodymium (Nd), and praseodymium (Pr).

SLV0163 – Technical Report Summary Shiloh Project, Georgia	1	November 2025

Technical Report Summary

The mineralization style is currently interpreted as a structurally controlled intrusion related REE vein/disseminated deposit. This classification reflects the structural emplacement of monazite within foliated gneiss.

Key risks include permitting delays, environmental sensitivities, and financial obligations under land agreements. Opportunities include favorable geology, strong land position, and increasing market demand for REEs. Continued exploration success and proactive stakeholder engagement are critical to advancing the project.

To advance the Shiloh Project, the following key recommendations are proposed:

• Continue Drilling to Delineate Mineralization: Expand both direct push and diamond drilling programs to collect additional subsurface data aimed at improving the understanding of the extent, continuity, and grade of rare earth mineralization across the project area. These programs are intended to support ongoing geological evaluation.

• Expand Metallurgical Testing and Process Development: Undertake additional laboratory and pilot-scale metallurgical testing to optimize recovery methods for monazite‑hosted REEs. This includes further evaluation of flotation, magnetic separation, and gravity separation techniques, as well as detailed mineralogical and chemical characterization of concentrates.

• Land Acquisition: Maintain and expand efforts to secure additional land within and adjacent to the current project area. Strategic land acquisition will support future exploration.

• Refine Exploration Targets: Integrate new geophysical, geochemical, and structural data to refine and prioritize exploration targets. This approach will enhance the efficiency of future drilling and increase the likelihood of discovering additional high-grade mineralization zones.

1.1 Introduction

Foothills Rare Earths, LLC, (Foothills or FRE) is a North Carolina‑registered mineral exploration company with rare earth element (REE) projects in both North and South America. Foothills has contracted Geosyntec Consultants, Inc. (Geosyntec) to complete a review of historical and current exploration work for verification and validation of the drilling data to produce an S‑K 1300 Technical Report Summary (TRS) on the Shiloh REE Project (the Property or the Project) in Georgia, USA.

1.2 Terms of Reference

The Report was prepared to support the filing by Rare Earths Americas, Inc. of a registration statement on Form S-1 with the Securities and Exchange Commission, pursuant to Section 1300 of Regulation S-K. All units are in metric unless otherwise stated.

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Technical Report Summary

1.3 Property Setting

The Shiloh Project is located in the rural community of Shiloh, Georgia, spanning Harris and Talbot counties. Positioned roughly 110 km south-southwest of Atlanta, it lies 40 km southeast of LaGrange and 40 km northeast of Columbus. The project center is at UTM coordinates 3,632,000 mN / 717,300 mE (Zone 16N, North American Datum of 1983 [NAD83], EPSG:26916), covering the Shiloh and Manchester 7.5-minute USGS quadrangles. This corresponds to approximate geographic centered coordinates of latitude 32.8045°N and longitude 84.6792°W. All mapping and sampling use the UTM Zone 16N system.

1.4 Ownership

Foothills hold rights to approximately 1,927 acres in Harris and Talbot Counties, Georgia, through a combination of lease, option, and acquisition agreements. These include the Newbill Option, which grants exclusive exploration and purchase rights over 263.7 acres in Talbot County, and the Weyerhaeuser Lease, which provides Southeast Metals LLC (SEM) with mineral and surface rights to 1,662.8 acres of timberland. These agreements grant Foothills access to both surface and mineral estates, supporting continued exploration.

1.5 Mineral Tenure, Surface Rights, Water Rights, Royalties and Agreements

Foothills has secured mineral and surface rights through a combination of leases and option agreements with Newbill Family Trust and SEM. These agreements grant exclusive access for exploration and development across parcels in Harris and Talbot Counties, Georgia. Water rights are structured to support exploration needs in compliance with regulatory standards. Royalties are governed by the terms of these agreements.

1.6 Environmental, Permitting and Social Considerations

The Shiloh Project is currently in the exploration phase and is not subject to state or local surface mining permitting. Instead, the project is governed by environmental and permitting requirements applicable to exploration-level activities in Georgia. In accordance with O.C.G.A. § 12-7-17 and the Georgia Construction Stormwater General Permits (GAR100001, GAR100002, or GAR100003), land disturbance activities under one acre are exempt from general construction stormwater permitting. The current permitting framework outlines timelines and conditions for land disturbance, and no violations or fines have been reported to date. Social considerations remain focused on maintaining transparent communication with local stakeholders and minimizing environmental impact through best management practices (BMPs) such as low-impact drilling, use of existing trails, and erosion control.

SLV0163 – Technical Report Summary Shiloh Project, Georgia	3	November 2025

Technical Report Summary

1.7 Geology and Mineralization

The Shiloh Project is within the Pine Mountain Window of the Georgia Piedmont geologic region. The project is underlain by Grenville aged gneisses and saprolite material that host rare earth element mineralization, primarily in the form of the rare earth, thorium (Th) phosphate mineral monazite.

Mineralization ranges from widespread low‑grade zones (reported 0.5–2% TREO) to localized higher‑grade range pockets exceeding 10% TREO. These high‑grade zones are typically 1–2 m thick and correlate with iron and manganese staining within or along contacts of the felsic gneiss. Recent drilling has noted the down‑plunge extension of high‑grade‑range material initially identified in Trench 6, trending south‑southeast. Notable intercepts were recorded during the Newbill DPT program, further supporting the continuity of mineralization.

1.8 History and Exploration

The Shiloh Project has a history of REE exploration dating back to the late 1980s, when high‑grade REE‑bearing float boulders were first identified in the Pine Mountain window. This geologic feature, composed of Grenville‑age metamorphic rocks, has since been the focus of two major exploration campaigns.

From 2012 to 2014, SEM conducted road‑based and ground radiometric surveys, soil sampling, prospecting, and geologic mapping, culminating in three trenching phases. Foothills launched a second campaign beginning in 2020, which has continued into 2025.

1.9 Drilling and Sampling

Drilling activities at the Shiloh Project through 2025 included DPT, sonic, and diamond core methods targeting saprolitic and weathered bedrock zones. DPT drilling yielded over 850 m of saprolite core from 116 boreholes, while sonic drilling added nearly 300 m across key target areas. In 2025, a 908‑m diamond drill program was completed, with core recovery rates ranging from 43% in unconsolidated soils to 100% in competent rock.

Sampling intervals ranged from 0.3 to 5 m in core length with respect to lithological boundaries determined by on-site FRE geologist. Assay results revealed high grade range rare earth mineralization in 1.0 m weighted composite intercepts exceeding reported 10% TREO in 14 DPT holes at the Newbill area, with a reported peak assay of 20.01% TREO over 15 cm. TREO was calculated including oxides La2O3, Ce2O3, Pr2O3, Nd2O3, Sm₂O₃, Eu₂O₃, Gd₂O₃, Tb₂O₃, Dy₂O₃, Ho₂O₃, Er₂O₃, Tm₂O₃, Yb₂O₃, Lu₂O₃, and Y₂O₃. Where analytical results exceeded the upper method detection limit (e.g., reported as >5000 ppm), the upper method detection limit value was assigned for calculation purposes. This approach introduces a conservative estimate and may result in underreporting actual TREO% concentrations. The true values may be higher but

SLV0163 – Technical Report Summary Shiloh Project, Georgia	4	November 2025

Technical Report Summary

cannot be accurately quantified within the validated range of the method. Accordingly, caution is advised when interpreting TREO values derived under these conditions.

1.10 Data Verification

Data verification for the Shiloh Project was conducted through review of internal QA/QC protocols, mainly cross‑validation of Certified Reference Materials (CRMs), blanks and field duplicates. The REE assays completed as part of this program maintained an acceptable tolerance within three standard deviations of expected values for certified standards, supporting dataset reliability. Core recovery metrics were reviewed through physical measurements and photographic records, with compression effects in saprolite accounted for in DPT sampling. No material discrepancies or data integrity issues were identified during the review process.

Analytical results from the SEM 2011–2014 program were unavailable at the time of this Report. Geosyntec’s conclusions regarding data adequacy apply to the 2021, 2022, and 2025 datasets generated by Foothills.

1.11 Metallurgical Testwork

Preliminary metallurgical testing conducted by SRC on saprolitic samples from Shiloh revealed very low TREO recoveries through ammonium sulphate leaching (reported 0.1–0.7%), indicating that the REE mineralization is monazite‑hosted rather than ionic clay‑type. Mineralogical analysis identified dominant light rare earth elements (LREE: reported 91.0–94.6% REO) and identified quartz, kaolinite, and anorthite as major phases.

To address the poor leach response, monazite concentration studies were initiated using wet and dry magnetic separation, gravity, and flotation techniques. Testing by Eriez Magnetics demonstrated strong response to magnetic separation, with REE recoveries of ~76–77% at 5,000‑7,000 Gauss using WHIMS on sub‑1,000‑micron fractions. Magnetic yield increased with field intensity, though optimal separation conditions require further analysis.

1.12 Risks and Opportunities

The Shiloh Project faces a range of risks and opportunities associated with regulatory, financial, and community factors. Key risks include potential permitting delays due to zoning constraints, environmental sensitivities such as wetlands and cultural resources, and public concerns related to traffic, dust, and noise.

Financial obligations under the SEM lease and Newbill option, such as rental payments, royalties, and reclamation bonding require consistent internal monitoring.

On the opportunity side, the project benefits from a strong land position, favorable geology, and increasing market demand for REE. The company is committed to early engagement with regulatory authorities.

SLV0163 – Technical Report Summary Shiloh Project, Georgia	5	November 2025

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1.13 Conclusion

The Shiloh Project represents a significant exploration opportunity in the rare earth element (REE) sector. The exploration activities completed, including radiometric surveys, drilling programs, and preliminary metallurgical testwork, have indicated the presence of wide‑spread and high-grade‑ REE mineralization, primarily in the form of monazite. The geological setting, Foothills' favorable land position, and the increasing market demand for REEs provide a solid foundation for the additional work that is recommended to be conducted in the Project area.

1.14 Recommendations for the Shiloh Project

Based on recent exploration results, technical assessments, and strategic priorities, the following recommendations are proposed to guide the continued advancement of the Shiloh Project.

1.14.1 Advance Drilling Programs

Continue both DPT and diamond drilling programs, with a focus on delineating low to high‑grade‑range mineralization. Priority should be given to drilling along lineations identified through surface radiometric anomalies.

1.14.2 Strategic Land Acquisition

Continue efforts to maintain and, where appropriate, expand land holdings within the Project area to support ongoing exploration and project-related activities. Evaluate areas beyond the current Project boundaries to better understand broader geological context.

1.14.3 Enhance Metallurgical Research

Expand research initiatives related to mineral processing and metallurgy to optimize recovery methods and better understand the characteristics of REE‑bearing materials.

1.14.4 Define Exploration Targets

Develop and refine exploration targets for both low‑grade and high‑grade mineralization zones..

SLV0163 – Technical Report Summary Shiloh Project, Georgia	6	November 2025

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2. Introduction

2.1 Introduction

This TRS is intended to consolidate available information into a single document to support the disclosure of Rare Earths Element (REE) mineralization observed to date. The project location is shown in Figure 1.

Shiloh Project
Atlanta
Macon
Columbus
LaGrange
Griffin
Manchester
Hamilton
Talbotton
Greenville
Newnan
Athens
Decatur
Marietta
McDonough
Barnesville
Forsyth
Perry
Warner Robins
Opelika
Auburn
Tuskegee
Carrollton
Milledgeville
700,000 mE
750,000 mE
800,000 mE
850,000 mE
3,700,000 mN
3,650,000 mN
3,600,000 mN
0
50
kilometers

Figure 1 Location Map of the Shiloh Project in Harris and Talbot Counties, Georgia, USA. (Source: Foothills Rare Earths, 2025a)

2.2 Terms of Reference

2.2.1 Report Purpose

The Report was prepared to support the filing by Rare Earths Americas, Inc. of a registration statement on Form S-1 with the Securities and Exchange Commission, pursuant to Section 1300 of Regulation S-K.

SLV0163 – Technical Report Summary Shiloh Project, Georgia	7	November 2025

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This report does not include mineral resources and mineral reserve estimates. To date, no mineral resources or reserves have been established, and economic viability has not been demonstrated for the Shiloh Project.

2.2.2 Terms of Reference

All measurements conform to the metric system, and the report is presented in American English.

2.3 Qualified Person

This Report was prepared by the following third-party firm, acting as a Qualified Persons (QP):

•
Geosyntec Consultants, Inc.

Geosyntec is responsible for all chapters of the technical report summary.

2.4 Site Visit and Scope of Personal Inspection

Geosyntec conducted theinspection of the property on May 8 and 9, 2025, to review exploration sites, drill core, drill programs, sampling protocols, and data practices. The site visit included a review of past exploration drill collars, observation of active drilling programs, and review of core logging, handling, and sampling procedures. In‑field screening analysis using a handheld x‑ray fluorescence analyzer was also observed.

The visit included an inspection of the core storage facilities, where previously drilled core was reviewed, and a detailed examination of the assay and drilling database maintained in the company’s electronic files was conducted. Sampling protocols and QA/QC procedures were discussed in person with Foothills personnel.

During the site visit, data, drilling, and geological records were found to be well maintained by Foothills personnel, and adherence to comprehensive field procedures developed by Foothills was observed. Geosyntec monitored exploration activities at the property during this period through both direct site inspection and remote review of exploration data and progress reports.

Based on observations and the review of Foothills’ 2021, 2022 and 2025 exploration datasets, Geosyntec found that the exploration practices, data management systems, and QA/QC protocols are consistent with accepted industry standards and appropriate for ongoing exploration activities. This conclusion is limited to the verified data collected during the 2021, 2022 and 2025 period and does not extend to any legacy datasets that were not subject to review. No deficiencies were identified during the site visit that would materially impact the reliability of the verified data or the conclusions drawn from it.

SLV0163 – Technical Report Summary Shiloh Project, Georgia	8	November 2025

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2.5 Report Date

The Report is current as of November 7, 2025.

2.6 Information Sources and References

The reports and documents listed in Chapter 23 and Chapter 24 of this Report were used to support Report preparation.

Foothills provided input to Geosyntec in the company’s areas of expertise on request.

2.7 Previous Technical Report Summaries

Foothills has not previously filed a TRS on the Project.

SLV0163 – Technical Report Summary Shiloh Project, Georgia	9	November 2025

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3. Property Description and Location

3.1 Introduction

The Shiloh Project is based in the small rural community of Shiloh, Georgia USA and encompasses areas within Harris and Talbot counties. Shiloh is located approximately 110 kilometers (km) south‑southwest of Atlanta, 40 km southeast of LaGrange, and 40 km northeast of Columbus, in west‑central Georgia.

The Project is geographically centered at approximately 3,632,000 mN and 717,300 mE within Universal Transverse Mercator (UTM) zone 16N (North American Datum of 1983 [NAD83]), EPSG:26916. This corresponds to approximate geographic centered coordinates of latitude 32.8045°N and longitude ‑84.6792°W. The Project area spans the Shiloh and Manchester 7.5‑minute quadrangles as defined by the United States Geological Survey (USGS). All mapping and sampling activities are conducted using the UTM Zone 16N coordinate system.

3.2 Property and Title

The Project area is a combination of optioned land positions in Harris and Talbot Countries.

Foothills properties (Figure 2) addressed in this TRS encompass approximately 1,927 acres in total, all of which are privately owned by outside parties. Three distinct tracts are currently under option agreements that provide pathways for acquisition or long‑term mineral leasing. One of these tracts, comprising 514.9 acres, is presently governed by an Exploration Trespass Agreement, a legal arrangement that grants Foothills temporary, non-possessory access to privately owned land for the purpose of conducting preliminary geologic evaluation and reconnaissance activities.

Private option agreements between Foothills Private Land Interest (PLI) and its subsidiaries and the respective landowners confer the exclusive and irrevocable rights to access, enter, and use each property for the purpose of mineral exploration activities. Upon exercise of the option, PLI may proceed to either the fee‑simple acquisition of the property or to the establishment of a long‑term mining lease.

SLV0163 – Technical Report Summary Shiloh Project, Georgia	10	November 2025

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710,000 mE
715,000 mE
720,000 mE
725,000 mE
3,635,000 mN
3,630,000 mN
Pine Mountain Hwy
190
White House Pkwy
Nebula
Manchester
W Perry St
W 2nd St
Glen Fowle
Hill St
Chalybeate Springs
Dowdell Knob
Scenic Heights
85
Flint Hill Hwy
Alt 85
GA Highway 85 W
Flint Hill
Manchester Hwy
41
Tax Crossroads
Shiloh
GA Highway 116
116
Rush Creek Hwy
Alt 27
Greens Mi
0
2.5
kilometers
Legend
REA Properties
N

Figure 2 Location Map of the Shiloh Project Properties, Harris and Talbot Counties, Georgia, USA. (Source: Foothills Rare Earth, 2025a)

SLV0163 – Technical Report Summary Shiloh Project, Georgia	11	November 2025

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3.3 Mineral Rights

Foothills (the “Registrant”) and its subsidiaries hold mineral rights to approximately 1,926 acres in Harris and Talbot Counties, Georgia, through a combination of lease, option, and acquisition agreements. Geosyntechas received and reviewed the various Certificates of Title detailing the land position and mineral rights. The following sub‑sections are adapted from the Foothills Land Summary (Foothills, 2025b) and are presented below.

3.3.1 Southeast Metals LLC Option and Weyerhaeuser Lease

Southeast Metals LLC (SEM) has entered into an Option Agreement with the Weyerhaeuser Company on October 1, 2020, granting SEM the right to conduct mineral exploration activities and enter into a Mining Lease Agreement with Weyerhaeuser Company covering approximately 1,663 acres of timberland situated in Harris and Talbot Counties, Georgia (the “Weyerhaeuser Lease”). The Weyerhaeuser Lease grants SEM exclusive exploration, development, and mining rights for REE for a primary term of 15 years, with two optional five‑year extensions contingent upon operations.

Foothills Rare Earths entered into an Option and Project Evaluation Agreement with SEM on December 11, 2020, as subsequently amended (the “SEM Option”). The SEM Option grants Foothills the right to earn into and ultimately acquire SEM’s interest in those certain tracts of land included in the Weyerhaeuser Lease.

The SEM Option provides Foothills with an option to acquire 100% of the issued capital of SEM for US$600,000 in cash and US$2,000,000 in cash or listed shares, at the Company’s election. The SEM Option expires on August 1, 2026.

3.3.2 Newbill Option

On February 25, 2021, Piedmont Rare Earths LLC (later renamed Foothills Rare Earths, LLC) entered into an option agreement with the Newbill Family Trust covering approximately 263.7 acres in Talbot County (the “Newbill Option”). The Newbill Option grants Foothills the exclusive right to conduct exploration, drilling, and technical studies, with the ability to purchase the property outright upon exercise of the Newbill Option. The Newbill Option expires on February 28, 2027.

3.3.3 Combined Position

The project area in Georgia is secured through a combination of option agreements that collectively define a significant land position in Harris and Talbot Counties. Together, the Company has secured a strategically located project area of approximately 1,927 acres.

SLV0163 – Technical Report Summary Shiloh Project, Georgia	12	November 2025

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3.4 Surface Rights

As with mineral rights, the surface rights are secured through option agreements that collectively cover approximately 1,927 acres in Harris and Talbot Counties. The project position encompasses both surface and mineral rights, enabling Foothills secure access and control for exploration, development, and mining (Foothills Rare Earths, 2025b).

County ad valorem taxes (real property, leaseholds, and equipment) are assessed annually and are a standing encumbrance on both leasehold and fee estates. Surface and mineral activities are subject to Georgia permitting (EPD surface mining, NPDES/LAS water, air quality), with required reclamation bonding (~$2,500/acre) (Foothills Rare Earths, 2025b).

3.4.1 Weyerhaeuser Lease (Surface and Mineral Rights)

Weyerhaeuser Company retains fee simple ownership of both the surface and mineral estates covering approximately 1,662.8 acres of timberland in Harris and Talbot Counties. Under the Weyerhaeuser Lease, SEM holds exclusive leasehold rights to the mineral estate and broad rights of access and use of the surface estate for mineral exploration, development, and mining. Weyerhaeuser reserves its forestry operations and timber ownership but cannot interfere with SEM’s permitted mineral activities (Foothills Rare Earths, 2025b).

3.4.2 Newbill Option (Surface and Mineral Rights)

The Newbill Family Trust holds fee simple title to approximately 263.7 acres in Talbot County, which includes both surface and mineral rights. This property consists of multiple parcels (250.6 acres and 13.1 acres respectively). Foothills holds an option, dated February 25, 2021, granting exclusive rights to conduct exploration and technical studies, with the contractual ability to purchase the property and acquire both surface and mineral estates outright (Foothills Rare Earths, 2025b).

3.4.3 Title Certification

A comprehensive title review of both surface and mineral estates was also conducted by a qualified legal professional at Warner, Hooper, and Ramsey in Peachtree City, Georgia. This information was provided by the registrant and obtained through formal documentation, including title certification letters and legal opinions. These materials support the ownership, encumbrances, and access rights for the referenced properties (Foothills Rare Earths, 2025b).

3.5 Water Rights

The following section is a summary outlining water rights considerations for mining operations in Georgia.

Water use for mining operations in Georgia is governed primarily by the Georgia Department of Natural Resources, Environmental Protection Division (EPD). Foothills holds rights to use both

SLV0163 – Technical Report Summary Shiloh Project, Georgia	13	November 2025

Technical Report Summary

surface and groundwater within the optioned areas, provided such use is reasonably necessary for exploration and mining activities and remains compliant with applicable state water rights laws, environmental regulations, and permitting requirements (Foothills Rare Earths, 2025a).

Surface water withdrawals exceeding 378,500 liters (monthly average) and groundwater above aquifer ‑specific thresholds require regulatory review. Under EPD policy, pit dewatering is regulated as process water discharge under the National Pollutant Discharge Elimination System (NPDES), not as a withdrawal, unless water is transferred off tract (Georgia Environmental Protection Division [EPD], 2025).

Weyerhaeuser retains its forestry operations but may not unreasonably interfere with SEM’s permitted mineral or water‑related activities. During the option period, Foothills is entitled to conduct surveys, drilling, and other technical studies, which include water use for exploration activities, subject to state laws. Upon exercise of the option, Foothills would acquire both surface and mineral estates, along with associated riparian and groundwater rights (Foothills Rare Earths, 2025b).

3.6 Government Mining Taxes, Levies or Royalties

3.6.1 Taxes

Foothills will be responsible for taxes and assessments. The company also bears further responsibility for reclamation costs, compliance with environmental regulations, and maintaining appropriate insurance coverage.

Georgia does not impose a severance tax on hard‑rock mining or mineral extraction. This is a significant advantage compared to many other mining jurisdictions that impose severance taxes based on production value or volume.

At the county level both Harris and Talbot Counties assess annual property taxes on real property, leasehold interests, and mining equipment. These are calculated based on the assessed value of the property and applicable millage rates.

Neither Harris County nor Talbot County currently impose local severance taxes on mineral extraction based on available ordinances.

Recurring regulatory fees are listed below:

•
EPD permit application fees and renewal fees for Surface Mining Permits
•
Annual NPDES permit fees for stormwater and process water discharge permits
•
Potential air permit fees if processing operations require air quality permits
•
Local zoning and conditional use permit application fees (Harris County lists no fees for zoning amendments; Talbot County charges $300 for zoning amendment applications)

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Technical Report Summary

The project would be subject to standard federal and state corporate income taxes on profits generated from any potential future operations.

3.6.2 Southeast Metals Option and Weyerhaeuser Lease

Under the terms of the Weyerhaeuser Lease dated October 1, 2020, Southeast Metals LLC (“Lessor”; a Virginia limited liability company with an address at 650 Peter Jefferson Parkway Suite 230, Charlottesville, VA 22911) is obligated to make annual rental payments to Weyerhaeuser Company (“Lessee”; a Washington corporation with an address at 220 Occidental Ave. S., Seattle, Washington 98104).

Parties as part of the Lessor option are as follows:

•
Foothills Rare Earths, LLC, a North Carolina limited liability company ("FRE US"), Foothills Rare Earths Limited, an Australian limited liability company ("FRE"), Southeast Metals LLC, a Virginia limited liability company ("SEM"), Robert B. Cook, James E. Bond, Richard B. Gilliam, and H. Ross Arnold (each a "Member" and collectively, the "Members").
•
Piedmont Rare Earths, LLC, defined as Piedmont RE in the Option, amended its Certificate of Authority to change its name to Foothills Rare Earths LLC on April 7, 2021. As such, all references in the Option to Piedmont RE shall be updated to now reference “FRE US”.
•
U.S. Elements Pty Ltd, defined as U.S. Elements in the Option, filed a certificate of name change in Australia on June 1, 2022, to change its name to Foothills Rare Earths Limited. As such, all references in the Option to U.S. Elements shall be updated to now reference “FRE”.
•
FRE US remains a wholly owned subsidiary of FRE. As of the Amendment Effective Date, FRE is approximately 95% majority-owned subsidiary of REA. While FRE no longer intends to list on a stock exchange, REA plans to list on an Exchange by way of an initial public offering.

The Weyerhaeuser Lease is in the sum of $75,000 beginning in year four of the lease, with the amount subject to annual adjustment based on the Consumer Price Index (CPI). The CPI was assigned to the starting month of October 2022 and is rounded up to the nearest $100 and shall be adjusted upwards only annually. These rental payments are creditable against royalties due in the same lease year. The Weyerhaeuser Mining Lease provides for a 5% royalty on net smelter return–style value of products and byproducts produced and sold from the leased premises. Foothills/SEM must also make annual rental payments of $75,000 (CPI adjusted), which are creditable against royalties due in the same lease year. In addition, Weyerhaeuser retains a 1% overriding royalty on production from properties acquired within the defined Area of Interest (AOI) counties. Should

SLV0163 – Technical Report Summary Shiloh Project, Georgia	15	November 2025

Technical Report Summary

Foothills exercise the SEM Option, Foothills will assume the obligations of SEM in regards to the Weyerhaeuser Lease discussed herein (Foothills Rare Earths, 2025b).

Table 1 provides a summary of royalties, encumbrances, payees, triggers, and related terms in the SEM Option with Weyerhaeuser Company dated October 1, 2020.

Table 1 Summary of Consolidated Royalty and Encumbrance Framework.

Category	Party Owed	Rate / Trigger
Production Royalty	Weyerhaeuser Company	5% of the weighted average quarterly Fair Market Value (FMV) per short ton (2,000 Ibs) on Products (REE-bearing material) from Lease Area
Byproduct Royalty	Weyerhaeuser Company

5% of FMV per applicable weight or volume of Byproducts (non-REE minerals produced as secondary products).

Same valuation method as above, using London Metal Exchange pricing where applicable.

FMV Determination:

The higher of (a) the average quarterly published price (e.g., mineralprices.com) or (b) Gross Sales Price (actual sale price).

If not an arm’s-length sale, FMV reverts to comparable arm’s-length pricing.

No deductions for transport, taxes, or selling costs.

Hedging gains/losses are excluded.

Area of Interest (AOI) Royalty	Weyerhaeuser Company

Coverage: Applies to any Outside Lease Area Interest in 10 counties of GA (Harris, Talbot, Muscogee, Meriweather, Pike, Upson, Lamar, Monroe, Jones, and Jasper) + Lee County, AL (.

Royalty Rate: 1% of FMV of Products and Byproducts from any such AOI property.

Duration: Survives lease termination; continues as long as SEM or successors hold interest.

Instrument: Granted by separate recorded Area of Interest Royalty Grant and Agreement.

Put Option Royalty (Processing Facilities Area)	Weyerhaeuser Company

If Weyerhaeuser requires SEM to purchase any portion of the Lease Area used for processing or tailings:

Purchase price = 125% of fair market value of unimproved land.

Weyerhaeuser may elect to retain a Put Option Royalty of 5% on production from that sold area (same terms as lease royalties).

Formalized by Royalty Grant Agreement and survives lease termination.

SLV0163 – Technical Report Summary Shiloh Project, Georgia	16	November 2025

Technical Report Summary

REA Share Consideration	Rare Earths Americas Ltd. equity component	Equity substitution for prior U.S. Elements shares
Regulatory Approval Requirement	Property Agreement	Must be obtained before closing.
Bi-Monthly Reporting	SEM recipient	Activity updates from FRE US.

Source: Foothills Rare Earths, 2025b.

3.6.3 Newbill Option

Under the Newbill Option, Foothills holds exclusive rights to explore, drill, and conduct technical studies on approximately 263.7 acres in Talbot County, Georgia. The agreement is valid through February 28, 2027, during which time commercial mining is not permitted. The property consists of two parcels, 250.6 acres (Tax Parcel 007 22929) and 13.1 acres (Tax Parcel 007 22930 B) as specified in the title certification. Notably, 17 acres of the original tract were sold off, reducing the total accessible area to 263.66 acres. Remaining option payments are due by Feb 28, 2026, at $125 per acre (totaling $32,958). A drilling bonus of $1 per foot (core, RC, sonic, or similar exploration) is payable annually by February 28 for footage drilled in the previous calendar year.

Upon exercise, the purchase price equals 125% of fair market value and the Optionor conveys fee title and mineral rights. The Optionor retains a Production Royalty and a 12‑month right to remove timber after closing. The retained Production Royalty is three percent (3%) of net smelter returns on concentrates or products produced from any part of the property, payable annually on the same February 28 cadence and covering the prior calendar year’s production. Additionally, Foothills is granted a right of first offer and refusal on the sale of royalty (Foothills Rare Earths, 2025b).

Table 2 provides a summary of royalties, encumbrances, payees, triggers, and related terms in the Newbill Option Agreement (Feb. 25, 2021) between Piedmont Rare Earths, LLC and Joseph W. Newbill, Trustee of the Newbill Family Trust.

Table 2 Royalties, Encumbrances, Payees, Triggers, and Related Terms.

Item	Description
Option Terms	Exclusive Option: Piedmont RE receives exclusive and irrevocable right to purchase, explore, and evaluate the property in Talbot County, GA.
Option Period: From execution until February 28, 2027, unless extended or terminated earlier.
Option Payments: Annual escalating payments to maintain the option:
2021 – $100/acre ($26,366 total) 2022 – $105/acre ($27,684 total)

SLV0163 – Technical Report Summary Shiloh Project, Georgia	17	November 2025

Technical Report Summary

Item	Description
2023 – $110/acre ($29,003 total) 2024 – $115/acre ($30,321 total) 2025 – $120/acre ($31,640 total) 2026 – $125/acre ($32,958 total)
Purchase Price (Trigger: Exercise of Option)	If exercised, Piedmont RE may buy the property for 125% of fair market value (determined per an appraisal schedule).
The purchase excludes a “Life Estate Parcel” reserved for Jan Newbill.
Production Royalty	Payee: Newbill Family Trust (Optionor)
Royalty Rate: 5% of Net Smelter Returns (NSR) from minerals produced and removed from the premises.
Trigger: Begins upon commercial production.
Definition: Based on “Net Smelter Returns,” i.e., gross revenue from sale of products minus certain allowable deductions (transport, refining, etc.).
Third Party Sale Clause: If the property or royalty is sold to a third party, Piedmont must match or exceed any bona fide third-party offer within 90 days or release its right.
Encumbrances and Restrictions	Property must be conveyed free and clear of liens and encumbrances except standard easements or those approved by Piedmont RE.

Optionor (Newbill Trust) cannot sell, lease, or encumber the property (including timber, minerals, or rights) during the option period without Piedmont RE’s written consent, except for normal timber management (harvest, replanting, burning).

Indemnities & Liabilities	Piedmont RE indemnifies the Optionor against damage or liability arising from exploration or operations, up to $1,000,000 per property damage event.
Optionor indemnifies Piedmont RE for title defects or hazardous material liabilities predating the agreement.
Other Key Triggers	Exercise of Option: By written notice to Optionor; triggers purchase and royalty terms.
Third-Party Offer: Optionor must notify Piedmont of any third-party offer; Piedmont may match within 90 days.
Expiration: If not exercised by Feb. 28, 2027, the Option expires automatically, and all rights revert to Optionor.

Source: Foothills Rare Earths, 2025b.

SLV0163 – Technical Report Summary Shiloh Project, Georgia	18	November 2025

Technical Report Summary

3.7 Encumbrances

The material encumbrances are (i) Weyerhaeuser’s retained timber rights and AOI royalty, (ii) future NSR royalties, and (iii) statutory obligations for taxes, bonding, and environmental compliance. Foothills advised that these will not impact project rights (Foothills Rare Earths, 2025b).

There are no current material violations or fines as understood in the United States mining regulatory context that apply to the project.

3.8 Environmental Considerations

3.8.1 Foothills Exploration Approach

Foothills has implemented a series of operating procedures designed to minimize environmental impact during mineral exploration activities. Foothills advised Geosyntec that the following practices were consistently applied during the exploration programs discussed in this Report.

•
Use of Existing Infrastructure: All access routes were restricted to preexisting roads and trails to prevent unnecessary land disturbance.
•
Vegetation Protection: Underbrush and vegetation were gently compressed rather than uprooted, preserving root systems and promoting rapid recovery.
•
On‑Site Mulching: Logging slash and brush were mulched in place to create safe work areas and reduce soil erosion.
•
Low‑Impact Equipment: Small, track‑mounted drill rigs were used to minimize ground disturbance.
•
Selective Trail Creation: A skid steer was used to create narrow trails between trees or rows of planted pines. Trails were carefully routed and constructed to avoid uprooting vegetation, to align with vegetation protection practices.
•
Revegetation: Seedlings were replanted in disturbed areas as needed to restore vegetation cover.
•
Tree Preservation: Mature trees were protected, and reasonable efforts were made to avoid damage during exploration activities.
•
No Trenching Policy: Foothills enforced a strict no‑trenching policy. Subsurface data were collected using DPT drill rigs, which provided comparable results with significantly reduced environmental impact.

These procedures were designed to ensure compliance with applicable environmental regulations and to support Foothills’ commitment to responsible exploration practices.

SLV0163 – Technical Report Summary Shiloh Project, Georgia	19	November 2025

Technical Report Summary

In support of these practices, Foothills received formal acknowledgment from HHNT following their review of the Georgia Construction Stormwater Permits (GAR100001, GAR100002, and GAR100003), as well as O.C.G.A. § 12‑7, which governs erosion and sediment control. The letter, dated September 17, 2025, stated that if the Project disturbs less than one acre of land, Foothills is exempt from stormwater permitting requirements. However, if the disturbance exceeds one acre, Foothills must file a Notice of Intent (NOI) under the appropriate GAR permit or obtain authorization through the local issuing authority.

3.8.2 Environmental

Foothills has adopted a suite of BMPs to minimize environmental impact during exploration at the Shiloh Project. These include the use of existing trails, low-impact drilling equipment, and mulching of logging slash to reduce erosion. No new trenching has been conducted, and underbrush is compressed rather than removed to preserve root systems. Review of Georgia Construction Stormwater Permits (GAR100001–003) and O.C.G.A. § 12-7 noted that Foothills is exempt from stormwater permitting if land disturbance remains below one acre. For larger disturbances, a Notice of Intent (NOI) must be filed.

3.9 Permitting Considerations

Foothills is currently in the exploration phase of its Project in west‑central Georgia, with activities focused on leased and optioned properties in Harris and Talbot Counties. This section outlines the permitting requirements, social considerations, and risk factors associated with surface mining operations in Georgia, with specific reference to the Shiloh Project. The information is derived from the Project Shiloh Mine Permitting Methods and Strategy report (HHNT, 2025), which details both state and local regulatory frameworks applicable to mining activities. The permitting strategy reflects the limited scope of current work while anticipating future regulatory needs should the project advance.

3.9.1 Current Exploration‑Level Permitting

Exploration activities are being conducted on private lands under formal agreements or options to lease or purchase. At this stage, the following permits and authorizations are relevant:

•
Landowner Access Agreements: Formalized through lease and option contracts, including the Weyerhaeuser Lease and SEM Option Agreement.
•
County Level Zoning Confirmation: No active mining is occurring; exploration is permitted under current land use designations.
•
Environmental BMPs: Implemented voluntarily to minimize disturbances, including erosion control and avoidance of sensitive areas.
•
No Material Violations or Fines: As at the latest review, there are no known regulatory violations associated with current exploration activities.

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3.9.2 Permitting Considerations

Advancement of the Shiloh REE Project toward development will necessitate a comprehensive permitting strategy to ensure regulatory compliance across federal, state, and local jurisdictions. The following permits and approvals may be required:

•
Surface Mining Permit (O.C.G.A. § 12‑4‑75) – Issued by the Georgia Environmental Protection Division (EPD), requiring a Mining Land Use Plan (MLUP), reclamation strategy, and erosion and sediment control design.
•
Water Withdrawal Permit (O.C.G.A. § 12‑5‑31) – Required if water withdrawals exceed statutory thresholds.
•
Air Quality Permit (O.C.G.A. § 12‑9‑1 et seq.) – Applicable to material processing operations that may generate regulated air emissions.
•
Clean Water Act Section 404 Permit – Required if project activities impact jurisdictional wetlands or waters of the United States. May trigger additional reviews under the Endangered Species Act (ESA) and the National Historic Preservation Act (NHPA).
•
NPDES General Permit – Required for water discharges associated with drilling, dewatering, or other construction related activities.
•
Development of Regional Impact (DRI) Review – Coordinated by the River Valley Regional Commission for large‑scale developments.
•
County Level Notifications or Conditional Use Approvals – May be required depending on the scale and nature of land disturbance.
•
Stormwater Management Plan – Required if land disturbance exceeds local thresholds.
•
Cultural Resource Screening – May be necessary if project expansion encroaches on areas with known or suspected historic or archaeological significance.

At present, permit applications have not been submitted, and development level activities are not planned. This permitting overview is provided solely for context and long-term planning purposes in accordance with SK1300 disclosure requirements.

3.9.3 Permit Timelines

The expected timeline for EPD review is approximately 3–6 months, with an additional 3–4 months required for preparation of applications and supporting studies. Local approval processes in Talbot and Harris Counties involve public hearings and compliance with county specific zoning regulations, which may extend the overall permitting timeline (HHNT, 2025, pp. 8, 13).

3.9.4 Permit Conditions

Permit conditions include maintaining buffers around sensitive areas, implementing erosion and sediment control measures, and adhering to reclamation plans. Operators must also comply with

SLV0163 – Technical Report Summary Shiloh Project, Georgia	21	November 2025

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bonding requirements to facilitate completing reclamation, with bond amounts reviewed every five years (HHNT, 2025, pp. 2–5; O.C.G.A. § 12475).

The Surface Mining Permit issued by the Georgia EPD under O.C.G.A. § 12475 is the primary authorization. It requires requiring submission of MLUPs detailing reclamation strategies, erosion control designs, and land use planning. EPD typically completes permit reviews within three to six months, although additional studies or agency consultations may extend the timelines (Georgia Environmental Protection Division (EPD) n.d.).

3.9.5 Future Permitting Outlook

Foothills is evaluating long-term permitting pathways, including zoning, cultural resource surveys, and wetland delineations. The company is committed to early engagement with regulatory authorities.

3.10 Social Considerations

Foothills maintains transparent communication with local stakeholders in Harris and Talbot Counties. Exploration activities are designed to minimize disruption, with attention to traffic, dust, and noise. No significant opposition has been encountered. Informal outreach and feedback mechanisms are used to monitor community sentiment.

Social considerations include public notification and hearings required for zoning amendments and conditional use permits. The Development of Regional Impact (DRI) process enables major projects are reviewed for regional impacts, with input from local governments and the public (HHNT, 2025, pp. 7–8, 12).

Public participation is embedded in multiple permitting statutes. The Georgia Administrative Procedure Act (O.C.G.A. § 50131 et seq.), public notice is required for EPD issued permits. Additionally, Talbot and Harris Counties mandate newspaper notices, property postings, and public hearings at least 15 days before zoning or conditional use hearings.

The DRI review process, governed by the Georgia Planning Act, notifies regional governments of potential mining impacts, including traffic, infrastructure, and cross jurisdictional concerns. While advisory in nature, this process provides a formal venue for stakeholder input and intergovernmental coordination.

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Beyond statutory requirements, effective community engagement involves strategic and transparent communication with adjacent landowners and regional stakeholders. As the Shiloh project remains in the exploration phase, Foothills has not yet conducted formal public outreach or engagement activities. However, because the Shiloh project spans two counties, Foothills is expected to continue developing public policy in partnership with local residents to achieve mutually beneficial outcomes.

3.11 Significant Factors and Risks That May Affect Access, Title or Work Programs

To the extent known to Geosyntec, other than discussed elsewhere in this TRS, there are no significant risks that may affect access, title or work programs.

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4. Accessibility, Climate, Local resoureces, Infrastructure And Physiography

4.1 Physiography

4.1.1 Topography and Elevation

The topography of the Project area and the Pine Mountain Window is generally characterized by gently rolling hills, bounded to the north and south by two prominent east–west‑trending ridges that reflect the resistive nature of the Hollis Quartzite. These ridges, located just outside the Project area, rise to elevations between 335 to 420 m above sea level. In contrast, elevations within the Pine Mountain Window range from approximately 215 to 285 m above sea level. Numerous small creeks and streams traverse the Project Areas, contributing to the localized drainage patterns and minor erosional features.

The Pine Mountain Window is a tectonic window exposing Grenville‑age basement rocks beneath Piedmont terranes, offering a rare glimpse into the deep crustal architecture of the southern Appalachian region. Framed by major fault zones, it provides key insights into pre‑Appalachian tectonics, including ancient continental margins and suture zones.

4.1.2 Vegetation

Vegetation in the Shiloh area of Georgia, lies within the Piedmont and Coastal Plain regions, and is rich and diverse due its humid subtropical climate and varied topography (USGS 2023). The Project area is situated within a rural area composed entirely of privately owned parcels, including agricultural lands, residential lots, and undeveloped acreage. Vegetation across the project boundary falls within the temperate broadleaf biome and consists of a mosaic of cleared farmland interspersed with forested zones. Where present, vegetation includes mature hardwood and mixed‑species canopy tress, with an understory of shrubs and herbaceous growth. The terrain is generally accessible and traversable by foot, with no significant impediments to ground‑based exploration activities.

4.2 Accessibility

General access to the Shiloh Project area is facilitated by a well-developed network of primary and secondary paved roads. Larger, private properties include gravel access roads used for agricultural and logging operations within the project boundaries. Interstate Highway I‑85, located approximately 10 km east of the Project area, provides direct access to Atlanta and Hartsfield

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Jackson International Airport. Additionally, an active CSX rail line runs through Manchester, Georgia, roughly 8 km to the east northeast of the Project area (Figure 3).

Figure 3 Shiloh Project Location Relative to Road, Rail, and Air Transportation Infrastructure. (Source: Foothills Rare Earths, 2025a)

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4.3 Climate

Over the past five years, the Shiloh area has received an average annual precipitation of approximately 48 inches, with the majority of rainfall occurring during the spring and summer months (Figure 4). (National Weather Service, n.d.).

Figure 4 Monthly Average Precipitation (in inches) in Shiloh for the years 2021, 2022 and 2025. (Source: Representative climate records from the Nation Weather Service and Weather Atlas, 2025).

4.3.1 Length of Operating Season

Southern Georgia has a humid subtropical climate with short, mild winters and hot summers. The area around the Project area experiences summer temperatures ranging from approximately 29°C to 34°C. Winter temperatures are more variable with an average high of 13°C and average low of 2°C. Average annual precipitation ranges from 120 centimeters (cm) to 140 cm. Snowfall or freezing precipitation in the area is rare. The region’s relatively mild climate enables year‑round exploration with minimal disruption from weather‑related conditions. Seasonal variations and weather events would be expected to have a small effect on the efficiency of exploration activities, and any future surface mining, and concentrator plant operations. Negative impacts would be on a limited basis and last less than a few days. If mining activities were conducted in future, they could be conducted year‑round.

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4.4 Infrastructure and Local Resources

4.4.1 Exploration‑Level Infrastructure

The proposed mining project located in South‑central Georgia, centered near Shiloh, is supported by basic infrastructure suitable for early‑stage field activities. Existing road networks provide access to nearby towns such as Columbus and LaGrange, with Atlanta approximately 90 minutes away by car. Local utilities and services are sufficient to support geologic fieldwork, sampling, and reconnaissance activities. Workforce availability for exploration support is adequate, with regional labor accessible for temporary or contract‑based roles.

4.4.2 Development‑Level Considerations

Should the project advance beyond the exploration phase, the region offers favorable infrastructure for potential development. Proximity to the Atlanta metropolitan area—with a 2024 population of 6.27 million (Microtrends, 2025)—could support long‑term workforce, logistics, and supply chain needs. Transportation corridors, utility capacity, and regulatory frameworks would require further evaluation to assess feasibility for construction and sustained mining activities.

While the City of Atlanta has not formally endorsed or invested in mining activities near Shiloh, its regional infrastructure, regulatory institutions, and community development programs—such as those administered by the Georga EPD and the City’s Department of Grants and Community Development provide indirect support mechanisms that may benefit potential future exploration activities.

4.4.3 Water

Shiloh operates its own municipal water system, which provides reliable access to water for residents and supports local development initiatives such as the Foothills REE Project.

This infrastructure is considered sufficient for early‑stage field activities and exploration, and it may support potential future mining or industrial operations with additional evaluation and upgrades.

4.4.4 Power Supply

Electrical service in the region is provided by Georgia Power and local Electric Membership Corporations (EMCs). Transmission infrastructure is located within 10–15 miles of the project site. Preliminary assessments indicate sufficient capacity to support mining and processing activities, though upgrades may be required. The area also has moderate solar energy potential, which may be considered for supplemental power solutions.

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4.4.5 Personnel

There is a potential workforce available in towns surrounding the Project area, including experienced heavy machinery operators. The nearby Atlanta metropolitan region hosts multiple universities, contributing to a highly skilled talent pool, comprising graduates in engineering, geology, environmental science, and other relevant disciplines. This talent pool reflects the availability of individuals with specialized education, training, and experience who could support exploration, and development roles.

Additionally, many surrounding cities offer access to community colleges and regional university branches, further supporting workforce development and training opportunities through technical and vocational programs. These institutions help produce qualified technicians, drill operators, safety personnel, and environmental monitors.

Community services such as healthcare, education, and emergency response are available in Shiloh and nearby towns, with expanded services in Macon and Columbus. (Georgia Department of Community Affairs, 2025).

4.4.6 Supplies

The Shiloh area is supported by a well-established supply infrastructure capable of meeting a range of construction demands. Regional suppliers such as Dixie Construction Products provide a broad inventory of industrial tools, equipment, and materials, with efficient delivery services to project sites. Local vendors, including specialty providers such as Foster Wood Products, offer access to reclaimed and custom materials for specialized applications. This combination of regional distribution capacity and local sourcing options enhances logistical efficiency for current and potential future exploration programs.

4.4.7 Transportation Access

The Shiloh area is served by a network of paved state and county roads, including U.S. Route 19 and Georgia State Route 49, which provide reliable regional access for personnel, equipment, and materials. Rail infrastructure includes short‑line railroads with connections to Class I carriers such as Norfolk Southern, offering potential for bulk transport of concentrates or reagents. The nearest commercial airport is located in Macon (~50 miles northeast), with international access available via Hartsfield‑Jackson Atlanta International Airport (~120 miles northwest). (Georgia Department of Transportation, 2020).

4.4.8 Accommodation and Logistics

Housing options for workers exist within a 30‑mile radius of the Project area. Temporary workforce accommodation may include modular housing or partnerships with local communities. Logistics support such as warehousing, fuel supply, and equipment maintenance is available in nearby towns including Americus and Albany. (Georgia Department of Transportation, 2020).

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For current and upcoming phases of exploration, Foothills requires continued access to:

•
Temporary housing for rotating field crews;
•
Reliable water sources for drilling operations;
•
Fuel and maintenance services for low‑impact drill rigs and support vehicles;
•
Secure storage for samples, equipment, and sensitive data; and
•
Basic medical and emergency services are available in Shiloh and expanded services are available in Macon and Columbus.

These logistical needs are consistent with the requirements of the exploration phase and do not yet necessitate large‑scale infrastructure or permanent facilities.

4.4.9 Environmental and Regulatory Considerations

Infrastructure development will require coordination with state agencies, including the Georgia Environmental Protection Division (EPD) and Georgia Department of Transportation (GDOT). The project area is predominantly rural, with mixed agricultural and forest land use, which may facilitate permitting for industrial development and reduce potential land‑use conflicts. (Georgia Environmental Protection Division, 2024)

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5. History

5.1 Previous Work

In the 1970s, the U.S. Government funded the National Uranium Resource Evaluation (NURE) program, which involved the nationwide collection of geophysical and geochemical data to identify domestic uranium (U) resources. This data led to the discovery of REE’s in Harris and Talbot counties in Georgia in the late 1980’s. Geologically, this discovery was located within the Pine Mountain Window and documented in a 1992 Geological Society of America (GSA) national meeting abstract (Cook et al., 1992). This abstract reported the occurrence of “float blocks” with elevated REE values. Subsequently, Dr. Cook, Professor of Geology at Auburn University, continued working in the region prospecting and reinterpreting regional geophysics and geology (personal communications). In 2011, Dr. Cook and SEM initiated an exploration campaign for a 30 square mile area centered on the community of Shiloh. SEM conducted radiometric ground surveys, prospecting and soil sampling which identified numerous anomalies, as well as additional occurrences of high‑grade REE mineralization. As a result, SEM acquired property agreements and from 2012 through 2014 systematically evaluated the anomalies and elevated REE values using trenching techniques. Overall, the results of the trenching became the foundation for Foothills exploration from 2021 the Report date. The following sections summarize SEM’s exploration efforts over the period of 2011 through 2014.

5.2 Previous Exploration

5.2.1 SEM Exploration Activities 2011‑2012

Details of SEM’s exploration activities for this date range are included in an internal SEM report (Cook, 2012).

SEM initiated a preliminary evaluation exploration program that focused on the vicinity of Shiloh. Road radiometric surveys and ground radiometric data were collected using a handheld scintillometer. The largest ground survey was the Newbill grid which consisted of 100‑ft line spacing with 50‑ft spaced stations which included 2,500 data points of counts per second. For selected areas, U‑ and Th ‑specific data were recorded. As a result of the grid work, rock and soil sampling observed several high anomalies that warranted additional evaluation. SEM was able to obtain an option to lease the Newbill property in June 2012. Subsequently, SEM initiated a Phase I trenching program in mid‑2012.

The Phase I trenching program consisted of 1,350 total linear ft over 10 trenches which focused on the anomalies produced by the previous radiometric grid survey and geochemistry. The locations of the ten trenches (T‑1 to T‑10) are shown in Figure 5 with the current Newbill property boundary in blue.

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NEWBILL PROPERTY RADIATION INTENSITY AND TRENCH LOCATIONS

721,000
721,500
722,000
722,500
3,631,000
3,630,500
T-1
T-2
T-3
T-4
T-5
T-6
T-7
T-8
T-9
T-10
N
S
E
W
LEGEND
Floodplain
T-1
Trench
Radiation Intensity in CPS
120 - 400
401-500
501 - 600
601 - 700
701 - 900
901 - 1100
1101 - 12,000
0
300
600
900
1200
Feet
0
500
metres

PLATE 2

Figure 5 Newbill Property with Contoured Radiometric Ground Grid. (Source: Foothills Rare Earths, 2025a)

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The trenches were mapped, photographed and radiometric data was collected. Between 2011 and 2012, a total of 322 samples were collected: 98 samples from road surveys and field gridding programs (2011), and 224 samples from the trenching program on Newbill property (2012). Samples were submitted to ALS in Reno, Nevada for high-grade REE by fusion/ inductively coupled plasma mass spectrometry (ICP‑MS) (ME‑MS81h). ALS USA Inc. is an independent commercial laboratory accredited with ISO/ International Electrotechnical Commission (IEC) 17025:2017 certification for the analytical methods employed.

5.2.2 SEM Exploration Activities 2013

SEM conducted a Phase II trenching program as a follow‑up to the 2012 Phase I initiative. The details of this program are documented in an internal SEM Report (Cook and Troensegaard, 2013).

The primary objectives of the Phase II trenching program included continued evaluation of radiometric anomaly, mineralization and improving the understanding of structural and lithologic controls associated with the T3, T5, T6, and T7 trenches from the 2011‑2012 program. Figure 5 above also shows the location map for the trenching activities.

Approximately 850 linear feet of trench was excavated with an average width of four feet. A total of 34 samples were collected and shipped to ALS Mineral Analysis Laboratories (ALS) facilities in Reno, Nevada for preparation and to Vancouver, Canada for whole rock analysis by x‑ray fluorescence (XRF), and ICP‑MS techniques (ME‑MS81h).

Following SEM’s completion of the Phase II trenching program on the Newbill tract, the investigation concluded the following:

•
T3: The zone dips shallowly southward. No black elevated mineralized zones were observed; clay‑rich zone mineralogy is unknown. Recommended next step: air rotary drilling with radiometric logging, using existing woods roads for access.
•
T5: Mineralization is likely hydrothermally altered clay‑rich material, disrupted by a northwest‑trending fault. Structural deformation includes drag folding and boudinage of mafic/felsic rocks. Black material was observed in the 2012 trench, but not in the Phase II trenching. Recommended next step: closely spaced, shallow, southwest‑oriented core holes to evaluate tonnage and continuity.
•
T6: Thickness and grade of mineralization were reported. Northeast extension is obscured due to pitch/inclination; mineralization continues at trench depth. The Southwest extension is supported by mineralized cobbles in upstream alluvium. Recommended next steps: shallow, inclined core drilling‑oriented northwest to define extent.
•
T7: Trenching indicated continuity of mineralization previously detected only sporadically. Two parallel zones identified; no elevated mineralization observed. Mineralization follows foliation parallel shearing near Woodland Gneiss–charnockite contact. Thick soil may obscure elevated mineralized zones.

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SEM’s recommendations included drilling of shallow air rotary holes to further evaluate subsurface continuity, as well as pursuing additional property acquisitions within the district to expand exploration potential.

5.2.3 SEM Exploration Activities 2014

Details of the exploration activities are documented in an internal SEM report (Cook and Troensegaard, 2014).

In early 2014, SEM expanded exploration centering about one mile west of Shiloh and immediately south of Kings Gap Road to include two tracts, totaling 1,646 acres, and one privately held tract of 76 acres. The western areas near Shiloh were designated as the Pipeline Area, while the larger easter tract was named the Pig Trail Area (Figures 6 and 7).

Figure 6 Location of Plum Creek Timberlands “Pipeline” Tract.
(Source: Foothills Rare Earths, 2025e)

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Shiloh
85
116
27
PT6 - 7
PT8
PT1 - 5
N
0
2000 Feet
88
116

Figure 7 Location of Plum Creek Timberlands “Pig Trail” Tract.
(Source: Foothills Rare Earths, 2025e)

The primary objectives of the exploration activities included identifying anomalous radiation, mineralogy, and improving the understanding of structural and lithologic controls. As with the Newbill property, SEM established radiometric grids across the Pig Trail and Pipeline expanded areas (Figures 8 and 9, respectively).

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Radiation Intensity - Pig Trail Area, Talbot County, GA
N
717,500
718,000
718,500
719,000
719,500
3,630,500
3,630,000
3,629,500
T7
T6west
T6
T7B
T6east
T8
T2
T1 2 3 4 5
BL
0E-W
3S
Radiation Intensity
400 Radiation Intensity
CPS
17 - 500
501 - 600
601 - 700
701 - 800
801 - 900
901 - 1,000
1,001 - 1,900
1,901 - 2,500
2,501 - 5,000
0
500
metres
N
W
E
S
Line Spacing = 100 ft

Figure 8 Pig Trail Area Map Showing Contoured Radiometric Ground Grid and PT1 Locations. (Source: Foothills Rare Earths, 2025a)

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Radiation Intensity - Pipeline Anomaly, Harris County, GA
713,500
714,000
714,500
715,000
3,632,500
3,632,000
N
PLT1
PLT2
PLT3
PLT4_5_6
PLT7
PLT7A
0
500
metres
Legend
400 Radiation Intensity
CPS
29 - 400
401 - 500
501 - 700
701 - 900
901 - 1,100
1,101 - 1,500
1,501 - 2,000
2,001 - 10,000
10,001 - 15,000
15,001 - 40,000

Figure 9 Pipeline Area Map Showing Contoured Radiometric Ground Grid and PT1 Trench Locations. (Source: Foothills Rare Earths, 2025a)

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Zones exhibiting anomalously high radiometric readings were prioritized for trenching. Trenching was carried out in two areas: the Pig Trail Area (trenches PT1 ‑ PT8) and the Pipeline Area (trenches PL1 ‑ PL7). Each trench measured approximately 4 feet in width and 10 feet in depth. In total, 881 ft of trenching were completed in the Pig Trail Area and 1,184 ft in the Pipeline Area.

A total of 87 samples were collected and shipped to ALS in Reno, Nevada, for preparation and subsequently to ALS Vancouver, Canada for high-grade by fusion and ICP‑MS (ME‑MS81h). The elemental composition of the samples was specifically measured via XRF, while trace metal analyses on selected samples were conducted using ICP techniques.

SEM concluded that the trenching program identified the sources of radiometric, soil, and rock anomalies. In general, the trenches intersected mineralized zones composed of sheared felsic gneiss exhibiting iron and manganese staining. These zones included broken grey quartz veining within the hanging wall, indicative of structural complexity and potential fluid pathways.

5.2.4 Geosyntec’s Opinion on Previous Exploration

Geosyntec has not received analytical results for SEM’s exploration efforts over the period of 2011 through 2014. Section 5 represents a summary of historical exploration work that is considered reasonable for the purpose of project development.

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6. Geological Setting, Mineralization, And Deposit

6.1 Deposit Type

The Shiloh REE Project is currently interpreted as a structurally controlled intrusion related REE vein/disseminated deposit, consistent with industry-recognized models for monazite-hosted REE systems The schematic stratigraphic column of the Shiloh area (Figure 10) included monazite hosted REE mineralization within both the saprolite layer and underlaying bedrock, with saprolite averaging 8.3 m in thickness based on data from 494 DPT drillholes, and the strata generally dipping gently to the southeast. The term “saprolite” in this document refers to chemically weathered and unconsolidated rock that lies directly above the bedrock while retaining the structure of the bedrock.

Mineralization is hosted within foliated felsic gneiss units, where monazite is the dominant REE mineral. The mineralized zones exhibit strong structural control, with monazite‑bearing quartz lenses and disseminations aligned along foliation planes and shear zones. These features are accompanied by brecciation textures, iron and manganese staining, and hanging wall quartz veining, indicative of hydrothermal fluid activity.

Geological observations from trenching and geologic reports support that REE mineralization was likely introduced post‑deposition, either during regional metamorphism or through structurally focused hydrothermal processes. The mineralized zones are spatially associated with deformation features and are interpreted to be part of a single mineralizing event, structurally emplaced within the Grenville lithologic package (Foothills Rare Earths, 2025a).

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Soil
Clay
Saprolite
Mineralization
Felsic Gneiss/Schist
Felsic Gneiss
Grenville
Bedrock
Mafic Gneiss
Intermediate Gneiss

Figure 10 Schematic Stratigraphic Column. (Source: Foothills Rare Earths, 2025d)

6.2 Regional Geology

The Shiloh Project area lies within the Piedmont Province of Alabama and southeast Georgia, a geographic region characterized by low rolling hills and meandering rivers underlain by the remnants of multiple ancient mountain‑building events. This sequence trends northeast and

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Technical Report Summary

includes remnants of the Grenville orogeny, a Mesoproterozoic event approximately 1600‑1000 Ma. as illustrated in Figure 11 (Steltenpohl et al., 2010).

This region also records deformation from subsequent Paleozoic orogenic events, including the Taconic, Acadian, and Alleghenian orogenies, which contribute to the complex metamorphic and structural fabric. Bedrock in the area typically consists of high‑grade metamorphic rocks such as gneiss, schist, and amphibolite, intruded by granite bodies. These units have undergone multiple phases of folding and faulting, resulting in a structurally complex terrain that influences mineralization patterns and groundwater flow (Foothills Rare Earths, 2025a).

Figure 11 Regional Geologic Setting of the Shiloh Project Area in West‑Central Georgia

(Source: Foothills Rare Earths, 2025a)

6.3 Project Geology

The geologic map (Figure 12) presents the current interpretation of the Grenville‑age units within the Pine Mountain Window at Shiloh. This geologic map of the Shiloh area was interpreted by Foothills geologists using field observations from outcrops, including drill core (A), aero‑radiometric thorium data (B), and aero‑magnetic total magnetic intensity (TMI) data (C). Current exploration parcels are shown in the three black and one blue polygon outlines (Foothills Rare Earths, 2025a).

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Sparks/Halawaka Schist
Biotite Schist
Lazer Creek Gneiss
North Shiloh Gneiss
Intermediate Schist
Gabbro Late Grenville
Thorium Bullseye Trend
Shiloh Fault
Intermediate Schist
South Shiloh Gneiss
Biotite Schist
Intermediate Schist
Unconformity
Sparks/Halawaka Schist
Manchester Schist
Hollis Quartzite
0
5
kilometres
N
A
Thorium Bullseye Trend
Shiloh Fault
0
5
kilometres
N
B
Thorium Bullseye Trend
Shiloh Fault
Unconformity
0
5
kilometres
N
C

Figure 12 Geologic Map of the Shiloh Project Area, (Source: Foothills Rare Earths, 2025a)

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Three radiogenic gneiss units are interpreted to exist in the Shiloh Project area—South Shiloh Gneiss (pink), North Shiloh Gneiss (purple), and Lazer Creek Gneiss (blue), as illustrated in Figure 12. These units locally contain elevated concentrations of REEs hosted in the REE phosphate mineral monazite. These gneisses are predominantly felsic, composed of feldspar and quartz with minor biotite and hornblende (Foothills Rare Earths, 2025a).

These radiogenic gneisses are inferred to be of Grenville age (~1600–1000 Ma) and are exposed within the Pine Mountain Window, which has been eroded through overlying Early Paleozoic rocks of the Pine Mountain Group. The overlying units include the Sparks/Halawaka Schist (orange) and Hollis Quartzite (yellow) (Figure 12A).

Additional exploration interest is associated with several isolated, circular anomalies (magenta spots, Figures 12A and B). Aeromagnetic data, particularly the TMI dataset (Figure 12C), delineate the major unconformity between the magnetically subdued Grenville core and the more complex magnetic signatures of the surrounding Paleozoic units. This data also highlights localized magnetic areas associated with mafic dikes and gabbro intrusions (Foothills Rare Earth, 2025a).

Figure 13 illustrates the Newbill Target Drill Map (Figure 13A) along with strike and cross sections A-A’ and B-B’ (Figures 13B and 13C), presenting the subsurface distribution of lithologies and REE mineralization across target area. Borehole data indicate a weathering profile dominated by clay and saprolite overlaying bedrock, with REE bearing mineralization primarily hosted within saprolitic horizons. In the strike section (B–B′, Figure 13C), REE-enriched intervals occur as laterally continuous zones, highlighted by pink bands, and are associated with clay-rich and biotite schist units. The cross section (A–A′, Figure 13B) shows a gentle southeast dip of these mineralized layers, extending from near-surface to depths approaching 212 m, and delineates structural controls influencing mineral continuity. Collectively, these sections demonstrate strong lateral and vertical continuity of REE-bearing zones, supporting geological modeling and guiding future diamond drilling programs.

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A

Newbill Target
N
Lith Legend
Trench
REEmineralized
BioSch
BQFGne
BQFSch
FelGne
0.0001 0.05
0.05 0.1
0.1 0.5
0.5 1
1 5
5 10
10 40
A
A'
B
B'
0
20
metres

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B

Newbill Cross Section
A
NNW
A'
SSE
222m
220m
218m
216m
214m
212m
210m
208m
25-DPNB-005
25-DPNB-031
25-DPNB-032
25-DPNB-033
25-DPNB-034
25-DPNB-035
25-DPNB-046
25-DPNB-011
25-DPNB-026
Trench 6A
(2012)
Trench 6B
(2013)
Clay
Saprolite
Saprolite
Rock
Future Diamond Drill Target
0
5

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Figure 13 Newbill Target Drill Map (A), Newbill Cross Section A-A” (B), and Newbill Strike Section B-B’ (C)., Source: Foothills Rare Earths, 2025e

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6.4 Mineralization

The Grenville assemblage at Shiloh comprises interlayered felsic, intermediate, and mafic lithologies, interpreted to represent a polymetamorphic suite derived from protoliths of mix of sedimentary, volcanic, and/or intrusive rocks as shown above in the schematic stratigraphic column in Figure 10.

Prior to regional metamorphism, REE mineralization is hypothesized to have been introduced into the Grenville lithologic package through an intrusive event, as suggested by current working models. The presence of relict breccia textures in a localized outcrop is interpreted to represent xenolithic fragments of barren host rocks enclosed within a mineralized matrix, indicative of magmatic or hydrothermal brecciation processes. Figure 14 depicts an example of local mineralization observed in a dry creek bank on the Newbill property with brecciated texture in dark mineralized biotite hornblende gneiss with inferred xenolithic clasts and boudins of lighter colored barren felsic gneiss entrained within. The coordinate location is 7219367E, 3630776N NAD83 Z16. (Foothills Rare Earths, 2025a)

Figure 14 Mineralized Monazite at the Newbill property. (Source: Foothills Rare Earths, 2025a)

Occurrences of REE mineralization within the lower stratigraphic levels of the Sparks Schist suggest that the mineralizing event could have occurred after erosion and surface exposure of the underlying Grenville basement. This relationship implies that REE enrichment may have

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coincided with, or followed shortly after, the deposition and emplacement of the overlying Sparks Schist, which defines the basal unconformity of the Pine Mountain Assemblage (Foothills Rare Earths, 2025a).

The granulite grade gneiss and schist of the Grenville units at Shiloh exhibit pervasive ductile deformation, characterized by well‑developed penetrative foliation development and a locally prominent developed stretching lineation, indicative of high‑strain conditions during regional metamorphism and tectonic transposition. Figure 15 provides an example of mineralization of a felsic gneiss outcrop at the Newbill property with prominent stretching lineation plunging gently to the southeast. The displayed white arrow lies parallel to the lineation. The compass for scale is 22 cm long and points north to top of photo. Photo location: 722023E 3631048N, NAD83 Z16. (Foothills Rare Earths, 2025a).

Figure 15 Felsic Gneiss Outcrop at the Newbill Property. (Source: Foothills Rare Earths, 2025a)

The prominent foliation observed in the Shiloh Project area is inferred to have formed during the most recent phase of deformation and metamorphism. This foliation transposes earlier fabrics and compositional banding into dominant parallel alignment. Foliations and associated mineral

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lineations are locally well exposed in outcrops along creeks and roadcuts and are also evident in drill core samples of both saprolite and bedrock (Foothills Rare Earths, 2025a).

6.5 Structural Control

During metamorphism, mineralized zones are inferred to have been compressed perpendicular to the foliation and elongated parallel to the stretching lineation. This deformation likely transformed originally equant mineralized bodies into elongate, flattened “cigar shaped” geometries. Concurrently, metamorphic mineral reactions may have selectively dissolved more soluble components of mineralization resulting in residual enrichment of the monazite. Field measurements of lineations, such as those illustrated in Figure 16, can be used to predict the local trend and plunge of mineralized zones, which are expected to align with the orientation of the stretching lineation.

Late‑stage brittle deformation is observable along faults within the field area. The Shiloh fault in particular, trends east‑northeast through the Shiloh region in a right‑stepping en‑echelon pattern (Figure 12) and exhibits evidence of both brittle deformation and hydrothermal fluid flow. Its narrow, linear topographic expression reflects the resistive nature of intense silicification along the fault activity. Additionally, relict porphyritic textures found in several silicified boulders suggest that a dike may have intruded along the fault and was subsequently subjected to brittle shearing and silicification (Foothills Rare Earths, 2025a).

6.6 Descriptions of Mineralization in Field Samples and Drill Core

High-grade range REE mineralization observed in field samples and drill core can be categorized into two distinct types. The first type, most commonly found in the Pig Trail and Pipeline areas, consists of equigranular brown monazite‑quartz. This material superficially resembles light brown sandstone but is readily distinguishable by an increase in relative density (Foothills Rare Earths, 2025a).

Figure 16 shows an interval of dark brown quartz with monazite from 15 to 15.15 m of depth from Pig Trail drillhole 25‑DDPT‑005 and is shown in the red outline. Handheld XRF analysis estimated a spot point grade reporting of approximately 20% TREO within this interval. The 15 cm interval was part of the 0.5‑m sample interval for E578799, resulting in a laboratory assay grade of reported 9.62% TREO over 0.5 m.

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Figure 16 Type 1 Mineralization. (Source: Foothills Rare Earths, 2025a)

The second type of mineralization is characterized by a dark grey to black appearance, relatively high density, and a generally featureless texture. Locally, it is associated with zones of high stain. This type contains abundant monazite and allanite, with subordinate apatite. Accessory minerals include pyrite, magnetite‑ilmenite, biotite and plagioclase. The best examples are observed in the Newbill project area (Figure through 18) (Foothills Rare Earths, 2025a).

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Figure 17 shows a boulder of high‑grade range rock extracted from Trench 6 at Newbill in 2013 with a laboratory assay of reported 20.3% TREO. Sample B00098801. 721998E, 3631076N, NAD83 Z16. Photographed April 4, 2025. The boulder is approximately 60 cm wide.

Figure 17 Type 2 Mineralization. (Source: Foothills Rare Earths, 2025a)

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Figure 18 shows a piece of the high‑grade range boulder at Newbill showing the generally massive, dark fine‑grained texture of a freshly broken face. Sample B00098801. Photographed April 4, 2025 (Foothills Rare Earths, 2025a).

Figure 18 Type 2 Mineralization. (Source: Foothills Rare Earths, 2025a)

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Figure 19 shows an east‑northeast view in Trench 6, excavated in 2013. The REE mineralized horizon is visible as the dark, right-dipping layer near the center of the image. (Foothills Rare Earths, 2025a).

7.56 %TREO
Over 0.85 m
10.51 %TREO
Over 0.82 m
30.98 %TREO
Over 1.07 m
N
0
1
2
m
Trench 6,
Newbill Target

Figure 19 Mineralized Saprolite Exposed in 2013 Newbill Trenching.
(Source: Foothills Rare Earths, 2025a)

Figure 20 shows core with an assay grade of reported 3.31% TREO that occurs in a dark, fine‑grained zone from 15.44 m to 15.84 m of depth in Newbill hole 25‑DDNB‑007. A finer grain size and granular texture visually distinguish the mineralized zone from the adjacent dark biotite bearing gneiss and schist (Foothills Rare Earths, 2025a).

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Figure 20 Type 2 Mineralization. (Source: Foothills Rare Earths, 2025a)

Figure 21 provides a close-up view at 15‑cm interval (from 5.82 to 5.97 m) of higher‑grade range mineralization within soft saprolite, observed in DPT drillhole 25‑DPNB‑025. The interval returned a reported grade of 20% TREO (Foothills Rare Earths, 2025a).

Figure 21 Mineralization Type 1. (Source: Foothills Rare Earths, 2025e)

Foothills submitted 10 sample sections (approximately 2x2 cm pucks) for scanning by micro‑XRF (mXRF) at the Fipke Laboratory for Trace Element Research (FiLTER), located at the University of British Columbia's Okanagan campus in Kelowna, BC. The laboratory produced 35 elemental maps, which were imported into XMap Tools software for mineral classification. FiLTER is an independent commercial laboratory, supporting university-affiliated research, and is not accredited

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under ISO/IEC standards for the analytical method applied. The mXRF results are considered semi-quantitative and exploratory in nature.

XMap Tools uses a supervised classification method, meaning the user actively guides the process by selecting regions of interest (ROIs) that represent known minerals. These ROIs serve as a training set for the algorithm, which then analyzes all 35 elemental maps to classify minerology across the entire sample section.

Figure 22 illustrates a mineral map from a higher‑grade sample collected in Newbill Trench 6 (Sample B00098801). The image shows a well‑defined foliation fabric with two distinct phases of monazite represented in blue and orange. Multiple forms of monazite have been detected in this sample using X‑ray diffraction (XRD) analysis conducted by an ISO/IEC-accredited method and laboratory. Reported grades and mineralogical interpretations are based on these accredited assays; results from non-accredited methods are used solely for qualitative support.

Figure 22 Thin Section Scan of a Monazite‑Rich Sample B00098801.
(Source: Foothills Rare Earths, 2025e)

Figure 22 illustrates a well-defined foliation pattern showing evidence of at least two distinct phases of monazite mineralization. The monazite phase represented by the orange coloration exhibits elevated concentrations of Ce, Nd, and Pr, indicating a light REE enrichment. In contrast, the blue colored monazite phase, which dominates the scanned area, is characterized by higher levels of dysprosium (Dy), terbium (Tb), and thulium (Tm), suggesting a heavy REE signature.

Table 3 presents semi‑quantitative XRD results for three representative samples collected from the Shiloh Project area. These samples were analyzed by SGS Laboratories in Lakefield, Ontario, Canada, as part of the Foothills exploration program. SGS is an independent commercial

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laboratory accredited with ISO/IEC 17025:2017 certification for the analytical methods employed. The XRD analysis provided mineralogical insights that support ongoing geological assessments within the project area (Foothills Rare Earths, 2025a).

Table 3 X Ray Diffraction (XRD) Results

Source: Foothills Rare Earths, 2025a

6.7 Geosyntec’s Opinion on Geology and Mineralization

In the opinion of Geosyntec, the geological framework presented in Section 6 of this TRS is consistent with accepted models for structurally controlled, intrusion-related REE deposits. The classification of the Shiloh Project’s mineralization as monazite-hosted within foliated felsic gneiss and saprolitic zones is supported by field observations, mineralogical analyses, and assay data. The presence of iron and manganese staining along foliation planes and lithologic contacts further substantiates the interpretation of structural control on mineral emplacement.

The regional and local geology descriptions are thorough and accurately reflect the Pine Mountain Window’s metamorphic terrain. The stratigraphic and lithologic units have been mapped with sufficient detail to support exploration targeting of mineralized zones. The integration of geophysical data, trenching results, and drill core observations provides a coherent narrative of mineralization trends, particularly the down-plunge extension of high-grade zones identified at the Newbill target.

The mineralization data, including TREO grades ranging from 0.5–2% in widespread zones to >10% in localized intercepts, are supported by analytical results and QA/QC protocols described in Sections 8 and 9 of this TRS. TREO was calculated including oxides La2O3, Ce2O3, Pr2O3,

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Nd2O3, Sm₂O₃, Eu₂O₃, Gd₂O₃, Tb₂O₃, Dy₂O₃, Ho₂O₃, Er₂O₃, Tm₂O₃, Yb₂O₃, Lu₂O₃, and Y₂O₃. Where analytical results exceeded the upper method detection limit (e.g., reported as >5000 ppm), the upper method detection limit value was assigned for calculation purposes. This approach introduces a conservative estimate and may result in underreporting actual TREO% concentrations. The true values may be higher but cannot be accurately quantified within the validated range of the method. Accordingly, caution is advised when interpreting TREO values derived under these conditions.

The sampling methods, including those utilized in the direct‑push and diamond drilling, have yielded reliable core recovery and assay data. The structural controls and mineralogical associations described in Section 6 are consistent with the observed field conditions and laboratory findings. The geological interpretations to be reasonable and appropriate for the current stage of exploration.

Based on the data reviewed Geosyntecsite inspection conducted on May 8–9, 2025, it is the opinion of Geosyntec that the geological setting and mineralization characteristics of the Shiloh Project are sufficiently understood to support continued exploration and technical evaluation. The interpretations presented in Section 6 are technically sound and provide a reliable foundation for potential future exploration activities.

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7. Exploration

7.1 Exploration Activities

Exploration activities at the Shiloh project have included a systematic program of surface sampling, helicopter‑borne and ground‑based geophysical surveys, geological mapping, and drilling campaigns conducted between 2020 and 2025. Initial prospecting identified areas of interest, prompting further ground-based high‑resolution geophysical surveys conducted in 2021, which acquired 1,984 line‑km of magnetic and radiometric data using advanced instrumentation and standard industry practices. Subsequent ground surveys and detailed mapping refined target zones, while drilling in 2021, 2022, and 2025 provided subsurface data supporting mineralization interpretations. These integrated exploration efforts have delineated anomalous zones with elevated REE concentrations and established a data set underpinning ongoing evaluation and exploration activities at Shiloh (Foothills Rare Earths, 2025a).

7.1.1 Exploration Activities 2020

In November 2020, Taso Arimas and Lamont Leatherman collected geochemical grab samples across the Shiloh area during a field trip lead by Dr. Bob Cook of SEM (Figure 23). Each sample location was located using a hand‑held global positioning system (GPS). Based on the reported elevated REE grades of the samples collected, an exploration agreement was arranged with SEM.

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Figure 23 Samples Collected in November 2020. (Source: Foothills Rare Earths, 2025e).

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7.1.2 Exploration Activities 2021

Exploration activities in 2021 involved planning and executing an aerial geophysical program that covered the areas of interest outlined by the work of SEM and by prospecting activities in 2020. The aerial survey was followed by shallow drilling methods to test the presence and extent of REE mineralization within the near surface saprolite. The following sections are adapted from Foothills Rare Earths (2025a).

7.1.2.1 Helicopter‑Borne Geophysics

During March 27 to April 8, 2021, Geotech Ltd. of Aurora, Ontario conducted a helicopter‑borne geophysical survey over the Shiloh Block for U.S. Elements. Principal geophysical sensors included a gamma‑ray spectrometer, and a boom‑mounted cesium magnetometer attached to the skids of the helicopter. Ancillary equipment included a GPS navigation system, radar and laser altimeters. U.S Elements was involved in early‑stage exploration activities but does not currently hold mineral rights or maintain an operational role in the project. There is no known corporate or contractual relationship between U.S. Elements and either SEM or Foothills.

A total of 1,984 line‑km of geophysical data were acquired along traverse lines oriented 5° East of North and control lines oriented perpendicular to the traverse lines. Traverse lines were spaced 50m apart and control lines were spaced 500m apart. The flight path deviated around the town of Shiloh and several structures but otherwise the survey coverage was complete and uniform. The nominal clearance of 30m above terrane was followed within acceptable variation and the median clearance for the survey was 32.6m with standard deviation of 7.1m. The nominal helicopter speed was 110 km/hr.

After mobilization, setup, testing and calibration the survey was conducted on four consecutive days from 3‑6 April 2021 with average production of 487.3 km/day.

7.1.2.2 Survey Equipment

The airborne geophysical survey was conducted using an Astar B3 helicopter, owned and operated by Geotech Aviation. The primary gamma ray spectrometer deployed was the Radiation Solutions Inc. (RSI) Airborne Gamma Ray Spectrometer (ARGS) RSX5, featuring four downward looking sodium iodide crystals with a total volume of 16 liters (1,024 cubic inches) and one upward looking crystal of 4 liters (256 cubic inches). Magnetic data were acquired using Geometrics Ltd. optically pumped cesium vapor magnetic field sensor installed in the stinger, offering a sensitivity of 0.01 nanoTesla (nT) at a 0.025second sampling interval (40Hz).

Additionally, a Geometrics Ltd. G822B high sensitivity cesium vapor magnetometer with integrated GPS was used as a base station to monitor diurnal variations in the earth’s magnetic field at a 10Hz sample rate. Ancillary equipment included a Terra TRA 3000/TRI 40 radar altimeter and a Schmitt Industries AR300 laser altimeter for terrain clearance measurements.

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Navigation was managed by a Geotech PC104based system utilizing a NovAtel Wide Area Augmentation System (WAAS)enabled GPS receiver and Geotech navigation software, capable of tracking up to 11 GPS and two WAAS satellites simultaneously. The system achieved a positional accuracy (circular error probability [CEP]) of 1.8 m, improving to 1.0 m with WAAS active.

7.1.2.3 Aeromagnetic Data Processing

Data processing, including the generation of final digital datasets and map products, was carried out at the offices of Geotech Ltd. in Aurora, Ontario. Figure 24 presents an example of processed magnetic data, specifically the total magnetic intensity map. The green outlines shown in this figure represent current tenures held by Foothills. Aeromagnetic data were corrected for diurnal variations by subtracting the observed magnetic base station deviations. Tie‑line levelling was performed by adjusting intersection points along traverse lines, and micro leveling was applied to remove persistent low‑amplitude components of flight‑line noise. The data were then gridded, reduced to the magnetic pole and imaged in a variety of formats to support interpretation.

7.1.2.4 Gamma‑Ray Spectrometer Processing

The processing of the spectrometric data involved “live‑time” correction, transformation of the spectra into standard energy windows, corrections for aircraft and cosmic background, radon background correction, spectral stripping corrections, reduction to standard atmosphere using measured barometric pressure and temperature and to nominal height, and conversion to radioelement concentrations. The applied corrections were based on calibrations made before and during survey. Equivalent Th ppm data for the Shiloh project areas are shown in Figure 24.

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Figure 24 Equivalent Th Concentrations Mapped by the 2021 Airborne Magnetic and Gamma‑Ray Survey. (Source: Foothills Rare Earths, 2025e)

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7.1.2.5 Geophysical Results

The aerial survey employed two primary geophysical methods: aero magnetics and gamma ray spectrometry. The magnetic data, collected using a cesium vapor magnetometer, were used to delineate lithologic boundaries, structural features, and zones of magnetic contrast that may correspond to alteration or mafic intrusions. These features are important controls on REE mineralization. The gamma ray spectrometry data, acquired using an RSI RSX5 system, measured natural radioactivity from potassium (K), U, and Th. Th anomalies were of particular interest as the target REE mineral, monazite, is Th rich.

Processed deliverables included total magnetic intensity (TMI), calculated vertical gradient (CVG), second vertical derivative (2VD), digital terrain model (DEM), and radiometric maps for K, U, and Th concentrations. These datasets were corrected for cosmic background, radon, Compton scattering, and altitude attenuation using Geosoft Oasis Montaj and proprietary Geotech software.

The geophysical data were instrumental in guiding exploration activities. Th anomalies identified through gamma‑ray spectrometry were used to prioritize trenching and drilling targets, many of which later yielded high‑grade range TREO intercepts in both saprolite and bedrock. Magnetic data helped define structural trends and lithologic contacts that correlate with mineralized zones. The integration of airborne geophysics with ground mapping and geochemical sampling enhanced the geological understanding of the Shiloh Block and contributed to the delineation of REE targets for follow‑up exploration.

7.1.2.6 Exploration Activities 2022 ‑ 2023

In 2022, geologic mapping, ground geophysical gridding, and prospecting were carried out in the Shiloh area. These efforts continued through July 2023, expanding the understanding of surface geology and supporting the ongoing exploration initiatives.

Geologic mapping of outcrops and sub-outcrops was conducted along all accessible creeks, ridges, and roads within the surveyed properties. Field data collection included recording lithologic units as outcrop polygons, structural measurements and station locations.

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Ground radiometric measurements, including total count and ambient dosage values, were also recorded as point data. Geologic contacts and infrastructure features such as roads and trails were mapped as line data (Figure 25).

N
Legend
Outcrops
Quartz Fspar Gneiss
Mafic Gneiss
Charnokite
Structure
foliation
lineation
dike_felsic
Road_CPS
500 - 20000
400 - 500
300 - 400
260 - 300
180 - 260
0.0 - 0.0
Regional_CPS
5000 - 25000
1000 - 5000
500 - 1000
300 - 500
200 - 300
0.0 - 200
Collars
Direct Push
Prospecting
713600
713800
714000
714200
714400
714600
714800
715000
3632800
3632600
3632400
3632200
3632000
0
100 m
E578129
21-GC-024
21-GC-022
21-GC-020
21-GC-018
21-GC-016
21-GC-014
21-GC-001
DPPL-001
DPPL-006
21-GC-011
21-GC-013

Figure 25 Pipeline Area Map Showing Representative Field Data Collected Across Accessible Terrain. (Source: Foothills Rare Earths, 2025e)

Ground geophysical grids were established over anomalies identified from the helicopter‑borne geophysical survey. In total, five radiometric ground grids were collected in the Shiloh area, four of which also coincided with ground magnetic grids. Figure 26 presents data collected over the Pipeline anomaly, illustrating the standard technique applied to all grids in the region. The radiometric map in Figure 26 (A) displays counts per second measured over a detailed 5‑ x 5‑m grid with an RS‑125 handheld scintillometer, providing detailed spatial variation in radioactivity. Magnetic data in Figure 26 (B), acquired along the same grid using a walking magnetometer, shows interpretation into subsurface features and conditions. This includes outcrops, structure, radiometric data in counts per second and Th, drill collar locations, and prospecting samples.

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`

Figure 26 Pipeline Anomaly Grid Data: (A) Radiometric and (B) Magnetic Measurements on a 5 x 5 m Grid. (Source: Foothills Rare Earths, 2025e)

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Local and regional prospecting around the Shiloh area was also conducted, as shown in Figure 27. This location map illustrates prospecting samples collected during the 2022/2023 field season along major and minor roads in the Shiloh Project area (Foothills Rare Earths, 2025a).

A total of 168 prospecting samples were collected from the Shiloh area and shipped to ALS in Tucson, AZ for processing, and Vancouver, BC for analysis by lithium borate fusion / ICP‑MS and whole rock analysis.

Specific Gravity Preliminary Density Determination 2022

In 2022, Foothills conducted a preliminary bulk density assessment on 20 saprolite samples collected from eight DPT drillholes; seven in Pig Trail and one in Dead Tree (DT) areas (Figure 28. Each sample was retained within its original acetate sleeve and labeled according to sampling depth. The samples were shipped to TTL Inc. in Albany, Georgia for bulk density determined using the water displacement method in accordance with ASTM International (ASTM) D854 Method B (TTL, 2023). The laboratory is accredited for this method through the American Association of State Highway and Transportation Officials (AASHTO) and the Cement and Concrete Reference Laboratory (CCRL).

Each sample represented an 20.0 cm interval, with sampling depths ranging from approximately 0.5 to 10.5 m bgs. Table 4 provides bulk density results and associated sample intervals. The specific gravity of soils from the Shiloh Project ranged from 2.575 to 2.900, with a mean of approximately 2.69 and a standard deviation of 0.09. The unit weight ranged from 1,538 to 2,165 kg/m³, with a mean of approximately 1,810 kg/m³ and a standard deviation of 171 kg/m³. These values indicate moderate variability in both specific gravity and unit weight across the sampled intervals, supporting the reliability of the data for resource modeling and geotechnical assessment.

Table 4 Bulk Density Results and Sample Interval 2022

Sample ID	Sample Depth (Feet)	Specific Gravity of Soil	Unit Weight of Soils (lb/ft3)
22‑DPT‑051	7’ 3” to 7’ 11”	2.795	112.1
22‑DPT‑050	12’ 3” to 12’ 11”	2.744	110.4
22‑DPT‑050	22’ 3” to 22’ 11”	2.575	135.1
22‑DPT‑051	17’ 3” to 17’ 11”	2.637	122.6
22‑DPT‑051	20’ 10” to 21’ 6”	2.753	125.2
22‑DPT‑052	7’ 3” to 7’ 11”	2.634	109.5
22‑DPT‑052	17’ 3” to 17’ 11”	2.689	126.6
22‑DPT‑053	2’ 3” to 2’ 11”	2.647	106.2
22‑DPT‑055	12’ 3” to 12’ 11”	2.617	108.6
22‑DPT‑055	17’ 3” to 17’ 11”	2.621	118.8

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Sample ID	Sample Depth (Feet)	Specific Gravity of Soil	Unit Weight of Soils (lb/ft3)
22‑DPT‑056	12’ 3” to 12’ 11”	2.833	96.7
22‑DPT‑056	32’ 3” to 32’ 11”	2.859	97.6
22‑DPT‑056	37’ 3” to 37’ 11”	2.900	107.2
22‑DPT‑059	7’ 3” to 7’ 11”	2.661	113.7
22‑DPT‑059	12’ 3” to 12’ 11”	2.637	95.9
22‑DPT‑059	27’ 3” to 27’ 11”	2.613	117.1
22‑DDT‑074	7’ 3” to 7’ 11”	2.775	102.8
22‑DDT‑074	17’ 3” to 17’ 11”	2.626	108.5
22‑DDT‑074	22’ 3” to 22’ 11”	2.637	119.3
22‑DDT‑074	27’ 3” to 27’ 11”	2.598	126.1

Source: TTL, 2023.

Notes:

The specific gravity was calculated at a standard temperature of 200°C.

The unit weight of the soils was calculated based on the volume of the provided soil samples.

lb/ft3 ‑ pounds per cubic foot.

Figure 27 Map 2022-2023 Prospecting Sample Locations Along Shiloh Roads.
(Source: Foothills Rare Earths, 2025e)

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7.1.2.7 Exploration Activities 2025

Field work conducted in 2025 focused on collecting infill data across several geophysical anomaly grids previously investigated in 2023. These infill datasets were acquired to improve spatial resolution and reduce uncertainty in previously mapped anomalies, helping to refine interpretations and support more accurate exploration modeling. Additionally, a brief two‑day trial was carried out using ground penetrating radar (GPR) image subsurface features within mineralized zones in the Shiloh Project Area. However, the resulting GPR imagery did not effectively resolve subsurface structures due to the lack of specific gravity contrast between the geologic units.

7.1.2.8 Exploration Potential

Based on review of the geological, geophysical, and geochemical datasets compiled for the Shiloh Project, the exploration potential for rare earth element (REE) mineralization remains strong and warrants continued investigation. The mineralization style observed as structurally controlled, monazite‑hosted REE within foliated felsic gneiss and saprolitic zones is consistent with intrusion‑related vein and disseminated deposit models. This interpretation is supported by field mapping, trenching, and drill intercepts that demonstrate continuity of mineralized zones along foliation planes and lithologic contacts.

The mineralized intervals identified to date range from low‑grade zones (reported 0.5–2% TREO) to high‑grade pockets exceeding a reported 10% TREO, with peak assays reaching 20.01% TREO over 15 cm thick mafic zone. These zones are typically 1–2 m thick overall and are spatially associated with iron and manganese staining, which may serve as a useful vector for potential future targeting.

Drilling programs completed in 2021, 2022 and 2025 have partially tested several geophysical anomalies and structural trends. Notably, the Newbill area has yielded multiple high‑grade intercepts in both direct‑push and diamond drill holes, supporting down‑plunge continuity of mineralization first observed in surface trenching. Additional targets at Pig Trail, Pipeline, and Lazer Creek have returned encouraging results, though further delineation is required.

The integration of airborne radiometric data, ground geophysical grids, and detailed structural mapping has proven effective in guiding exploration. These datasets suggest that additional mineralized zones may exist beyond the currently drilled areas, particularly along southeast‑trending lineaments and in underexplored portions of the Weyerhaeuser lease.

Given the favorable geological setting, favorable land position, and increasing market demand for REEs, continued exploration through targeted drilling, expanded geophysical surveys, and refinement of structural models is warranted. The potential for delineating additional high‑grade zones and expanding the known mineralized footprint supports the advancement of the Shiloh Project.

SLV0163 – Technical Report Summary Shiloh Project, Georgia	67	November 2025

Technical Report Summary

7.2 Drilling

The following sections provide an overview of drilling activities, sampling protocols, core recovery, and laboratory assay results for the Shiloh Project from 2021 through May 2025. The document details methodologies for DPT, sonic, and diamond drilling, summarizes core recovery statistics, and presents significant mineralized intervals encountered across exploration areas. The elevated mineralized TREO intercepts, drill collar locations, and composite assay results are highlighted, illustrating both the depth and distribution of mineralization. The data herein demonstrates Foothill’s systematic approach taken to subsurface characterization, supporting the project's exploration framework and informing future exploration activities.

7.2.1.1 Drilling 2021

In 2021, drilling focused on areas previously trenched from 2011 to 2014, as well as newly identified zones with elevated Th concentrations based on helicopter borne geophysical surveys (see Section 7.1.2). Both direct push technology (DPT) and sonic drilling methods were used to support subsurface characterization, with a particular focus on saprolite mineralization. Figure 28 provides an overview of the drill locations using both methods.

A total of 136 drillholes were completed in 2021; between mid‑June and July, 116 DPT drillholes, yielding 855.2 m of subsurface data were completed as follows: 63 at Pig Trail target, 29 at Dead Tree, and 24 at Pipeline (GC). In September 2021, an additional 20 sonic drillholes were completed—10 at the Pig Trail and 10 at Newbill— yielding a total of 296.3 m. Figure 28 through Figure 31 show the individual areas and drill collars for Pig Trail, Pipeline (GC), Dead Tree, and Newbill, respectively. Table 5 provides the 2021 drillhole locations and total depth. Of the 136 drillholes, the depth ranged from 1.5 m below ground surface (bgs) to 24 m bgs with an average total depth across the drillholes of 8.5 m bgs.

Approximately 548 total samples were collected in the 2021 drilling season; 87 samples were shipped to SGS in Burnaby, BC and analyzed for four‑acid followed by fusion / ICP‑MS, and 461 samples were shipped to ALS in Vancouver, BC for high-grade REE by fusion/ICPMS (ME‑MS81h). Table 6 provides the 2021 drilling analytical results ICP‑MS techniques (ME‑MS81h). Parameters that are part of the TREO% calculation are shown. TREO% was calculated including oxides La2O3, Ce2O3, Pr2O3, Nd2O3, Sm₂O₃, Eu₂O₃, Gd₂O₃, Tb₂O₃, Dy₂O₃, Ho₂O₃, Er₂O₃, Tm₂O₃, Yb₂O₃, Lu₂O₃, and Y₂O₃. Where analytical results exceeded the upper method detection limit (e.g., reported as >5,000 ppm), the upper method detection limit value was assigned for calculation purposes. This approach introduces a conservative estimate and may result in underreporting actual TREO% concentrations. The true values may be higher but cannot be accurately quantified within the validated range of the method. Accordingly, caution is advised when interpreting TREO values derived under these conditions.

SLV0163 – Technical Report Summary Shiloh Project, Georgia	68	November 2025

Technical Report Summary

Figure 28 Overview of 2021 Drill Locations: Direct Push and Sonic Drillholes. (Source: Foothills Rare Earths, 2025e)

SLV0163 – Technical Report Summary Shiloh Project, Georgia	69	November 2025

Technical Report Summary

Figure 29 Direct Push and Sonic Drill Collar Map of the Pig Trail Area 2021. (Source: Foothills Rare Earths, 2025e)

SLV0163 – Technical Report Summary Shiloh Project, Georgia	70	November 2025

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Figure 30 Direct Push Drill Collar Map of the Pipeline (GC) (left) and Dead Tree Areas (right) 2021. (Source: Foothills Rare Earths, 2025e)

SLV0163 – Technical Report Summary Shiloh Project, Georgia	71	November 2025

Technical Report Summary

Figure 31 Sonic Drill Collar Map of the Newbill Area 2021. (Source: Foothills Rare Earths, 2025e)

SLV0163 – Technical Report Summary Shiloh Project, Georgia	72	November 2025

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Table 5 Drillhole Locations and Total Depth 2021

Method	Project Area	Count	Latitude	Longitude	Hole ID	Total Depth (m bgs)
Direct Push	Dead Tree	n = 29	32.7991	‑84.6817	21‑DT‑001	8.84
			32.7991	‑84.6816	21‑DT‑002	7.62
			32.7992	‑84.6817	21‑DT‑003	8.84
			32.7991	‑84.6817	21‑DT‑004	9.14
			32.7991	‑84.6817	21‑DT‑005	7.62
			32.7990	‑84.6816	21‑DT‑006	9.14
			32.7989	‑84.6816	21‑DT‑007	9.14
			32.7989	‑84.6816	21‑DT‑008	8.23
			32.7988	‑84.6816	21‑DT‑009	9.14
			32.8007	‑84.6819	21‑DT‑010	10.06
			32.8005	‑84.6819	21‑DT‑011	7.62
			32.8004	‑84.6819	21‑DT‑012	7.62
			32.8002	‑84.6819	21‑DT‑013	9.14
			32.8000	‑84.6819	21‑DT‑014	7.62
			32.7998	‑84.6818	21‑DT‑015	7.62
			32.7997	‑84.6818	21‑DT‑016	7.62
			32.7995	‑84.6818	21‑DT‑017	7.62
			32.7993	‑84.6818	21‑DT‑018	7.62
			32.7992	‑84.6818	21‑DT‑019	7.62
			32.7991	‑84.6819	21‑DT‑020	9.14
			32.7990	‑84.6818	21‑DT‑021	9.14
			32.7988	‑84.6819	21‑DT‑022	7.62
			32.7987	‑84.6819	21‑DT‑023	7.62
			32.7985	‑84.6818	21‑DT‑024	7.62
			32.7987	‑84.6816	21‑DT‑025	9.14
			32.7990	‑84.6818	21‑DT‑026	10.67
			32.7990	‑84.6816	21‑DT‑027	7.62
			32.7989	‑84.6816	21‑DT‑028	7.62
			32.7989	‑84.6817	21‑DT‑029	9.14

SLV0163 – Technical Report Summary Shiloh Project, Georgia	73	November 2025

Technical Report Summary

Method	Project Are	Count	Latitude	Longitude	Hole ID	Total Depth (m bgs)
Direct Push (Cont’d)	Pig Trail	n = 63	32.7889	‑84.6656	21‑PT‑001	4.57
			32.7889	‑84.6659	21‑PT‑002	3.05
			32.7889	‑84.6660	21‑PT‑003	1.52
Direct Push (Cont’d)	Pig Trail (Cont’d)	n = 63 (Cont’d)	32.7889	‑84.6661	21‑PT‑004	4.57
			32.7888	‑84.6662	21‑PT‑005	4.57
			32.7888	‑84.6663	21‑PT‑006	6.10
			32.7888	‑84.6664	21‑PT‑007	6.10
			32.7892	‑84.6664	21‑PT‑008	4.57
			32.7891	‑84.6664	21‑PT‑009	4.57
			32.7890	‑84.6664	21‑PT‑010	4.57
			32.7889	‑84.6664	21‑PT‑011	4.57
			32.7886	‑84.6665	21‑PT‑012	4.57
			32.7887	‑84.6665	21‑PT‑013	4.57
			32.7888	‑84.6664	21‑PT‑014	4.57
			32.7887	‑84.6669	21‑PT‑015	4.57
			32.7888	‑84.6668	21‑PT‑016	4.57
			32.7888	‑84.6667	21‑PT‑017	4.57
			32.7888	‑84.6666	21‑PT‑018	4.57
			32.7890	‑84.6663	21‑PT‑019	4.57
			32.7889	‑84.6663	21‑PT‑020	4.57
			32.7889	‑84.6663	21‑PT‑021	6.10
			32.7888	‑84.6663	21‑PT‑022	6.10
			32.7887	‑84.6664	21‑PT‑023	4.57
			32.7887	‑84.6664	21‑PT‑024	4.57
			32.7889	‑84.6662	21‑PT‑025	6.10
			32.7889	‑84.6662	21‑PT‑026	6.10
			32.7888	‑84.6662	21‑PT‑027	6.10
			32.7888	‑84.6662	21‑PT‑028	8.23

SLV0163 – Technical Report Summary Shiloh Project, Georgia	74	November 2025

Technical Report Summary

Method	Project Area	Count	Latitude	Longitude	Hole ID	Total Depth (m bgs)
Direct Push (Cont’d)	Pig Trail (Cont’d)	n = 63 (Cont’d)	32.7887	‑84.6662	21‑PT‑029	10.67
			32.7887	‑84.6662	21‑PT‑030	9.91
			32.7888	‑84.6661	21‑PT‑031	9.91
			32.7888	‑84.6661	21‑PT‑032	9.14
			32.7901	‑84.6704	21‑PT‑033	9.14
			32.7900	‑84.6704	21‑PT‑034	7.62
			32.7900	‑84.6704	21‑PT‑035	7.62
			32.7902	‑84.6703	21‑PT‑036	8.84
			32.7903	‑84.6703	21‑PT‑037	7.62
			32.7907	‑84.6699	21‑PT‑038	7.32
			32.7906	‑84.6701	21‑PT‑039	9.14
			32.7904	‑84.6701	21‑PT‑040	10.36
			32.7900	‑84.6732	21‑PT‑041	7.62
			32.7900	‑84.6731	21‑PT‑042	7.62
			32.7901	‑84.6731	21‑PT‑043	4.57
			32.7900	‑84.6732	21‑PT‑044	9.14
			32.7899	‑84.6732	21‑PT‑045	4.27
			32.7889	‑84.6661	21‑PT‑046	6.40
			32.7891	‑84.6661	21‑PT‑047	10.36
			32.7893	‑84.6660	21‑PT‑048	5.49
			32.7895	‑84.6660	21‑PT‑049	4.57
			32.7897	‑84.6659	21‑PT‑050	7.62
			32.7898	‑84.6659	21‑PT‑051	6.10
			32.7900	‑84.6660	21‑PT‑052	5.18
			32.7902	‑84.6661	21‑PT‑053	7.32
			32.7904	‑84.6662	21‑PT‑054	2.74
			32.7906	‑84.6663	21‑PT‑055	3.96
			32.7880	‑84.6690	21‑PT‑056	9.14
			32.7881	‑84.6688	21‑PT‑057	9.14
			32.7882	‑84.6687	21‑PT‑058	8.23
			32.7883	‑84.6685	21‑PT‑059	7.62

SLV0163 – Technical Report Summary Shiloh Project, Georgia	75	November 2025

Technical Report Summary

Method	Project Area	Count	Latitude	Longitude	Hole ID	Total Depth (m bgs)
			32.7885	‑84.6683	21‑PT‑060	9.14
			32.7886	‑84.6681	21‑PT‑061	7.92
			32.7886	‑84.6679	21‑PT‑062	7.92
			32.7887	‑84.6678	21‑PT‑063	7.92
	Pipeline (GC)	n = 24	32.8069	‑84.7168	21‑GC‑001	12.19
			32.8070	‑84.7168	21‑GC‑002	9.14
			32.8068	‑84.7168	21‑GC‑003	9.14
			32.8068	‑84.7169	21‑GC‑004	8.23
			32.8067	‑84.7169	21‑GC‑005	6.40
			32.8066	‑84.7169	21‑GC‑006	6.10
			32.8064	‑84.7169	21‑GC‑007	9.14
			32.8063	‑84.7168	21‑GC‑008	9.14
Direct Push (Cont’d)	Pipeline (GC) (Cont’d)	n = 24 (Cont’d)	32.8062	‑84.7169	21‑GC‑009	9.14
			32.8061	‑84.7169	21‑GC‑010	8.23
			32.8059	‑84.7169	21‑GC‑011	4.57
			32.8058	‑84.7169	21‑GC‑012	7.62
			32.8056	‑84.7169	21‑GC‑013	9.14
			32.8071	‑84.7168	21‑GC‑014	9.14
			32.8073	‑84.7169	21‑GC‑015	9.14
			32.8075	‑84.7169	21‑GC‑016	9.14
			32.8077	‑84.7169	21‑GC‑017	9.14
			32.8079	‑84.7169	21‑GC‑018	9.14
			32.8080	‑84.7169	21‑GC‑019	7.32
			32.8082	‑84.7169	21‑GC‑020	9.14
			32.8084	‑84.7169	21‑GC‑021	9.14
			32.8086	‑84.7169	21‑GC‑022	9.14
			32.8087	‑84.7169	21‑GC‑023	9.14
			32.8089	‑84.7168	21‑GC‑024	9.14

SLV0163 – Technical Report Summary Shiloh Project, Georgia	76	November 2025

Technical Report Summary

Method	Project Area	Count	Latitude	Longitude	Hole ID	Total Depth (m bgs)
Sonic	Newbill	n = 10	32.7938	‑84.6340	21‑SNB‑001	18.29
			32.7940	‑84.6341	21‑SNB‑002	18.29
			32.7941	‑84.6341	21‑SNB‑003	12.19
			32.7951	‑84.6291	21‑SNB‑004	9.14
			32.7950	‑84.6293	21‑SNB‑005	10.06
			32.7949	‑84.6294	21‑SNB‑006	18.29
			32.7946	‑84.6304	21‑SNB‑007	9.14
			32.7948	‑84.6296	21‑SNB‑008	9.14
			32.7946	‑84.6298	21‑SNB‑009	10.67
			32.7946	‑84.6298	21‑SNB‑010	18.29
Sonic	Pig Trail	n = 10	32.7887	‑84.6662	21‑SPT‑001	15.24
			32.7886	‑84.6662	21‑SPT‑002	12.19
			32.7887	‑84.6664	21‑SPT‑003	13.41
			32.7888	‑84.6664	21‑SPT‑004	12.19
			32.7888	‑84.6666	21‑SPT‑005	12.19
			32.7900	‑84.6704	21‑SPT‑006	21.34
			32.7900	‑84.6730	21‑SPT‑007	15.24
			32.7881	‑84.6734	21‑SPT‑008	24.38
			32.7883	‑84.6762	21‑SPT‑009	18.29
			32.7917	‑84.6743	21‑SPT‑010	18.29

Source: Geosyntec, 2025

SLV0163 – Technical Report Summary Shiloh Project, Georgia	77	November 2025

Technical Report Summary

Table 6 2021 Drilling Analytical Results

								Method	ME-MS81h
								Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
								Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
								Detection Limit	3	0.3	0.2	0.2	0.3	0.05	3	0.05 / 0.5	0.5	0.2	0.2	0.05	0.05 / 0.3	3	0.2
								Upper Limit	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Duplicate	Sample Number	Sample Type	Sample Details	TREO (%)	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
21-DT-001	0	1.52	1.52	0	E00120790	--	--	0.3086	1285	16	4.1	2.0	40	2.2	518	0.36	496	138	75	4.12	0.50	50	3.0
21-DT-001	1.52	3.05	1.52	0	E00120791	--	--	0.1509	275	13	3.9	2.6	32	2.0	343	0.32	393	106	67	3.40	0.39	43	2.6
21-DT-001	3.05	4.57	1.52	0	E00120792	--	--	0.1159	241	15	6.3	3.0	28	2.9	239	0.72	260	69	49	3.71	0.84	63	5.6
21-DT-001	4.57	6.1	1.52	0	E00120793	--	--	0.0969	209	17	7.7	2.9	26	3.2	182	0.78	193	50	37	3.66	1.06	82	6.6
21-DT-001	6.1	7.62	1.52	0	E00120794	--	--	0.0625	181	14	6.3	1.3	16	2.7	96	0.58	90	25	20	2.65	0.80	69	4.8
21-DT-001	7.62	8.84	1.22	0	E00120795	--	--	0.0539	191	6	2.7	1.0	10	1.1	94	0.24	84	24	15	1.32	0.25	27	1.7
21-DT-002	0	1.52	1.52	0	E00120796	--	--	0.1426	640	7	2.1	1.2	17	1.1	215	0.21	213	59	32	1.94	0.26	25	1.7
21-DT-002	1.52	3.05	1.52	0	E00120797	--	--	0.1167	226	11	3.7	2.2	24	1.7	267	0.33	290	79	49	2.66	0.45	37	2.3
21-DT-002	1.52	3.05	1.52	1	E00120797	Duplicate	--	0.1181	226	11	3.4	2.2	25	1.5	267	0.29	298	82	49	2.72	0.44	37	2.3
21-DT-002	3.05	4.57	1.52	0	E00120798	--	--	0.0964	190	14	5.1	2.7	24	2.2	199	0.45	222	60	42	3.12	0.66	52	4.1
21-DT-002	4.57	6.1	1.52	0	E00120799	--	--	0.0919	225	18	8.5	2.6	25	3.5	158	0.98	155	41	31	3.77	1.10	97	7.6
21-DT-002	6.1	7.62	1.52	0	E00120800	--	--	0.0759	254	11	5.0	1.3	14	2.0	127	0.53	114	33	22	2.24	0.67	54	4.3
21-DT-003	0	1.52	1.52	0	E00120902	--	--	0.1638	650	10	3.2	1.4	22	1.5	280	0.35	280	71	41	2.23	0.40	33	2.3
21-DT-003	1.52	3.05	1.52	0	E00120903	--	--	0.1241	224	12	3.9	2.1	27	1.7	300	0.29	312	81	51	2.66	0.44	38	2.6
21-DT-003	3.05	4.57	1.52	0	E00120904	--	--	0.1094	220	16	5.6	2.6	30	2.5	237	0.57	247	63	44	3.23	0.67	56	4.1
21-DT-003	4.57	6.1	1.52	0	E00120905	--	--	0.0930	207	22	10.2	2.8	26	3.9	168	1.03	164	41	34	3.54	1.28	96	7.7
21-DT-003	6.1	7.62	1.52	0	E00120906	--	--	0.0794	240	16	7.0	1.6	19	2.8	136	0.85	117	31	24	2.65	0.90	69	5.6
21-DT-003	7.62	8.84	1.22	0	E00120907	--	--	0.0432	144	8	3.2	0.9	9	1.4	72	0.42	62	16	12	1.28	0.47	34	2.6
21-DT-004	0	1.52	1.52	0	E00120913	--	--	0.7353	2530	46	13.7	6.0	109	6.3	1550	0.93	1310	338	195	10.45	1.36	151	7.3
21-DT-004	1.52	3.05	1.52	0	E00120914	--	--	0.4571	1445	35	10.2	5.7	84	4.9	922	0.85	894	231	146	7.98	1.22	106	6.8
21-DT-004	3.05	4.57	1.52	0	E00120915	--	--	0.1097	184	17	7.5	3.9	31	2.8	240	0.76	253	64	49	3.47	1.04	69	5.6
21-DT-004	4.57	6.1	1.52	0	E00120916	--	--	0.0967	207	20	9.3	3.5	29	3.6	179	1.09	180	45	35	3.69	1.34	95	7.0
21-DT-004	6.1	7.62	1.52	0	E00120917	--	--	0.0659	192	14	6.2	1.8	18	2.4	108	0.57	96	25	20	2.60	0.81	66	4.4
21-DT-004	7.62	9.14	1.52	0	E00120918	--	--	0.0587	199	10	4.0	0.9	13	1.7	97	0.37	88	23	16	1.66	0.52	42	2.6
21-DT-005	0	1.52	1.52	0	E00120908	--	--	0.0540	247	6	2.1	0.8	8	0.8	79	0.25	65	18	12	1.10	0.26	18	1.4
21-DT-005	1.52	3.05	1.52	0	E00120909	--	--	1.3390	5050	75	18.1	9.4	203	9.4	2420	1.18	2410	623	387	18.80	1.88	197	9.9
21-DT-005	3.05	4.57	1.52	0	E00120910	--	--	0.0912	227	11	4.2	2.4	20	1.7	187	0.48	199	50	33	2.25	0.45	36	3.0
21-DT-005	4.57	6.1	1.52	0	E00120911	--	--	0.1125	244	19	9.0	3.7	29	3.2	222	0.96	231	58	44	3.39	1.08	82	6.0
21-DT-005	6.1	7.62	1.52	0	E00120912	--	--	0.0813	247	14	6.7	1.7	19	2.5	154	0.63	117	32	23	2.48	0.74	66	4.7
21-DT-006	0	1.52	1.52	0	E00120919	--	--	0.0479	198	6	2.3	0.6	9	0.9	78	0.23	61	17	11	1.14	0.25	22	1.7
21-DT-006	1.52	3.05	1.52	0	E00120920	--	--	0.0577	229	7	2.5	0.8	12	1.2	86	0.22	81	22	16	1.52	0.32	30	1.7
21-DT-006	3.05	4.57	1.52	0	E00120921	--	--	1.0376	3880	58	15.4	8.4	153	7.6	1940	1.07	1850	477	285	14.30	1.64	159	8.2

SLV0163 – Technical Report Summary Shiloh Project, Georgia	78	November 2025

Technical Report Summary

								Method	ME-MS81h
								Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
								Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
								Detection Limit	3	0.3	0.2	0.2	0.3	0.05	3	0.05 / 0.5	0.5	0.2	0.2	0.05	0.05 / 0.3	3	0.2
								Upper Limit	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Duplicate	Sample Number	Sample Type	Sample Details	TREO (%)	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
21-DT-006	4.57	6.1	1.52	0	E00120922	--	--	0.0964	203	18	7.4	3.2	26	3.0	191	0.82	197	50	38	3.00	1.00	73	6.1
21-DT-006	6.1	7.62	1.52	0	E00120923	--	--	0.0769	209	15	6.5	2.3	22	2.6	138	0.64	120	31	25	2.72	0.83	71	4.9
21-DT-006	7.62	9.14	1.52	0	E00120924	--	--	0.0602	209	9	3.1	1.2	13	1.5	100	0.41	90	24	18	1.79	0.41	38	2.4
21-DT-007	0	1.52	1.52	0	E00120925	--	--	0.0343	123	6	1.7	0.5	7	0.8	63	0.2	46	14	9	0.96	0.25	20	1.4
21-DT-007	1.52	3.05	1.52	0	E00120926	--	--	0.0601	217	8	3.1	1.2	13	1.3	98	0.31	92	25	17	1.52	0.39	32	2.2
21-DT-007	3.05	4.57	1.52	0	E00120927	--	--	0.1090	242	18	7.2	3.5	29	3.0	202	0.74	230	57	43	3.56	1.00	81	5.9
21-DT-007	3.05	4.57	1.52	1	E00120927DUP	Duplicate	--	0.1096	241	17	7.7	3.3	30	3.1	203	0.71	235	58	41	3.74	0.90	81	5.8
21-DT-007	4.57	6.1	1.52	0	E00120928	--	--	1.0933	3910	80	29.0	11.2	185	12.0	1890	2.51	2010	525	308	19.85	3.28	319	19.8
21-DT-007	6.1	7.62	1.52	0	E00120929	--	--	0.1867	616	17	7.1	2.2	36	2.7	356	0.52	326	85	52	3.75	0.75	82	4.5
21-DT-007	7.62	9.14	1.52	0	E00120930	--	--	0.0540	200	6	2.3	0.9	11	0.9	88	0.19	84	22	15	1.23	0.23	26	2.1
21-DT-008	0	1.52	1.52	0	E00120931	--	--	0.0365	130	5	2.3	0.4	8	0.9	60	0.13	53	14	9	1.10	0.21	24	1.5
21-DT-008	1.52	3.05	1.52	0	E00120932	--	--	0.0485	196	6	2.1	0.8	9	0.9	73	0.06	68	19	12	1.17	0.19	24	1.7
21-DT-008	3.05	4.57	1.52	0	E00120933	--	--	0.0882	210	15	6.9	2.3	24	2.7	157	0.73	169	44	32	3.25	0.78	77	5.1
21-DT-008	4.57	6.1	1.52	0	E00120934	--	--	0.3066	980	34	14.8	4.2	65	5.6	549	1.4	541	139	87	7.19	1.58	169	10.4
21-DT-008	6.1	7.62	1.52	0	E00120935	--	--	1.2569	4640	62	17.7	6.9	182	8.6	2380	1.24	2260	592	320	16.50	1.73	229	9.8
21-DT-008	7.62	8.23	0.61	0	E00120936	--	--	0.0590	217	6	2.3	1.0	11	0.8	104	0.12	92	25	16	1.32	0.14	25	1.1
21-DT-009	1.52	3.05	1.52	0	E00120937	--	--	0.0452	174	5	2.1	0.5	9	0.8	71	0.12	66	18	11	1.23	0.17	25	1.3
21-DT-009	3.05	4.57	1.52	0	E00120938	--	--	0.0646	208	10	5.1	1.4	15	1.9	97	0.42	103	26	18	2.03	0.61	55	4.7
21-DT-009	4.57	6.1	1.52	0	E00120939	--	--	0.1599	219	36	17.9	5.9	53	6.5	317	1.84	339	87	64	7.15	2.25	184	13.9
21-DT-009	6.1	7.62	1.52	0	E00120940	--	--	0.1165	204	28	14.2	4.5	40	5.1	206	1.42	217	55	42	5.55	1.70	150	11.6
21-DT-009	7.62	8.23	0.61	0	E00120941	--	--	0.1765	606	21	10.1	3.0	38	3.8	286	0.88	281	72	47	4.59	1.18	118	7.4
21-DT-009	8.23	9.14	0.91	0	E00120942	--	--	0.1716	504	15	6.5	4.4	34	2.6	323	0.48	358	92	56	3.55	0.70	59	4.5
21-DT-010	0	1.52	1.52	0	E00120844	--	--	0.0247	122	4	2.6	1.4	4	0.8	19	0.5	26	6	6	0.72	0.38	15	2.9
21-DT-010	1.52	3.05	1.52	0	E00120845	--	--	0.0434	144	11	4.6	3.7	11	1.9	49	1.08	64	14	15	1.58	0.72	41	6.2
21-DT-010	3.05	4.57	1.52	0	E00120846	--	--	0.0416	134	9	5.9	3.7	11	1.7	50	0.92	62	13	13	1.53	0.56	40	5.7
21-DT-010	4.57	6.1	1.52	0	E00120847	--	--	0.0475	135	15	7.6	4.4	14	2.3	49	1.01	71	15	16	1.98	0.95	62	6.8
21-DT-010	6.1	7.62	1.52	0	E00120848	--	--	0.0425	109	13	7.2	3.7	14	2.4	45	1.02	62	13	13	1.97	0.94	66	6.9
21-DT-010	7.62	9.14	1.52	0	E00120849	--	--	0.0323	81	10	5.2	3.3	10	1.6	33	0.74	45	10	11	1.60	0.65	55	4.7
21-DT-010	9.14	10.06	0.91	0	E00120850	--	--	0.0203	50	6	3.9	2.3	7	1.4	19	0.47	28	7	6	1.19	0.47	35	3.6
21-DT-011	0	1.52	1.52	0	E00120851	--	--	0.0226	80	5	3.3	1.0	5	1.0	25	0.59	27	7	6	0.82	0.46	26	3.6
21-DT-011	1.52	3.05	1.52	0	E00120852	--	--	0.0626	141	18	9.5	4.1	20	3.1	83	1.37	101	23	22	3.31	1.26	90	8.5
21-DT-011	3.05	4.57	1.52	0	E00120853	--	--	0.0606	106	20	10.6	4.0	20	3.6	95	1.46	91	23	19	3.17	1.40	103	9.3
21-DT-011	4.57	6.1	1.52	0	E00120854	--	--	0.0582	121	18	10.3	3.5	21	3.7	80	1.27	79	22	17	3.07	1.46	100	9.2

SLV0163 – Technical Report Summary Shiloh Project, Georgia	79	November 2025

Technical Report Summary

								Method	ME-MS81h
								Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
								Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
								Detection Limit	3	0.3	0.2	0.2	0.3	0.05	3	0.05 / 0.5	0.5	0.2	0.2	0.05	0.05 / 0.3	3	0.2
								Upper Limit	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Duplicate	Sample Number	Sample Type	Sample Details	TREO (%)	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
21-DT-011	6.1	7.62	1.52	0	E00120855	--	--	0.0496	103	16	8.9	2.6	17	3.3	67	1.15	66	18	15	2.68	1.16	88	7.6
21-DT-012	0	1.52	1.52	0	E00120856	--	--	0.0587	203	8	4.2	1.0	13	1.6	91	0.59	86	25	17	1.62	0.61	42	3.7
21-DT-012	1.52	3.05	1.52	0	E00120857	--	--	0.0431	159	6	2.4	1.0	9	0.9	68	0.32	62	19	11	1.21	0.29	25	1.9
21-DT-012	3.05	4.57	1.52	0	E00120858	--	--	0.0418	139	6	2.8	1.5	10	1.1	64	0.24	68	19	13	1.14	0.30	27	2.4
21-DT-012	4.57	6.1	1.52	0	E00120859	--	--	0.0680	73	19	9.6	5.5	28	3.6	114	1.24	150	38	31	3.44	1.32	90	8.9
21-DT-012	6.1	7.62	1.52	0	E00120860	--	--	0.0359	75	12	6.7	2.9	15	2.5	38	0.82	50	13	13	2.09	0.90	65	6.1
21-DT-012	6.1	7.62	1.52	1	E00120860DUP	Duplicate	--	0.0381	84	12	6.9	3.2	15	2.5	41	0.71	55	12	13	2.14	0.85	67	5.4
21-DT-013	0	1.52	1.52	0	E00120861	--	--	0.0657	239	9	3.7	1.2	15	1.5	107	0.34	94	28	18	1.90	0.43	38	2.6
21-DT-013	1.52	3.05	1.52	0	E00120862	--	--	0.0649	247	8	3.3	1.1	15	1.3	98	0.27	92	27	18	1.82	0.42	37	2.1
21-DT-013	3.05	4.57	1.52	0	E00120863	--	--	0.0411	146	5	1.7	0.9	9	0.7	70	0.2	64	19	13	1.10	0.20	20	1.1
21-DT-013	4.57	6.1	1.52	0	E00120864	--	--	0.0777	103	14	7.8	4.6	26	2.8	152	0.81	182	50	35	2.97	1.07	71	6.2
21-DT-013	6.1	7.62	1.52	0	E00120865	--	--	0.0536	74	16	8.1	3.9	22	2.9	85	0.86	101	27	23	2.78	1.06	80	6.9
21-DT-013	7.62	9.14	1.52	0	E00120866	--	--	0.0346	74	10	6.1	2.8	13	2.3	40	0.75	51	13	12	1.82	0.84	58	5.3
21-DT-014	0	1.52	1.52	0	E00120867	--	--	0.0642	209	12	7.1	0.9	14	2.5	91	0.82	85	25	16	1.96	0.89	72	5.7
21-DT-014	1.52	3.05	1.52	0	E00120868	--	--	0.0488	183	6	2.1	0.7	11	0.9	79	0.19	70	22	14	1.38	0.26	24	1.6
21-DT-014	3.05	4.57	1.52	0	E00120869	--	--	0.0528	195	6	2.0	1.2	12	1.0	86	0.2	81	23	15	1.33	0.24	24	1.5
21-DT-014	4.57	6.1	1.52	0	E00120870	--	--	0.0647	185	9	3.9	1.8	16	1.6	115	0.36	118	33	22	1.83	0.46	40	2.7
21-DT-014	6.1	7.62	1.52	0	E00120871	--	--	0.0557	120	12	6.2	2.3	17	2.3	97	0.7	96	27	20	2.26	0.87	63	5.5
21-DT-015	0	1.52	1.52	0	E00120872	--	--	0.0510	183	6	2.3	0.7	12	1.1	84	0.16	76	23	15	1.56	0.27	28	1.5
21-DT-015	1.52	3.05	1.52	0	E00120873	--	--	0.0576	209	8	3.1	0.9	13	1.3	91	0.35	81	24	16	1.76	0.39	37	2.1
21-DT-015	3.05	4.57	1.52	0	E00120874	--	--	0.1018	365	11	4.2	1.5	24	1.8	165	0.39	165	48	29	2.72	0.50	46	2.7
21-DT-015	4.57	6.1	1.52	0	E00120875	--	--	0.0847	218	12	5.0	2.3	23	2.1	153	0.49	163	46	32	2.75	0.65	56	4.2
21-DT-015	6.1	7.62	1.52	0	E00120876	--	--	0.0983	212	20	8.7	3.8	35	3.6	182	0.88	177	50	37	4.24	1.15	92	6.7
21-DT-016	0	1.52	1.52	0	E00120877	--	--	0.0412	146	8	4.4	0.5	10	1.5	52	0.39	47	15	10	1.44	0.52	48	3.5
21-DT-016	1.52	3.05	1.52	0	E00120878	--	--	0.0829	226	11	3.8	2.1	21	1.7	152	0.49	164	46	30	2.33	0.53	43	2.8
21-DT-016	3.05	4.57	1.52	0	E00120879	--	--	0.0603	184	11	4.8	1.2	16	1.8	95	0.37	94	28	19	2.23	0.51	52	2.8
21-DT-016	4.57	6.1	1.52	0	E00120880	--	--	0.0900	226	12	5.0	2.0	24	2.1	166	0.54	183	51	34	2.76	0.63	53	3.8
21-DT-016	6.1	7.62	1.52	0	E00120881	--	--	0.0777	156	14	7.8	2.6	23	2.6	138	0.88	164	46	31	2.66	1.08	65	6.6
21-DT-017	0	1.52	1.52	0	E00120882	--	--	0.0556	218	7	2.6	0.8	11	1.1	82	0.19	80	24	14	1.42	0.33	29	1.8
21-DT-017	1.52	3.05	1.52	0	E00120883	--	--	0.0391	120	5	2.4	0.9	9	1.0	64	0.2	69	19	13	1.14	0.27	26	1.5
21-DT-017	4.57	6.1	1.52	0	E00120885	--	--	0.0693	169	11	4.3	1.6	18	1.7	128	0.45	137	38	25	2.25	0.48	50	3.0
21-DT-017	6.1	7.62	1.52	0	E00120886	--	--	0.0636	186	9	3.3	1.3	17	1.4	113	0.33	115	33	22	2.14	0.33	37	2.1
21-DT-018	0	1.52	1.52	0	E00120887	--	--	0.0743	340	5	2.0	1.0	11	0.8	100	0.18	101	28	18	1.15	0.25	23	1.7

SLV0163 – Technical Report Summary Shiloh Project, Georgia	80	November 2025

Technical Report Summary

								Method	ME-MS81h
								Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
								Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
								Detection Limit	3	0.3	0.2	0.2	0.3	0.05	3	0.05 / 0.5	0.5	0.2	0.2	0.05	0.05 / 0.3	3	0.2
								Upper Limit	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Duplicate	Sample Number	Sample Type	Sample Details	TREO (%)	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
21-DT-018	1.52	3.05	1.52	0	E00120888	--	--	0.0875	268	9	3.2	1.3	18	1.4	155	0.32	172	48	28	2.02	0.40	37	2.5
21-DT-018	3.05	4.57	1.52	0	E00120889	--	--	0.1782	305	16	7.3	3.6	37	2.9	395	0.65	471	131	69	3.67	0.90	71	5.0
21-DT-018	4.57	6.1	1.52	0	E00120890	--	--	0.1209	270	14	6.2	3.1	29	2.5	238	0.69	273	76	46	3.21	0.78	62	5.0
21-DT-018	6.1	7.62	1.52	0	E00120891	--	--	0.0759	175	11	4.5	2.2	19	1.8	153	0.44	160	40	28	2.40	0.59	44	3.1
21-DT-019	0	1.52	1.52	0	E00120892	--	--	0.1668	716	10	3.6	2.1	25	1.6	258	0.33	256	67	41	2.41	0.46	37	2.8
21-DT-019	1.52	3.05	1.52	0	E00120893	--	--	0.6106	2080	37	9.4	6.7	106	4.7	1160	0.62	1195	304	196	9.32	1.02	100	5.1
21-DT-019	3.05	4.57	1.52	0	E00120894	--	--	0.1069	303	11	3.4	2.5	23	1.6	216	0.32	218	56	39	2.33	0.42	33	2.5
21-DT-019	4.57	6.1	1.52	0	E00120895	--	--	0.0816	240	8	2.9	1.8	17	1.3	157	0.36	164	42	29	1.81	0.35	29	1.9
21-DT-019	6.1	7.62	1.52	0	E00120896	--	--	0.1260	363	16	5.3	2.9	28	2.5	240	0.55	245	63	45	3.23	0.72	55	3.9
21-DT-020	0	1.52	1.52	0	E00120897	--	--	0.0478	227	6	2.0	0.6	8	0.9	64	0.16	52	14	10	1.02	0.26	21	1.3
21-DT-020	1.52	3.05	1.52	0	E00120898	--	--	0.0305	106	5	2.4	0.8	7	0.9	50	0.22	41	11	9	0.90	0.28	23	2.0
21-DT-020	3.05	4.57	1.52	0	E00120899	--	--	0.1179	437	12	4.8	1.8	22	1.9	184	0.36	203	53	35	2.54	0.58	44	3.2
21-DT-020	4.57	6.1	1.52	0	E00120900	--	--	0.1374	409	12	4.0	2.9	26	1.9	280	0.4	279	70	44	2.51	0.54	38	2.7
21-DT-020	6.1	7.62	1.52	0	E00120943	--	--	1.6140	5970	94	23.7	8.6	259	11.8	2930	1.07	2930	753	437	25.40	2.00	319	9.3
21-DT-020	7.62	9.14	1.52	0	E00120944	--	--	0.0943	228	18	8.7	2.5	27	3.2	164	0.9	168	43	32	3.46	1.12	93	7.1
21-DT-021	0	1.52	1.52	0	E00120945	--	--	0.0628	271	7	2.0	0.6	11	1.0	94	0.19	81	23	14	1.40	0.22	27	1.7
21-DT-021	1.52	3.05	1.52	0	E00120946	--	--	0.0587	234	6	1.9	1.0	11	0.8	93	0.21	86	22	16	1.38	0.18	25	1.6
21-DT-021	3.05	4.57	1.52	0	E00120947	--	--	0.0700	211	9	3.4	1.6	15	1.4	126	0.21	131	34	22	1.78	0.31	38	2.3
21-DT-021	4.57	6.1	1.52	0	E00120948	--	--	0.0757	212	9	3.2	1.6	17	1.2	142	0.27	152	40	27	2.11	0.31	36	2.0
21-DT-021	6.1	7.62	1.52	0	E00120949	--	--	0.0872	188	13	5.4	2.7	23	2.3	168	0.57	192	49	33	2.76	0.55	58	4.3
21-DT-021	7.62	9.14	1.52	0	E00120950	--	--	0.0856	187	16	7.7	2.9	26	2.8	152	0.83	161	41	29	3.34	1.01	89	6.4
21-DT-022	0	1.52	1.52	0	E00120951	--	--	0.0532	179	12	5.8	0.8	13	2.3	65	0.51	64	18	13	2.19	0.73	70	4.1
21-DT-022	1.52	3.05	1.52	0	E00120952	--	--	0.0494	150	8	3.3	0.9	13	1.4	85	0.41	77	22	13	1.85	0.34	41	2.3
21-DT-022	3.05	4.57	1.52	0	E00120953	--	--	0.0614	165	9	3.7	1.4	15	1.5	109	0.36	116	31	20	2.01	0.51	45	2.9
21-DT-022	4.57	6.1	1.52	0	E00120954	--	--	0.0732	151	17	8.6	1.7	21	3.1	121	0.88	124	32	24	3.16	1.01	104	6.0
21-DT-022	6.1	7.62	1.52	0	E00120955	--	--	0.0694	128	16	8.8	2.0	20	3.3	121	0.85	129	34	23	2.94	1.03	91	5.8
21-DT-023	0	1.52	1.52	0	E00120956	--	--	0.0358	155	4	1.4	0.4	6	0.7	52	0.14	44	13	7	0.85	0.14	19	0.9
21-DT-023	1.52	3.05	1.52	0	E00120957	--	--	0.0405	200	3	1.4	0.6	6	0.6	50	0.13	44	12	8	0.78	0.12	16	1.1
21-DT-023	3.05	4.57	1.52	0	E00120958	--	--	0.0633	213	9	3.5	1.1	15	1.4	99	0.34	103	27	19	2.16	0.37	42	2.8
21-DT-023	4.57	6.1	1.52	0	E00120959	--	--	0.0493	138	8	3.0	1.3	12	1.2	87	0.29	92	24	16	1.64	0.31	33	1.8
21-DT-023	6.1	7.62	1.52	0	E00120960	--	--	0.0531	115	9	3.1	1.7	14	1.4	100	0.39	114	29	19	1.88	0.41	39	2.9
21-DT-024	0	1.52	1.52	0	E00120961	--	--	0.0385	234	3	1.8	0.5	4	0.6	28	0.24	25	7	5	0.55	0.28	16	1.7
21-DT-024	1.52	3.05	1.52	0	E00120962	--	--	0.0818	427	7	3.7	1.1	11	1.4	75	0.46	88	22	15	1.45	0.50	40	3.2

SLV0163 – Technical Report Summary Shiloh Project, Georgia	81	November 2025

Technical Report Summary

								Method	ME-MS81h
								Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
								Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
								Detection Limit	3	0.3	0.2	0.2	0.3	0.05	3	0.05 / 0.5	0.5	0.2	0.2	0.05	0.05 / 0.3	3	0.2
								Upper Limit	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Duplicate	Sample Number	Sample Type	Sample Details	TREO (%)	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
21-DT-024	3.05	4.57	1.52	0	E00120963	--	--	0.0618	181	7	2.4	1.4	15	1.1	112	0.23	124	32	19	1.60	0.26	28	2.0
21-DT-024	4.57	6.1	1.52	0	E00120964	--	--	0.0765	213	9	4.1	1.7	18	1.5	142	0.34	151	40	25	2.00	0.43	41	2.9
21-DT-024	6.1	7.62	1.52	0	E00120965	--	--	0.0431	66	8	4.1	1.7	12	1.5	89	0.54	94	24	16	1.60	0.53	44	3.3
21-DT-025	0	1.52	1.52	0	E00120966	--	--	0.0418	153	5	2.4	0.7	8	1.0	66	0.21	61	16	10	1.06	0.26	27	2.2
21-DT-025	1.52	3.05	1.52	0	E00120967	--	--	0.0569	239	6	2.0	0.8	11	0.9	82	0.25	82	21	14	1.42	0.19	24	1.3
21-DT-025	3.05	4.57	1.52	0	E00120968	--	--	0.1078	210	17	7.5	3.0	30	2.9	216	0.85	236	61	42	3.52	0.93	79	5.9
21-DT-025	4.57	6.1	1.52	0	E00120969	--	--	0.1064	181	24	11.8	4.1	35	4.4	202	1.37	200	53	38	4.67	1.64	130	9.1
21-DT-025	6.1	7.62	1.52	0	E00120970	--	--	0.0806	185	19	10.1	2.3	26	3.2	131	1.12	123	34	26	4.06	1.16	108	7.6
21-DT-025	7.62	9.14	1.52	0	E00120971	--	--	0.0610	200	9	3.8	1.4	15	1.5	102	0.33	92	25	16	1.74	0.38	47	2.7
21-DT-026	0	1.52	1.52	0	E00120972	--	--	0.0590	256	6	1.9	0.7	11	0.9	85	0.18	76	21	13	1.19	0.22	27	1.7
21-DT-026	1.52	3.05	1.52	0	E00120973	--	--	0.0611	220	7	2.3	0.8	13	1.0	102	0.19	98	26	16	1.68	0.24	31	1.3
21-DT-026	1.52	3.05	1.52	1	E00120973DUP	Duplicate	--	0.0530	188	7	2.7	0.8	11	1.1	88	0.3	79	23	14	1.48	0.31	32	1.9
21-DT-026	3.05	4.57	1.52	0	E00120974	--	--	0.2494	677	22	7.3	5.2	54	3.4	480	0.65	554	142	89	5.92	0.94	81	5.4
21-DT-026	4.57	6.1	1.52	0	E00120975	--	--	0.5527	1805	38	14.0	8.9	105	5.8	999	1.33	1105	279	173	10.10	1.64	159	9.7
21-DT-026	6.1	7.62	1.52	0	E00120976	--	--	0.0862	235	14	6.6	2.3	25	2.7	145	0.66	146	37	26	2.96	0.82	81	6.0
21-DT-026	7.62	9.14	1.52	0	E00120977	--	--	0.0625	218	7	2.7	1.1	14	1.1	106	0.31	98	26	17	1.72	0.30	36	2.0
21-DT-026	9.14	10.67	1.52	0	E00120978	--	--	0.0593	209	6	2.2	1.3	13	0.9	102	0.19	95	26	16	1.57	0.24	30	1.6
21-DT-027	0	1.52	1.52	0	E00120979	--	--	0.1887	1095	7	2.1	1.5	17	1.0	198	0.2	184	49	28	1.62	0.26	25	1.4
21-DT-027	1.52	3.05	1.52	0	E00120981	--	--	0.0972	316	10	3.1	1.9	19	1.3	173	0.29	188	48	33	2.05	0.35	31	2.0
21-DT-027	3.05	4.57	1.52	0	E00120982	--	--	0.1090	307	13	5.3	3.1	25	1.9	192	0.54	224	55	42	2.88	0.64	51	4.3
21-DT-027	3.05	4.57	1.52	1	E00120982DUP	Duplicate	--	0.1043	281	12	5.1	2.8	27	2.0	190	0.67	211	58	38	2.84	0.69	54	3.6
21-DT-027	4.57	6.1	1.52	0	E00120983	--	--	0.1033	292	16	6.5	2.7	26	2.6	176	0.72	193	50	38	3.14	0.85	67	4.9
21-DT-027	6.1	7.62	1.52	0	E00120984	--	--	0.0656	196	13	5.7	1.4	18	2.2	101	0.61	102	26	20	2.54	0.71	62	4.5
21-DT-028	0	1.52	1.52	0	E00120985	--	--	0.0373	138	6	2.3	0.7	8	1.0	58	0.19	51	14	10	1.17	0.30	25	1.7
21-DT-028	1.52	3.05	1.52	0	E00120986	--	--	0.2193	679	19	6.9	2.8	39	2.7	439	0.64	424	109	64	4.25	0.72	74	4.7
21-DT-028	3.05	3.66	0.61	0	E00120987	--	--	1.7518	7010	95	25.5	12.8	256	12.2	2950	2.04	3000	780	471	24.20	2.66	296	15.8
21-DT-028	3.66	4.57	0.91	0	E00120988	--	--	0.2446	900	25	10.9	4.7	47	4.1	372	1.05	422	105	72	5.26	1.40	105	7.7
21-DT-028	4.57	6.1	1.52	0	E00120989	--	--	0.1005	266	20	8.7	3.0	28	3.3	179	0.86	171	43	33	3.64	1.10	85	6.7
21-DT-028	6.1	7.62	1.52	0	E00120990	--	--	0.0580	196	8	3.5	1.1	14	1.2	97	0.26	88	24	17	1.79	0.42	38	2.1
21-DT-029	0	1.52	1.52	0	E00120991	--	--	0.0446	167	6	2.2	0.5	8	0.8	72	0.27	66	18	12	1.01	0.25	24	1.7
21-DT-029	1.52	3.05	1.52	0	E00120992	--	--	0.0596	209	8	2.6	1.1	12	1.0	98	0.28	99	27	18	1.50	0.29	29	1.8
21-DT-029	3.05	4.57	1.52	0	E00120993	--	--	0.1005	236	14	5.1	2.6	25	2.1	187	0.46	229	56	39	3.05	0.53	53	3.9
21-DT-029	4.57	6.1	1.52	0	E00120994	--	--	0.0930	179	20	8.6	2.8	28	3.3	172	0.9	191	47	36	3.59	1.06	90	6.2

SLV0163 – Technical Report Summary Shiloh Project, Georgia	82	November 2025

Technical Report Summary

								Method	ME-MS81h
								Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
								Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
								Detection Limit	3	0.3	0.2	0.2	0.3	0.05	3	0.05 / 0.5	0.5	0.2	0.2	0.05	0.05 / 0.3	3	0.2
								Upper Limit	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Duplicate	Sample Number	Sample Type	Sample Details	TREO (%)	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
21-DT-029	6.1	7.62	1.52	0	E00120995	--	--	0.7990	2800	65	22.3	7.7	147	9.4	1415	1.71	1450	376	239	15.05	2.36	249	13.4
21-DT-029	7.62	9.14	1.52	0	E00120996	--	--	0.0955	369	8	2.2	1.2	17	1.1	164	0.24	154	41	25	1.70	0.27	29	1.6
21-GC-001	0	1.52	1.52	0	E00120997	--	--	0.0527	228	5	1.8	0.6	7	0.8	80	0.2	72	20	11	0.96	0.25	19	1.5
21-GC-001	1.52	3.05	1.52	0	E00120998	--	--	0.0540	199	8	3.8	1.3	11	1.4	83	0.46	79	21	14	1.37	0.49	32	3.3
21-GC-001	3.05	4.57	1.52	0	E00120999	--	--	0.0387	136	7	3.3	0.9	8	1.3	58	0.34	55	15	10	1.14	0.41	30	3.0
21-GC-001	4.57	6.1	1.52	0	E00121000	--	--	0.0324	107	4	1.7	0.8	7	0.6	55	0.14	57	15	9	0.79	0.19	16	1.5
21-GC-001	6.1	7.62	1.52	0	E00120051	--	--	0.0438	119	6	2.6	1.2	11	1.1	78	0.37	85	24	16	1.31	0.31	25	2.1
21-GC-001	7.62	9.14	1.52	0	E00120052	--	--	0.0731	222	11	5.8	1.3	18	2.0	112	0.75	127	35	24	2.29	0.87	54	5.6
21-GC-001	9.14	10.67	1.52	0	E00120053	--	--	0.0342	108	7	2.9	0.7	8	1.2	51	0.48	49	14	10	1.16	0.44	33	3.2
21-GC-001	10.67	12.19	1.52	0	E00120054	--	--	0.0288	94	5	2.6	0.7	6	0.9	46	0.28	39	11	8	0.91	0.34	27	2.2
21-GC-002	0	1.52	1.52	0	E00120055	--	--	0.0469	181	6	3.1	0.7	8	1.1	72	0.4	63	18	10	1.00	0.46	31	3.1
21-GC-002	1.52	3.05	1.52	0	E00120056	--	--	0.0336	175	4	2.7	0.5	4	0.8	33	0.37	27	8	4	0.64	0.31	23	2.5
21-GC-002	3.05	4.57	1.52	0	E00120057	--	--	0.0790	385	7	3.0	1.2	11	1.1	88	0.35	98	27	17	1.46	0.41	30	2.7
21-GC-002	4.57	6.1	1.52	0	E00120058	--	--	0.0966	358	10	3.3	1.6	20	1.5	143	0.35	167	46	29	2.22	0.38	39	2.8
21-GC-002	6.1	9.14	3.05	0	E00120059	--	--	0.0423	107	8	3.9	1.2	12	1.5	73	0.46	74	21	15	1.46	0.52	38	3.7
21-GC-003	0	1.52	1.52	0	E00120061	--	--	0.0625	196	7	3.1	0.9	11	1.3	139	0.38	92	29	15	1.34	0.46	33	3.0
21-GC-003	1.52	3.05	1.52	0	E00120062	--	--	0.1236	186	13	4.9	3.6	27	2.0	350	0.44	283	91	47	2.91	0.64	39	3.9
21-GC-003	3.05	4.57	1.52	0	E00120063	--	--	0.1712	155	39	21.1	6.1	62	7.4	314	2.37	445	117	87	7.59	2.95	169	18.8
21-GC-003	4.57	6.1	1.52	0	E00120064	--	--	0.0558	115	10	3.7	1.6	17	1.6	102	0.53	122	33	24	1.96	0.55	38	4.1
21-GC-003	6.1	7.62	1.52	0	E00120065	--	--	0.0441	94	7	3.7	1.1	12	1.3	84	0.32	92	24	16	1.44	0.49	33	3.2
21-GC-003	7.62	9.14	1.52	0	E00120066	--	--	0.0309	101	4	1.8	0.8	8	0.7	51	0.16	47	14	9	0.97	0.22	22	1.5
21-GC-004	0	1.52	1.52	0	E00120067	--	--	0.0777	305	5	2.3	0.6	11	0.9	138	0.18	120	36	17	1.19	0.30	23	1.9
21-GC-004	1.52	3.05	1.52	0	E00120068	--	--	0.0721	197	11	5.0	1.6	16	1.9	143	0.52	126	38	22	2.04	0.67	45	4.5
21-GC-004	3.05	4.57	1.52	0	E00120069	--	--	0.6690	1825	61	24.6	7.4	144	10.2	1280	2.71	1440	397	230	14.75	3.37	242	21.1
21-GC-004	4.57	6.1	1.52	0	E00120070	--	--	0.1257	260	27	13.3	2.6	37	5.2	214	1.52	246	64	46	4.90	1.85	129	12.6
21-GC-004	6.1	8.23	2.13	0	E00120071	--	--	0.0506	113	14	7.9	1.3	16	2.9	67	0.95	78	20	16	2.49	1.14	79	7.6
21-GC-005	0	1.52	1.52	0	E00120072	--	--	0.5404	2290	16	4.3	1.1	60	2.2	921	0.32	894	255	109	4.86	0.51	54	3.2
21-GC-005	1.52	3.05	1.52	0	E00120073	--	--	0.0828	237	13	6.2	1.6	20	2.4	136	0.7	145	40	27	2.40	0.88	66	6.1
21-GC-005	3.05	4.57	1.52	0	E00120074	--	--	0.0882	171	17	8.9	2.7	28	3.1	153	0.97	181	50	37	3.38	1.20	84	7.7
21-GC-005	4.57	6.4	1.83	0	E00120075	--	--	0.0442	109	9	5.0	1.2	12	1.7	74	0.56	72	20	14	1.75	0.65	49	3.8
21-GC-006	0	1.52	1.52	0	E00120076	--	--	0.0848	338	9	5.6	0.7	13	1.8	124	0.57	117	34	18	1.60	0.65	53	4.2
21-GC-006	1.52	3.05	1.52	0	E00120077	--	--	0.2027	572	39	23.4	3.8	54	8.5	282	2.37	334	89	61	7.02	3.14	219	18.4
21-GC-006	3.05	4.57	1.52	0	E00120078	--	--	0.1575	322	35	18.8	4.8	56	6.6	270	2.2	291	78	61	6.65	2.71	163	17.5

SLV0163 – Technical Report Summary Shiloh Project, Georgia	83	November 2025

Technical Report Summary

								Method	ME-MS81h
								Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
								Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
								Detection Limit	3	0.3	0.2	0.2	0.3	0.05	3	0.05 / 0.5	0.5	0.2	0.2	0.05	0.05 / 0.3	3	0.2
								Upper Limit	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Duplicate	Sample Number	Sample Type	Sample Details	TREO (%)	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
21-GC-006	4.57	6.1	1.52	0	E00120079	--	--	0.0580	137	12	6.9	1.6	18	2.2	95	1.02	99	24	21	2.42	0.88	65	5.8
21-GC-007	0	1.52	1.52	0	E00120080	--	--	0.1317	499	10	5.0	1.6	20	1.7	216	0.7	223	55	35	2.47	0.58	48	4.0
21-GC-007	1.52	3.05	1.52	0	E00120081	--	--	0.0601	232	8	3.2	0.9	11	1.3	91	0.38	93	23	17	1.45	0.41	27	2.4
21-GC-007	3.05	4.57	1.52	0	E00120082	--	--	0.0565	139	9	3.8	1.5	12	1.3	106	0.36	118	30	21	1.78	0.43	34	2.9
21-GC-007	4.57	6.1	1.52	0	E00120083	--	--	0.0810	165	17	8.5	2.0	20	2.6	144	0.88	176	42	33	2.98	0.89	68	6.6
21-GC-007	6.1	7.62	1.52	0	E00120084	--	--	0.0687	100	22	11.2	2.6	23	3.8	115	1.46	122	30	28	4.01	1.51	105	10.4
21-GC-007	7.62	9.14	1.52	0	E00120085	--	--	0.0463	95	11	6.3	1.5	14	2.1	75	0.79	77	18	15	2.19	0.85	67	5.6
21-GC-008	0	1.52	1.52	0	E00120086	--	--	0.0882	286	9	4.5	1.7	15	1.3	163	0.46	159	41	26	2.10	0.51	39	3.5
21-GC-008	1.52	3.05	1.52	0	E00120087	--	--	0.0544	154	10	4.8	1.2	11	1.9	95	0.48	89	22	15	1.94	0.72	50	3.4
21-GC-008	3.05	4.57	1.52	0	E00120088	--	--	0.0772	188	12	5.5	2.4	17	1.8	141	0.62	163	40	30	2.33	0.70	49	3.7
21-GC-008	4.57	6.1	1.52	0	E00120089	--	--	0.0959	177	17	9.2	3.4	27	3.0	174	0.96	218	51	40	3.53	1.11	82	7.1
21-GC-008	6.1	7.62	1.52	0	E00120090	--	--	0.0745	138	14	6.7	2.9	21	2.5	141	0.93	159	37	32	3.08	0.96	67	6.1
21-GC-008	7.62	9.14	1.52	0	E00120091	--	--	0.0578	131	10	5.0	2.2	16	1.6	104	0.73	113	27	23	2.28	0.83	50	4.3
21-GC-009	0	1.52	1.52	0	E00120092	--	--	0.1714	524	20	8.3	5.1	33	3.1	288	1.02	357	84	62	4.28	1.12	64	6.9
21-GC-009	1.52	3.05	1.52	0	E00120093	--	--	0.1684	481	27	11.6	5.1	41	4.2	278	1.24	326	76	61	5.83	1.30	104	10.2
21-GC-009	3.05	4.57	1.52	0	E00120094	--	--	0.0874	182	20	11.8	2.7	27	3.6	137	1.4	173	39	33	3.69	1.38	96	9.5
21-GC-009	4.57	6.1	1.52	0	E00120095	--	--	0.0953	231	20	11.7	2.6	28	3.5	142	1.26	169	40	35	3.94	1.36	110	8.8
21-GC-009	6.1	7.62	1.52	0	E00120096	--	--	0.1249	232	45	21.6	3.2	40	7.9	154	2.07	186	43	44	7.34	2.65	247	14.5
21-GC-009	7.62	9.14	1.52	0	E00120097	--	--	0.0692	110	19	10.2	3.2	23	2.9	128	1.28	127	31	28	3.41	1.30	88	8.4
21-GC-010	0	3.05	3.05	0	E00120099	--	--	0.1505	423	18	9.9	5.2	28	3.4	287	1.18	293	71	47	3.61	1.37	81	9.5
21-GC-010	3.05	4.57	1.52	0	E00120100	--	--	0.2016	415	31	16.4	7.6	44	5.1	372	2.04	487	112	83	5.62	2.07	121	13.3
21-GC-010	4.57	6.1	1.52	0	E00120101	--	--	0.1965	406	31	12.8	8.4	46	4.7	399	1.52	458	108	80	6.56	1.62	101	10.4
21-GC-010	4.57	8.23	3.66	0	E00120102	--	--	0.1871	432	43	26.9	7.1	51	8.0	274	3.5	338	74	61	7.74	3.48	231	23.1
21-GC-011	0	1.52	1.52	0	E00120103	--	--	0.0551	196	7	3.2	1.1	8	1.0	99	0.32	82	21	14	1.14	0.41	31	2.2
21-GC-011	1.52	3.05	1.52	0	E00120104	--	--	0.0817	268	15	5.9	1.1	17	2.5	133	0.6	118	33	25	2.90	0.84	67	4.3
21-GC-011	3.05	4.57	1.52	0	E00120105	--	--	0.0741	176	12	5.9	2.6	19	2.3	135	0.78	143	35	28	2.76	0.87	62	5.1
21-GC-012	0	1.52	1.52	0	E00120106	--	--	0.0526	174	9	3.8	0.9	10	1.6	83	0.4	82	20	15	1.63	0.51	41	3.5
21-GC-012	1.52	3.05	1.52	0	E00120107	--	--	0.0264	105	4	1.8	0.5	5	0.6	39	0.17	35	9	7	0.75	0.23	17	1.1
21-GC-012	3.05	4.57	1.52	0	E00120108	--	--	0.0295	100	5	2.3	0.6	5	0.7	47	0.2	46	11	8	0.84	0.24	22	1.8
21-GC-012	4.57	6.1	1.52	0	E00120109	--	--	0.0302	104	3	1.6	0.7	6	0.6	50	0.26	53	13	10	0.86	0.27	14	1.2
21-GC-012	4.57	6.1	1.52	1	E00120109DUP	Duplicate	--	0.0296	102	4	2.2	0.8	6	0.8	46	0.11	46	12	9	0.64	0.22	20	1.2
21-GC-012	6.1	7.62	1.52	0	E00120110	--	--	0.0263	69	4	1.6	0.9	6	0.5	49	0.15	56	13	10	0.85	0.11	13	1.3
21-GC-013	0	1.52	1.52	0	E00120111	--	--	0.0679	260	9	4.9	1.7	12	1.6	101	0.56	97	24	20	1.53	0.57	40	3.8

SLV0163 – Technical Report Summary Shiloh Project, Georgia	84	November 2025

Technical Report Summary

								Method	ME-MS81h
								Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
								Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
								Detection Limit	3	0.3	0.2	0.2	0.3	0.05	3	0.05 / 0.5	0.5	0.2	0.2	0.05	0.05 / 0.3	3	0.2
								Upper Limit	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Duplicate	Sample Number	Sample Type	Sample Details	TREO (%)	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
21-GC-013	1.52	3.05	1.52	0	E00120112	--	--	0.0789	300	12	6.1	0.8	15	2.1	109	0.61	112	28	21	2.36	0.64	56	4.7
21-GC-013	3.05	4.57	1.52	0	E00120113	--	--	0.0380	131	5	3.2	0.5	9	1.0	60	0.38	58	15	11	1.02	0.39	27	2.0
21-GC-013	4.57	6.1	1.52	0	E00120114	--	--	0.0365	86	6	2.4	0.8	10	0.8	65	0.28	78	19	15	1.34	0.32	25	2.3
21-GC-013	6.1	7.62	1.52	0	E00120115	--	--	0.0399	104	7	2.8	0.9	10	1.0	71	0.31	79	21	13	1.25	0.39	27	2.3
21-GC-013	7.62	9.14	1.52	0	E00120116	--	--	0.0452	93	8	4.1	1.6	13	1.7	77	0.52	94	24	17	1.74	0.51	44	3.7
21-GC-014	0	1.52	1.52	0	E00120117	--	--	0.0359	148	4	3.6	0.5	6	1.0	48	0.43	40	12	7	0.90	0.42	29	3.3
21-GC-014	1.52	3.05	1.52	0	E00120118	--	--	0.0454	180	5	2.3	0.7	9	0.9	70	0.28	60	17	12	1.17	0.26	24	2.0
21-GC-014	3.05	4.57	1.52	0	E00120119	--	--	0.0320	138	3	1.0	0.5	6	0.5	50	0.14	40	12	8	0.74	0.17	13	1.3
21-GC-014	4.57	6.1	1.52	0	E00120121	--	--	0.0396	152	5	2.1	0.5	7	0.8	63	0.16	58	15	11	0.99	0.22	21	1.4
21-GC-014	6.1	7.62	1.52	0	E00120122	--	--	0.0668	190	10	4.8	1.1	18	1.9	112	0.6	119	33	23	2.21	0.65	48	4.7
21-GC-014	7.62	9.14	1.52	0	E00120123	--	--	0.0664	217	9	3.8	1.1	17	1.4	101	0.49	118	31	23	1.83	0.52	38	3.4
21-GC-015	0	1.52	1.52	0	E00120124	--	--	0.0354	150	4	2.6	0.5	7	0.8	50	0.29	42	12	7	0.89	0.39	22	2.5
21-GC-015	1.52	3.05	1.52	0	E00120125	--	--	0.0277	136	4	1.4	0.3	4	0.6	30	0.29	27	8	5	0.60	0.26	16	1.9
21-GC-015	3.05	4.57	1.52	0	E00120126	--	--	0.0321	121	4	1.0	0.7	6	0.5	56	0.11	50	13	9	0.73	0.12	11	0.7
21-GC-015	6.1	7.62	1.52	0	E00120127	--	--	0.0666	171	12	6.5	1.3	19	2.4	104	0.85	123	32	25	2.22	0.93	60	5.9
21-GC-015	7.62	9.14	1.52	0	E00120128	--	--	0.0955	177	18	10.5	2.5	31	3.8	161	1.54	203	49	38	3.73	1.45	99	10.8
21-GC-016	0	1.52	1.52	0	E00120129	--	--	0.0389	184	3	1.8	0.7	7	0.7	54	0.15	41	12	8	0.88	0.20	16	1.8
21-GC-016	1.52	3.05	1.52	0	E00120130	--	--	0.0359	168	4	1.6	0.4	6	0.8	45	0.22	39	11	8	0.70	0.26	19	1.9
21-GC-016	3.05	4.57	1.52	0	E00120131	--	--	0.0359	154	4	1.2	0.5	6	0.4	56	0.09	47	13	8	0.67	0.16	14	1.3
21-GC-016	4.57	6.1	1.52	0	E00120132	--	--	0.0297	114	3	1.0	0.4	5	0.5	50	0.17	44	12	8	0.59	0.12	13	1.0
21-GC-016	6.1	7.62	1.52	0	E00120133	--	--	0.0393	105	5	1.9	0.9	10	0.9	75	0.21	81	21	12	1.18	0.27	19	1.9
21-GC-016	7.62	9.14	1.52	0	E00120134	--	--	0.0420	116	6	3.1	1.1	11	1.1	73	0.35	78	20	15	1.22	0.36	29	2.6
21-GC-017	0	1.52	1.52	0	E00120135	--	--	0.0278	103	4	2.2	0.5	4	0.8	47	0.28	37	11	6	0.70	0.20	18	1.5
21-GC-017	1.52	3.05	1.52	0	E00120136	--	--	0.0336	157	3	0.9	0.4	5	0.4	52	0.13	39	11	6	0.60	0.09	10	0.7
21-GC-017	3.05	4.57	1.52	0	E00120137	--	--	0.0420	184	4	1.7	0.4	9	0.7	57	0.26	54	15	10	0.96	0.21	20	1.5
21-GC-017	4.57	6.1	1.52	0	E00120138	--	--	0.0563	172	10	6.1	0.9	13	2.2	83	0.7	86	23	16	1.74	0.75	58	4.9
21-GC-017	6.1	7.62	1.52	0	E00120139	--	--	0.0453	117	5	2.2	1.3	10	0.8	87	0.25	95	26	14	1.20	0.25	23	2.0
21-GC-017	7.62	9.14	1.52	0	E00120141	--	--	0.0654	136	8	2.9	2.1	17	1.3	123	0.38	162	40	29	1.86	0.39	31	2.2
21-GC-017	--	--	--	1	E00120140	Duplicate	--	0.0532	145	7	3.5	1.3	10	1.3	98	0.3	104	28	17	1.52	0.48	32	2.7
21-GC-018	0	1.52	1.52	0	E00120142	--	--	0.0302	114	4	1.7	0.5	6	0.7	49	0.18	40	11	9	0.74	0.19	19	1.4
21-GC-018	1.52	3.05	1.52	0	E00120143	--	--	0.0221	96	2	0.9	0.6	4	0.4	34	0.12	26	8	5	0.45	0.08	10	0.9
21-GC-018	3.05	4.57	1.52	0	E00120144	--	--	0.0290	117	4	2.2	0.5	5	0.7	40	0.22	37	10	7	0.77	0.25	20	2.0
21-GC-018	4.57	6.1	1.52	0	E00120145	--	--	0.0685	232	10	5.1	1.1	16	1.9	99	0.7	111	28	19	1.97	0.81	50	5.2

SLV0163 – Technical Report Summary Shiloh Project, Georgia	85	November 2025

Technical Report Summary

								Method	ME-MS81h
								Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
								Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
								Detection Limit	3	0.3	0.2	0.2	0.3	0.05	3	0.05 / 0.5	0.5	0.2	0.2	0.05	0.05 / 0.3	3	0.2
								Upper Limit	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Duplicate	Sample Number	Sample Type	Sample Details	TREO (%)	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
21-GC-018	6.1	7.62	1.52	0	E00120146	--	--	0.1300	390	17	5.7	1.3	33	2.3	198	0.45	266	68	52	3.75	0.64	65	4.5
21-GC-018	7.62	9.14	1.52	0	E00120147	--	--	0.0722	174	9	3.9	1.4	18	1.5	129	0.33	163	43	28	2.04	0.46	38	3.0
21-GC-019	0	1.52	1.52	0	E00120148	--	--	0.0428	154	6	2.5	0.6	10	1.0	67	0.28	63	17	12	1.24	0.29	28	1.7
21-GC-019	1.52	3.05	1.52	0	E00120149	--	--	0.0339	142	4	1.5	0.6	8	0.6	49	0.12	44	13	9	0.99	0.14	16	0.7
21-GC-019	3.05	4.57	1.52	0	E00120151	--	--	0.0335	124	4	1.5	0.5	7	0.7	54	0.17	52	14	9	0.82	0.16	17	1.0
21-GC-019	4.57	6.1	1.52	0	E00120152	--	--	0.0448	114	5	1.6	1.2	9	0.6	85	0.15	103	25	17	1.23	0.21	18	1.0
21-GC-019	6.1	7.32	1.22	0	E00120153	--	--	0.0371	79	4	1.7	1.1	7	0.7	71	0.16	96	23	15	0.70	0.18	15	1.1
21-GC-020	0	1.52	1.52	0	E00120154	--	--	0.0222	84	3	1.0	0.5	4	0.4	36	0.19	32	8	6	0.55	0.19	12	1.0
21-GC-020	1.52	3.05	1.52	0	E00120155	--	--	0.0330	143	4	1.5	0.7	5	0.5	48	0.17	43	12	9	0.81	0.14	13	1.2
21-GC-020	3.05	4.57	1.52	0	E00120156	--	--	0.0284	91	4	1.5	0.9	7	0.6	51	0.19	48	12	10	0.79	0.17	14	0.9
21-GC-020	3.05	4.57	1.52	1	E00120156DUP	Duplicate	--	0.0275	88	3	1.3	0.7	7	0.5	49	0.07	47	13	9	0.76	0.14	14	1.0
21-GC-020	4.57	6.1	1.52	0	E00120157	--	--	0.0992	313	12	4.4	1.2	21	1.8	166	0.35	190	49	33	2.43	0.52	47	2.9
21-GC-020	6.1	7.62	1.52	0	E00120158	--	--	0.0565	149	7	3.5	1.9	11	1.1	104	0.47	116	29	19	1.50	0.42	33	3.0
21-GC-020	7.62	9.14	1.52	0	E00120159	--	--	0.0692	73	17	9.7	4.6	22	2.9	128	1.38	159	38	31	3.11	1.41	85	9.1
21-GC-021	0	1.52	1.52	0	E00120160	--	--	0.0368	121	6	2.6	1.3	7	0.8	59	0.38	60	15	10	1.04	0.37	27	2.3
21-GC-021	1.52	3.05	1.52	0	E00120161	--	--	0.0526	134	11	6.2	2.8	13	1.9	77	0.81	96	22	17	1.96	0.74	57	5.4
21-GC-021	3.05	4.57	1.52	0	E00120162	--	--	0.0592	108	16	10.0	4.0	17	2.9	87	1.28	112	25	24	2.48	1.15	81	8.1
21-GC-021	4.57	6.1	1.52	0	E00120163	--	--	0.0360	74	13	6.1	3.7	11	2.1	45	0.93	54	13	13	1.89	0.81	58	6.1
21-GC-021	6.1	7.62	1.52	0	E00120164	--	--	0.0346	88	11	6.3	3.1	10	2.4	35	0.86	47	11	12	1.76	0.80	57	6.3
21-GC-021	7.62	9.14	1.52	0	E00120165	--	--	0.0374	101	12	6.5	3.5	13	2.2	36	0.82	55	12	13	1.84	0.87	54	5.4
21-GC-022	0	1.52	1.52	0	E00120166	--	--	0.0352	100	7	3.6	2.0	10	1.4	51	0.48	62	15	12	1.21	0.50	30	3.7
21-GC-022	1.52	3.05	1.52	0	E00120167	--	--	0.0479	114	11	6.0	3.5	15	2.1	64	0.92	96	22	22	1.97	0.77	42	5.5
21-GC-022	3.05	4.57	1.52	0	E00120168	--	--	0.0729	131	22	12.2	6.8	28	3.8	96	1.56	147	33	33	3.71	1.60	88	11.0
21-GC-022	4.57	6.1	1.52	0	E00120169	--	--	0.0531	59	22	11.4	5.4	22	4.0	67	1.42	96	21	22	3.36	1.36	101	9.8
21-GC-022	6.1	7.62	1.52	0	E00120170	--	--	0.0466	45	20	10.7	5.4	21	3.9	55	1.3	79	17	18	3.17	1.28	102	8.8
21-GC-022	7.62	9.14	1.52	0	E00120171	--	--	0.0491	66	19	10.7	5.4	21	3.7	57	1.43	79	17	18	3.35	1.31	101	8.2
21-GC-023	0	1.52	1.52	0	E00120172	--	--	0.0267	94	6	3.6	1.0	6	1.2	30	0.42	36	9	7	0.91	0.37	28	3.1
21-GC-023	1.52	3.05	1.52	0	E00120173	--	--	0.0305	86	7	4.1	2.4	8	1.3	37	0.53	55	13	12	1.16	0.53	27	3.7
21-GC-023	3.05	4.57	1.52	0	E00120174	--	--	0.0559	170	13	6.7	4.3	16	2.3	62	0.88	93	21	20	2.13	0.96	55	6.6
21-GC-023	4.57	6.1	1.52	0	E00120175	--	--	0.0668	106	20	11.5	6.8	27	3.7	90	1.35	131	29	28	3.47	1.38	95	9.6
21-GC-023	6.1	7.62	1.52	0	E00120176	--	--	0.0791	136	28	15.3	8.5	34	5.3	94	1.92	130	29	30	4.68	1.76	136	12.6
21-GC-023	7.62	9.14	1.52	0	E00120177	--	--	0.0572	128	17	8.3	4.5	21	3.0	79	0.81	91	22	20	3.00	1.02	79	5.7
21-GC-024	0	1.52	1.52	0	E00120178	--	--	0.0282	150	3	0.9	0.4	4	0.3	32	0.12	27	7	5	0.49	0.10	9	0.7

SLV0163 – Technical Report Summary Shiloh Project, Georgia	86	November 2025

Technical Report Summary

								Method	ME-MS81h
								Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
								Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
								Detection Limit	3	0.3	0.2	0.2	0.3	0.05	3	0.05 / 0.5	0.5	0.2	0.2	0.05	0.05 / 0.3	3	0.2
								Upper Limit	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Duplicate	Sample Number	Sample Type	Sample Details	TREO (%)	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
21-GC-024	1.52	3.05	1.52	0	E00120179	--	--	0.0276	139	3	1.2	0.4	4	0.5	31	0.11	27	8	5	0.60	0.13	14	1.1
21-GC-024	3.05	4.57	1.52	0	E00120180	--	--	0.0230	83	3	0.8	0.7	5	0.4	42	0.07	37	10	6	0.61	<0.05	8	0.5
21-GC-024	4.57	6.1	1.52	0	E00120181	--	--	0.0337	111	4	1.5	0.9	7	0.6	61	0.17	54	16	10	0.85	0.28	18	1.5
21-GC-024	4.57	6.1	1.52	1	E00120181DUP	Duplicate	--	0.0305	101	4	1.7	0.9	6	0.6	57	0.15	48	14	9	0.77	0.20	16	1.1
21-GC-024	6.1	7.62	1.52	0	E00120182	--	--	0.0414	97	8	2.4	1.3	11	1.2	78	0.26	82	22	17	1.52	0.33	28	2.4
21-GC-024	7.62	9.14	1.52	0	E00120184	--	--	0.0540	126	11	4.7	1.6	17	1.9	91	0.58	99	28	19	1.98	0.66	53	4.3
21-PT-001	0	1.52	1.52	0	E00120551	--	--	0.0764	298	13	6.2	2.3	14	2.3	126	0.6	127	35	21	2.20	0.80	--	5.2
21-PT-001	1.52	3.05	1.52	0	E00120552	--	--	0.1605	572	23	9.6	5.3	34	3.8	267	1.1	308	82	54	4.70	1.30	--	8.0
21-PT-001	3.05	4.57	1.52	0	E00120553	--	--	0.0348	121	6	2.9	3.8	9	1.2	62	< 0.5	59	16	13	1.20	0.50	--	2.5
21-PT-002	0	1.52	1.52	0	E00120554	--	--	0.0362	129	6	2.8	3.1	8	1.1	67	< 0.5	61	17	11	1.10	0.40	--	2.3
21-PT-002	1.52	3.05	1.52	0	E00120555	--	--	0.0317	83	6	1.9	6.0	7	0.8	73	< 0.5	65	17	9	1.00	< 0.3	--	1.4
21-PT-003	0	1.52	1.52	0	E00120556	--	--	0.0947	374	7	3.0	2.9	13	1.1	180	< 0.5	157	45	22	1.50	0.30	--	2.5
21-PT-004	0	1.52	1.52	0	E00120557	--	--	0.1524	601	12	4.8	3.0	23	2.0	267	0.5	268	74	41	2.60	0.60	--	3.8
21-PT-004	3.05	3.66	0.61	0	E00120558	--	--	0.1276	509	10	4.3	3.0	20	1.7	220	< 0.5	221	62	35	2.30	0.60	--	3.2
21-PT-004	3.66	4.57	0.91	0	E00120559	--	--	0.4792	1750	37	16.8	5.7	70	6.3	902	1.8	905	252	127	8.00	2.30	--	14.1
21-PT-005	0	1.52	1.52	0	E00120560	--	--	0.4270	1720	24	8.6	2.7	55	3.7	738	0.9	765	213	107	5.80	1.10	--	6.4
21-PT-005	3.05	4.57	1.52	0	E00120561	--	--	1.8798	7490	75	22.1	6.9	230	10.1	3220	2.1	3520	960	496	21.80	2.60	--	15.5
21-PT-006	0	1.52	1.52	0	E00120562	--	--	2.1106	8750	66	15.6	4.8	221	8.2	3690	1.4	3720	1050	484	20.20	1.90	--	9.2
21-PT-006	1.52	3.05	1.52	0	E00120563	--	--	0.1950	750	20	9.6	3.1	29	3.7	347	1.2	343	95	53	3.80	1.40	--	8.1
21-PT-006	3.05	4.57	1.52	0	E00120564	--	--	1.1180	4360	65	29.0	5.1	145	11.0	2000	3.4	2050	569	279	14.60	4.00	--	24.7
21-PT-006	4.57	6.1	1.52	0	E00120565	--	--	0.4277	1660	33	15.5	3.2	59	5.9	758	1.8	777	212	111	6.80	2.10	--	12.5
21-PT-007	0	1.52	1.52	0	E00120566	--	--	0.3386	1370	22	8.9	2.1	44	3.6	583	0.9	602	164	82	4.80	1.20	--	7.0
21-PT-007	1.52	3.05	1.52	0	E00120567	--	--	0.1585	624	21	11.2	1.9	27	4.1	268	1.1	270	75	40	3.60	1.40	--	8.8
21-PT-007	3.05	4.57	1.52	0	E00120568	--	--	0.0697	234	12	6.0	0.9	15	2.1	124	0.5	137	36	22	2.10	0.60	--	5.0
21-PT-007	4.57	6.1	1.52	0	E00120569	--	--	0.0419	121	12	6.7	0.8	12	2.2	76	0.7	83	22	14	1.80	0.80	--	6.2
21-PT-008	0	1.52	1.52	0	E00120570	--	--	0.0511	220	7	3.0	0.6	9	1.1	85	< 0.5	77	20	11	1.20	< 0.3	--	2.2
21-PT-008	1.52	3.05	1.52	0	E00120571	--	--	0.0620	260	9	3.7	1.0	12	1.3	91	< 0.5	104	27	17	1.60	< 0.3	--	3.3
21-PT-008	3.05	4.57	1.52	0	E00120572	--	--	0.1781	593	36	16.6	3.4	49	6.3	285	1.9	355	90	66	6.90	2.20	--	14.2
21-PT-009	0	1.52	1.52	0	E00120573	--	--	0.0859	352	11	5.0	1.2	14	1.8	145	< 0.5	140	38	21	1.90	0.40	--	3.7
21-PT-009	1.52	3.05	1.52	0	E00120574	--	--	0.0753	274	8	3.1	1.3	13	1.0	133	< 0.5	146	39	23	1.40	< 0.3	--	2.2
21-PT-009	3.05	4.57	1.52	0	E00120575	--	--	0.0504	145	9	4.8	1.3	12	1.5	94	< 0.5	113	29	17	1.50	0.50	--	4.0
21-PT-010	0	1.52	1.52	0	E00120576	--	--	0.0468	207	5	1.8	0.4	7	0.6	76	< 0.5	72	20	9	0.90	< 0.3	--	1.1
21-PT-010	1.52	3.05	1.52	0	E00120577	--	--	0.0528	152	9	3.7	1.1	13	1.2	103	< 0.5	116	31	19	1.50	< 0.3	--	2.9

SLV0163 – Technical Report Summary Shiloh Project, Georgia	87	November 2025

Technical Report Summary

								Method	ME-MS81h
								Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
								Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
								Detection Limit	3	0.3	0.2	0.2	0.3	0.05	3	0.05 / 0.5	0.5	0.2	0.2	0.05	0.05 / 0.3	3	0.2
								Upper Limit	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Duplicate	Sample Number	Sample Type	Sample Details	TREO (%)	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
21-PT-010	3.05	4.57	1.52	0	E00120578	--	--	0.0555	143	11	5.9	1.7	14	1.9	108	0.6	127	33	21	2.00	0.70	--	5.3
21-PT-011	0	1.52	1.52	0	E00120579	--	--	0.4002	1620	22	7.7	1.3	51	3.1	690	0.7	719	196	100	5.10	0.80	--	5.7
21-PT-011	1.52	3.05	1.52	0	E00120580	--	--	0.0805	265	12	5.0	1.3	18	2.0	142	< 0.5	165	44	28	2.30	0.50	--	4.2
21-PT-011	3.05	4.57	1.52	0	E00120581	--	--	0.0389	104	10	4.7	0.9	10	1.7	80	< 0.5	82	22	13	1.50	0.40	--	4.0
21-PT-012	0	1.52	1.52	0	E00120582	--	--	0.1123	446	17	8.2	1.8	23	2.9	177	0.9	190	51	33	3.00	0.90	--	6.8
21-PT-012	1.52	3.05	1.52	0	E00120583	--	--	0.1349	476	22	11.3	2.4	28	4.1	223	1.3	259	68	44	4.00	1.50	--	10.4
21-PT-012	3.05	4.57	1.52	0	E00120584	--	--	0.1234	391	24	11.7	2.3	30	4.2	228	1.4	243	64	41	4.20	1.50	--	10.5
21-PT-013	0	1.52	1.52	0	E00120585	--	--	0.0811	306	15	7.7	2.0	19	2.6	135	0.6	135	36	27	2.30	0.80	--	6.6
21-PT-013	1.52	3.05	1.52	0	E00120586	--	--	0.0636	197	17	10.8	3.2	20	3.6	108	1.2	113	30	28	2.90	1.50	--	9.4
21-PT-013	3.05	4.57	1.52	0	E00120587	--	--	0.1087	383	27	16.3	3.2	28	5.6	169	2.1	188	51	36	4.60	2.40	--	15.3
21-PT-014	0	1.52	1.52	0	E00120588	--	--	0.1140	448	16	7.5	2.2	21	2.8	187	1	194	53	33	3.30	1.10	--	6.3
21-PT-014	1.52	3.05	1.52	0	E00120589	--	--	0.1697	678	18	9.9	2.4	23	3.5	293	1	289	78	42	3.40	1.30	--	8.3
21-PT-014	3.05	4.57	1.52	0	E00120590	--	--	0.0706	262	10	5.3	2.8	15	1.9	117	< 0.5	122	34	26	2.00	0.70	--	4.4
21-PT-015	0	1.52	1.52	0	E00120591	--	--	0.0721	316	11	5.7	1.0	12	2.1	107	0.5	106	28	19	2.00	0.80	--	5.1
21-PT-015	1.52	3.05	1.52	0	E00120592	--	--	0.0647	277	13	6.6	0.8	13	2.4	92	< 0.5	95	27	19	2.30	0.90	--	5.3
21-PT-015	3.05	4.57	1.52	0	E00120593	--	--	0.1951	746	31	15.0	2.6	45	5.7	281	1.6	348	101	72	6.40	2.00	--	12.2
21-PT-016	0	1.52	1.52	0	E00120594	--	--	0.0690	311	12	5.8	1.2	14	2.2	96	0.5	93	29	19	2.10	0.80	--	4.7
21-PT-016	1.52	3.05	1.52	0	E00120595	--	--	0.0549	292	7	3.7	0.8	9	1.4	63	< 0.5	59	17	11	1.30	0.60	--	3.3
21-PT-016	3.05	4.57	1.52	0	E00120596	--	--	0.0776	275	14	7.4	1.6	18	2.7	136	0.8	135	38	25	2.60	1.00	--	6.4
21-PT-017	0	1.52	1.52	0	E00120597	--	--	0.0815	366	14	7.2	1.6	16	2.7	113	0.7	115	31	21	2.50	1.00	--	6.2
21-PT-017	1.52	3.05	1.52	0	E00120598	--	--	0.0696	280	13	7.0	1.8	17	2.4	106	0.6	107	31	22	2.20	1.00	--	5.6
21-PT-017	3.05	4.57	1.52	0	E00120599	--	--	0.0591	215	10	5.4	2.5	12	2.0	105	0.5	103	26	17	1.90	0.70	--	4.5
21-PT-018	0	1.52	1.52	0	E00120604	--	--	0.1006	397	19	10.4	2.6	23	3.8	152	1	165	44	30	3.30	1.30	--	8.6
21-PT-018	1.52	3.05	1.52	0	E00120605	--	--	0.0620	239	10	5.0	1.8	13	1.7	105	< 0.5	103	28	18	1.70	0.60	--	4.4
21-PT-018	3.05	4.57	1.52	0	E00120606	--	--	0.0701	245	12	6.0	2.1	15	2.1	128	0.5	126	34	20	2.20	0.80	--	5.1
21-PT-019	0	1.52	1.52	0	E00120607	--	--	0.0859	386	8	3.5	1.7	13	1.2	133	< 0.5	129	36	20	1.60	0.40	--	2.5
21-PT-019	1.52	3.05	1.52	0	E00120608	--	--	0.0959	453	10	4.6	2.0	14	1.7	128	< 0.5	141	38	21	1.80	0.50	--	3.9
21-PT-019	3.05	4.57	1.52	0	E00120609	--	--	0.1149	329	16	7.1	4.5	25	2.7	221	0.6	262	68	38	3.20	0.90	--	6.1
21-PT-020	0	1.52	1.52	0	E00120610	--	--	0.0977	332	13	6.0	1.6	17	2.3	195	< 0.5	189	48	24	2.50	0.70	--	4.7
21-PT-020	1.52	3.05	1.52	0	E00120611	--	--	0.0650	130	16	8.9	2.4	20	3.1	146	0.7	152	43	24	2.80	1.00	--	6.7
21-PT-020	3.05	4.57	1.52	0	E00120612	--	--	0.0279	81	8	4.5	0.9	6	1.6	60	< 0.5	51	14	8	1.00	0.50	--	3.7
21-PT-021	0	1.52	1.52	0	E00120613	--	--	0.9311	3420	38	10.9	3.1	128	4.7	1790	0.7	1830	511	206	11.00	1.20	--	6.9
21-PT-021	1.52	3.05	1.52	0	E00120614	--	--	0.1248	470	11	4.5	1.7	20	1.8	226	< 0.5	230	63	34	2.40	0.50	--	3.1

SLV0163 – Technical Report Summary Shiloh Project, Georgia	88	November 2025

Technical Report Summary

								Method	ME-MS81h
								Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
								Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
								Detection Limit	3	0.3	0.2	0.2	0.3	0.05	3	0.05 / 0.5	0.5	0.2	0.2	0.05	0.05 / 0.3	3	0.2
								Upper Limit	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Duplicate	Sample Number	Sample Type	Sample Details	TREO (%)	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
21-PT-021	3.05	4.57	1.52	0	E00120615	--	--	0.0663	206	13	6.5	1.3	14	2.3	127	< 0.5	134	36	20	2.00	0.80	--	5.3
21-PT-021	4.57	6.1	1.52	0	E00120616	--	--	0.0410	131	9	4.9	1.1	10	1.7	74	< 0.5	79	21	13	1.50	0.50	--	3.8
21-PT-022	0	1.52	1.52	0	E00120617	--	--	0.1204	512	11	5.2	1.9	18	2.0	193	< 0.5	197	54	29	2.20	0.60	--	4.1
21-PT-022	1.52	3.05	1.52	0	E00120618	--	--	0.0673	247	12	6.5	1.8	14	2.4	115	< 0.5	120	32	17	2.10	0.70	--	5.2
21-PT-022	3.05	4.57	1.52	0	E00120619	--	--	0.0483	148	18	10.2	1.5	14	3.6	82	0.8	86	23	15	2.50	1.30	--	8.8
21-PT-022	4.57	6.1	1.52	0	E00120620	--	--	0.1568	597	19	9.8	2.1	28	3.5	271	0.9	278	77	43	3.40	1.20	--	7.9
21-PT-023	0	1.52	1.52	0	E00120621	--	--	0.1035	417	10	4.5	1.4	16	1.8	177	< 0.5	178	48	25	1.90	0.50	--	3.4
21-PT-023	1.52	3.05	1.52	0	E00120622	--	--	0.0732	266	11	5.7	1.5	15	2.0	126	< 0.5	134	35	23	1.90	0.60	--	4.7
21-PT-023	3.05	4.57	1.52	0	E00120623	--	--	0.1055	354	20	11.0	3.6	27	3.8	182	1.3	198	52	37	3.50	1.60	--	10.1
21-PT-024	0	1.52	1.52	0	E00120624	--	--	0.0885	345	12	6.1	2.6	18	2.1	145	< 0.5	151	40	28	2.20	0.70	--	5.1
21-PT-024	1.52	3.05	1.52	0	E00120625	--	--	0.1069	400	15	7.6	2.8	22	2.6	178	0.6	192	51	34	2.60	0.90	--	6.6
21-PT-024	3.05	4.57	1.52	0	E00120626	--	--	0.0622	187	11	6.6	1.8	16	2.1	122	0.5	126	33	17	2.00	0.80	--	5.7
21-PT-025	0	1.52	1.52	0	E00120601	--	--	0.1402	592	11	4.4	2.6	22	1.8	221	< 0.5	221	75	42	2.40	0.50	--	3.4
21-PT-025	3.05	4.57	1.52	0	E00120602	--	--	0.5442	3	61	23.0	6.7	254	9.4	1880	2.3	2040	4	342	15.60	3.00	--	18.0
21-PT-025	4.57	6.1	1.52	0	E00120603	--	--	0.0572	< 3	20	10.1	1.8	30	3.8	184	1.1	191	1	34	3.60	1.40	--	8.1
21-PT-026	0	1.52	1.52	0	E00120627	--	--	0.4070	1440	22	7.8	2.2	58	3.2	792	< 0.5	829	223	90	5.40	0.80	--	6.5
21-PT-026	1.52	3.05	1.52	0	E00120628	--	--	0.1271	461	15	5.7	2.1	22	2.3	234	< 0.5	236	72	31	2.60	0.50	--	3.7
21-PT-026	3.05	4.57	1.52	0	E00120629	--	--	0.0929	294	12	5.0	1.7	17	1.8	189	< 0.5	194	49	25	2.10	0.50	--	3.8
21-PT-026	4.57	6.1	1.52	0	E00120630	--	--	0.0878	269	10	4.3	6.7	28	1.7	164	< 0.5	172	47	44	1.80	0.40	--	3.6
21-PT-027	0	1.52	1.52	0	E00120631	--	--	0.1103	485	10	4.4	1.9	16	1.7	172	< 0.5	173	46	27	1.90	0.40	--	3.4
21-PT-027	1.52	3.05	1.52	0	E00120632	--	--	0.0876	323	10	4.1	3.8	16	1.6	146	< 0.5	169	43	28	1.70	0.40	--	3.7
21-PT-027	3.05	4.57	1.52	0	E00120633	--	--	0.0377	117	5	2.5	3.2	8	0.8	75	< 0.5	77	20	12	0.70	< 0.3	--	2.1
21-PT-027	4.57	6.1	1.52	0	E00120634	--	--	0.0707	225	20	9.8	2.3	22	3.7	114	0.9	135	34	27	3.20	1.20	--	8.3
21-PT-028	0	1.52	1.52	0	E00120635	--	--	0.1231	504	12	4.9	3.3	20	1.9	198	< 0.5	213	55	34	2.10	0.50	--	4.2
21-PT-028	1.52	3.05	1.52	0	E00120636	--	--	0.1537	490	19	8.3	5.5	33	3.2	271	0.7	333	83	56	3.70	1.00	--	7.7
21-PT-028	3.05	4.57	1.52	0	E00120637	--	--	0.1584	482	24	12.2	5.2	37	4.5	293	1.2	336	86	57	4.70	1.60	--	11.4
21-PT-028	4.57	6.1	1.52	0	E00120638	--	--	0.4363	1760	20	7.2	4.3	54	2.9	773	0.5	776	212	108	4.90	0.80	--	6.0
21-PT-028	6.1	6.71	0.61	0	E00120639	--	--	3.4128	14000	83	18.7	6.0	354	9.7	6050	1.15	5820	1730	797	26.90	1.89	244	9.6
21-PT-028	6.71	8.23	1.52	0	E00120641	--	--	0.3010	1165	24	13.8	1.3	39	5.1	465	1.87	488	136	70	4.36	1.98	134	13.5
21-PT-029	0	1.52	1.52	0	E00120642	--	--	0.1225	474	11	5.4	1.9	18	2.0	189	0.63	199	53	32	2.02	0.87	50	4.8
21-PT-029	1.52	3.05	1.52	0	E00120643	--	--	0.1436	474	20	10.2	3.6	29	3.5	212	1.11	257	66	47	3.50	1.26	87	8.1
21-PT-029	3.05	4.57	1.52	0	E00120644	--	--	0.1796	551	27	13.6	5.9	39	4.6	265	1.8	328	84	61	5.18	1.77	127	11.7
21-PT-029	4.57	6.1	1.52	0	E00120645	--	--	0.1284	336	26	14.4	3.9	34	5.1	182	1.95	213	55	43	4.61	2.12	153	12.7

SLV0163 – Technical Report Summary Shiloh Project, Georgia	89	November 2025

Technical Report Summary

								Method	ME-MS81h
								Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
								Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
								Detection Limit	3	0.3	0.2	0.2	0.3	0.05	3	0.05 / 0.5	0.5	0.2	0.2	0.05	0.05 / 0.3	3	0.2
								Upper Limit	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Duplicate	Sample Number	Sample Type	Sample Details	TREO (%)	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
21-PT-029	6.1	7.32	1.22	0	E00120646	--	--	0.1093	286	21	13.4	3.5	30	4.3	155	1.6	176	48	35	4.19	1.61	134	12.3
21-PT-029	7.32	7.62	0.3	0	E00120647	--	--	2.0595	8410	55	12.6	4.9	220	6.5	3690	1.02	3520	999	485	17.30	1.20	161	7.5
21-PT-029	7.62	8.53	0.91	0	E00120648	--	--	0.8009	3250	34	11.8	3.5	96	4.9	1335	1.33	1370	385	191	8.72	1.43	135	8.6
21-PT-029	8.53	9.45	0.91	0	E00120649	--	--	0.3275	1305	14	6.0	1.6	39	2.5	561	0.69	554	157	76	3.71	0.82	68	5.0
21-PT-030	0	1.52	1.52	0	E00120650	--	--	0.0991	366	11	4.6	2.0	17	1.9	158	0.43	161	44	27	2.18	0.69	45	3.4
21-PT-030	1.52	3.05	1.52	0	E00120651	--	--	0.1672	742	16	7.0	3.1	26	2.7	209	0.74	241	65	40	3.29	0.92	62	6.6
21-PT-030	3.05	4.57	1.52	0	E00120652	--	--	0.0899	262	13	7.1	2.8	19	2.6	147	0.95	157	43	29	2.32	0.87	71	5.9
21-PT-030	4.57	6.1	1.52	0	E00120653	--	--	0.1254	379	23	13.3	2.7	31	4.3	173	1.49	202	53	34	4.05	2.06	128	11.9
21-PT-030	6.1	7.62	1.52	0	E00120654	--	--	0.0877	241	19	10.7	2.1	22	3.6	114	1.49	137	34	24	3.16	1.53	118	9.6
21-PT-030	7.62	9.14	1.52	0	E00120655	--	--	0.1008	329	15	9.0	2.5	21	2.8	148	0.94	158	41	25	2.65	1.12	92	7.6
21-PT-030	9.14	9.91	0.76	0	E00120656	--	--	0.0487	158	8	3.8	1.1	9	1.4	74	0.38	78	20	12	1.33	0.46	43	3.0
21-PT-031	0	1.52	1.52	0	E00120657	--	--	0.0781	317	8	3.6	2.1	14	1.4	108	0.49	124	30	18	1.72	0.62	33	3.5
21-PT-031	1.52	3.05	1.52	0	E00120658	--	--	0.1597	568	18	6.3	4.4	32	2.7	233	0.8	306	73	49	3.72	0.83	58	5.7
21-PT-031	3.05	4.57	1.52	0	E00120659	--	--	0.0982	266	15	6.3	2.9	27	2.1	158	0.69	211	48	37	3.13	0.85	54	5.0
21-PT-031	4.57	6.1	1.52	0	E00120660	--	--	0.0756	211	14	6.7	3.8	22	2.3	109	0.73	141	33	27	2.82	0.97	62	5.7
21-PT-031	6.1	7.62	1.52	0	E00120661	--	--	0.0417	124	8	4.4	3.9	12	1.6	61	0.46	62	16	12	1.64	0.58	43	3.4
21-PT-031	7.62	9.14	1.52	0	E00120662	--	--	0.4418	1395	24	9.7	2.9	71	3.9	891	1.14	898	233	114	5.72	1.31	110	8.2
21-PT-031	9.14	9.91	0.76	0	E00120663	--	--	0.7566	2840	35	12.0	2.2	106	5.0	1340	1.17	1400	368	185	8.79	1.51	145	8.9
21-PT-031	9.14	9.91	0.76	1	E00120663DUP	Duplicate	--	0.8166	3070	37	14.5	2.6	105	5.7	1445	1.42	1505	392	195	8.89	1.72	172	11.0
21-PT-032	0	1.52	1.52	0	E00120664	--	--	0.0714	266	9	3.7	1.6	13	1.4	111	0.41	116	29	18	1.50	0.53	34	3.4
21-PT-032	1.52	3.05	1.52	0	E00120665	--	--	0.1150	445	11	5.0	2.9	21	1.9	161	0.63	200	51	28	2.49	0.72	45	4.7
21-PT-032	3.05	4.57	1.52	0	E00120666	--	--	0.2340	869	10	2.1	5.2	36	1.2	407	0.19	455	119	63	3.25	0.22	26	1.8
21-PT-032	4.57	6.1	1.52	0	E00120667	--	--	0.1137	326	19	8.7	2.9	28	2.8	170	0.81	218	53	38	3.68	1.10	87	7.8
21-PT-032	6.1	7.62	1.52	0	E00120668	--	--	1.2258	4840	52	17.9	2.8	159	7.0	2110	1.93	2190	573	284	13.35	2.28	195	15.3
21-PT-032	7.62	9.14	1.52	0	E00120669	--	--	0.0968	336	15	8.4	1.3	18	2.7	138	0.84	151	38	23	2.58	0.96	80	6.7
21-PT-033	0	1.52	1.52	0	E00120671	--	--	0.5647	2450	22	6.5	2.6	76	2.9	818	0.41	973	250	135	5.99	0.73	75	4.1
21-PT-033	1.52	3.05	1.52	0	E00120672	--	--	0.3104	1050	19	6.7	2.8	52	2.8	521	0.52	652	169	93	4.72	0.75	70	4.9
21-PT-033	3.05	4.57	1.52	0	E00120673	--	--	0.1872	449	17	8.0	3.3	37	3.0	359	0.95	457	115	67	3.51	0.94	68	6.8
21-PT-033	4.57	6.1	1.52	0	E00120674	--	--	0.1916	371	23	10.8	5.4	45	3.9	361	1.34	500	122	77	4.76	1.52	95	10.7
21-PT-033	6.1	7.62	1.52	0	E00120675	--	--	0.1581	368	30	15.8	6.5	44	5.6	253	2.03	312	76	53	5.16	2.41	153	15.0
21-PT-033	7.62	9.14	1.52	0	E00120676	--	--	0.1236	211	38	24.8	5.2	42	7.8	154	3.12	175	40	33	5.91	3.47	270	23.4
21-PT-034	0	1.52	1.52	0	E00120677	--	--	0.0437	171	5	2.6	0.8	9	0.9	66	0.3	63	17	10	1.04	0.26	24	1.9
21-PT-034	0	1.52	1.52	1	E00120677DUP	Duplicate	--	0.0470	184	5	2.2	0.6	9	0.8	71	0.2	70	18	11	1.05	0.27	24	1.8

SLV0163 – Technical Report Summary Shiloh Project, Georgia	90	November 2025

Technical Report Summary

								Method	ME-MS81h
								Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
								Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
								Detection Limit	3	0.3	0.2	0.2	0.3	0.05	3	0.05 / 0.5	0.5	0.2	0.2	0.05	0.05 / 0.3	3	0.2
								Upper Limit	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Duplicate	Sample Number	Sample Type	Sample Details	TREO (%)	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
21-PT-034	1.52	3.05	1.52	0	E00120678	--	--	0.0458	181	5	2.2	0.7	7	0.8	72	0.24	65	17	12	1.06	0.31	23	1.8
21-PT-034	3.05	4.57	1.52	0	E00120679	--	--	0.0927	306	13	6.6	1.3	16	2.5	140	0.63	161	40	29	2.38	0.84	63	5.5
21-PT-034	4.57	6.1	1.52	0	E00120680	--	--	0.0523	129	8	3.6	1.0	10	1.3	98	0.37	110	28	18	1.35	0.45	34	2.8
21-PT-034	6.1	7.62	1.52	0	E00120681	--	--	0.0509	114	11	7.0	1.8	11	2.0	86	1	90	22	17	1.76	0.84	59	5.6
21-PT-035	0	1.52	1.52	0	E00120682	--	--	0.0548	207	7	2.8	0.6	10	1.0	84	0.32	82	22	16	1.26	0.34	30	2.1
21-PT-035	1.52	3.05	1.52	0	E00120683	--	--	0.0472	191	6	2.6	0.8	9	1.0	71	0.18	64	17	13	1.04	0.30	24	1.6
21-PT-035	3.05	4.57	1.52	0	E00120684	--	--	0.0450	146	7	3.0	0.9	9	1.1	77	0.29	73	20	15	1.14	0.36	28	2.0
21-PT-035	4.57	6.1	1.52	0	E00120685	--	--	0.0539	129	10	6.3	1.6	12	2.0	89	0.8	92	24	17	1.88	0.87	64	5.7
21-PT-035	6.1	7.62	1.52	0	E00120686	--	--	0.1038	284	23	12.6	2.2	24	4.0	141	1.82	164	40	32	3.74	1.79	132	11.2
21-PT-036	0	1.52	1.52	0	E00120687	--	--	0.0678	305	6	2.7	0.9	9	0.9	91	0.3	95	24	15	1.05	0.24	24	1.7
21-PT-036	1.52	3.05	1.52	0	E00120688	--	--	0.1523	341	23	10.2	4.5	34	4.0	266	1.24	351	86	57	4.39	1.35	103	7.8
21-PT-036	3.05	4.57	1.52	0	E00120689	--	--	0.3474	595	74	37.0	10.7	99	12.7	632	4.87	755	181	145	13.50	4.49	351	31.6
21-PT-036	4.57	6.1	1.52	0	E00120690	--	--	0.1603	279	42	22.5	6.2	59	7.8	259	2.78	295	70	57	7.62	3.09	225	18.8
21-PT-036	6.1	7.62	1.52	0	E00120691	--	--	0.1664	395	34	16.0	6.0	52	6.1	280	1.85	301	73	54	6.51	2.33	169	14.0
21-PT-036	7.62	8.84	1.22	0	E00120692	--	--	0.1348	382	24	12.0	4.8	36	4.3	207	1.29	245	61	41	4.38	1.42	112	8.9
21-PT-037	0	1.52	1.52	0	E00120693	--	--	0.1096	449	10	4.6	2.6	19	1.8	138	0.69	184	45	27	2.19	0.69	44	4.7
21-PT-037	1.52	3.05	1.52	0	E00120694	--	--	0.1619	405	21	9.4	5.9	37	3.5	283	1.02	370	89	57	3.96	1.19	84	7.9
21-PT-037	3.05	4.57	1.52	0	E00120695	--	--	0.1882	477	28	13.8	6.7	46	5.2	327	1.55	392	96	66	5.79	1.87	122	11.9
21-PT-037	4.57	6.1	1.52	0	E00120696	--	--	0.1380	383	21	10.6	5.6	33	3.7	230	1.26	272	65	43	3.93	1.39	92	9.0
21-PT-037	6.1	7.62	1.52	0	E00120697	--	--	0.1498	486	23	10.4	2.9	37	3.8	210	1.47	268	65	45	4.79	1.45	105	9.2
21-PT-038	0	1.52	1.52	0	E00120698	--	--	0.0560	216	8	3.2	0.8	10	1.1	82	0.3	80	21	14	1.46	0.44	36	2.4
21-PT-038	1.52	3.05	1.52	0	E00120699	--	--	0.0574	230	7	2.5	0.9	10	1.1	87	0.26	83	22	15	1.18	0.31	27	2.0
21-PT-038	3.05	4.57	1.52	0	E00120701	--	--	0.0579	188	6	2.5	1.5	11	1.0	109	0.24	101	28	17	1.16	0.30	26	1.7
21-PT-038	4.57	6.1	1.52	0	E00120702	--	--	0.0533	121	11	5.1	1.5	13	1.9	98	0.44	95	26	17	2.01	0.50	55	3.6
21-PT-038	6.1	7.32	1.22	0	E00120703	--	--	0.0717	172	25	10.4	1.5	17	4.4	107	0.6	73	22	15	3.80	1.11	144	5.6
21-PT-039	0	1.52	1.52	0	E00120704	--	--	0.0509	225	5	1.9	0.8	8	0.8	72	0.16	64	18	12	1.02	0.34	23	1.6
21-PT-039	1.52	3.05	1.52	0	E00120705	--	--	0.0597	209	8	3.6	1.0	12	1.4	92	0.45	92	26	18	1.60	0.45	40	2.6
21-PT-039	3.05	4.57	1.52	0	E00120706	--	--	0.0992	245	15	7.8	3.4	23	2.8	183	0.82	195	53	34	2.91	0.97	71	6.2
21-PT-039	4.57	6.1	1.52	0	E00120707	--	--	0.2213	521	50	24.4	9.3	65	9.1	365	2.88	370	99	73	8.81	3.38	253	20.7
21-PT-039	6.1	7.62	1.52	0	E00120708	--	--	0.1395	508	19	8.7	3.4	28	3.6	199	0.97	219	58	40	3.52	1.13	87	7.4
21-PT-039	6.1	7.62	1.52	1	E00120708DUP	Duplicate	--	0.1342	483	20	9.0	3.4	26	3.6	184	0.89	221	58	41	3.79	1.15	80	6.9
21-PT-039	7.62	9.14	1.52	0	E00120709	--	--	0.1380	471	23	12.8	4.6	29	4.4	190	1.69	203	54	35	4.02	1.97	125	11.6
21-PT-040	0	1.52	1.52	0	E00120710	--	--	0.0655	274	8	4.2	1.3	9	1.4	87	0.4	90	24	14	1.34	0.56	38	3.3

SLV0163 – Technical Report Summary Shiloh Project, Georgia	91	November 2025

Technical Report Summary

								Method	ME-MS81h
								Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
								Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
								Detection Limit	3	0.3	0.2	0.2	0.3	0.05	3	0.05 / 0.5	0.5	0.2	0.2	0.05	0.05 / 0.3	3	0.2
								Upper Limit	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Duplicate	Sample Number	Sample Type	Sample Details	TREO (%)	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
21-PT-040	1.52	3.05	1.52	0	E00120711	--	--	0.0845	211	12	5.4	2.1	17	2.1	154	0.49	176	47	30	2.26	0.64	55	4.0
21-PT-040	3.05	4.57	1.52	0	E00120712	--	--	0.0949	200	13	5.2	3.2	21	2.2	190	0.66	215	58	35	2.46	0.69	56	4.9
21-PT-040	4.57	6.1	1.52	0	E00120713	--	--	0.1297	312	17	8.1	4.0	28	3.0	302	0.86	236	66	38	3.64	1.03	78	6.2
21-PT-040	6.1	7.62	1.52	0	E00120714	--	--	0.0787	164	17	8.8	2.9	23	3.2	143	1.06	141	36	26	3.14	1.20	89	7.3
21-PT-040	7.62	9.14	1.52	0	E00120715	--	--	0.0538	159	9	5.2	1.5	14	1.8	89	0.49	78	22	15	1.57	0.67	54	4.4
21-PT-040	9.14	10.36	1.22	0	E00120716	--	--	0.0499	165	7	3.2	0.9	10	1.3	85	0.41	72	21	14	1.34	0.44	39	3.1
21-PT-041	0	0.76	0.76	0	E00120717	--	--	0.3429	1335	28	9.9	1.9	52	4.4	602	0.82	528	152	79	6.00	1.20	115	7.2
21-PT-041	0.76	1.52	0.76	0	E00120718	--	--	2.7500	11000	152	41.0	6.8	360	20.6	5310	2.05	4170	1215	604	36.50	3.90	523	18.7
21-PT-041	1.52	3.05	1.52	0	E00120719	--	--	0.3057	1125	28	10.4	3.3	51	4.2	524	1.12	510	144	83	5.82	1.12	107	7.5
21-PT-041	3.05	4.57	1.52	0	E00120720	--	--	0.1109	335	18	8.4	2.2	26	2.9	194	1.01	173	49	33	3.18	1.11	89	6.7
21-PT-041	4.57	6.1	1.52	0	E00120721	--	--	0.0498	136	13	7.0	1.3	13	2.3	69	0.86	65	18	14	1.98	1.06	72	6.1
21-PT-041	6.1	7.62	1.52	0	E00120722	--	--	0.0435	137	9	4.3	1.4	12	1.5	63	0.5	64	16	13	1.42	0.54	42	3.3
21-PT-042	0	1.52	1.52	0	E00120723	--	--	0.3016	1020	33	13.8	3.4	56	5.5	541	1.51	506	141	81	6.62	1.92	147	10.9
21-PT-042	1.52	3.05	1.52	0	E00120724	--	--	0.1358	337	28	15.2	2.5	35	5.1	220	1.43	235	63	46	4.73	1.76	145	11.2
21-PT-042	3.05	4.57	1.52	0	E00120725	--	--	0.0328	86	8	4.2	1.3	9	1.4	46	0.41	46	13	10	1.40	0.48	47	3.4
21-PT-042	4.57	6.1	1.52	0	E00120726	--	--	0.0245	71	6	3.3	1.4	6	1.2	34	0.38	32	9	5	0.94	0.44	34	2.7
21-PT-042	6.1	7.62	1.52	0	E00120727	--	--	0.0632	221	9	3.7	2.2	12	1.5	100	0.29	100	27	16	1.47	0.49	40	2.3
21-PT-043	0	1.52	1.52	0	E00120728	--	--	0.0539	213	8	3.7	0.9	11	1.3	69	0.49	70	19	15	1.44	0.44	41	3.1
21-PT-043	0	1.52	1.52	1	E00120728DUP	Duplicate	--	0.0616	241	9	3.6	1.0	12	1.7	81	0.32	87	23	18	1.98	0.42	40	2.9
21-PT-043	1.52	3.05	1.52	0	E00120729	--	--	0.1225	408	19	7.6	1.5	28	3.0	188	0.69	201	56	39	3.59	0.87	81	5.4
21-PT-043	3.05	4.57	1.52	0	E00120730	--	--	0.0594	137	11	5.4	2.1	17	1.9	105	0.53	109	31	22	2.31	0.64	55	4.1
21-PT-044	0	1.52	1.52	0	E00120731	--	--	0.1717	652	17	7.2	1.5	29	2.8	296	0.5	258	74	41	3.52	0.79	73	5.0
21-PT-044	1.52	3.05	1.52	0	E00120732	--	--	0.0215	60	5	2.5	0.8	5	0.8	33	0.2	34	9	7	0.75	0.23	23	1.7
21-PT-044	3.05	4.57	1.52	0	E00120733	--	--	0.0285	46	7	3.8	1.3	8	1.6	53	0.37	51	15	10	1.20	0.45	40	2.8
21-PT-044	4.57	6.1	1.52	0	E00120734	--	--	0.0578	181	12	5.3	1.4	14	1.9	89	0.69	78	22	16	2.12	0.71	60	4.6
21-PT-044	6.1	7.62	1.52	0	E00120735	--	--	0.0698	242	11	4.0	1.2	16	1.8	109	0.38	106	29	21	2.20	0.40	46	2.9
21-PT-044	7.62	9.14	1.52	0	E00120736	--	--	0.0494	162	9	4.2	1.3	13	1.4	73	0.35	73	20	15	1.77	0.46	42	2.4
21-PT-045	0	1.52	1.52	0	E00120737	--	--	0.1000	347	15	8.1	1.1	23	3.1	134	0.89	151	41	26	2.95	1.05	89	5.5
21-PT-045	1.52	3.05	1.52	0	E00120738	--	--	0.0234	72	6	2.7	0.8	5	1.0	34	0.29	28	8	5	0.93	0.30	32	2.1
21-PT-045	3.05	4.27	1.22	0	E00120739	--	--	0.0374	77	12	7.5	1.6	10	2.4	47	0.71	49	12	10	1.69	0.90	77	5.5
21-PT-046	0	1.52	1.52	0	E00120740	--	--	0.1029	398	11	5.4	1.2	18	2.1	151	0.43	158	45	26	2.15	0.71	53	4.6
21-PT-046	1.52	3.05	1.52	0	E00120741	--	--	0.0468	156	7	2.5	1.3	8	1.2	81	0.23	71	22	12	1.22	0.40	32	2.0
21-PT-046	3.05	4.57	1.52	0	E00120742	--	--	0.0703	182	10	5.0	2.1	16	2.0	118	0.64	138	38	25	2.05	0.76	52	5.2

SLV0163 – Technical Report Summary Shiloh Project, Georgia	92	November 2025

Technical Report Summary

								Method	ME-MS81h
								Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
								Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
								Detection Limit	3	0.3	0.2	0.2	0.3	0.05	3	0.05 / 0.5	0.5	0.2	0.2	0.05	0.05 / 0.3	3	0.2
								Upper Limit	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Duplicate	Sample Number	Sample Type	Sample Details	TREO (%)	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
21-PT-046	4.57	6.1	1.52	0	E00120743	--	--	0.1844	576	20	8.8	4.6	35	3.3	322	0.96	349	97	57	4.21	1.13	85	7.5
21-PT-046	6.1	6.4	0.3	0	E00120744	--	--	0.0964	279	19	8.9	3.2	28	3.4	129	1.16	164	43	35	3.59	1.30	92	9.2
21-PT-047	0	1.52	1.52	0	E00120745	--	--	0.0474	153	8	3.3	1.2	12	1.3	71	0.36	75	20	16	1.62	0.51	36	3.1
21-PT-047	1.52	3.05	1.52	0	E00120746	--	--	0.0418	143	6	2.8	0.9	10	1.0	64	0.25	63	18	14	1.18	0.32	29	2.5
21-PT-047	3.05	4.57	1.52	0	E00120747	--	--	0.0738	214	13	6.2	2.0	20	2.5	108	0.92	119	33	24	2.54	0.94	73	6.4
21-PT-047	4.57	6.1	1.52	0	E00120748	--	--	0.0478	134	10	5.7	1.2	12	2.1	66	0.73	62	18	14	1.84	0.81	70	5.9
21-PT-047	6.1	7.62	1.52	0	E00120749	--	--	0.0728	243	10	5.6	1.5	14	2.1	112	0.7	111	31	20	1.81	0.82	59	5.7
21-PT-047	7.62	9.14	1.52	0	E00120750	--	--	0.0471	157	7	3.8	0.8	9	1.3	74	0.51	69	20	13	1.31	0.45	39	3.3
21-PT-047	9.14	10.36	1.22	0	E00120752	--	--	0.0411	132	7	3.3	1.1	10	1.2	64	0.41	58	16	13	1.34	0.43	38	3.4
21-PT-048	0	1.52	1.52	0	E00120753	--	--	0.0425	172	5	2.3	0.6	8	0.9	61	0.27	55	17	11	1.14	0.33	26	1.9
21-PT-048	1.52	3.05	1.52	0	E00120754	--	--	0.0612	194	8	3.8	1.2	14	1.4	100	0.33	106	29	21	1.68	0.45	37	3.1
21-PT-048	3.05	4.57	1.52	0	E00120755	--	--	0.0694	167	11	5.5	2.2	19	2.1	120	0.72	137	37	26	2.27	0.72	54	4.8
21-PT-048	4.57	5.49	0.91	0	E00120756	--	--	0.0640	148	13	7.3	2.7	21	2.7	100	0.88	107	29	24	2.74	1.01	75	7.4
21-PT-049	0	1.52	1.52	0	E00120757	--	--	0.0432	165	5	2.2	0.7	9	0.8	65	0.27	60	18	12	1.21	0.30	26	1.8
21-PT-049	1.52	3.05	1.52	0	E00120758	--	--	0.0505	183	5	2.5	0.9	10	1.0	81	0.31	75	22	16	1.08	0.31	28	2.2
21-PT-049	3.05	4.57	1.52	0	E00120759	--	--	0.0578	170	7	3.0	1.6	13	1.3	104	0.3	104	30	20	1.59	0.40	33	2.6
21-PT-050	0	1.52	1.52	0	E00120760	--	--	0.0362	128	7	2.8	0.6	8	1.1	47	0.19	48	14	12	1.31	0.29	36	2.0
21-PT-050	1.52	3.05	1.52	0	E00120761	--	--	0.0917	344	14	4.7	1.0	24	2.2	118	0.3	135	38	31	3.24	0.52	63	2.6
21-PT-050	3.05	4.57	1.52	0	E00120762	--	--	0.0634	168	10	3.5	1.6	16	1.5	105	0.35	127	35	25	2.15	0.51	41	2.8
21-PT-050	4.57	6.1	1.52	0	E00120763	--	--	0.1441	357	27	14.6	6.3	42	5.4	212	1.75	269	69	53	5.09	2.14	143	14.9
21-PT-050	6.1	7.62	1.52	0	E00120764	--	--	0.1572	430	31	15.9	5.3	40	6.0	226	1.94	269	71	51	5.75	2.19	162	15.6
21-PT-051	0	1.52	1.52	0	E00120765	--	--	0.0518	189	7	3.4	0.6	11	1.4	75	0.35	74	21	14	1.34	0.48	38	3.3
21-PT-051	1.52	3.05	1.52	0	E00120766	--	--	0.0545	249	5	1.6	0.6	10	0.8	73	0.17	66	20	15	1.14	0.28	21	1.6
21-PT-051	3.05	4.57	1.52	0	E00120767	--	--	0.0658	98	14	6.5	3.1	20	2.5	120	0.85	151	40	29	2.62	1.00	64	6.4
21-PT-051	4.57	6.1	1.52	0	E00120768	--	--	0.0533	198	7	2.3	1.0	10	1.0	83	0.31	81	24	15	1.20	0.31	28	1.8
21-PT-052	0	1.52	1.52	0	E00120769	--	--	0.0327	102	4	1.6	0.9	6	0.7	64	0.15	51	16	9	0.96	0.25	20	1.4
21-PT-052	1.52	3.05	1.52	0	E00120770	--	--	0.0473	210	5	1.8	0.9	8	0.7	63	0.18	63	17	12	0.90	0.20	19	1.6
21-PT-052	3.05	4.57	1.52	0	E00120771	--	--	0.0538	157	7	2.8	1.5	12	1.2	97	0.26	103	28	19	1.44	0.32	27	2.2
21-PT-052	4.57	5.18	0.61	0	E00120772	--	--	0.0738	202	9	3.7	2.1	16	1.6	148	0.47	136	39	26	2.13	0.48	39	2.9
21-PT-053	0	1.52	1.52	0	E00120773	--	--	0.0391	142	6	2.5	0.7	9	1.2	59	0.27	55	16	11	1.18	0.31	28	1.8
21-PT-053	1.52	3.05	1.52	0	E00120774	--	--	0.0583	156	8	3.1	1.7	14	1.3	109	0.35	115	31	22	1.74	0.35	31	2.1
21-PT-053	3.05	4.57	1.52	0	E00120775	--	--	0.0758	195	13	5.1	2.2	19	2.1	138	0.69	141	38	29	2.72	0.69	53	4.1
21-PT-053	4.57	6.1	1.52	0	E00120776	--	--	0.0570	163	11	4.7	1.6	14	2.0	96	0.55	91	26	18	2.19	0.60	49	3.6

SLV0163 – Technical Report Summary Shiloh Project, Georgia	93	November 2025

Technical Report Summary

								Method	ME-MS81h
								Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
								Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
								Detection Limit	3	0.3	0.2	0.2	0.3	0.05	3	0.05 / 0.5	0.5	0.2	0.2	0.05	0.05 / 0.3	3	0.2
								Upper Limit	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Duplicate	Sample Number	Sample Type	Sample Details	TREO (%)	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
21-PT-053	6.1	7.32	1.22	0	E00120777	--	--	0.0564	193	9	3.5	1.1	12	1.6	93	0.35	84	25	17	1.75	0.43	36	2.1
21-PT-054	0	1.52	1.52	0	E00120778	--	--	0.0979	382	11	3.8	1.0	20	1.8	143	0.39	152	41	31	2.68	0.39	41	2.5
21-PT-054	1.52	2.74	1.22	0	E00120779	--	--	0.0754	238	10	3.9	1.6	16	1.7	128	0.47	132	37	28	2.11	0.43	40	3.1
21-PT-055	0	1.52	1.52	0	E00120780	--	--	0.0486	184	6	2.1	0.8	9	0.9	79	0.18	71	21	15	1.24	0.28	22	1.6
21-PT-055	1.52	3.05	1.52	0	E00120781	--	--	0.0632	227	8	2.9	1.2	12	1.3	104	0.33	99	28	19	1.61	0.41	31	2.2
21-PT-055	3.05	3.96	0.91	0	E00120782	--	--	0.0570	183	7	3.4	1.4	13	1.3	100	0.32	93	26	19	1.70	0.39	33	2.1
21-PT-057	6.1	7.62	1.52	0	E00120811	--	--	0.0381	102	11	5.9	0.9	10	2.3	45	0.48	48	13	10	1.82	0.76	65	4.6
21-PT-057	7.62	8.23	0.61	0	E00120812	--	--	0.0320	67	13	8.5	0.8	8	2.6	28	0.71	29	8	7	1.82	0.96	86	5.8
21-PT-058	0	1.52	1.52	0	E00120814	--	--	0.1172	384	21	12.5	1.7	27	4.4	152	1.49	177	47	36	3.73	1.61	115	10.6
21-PT-058	1.52	3.05	1.52	0	E00120815	--	--	0.0682	195	15	8.8	1.5	16	3.0	94	1.17	104	28	21	2.54	1.19	79	7.7
21-PT-058	1.52	3.05	1.52	1	E00120815DUP	Duplicate	--	0.0633	173	15	7.5	1.2	15	2.8	88	1.02	99	27	20	2.57	1.15	76	7.0
21-PT-058	3.05	4.57	1.52	0	E00120816	--	--	0.1433	472	22	12.5	2.7	31	4.4	204	1.45	227	61	42	4.12	1.74	119	10.8
21-PT-058	4.57	6.1	1.52	0	E00120817	--	--	0.0514	169	8	4.5	1.5	10	1.7	75	0.66	78	21	16	1.54	0.63	44	4.3
21-PT-058	6.1	7.62	1.52	0	E00120818	--	--	0.1258	464	12	4.5	1.5	21	2.0	203	0.46	207	58	37	2.29	0.67	54	4.5
21-PT-059	0	1.52	1.52	0	E00120819	--	--	0.1251	433	20	10.4	2.3	26	3.6	175	1.21	193	52	34	3.32	1.33	99	8.7
21-PT-059	1.52	3.05	1.52	0	E00120820	--	--	0.0967	339	14	9.2	2.0	19	2.7	134	1.18	150	39	27	2.39	1.24	74	7.8
21-PT-059	3.05	4.57	1.52	0	E00120821	--	--	0.1414	482	19	11.1	2.6	28	3.7	205	1.28	228	63	40	3.64	1.49	102	9.9
21-PT-059	4.57	6.1	1.52	0	E00120822	--	--	0.1148	382	17	9.0	3.5	24	3.2	167	1.26	190	49	35	2.87	1.18	82	8.2
21-PT-059	6.1	7.62	1.52	0	E00120823	--	--	0.0938	305	15	9.0	2.3	20	3.0	132	1.11	152	39	28	2.70	1.29	79	8.4
21-PT-060	0	1.52	1.52	0	E00120824	--	--	0.1023	432	13	6.7	2.2	18	2.2	121	0.73	144	37	27	2.12	0.98	58	6.0
21-PT-060	1.52	3.05	1.52	0	E00120825	--	--	0.2349	836	22	10.0	5.0	39	3.7	395	1.27	412	112	67	4.18	1.34	86	9.1
21-PT-060	3.05	4.57	1.52	0	E00120826	--	--	0.1686	524	24	12.3	5.1	35	4.3	273	1.63	302	78	53	4.47	1.76	105	11.4
21-PT-060	4.57	6.1	1.52	0	E00120827	--	--	0.1330	436	19	9.6	4.0	28	3.5	198	1.34	230	58	40	3.69	1.43	89	9.8
21-PT-060	6.1	7.62	1.52	0	E00120828	--	--	0.1306	433	19	11.4	3.5	27	4.0	186	1.64	218	57	37	3.50	1.61	96	11.4
21-PT-060	7.62	9.14	1.52	0	E00120829	--	--	0.1525	513	20	12.4	4.3	30	4.2	225	1.57	255	66	46	4.03	1.61	102	11.1
21-PT-061	0	3.05	3.05	0	E00120830	--	--	0.0534	186	9	5.0	1.5	10	1.7	74	0.51	77	22	14	1.52	0.60	46	4.2
21-PT-061	3.05	4.57	1.52	0	E00120831	--	--	0.0531	101	11	6.3	2.3	15	2.3	89	0.77	108	29	22	2.06	0.82	56	5.9
21-PT-061	4.57	6.1	1.52	0	E00120832	--	--	0.1455	405	30	17.9	4.5	36	5.6	204	2.38	246	62	47	5.26	2.52	149	16.7
21-PT-061	4.57	6.1	1.52	1	E00120832DUP	Duplicate	--	0.1375	371	28	16.1	4.6	34	6.0	199	2.1	239	61	48	5.11	2.40	135	14.4
21-PT-065	0	1.52	1.52	0	E00120783	--	--	0.0560	193	8	2.9	1.2	11	1.3	88	0.38	91	25	18	1.52	0.42	32	2.2
21-PT-065	1.52	3.05	1.52	0	E00120784	--	--	0.1211	430	14	7.0	4.7	24	3.0	181	0.91	210	54	38	2.98	1.00	55	6.0
21-PT-065	3.05	4.57	1.52	0	E00120785	--	--	0.1119	289	19	9.1	6.2	28	3.7	187	1.14	218	55	41	3.68	1.18	81	7.7
21-PT-065	4.57	6.1	1.52	0	E00120786	--	--	0.0872	297	9	4.1	2.4	18	1.7	149	0.48	149	41	26	2.06	0.52	39	3.6

SLV0163 – Technical Report Summary Shiloh Project, Georgia	94	November 2025

Technical Report Summary

								Method	ME-MS81h
								Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
								Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
								Detection Limit	3	0.3	0.2	0.2	0.3	0.05	3	0.05 / 0.5	0.5	0.2	0.2	0.05	0.05 / 0.3	3	0.2
								Upper Limit	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Duplicate	Sample Number	Sample Type	Sample Details	TREO (%)	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
21-PT-065	6.1	7.62	1.52	0	E00120787	--	--	0.0974	323	12	7.1	3.0	18	2.6	154	1.08	168	44	27	2.55	1.03	58	7.2
21-PT-065	7.62	9.14	1.52	0	E00120788	--	--	0.0660	222	9	4.3	1.7	13	1.7	108	0.44	106	29	20	1.80	0.55	41	3.5
21-PT-065	9.14	9.75	0.61	0	E00120789	--	--	0.0329	97	7	3.6	1.2	8	1.5	49	0.54	48	13	10	1.27	0.50	36	3.3
Duplicate	--	--	--	1	E00120098	Duplicate	--	0.0678	110	18	9.5	3.3	20	2.9	133	1.14	125	31	27	3.51	1.02	82	7.6
Standard	--	--	--	3	E00120600	Standard	OREAS	10.6163	44600	223	51.4	294.0	563	28.5	27500	2.1	12100	3850	1390	63.60	4.40	--	20.1
Standard	--	--	--	3	E00120060	Standard	OREAS 460	0.5210	1815	18	6.3	22.6	54	2.9	1345	0.5	773	240	99	4.85	0.70	62	4.0
Standard	--	--	--	3	E00120120	Standard	OREAS 460	0.4991	1725	17	5.3	20.6	52	2.6	1270	0.51	773	228	102	4.48	0.44	57	3.1
Standard	--	--	--	3	E00120150	Standard	OREAS 460	8.8473	36600	182	44.0	251.0	564	24.0	21900	1.58	10600	3620	1210	49.30	3.64	477	17.5
Standard	--	--	--	3	E00120183	Standard	OREAS 460	0.0411	97	8	2.7	1.4	11	1.1	79	0.29	81	22	16	1.31	0.38	26	2.5
Standard	--	--	--	3	E00120640	Standard	OREAS 460	0.5127	1865	19	6.0	22.0	49	2.9	1260	0.43	749	235	103	4.55	0.62	58	3.2
Standard	--	--	--	3	E00120670	Standard	OREAS 465	9.6903	40100	219	50.0	288.0	623	26.8	23200	1.74	12550	3770	1310	58.20	4.46	527	18.5
Standard	--	--	--	3	E00120700	Standard	OREAS 465	9.8000	40400	218	48.9	284.0	622	27.0	23500	1.79	12800	3840	1335	56.30	4.26	528	18.8
Standard	--	--	--	3	E00120751	Standard	OREAS 460	0.5086	1820	18	6.0	21.9	53	2.9	1230	0.44	776	241	103	5.28	0.66	60	3.9
Standard	--	--	--	3	E00120813	Standard	OREAS 460	0.5038	1835	18	6.0	22.1	48	2.8	1235	0.49	737	228	103	4.36	0.68	57	3.5
Standard	--	--	--	3	E00120901	Standard	OREAS 460	0.5186	1800	20	5.7	22.2	49	3.0	1360	0.5	778	223	103	4.62	0.72	55	3.6
Standard	--	--	--	3	E00120980	Standard	OREAS 460	0.5311	1915	20	6.1	23.6	53	3.0	1270	0.49	808	251	110	5.10	0.59	64	4.1

Notes:

ppm - parts per million

Source: ALS Labs, September 2025.

SLV0163 – Technical Report Summary Shiloh Project, Georgia	95	November 2025

Technical Report Summary

7.2.1.2 Drilling 2022

Sonic and DPT drilling operations were completed in 2022 to advance subsurface mineral characterization. Figure 32 presents an overview of the drill site locations for both methods. A total of 270 drillholes were completed, comprising 52 sonic holes including 46 at the Pig Trail target and 6 at Newbill — and 218 DPT drillholes, distributed as follows: 60 at Pig Trail, 23 at Blackberry, 73 at Dead Tree, 25 at Hunt Club, and 37 at Lazer Creek. Detailed drill collar maps are shown in Figures 32 to 36. The DPT drillholes are shown in green and sonic drillholes in blue on the following figures. Figure 32 to Figure 36 provides the 2022 drillhole locations and total depth. Of the 270 drillholes, the depth ranged from 0.7 m bgs to 56 m bgs with an average total depth across the drillholes of 9 m bgs.

A total of 1,556 samples were collected and shipped to ALS in Tucson, AZ for processing and Vancouver, BC for lithium borate fusion / ICP‑MS and whole rock analysis. Table 7 presents the drillhole locations and total depth. Table 8 provides the 2022 drilling analytical results for Method ME‑MS81/h. Parameters that are part of the TREO% calculation are shown. TREO% was calculated including oxides La2O3, Ce2O3, Pr2O3, Nd2O3, Sm₂O₃, Eu₂O₃, Gd₂O₃, Tb₂O₃, Dy₂O₃, Ho₂O₃, Er₂O₃, Tm₂O₃, Yb₂O₃, Lu₂O₃, and Y₂O₃. Where analytical results exceeded the upper method detection limit (e.g., reported as >5000 ppm), the upper method detection limit value was assigned for calculation purposes. This approach introduces a conservative estimate and may result in underreporting actual TREO% concentrations. The true values may be higher but cannot be accurately quantified within the validated range of the method. Accordingly, caution is advised when interpreting TREO values derived under these conditions.

SLV0163 – Technical Report Summary Shiloh Project, Georgia	96	November 2025

Technical Report Summary

Figure 32 Overview of Direct Push and Sonic Drill Locations 2022., (Source: Foothills Rare Earths, 2025e)

SLV0163 – Technical Report Summary Shiloh Project, Georgia	97	November 2025

Technical Report Summary

Figure 33 Drill Collar Map of the Pig Trail (PT) Area – 2022., (Source: Foothills Rare Earths, 2025e)

SLV0163 – Technical Report Summary Shiloh Project, Georgia	98	November 2025

Technical Report Summary

Figure 34 Drill Collar Map of the Blackberry (BB) and Dead Tree (DT) Areas 2022., (Source: Foothills Rare Earths, 2025e)

SLV0163 – Technical Report Summary Shiloh Project, Georgia	99	November 2025

Technical Report Summary

Figure 35 Drill Collar Map of the Hunt Club Area – 2022., (Source: Foothills Rare Earths, 2025e)

SLV0163 – Technical Report Summary Shiloh Project, Georgia	100	November 2025

Technical Report Summary

Figure 36 Drill Collar Map of the Lazer Creek Area – 2022., (Source: Foothills Rare Earths, 2025e)

SLV0163 – Technical Report Summary Shiloh Project, Georgia	101	November 2025

Technical Report Summary

Table 7 Drillhole Locations and Total Depth 2022.

Method	Project Area	Count	Latitude	Longitude	Hole ID	Total Depth (mbgs)
Direct Push	Blackberry	n = 23	32.7962	‑84.6792	22‑DBB‑001	8.69
			32.7963	‑84.6790	22‑DBB‑002	8.84
			32.7964	‑84.6788	22‑DBB‑003	9.75
			32.7965	‑84.6786	22‑DBB‑004	5.64
			32.7967	‑84.6784	22‑DBB‑005	6.86
			32.7967	‑84.6782	22‑DBB‑006	8.38
			32.7968	‑84.6780	22‑DBB‑007	5.18
			32.7970	‑84.6778	22‑DBB‑008	7.16
			32.7970	‑84.6776	22‑DBB‑009	5.18
			32.7969	‑84.6789	22‑DBB‑010	7.01
			32.7967	‑84.6790	22‑DBB‑011	8.23
			32.7966	‑84.6792	22‑DBB‑012	7.16
			32.7970	‑84.6802	22‑DBB‑013	7.32
			32.7971	‑84.6799	22‑DBB‑014	7.16
			32.7972	‑84.6795	22‑DBB‑015	3.66
			32.7974	‑84.6789	22‑DBB‑016	2.29
			32.7974	‑84.6789	22‑DBB‑017	6.40
			32.7971	‑84.6787	22‑DBB‑018	8.38
Direct Push (Cont’d)	Blackberry (Cont’d)	n = 23 (Cont’d)	32.7976	‑84.6785	22‑DBB‑019	3.66
			32.7982	‑84.6758	22‑DBB‑020	6.55
			32.7980	‑84.6762	22‑DBB‑021	4.63
			32.7978	‑84.6764	22‑DBB‑022	8.53
			32.7976	‑84.6769	22‑DBB‑023	5.79
	Dead Tree	n = 73	32.7982	‑84.6824	22‑DDT‑001	8.84
			32.7983	‑84.6822	22‑DDT‑002	10.52
			32.7984	‑84.6820	22‑DDT‑003	8.44
			32.7986	‑84.6818	22‑DDT‑004	9.14
			32.7987	‑84.6816	22‑DDT‑005	7.32
			32.7988	‑84.6815	22‑DDT‑006	8.23
			32.7989	‑84.6814	22‑DDT‑007	5.49

SLV0163 – Technical Report Summary Shiloh Project, Georgia	102	November 2025

Technical Report Summary

Method	Project Area	Count	Latitude	Longitude	Hole ID	Total Depth (mbgs)
			32.7990	‑84.6813	22‑DDT‑008	4.88
			32.7992	‑84.6818	22‑DDT‑009	8.53
			32.7993	‑84.6816	22‑DDT‑010	5.49
			32.7994	‑84.6815	22‑DDT‑011	3.96
			32.7993	‑84.6817	22‑DDT‑012	8.29
			32.7992	‑84.6819	22‑DDT‑013	8.69
			32.7991	‑84.6820	22‑DDT‑014	8.53
Direct Push (Cont’d)	Dead Tree (Cont’d)	n = 73 (Cont’d)	32.7990	‑84.6822	22‑DDT‑015	8.53
			32.7989	‑84.6822	22‑DDT‑016	7.32
			32.7970	‑84.6826	22‑DDT‑017	8.84
			32.7970	‑84.6824	22‑DDT‑018	6.71
			32.7971	‑84.6822	22‑DDT‑019	7.62
			32.7972	‑84.6820	22‑DDT‑020	8.38
			32.7974	‑84.6817	22‑DDT‑021	9.45
			32.7975	‑84.6813	22‑DDT‑022	8.53
			32.7977	‑84.6811	22‑DDT‑023	8.38
			32.7980	‑84.6809	22‑DDT‑024	9.14
			32.7983	‑84.6806	22‑DDT‑025	7.01
			32.7985	‑84.6804	22‑DDT‑026	6.71
			32.7987	‑84.6802	22‑DDT‑027	7.01
			32.7989	‑84.6799	22‑DDT‑028	8.53
			32.7992	‑84.6796	22‑DDT‑029	12.19
			32.7994	‑84.6793	22‑DDT‑030	11.28
			32.7996	‑84.6791	22‑DDT‑031	7.32
			32.8005	‑84.6786	22‑DDT‑032	5.18
			32.8009	‑84.6793	22‑DDT‑033	4.27

SLV0163 – Technical Report Summary Shiloh Project, Georgia	103	November 2025

Technical Report Summary

Method	Project Area	Count	Latitude	Longitude	Hole ID	Total Depth (mbgs)
Direct Push (Cont’d)	Dead Tree (Cont’d)	n = 73 (Cont’d)	32.8006	‑84.6795	22‑DDT‑034	8.23
			32.8005	‑84.6798	22‑DDT‑035	6.58
			32.8003	‑84.6800	22‑DDT‑036	4.27
			32.8000	‑84.6802	22‑DDT‑037	9.75
			32.7997	‑84.6803	22‑DDT‑038	7.01
			32.7995	‑84.6804	22‑DDT‑039	8.63
			32.7993	‑84.6807	22‑DDT‑040	5.18
			32.7992	‑84.6810	22‑DDT‑041	3.66
			32.8010	‑84.6876	22‑DDT‑042	5.49
			32.8013	‑84.6874	22‑DDT‑043	8.69
			32.8016	‑84.6872	22‑DDT‑044	10.06
			32.8020	‑84.6870	22‑DDT‑045	11.58
			32.8023	‑84.6867	22‑DDT‑046	8.69
			32.8026	‑84.6865	22‑DDT‑047	2.29
			32.8007	‑84.6848	22‑DDT‑048	8.38
			32.8011	‑84.6847	22‑DDT‑049	7.01
			32.8013	‑84.6844	22‑DDT‑050	7.16
			32.8016	‑84.6841	22‑DDT‑051	0.91
			32.8016	‑84.6841	22‑DDT‑052	0.91
Direct Push (Cont’d)	Dead Tree (Cont'd)	n = 73 (Cont’d)	32.8019	‑84.6836	22‑DDT‑053	0.76
			32.8004	‑84.6825	22‑DDT‑054	3.35
			32.8008	‑84.6824	22‑DDT‑055	56.39
			32.7995	‑84.6825	22‑DDT‑056	6.40
			32.7996	‑84.6824	22‑DDT‑057	7.01
			32.7998	‑84.6822	22‑DDT‑058	7.92
			32.7999	‑84.6819	22‑DDT‑059	5.64
			32.8001	‑84.6818	22‑DDT‑060	6.86
			32.8002	‑84.6817	22‑DDT‑061	2.59
			32.8002	‑84.6817	22‑DDT‑062	2.74
			32.8041	‑84.6888	22‑DDT‑063	3.35

SLV0163 – Technical Report Summary Shiloh Project, Georgia	104	November 2025

Technical Report Summary

Method	Project Area	Count	Latitude	Longitude	Hole ID	Total Depth (mbgs)
			32.8043	‑84.6887	22‑DDT‑064	3.96
			32.8046	‑84.6885	22‑DDT‑065	6.71
			32.8047	‑84.6882	22‑DDT‑066	5.33
			32.8028	‑84.6892	22‑DDT‑067	11.58
			32.8030	‑84.6890	22‑DDT‑068	5.49
			32.8031	‑84.6889	22‑DDT‑069	5.33
			32.8032	‑84.6888	22‑DDT‑070	7.01
			32.8033	‑84.6886	22‑DDT‑071	2.59
			32.8036	‑84.6884	22‑DDT‑072	8.38
			32.7991	‑84.6816	22‑DDT‑073	10.06
	Hunt Club (Camp)	n = 25	32.8041	‑84.6825	22‑DHC‑001	7.92
			32.8043	‑84.6823	22‑DHC‑002	7.92
			32.8045	‑84.6821	22‑DHC‑003	8.53
			32.8047	‑84.6820	22‑DHC‑004	7.62
			32.8050	‑84.6818	22‑DHC‑005	9.14
Direct Push (Cont’d)	Hunt Club (Camp) (Cont’d)	n = 25 (Cont’d)	32.8052	‑84.6815	22‑DHC‑006	9.75
			32.8055	‑84.6812	22‑DHC‑007	11.13
			32.8058	‑84.6809	22‑DHC‑008	10.06
			32.8061	‑84.6806	22‑DHC‑009	12.95
			32.8119	‑84.6772	22‑DHC‑010	6.55
			32.8121	‑84.6770	22‑DHC‑011	9.45
			32.8116	‑84.6762	22‑DHC‑019	16.15
			32.8046	‑84.6849	22‑DHC‑020	8.23
			32.8045	‑84.6850	22‑DHC‑021	8.69
			32.8043	‑84.6852	22‑DHC‑022	6.86
			32.8042	‑84.6853	22‑DHC‑023	8.53
			32.8042	‑84.6855	22‑DHC‑024	2.13
			32.8042	‑84.6855	22‑DHC‑025	2.44

SLV0163 – Technical Report Summary Shiloh Project, Georgia	105	November 2025

Technical Report Summary

Method	Project Area	Count	Latitude	Longitude	Hole ID	Total Depth (mbgs)
	Hunt Club	n = 25 (Cont’d)	32.8122	‑84.6768	22‑DHC‑012	10.21
			32.8124	‑84.6767	22‑DHC‑013	12.65
			32.8126	‑84.6764	22‑DHC‑014	10.06
			32.8125	‑84.6749	22‑DHC‑015	8.23
			32.8123	‑84.6753	22‑DHC‑016	8.08
			32.8121	‑84.6755	22‑DHC‑017	8.84
			32.8119	‑84.6759	22‑DHC‑018	8.23
	Lazer Creek	n = 37	32.8221	‑84.6592	22‑DLC‑001	3.96
			32.8223	‑84.6589	22‑DLC‑002	2.74
			32.8223	‑84.6589	22‑DLC‑003	2.74
			32.8226	‑84.6587	22‑DLC‑004	3.05
			32.8228	‑84.6584	22‑DLC‑005	1.22
			32.8230	‑84.6582	22‑DLC‑006	1.68
			32.8232	‑84.6580	22‑DLC‑007	8.23
			32.8233	‑84.6579	22‑DLC‑008	10.36
			32.8235	‑84.6580	22‑DLC‑009	11.43
			32.8234	‑84.6576	22‑DLC‑010	8.84
			32.8235	‑84.6573	22‑DLC‑011	7.77
			32.8238	‑84.6570	22‑DLC‑012	10.36
			32.8240	‑84.6569	22‑DLC‑013	8.23
Direct Push (Cont’d)	Lazer Creek (Cont’d)	n = 37 (Cont’d)	32.8244	‑84.6565	22‑DLC‑014	9.45
			32.8245	‑84.6563	22‑DLC‑015	5.03
			32.8228	‑84.6553	22‑DLC‑016	4.88
			32.8226	‑84.6553	22‑DLC‑017	9.30
			32.8224	‑84.6556	22‑DLC‑018	9.75
			32.8223	‑84.6557	22‑DLC‑019	9.60
			32.8221	‑84.6560	22‑DLC‑020	6.86
			32.8218	‑84.6561	22‑DLC‑021	4.88
			32.8217	‑84.6564	22‑DLC‑022	2.74
			32.8214	‑84.6567	22‑DLC‑023	7.62

SLV0163 – Technical Report Summary Shiloh Project, Georgia	106	November 2025

Technical Report Summary

Method	Project Area	Count	Latitude	Longitude	Hole ID	Total Depth (mbgs)
			32.8212	‑84.6570	22‑DLC‑024	3.66
			32.8209	‑84.6573	22‑DLC‑025	3.81
			32.8206	‑84.6576	22‑DLC‑026	7.77
			32.8204	‑84.6579	22‑DLC‑027	3.66
			32.8202	‑84.6582	22‑DLC‑028	4.88
			32.8209	‑84.6547	22‑DLC‑029	0.91
			32.8209	‑84.6546	22‑DLC‑030	5.03
			32.8203	‑84.6550	22‑DLC‑031	8.38
			32.8201	‑84.6552	22‑DLC‑032	10.06
			32.8199	‑84.6553	22‑DLC‑033	10.67
			32.8196	‑84.6554	22‑DLC‑034	9.14
			32.8194	‑84.6555	22‑DLC‑035	6.10
			32.8192	‑84.6557	22‑DLC‑036	7.77
			32.8189	‑84.6559	22‑DLC‑037	9.14
	Pig Trail	n = 60	32.7881	‑84.6713	22‑DPT‑001	10.67
			32.7885	‑84.6709	22‑DPT‑002	8.53
			32.7888	‑84.6707	22‑DPT‑003	11.58
			32.7894	‑84.6706	22‑DPT‑004	6.10
			32.7896	‑84.6704	22‑DPT‑005	15.24
			32.7897	‑84.6703	22‑DPT‑006	14.17
			32.7900	‑84.6701	22‑DPT‑007	10.13
			32.7934	‑84.6721	22‑DPT‑018	8.61
			32.7933	‑84.6722	22‑DPT‑019	10.44
			32.7931	‑84.6725	22‑DPT‑020	7.32
			32.7929	‑84.6727	22‑DPT‑021	10.21
Direct Push (Cont’d)	Pig Trail	n = 60	32.7928	‑84.6729	22‑DPT‑022	8.61
			32.7929	‑84.6718	22‑DPT‑023	9.14
			32.7927	‑84.6721	22‑DPT‑024	8.23
			32.7925	‑84.6723	22‑DPT‑025	10.21
			32.7923	‑84.6719	22‑DPT‑026	10.36

SLV0163 – Technical Report Summary Shiloh Project, Georgia	107	November 2025

Technical Report Summary

Method	Project Area	Count	Latitude	Longitude	Hole ID	Total Depth (mbgs)
			32.7924	‑84.6725	22‑DPT‑027	9.14
			32.7918	‑84.6730	22‑DPT‑028	8.23
			32.7920	‑84.6729	22‑DPT‑029	8.53
			32.7922	‑84.6728	22‑DPT‑030	8.53
			32.7930	‑84.6726	22‑DPT‑031	10.36
			32.7955	‑84.6748	22‑DPT‑039	13.41
			32.7954	‑84.6751	22‑DPT‑040	10.06
			32.7952	‑84.6754	22‑DPT‑041	6.86
			32.7951	‑84.6758	22‑DPT‑042	7.62
			32.7950	‑84.6761	22‑DPT‑043	6.86
			32.7949	‑84.6765	22‑DPT‑044	3.96
			32.7946	‑84.6768	22‑DPT‑045	6.10
			32.7944	‑84.6771	22‑DPT‑046	6.40
			32.7941	‑84.6773	22‑DPT‑047	6.86
			32.7940	‑84.6776	22‑DPT‑048	5.18
			32.7936	‑84.6773	22‑DPT‑049	8.53
			32.7882	‑84.6693	22‑DPT‑050	8.38
	Pig Trail (North)		32.7884	‑84.6691	22‑DPT‑051	7.16
			32.7888	‑84.6690	22‑DPT‑052	6.55
			32.7891	‑84.6684	22‑DPT‑053	4.11
			32.7890	‑84.6682	22‑DPT‑054	3.35
			32.7890	‑84.6682	22‑DPT‑055	8.08
			32.7945	‑84.6729	22‑DPT‑056	16.15
			32.7939	‑84.6736	22‑DPT‑057	11.58
			32.7935	‑84.6743	22‑DPT‑058	6.71
			32.7931	‑84.6750	22‑DPT‑059	12.19
			32.7924	‑84.6758	22‑DPT‑060	16.76
			32.7905	‑84.6777	22‑DPT‑008	4.27
			32.7910	‑84.6772	22‑DPT‑009	9.14

SLV0163 – Technical Report Summary Shiloh Project, Georgia	108	November 2025

Technical Report Summary

Method	Project Area	Count	Latitude	Longitude	Hole ID	Total Depth (mbgs)
Direct Push (Cont’d)	Pig Trail (North) (Cont’d)	n = 60 (Cont’d)	32.7914	‑84.6771	22‑DPT‑010	6.40
			32.7918	‑84.6766	22‑DPT‑011	5.49
			32.7922	‑84.6760	22‑DPT‑012	10.21
			32.7927	‑84.6754	22‑DPT‑013	15.24
			32.7933	‑84.6745	22‑DPT‑014	9.83
			32.7938	‑84.6740	22‑DPT‑015	11.28
			32.7943	‑84.6733	22‑DPT‑016	10.06
			32.7947	‑84.6725	22‑DPT‑017	12.19
			32.7946	‑84.6743	22‑DPT‑032	10.36
			32.7944	‑84.6746	22‑DPT‑033	10.36
			32.7941	‑84.6751	22‑DPT‑034	7.32
			32.7937	‑84.6755	22‑DPT‑035	7.32
			32.7933	‑84.6762	22‑DPT‑036	8.46
			32.7928	‑84.6768	22‑DPT‑037	8.38
			32.7926	‑84.6773	22‑DPT‑038	13.41
Sonic	Newbill	n = 6	32.7894	‑84.6335	22‑SNB‑010	22.56
			32.7900	‑84.6336	22‑SNB‑011	24.99
			32.7910	‑84.6338	22‑SNB‑012	20.73
			32.7916	‑84.6338	22‑SNB‑013	20.57
			32.7952	‑84.6294	22‑SNB‑014	10.21
			32.7951	‑84.6289	22‑SNB‑015	12.65
	Pig Trail	n = 46	32.7881	‑84.6696	22‑SPT‑010	11.58
			32.7882	‑84.6692	22‑SPT‑011	17.68
			32.7884	‑84.6691	22‑SPT‑012	15.24
			32.7887	‑84.6690	22‑SPT‑013	9.14
			32.7889	‑84.6688	22‑SPT‑014	9.14
			32.7891	‑84.6684	22‑SPT‑015	11.13
			32.7895	‑84.6681	22‑SPT‑016	15.01
			32.7897	‑84.6680	22‑SPT‑017	11.96
			32.7899	‑84.6676	22‑SPT‑018	10.59
			32.7902	‑84.6676	22‑SPT‑019	11.96

SLV0163 – Technical Report Summary Shiloh Project, Georgia	109	November 2025

Technical Report Summary

Method	Project Area	Count	Latitude	Longitude	Hole ID	Total Depth (mbgs)
			32.7904	‑84.6673	22‑SPT‑020	6.63
			32.8010	‑84.6876	22‑SPT‑021	11.58
			32.8016	‑84.6872	22‑SPT‑022	15.24
Sonic (Cont’d)	Pig Trail (Cont’d)	n = 46 (Cont’d)	32.8020	‑84.6870	22‑SPT‑023	12.80
			32.8023	‑84.6865	22‑SPT‑024	11.58
			32.8063	‑84.6578	22‑SPT‑025	15.24
			32.8076	‑84.6578	22‑SPT‑026	15.24
			32.7885	‑84.6662	22‑SPT‑027	14.33
			32.7885	‑84.6661	22‑SPT‑028	13.72
			32.7886	‑84.6660	22‑SPT‑029	13.72
			32.7886	‑84.6660	22‑SPT‑030	12.19
			32.7886	‑84.6658	22‑SPT‑031	11.58
			32.7885	‑84.6658	22‑SPT‑032	11.58
			32.7885	‑84.6659	22‑SPT‑033	12.19
			32.7884	‑84.6660	22‑SPT‑034	14.63
			32.7887	‑84.6662	22‑SPT‑035	15.24
			32.7879	‑84.6639	22‑SPT‑036	16.46
			32.7879	‑84.6643	22‑SPT‑037	15.24
			32.7879	‑84.6650	22‑SPT‑038	17.07
			32.7880	‑84.6656	22‑SPT‑039	17.07
			32.7880	‑84.6659	22‑SPT‑040	14.63
			32.7891	‑84.6684	22‑SPT‑041	12.19
			32.7892	‑84.6683	22‑SPT‑042	9.14
			32.7890	‑84.6683	22‑SPT‑043	18.29
			32.7891	‑84.6683	22‑SPT‑044	10.67
			32.7891	‑84.6685	22‑SPT‑045	13.72
			32.7890	‑84.6684	22‑SPT‑046	15.24
			32.7889	‑84.6686	22‑SPT‑047	12.19
			32.7888	‑84.6688	22‑SPT‑048	9.75
			32.7886	‑84.6691	22‑SPT‑049	10.97
			32.7884	‑84.6692	22‑SPT‑050	10.67

SLV0163 – Technical Report Summary Shiloh Project, Georgia	110	November 2025

Technical Report Summary

Method	Project Area	Count	Latitude	Longitude	Hole ID	Total Depth (mbgs)
			32.7882	‑84.6695	22‑SPT‑051	12.19
			32.7898	‑84.6678	22‑SPT‑052	8.53
			32.7892	‑84.6680	22‑SPT‑053	15.24
			32.7892	‑84.6691	22‑SPT‑054	6.71
			32.7887	‑84.6694	22‑SPT‑055	10.67

Source: Geosyntec, 2025

SLV0163 – Technical Report Summary Shiloh Project, Georgia	111	November 2025

Technical Report Summary

ppm - parts per million
Source: ALS Labs, September 2025.

Table 8 2022 Drilling Analytical Results

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DBB-001	0	1.52	1.52	6/9/2022	--	--	0.0347	113	6.4	2.8	0.55	7.94	1.06	52	0.25	49.30	13.60	10.05	1.21	0.38	34	2.07	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-001	1.52	3.05	1.52	6/9/2022	--	--	0.0454	197	4.8	1.5	0.67	7.97	0.68	64	0.16	59.40	16.25	12.20	1.07	0.18	20	1.10	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-001	3.05	4.57	1.52	6/9/2022	--	--	0.0495	156	7.2	2.3	1.14	11.20	1.04	81	0.22	88.00	23.10	17.00	1.51	0.32	30	1.72	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-001	4.57	6.1	1.52	6/9/2022	--	--	0.0638	175	10.4	4.6	1.91	15.30	1.71	104	0.48	118.00	31.00	24.00	2.21	0.60	50	3.81	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-001	6.1	7.62	1.52	6/9/2022	--	--	0.0530	139	13.0	5.7	1.57	15.30	2.15	76	0.59	74.20	20.70	17.60	2.52	0.78	75	4.83	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-001	7.62	8.69	1.07	6/9/2022	--	--	0.0527	166	10.9	4.2	0.86	12.70	1.80	76	0.36	75.30	20.50	15.45	2.07	0.55	57	2.90	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-001	--	--	--	6/9/2022	Standard	Oreas 463	2.0599	6230	70.0	16.4	113.50	233.00	8.28	4900	0.75	3770.00	>1000	543.00	20.20	1.48	193	7.03	6520		16	117	253	8	5040	1	3760	1080	531	20	1	177	7
22-DBB-002	0	1.86	1.86	6/10/2022	--	--	0.0690	238	10.2	3.5	0.64	14.45	1.46	111	0.33	106.50	30.40	21.10	2.05	0.40	45	2.16	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-002	1.86	3.05	1.19	6/10/2022	--	--	0.0564	215	9.0	3.0	0.72	11.35	1.40	79	0.25	75.40	21.40	15.30	1.74	0.39	43	2.25	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-002	3.05	4.57	1.52	6/10/2022	--	--	0.0598	235	8.6	3.2	1.00	12.05	1.27	82	0.30	83.00	22.90	16.65	1.73	0.43	38	2.66	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-002	4.57	6.1	1.52	6/10/2022	--	--	0.0670	148	17.4	8.3	1.97	21.60	2.96	97	0.85	106.50	27.70	23.80	3.29	1.13	99	6.87	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-002	6.1	7.62	1.52	6/10/2022	--	--	0.0795	188	21.1	10.4	2.18	26.50	3.75	108	1.08	112.50	30.10	26.60	4.04	1.35	127	8.31	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-002	7.62	8.84	1.22	6/10/2022	--	--	0.0610	161	15.8	7.2	1.39	17.60	2.69	83	0.73	82.70	22.80	18.40	2.91	0.91	92	5.63	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-002	7.62	8.84	1.22	6/10/2022	Duplicate	--	0.0565	153	15.2	6.6	1.25	15.90	2.41	78	0.61	75.70	20.80	17.65	2.75	0.83	82	4.95	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-003	0	1.52	1.52	6/10/2022	--	--	0.0371	149	7.0	3.7	0.53	6.79	1.20	41	0.38	40.10	11.05	7.99	1.17	0.49	41	2.94	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-003	1.52	3.05	1.52	6/10/2022	--	--	0.0540	226	7.1	3.3	0.74	9.17	1.18	66	0.26	70.90	19.60	14.30	1.37	0.38	37	2.32	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-003	3.05	4.57	1.52	6/10/2022	--	--	0.0827	273	9.9	3.1	2.01	17.70	1.46	146	0.26	143.50	38.20	27.60	2.19	0.36	38	2.15	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-003	4.57	6.1	1.52	6/10/2022	--	--	0.1499	504	21.7	10.7	4.06	29.80	4.14	226	1.27	245.00	60.70	45.70	3.99	1.40	107	8.73	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-003	6.1	7.62	1.52	6/10/2022	--	--	0.1715	505	30.3	16.3	3.81	37.40	6.01	268	1.95	274.00	68.10	50.60	5.18	2.12	171	14.05	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-003	7.62	9.14	1.52	6/10/2022	--	--	0.1808	562	32.2	16.5	3.47	42.50	6.19	258	2.09	284.00	70.20	57.20	6.01	2.12	177	14.05	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-003	9.14	9.75	0.61	6/10/2022	--	--	0.0986	324	16.3	8.3	2.28	22.90	3.05	144	1.01	149.50	38.70	31.00	3.17	1.06	84	7.51	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-004	0	1.52	1.52	6/10/2022	--	--	0.1173	523	10.2	5.7	2.23	13.25	1.92	169	0.67	146.50	41.50	24.80	1.86	0.73	53	4.97	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-004	1.52	3.05	1.52	6/10/2022	--	--	0.2206	604	21.7	8.4	4.85	40.90	3.54	460	0.82	445.00	118.00	80.30	4.68	0.98	81	6.36	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-004	3.05	3.96	0.91	6/10/2022	--	--	0.2217	575	27.3	10.9	4.64	48.90	4.67	442	1.10	451.00	114.00	83.30	5.74	1.30	111	7.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-004	3.96	5.64	1.68	6/10/2022	--	--	0.0593	120	10.6	4.6	2.23	17.50	1.80	122	0.49	119.00	30.30	24.80	2.22	0.55	45	3.67	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-004	--	--	--	6/10/2022	Blank	--	0.0036	10	0.8	0.5	0.21	1.31	0.15	5	0.02	5.80	1.19	1.31	0.17	0.05	4	0.27	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-005	0	1.52	1.52	6/10/2022	--	--	0.0663	229	8.9	3.6	0.92	13.45	1.30	108	0.37	109.50	27.90	19.75	1.71	0.44	37	2.45	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-005	1.52	3.05	1.52	6/10/2022	--	--	0.0637	232	8.2	3.3	1.11	12.70	1.38	103	0.31	95.70	24.60	18.55	1.70	0.39	37	2.44	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-005	3.05	4.57	1.52	6/10/2022	--	--	0.0755	216	10.3	4.6	2.01	17.15	1.77	137	0.53	133.00	34.60	26.70	2.16	0.56	52	3.77	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	112	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DBB-005	4.57	6.1	1.52	6/10/2022	--	--	0.0702	220	9.8	5.0	1.37	16.35	1.90	120	0.55	108.50	28.90	22.80	2.17	0.59	55	4.06	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-005	6.1	6.86	0.76	6/10/2022	--	--	0.0633	191	10.8	4.6	1.33	15.40	1.92	108	0.52	96.80	25.10	19.55	2.07	0.56	57	3.54	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-006	0	1.52	1.52	6/10/2022	--	--	0.0720	257	9.8	4.3	0.92	14.95	1.57	116	0.38	109.00	28.90	20.00	1.76	0.51	45	2.85	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-006	1.52	3.05	1.52	6/10/2022	--	--	0.0812	247	13.2	6.0	2.08	20.70	2.44	135	0.66	124.50	33.10	27.20	2.63	0.74	69	4.74	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-006	1.52	3.05	1.52	6/10/2022	Duplicate	--	0.0865	263	16.5	7.6	2.29	22.10	2.66	133	0.80	138.50	35.20	27.40	2.81	0.94	76	5.32	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-006	3.05	4.57	1.52	6/10/2022	--	--	0.1153	235	31.1	16.0	4.65	40.10	5.90	178	1.98	178.00	45.70	42.70	5.75	2.13	173	14.05	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-006	4.57	6.1	1.52	6/10/2022	--	--	0.0806	195	18.6	9.4	2.59	24.90	3.59	128	1.15	120.00	31.00	28.70	3.63	1.22	107	7.72	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-006	6.1	7.62	1.52	6/10/2022	--	--	0.0846	253	14.6	7.2	2.13	21.00	2.76	141	0.79	124.00	33.40	25.60	2.93	0.89	82	6.04	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-006	7.62	8.38	0.76	6/10/2022	--	--	0.0623	207	9.1	3.4	1.22	13.95	1.48	110	0.36	92.80	25.70	18.90	1.83	0.42	41	2.38	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-007	0	1.52	1.52	6/10/2022	--	--	0.0710	144	15.7	7.5	3.50	21.70	2.86	125	0.95	132.50	32.80	29.70	2.94	0.97	76	6.27	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-007	1.52	2.29	0.76	6/10/2022	--	--	0.0522	187	6.6	2.8	0.86	10.70	1.08	87	0.31	80.50	20.70	15.10	1.25	0.28	28	1.66	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-007	2.29	3.81	1.52	6/10/2022	--	--	0.0441	158	5.5	2.2	0.98	9.09	0.87	76	0.25	64.30	17.40	12.70	1.19	0.25	25	1.72	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-007	3.81	5.18	1.37	6/10/2022	--	--	0.0754	174	16.2	8.0	3.27	21.70	2.99	130	0.96	123.50	31.30	28.00	3.09	1.04	88	6.76	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-008	0	1.52	1.52	6/10/2022	--	--	0.0268	90	4.9	2.3	0.94	6.64	0.85	40	0.26	39.90	10.10	7.64	0.88	0.30	21	1.86	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-008	1.52	3.05	1.52	6/10/2022	--	--	0.0373	105	10.1	5.5	3.05	11.65	1.82	44	0.69	58.50	13.00	11.45	1.55	0.70	45	4.58	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-008	3.05	4.57	1.52	6/10/2022	--	--	0.0325	97	8.2	4.7	3.11	9.98	1.64	36	0.63	46.00	10.60	11.65	1.44	0.62	39	4.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-008	4.57	6.1	1.52	6/10/2022	--	--	0.0251	60	7.3	4.2	2.46	8.34	1.42	30	0.49	38.20	8.43	9.03	1.26	0.56	36	3.52	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-008	6.1	7.16	1.07	6/10/2022	--	--	0.0180	42	6.1	3.7	2.03	7.04	1.21	18	0.41	25.30	5.43	6.53	0.94	0.46	31	2.72	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-008	--	--	--	6/10/2022	Standard	Oreas 463	2.0278	6430	70.8	16.2	116.50	248.00	8.89	5270	0.74	3820.00	>1000	579.00	20.30	1.44	198	6.56	6460	63	15	117	249	8	4950	1	3670	1060	522	20	1	178	7
22-DBB-009	0	1.52	1.52	6/11/2022	--	--	0.0369	111	7.2	3.9	0.86	8.21	1.45	58	0.49	50.00	13.55	10.50	1.34	0.49	42	3.45	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-009	1.52	3.05	1.52	6/11/2022	--	--	0.0559	178	11.4	4.8	1.01	13.15	1.94	87	0.56	74.70	20.40	17.45	2.07	0.62	57	3.89	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-009	3.05	4.57	1.52	6/11/2022	--	--	0.0424	124	9.2	5.0	0.96	10.20	1.76	65	0.73	57.30	15.20	13.05	1.59	0.69	49	5.07	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-009	4.57	5.18	0.61	6/11/2022	--	--	0.0781	257	12.5	5.3	1.28	17.35	2.13	128	0.67	116.00	30.40	24.60	2.48	0.76	60	5.28	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-010	0	1.52	1.52	6/11/2022	--	--	0.0681	256	9.6	4.3	0.99	12.75	1.71	101	0.47	97.90	26.30	18.20	1.87	0.59	44	3.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-010	0	1.52	1.52	6/11/2022	Duplicate	--	0.0667	247	10.1	4.3	1.03	13.55	1.70	99	0.46	93.30	26.10	19.75	1.96	0.59	45	3.36	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-010	1.52	3.05	1.52	6/11/2022	--	--	0.0489	137	8.9	4.5	1.24	10.30	1.63	80	0.45	84.40	22.30	15.75	1.58	0.59	43	3.44	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-010	3.05	4.57	1.52	6/11/2022	--	--	0.0715	89	17.1	9.0	2.60	21.70	3.32	137	0.90	158.50	40.70	31.90	3.03	1.25	83	6.77	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-010	4.57	6.1	1.52	6/11/2022	--	--	0.0829	120	24.6	11.9	3.54	33.00	4.61	154	1.36	141.50	37.10	37.20	4.78	1.66	117	9.71	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-010	6.1	7.01	0.91	6/11/2022	--	--	0.0969	176	31.6	14.5	3.61	39.00	5.85	164	1.70	134.00	36.50	33.70	6.05	2.01	157	12.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-011	0	1.52	1.52	6/11/2022	--	--	0.0347	181	2.9	1.4	0.37	4.31	0.53	40	0.19	34.10	9.13	6.44	0.63	0.19	13	1.25	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-011	1.52	3.05	1.52	6/11/2022	--	--	0.0495	279	3.2	1.4	0.56	5.16	0.59	49	0.16	45.60	12.65	8.55	0.75	0.20	14	1.04	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-011	3.05	4.57	1.52	6/11/2022	--	--	0.0863	380	7.5	3.5	1.82	11.70	1.32	114	0.43	126.50	33.00	21.60	1.51	0.49	29	2.99	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-011	4.57	6.1	1.52	6/11/2022	--	--	0.1412	501	19.8	9.4	3.93	26.60	3.66	197	1.22	232.00	58.80	43.20	3.76	1.39	91	8.33	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	113	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DBB-011	6.1	7.62	1.52	6/11/2022	--	--	0.1466	495	24.3	12.1	4.06	30.40	4.61	203	1.46	235.00	59.00	42.50	4.46	1.69	117	10.35	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-011	7.62	8.23	0.61	6/11/2022	--	--	0.1665	553	21.3	9.4	3.20	32.10	3.81	284	0.99	277.00	73.20	48.00	4.20	1.27	98	7.24	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-011	--	--	--	6/11/2022	Standard	Oreas 460	0.5316	1850	20.2	6.1	23.20	49.50	2.92	1360	0.53	808.00	238.00	110.50	5.08	0.71	60	3.82	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-012	0	1.52	1.52	6/11/2022	--	--	0.0397	161	4.8	1.9	0.43	7.24	0.75	62	0.21	53.40	14.75	10.50	1.05	0.22	20	1.29	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-012	1.52	3.05	1.52	6/11/2022	--	--	0.0508	254	4.2	1.5	0.52	6.88	0.62	65	0.14	56.20	15.50	10.55	0.90	0.20	16	0.98	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-012	3.05	4.57	1.52	6/11/2022	--	--	0.0571	222	5.7	2.3	0.95	9.87	0.90	94	0.23	84.50	23.20	15.45	1.28	0.29	24	1.74	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-012	4.57	6.1	1.52	6/11/2022	--	--	0.0750	206	12.0	5.0	2.01	18.15	2.03	138	0.53	133.50	36.20	27.00	2.57	0.68	51	3.77	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DBB-012	6.1	7.16	1.07	6/11/2022	--	--	0.0768	204	15.8	7.0	2.46	21.50	2.85	131	0.85	121.50	32.90	25.90	3.07	0.97	76	5.75	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-015	6.1	7.62	1.52	6/4/2022	--	--	0.0714	148	13.7	5.6	2.23	19.70	2.24	149	0.55	137.50	37.00	26.20	2.86	0.68	58	4.44	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-015	7.62	8.53	0.91	6/4/2022	--	--	0.0799	223	12.7	5.4	1.59	20.50	2.18	150	0.52	132.00	36.10	25.20	2.77	0.64	63	4.18	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-015	--	--	--	6/4/2022	Standard	Oreas 460	0.5300	1780	20.3	6.0	23.50	53.30	2.83	1385	0.42	831.00	248.00	105.50	5.23	0.64	60	3.58	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-016	0.15	1.52	1.37	6/4/2022	--	--	0.0644	241	7.1	2.3	0.55	14.05	1.06	103	0.20	98.30	27.90	19.80	1.78	0.31	30	1.68	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-016	1.52	3.05	1.52	6/4/2022	--	--	0.0568	244	6.4	2.4	0.73	10.95	1.08	82	0.28	71.30	20.30	13.65	1.36	0.31	27	1.90	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-016	3.05	4.57	1.52	6/4/2022	--	--	0.0766	211	10.9	4.3	2.13	18.70	1.68	142	0.49	145.50	39.80	27.50	2.42	0.50	42	3.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-016	4.57	6.1	1.52	6/4/2022	--	--	0.0898	187	18.6	8.2	2.92	26.40	3.39	162	0.95	176.50	45.30	33.70	3.80	1.10	86	7.25	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-016	6.1	7.32	1.22	6/4/2022	--	--	0.1414	318	27.6	13.8	4.15	42.30	5.08	245	1.46	260.00	68.70	50.30	5.64	1.82	144	11.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-017	0.61	1.52	0.91	6/4/2022	--	--	0.1148	413	12.9	6.5	0.74	19.40	2.35	191	0.62	179.50	49.60	28.20	2.60	0.82	65	4.76	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-017	1.52	3.05	1.52	6/4/2022	--	--	0.0985	432	12.8	7.8	0.80	11.95	2.70	127	0.87	110.00	31.20	15.65	2.12	1.06	74	6.54	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-017	3.05	4.57	1.52	6/4/2022	--	--	0.0388	90	9.6	4.2	1.02	10.95	1.60	62	0.34	66.50	17.65	13.45	1.83	0.47	46	3.09	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-017	3.05	4.57	1.52	6/4/2022	Duplicate	--	0.0386	77	10.7	4.6	0.98	11.65	1.86	63	0.40	66.00	17.45	13.00	2.04	0.56	54	3.21	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-017	4.57	6.55	1.98	6/4/2022	--	--	0.0507	110	10.4	5.3	1.76	13.50	2.07	96	0.57	88.60	23.90	16.40	2.10	0.77	55	4.69	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-017	6.55	7.62	1.07	6/4/2022	--	--	0.0612	91	26.3	15.3	3.10	23.90	5.36	67	1.74	65.40	16.25	16.45	4.50	2.09	159	13.90	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-017	7.62	8.84	1.22	6/4/2022	--	--	0.0320	78	8.9	4.9	0.99	9.33	1.76	45	0.51	42.90	11.25	8.92	1.69	0.64	52	3.76	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-018	0	1.83	1.83	6/4/2022	--	--	0.0403	132	8.0	3.9	0.49	8.98	1.48	57	0.27	57.70	15.10	10.25	1.52	0.46	42	2.48	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-018	1.83	3.05	1.22	6/4/2022	--	--	0.0641	302	7.9	4.4	0.72	8.15	1.60	72	0.50	68.30	17.90	10.60	1.17	0.58	45	3.63	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-018	3.05	4.27	1.22	6/4/2022	--	--	0.0424	91	10.8	6.4	1.72	11.65	2.17	63	0.73	69.80	17.35	12.85	1.83	0.88	63	5.52	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-018	4.27	5.33	1.07	6/4/2022	--	--	0.2197	141	71.3	41.4	10.20	81.60	14.70	380	5.02	438.00	111.00	87.60	12.95	5.89	410	39.00	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-018	5.33	6.71	1.37	6/4/2022	--	--	0.0594	71	20.0	11.0	2.59	20.30	4.03	92	1.14	98.40	25.70	20.70	3.40	1.52	118	9.51	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-019	0	0.91	0.91	6/4/2022	--	--	0.0399	135	8.0	3.7	0.64	8.76	1.40	57	0.30	52.90	14.30	9.74	1.49	0.45	42	2.71	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-019	1.52	3.05	1.52	6/4/2022	--	--	0.0601	318	5.9	2.1	0.86	8.86	0.90	61	0.18	59.20	16.30	10.65	1.33	0.26	25	1.42	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-019	3.05	4.21	1.16	6/4/2022	--	--	0.0365	94	8.3	4.0	1.28	9.94	1.56	58	0.35	58.70	15.45	11.65	1.59	0.49	41	3.03	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-019	4.21	4.88	0.67	6/4/2022	--	--	0.1741	196	47.0	27.7	7.80	58.50	9.73	278	3.58	371.00	89.80	70.00	8.83	4.01	271	26.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-019	4.88	5.97	1.1	6/4/2022	--	--	0.1728	327	27.7	12.7	6.50	39.30	4.95	452	1.38	305.00	94.50	54.90	5.85	1.60	124	11.10	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	114	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DDT-019	5.97	7.62	1.65	6/4/2022	--	--	0.2193	603	44.7	24.8	6.38	51.90	8.83	303	2.83	359.00	91.40	68.30	8.38	3.16	260	20.00	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-019	--	--	--	6/4/2022	Standard	Oreas 463	2.1054	6480	70.6	15.9	122.50	253.00	8.43	5160	0.79	3800.00	>1000	542.00	21.90	1.48	184	6.76	7000	73	16	115	257	8	5100	1	3570	1045	578	22	2	189	7
22-DDT-020	0	1.52	1.52	6/4/2022	--	--	0.0578	306	6.5	2.9	0.58	6.54	1.16	59	0.30	47.80	13.75	8.72	1.18	0.41	35	2.16	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-020	1.52	3.05	1.52	6/4/2022	--	--	0.0301	111	5.0	2.0	0.59	5.71	0.80	45	0.16	39.70	11.10	7.68	0.95	0.22	24	1.33	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-020	3.05	4.57	1.52	6/4/2022	--	--	0.0381	109	6.3	2.3	0.87	8.39	0.95	70	0.19	65.40	18.30	12.75	1.34	0.29	26	1.34	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-020	4.57	6.1	1.52	6/4/2022	--	--	0.0655	174	12.5	6.1	1.34	14.90	2.29	104	0.57	117.00	31.50	22.10	2.39	0.78	62	4.63	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-020	4.57	6.1	1.52	6/4/2022	Duplicate	--	0.0692	173	13.0	6.5	1.45	16.05	2.35	113	0.65	127.00	34.20	23.80	2.57	0.83	68	4.97	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-020	6.1	6.71	0.61	6/4/2022	--	--	0.1220	136	22.8	12.1	6.10	31.50	4.25	238	1.40	329.00	79.70	52.40	4.49	1.67	107	10.85	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-020	6.71	8.38	1.68	6/4/2022	--	--	0.0386	65	7.9	3.6	1.83	10.80	1.42	75	0.46	80.80	21.10	14.95	1.54	0.51	39	3.14	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-021	0	1.52	1.52	6/5/2022	--	--	0.0503	185	6.6	2.8	0.88	8.75	1.08	84	0.27	73.10	20.50	11.90	1.37	0.37	29	2.13	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-021	1.52	3.05	1.52	6/5/2022	--	--	0.0478	135	8.1	3.4	1.04	10.30	1.37	80	0.31	86.10	22.50	15.90	1.61	0.43	37	2.44	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-021	3.05	4.57	1.52	6/5/2022	--	--	0.0471	70	7.4	3.4	1.50	9.02	1.31	85	0.23	133.50	32.00	19.70	1.35	0.41	33	2.43	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-021	4.57	6.1	1.52	6/5/2022	--	--	0.1013	129	20.2	8.3	2.67	22.80	3.35	184	0.71	275.00	65.30	44.10	3.61	0.99	94	5.64	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-021	6.1	7.62	1.52	6/5/2022	--	--	0.1139	132	20.4	9.2	4.03	31.30	3.52	230	0.94	302.00	75.40	53.80	4.11	1.18	93	7.10	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-021	7.62	9.45	1.83	6/5/2022	--	--	0.0568	50	14.3	8.1	2.68	18.10	2.71	107	0.91	128.00	32.30	25.50	2.61	1.09	80	6.67	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-022	0	1.52	1.52	6/5/2022	--	--	0.0404	177	4.5	1.9	0.43	6.35	0.68	56	0.23	49.90	13.40	10.20	0.87	0.25	20	1.83	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-022	1.52	3.05	1.52	6/5/2022	--	--	0.0374	151	4.2	1.7	0.75	7.66	0.74	54	0.19	52.20	14.25	10.45	0.99	0.25	19	1.36	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-022	3.05	4.57	1.52	6/5/2022	--	--	0.0612	158	11.4	5.0	1.85	16.05	1.96	102	0.51	111.50	29.00	23.40	2.43	0.64	52	4.16	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-022	4.57	6.1	1.52	6/5/2022	--	--	0.0820	143	21.6	10.0	3.20	27.50	3.82	146	0.97	147.50	39.00	32.60	4.02	1.22	107	7.53	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-022	6.1	7.62	1.52	6/5/2022	--	--	0.1057	109	28.7	14.9	5.23	39.40	5.30	208	1.66	211.00	55.00	49.60	5.54	1.89	147	12.00	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-022	7.62	8.53	0.91	6/5/2022	--	--	0.0607	61	19.7	10.0	3.26	25.30	3.63	120	1.18	103.00	27.30	25.80	3.68	1.34	98	8.88	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-022	--	--	--	6/5/2022	Blank	--	0.0035	8	0.7	0.4	0.29	1.12	0.13	5	0.03	6.40	1.58	1.34	0.13	0.04	4	0.31	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-023	0	1.52	1.52	6/5/2022	--	--	0.0354	132	4.7	1.8	0.64	7.05	0.73	58	0.16	49.30	14.05	9.61	1.01	0.24	21	1.15	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-023	1.52	3.05	1.52	6/5/2022	--	--	0.0446	192	4.6	2.0	0.67	7.59	0.73	66	0.27	56.40	16.10	10.50	1.06	0.31	20	1.97	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-023	3.05	4.57	1.52	6/5/2022	--	--	0.0606	188	9.4	4.7	1.46	13.65	1.65	106	0.43	94.50	26.50	18.20	1.94	0.54	46	3.38	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-023	4.57	6.1	1.52	6/5/2022	--	--	0.0687	169	13.2	6.1	2.21	19.05	2.39	126	0.74	114.50	31.30	23.60	2.83	0.84	66	5.29	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-023	4.57	6.1	1.52	6/5/2022	Duplicate	--	0.0755	186	15.6	7.4	2.44	21.10	2.54	140	0.80	125.00	34.20	24.60	3.13	0.90	72	5.73	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-023	6.1	7.62	1.52	6/5/2022	--	--	0.0654	183	13.0	6.0	1.77	16.90	2.21	114	0.58	95.20	26.40	19.70	2.74	0.78	68	4.47	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-023	7.62	8.38	0.76	6/5/2022	--	--	0.0448	155	6.5	2.4	0.92	9.73	1.04	74	0.19	66.90	18.40	13.75	1.41	0.29	29	1.95	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-024	0	1.52	1.52	6/5/2022	--	--	0.0419	184	3.9	1.5	0.56	6.78	0.57	63	0.14	54.70	15.10	10.00	0.88	0.18	16	1.00	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-024	1.52	3.05	1.52	6/5/2022	--	--	0.0571	189	6.9	2.9	1.14	11.50	1.17	101	0.30	93.00	25.70	17.60	1.56	0.38	31	2.35	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-024	3.05	4.57	1.52	6/5/2022	--	--	0.0796	167	14.8	7.1	2.52	21.30	2.65	157	0.74	149.50	41.80	29.60	3.01	0.91	73	5.31	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-024	4.57	6.1	1.52	6/5/2022	--	--	0.0776	169	16.2	7.7	2.30	21.60	2.91	145	0.85	133.00	36.40	26.30	3.37	0.99	86	6.05	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	115	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DDT-024	6.1	7.62	1.52	6/5/2022	--	--	0.0504	168	6.2	2.7	1.12	10.60	1.08	91	0.30	76.20	21.80	15.00	1.39	0.37	31	1.97	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-024	7.62	9.14	1.52	6/5/2022	--	--	0.0497	171	5.9	2.3	0.92	10.45	0.94	90	0.24	76.20	21.10	14.50	1.42	0.27	26	1.82	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-025	0	1.52	1.52	6/6/2022	--	--	0.0526	209	6.1	1.9	0.61	10.10	0.86	84	0.18	73.10	20.40	13.95	1.37	0.20	25	1.41	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-025	1.52	3.05	1.52	6/6/2022	--	--	0.0711	230	8.2	3.2	1.50	14.40	1.24	135	0.27	119.50	33.40	21.70	1.85	0.41	33	2.31	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-025	3.05	4.57	1.52	6/6/2022	--	--	0.0711	209	11.4	5.1	2.10	16.45	1.80	131	0.48	117.50	32.00	22.20	2.28	0.58	50	3.69	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-025	4.57	6.1	1.52	6/6/2022	--	--	0.0660	230	10.1	3.4	1.32	14.60	1.48	113	0.35	96.70	27.10	18.40	2.06	0.44	40	2.45	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-025	6.1	7.01	0.91	6/6/2022	--	--	0.0495	147	12.5	5.6	0.79	11.90	2.16	72	0.48	64.60	17.70	14.00	2.10	0.69	63	4.08	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-025	--	--	--	6/6/2022	Standard	Oreas 460	0.5132	1695	18.8	6.0	22.30	47.30	2.58	1380	0.48	794.00	238.00	106.50	5.00	0.60	61	3.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-026	0	1.52	1.52	6/6/2022	--	--	0.0862	358	10.0	3.3	0.76	17.25	1.58	123	0.33	118.50	31.40	23.20	2.26	0.39	42	2.43	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-026	1.52	3.05	1.52	6/6/2022	--	--	0.0571	223	6.4	2.2	1.03	10.50	0.96	92	0.25	82.60	23.00	16.20	1.38	0.28	24	1.69	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-026	3.05	4.57	1.52	6/6/2022	--	--	0.0782	208	13.9	6.4	2.39	19.65	2.36	147	0.70	129.50	36.10	27.20	2.88	0.79	62	4.99	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-026	4.57	6.71	2.13	6/6/2022	--	--	0.0618	207	8.8	3.4	1.44	12.95	1.44	111	0.33	93.40	25.80	17.55	1.81	0.42	38	2.32	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-027	0	1.52	1.52	6/6/2022	--	--	0.0590	215	7.6	2.8	0.94	11.40	1.22	98	0.29	87.30	24.10	16.70	1.60	0.37	32	2.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-027	0	1.52	1.52	6/6/2022	Duplicate	--	0.0586	211	8.1	3.3	0.90	11.55	1.25	96	0.34	86.20	23.70	16.45	1.58	0.38	35	2.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-027	1.52	3.05	1.52	6/6/2022	--	--	0.0584	208	9.6	3.8	1.01	12.20	1.48	90	0.36	83.80	22.90	17.10	1.81	0.47	41	2.81	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-027	3.05	4.57	1.52	6/6/2022	--	--	0.0749	220	10.9	3.8	1.83	16.65	1.68	139	0.42	131.50	35.70	26.70	2.29	0.46	43	3.13	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-027	4.57	6.1	1.52	6/6/2022	--	--	0.0684	188	12.5	5.1	2.10	17.05	2.02	125	0.50	113.50	31.60	23.90	2.34	0.64	53	3.78	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-027	6.1	7.01	0.91	6/6/2022	--	--	0.0628	206	10.7	4.4	1.29	15.50	1.82	105	0.40	89.70	25.50	18.20	2.20	0.58	49	3.37	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-028	0	1.52	1.52	6/6/2022	--	--	0.0625	228	7.3	2.9	1.25	11.70	1.21	110	0.29	91.90	26.00	16.40	1.49	0.38	31	2.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-028	1.52	3.05	1.52	6/6/2022	--	--	0.0604	217	7.7	3.0	1.31	12.55	1.26	103	0.29	89.40	24.50	17.25	1.63	0.35	32	2.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-028	3.05	4.57	1.52	6/6/2022	--	--	0.0495	162	8.4	3.8	1.57	11.20	1.38	82	0.42	74.50	20.20	14.55	1.51	0.49	36	2.66	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-028	4.57	5.3	0.73	6/6/2022	--	--	0.0415	126	9.4	4.1	2.30	11.10	1.61	59	0.49	62.40	15.20	12.85	1.65	0.59	41	3.61	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-028	5.3	6.1	0.79	6/6/2022	--	--	0.0436	120	11.0	5.5	2.90	12.90	2.11	59	0.67	64.70	16.00	14.80	1.90	0.72	53	4.76	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-028	6.1	7.62	1.52	6/6/2022	--	--	0.0370	85	12.1	6.5	3.52	12.95	2.33	42	0.78	53.00	11.85	12.60	2.09	0.97	61	5.87	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-028	7.62	8.53	0.91	6/6/2022	--	--	0.0342	77	11.1	6.0	3.25	11.60	2.22	38	0.72	48.40	10.90	11.20	1.89	0.83	60	4.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-028	--	--	--	6/6/2022	Blank	--	0.0036	9	0.8	0.4	0.20	1.00	0.18	6	0.03	5.70	1.24	1.16	0.13	0.03	4	0.31	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-029	0	1.52	1.52	6/7/2022	--	--	0.0182	65	5.2	3.2	1.20	4.47	1.02	17	0.51	20.10	4.99	4.76	0.81	0.50	23	3.42	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-029	1.52	3.05	1.52	6/7/2022	--	--	0.0200	72	5.7	3.7	1.67	5.26	1.16	15	0.56	23.90	5.64	6.82	0.91	0.53	23	3.67	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-029	3.05	4.57	1.52	6/7/2022	--	--	0.0458	131	13.0	7.8	4.11	14.30	2.55	50	0.97	66.60	15.35	14.35	2.16	0.92	58	6.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-029	4.57	6.1	1.52	6/7/2022	--	--	0.0621	147	19.1	10.4	5.39	20.30	3.88	78	1.19	93.50	22.00	20.20	3.28	1.27	91	8.92	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-029	6.1	7.62	1.52	6/7/2022	--	--	0.0547	133	17.0	9.4	4.81	18.05	3.41	64	1.13	80.10	18.50	18.25	2.81	1.28	82	8.12	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-029	7.62	9.14	1.52	6/7/2022	--	--	0.0560	142	16.5	8.3	4.84	17.70	3.17	69	1.05	83.70	19.80	18.40	2.71	1.16	77	7.89	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-029	9.14	10.67	1.52	6/7/2022	--	--	0.0667	133	24.5	12.8	6.35	26.10	4.64	67	1.48	92.40	20.20	23.20	4.02	1.62	133	10.60	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	116	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DDT-029	9.14	10.67	1.52	6/7/2022	Duplicate	--	0.0721	144	24.4	13.4	6.40	26.40	4.69	81	1.47	102.50	22.50	25.40	4.14	1.64	139	10.00	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-029	10.67	12.19	1.52	6/7/2022	--	--	0.0471	118	15.8	8.6	4.20	15.95	3.10	47	1.07	64.50	14.35	15.60	2.52	1.09	79	7.18	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-030	0	1.52	1.52	6/7/2022	--	--	0.0356	129	5.3	2.6	1.35	7.71	0.95	53	0.32	53.90	14.00	10.00	1.09	0.33	22	2.23	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-030	1.52	3.05	1.52	6/7/2022	--	--	0.0178	50	4.8	3.1	0.82	3.99	1.02	25	0.37	21.10	5.76	4.56	0.71	0.43	26	3.06	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-030	3.05	4.57	1.52	6/7/2022	--	--	0.0225	69	5.0	2.2	0.76	5.36	0.89	37	0.28	30.20	8.20	6.27	0.83	0.31	23	1.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-030	4.57	6.1	1.52	6/7/2022	--	--	0.0409	107	12.0	6.1	1.45	11.10	2.25	57	0.71	49.40	13.70	11.40	1.88	0.82	66	4.94	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-030	6.1	7.62	1.52	6/7/2022	--	--	0.0386	124	8.0	4.0	1.11	8.79	1.48	60	0.50	49.60	13.65	11.45	1.30	0.55	40	3.42	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-030	7.62	9.14	1.52	6/7/2022	--	--	0.0242	67	7.4	4.3	2.50	7.52	1.50	23	0.60	32.40	7.20	7.98	1.23	0.62	38	3.64	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-030	9.14	10.67	1.52	6/7/2022	--	--	0.0317	75	10.9	6.0	3.24	10.95	2.16	33	0.72	45.20	9.91	10.80	1.73	0.80	52	4.92	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-030	10.67	11.28	0.61	6/7/2022	--	--	0.0269	65	8.8	4.9	2.71	8.97	1.66	28	0.56	38.10	8.29	9.65	1.48	0.60	44	4.11	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-031	0	1.52	1.52	6/7/2022	--	--	0.0314	88	8.9	5.0	1.13	7.02	1.82	38	0.59	37.40	9.46	7.87	1.22	0.65	53	4.35	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-031	1.52	3.05	1.52	6/7/2022	--	--	0.0759	261	12.1	6.3	1.07	14.75	2.34	113	0.73	111.00	28.60	21.60	2.12	0.91	63	5.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-031	3.05	4.57	1.52	6/7/2022	--	--	0.0217	70	4.3	2.1	0.82	4.28	0.77	35	0.25	28.00	7.57	5.58	0.72	0.28	23	1.67	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-031	4.57	6.1	1.52	6/7/2022	--	--	0.0334	110	5.6	2.4	1.04	6.38	0.98	58	0.30	47.00	12.65	9.05	0.94	0.36	27	2.19	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-031	6.1	7.32	1.22	6/7/2022	--	--	0.0799	279	13.0	6.0	1.20	16.30	2.33	123	0.69	113.00	30.60	21.80	2.37	0.79	64	4.67	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-032	0	1.52	1.52	6/7/2022	--	--	0.0319	119	4.4	1.7	0.78	5.41	0.72	54	0.21	43.10	11.80	8.06	0.78	0.25	19	1.63	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-032	1.52	3.05	1.52	6/7/2022	--	--	0.0267	90	4.7	2.0	0.88	4.97	0.77	47	0.24	35.20	9.87	6.74	0.79	0.28	22	1.86	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-032	3.05	4.57	1.52	6/7/2022	--	--	0.0329	115	4.4	2.1	0.78	5.36	0.85	59	0.27	42.50	12.10	8.37	0.83	0.31	25	1.76	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-032	4.57	5.18	0.61	6/7/2022	--	--	0.0235	86	2.7	1.0	0.63	4.19	0.45	44	0.12	31.80	8.85	6.19	0.54	0.16	13	0.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-032	4.57	5.18	0.61	6/7/2022	Duplicate	--	0.0194	70	2.7	1.0	0.57	3.40	0.40	35	0.14	25.50	7.29	5.25	0.51	0.14	13	0.84	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-033	0	1.52	1.52	6/7/2022	--	--	0.0332	111	5.8	3.3	0.81	6.39	1.20	52	0.49	42.10	11.30	8.33	0.96	0.51	34	2.92	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-033	1.52	2.87	1.34	6/7/2022	--	--	0.0497	177	7.0	3.7	0.69	8.58	1.34	80	0.46	66.80	17.80	11.95	1.25	0.52	41	3.16	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-033	2.87	4.27	1.4	6/7/2022	--	--	0.0275	92	4.6	2.3	0.82	5.47	0.81	46	0.28	35.70	9.84	7.05	0.83	0.32	25	1.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-034	0	1.07	1.07	6/8/2022	--	--	0.0433	154	6.6	3.6	1.36	8.50	1.32	67	0.46	58.30	15.40	11.60	1.21	0.47	36	3.00	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-034	1.52	3.05	1.52	6/8/2022	--	--	0.0546	189	8.7	5.1	1.44	10.55	1.83	79	0.78	76.90	19.20	14.40	1.47	0.84	49	5.04	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-034	3.05	4.57	1.52	6/8/2022	--	--	0.0288	65	7.4	3.8	1.64	7.54	1.48	49	0.54	41.40	11.10	8.77	1.18	0.60	41	3.60	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-034	4.57	6.1	1.52	6/8/2022	--	--	0.0337	95	8.4	4.8	1.28	6.87	1.67	52	0.57	38.00	10.15	7.44	1.25	0.72	52	4.27	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-034	6.1	7.62	1.52	6/8/2022	--	--	0.0331	101	7.8	3.6	1.02	6.92	1.48	52	0.40	37.40	10.40	7.80	1.27	0.51	45	2.97	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-034	7.62	8.23	0.61	6/8/2022	--	--	0.0212	72	3.6	1.5	0.87	4.17	0.62	38	0.15	26.50	7.43	4.92	0.66	0.23	18	1.00	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-035	0	1.52	1.52	6/8/2022	--	--	0.0317	111	5.3	3.3	0.99	6.07	1.14	47	0.36	40.20	10.75	8.35	0.87	0.47	30	2.84	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-035	1.52	3.05	1.52	6/8/2022	--	--	0.0444	172	5.6	2.5	0.93	7.82	0.97	67	0.40	60.20	15.95	11.50	1.01	0.41	29	2.65	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-035	3.05	4.57	1.52	6/8/2022	--	--	0.0334	114	4.6	2.5	1.07	5.92	0.89	56	0.37	47.70	12.55	8.75	0.88	0.41	25	2.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-035	4.57	6.1	1.52	6/8/2022	--	--	0.0450	155	6.6	3.3	1.21	8.67	1.16	71	0.39	65.80	17.60	13.65	1.20	0.49	34	2.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	117	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DDT-035	6.1	6.58	0.49	6/8/2022	--	--	0.0168	56	2.6	1.5	0.86	3.11	0.51	30	0.24	21.20	6.08	4.15	0.42	0.24	15	1.60	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-036	0	1.52	1.52	6/8/2022	--	--	0.0320	120	6.6	3.6	1.75	7.24	1.29	37	0.54	40.10	9.67	9.72	1.10	0.52	30	3.77	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-036	1.52	2.44	0.91	6/8/2022	--	--	0.0207	72	4.0	2.7	1.55	4.78	0.87	23	0.37	27.80	6.34	6.74	0.69	0.43	22	2.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-036	2.44	3.05	0.61	6/8/2022	--	--	0.0183	54	3.3	2.3	1.08	3.60	0.76	29	0.29	24.70	6.57	5.32	0.54	0.38	21	2.16	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-036	3.05	4.27	1.22	6/8/2022	--	--	0.0125	35	2.5	1.6	0.87	2.78	0.53	21	0.24	16.30	4.60	3.59	0.43	0.25	15	1.52	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-036	3.05	4.27	1.22	6/8/2022	Duplicate	--	0.0119	33	2.2	1.3	0.90	2.53	0.42	21	0.17	16.20	4.35	3.75	0.39	0.19	13	1.24	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-037	0	1.52	1.52	6/9/2022			0.0246	103	5.1	3.1	1.42	5.05	1.03	23	0.49	27.20	6.43	6.78	0.82	0.48	21	3.26	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-037	1.52	3.05	1.52	6/9/2022	--	--	0.0459	168	10.1	5.8	3.75	11.85	2.13	46	0.92	62.30	14.30	14.85	1.73	0.91	41	6.01	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-037	3.05	4.57	1.52	6/9/2022	--	--	0.0710	158	19.6	10.3	6.40	22.70	3.89	98	1.49	115.00	26.30	26.30	3.32	1.52	98	9.37	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-037	4.57	6.1	1.52	6/9/2022	--	--	0.0301	84	9.0	4.9	2.56	9.67	1.89	28	0.66	36.70	8.14	9.44	1.53	0.76	52	4.72	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-037	6.1	8.23	2.13	6/9/2022	--	--	0.0484	85	15.0	8.7	4.70	17.20	3.18	57	1.04	70.30	15.30	16.30	2.54	1.26	102	6.92	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-037	8.23	9.75	1.52	6/9/2022	--	--	0.0267	79	5.2	2.8	1.47	6.12	0.99	43	0.33	36.70	9.57	7.50	0.88	0.40	30	2.18	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-038	0	1.52	1.52	6/9/2022	--	--	0.0246	99	5.2	3.0	1.68	5.12	1.03	25	0.56	30.50	7.55	7.22	0.90	0.46	18	3.79	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-038	1.52	3.05	1.52	6/9/2022	--	--	0.0380	119	10.2	5.6	3.51	11.30	1.84	37	0.80	57.80	13.10	13.80	1.76	0.80	41	5.65	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-038	3.05	4.57	1.52	6/9/2022	--	--	0.0574	114	18.8	10.6	5.55	20.70	3.64	64	1.24	88.00	20.90	20.90	3.20	1.40	102	9.33	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-038	4.57	6.1	1.52	6/9/2022	--	--	0.0536	112	17.2	9.8	5.44	19.30	3.25	54	1.23	79.50	17.45	19.00	2.95	1.18	101	8.09	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-038	6.1	7.01	0.91	6/9/2022	--	--	0.0434	99	13.8	7.1	4.03	15.15	2.54	45	0.94	65.70	14.55	15.75	2.37	1.05	73	6.49	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-038	--	--	--	6/9/2022	Blank	--	0.0038	9	0.9	0.5	0.27	1.25	0.19	5	0.05	5.90	1.47	1.43	0.17	0.04	5	0.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-039	0	1.52	1.52	6/9/2022	--	--	0.0348	120	6.5	3.3	1.48	7.64	1.16	45	0.44	51.60	12.95	10.10	1.21	0.46	30	3.27	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-039	1.52	3.05	1.52	6/9/2022	--	--	0.0268	106	5.4	3.2	1.71	6.23	1.00	24	0.45	37.20	8.51	7.95	0.95	0.46	22	3.26	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-039	3.05	4.57	1.52	6/9/2022	--	--	0.0410	133	10.3	5.9	3.66	12.10	1.84	39	0.80	62.70	13.70	13.80	1.81	0.78	44	5.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-039	4.57	6.1	1.52	6/9/2022	--	--	0.0356	79	11.4	5.9	3.79	13.10	2.00	38	0.83	56.50	12.85	13.55	1.92	0.84	55	5.88	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-039	6.1	7.62	1.52	6/9/2022	--	--	0.0220	48	7.9	4.6	2.65	7.97	1.47	21	0.57	32.10	7.33	8.19	1.27	0.58	38	3.98	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-039	7.62	8.63	1.01	6/9/2022	--	--	0.0345	72	10.9	6.0	3.32	11.70	2.07	38	0.80	52.10	11.90	11.50	1.86	0.85	62	5.03	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-040	0	1.52	1.52	6/9/2022	--	--	0.0555	195	8.2	3.2	1.29	11.70	1.20	86	0.35	84.80	23.30	16.75	1.69	0.41	35	2.69	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-040	0	1.52	1.52	6/9/2022	Duplicate	--	0.0610	215	8.5	3.2	1.36	12.95	1.25	97	0.36	93.60	25.70	18.30	1.83	0.46	37	2.68	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-040	1.52	3.05	1.52	6/9/2022	--	--	0.0949	317	11.8	4.6	2.10	20.10	1.75	159	0.48	159.00	43.70	30.50	2.57	0.58	51	3.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-040	3.05	4.57	1.52	6/9/2022	--	--	0.0646	207	9.7	4.2	1.81	14.40	1.50	110	0.44	102.00	28.60	20.20	1.89	0.49	44	3.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-040	4.57	5.18	0.61	6/9/2022	--	--	0.0568	190	8.1	3.5	0.99	11.85	1.32	94	0.34	86.70	24.40	16.65	1.70	0.44	40	2.75	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-041	0.3	1.52	1.22	6/9/2022	--	--	0.0492	183	5.1	2.2	1.07	9.34	0.81	80	0.22	76.10	20.50	13.75	1.12	0.27	24	1.62	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-041	1.52	3.05	1.52	6/9/2022	--	--	0.0640	213	7.4	2.6	1.44	13.35	1.12	114	0.25	105.50	29.50	20.70	1.76	0.31	32	1.81	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-041	3.05	3.66	0.61	6/9/2022	--	--	0.0533	151	10.5	4.6	1.98	13.70	1.72	87	0.50	81.90	22.70	17.45	2.10	0.60	53	3.87	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-042	0	1.52	1.52	7/10/2022	--	--	0.0458	164	9.2	4.3	0.94	9.71	1.70	62	0.48	56.00	15.00	11.75	1.59	0.57	48	3.44	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	118	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DDT-042	1.52	3.05	1.52	7/10/2022	--	--	0.0341	100	9.5	4.7	1.96	9.57	1.77	39	0.67	47.30	11.50	9.96	1.46	0.72	45	4.37	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-042	3.05	4.57	1.52	7/10/2022	--	--	0.0454	138	9.5	3.9	1.66	12.40	1.61	70	0.44	64.10	17.55	13.30	1.83	0.49	47	2.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-042	4.57	5.49	0.91	7/10/2022	--	--	0.0425	119	11.0	4.6	1.41	11.55	1.93	61	0.36	52.00	14.45	11.35	1.94	0.52	65	2.78	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-043	0	1.52	1.52	7/11/2022	--	--	0.0625	223	10.7	3.7	1.05	13.10	1.53	94	0.42	91.80	23.30	17.80	1.76	0.46	45	3.21	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-043	1.52	2.13	0.61	7/11/2022	--	--	0.0548	193	10.6	5.0	0.72	10.80	1.73	73	0.37	72.40	19.30	14.40	1.73	0.61	57	3.48	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-043	2.13	3.05	0.91	7/11/2022	--	--	0.0560	203	8.5	3.5	1.35	11.65	1.39	86	0.30	82.40	21.90	15.10	1.52	0.34	38	1.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-043	3.05	4.57	1.52	7/11/2022	--	--	0.1114	255	24.1	11.7	4.15	31.80	4.09	182	1.30	203.00	49.90	39.20	4.02	1.58	123	9.81	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-043	4.57	6.1	1.52	7/11/2022	--	--	0.0643	146	18.0	9.0	1.99	19.55	3.05	96	0.92	92.00	23.30	19.60	3.01	1.15	103	6.79	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-043	6.1	7.62	1.52	7/11/2022	--	--	0.0440	114	15.2	7.0	1.05	12.05	2.50	54	0.66	52.30	13.85	10.70	2.20	0.88	79	5.24	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-043	7.62	8.69	1.07	7/11/2022	--	--	0.0635	200	14.3	5.6	1.11	16.90	2.10	92	0.45	88.00	23.10	18.50	2.56	0.67	69	3.37	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-044	0	1.52	1.52	7/11/2022	--	--	0.0298	115	6.7	2.9	0.50	6.03	1.12	34	0.25	32.90	8.35	6.46	0.98	0.32	35	2.08	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-044	1.52	3.05	1.52	7/11/2022	--	--	0.0502	192	6.8	2.9	0.74	9.40	1.09	77	0.24	70.50	18.65	13.55	1.36	0.30	31	2.11	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-044	1.52	3.05	1.52	7/11/2022	--	--	0.0519	200	7.3	2.5	0.79	10.35	1.05	80	0.23	72.50	19.30	13.70	1.24	0.33	30	2.27	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-044	3.05	4.57	1.52	7/11/2022	--	--	0.0603	193	7.3	2.8	1.27	11.90	0.96	116	0.27	102.50	28.30	17.65	1.38	0.32	29	2.00	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-044	4.57	6.1	1.52	7/11/2022	--	--	0.0677	126	18.7	8.5	3.33	22.70	3.12	109	1.00	120.50	29.60	25.70	3.05	1.12	93	7.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-044	6.1	7.62	1.52	7/11/2022	--	--	0.0603	151	18.6	7.5	1.70	18.85	2.87	84	0.68	80.00	22.20	19.20	2.99	0.93	94	5.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-044	7.62	9.14	1.52	7/11/2022	--	--	0.0476	128	13.7	6.5	1.03	12.45	2.41	64	0.61	58.40	16.10	14.40	2.36	0.82	76	4.78	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-044	9.14	10.06	0.91	7/11/2022	--	--	0.0457	112	14.0	7.3	2.62	14.25	2.75	52	0.84	61.70	15.60	15.40	2.29	1.02	77	5.89	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-045	0.91	1.52	0.61	7/11/2022	--	--	0.0349	127	6.9	4.0	0.78	6.47	1.34	45	0.32	40.30	11.65	8.28	1.06	0.49	40	2.71	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-045	1.52	3.05	1.52	7/11/2022	--	--	0.1012	145	20.9	10.2	4.79	30.60	3.55	197	1.14	222.00	59.30	47.60	3.92	1.30	103	8.67	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-045	3.05	4.57	1.52	7/11/2022	--	--	0.0839	205	18.3	7.3	2.82	22.10	2.80	148	0.85	139.00	38.10	30.40	3.16	0.98	87	5.92	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-045	4.57	6.1	1.52	7/11/2022	--	--	0.0599	167	10.3	4.4	1.88	15.40	1.77	106	0.46	98.20	27.10	20.50	2.03	0.54	50	3.43	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-045	6.1	7.62	1.52	7/11/2022	--	--	0.0392	93	11.0	5.4	2.68	13.25	2.01	45	0.62	62.50	15.15	15.85	1.91	0.70	57	4.97	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-045	7.62	9.14	1.52	7/11/2022	--	--	0.0355	87	10.5	5.7	3.32	11.60	2.01	39	0.78	50.80	12.30	12.50	1.76	0.76	57	5.08	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-045	9.14	10.67	1.52	7/11/2022	--	--	0.0313	72	10.0	5.6	2.85	10.10	1.88	34	0.69	43.00	10.60	10.25	1.64	0.72	56	4.82	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-045	10.67	11.58	0.91	7/11/2022	--	--	0.0278	61	9.5	5.7	2.38	9.34	1.84	31	0.70	37.30	8.38	9.22	1.49	0.68	51	4.61	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-045	--	--	--	7/11/2022	Standard	Oreas 460	0.5363	1825	20.4	6.3	22.40	50.20	2.95	1405	0.52	807.00	248.00	113.50	5.01	0.79	67	4.03	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-046	0	1.52	1.52	7/11/2022	--	--	0.0387	156	5.5	2.2	0.72	7.02	0.90	53	0.26	48.10	13.40	10.20	1.07	0.29	28	1.64	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-046	1.52	3.05	1.52	7/11/2022	--	--	0.0716	257	10.3	4.6	1.69	13.40	1.66	102	0.55	109.00	29.10	20.90	1.80	0.63	52	4.08	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-046	3.05	4.57	1.52	7/11/2022	--	--	0.0701	199	11.8	4.9	2.13	16.65	1.78	124	0.51	118.50	32.50	24.70	2.28	0.64	53	4.12	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-046	4.57	6.1	1.52	7/11/2022	--	--	0.0849	136	30.7	14.8	4.87	32.40	5.37	110	1.71	129.00	32.60	31.80	5.26	2.06	165	13.05	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-046	6.1	7.62	1.52	7/11/2022	--	--	0.0362	86	11.2	6.6	3.44	13.70	2.15	38	0.83	51.80	11.55	11.35	1.84	0.79	61	5.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-046	6.1	7.62	1.52	7/11/2022	--	--	0.0358	92	10.6	5.6	3.20	11.65	2.09	38	0.77	52.30	11.45	11.20	1.79	0.81	56	5.04	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	119	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DDT-046	7.62	8.69	1.07	7/11/2022	--	--	0.0304	68	9.9	5.3	2.71	10.10	1.91	32	0.73	42.90	10.10	10.20	1.55	0.75	55	5.03	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-047	0	1.52	1.52	7/11/2022	--	--	0.0353	128	6.3	3.3	1.97	8.85	1.23	39	0.54	53.10	12.30	11.80	1.21	0.49	28	3.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-047	1.52	2.29	0.76	7/11/2022	--	--	0.0707	117	17.4	9.0	5.51	19.45	2.96	136	1.16	134.50	37.70	30.30	2.99	1.27	77	8.37	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-048	0	1.68	1.68	7/13/2022	--	--	0.0456	167	6.1	2.4	0.58	8.95	1.02	71	0.25	67.50	18.60	13.70	1.26	0.35	28	2.07	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-048	1.68	3.05	1.37	7/13/2022	--	--	0.0729	210	11.5	4.7	1.76	15.25	1.89	127	0.46	126.50	35.10	24.80	2.21	0.62	54	3.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-048	3.05	4.57	1.52	7/13/2022	--	--	0.0716	190	15.2	7.5	1.69	18.10	2.59	117	0.88	106.50	29.60	24.20	2.74	0.99	83	6.31	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-048	4.57	6.1	1.52	7/13/2022	--	--	0.0551	180	8.3	3.7	1.15	11.45	1.37	95	0.40	79.60	23.20	16.10	1.59	0.44	43	2.83	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-048	6.1	7.62	1.52	7/13/2022	--	--	0.0519	175	6.6	2.3	1.06	10.80	1.02	94	0.25	76.60	22.40	15.85	1.38	0.33	32	2.10	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-048	7.62	8.38	0.76	7/13/2022	--	--	0.0492	175	6.1	2.3	0.98	9.55	0.86	87	0.24	73.10	21.20	14.10	1.17	0.25	26	1.71	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-049	0	1.22	1.22	7/13/2022	--	--	0.0574	201	8.3	3.5	0.64	11.70	1.39	93	0.38	84.30	23.60	16.50	1.57	0.47	40	2.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-049	1.22	3.05	1.83	7/13/2022	--	--	0.0636	180	11.0	4.8	2.05	16.60	1.79	109	0.54	106.50	29.10	23.20	2.16	0.63	49	3.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-049	3.05	4.57	1.52	7/13/2022	--	--	0.0687	196	14.0	7.3	1.94	16.40	2.38	111	0.68	97.20	27.70	20.20	2.54	0.83	78	5.48	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-049	4.57	6.1	1.52	7/13/2022	--	--	0.0455	160	6.1	2.6	1.01	8.33	0.87	78	0.29	66.30	19.25	13.70	1.17	0.34	28	1.72	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-049	6.1	7.01	0.91	7/13/2022	--	--	0.0515	182	6.9	2.7	1.16	9.90	0.89	90	0.27	75.30	21.80	15.40	1.29	0.34	29	2.04	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-050	0	1.52	1.52	7/13/2022	--	--	0.0532	193	6.7	2.3	1.05	9.88	1.05	89	0.23	80.80	22.30	16.05	1.29	0.29	28	1.95	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-050	1.52	3.05	1.52	7/13/2022	--	--	0.0821	218	12.7	6.0	3.58	18.90	2.23	134	0.71	163.50	39.60	31.30	2.29	0.91	60	5.18	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-050	3.05	4.57	1.52	7/13/2022	--	--	0.0489	72	12.7	6.4	3.17	18.15	2.39	77	0.76	99.60	23.80	22.20	2.40	0.95	65	5.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-050	4.57	6.1	1.52	7/13/2022	--	--	0.0477	83	17.0	9.0	3.46	19.30	3.33	61	0.96	69.60	16.25	17.05	2.98	1.24	90	7.34	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-050	4.57	6.1	1.52	7/13/2022	--	--	0.0383	65	13.7	7.5	2.68	15.80	2.77	50	0.92	53.50	13.05	13.95	2.45	1.02	74	6.54	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-050	6.1	7.16	1.07	7/13/2022	--	--	0.0256	60	8.3	4.5	2.62	8.89	1.74	26	0.57	37.20	7.98	9.32	1.38	0.64	42	4.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-051	0	0.91	0.91	7/13/2022	--	--	0.0348	103	7.6	4.2	1.32	9.01	1.50	53	0.49	48.20	12.65	9.71	1.30	0.54	39	3.79	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-052	0	0.91	0.91	7/13/2022	--	--	0.0361	117	6.7	3.3	1.21	8.55	1.16	59	0.33	51.10	13.15	9.96	1.18	0.43	31	2.60	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-053	0	0.76	0.76	7/13/2022	--	--	0.0258	86	3.6	1.8	0.72	6.14	0.63	44	0.17	38.30	10.35	7.75	0.76	0.19	18	1.24	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-054	0	1.52	1.52	7/14/2022	--	--	0.0505	178	7.1	3.7	1.16	10.25	1.36	83	0.43	71.60	19.50	13.35	1.48	0.51	35	3.05	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-054	1.52	2.74	1.22	7/14/2022	--	--	0.0505	119	9.8	5.6	3.22	15.20	1.94	73	0.68	99.00	23.40	21.30	1.90	0.84	49	5.18	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-054	2.74	3.35	0.61	7/14/2022	--	--	0.0488	151	8.1	3.5	1.65	12.00	1.36	84	0.37	76.10	20.10	15.50	1.56	0.49	36	2.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-055	0	1.52	1.52	7/14/2022	--	--	0.0458	157	7.5	3.5	1.24	10.50	1.33	72	0.42	65.90	17.50	13.95	1.48	0.47	34	3.17	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-055	1.52	3.05	1.52	7/14/2022	--	--	0.0539	179	8.8	3.5	1.83	13.80	1.41	86	0.37	83.70	21.90	17.40	1.74	0.42	36	2.74	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-055	3.05	4.57	1.52	7/14/2022	--	--	0.0516	138	12.2	6.5	2.83	15.20	2.37	76	0.79	79.30	19.85	17.45	2.16	0.86	58	6.07	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-055	4.57	5.64	1.07	7/14/2022	--	--	0.0444	128	8.4	3.8	1.77	12.00	1.60	75	0.50	69.70	17.80	14.30	1.66	0.55	39	3.48	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-055	--	--	--	7/14/2022	Standard	--	2.0220	6320	69.5	16.7	122.00	252.00	9.24	5170	0.68	3730.00	>1000	546.00	20.00	1.55	185	6.90	6400	69	15	111	231	8	4960	1	3710	1050	512	19	1	176	7
22-DDT-056	1.22	3.05	1.83	7/14/2022	--	--	0.0556	175	7.9	2.7	1.35	13.35	1.22	102	0.27	92.90	25.40	18.25	1.61	0.36	29	2.07	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-056	3.05	3.96	0.91	7/14/2022	--	--	0.0442	91	9.1	4.3	1.91	13.30	1.65	83	0.43	83.20	21.00	16.50	1.80	0.57	44	3.38	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	120	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DDT-056	3.96	4.57	0.61	7/14/2022	--	--	0.0823	168	17.2	8.0	2.85	25.30	3.10	153	0.82	155.00	38.40	31.00	3.16	1.06	85	6.57	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-056	4.57	6.4	1.83	7/14/2022	--	--	0.0824	202	18.4	9.0	2.42	26.10	3.28	141	0.89	125.00	33.00	27.50	3.58	1.18	97	7.53	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-057	0	1.52	1.52	7/14/2022	--	--	0.0280	94	5.8	3.4	0.67	5.22	1.24	41	0.29	31.30	8.83	6.20	0.88	0.38	35	2.33	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-057	1.52	3.05	1.52	7/14/2022	--	--	0.0369	124	5.5	2.5	1.02	7.76	0.96	61	0.21	55.00	14.60	10.85	1.06	0.34	27	1.97	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-057	3.05	4.57	1.52	7/14/2022	--	--	0.0998	236	13.4	5.1	3.21	25.50	2.14	203	0.54	208.00	52.80	38.40	2.93	0.65	54	4.49	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-057	3.05	4.57	1.52	7/14/2022	--	--	0.0927	213	13.2	5.2	2.97	25.10	2.08	191	0.50	192.00	50.50	36.20	2.90	0.63	50	4.12	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-057	4.57	6.1	1.52	7/14/2022	--	--	0.0838	208	15.6	6.4	2.60	25.10	2.65	158	0.59	149.50	38.40	30.40	3.14	0.89	66	5.18	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-057	6.1	7.62	1.52	7/14/2022	--	--	0.0676	199	11.7	4.9	1.92	17.75	2.00	121	0.58	103.50	27.70	22.20	2.35	0.64	55	3.71	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-058	0	1.52	1.52	7/15/2022	--	--	0.0629	224	8.6	3.5	0.98	13.10	1.54	105	0.28	90.10	24.60	16.55	1.74	0.46	41	2.90	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-058	1.52	3.05	1.52	7/15/2022	--	--	0.0518	174	7.6	2.8	0.91	11.40	1.18	93	0.25	77.40	21.70	14.65	1.52	0.36	32	2.22	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-058	3.05	4.57	1.52	7/15/2022	--	--	0.0720	190	8.9	3.4	1.67	16.20	1.50	139	0.31	146.50	38.30	25.80	1.93	0.45	38	2.34	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-058	4.57	6.1	1.52	7/15/2022	--	--	0.0827	189	12.3	5.1	2.72	21.20	2.03	168	0.59	169.00	42.50	32.90	2.54	0.70	52	4.11	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-058	6.1	7.92	1.83	7/15/2022	--	--	0.0949	309	13.6	4.6	1.81	25.00	2.11	162	0.39	155.00	41.00	30.80	3.09	0.57	56	3.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-059	0	1.52	1.52	7/15/2022	--	--	0.0457	164	6.1	2.3	0.76	9.52	1.02	79	0.25	64.10	18.20	12.25	1.20	0.32	29	1.74	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-059	1.52	3.05	1.52	7/15/2022	--	--	0.0665	233	8.8	3.3	1.09	15.25	1.32	113	0.32	98.80	27.00	19.95	2.02	0.41	39	2.32	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-059	3.05	4.57	1.52	7/15/2022	--	--	0.0802	242	11.2	4.9	1.64	18.10	1.90	146	0.41	135.00	36.60	25.90	2.30	0.58	52	3.41	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-059	4.57	5.64	1.07	7/15/2022	--	--	0.0896	250	9.6	4.0	2.47	17.50	1.44	169	0.35	186.50	48.40	31.70	2.13	0.44	38	2.75	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-059	--	--	--	7/15/2022	Blank	--	0.0041	11	0.8	0.4	0.25	1.16	0.16	7	0.03	6.70	1.54	1.38	0.14	0.04	4	0.25	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-060	0	1.52	1.52	7/15/2022	--	--	0.0607	218	8.1	3.5	1.17	12.35	1.41	95	0.44	90.60	24.10	17.40	1.69	0.51	39	3.19	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-060	1.52	3.05	1.52	7/15/2022	--	--	0.0617	238	6.9	2.5	1.10	11.50	1.07	98	0.24	91.90	24.50	17.20	1.52	0.29	29	1.65	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-060	3.05	4.57	1.52	7/15/2022	--	--	0.0498	143	7.7	3.5	1.82	11.80	1.22	87	0.39	87.30	23.40	17.00	1.56	0.45	35	2.92	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-060	4.57	5.64	1.07	7/15/2022	--	--	0.0433	60	12.1	5.6	2.49	16.05	2.20	75	0.62	82.20	20.80	19.70	2.30	0.72	62	4.58	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-060	5.64	6.86	1.22	7/15/2022	--	--	0.0524	93	18.6	9.9	4.33	19.40	3.56	65	1.18	78.00	18.50	19.10	3.04	1.28	99	7.98	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-061	0	1.52	1.52	7/15/2022	--	--	0.0211	64	5.5	3.2	0.67	4.58	1.08	26	0.47	27.10	7.02	5.87	0.79	0.48	28	3.23	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-061	1.52	2.59	1.07	7/15/2022	--	--	0.0162	56	4.4	3.2	0.73	3.45	0.91	14	0.50	17.20	4.23	4.43	0.61	0.47	24	3.38	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-061	1.52	2.59	1.07	7/15/2022	Duplicate	--	0.0173	67	4.0	2.7	0.74	3.54	0.76	16	0.45	19.70	4.77	5.07	0.61	0.39	19	2.77	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-062	0	1.52	1.52	7/15/2022	--	--	0.0152	48	3.7	2.4	0.64	3.51	0.77	18	0.44	19.80	5.09	4.65	0.57	0.37	18	2.53	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-062	1.52	2.74	1.22	7/15/2022	--	--	0.0510	114	14.9	7.7	3.78	18.30	2.72	59	1.07	84.40	19.00	22.80	2.65	1.12	72	7.63	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-063	0	0.91	0.91	7/17/2022	--	--	0.0450	143	9.1	5.6	0.85	9.43	1.74	64	0.66	60.60	16.25	12.65	1.52	0.78	50	4.64	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-063	1.52	2.13	0.61	7/17/2022	--	--	0.0385	132	6.1	2.9	0.63	7.88	1.02	58	0.33	59.60	15.60	11.15	1.10	0.37	29	2.15	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-063	2.13	3.35	1.22	7/17/2022	--	--	0.0579	174	11.8	6.5	2.01	13.30	2.19	76	0.86	86.20	21.30	17.80	1.92	0.93	70	5.84	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-064	0	1.07	1.07	7/17/2022	--	--	0.0498	172	8.3	4.4	1.26	9.97	1.59	71	0.46	71.20	18.60	14.70	1.50	0.64	44	3.64	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-064	1.52	2.59	1.07	7/17/2022	--	--	0.0590	154	14.1	10.1	1.60	14.05	3.07	83	1.55	81.70	20.90	17.40	2.22	1.59	83	11.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	121	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DDT-064	3.05	3.96	0.91	7/17/2022	--	--	0.0233	76	4.0	2.4	0.85	4.57	0.81	37	0.34	29.70	8.55	6.06	0.71	0.38	23	2.60	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-065	0	1.22	1.22	7/17/2022	--	--	0.0429	159	6.3	2.8	0.96	8.58	1.05	65	0.40	58.90	16.30	12.65	1.21	0.37	29	2.68	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-065	1.52	2.74	1.22	7/17/2022	--	--	0.0654	149	16.5	10.3	3.13	18.50	3.41	100	1.58	97.50	25.40	22.30	2.85	1.59	90	10.45	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-065	3.05	4.57	1.52	7/17/2022	--	--	0.0322	79	9.2	4.6	1.61	9.43	1.54	48	0.65	41.00	11.30	10.05	1.52	0.67	48	4.32	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-065	4.88	6.71	1.83	7/17/2022	--	--	0.0288	74	8.5	6.3	0.89	5.76	1.87	35	0.87	30.80	8.19	6.56	1.17	1.01	55	6.48	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-065	--	--	--	7/17/2022	Standard	--	0.5371	1900	20.3	6.1	22.60	50.20	2.87	1315	0.51	843.00	240.00	113.50	5.11	0.73	62	3.90	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-066	0	1.52	1.52	7/17/2022	--	--	0.0380	139	7.6	4.3	0.65	7.20	1.39	49	0.56	43.80	11.90	8.50	1.18	0.66	42	4.25	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-066	1.83	3.05	1.22	7/17/2022	--	--	0.0360	142	5.9	3.1	0.81	6.45	0.99	50	0.35	44.20	12.05	8.69	1.05	0.43	27	2.93	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-066	3.35	4.57	1.22	7/17/2022	--	--	0.0285	82	5.2	2.9	1.09	6.46	0.95	48	0.38	44.00	11.70	8.83	1.01	0.40	26	2.71	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-066	4.57	5.33	0.76	7/17/2022	--	--	0.0874	200	24.4	17.2	2.30	22.20	5.19	116	2.39	116.50	30.90	27.10	3.67	2.69	149	17.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-067	0	1.52	1.52	7/19/2022	--	--	0.0183	60	3.6	1.3	0.86	4.81	0.57	28	0.15	27.40	7.33	5.89	0.65	0.19	13	1.24	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-067	1.52	3.05	1.52	7/19/2022	--	--	0.0584	205	8.4	3.8	1.08	11.80	1.50	88	0.38	88.80	23.70	18.05	1.68	0.50	40	3.10	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-067	1.52	3.05	1.52	7/19/2022	Duplicate	--	0.0745	270	9.5	3.8	1.27	13.70	1.51	118	0.38	117.00	31.20	21.80	1.86	0.55	41	3.22	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-067	3.05	4.57	1.52	7/19/2022	--	--	0.0509	169	8.8	4.6	1.13	10.45	1.57	79	0.49	74.60	19.30	14.50	1.58	0.59	43	3.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-067	4.57	6.1	1.52	7/19/2022	--	--	0.0583	184	11.9	6.5	1.31	13.80	2.23	82	0.77	82.60	21.30	17.50	2.05	0.87	61	5.53	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-067	6.1	7.62	1.52	7/19/2022	--	--	0.0529	166	10.7	5.7	1.35	13.20	1.92	75	0.75	73.90	19.65	16.60	2.01	0.75	56	5.02	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-067	7.62	9.14	1.52	7/19/2022	--	--	0.0366	119	6.3	3.1	1.01	8.11	1.12	56	0.37	52.90	14.05	11.10	1.24	0.45	33	2.77	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-067	9.14	10.67	1.52	7/19/2022	--	--	0.0371	129	5.6	2.9	0.80	6.90	1.06	57	0.40	52.40	14.30	10.05	1.00	0.40	31	2.47	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-067	10.67	11.58	0.91	7/19/2022	--	--	0.0323	107	5.5	2.5	0.69	7.30	0.85	53	0.29	47.70	12.30	8.96	0.98	0.32	26	2.12	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-068	0	1.52	1.52	7/19/2022	--	--	0.0473	157	9.3	4.6	0.83	10.35	1.67	72	0.51	64.20	17.00	11.55	1.57	0.62	46	4.13	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-068	1.52	3.05	1.52	7/19/2022	--	--	0.0825	306	10.9	4.5	1.14	16.60	1.71	134	0.50	122.00	31.80	20.90	2.12	0.62	46	3.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-068	3.05	4.57	1.52	7/19/2022	--	--	0.1004	352	14.0	4.5	1.04	24.10	1.94	165	0.46	160.00	41.50	30.70	2.96	0.53	53	3.44	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-068	4.57	5.33	0.76	7/19/2022	--	--	0.0310	96	5.0	2.3	0.91	7.23	0.88	54	0.25	50.10	13.10	8.98	0.94	0.36	21	2.07	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-068	--	--	--	7/19/2022	Standard	--	2.1077	6780	77.6	17.8	125.00	263.00	9.39	5250	0.83	3990.00	>1000	519.00	21.40	1.59	185	7.68	6640	68	15	110	223	9	5100	1	3990	1090	549	19	1	182	6
22-DDT-038	6.1	7.01	0.91	6/9/2022	--	--	0.0434	99	13.8	7.1	4.03	15.15	2.54	45	0.94	65.70	14.55	15.75	2.37	1.05	73	6.49	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-038	--	--	--	6/9/2022	Blank	--	0.0038	9	0.9	0.5	0.27	1.25	0.19	5	0.05	5.90	1.47	1.43	0.17	0.04	5	0.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-039	0	1.52	1.52	6/9/2022	--	--	0.0348	120	6.5	3.3	1.48	7.64	1.16	45	0.44	51.60	12.95	10.10	1.21	0.46	30	3.27	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-039	1.52	3.05	1.52	6/9/2022	--	--	0.0268	106	5.4	3.2	1.71	6.23	1.00	24	0.45	37.20	8.51	7.95	0.95	0.46	22	3.26	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-039	3.05	4.57	1.52	6/9/2022	--	--	0.0410	133	10.3	5.9	3.66	12.10	1.84	39	0.80	62.70	13.70	13.80	1.81	0.78	44	5.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-039	4.57	6.1	1.52	6/9/2022	--	--	0.0356	79	11.4	5.9	3.79	13.10	2.00	38	0.83	56.50	12.85	13.55	1.92	0.84	55	5.88	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-039	6.1	7.62	1.52	6/9/2022	--	--	0.0220	48	7.9	4.6	2.65	7.97	1.47	21	0.57	32.10	7.33	8.19	1.27	0.58	38	3.98	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-039	7.62	8.63	1.01	6/9/2022	--	--	0.0345	72	10.9	6.0	3.32	11.70	2.07	38	0.80	52.10	11.90	11.50	1.86	0.85	62	5.03	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-040	0	1.52	1.52	6/9/2022	--	--	0.0555	195	8.2	3.2	1.29	11.70	1.20	86	0.35	84.80	23.30	16.75	1.69	0.41	35	2.69	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	122	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DDT-040	0	1.52	1.52	6/9/2022	Duplicate	--	0.0610	215	8.5	3.2	1.36	12.95	1.25	97	0.36	93.60	25.70	18.30	1.83	0.46	37	2.68	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-040	1.52	3.05	1.52	6/9/2022	--	--	0.0949	317	11.8	4.6	2.10	20.10	1.75	159	0.48	159.00	43.70	30.50	2.57	0.58	51	3.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-040	3.05	4.57	1.52	6/9/2022	--	--	0.0646	207	9.7	4.2	1.81	14.40	1.50	110	0.44	102.00	28.60	20.20	1.89	0.49	44	3.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-040	4.57	5.18	0.61	6/9/2022	--	--	0.0568	190	8.1	3.5	0.99	11.85	1.32	94	0.34	86.70	24.40	16.65	1.70	0.44	40	2.75	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-041	0.3	1.52	1.22	6/9/2022	--	--	0.0492	183	5.1	2.2	1.07	9.34	0.81	80	0.22	76.10	20.50	13.75	1.12	0.27	24	1.62	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-041	1.52	3.05	1.52	6/9/2022	--	--	0.0640	213	7.4	2.6	1.44	13.35	1.12	114	0.25	105.50	29.50	20.70	1.76	0.31	32	1.81	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-041	3.05	3.66	0.61	6/9/2022	--	--	0.0533	151	10.5	4.6	1.98	13.70	1.72	87	0.50	81.90	22.70	17.45	2.10	0.60	53	3.87	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-042	0	1.52	1.52	7/10/2022	--	--	0.0458	164	9.2	4.3	0.94	9.71	1.70	62	0.48	56.00	15.00	11.75	1.59	0.57	48	3.44	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-042	1.52	3.05	1.52	7/10/2022	--	--	0.0341	100	9.5	4.7	1.96	9.57	1.77	39	0.67	47.30	11.50	9.96	1.46	0.72	45	4.37	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-042	3.05	4.57	1.52	7/10/2022	--	--	0.0454	138	9.5	3.9	1.66	12.40	1.61	70	0.44	64.10	17.55	13.30	1.83	0.49	47	2.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-042	4.57	5.49	0.91	7/10/2022	--	--	0.0425	119	11.0	4.6	1.41	11.55	1.93	61	0.36	52.00	14.45	11.35	1.94	0.52	65	2.78	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-043	0	1.52	1.52	7/11/2022	--	--	0.0625	223	10.7	3.7	1.05	13.10	1.53	94	0.42	91.80	23.30	17.80	1.76	0.46	45	3.21	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-043	1.52	2.13	0.61	7/11/2022	--	--	0.0548	193	10.6	5.0	0.72	10.80	1.73	73	0.37	72.40	19.30	14.40	1.73	0.61	57	3.48	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-043	2.13	3.05	0.91	7/11/2022	--	--	0.0560	203	8.5	3.5	1.35	11.65	1.39	86	0.30	82.40	21.90	15.10	1.52	0.34	38	1.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-043	3.05	4.57	1.52	7/11/2022	--	--	0.1114	255	24.1	11.7	4.15	31.80	4.09	182	1.30	203.00	49.90	39.20	4.02	1.58	123	9.81	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-043	4.57	6.1	1.52	7/11/2022	--	--	0.0643	146	18.0	9.0	1.99	19.55	3.05	96	0.92	92.00	23.30	19.60	3.01	1.15	103	6.79	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-043	6.1	7.62	1.52	7/11/2022	--	--	0.0440	114	15.2	7.0	1.05	12.05	2.50	54	0.66	52.30	13.85	10.70	2.20	0.88	79	5.24	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-043	7.62	8.69	1.07	7/11/2022	--	--	0.0635	200	14.3	5.6	1.11	16.90	2.10	92	0.45	88.00	23.10	18.50	2.56	0.67	69	3.37	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-044	0	1.52	1.52	7/11/2022	--	--	0.0298	115	6.7	2.9	0.50	6.03	1.12	34	0.25	32.90	8.35	6.46	0.98	0.32	35	2.08	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-044	1.52	3.05	1.52	7/11/2022	--	--	0.0502	192	6.8	2.9	0.74	9.40	1.09	77	0.24	70.50	18.65	13.55	1.36	0.30	31	2.11	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-044	1.52	3.05	1.52	7/11/2022	--	--	0.0519	200	7.3	2.5	0.79	10.35	1.05	80	0.23	72.50	19.30	13.70	1.24	0.33	30	2.27	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-044	3.05	4.57	1.52	7/11/2022	--	--	0.0603	193	7.3	2.8	1.27	11.90	0.96	116	0.27	102.50	28.30	17.65	1.38	0.32	29	2.00	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-044	4.57	6.1	1.52	7/11/2022	--	--	0.0677	126	18.7	8.5	3.33	22.70	3.12	109	1.00	120.50	29.60	25.70	3.05	1.12	93	7.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-044	6.1	7.62	1.52	7/11/2022	--	--	0.0603	151	18.6	7.5	1.70	18.85	2.87	84	0.68	80.00	22.20	19.20	2.99	0.93	94	5.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-044	7.62	9.14	1.52	7/11/2022	--	--	0.0476	128	13.7	6.5	1.03	12.45	2.41	64	0.61	58.40	16.10	14.40	2.36	0.82	76	4.78	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-044	9.14	10.06	0.91	7/11/2022	--	--	0.0457	112	14.0	7.3	2.62	14.25	2.75	52	0.84	61.70	15.60	15.40	2.29	1.02	77	5.89	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-045	0.91	1.52	0.61	7/11/2022	--	--	0.0349	127	6.9	4.0	0.78	6.47	1.34	45	0.32	40.30	11.65	8.28	1.06	0.49	40	2.71	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-045	1.52	3.05	1.52	7/11/2022	--	--	0.1012	145	20.9	10.2	4.79	30.60	3.55	197	1.14	222.00	59.30	47.60	3.92	1.30	103	8.67	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-045	3.05	4.57	1.52	7/11/2022	--	--	0.0839	205	18.3	7.3	2.82	22.10	2.80	148	0.85	139.00	38.10	30.40	3.16	0.98	87	5.92	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-045	4.57	6.1	1.52	7/11/2022	--	--	0.0599	167	10.3	4.4	1.88	15.40	1.77	106	0.46	98.20	27.10	20.50	2.03	0.54	50	3.43	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-045	6.1	7.62	1.52	7/11/2022	--	--	0.0392	93	11.0	5.4	2.68	13.25	2.01	45	0.62	62.50	15.15	15.85	1.91	0.70	57	4.97	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-045	7.62	9.14	1.52	7/11/2022	--	--	0.0355	87	10.5	5.7	3.32	11.60	2.01	39	0.78	50.80	12.30	12.50	1.76	0.76	57	5.08	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-045	9.14	10.67	1.52	7/11/2022	--	--	0.0313	72	10.0	5.6	2.85	10.10	1.88	34	0.69	43.00	10.60	10.25	1.64	0.72	56	4.82	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	123	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DDT-045	10.67	11.58	0.91	7/11/2022	--	--	0.0278	61	9.5	5.7	2.38	9.34	1.84	31	0.70	37.30	8.38	9.22	1.49	0.68	51	4.61	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-045	--	--	--	7/11/2022	Standard	Oreas 460	0.5363	1825	20.4	6.3	22.40	50.20	2.95	1405	0.52	807.00	248.00	113.50	5.01	0.79	67	4.03	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-046	0	1.52	1.52	7/11/2022	--	--	0.0387	156	5.5	2.2	0.72	7.02	0.90	53	0.26	48.10	13.40	10.20	1.07	0.29	28	1.64	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-046	1.52	3.05	1.52	7/11/2022	--	--	0.0716	257	10.3	4.6	1.69	13.40	1.66	102	0.55	109.00	29.10	20.90	1.80	0.63	52	4.08	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-046	3.05	4.57	1.52	7/11/2022	--	--	0.0701	199	11.8	4.9	2.13	16.65	1.78	124	0.51	118.50	32.50	24.70	2.28	0.64	53	4.12	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-046	4.57	6.1	1.52	7/11/2022	--	--	0.0849	136	30.7	14.8	4.87	32.40	5.37	110	1.71	129.00	32.60	31.80	5.26	2.06	165	13.05	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-046	6.1	7.62	1.52	7/11/2022	--	--	0.0362	86	11.2	6.6	3.44	13.70	2.15	38	0.83	51.80	11.55	11.35	1.84	0.79	61	5.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-046	6.1	7.62	1.52	7/11/2022	--	--	0.0358	92	10.6	5.6	3.20	11.65	2.09	38	0.77	52.30	11.45	11.20	1.79	0.81	56	5.04	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-046	7.62	8.69	1.07	7/11/2022	--	--	0.0304	68	9.9	5.3	2.71	10.10	1.91	32	0.73	42.90	10.10	10.20	1.55	0.75	55	5.03	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-047	0	1.52	1.52	7/11/2022	--	--	0.0353	128	6.3	3.3	1.97	8.85	1.23	39	0.54	53.10	12.30	11.80	1.21	0.49	28	3.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-047	1.52	2.29	0.76	7/11/2022	--	--	0.0707	117	17.4	9.0	5.51	19.45	2.96	136	1.16	134.50	37.70	30.30	2.99	1.27	77	8.37	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-048	0	1.68	1.68	7/13/2022	--	--	0.0456	167	6.1	2.4	0.58	8.95	1.02	71	0.25	67.50	18.60	13.70	1.26	0.35	28	2.07	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-048	1.68	3.05	1.37	7/13/2022	--	--	0.0729	210	11.5	4.7	1.76	15.25	1.89	127	0.46	126.50	35.10	24.80	2.21	0.62	54	3.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-048	3.05	4.57	1.52	7/13/2022	--	--	0.0716	190	15.2	7.5	1.69	18.10	2.59	117	0.88	106.50	29.60	24.20	2.74	0.99	83	6.31	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-048	4.57	6.1	1.52	7/13/2022	--	--	0.0551	180	8.3	3.7	1.15	11.45	1.37	95	0.40	79.60	23.20	16.10	1.59	0.44	43	2.83	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-048	6.1	7.62	1.52	7/13/2022	--	--	0.0519	175	6.6	2.3	1.06	10.80	1.02	94	0.25	76.60	22.40	15.85	1.38	0.33	32	2.10	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-048	7.62	8.38	0.76	7/13/2022	--	--	0.0492	175	6.1	2.3	0.98	9.55	0.86	87	0.24	73.10	21.20	14.10	1.17	0.25	26	1.71	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-049	0	1.22	1.22	7/13/2022	--	--	0.0574	201	8.3	3.5	0.64	11.70	1.39	93	0.38	84.30	23.60	16.50	1.57	0.47	40	2.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-049	1.22	3.05	1.83	7/13/2022	--	--	0.0636	180	11.0	4.8	2.05	16.60	1.79	109	0.54	106.50	29.10	23.20	2.16	0.63	49	3.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-049	3.05	4.57	1.52	7/13/2022	--	--	0.0687	196	14.0	7.3	1.94	16.40	2.38	111	0.68	97.20	27.70	20.20	2.54	0.83	78	5.48	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-049	4.57	6.1	1.52	7/13/2022	--	--	0.0455	160	6.1	2.6	1.01	8.33	0.87	78	0.29	66.30	19.25	13.70	1.17	0.34	28	1.72	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-049	6.1	7.01	0.91	7/13/2022	--	--	0.0515	182	6.9	2.7	1.16	9.90	0.89	90	0.27	75.30	21.80	15.40	1.29	0.34	29	2.04	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-050	0	1.52	1.52	7/13/2022	--	--	0.0532	193	6.7	2.3	1.05	9.88	1.05	89	0.23	80.80	22.30	16.05	1.29	0.29	28	1.95	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-050	1.52	3.05	1.52	7/13/2022	--	--	0.0821	218	12.7	6.0	3.58	18.90	2.23	134	0.71	163.50	39.60	31.30	2.29	0.91	60	5.18	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-050	3.05	4.57	1.52	7/13/2022	--	--	0.0489	72	12.7	6.4	3.17	18.15	2.39	77	0.76	99.60	23.80	22.20	2.40	0.95	65	5.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-050	4.57	6.1	1.52	7/13/2022	--	--	0.0477	83	17.0	9.0	3.46	19.30	3.33	61	0.96	69.60	16.25	17.05	2.98	1.24	90	7.34	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-050	4.57	6.1	1.52	7/13/2022	--	--	0.0383	65	13.7	7.5	2.68	15.80	2.77	50	0.92	53.50	13.05	13.95	2.45	1.02	74	6.54	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-050	6.1	7.16	1.07	7/13/2022	--	--	0.0256	60	8.3	4.5	2.62	8.89	1.74	26	0.57	37.20	7.98	9.32	1.38	0.64	42	4.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-027	0	1.52	1.52	6/6/2022	--	--	0.0590	215	7.6	2.8	0.94	11.40	1.22	98	0.29	87.30	24.10	16.70	1.60	0.37	32	2.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-027	0	1.52	1.52	6/6/2022	Duplicate	--	0.0586	211	8.1	3.3	0.90	11.55	1.25	96	0.34	86.20	23.70	16.45	1.58	0.38	35	2.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-027	1.52	3.05	1.52	6/6/2022	--	--	0.0584	208	9.6	3.8	1.01	12.20	1.48	90	0.36	83.80	22.90	17.10	1.81	0.47	41	2.81	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-027	3.05	4.57	1.52	6/6/2022	--	--	0.0749	220	10.9	3.8	1.83	16.65	1.68	139	0.42	131.50	35.70	26.70	2.29	0.46	43	3.13	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-027	4.57	6.1	1.52	6/6/2022	--	--	0.0684	188	12.5	5.1	2.10	17.05	2.02	125	0.50	113.50	31.60	23.90	2.34	0.64	53	3.78	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	124	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DDT-027	6.1	7.01	0.91	6/6/2022	--	--	0.0628	206	10.7	4.4	1.29	15.50	1.82	105	0.40	89.70	25.50	18.20	2.20	0.58	49	3.37	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-028	0	1.52	1.52	6/6/2022	--	--	0.0625	228	7.3	2.9	1.25	11.70	1.21	110	0.29	91.90	26.00	16.40	1.49	0.38	31	2.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-028	1.52	3.05	1.52	6/6/2022	--	--	0.0604	217	7.7	3.0	1.31	12.55	1.26	103	0.29	89.40	24.50	17.25	1.63	0.35	32	2.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-028	3.05	4.57	1.52	6/6/2022	--	--	0.0495	162	8.4	3.8	1.57	11.20	1.38	82	0.42	74.50	20.20	14.55	1.51	0.49	36	2.66	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-028	4.57	5.3	0.73	6/6/2022	--	--	0.0415	126	9.4	4.1	2.30	11.10	1.61	59	0.49	62.40	15.20	12.85	1.65	0.59	41	3.61	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-028	5.3	6.1	0.79	6/6/2022	--	--	0.0436	120	11.0	5.5	2.90	12.90	2.11	59	0.67	64.70	16.00	14.80	1.90	0.72	53	4.76	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-028	6.1	7.62	1.52	6/6/2022	--	--	0.0370	85	12.1	6.5	3.52	12.95	2.33	42	0.78	53.00	11.85	12.60	2.09	0.97	61	5.87	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-028	7.62	8.53	0.91	6/6/2022	--	--	0.0342	77	11.1	6.0	3.25	11.60	2.22	38	0.72	48.40	10.90	11.20	1.89	0.83	60	4.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-028	--	--	--	6/6/2022	Blank	--	0.0036	9	0.8	0.4	0.20	1.00	0.18	6	0.03	5.70	1.24	1.16	0.13	0.03	4	0.31	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-029	0	1.52	1.52	6/7/2022	--	--	0.0182	65	5.2	3.2	1.20	4.47	1.02	17	0.51	20.10	4.99	4.76	0.81	0.50	23	3.42	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-029	1.52	3.05	1.52	6/7/2022	--	--	0.0200	72	5.7	3.7	1.67	5.26	1.16	15	0.56	23.90	5.64	6.82	0.91	0.53	23	3.67	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-029	3.05	4.57	1.52	6/7/2022	--	--	0.0458	131	13.0	7.8	4.11	14.30	2.55	50	0.97	66.60	15.35	14.35	2.16	0.92	58	6.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-029	4.57	6.1	1.52	6/7/2022	--	--	0.0621	147	19.1	10.4	5.39	20.30	3.88	78	1.19	93.50	22.00	20.20	3.28	1.27	91	8.92	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-029	6.1	7.62	1.52	6/7/2022	--	--	0.0547	133	17.0	9.4	4.81	18.05	3.41	64	1.13	80.10	18.50	18.25	2.81	1.28	82	8.12	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-029	7.62	9.14	1.52	6/7/2022	--	--	0.0560	142	16.5	8.3	4.84	17.70	3.17	69	1.05	83.70	19.80	18.40	2.71	1.16	77	7.89	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-029	9.14	10.67	1.52	6/7/2022	--	--	0.0667	133	24.5	12.8	6.35	26.10	4.64	67	1.48	92.40	20.20	23.20	4.02	1.62	133	10.60	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-029	9.14	10.67	1.52	6/7/2022	Duplicate	--	0.0721	144	24.4	13.4	6.40	26.40	4.69	81	1.47	102.50	22.50	25.40	4.14	1.64	139	10.00	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-029	10.67	12.19	1.52	6/7/2022	--	--	0.0471	118	15.8	8.6	4.20	15.95	3.10	47	1.07	64.50	14.35	15.60	2.52	1.09	79	7.18	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-030	0	1.52	1.52	6/7/2022	--	--	0.0356	129	5.3	2.6	1.35	7.71	0.95	53	0.32	53.90	14.00	10.00	1.09	0.33	22	2.23	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-030	1.52	3.05	1.52	6/7/2022	--	--	0.0178	50	4.8	3.1	0.82	3.99	1.02	25	0.37	21.10	5.76	4.56	0.71	0.43	26	3.06	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-030	3.05	4.57	1.52	6/7/2022	--	--	0.0225	69	5.0	2.2	0.76	5.36	0.89	37	0.28	30.20	8.20	6.27	0.83	0.31	23	1.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-030	4.57	6.1	1.52	6/7/2022	--	--	0.0409	107	12.0	6.1	1.45	11.10	2.25	57	0.71	49.40	13.70	11.40	1.88	0.82	66	4.94	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-030	6.1	7.62	1.52	6/7/2022	--	--	0.0386	124	8.0	4.0	1.11	8.79	1.48	60	0.50	49.60	13.65	11.45	1.30	0.55	40	3.42	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-030	7.62	9.14	1.52	6/7/2022	--	--	0.0242	67	7.4	4.3	2.50	7.52	1.50	23	0.60	32.40	7.20	7.98	1.23	0.62	38	3.64	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-030	9.14	10.67	1.52	6/7/2022	--	--	0.0317	75	10.9	6.0	3.24	10.95	2.16	33	0.72	45.20	9.91	10.80	1.73	0.80	52	4.92	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-030	10.67	11.28	0.61	6/7/2022	--	--	0.0269	65	8.8	4.9	2.71	8.97	1.66	28	0.56	38.10	8.29	9.65	1.48	0.60	44	4.11	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-031	0	1.52	1.52	6/7/2022	--	--	0.0314	88	8.9	5.0	1.13	7.02	1.82	38	0.59	37.40	9.46	7.87	1.22	0.65	53	4.35	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-031	1.52	3.05	1.52	6/7/2022	--	--	0.0759	261	12.1	6.3	1.07	14.75	2.34	113	0.73	111.00	28.60	21.60	2.12	0.91	63	5.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-031	3.05	4.57	1.52	6/7/2022	--	--	0.0217	70	4.3	2.1	0.82	4.28	0.77	35	0.25	28.00	7.57	5.58	0.72	0.28	23	1.67	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-031	4.57	6.1	1.52	6/7/2022	--	--	0.0334	110	5.6	2.4	1.04	6.38	0.98	58	0.30	47.00	12.65	9.05	0.94	0.36	27	2.19	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-031	6.1	7.32	1.22	6/7/2022	--	--	0.0799	279	13.0	6.0	1.20	16.30	2.33	123	0.69	113.00	30.60	21.80	2.37	0.79	64	4.67	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-032	0	1.52	1.52	6/7/2022	--	--	0.0319	119	4.4	1.7	0.78	5.41	0.72	54	0.21	43.10	11.80	8.06	0.78	0.25	19	1.63	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-032	1.52	3.05	1.52	6/7/2022	--	--	0.0267	90	4.7	2.0	0.88	4.97	0.77	47	0.24	35.20	9.87	6.74	0.79	0.28	22	1.86	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	125	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DDT-032	3.05	4.57	1.52	6/7/2022	--	--	0.0329	115	4.4	2.1	0.78	5.36	0.85	59	0.27	42.50	12.10	8.37	0.83	0.31	25	1.76	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-032	4.57	5.18	0.61	6/7/2022	--	--	0.0235	86	2.7	1.0	0.63	4.19	0.45	44	0.12	31.80	8.85	6.19	0.54	0.16	13	0.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-032	4.57	5.18	0.61	6/7/2022	Duplicate	--	0.0194	70	2.7	1.0	0.57	3.40	0.40	35	0.14	25.50	7.29	5.25	0.51	0.14	13	0.84	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-033	0	1.52	1.52	6/7/2022	--	--	0.0332	111	5.8	3.3	0.81	6.39	1.20	52	0.49	42.10	11.30	8.33	0.96	0.51	34	2.92	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-033	1.52	2.87	1.34	6/7/2022	--	--	0.0497	177	7.0	3.7	0.69	8.58	1.34	80	0.46	66.80	17.80	11.95	1.25	0.52	41	3.16	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-033	2.87	4.27	1.4	6/7/2022	--	--	0.0275	92	4.6	2.3	0.82	5.47	0.81	46	0.28	35.70	9.84	7.05	0.83	0.32	25	1.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-034	0	1.07	1.07	6/8/2022	--	--	0.0433	154	6.6	3.6	1.36	8.50	1.32	67	0.46	58.30	15.40	11.60	1.21	0.47	36	3.00	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-034	1.52	3.05	1.52	6/8/2022	--	--	0.0546	189	8.7	5.1	1.44	10.55	1.83	79	0.78	76.90	19.20	14.40	1.47	0.84	49	5.04	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-034	3.05	4.57	1.52	6/8/2022	--	--	0.0288	65	7.4	3.8	1.64	7.54	1.48	49	0.54	41.40	11.10	8.77	1.18	0.60	41	3.60	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-034	4.57	6.1	1.52	6/8/2022	--	--	0.0337	95	8.4	4.8	1.28	6.87	1.67	52	0.57	38.00	10.15	7.44	1.25	0.72	52	4.27	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-034	6.1	7.62	1.52	6/8/2022	--	--	0.0331	101	7.8	3.6	1.02	6.92	1.48	52	0.40	37.40	10.40	7.80	1.27	0.51	45	2.97	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-034	7.62	8.23	0.61	6/8/2022	--	--	0.0212	72	3.6	1.5	0.87	4.17	0.62	38	0.15	26.50	7.43	4.92	0.66	0.23	18	1.00	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-035	0	1.52	1.52	6/8/2022	--	--	0.0317	111	5.3	3.3	0.99	6.07	1.14	47	0.36	40.20	10.75	8.35	0.87	0.47	30	2.84	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-035	1.52	3.05	1.52	6/8/2022	--	--	0.0444	172	5.6	2.5	0.93	7.82	0.97	67	0.40	60.20	15.95	11.50	1.01	0.41	29	2.65	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-035	3.05	4.57	1.52	6/8/2022	--	--	0.0334	114	4.6	2.5	1.07	5.92	0.89	56	0.37	47.70	12.55	8.75	0.88	0.41	25	2.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-035	4.57	6.1	1.52	6/8/2022	--	--	0.0450	155	6.6	3.3	1.21	8.67	1.16	71	0.39	65.80	17.60	13.65	1.20	0.49	34	2.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-035	6.1	6.58	0.49	6/8/2022	--	--	0.0168	56	2.6	1.5	0.86	3.11	0.51	30	0.24	21.20	6.08	4.15	0.42	0.24	15	1.60	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-036	0	1.52	1.52	6/8/2022	--	--	0.0320	120	6.6	3.6	1.75	7.24	1.29	37	0.54	40.10	9.67	9.72	1.10	0.52	30	3.77	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-036	1.52	2.44	0.91	6/8/2022	--	--	0.0207	72	4.0	2.7	1.55	4.78	0.87	23	0.37	27.80	6.34	6.74	0.69	0.43	22	2.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-036	2.44	3.05	0.61	6/8/2022	--	--	0.0183	54	3.3	2.3	1.08	3.60	0.76	29	0.29	24.70	6.57	5.32	0.54	0.38	21	2.16	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-036	3.05	4.27	1.22	6/8/2022	--	--	0.0125	35	2.5	1.6	0.87	2.78	0.53	21	0.24	16.30	4.60	3.59	0.43	0.25	15	1.52	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-036	3.05	4.27	1.22	6/8/2022	Duplicate	--	0.0119	33	2.2	1.3	0.90	2.53	0.42	21	0.17	16.20	4.35	3.75	0.39	0.19	13	1.24	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-037	0	1.52	1.52	6/9/2022			0.0246	103	5.1	3.1	1.42	5.05	1.03	23	0.49	27.20	6.43	6.78	0.82	0.48	21	3.26	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-037	1.52	3.05	1.52	6/9/2022	--	--	0.0459	168	10.1	5.8	3.75	11.85	2.13	46	0.92	62.30	14.30	14.85	1.73	0.91	41	6.01	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-037	3.05	4.57	1.52	6/9/2022	--	--	0.0710	158	19.6	10.3	6.40	22.70	3.89	98	1.49	115.00	26.30	26.30	3.32	1.52	98	9.37	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-037	4.57	6.1	1.52	6/9/2022	--	--	0.0301	84	9.0	4.9	2.56	9.67	1.89	28	0.66	36.70	8.14	9.44	1.53	0.76	52	4.72	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-037	6.1	8.23	2.13	6/9/2022	--	--	0.0484	85	15.0	8.7	4.70	17.20	3.18	57	1.04	70.30	15.30	16.30	2.54	1.26	102	6.92	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-037	8.23	9.75	1.52	6/9/2022	--	--	0.0267	79	5.2	2.8	1.47	6.12	0.99	43	0.33	36.70	9.57	7.50	0.88	0.40	30	2.18	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-038	0	1.52	1.52	6/9/2022	--	--	0.0246	99	5.2	3.0	1.68	5.12	1.03	25	0.56	30.50	7.55	7.22	0.90	0.46	18	3.79	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-038	1.52	3.05	1.52	6/9/2022	--	--	0.0380	119	10.2	5.6	3.51	11.30	1.84	37	0.80	57.80	13.10	13.80	1.76	0.80	41	5.65	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-038	3.05	4.57	1.52	6/9/2022	--	--	0.0574	114	18.8	10.6	5.55	20.70	3.64	64	1.24	88.00	20.90	20.90	3.20	1.40	102	9.33	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-038	4.57	6.1	1.52	6/9/2022	--	--	0.0536	112	17.2	9.8	5.44	19.30	3.25	54	1.23	79.50	17.45	19.00	2.95	1.18	101	8.09	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-038	6.1	7.01	0.91	6/9/2022	--	--	0.0434	99	13.8	7.1	4.03	15.15	2.54	45	0.94	65.70	14.55	15.75	2.37	1.05	73	6.49	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	126	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DDT-038	--	--	--	6/9/2022	Blank	--	0.0038	9	0.9	0.5	0.27	1.25	0.19	5	0.05	5.90	1.47	1.43	0.17	0.04	5	0.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-039	0	1.52	1.52	6/9/2022	--	--	0.0348	120	6.5	3.3	1.48	7.64	1.16	45	0.44	51.60	12.95	10.10	1.21	0.46	30	3.27	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-039	1.52	3.05	1.52	6/9/2022	--	--	0.0268	106	5.4	3.2	1.71	6.23	1.00	24	0.45	37.20	8.51	7.95	0.95	0.46	22	3.26	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-039	3.05	4.57	1.52	6/9/2022	--	--	0.0410	133	10.3	5.9	3.66	12.10	1.84	39	0.80	62.70	13.70	13.80	1.81	0.78	44	5.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-039	4.57	6.1	1.52	6/9/2022	--	--	0.0356	79	11.4	5.9	3.79	13.10	2.00	38	0.83	56.50	12.85	13.55	1.92	0.84	55	5.88	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-039	6.1	7.62	1.52	6/9/2022	--	--	0.0220	48	7.9	4.6	2.65	7.97	1.47	21	0.57	32.10	7.33	8.19	1.27	0.58	38	3.98	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-039	7.62	8.63	1.01	6/9/2022	--	--	0.0345	72	10.9	6.0	3.32	11.70	2.07	38	0.80	52.10	11.90	11.50	1.86	0.85	62	5.03	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-040	0	1.52	1.52	6/9/2022	--	--	0.0555	195	8.2	3.2	1.29	11.70	1.20	86	0.35	84.80	23.30	16.75	1.69	0.41	35	2.69	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-040	0	1.52	1.52	6/9/2022	Duplicate	--	0.0610	215	8.5	3.2	1.36	12.95	1.25	97	0.36	93.60	25.70	18.30	1.83	0.46	37	2.68	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-040	1.52	3.05	1.52	6/9/2022	--	--	0.0949	317	11.8	4.6	2.10	20.10	1.75	159	0.48	159.00	43.70	30.50	2.57	0.58	51	3.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-040	3.05	4.57	1.52	6/9/2022	--	--	0.0646	207	9.7	4.2	1.81	14.40	1.50	110	0.44	102.00	28.60	20.20	1.89	0.49	44	3.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-040	4.57	5.18	0.61	6/9/2022	--	--	0.0568	190	8.1	3.5	0.99	11.85	1.32	94	0.34	86.70	24.40	16.65	1.70	0.44	40	2.75	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-041	0.3	1.52	1.22	6/9/2022	--	--	0.0492	183	5.1	2.2	1.07	9.34	0.81	80	0.22	76.10	20.50	13.75	1.12	0.27	24	1.62	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-041	1.52	3.05	1.52	6/9/2022	--	--	0.0640	213	7.4	2.6	1.44	13.35	1.12	114	0.25	105.50	29.50	20.70	1.76	0.31	32	1.81	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-041	3.05	3.66	0.61	6/9/2022	--	--	0.0533	151	10.5	4.6	1.98	13.70	1.72	87	0.50	81.90	22.70	17.45	2.10	0.60	53	3.87	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-042	0	1.52	1.52	7/10/2022	--	--	0.0458	164	9.2	4.3	0.94	9.71	1.70	62	0.48	56.00	15.00	11.75	1.59	0.57	48	3.44	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-042	1.52	3.05	1.52	7/10/2022	--	--	0.0341	100	9.5	4.7	1.96	9.57	1.77	39	0.67	47.30	11.50	9.96	1.46	0.72	45	4.37	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-042	3.05	4.57	1.52	7/10/2022	--	--	0.0454	138	9.5	3.9	1.66	12.40	1.61	70	0.44	64.10	17.55	13.30	1.83	0.49	47	2.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-042	4.57	5.49	0.91	7/10/2022	--	--	0.0425	119	11.0	4.6	1.41	11.55	1.93	61	0.36	52.00	14.45	11.35	1.94	0.52	65	2.78	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-043	0	1.52	1.52	7/11/2022	--	--	0.0625	223	10.7	3.7	1.05	13.10	1.53	94	0.42	91.80	23.30	17.80	1.76	0.46	45	3.21	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-043	1.52	2.13	0.61	7/11/2022	--	--	0.0548	193	10.6	5.0	0.72	10.80	1.73	73	0.37	72.40	19.30	14.40	1.73	0.61	57	3.48	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-043	2.13	3.05	0.91	7/11/2022	--	--	0.0560	203	8.5	3.5	1.35	11.65	1.39	86	0.30	82.40	21.90	15.10	1.52	0.34	38	1.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-043	3.05	4.57	1.52	7/11/2022	--	--	0.1114	255	24.1	11.7	4.15	31.80	4.09	182	1.30	203.00	49.90	39.20	4.02	1.58	123	9.81	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-043	4.57	6.1	1.52	7/11/2022	--	--	0.0643	146	18.0	9.0	1.99	19.55	3.05	96	0.92	92.00	23.30	19.60	3.01	1.15	103	6.79	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-043	6.1	7.62	1.52	7/11/2022	--	--	0.0440	114	15.2	7.0	1.05	12.05	2.50	54	0.66	52.30	13.85	10.70	2.20	0.88	79	5.24	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-043	7.62	8.69	1.07	7/11/2022	--	--	0.0635	200	14.3	5.6	1.11	16.90	2.10	92	0.45	88.00	23.10	18.50	2.56	0.67	69	3.37	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-044	0	1.52	1.52	7/11/2022	--	--	0.0298	115	6.7	2.9	0.50	6.03	1.12	34	0.25	32.90	8.35	6.46	0.98	0.32	35	2.08	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-044	1.52	3.05	1.52	7/11/2022	--	--	0.0502	192	6.8	2.9	0.74	9.40	1.09	77	0.24	70.50	18.65	13.55	1.36	0.30	31	2.11	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-044	1.52	3.05	1.52	7/11/2022	--	--	0.0519	200	7.3	2.5	0.79	10.35	1.05	80	0.23	72.50	19.30	13.70	1.24	0.33	30	2.27	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-044	3.05	4.57	1.52	7/11/2022	--	--	0.0603	193	7.3	2.8	1.27	11.90	0.96	116	0.27	102.50	28.30	17.65	1.38	0.32	29	2.00	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-044	4.57	6.1	1.52	7/11/2022	--	--	0.0677	126	18.7	8.5	3.33	22.70	3.12	109	1.00	120.50	29.60	25.70	3.05	1.12	93	7.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-044	6.1	7.62	1.52	7/11/2022	--	--	0.0603	151	18.6	7.5	1.70	18.85	2.87	84	0.68	80.00	22.20	19.20	2.99	0.93	94	5.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-044	7.62	9.14	1.52	7/11/2022	--	--	0.0476	128	13.7	6.5	1.03	12.45	2.41	64	0.61	58.40	16.10	14.40	2.36	0.82	76	4.78	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	127	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DDT-044	9.14	10.06	0.91	7/11/2022	--	--	0.0457	112	14.0	7.3	2.62	14.25	2.75	52	0.84	61.70	15.60	15.40	2.29	1.02	77	5.89	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-045	0.91	1.52	0.61	7/11/2022	--	--	0.0349	127	6.9	4.0	0.78	6.47	1.34	45	0.32	40.30	11.65	8.28	1.06	0.49	40	2.71	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-045	1.52	3.05	1.52	7/11/2022	--	--	0.1012	145	20.9	10.2	4.79	30.60	3.55	197	1.14	222.00	59.30	47.60	3.92	1.30	103	8.67	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-045	3.05	4.57	1.52	7/11/2022	--	--	0.0839	205	18.3	7.3	2.82	22.10	2.80	148	0.85	139.00	38.10	30.40	3.16	0.98	87	5.92	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-045	4.57	6.1	1.52	7/11/2022	--	--	0.0599	167	10.3	4.4	1.88	15.40	1.77	106	0.46	98.20	27.10	20.50	2.03	0.54	50	3.43	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-045	6.1	7.62	1.52	7/11/2022	--	--	0.0392	93	11.0	5.4	2.68	13.25	2.01	45	0.62	62.50	15.15	15.85	1.91	0.70	57	4.97	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-045	7.62	9.14	1.52	7/11/2022	--	--	0.0355	87	10.5	5.7	3.32	11.60	2.01	39	0.78	50.80	12.30	12.50	1.76	0.76	57	5.08	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-045	9.14	10.67	1.52	7/11/2022	--	--	0.0313	72	10.0	5.6	2.85	10.10	1.88	34	0.69	43.00	10.60	10.25	1.64	0.72	56	4.82	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-045	10.67	11.58	0.91	7/11/2022	--	--	0.0278	61	9.5	5.7	2.38	9.34	1.84	31	0.70	37.30	8.38	9.22	1.49	0.68	51	4.61	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-045	--	--	--	7/11/2022	Standard	Oreas 460	0.5363	1825	20.4	6.3	22.40	50.20	2.95	1405	0.52	807.00	248.00	113.50	5.01	0.79	67	4.03	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-046	0	1.52	1.52	7/11/2022	--	--	0.0387	156	5.5	2.2	0.72	7.02	0.90	53	0.26	48.10	13.40	10.20	1.07	0.29	28	1.64	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-046	1.52	3.05	1.52	7/11/2022	--	--	0.0716	257	10.3	4.6	1.69	13.40	1.66	102	0.55	109.00	29.10	20.90	1.80	0.63	52	4.08	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-046	3.05	4.57	1.52	7/11/2022	--	--	0.0701	199	11.8	4.9	2.13	16.65	1.78	124	0.51	118.50	32.50	24.70	2.28	0.64	53	4.12	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-046	4.57	6.1	1.52	7/11/2022	--	--	0.0849	136	30.7	14.8	4.87	32.40	5.37	110	1.71	129.00	32.60	31.80	5.26	2.06	165	13.05	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-046	6.1	7.62	1.52	7/11/2022	--	--	0.0362	86	11.2	6.6	3.44	13.70	2.15	38	0.83	51.80	11.55	11.35	1.84	0.79	61	5.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-046	6.1	7.62	1.52	7/11/2022	--	--	0.0358	92	10.6	5.6	3.20	11.65	2.09	38	0.77	52.30	11.45	11.20	1.79	0.81	56	5.04	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-046	7.62	8.69	1.07	7/11/2022	--	--	0.0304	68	9.9	5.3	2.71	10.10	1.91	32	0.73	42.90	10.10	10.20	1.55	0.75	55	5.03	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-047	0	1.52	1.52	7/11/2022	--	--	0.0353	128	6.3	3.3	1.97	8.85	1.23	39	0.54	53.10	12.30	11.80	1.21	0.49	28	3.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-047	1.52	2.29	0.76	7/11/2022	--	--	0.0707	117	17.4	9.0	5.51	19.45	2.96	136	1.16	134.50	37.70	30.30	2.99	1.27	77	8.37	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-048	0	1.68	1.68	7/13/2022	--	--	0.0456	167	6.1	2.4	0.58	8.95	1.02	71	0.25	67.50	18.60	13.70	1.26	0.35	28	2.07	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-048	1.68	3.05	1.37	7/13/2022	--	--	0.0729	210	11.5	4.7	1.76	15.25	1.89	127	0.46	126.50	35.10	24.80	2.21	0.62	54	3.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-048	3.05	4.57	1.52	7/13/2022	--	--	0.0716	190	15.2	7.5	1.69	18.10	2.59	117	0.88	106.50	29.60	24.20	2.74	0.99	83	6.31	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-048	4.57	6.1	1.52	7/13/2022	--	--	0.0551	180	8.3	3.7	1.15	11.45	1.37	95	0.40	79.60	23.20	16.10	1.59	0.44	43	2.83	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-048	6.1	7.62	1.52	7/13/2022	--	--	0.0519	175	6.6	2.3	1.06	10.80	1.02	94	0.25	76.60	22.40	15.85	1.38	0.33	32	2.10	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-048	7.62	8.38	0.76	7/13/2022	--	--	0.0492	175	6.1	2.3	0.98	9.55	0.86	87	0.24	73.10	21.20	14.10	1.17	0.25	26	1.71	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-049	0	1.22	1.22	7/13/2022	--	--	0.0574	201	8.3	3.5	0.64	11.70	1.39	93	0.38	84.30	23.60	16.50	1.57	0.47	40	2.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-049	1.22	3.05	1.83	7/13/2022	--	--	0.0636	180	11.0	4.8	2.05	16.60	1.79	109	0.54	106.50	29.10	23.20	2.16	0.63	49	3.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-049	3.05	4.57	1.52	7/13/2022	--	--	0.0687	196	14.0	7.3	1.94	16.40	2.38	111	0.68	97.20	27.70	20.20	2.54	0.83	78	5.48	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-049	4.57	6.1	1.52	7/13/2022	--	--	0.0455	160	6.1	2.6	1.01	8.33	0.87	78	0.29	66.30	19.25	13.70	1.17	0.34	28	1.72	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-049	6.1	7.01	0.91	7/13/2022	--	--	0.0515	182	6.9	2.7	1.16	9.90	0.89	90	0.27	75.30	21.80	15.40	1.29	0.34	29	2.04	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-050	0	1.52	1.52	7/13/2022	--	--	0.0532	193	6.7	2.3	1.05	9.88	1.05	89	0.23	80.80	22.30	16.05	1.29	0.29	28	1.95	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-050	1.52	3.05	1.52	7/13/2022	--	--	0.0821	218	12.7	6.0	3.58	18.90	2.23	134	0.71	163.50	39.60	31.30	2.29	0.91	60	5.18	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-050	3.05	4.57	1.52	7/13/2022	--	--	0.0489	72	12.7	6.4	3.17	18.15	2.39	77	0.76	99.60	23.80	22.20	2.40	0.95	65	5.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	128	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DDT-050	4.57	6.1	1.52	7/13/2022	--	--	0.0477	83	17.0	9.0	3.46	19.30	3.33	61	0.96	69.60	16.25	17.05	2.98	1.24	90	7.34	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-050	4.57	6.1	1.52	7/13/2022	--	--	0.0383	65	13.7	7.5	2.68	15.80	2.77	50	0.92	53.50	13.05	13.95	2.45	1.02	74	6.54	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-050	6.1	7.16	1.07	7/13/2022	--	--	0.0256	60	8.3	4.5	2.62	8.89	1.74	26	0.57	37.20	7.98	9.32	1.38	0.64	42	4.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-051	0	0.91	0.91	7/13/2022	--	--	0.0348	103	7.6	4.2	1.32	9.01	1.50	53	0.49	48.20	12.65	9.71	1.30	0.54	39	3.79	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-052	0	0.91	0.91	7/13/2022	--	--	0.0361	117	6.7	3.3	1.21	8.55	1.16	59	0.33	51.10	13.15	9.96	1.18	0.43	31	2.60	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-053	0	0.76	0.76	7/13/2022	--	--	0.0258	86	3.6	1.8	0.72	6.14	0.63	44	0.17	38.30	10.35	7.75	0.76	0.19	18	1.24	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-054	0	1.52	1.52	7/14/2022	--	--	0.0505	178	7.1	3.7	1.16	10.25	1.36	83	0.43	71.60	19.50	13.35	1.48	0.51	35	3.05	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-054	1.52	2.74	1.22	7/14/2022	--	--	0.0505	119	9.8	5.6	3.22	15.20	1.94	73	0.68	99.00	23.40	21.30	1.90	0.84	49	5.18	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-054	2.74	3.35	0.61	7/14/2022	--	--	0.0488	151	8.1	3.5	1.65	12.00	1.36	84	0.37	76.10	20.10	15.50	1.56	0.49	36	2.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-055	0	1.52	1.52	7/14/2022	--	--	0.0458	157	7.5	3.5	1.24	10.50	1.33	72	0.42	65.90	17.50	13.95	1.48	0.47	34	3.17	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-055	1.52	3.05	1.52	7/14/2022	--	--	0.0539	179	8.8	3.5	1.83	13.80	1.41	86	0.37	83.70	21.90	17.40	1.74	0.42	36	2.74	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-055	3.05	4.57	1.52	7/14/2022	--	--	0.0516	138	12.2	6.5	2.83	15.20	2.37	76	0.79	79.30	19.85	17.45	2.16	0.86	58	6.07	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-055	4.57	5.64	1.07	7/14/2022	--	--	0.0444	128	8.4	3.8	1.77	12.00	1.60	75	0.50	69.70	17.80	14.30	1.66	0.55	39	3.48	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-055	--	--	--	7/14/2022	Standard	--	2.0220	6320	69.5	16.7	122.00	252.00	9.24	5170	0.68	3730.00	>1000	546.00	20.00	1.55	185	6.90	6400	69	15	111	231	8	4960	1	3710	1050	512	19	1	176	7
22-DDT-056	1.22	3.05	1.83	7/14/2022	--	--	0.0556	175	7.9	2.7	1.35	13.35	1.22	102	0.27	92.90	25.40	18.25	1.61	0.36	29	2.07	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-056	3.05	3.96	0.91	7/14/2022	--	--	0.0442	91	9.1	4.3	1.91	13.30	1.65	83	0.43	83.20	21.00	16.50	1.80	0.57	44	3.38	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-056	3.96	4.57	0.61	7/14/2022	--	--	0.0823	168	17.2	8.0	2.85	25.30	3.10	153	0.82	155.00	38.40	31.00	3.16	1.06	85	6.57	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-056	4.57	6.4	1.83	7/14/2022	--	--	0.0824	202	18.4	9.0	2.42	26.10	3.28	141	0.89	125.00	33.00	27.50	3.58	1.18	97	7.53	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-057	0	1.52	1.52	7/14/2022	--	--	0.0280	94	5.8	3.4	0.67	5.22	1.24	41	0.29	31.30	8.83	6.20	0.88	0.38	35	2.33	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-057	1.52	3.05	1.52	7/14/2022	--	--	0.0369	124	5.5	2.5	1.02	7.76	0.96	61	0.21	55.00	14.60	10.85	1.06	0.34	27	1.97	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-057	3.05	4.57	1.52	7/14/2022	--	--	0.0998	236	13.4	5.1	3.21	25.50	2.14	203	0.54	208.00	52.80	38.40	2.93	0.65	54	4.49	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-057	3.05	4.57	1.52	7/14/2022	--	--	0.0927	213	13.2	5.2	2.97	25.10	2.08	191	0.50	192.00	50.50	36.20	2.90	0.63	50	4.12	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-057	4.57	6.1	1.52	7/14/2022	--	--	0.0838	208	15.6	6.4	2.60	25.10	2.65	158	0.59	149.50	38.40	30.40	3.14	0.89	66	5.18	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-057	6.1	7.62	1.52	7/14/2022	--	--	0.0676	199	11.7	4.9	1.92	17.75	2.00	121	0.58	103.50	27.70	22.20	2.35	0.64	55	3.71	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-058	0	1.52	1.52	7/15/2022	--	--	0.0629	224	8.6	3.5	0.98	13.10	1.54	105	0.28	90.10	24.60	16.55	1.74	0.46	41	2.90	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-058	1.52	3.05	1.52	7/15/2022	--	--	0.0518	174	7.6	2.8	0.91	11.40	1.18	93	0.25	77.40	21.70	14.65	1.52	0.36	32	2.22	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-058	3.05	4.57	1.52	7/15/2022	--	--	0.0720	190	8.9	3.4	1.67	16.20	1.50	139	0.31	146.50	38.30	25.80	1.93	0.45	38	2.34	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-058	4.57	6.1	1.52	7/15/2022	--	--	0.0827	189	12.3	5.1	2.72	21.20	2.03	168	0.59	169.00	42.50	32.90	2.54	0.70	52	4.11	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-058	6.1	7.92	1.83	7/15/2022	--	--	0.0949	309	13.6	4.6	1.81	25.00	2.11	162	0.39	155.00	41.00	30.80	3.09	0.57	56	3.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-059	0	1.52	1.52	7/15/2022	--	--	0.0457	164	6.1	2.3	0.76	9.52	1.02	79	0.25	64.10	18.20	12.25	1.20	0.32	29	1.74	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-059	1.52	3.05	1.52	7/15/2022	--	--	0.0665	233	8.8	3.3	1.09	15.25	1.32	113	0.32	98.80	27.00	19.95	2.02	0.41	39	2.32	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-059	3.05	4.57	1.52	7/15/2022	--	--	0.0802	242	11.2	4.9	1.64	18.10	1.90	146	0.41	135.00	36.60	25.90	2.30	0.58	52	3.41	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-059	4.57	5.64	1.07	7/15/2022	--	--	0.0896	250	9.6	4.0	2.47	17.50	1.44	169	0.35	186.50	48.40	31.70	2.13	0.44	38	2.75	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	129	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DDT-059	--	--	--	7/15/2022	Blank	--	0.0041	11	0.8	0.4	0.25	1.16	0.16	7	0.03	6.70	1.54	1.38	0.14	0.04	4	0.25	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-060	0	1.52	1.52	7/15/2022	--	--	0.0607	218	8.1	3.5	1.17	12.35	1.41	95	0.44	90.60	24.10	17.40	1.69	0.51	39	3.19	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-060	1.52	3.05	1.52	7/15/2022	--	--	0.0617	238	6.9	2.5	1.10	11.50	1.07	98	0.24	91.90	24.50	17.20	1.52	0.29	29	1.65	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-060	3.05	4.57	1.52	7/15/2022	--	--	0.0498	143	7.7	3.5	1.82	11.80	1.22	87	0.39	87.30	23.40	17.00	1.56	0.45	35	2.92	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-060	4.57	5.64	1.07	7/15/2022	--	--	0.0433	60	12.1	5.6	2.49	16.05	2.20	75	0.62	82.20	20.80	19.70	2.30	0.72	62	4.58	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-060	5.64	6.86	1.22	7/15/2022	--	--	0.0524	93	18.6	9.9	4.33	19.40	3.56	65	1.18	78.00	18.50	19.10	3.04	1.28	99	7.98	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-061	0	1.52	1.52	7/15/2022	--	--	0.0211	64	5.5	3.2	0.67	4.58	1.08	26	0.47	27.10	7.02	5.87	0.79	0.48	28	3.23	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-061	1.52	2.59	1.07	7/15/2022	--	--	0.0162	56	4.4	3.2	0.73	3.45	0.91	14	0.50	17.20	4.23	4.43	0.61	0.47	24	3.38	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-061	1.52	2.59	1.07	7/15/2022	Duplicate	--	0.0173	67	4.0	2.7	0.74	3.54	0.76	16	0.45	19.70	4.77	5.07	0.61	0.39	19	2.77	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-062	0	1.52	1.52	7/15/2022	--	--	0.0152	48	3.7	2.4	0.64	3.51	0.77	18	0.44	19.80	5.09	4.65	0.57	0.37	18	2.53	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-062	1.52	2.74	1.22	7/15/2022	--	--	0.0510	114	14.9	7.7	3.78	18.30	2.72	59	1.07	84.40	19.00	22.80	2.65	1.12	72	7.63	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-063	0	0.91	0.91	7/17/2022	--	--	0.0450	143	9.1	5.6	0.85	9.43	1.74	64	0.66	60.60	16.25	12.65	1.52	0.78	50	4.64	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-063	1.52	2.13	0.61	7/17/2022	--	--	0.0385	132	6.1	2.9	0.63	7.88	1.02	58	0.33	59.60	15.60	11.15	1.10	0.37	29	2.15	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-063	2.13	3.35	1.22	7/17/2022	--	--	0.0579	174	11.8	6.5	2.01	13.30	2.19	76	0.86	86.20	21.30	17.80	1.92	0.93	70	5.84	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-064	0	1.07	1.07	7/17/2022	--	--	0.0498	172	8.3	4.4	1.26	9.97	1.59	71	0.46	71.20	18.60	14.70	1.50	0.64	44	3.64	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-064	1.52	2.59	1.07	7/17/2022	--	--	0.0590	154	14.1	10.1	1.60	14.05	3.07	83	1.55	81.70	20.90	17.40	2.22	1.59	83	11.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-064	3.05	3.96	0.91	7/17/2022	--	--	0.0233	76	4.0	2.4	0.85	4.57	0.81	37	0.34	29.70	8.55	6.06	0.71	0.38	23	2.60	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-065	0	1.22	1.22	7/17/2022	--	--	0.0429	159	6.3	2.8	0.96	8.58	1.05	65	0.40	58.90	16.30	12.65	1.21	0.37	29	2.68	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-065	1.52	2.74	1.22	7/17/2022	--	--	0.0654	149	16.5	10.3	3.13	18.50	3.41	100	1.58	97.50	25.40	22.30	2.85	1.59	90	10.45	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-065	3.05	4.57	1.52	7/17/2022	--	--	0.0322	79	9.2	4.6	1.61	9.43	1.54	48	0.65	41.00	11.30	10.05	1.52	0.67	48	4.32	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-065	4.88	6.71	1.83	7/17/2022	--	--	0.0288	74	8.5	6.3	0.89	5.76	1.87	35	0.87	30.80	8.19	6.56	1.17	1.01	55	6.48	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-065	--	--	--	7/17/2022	Standard	--	0.5371	1900	20.3	6.1	22.60	50.20	2.87	1315	0.51	843.00	240.00	113.50	5.11	0.73	62	3.90	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-066	0	1.52	1.52	7/17/2022	--	--	0.0380	139	7.6	4.3	0.65	7.20	1.39	49	0.56	43.80	11.90	8.50	1.18	0.66	42	4.25	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-066	1.83	3.05	1.22	7/17/2022	--	--	0.0360	142	5.9	3.1	0.81	6.45	0.99	50	0.35	44.20	12.05	8.69	1.05	0.43	27	2.93	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-066	3.35	4.57	1.22	7/17/2022	--	--	0.0285	82	5.2	2.9	1.09	6.46	0.95	48	0.38	44.00	11.70	8.83	1.01	0.40	26	2.71	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-066	4.57	5.33	0.76	7/17/2022	--	--	0.0874	200	24.4	17.2	2.30	22.20	5.19	116	2.39	116.50	30.90	27.10	3.67	2.69	149	17.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-067	0	1.52	1.52	7/19/2022	--	--	0.0183	60	3.6	1.3	0.86	4.81	0.57	28	0.15	27.40	7.33	5.89	0.65	0.19	13	1.24	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-067	1.52	3.05	1.52	7/19/2022	--	--	0.0584	205	8.4	3.8	1.08	11.80	1.50	88	0.38	88.80	23.70	18.05	1.68	0.50	40	3.10	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-067	1.52	3.05	1.52	7/19/2022	Duplicate	--	0.0745	270	9.5	3.8	1.27	13.70	1.51	118	0.38	117.00	31.20	21.80	1.86	0.55	41	3.22	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-067	3.05	4.57	1.52	7/19/2022	--	--	0.0509	169	8.8	4.6	1.13	10.45	1.57	79	0.49	74.60	19.30	14.50	1.58	0.59	43	3.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-067	4.57	6.1	1.52	7/19/2022	--	--	0.0583	184	11.9	6.5	1.31	13.80	2.23	82	0.77	82.60	21.30	17.50	2.05	0.87	61	5.53	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-067	6.1	7.62	1.52	7/19/2022	--	--	0.0529	166	10.7	5.7	1.35	13.20	1.92	75	0.75	73.90	19.65	16.60	2.01	0.75	56	5.02	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-067	7.62	9.14	1.52	7/19/2022	--	--	0.0366	119	6.3	3.1	1.01	8.11	1.12	56	0.37	52.90	14.05	11.10	1.24	0.45	33	2.77	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	130	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DDT-067	9.14	10.67	1.52	7/19/2022	--	--	0.0371	129	5.6	2.9	0.80	6.90	1.06	57	0.40	52.40	14.30	10.05	1.00	0.40	31	2.47	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-067	10.67	11.58	0.91	7/19/2022	--	--	0.0323	107	5.5	2.5	0.69	7.30	0.85	53	0.29	47.70	12.30	8.96	0.98	0.32	26	2.12	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-068	0	1.52	1.52	7/19/2022	--	--	0.0473	157	9.3	4.6	0.83	10.35	1.67	72	0.51	64.20	17.00	11.55	1.57	0.62	46	4.13	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-068	1.52	3.05	1.52	7/19/2022	--	--	0.0825	306	10.9	4.5	1.14	16.60	1.71	134	0.50	122.00	31.80	20.90	2.12	0.62	46	3.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-068	3.05	4.57	1.52	7/19/2022	--	--	0.1004	352	14.0	4.5	1.04	24.10	1.94	165	0.46	160.00	41.50	30.70	2.96	0.53	53	3.44	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-068	4.57	5.33	0.76	7/19/2022	--	--	0.0310	96	5.0	2.3	0.91	7.23	0.88	54	0.25	50.10	13.10	8.98	0.94	0.36	21	2.07	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-068	--	--	--	7/19/2022	Standard	--	2.1077	6780	77.6	17.8	125.00	263.00	9.39	5250	0.83	3990.00	>1000	519.00	21.40	1.59	185	7.68	6640	68	15	110	223	9	5100	1	3990	1090	549	19	1	182	6
22-DDT-038	6.1	7.01	0.91	6/9/2022	--	--	0.0434	99	13.8	7.1	4.03	15.15	2.54	45	0.94	65.70	14.55	15.75	2.37	1.05	73	6.49	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-038	--	--	--	6/9/2022	Blank	--	0.0038	9	0.9	0.5	0.27	1.25	0.19	5	0.05	5.90	1.47	1.43	0.17	0.04	5	0.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-039	0	1.52	1.52	6/9/2022	--	--	0.0348	120	6.5	3.3	1.48	7.64	1.16	45	0.44	51.60	12.95	10.10	1.21	0.46	30	3.27	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-039	1.52	3.05	1.52	6/9/2022	--	--	0.0268	106	5.4	3.2	1.71	6.23	1.00	24	0.45	37.20	8.51	7.95	0.95	0.46	22	3.26	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-039	3.05	4.57	1.52	6/9/2022	--	--	0.0410	133	10.3	5.9	3.66	12.10	1.84	39	0.80	62.70	13.70	13.80	1.81	0.78	44	5.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-039	4.57	6.1	1.52	6/9/2022	--	--	0.0356	79	11.4	5.9	3.79	13.10	2.00	38	0.83	56.50	12.85	13.55	1.92	0.84	55	5.88	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-039	6.1	7.62	1.52	6/9/2022	--	--	0.0220	48	7.9	4.6	2.65	7.97	1.47	21	0.57	32.10	7.33	8.19	1.27	0.58	38	3.98	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-039	7.62	8.63	1.01	6/9/2022	--	--	0.0345	72	10.9	6.0	3.32	11.70	2.07	38	0.80	52.10	11.90	11.50	1.86	0.85	62	5.03	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-040	0	1.52	1.52	6/9/2022	--	--	0.0555	195	8.2	3.2	1.29	11.70	1.20	86	0.35	84.80	23.30	16.75	1.69	0.41	35	2.69	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-040	0	1.52	1.52	6/9/2022	Duplicate	--	0.0610	215	8.5	3.2	1.36	12.95	1.25	97	0.36	93.60	25.70	18.30	1.83	0.46	37	2.68	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-040	1.52	3.05	1.52	6/9/2022	--	--	0.0949	317	11.8	4.6	2.10	20.10	1.75	159	0.48	159.00	43.70	30.50	2.57	0.58	51	3.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-040	3.05	4.57	1.52	6/9/2022	--	--	0.0646	207	9.7	4.2	1.81	14.40	1.50	110	0.44	102.00	28.60	20.20	1.89	0.49	44	3.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-040	4.57	5.18	0.61	6/9/2022	--	--	0.0568	190	8.1	3.5	0.99	11.85	1.32	94	0.34	86.70	24.40	16.65	1.70	0.44	40	2.75	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-041	0.3	1.52	1.22	6/9/2022	--	--	0.0492	183	5.1	2.2	1.07	9.34	0.81	80	0.22	76.10	20.50	13.75	1.12	0.27	24	1.62	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-041	1.52	3.05	1.52	6/9/2022	--	--	0.0640	213	7.4	2.6	1.44	13.35	1.12	114	0.25	105.50	29.50	20.70	1.76	0.31	32	1.81	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-041	3.05	3.66	0.61	6/9/2022	--	--	0.0533	151	10.5	4.6	1.98	13.70	1.72	87	0.50	81.90	22.70	17.45	2.10	0.60	53	3.87	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-042	0	1.52	1.52	7/10/2022	--	--	0.0458	164	9.2	4.3	0.94	9.71	1.70	62	0.48	56.00	15.00	11.75	1.59	0.57	48	3.44	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-042	1.52	3.05	1.52	7/10/2022	--	--	0.0341	100	9.5	4.7	1.96	9.57	1.77	39	0.67	47.30	11.50	9.96	1.46	0.72	45	4.37	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-042	3.05	4.57	1.52	7/10/2022	--	--	0.0454	138	9.5	3.9	1.66	12.40	1.61	70	0.44	64.10	17.55	13.30	1.83	0.49	47	2.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-042	4.57	5.49	0.91	7/10/2022	--	--	0.0425	119	11.0	4.6	1.41	11.55	1.93	61	0.36	52.00	14.45	11.35	1.94	0.52	65	2.78	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-043	0	1.52	1.52	7/11/2022	--	--	0.0625	223	10.7	3.7	1.05	13.10	1.53	94	0.42	91.80	23.30	17.80	1.76	0.46	45	3.21	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-043	1.52	2.13	0.61	7/11/2022	--	--	0.0548	193	10.6	5.0	0.72	10.80	1.73	73	0.37	72.40	19.30	14.40	1.73	0.61	57	3.48	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-043	2.13	3.05	0.91	7/11/2022	--	--	0.0560	203	8.5	3.5	1.35	11.65	1.39	86	0.30	82.40	21.90	15.10	1.52	0.34	38	1.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-043	3.05	4.57	1.52	7/11/2022	--	--	0.1114	255	24.1	11.7	4.15	31.80	4.09	182	1.30	203.00	49.90	39.20	4.02	1.58	123	9.81	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-043	4.57	6.1	1.52	7/11/2022	--	--	0.0643	146	18.0	9.0	1.99	19.55	3.05	96	0.92	92.00	23.30	19.60	3.01	1.15	103	6.79	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-043	6.1	7.62	1.52	7/11/2022	--	--	0.0440	114	15.2	7.0	1.05	12.05	2.50	54	0.66	52.30	13.85	10.70	2.20	0.88	79	5.24	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	131	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DDT-043	7.62	8.69	1.07	7/11/2022	--	--	0.0635	200	14.3	5.6	1.11	16.90	2.10	92	0.45	88.00	23.10	18.50	2.56	0.67	69	3.37	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-044	0	1.52	1.52	7/11/2022	--	--	0.0298	115	6.7	2.9	0.50	6.03	1.12	34	0.25	32.90	8.35	6.46	0.98	0.32	35	2.08	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-044	1.52	3.05	1.52	7/11/2022	--	--	0.0502	192	6.8	2.9	0.74	9.40	1.09	77	0.24	70.50	18.65	13.55	1.36	0.30	31	2.11	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-044	1.52	3.05	1.52	7/11/2022	--	--	0.0519	200	7.3	2.5	0.79	10.35	1.05	80	0.23	72.50	19.30	13.70	1.24	0.33	30	2.27	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-044	3.05	4.57	1.52	7/11/2022	--	--	0.0603	193	7.3	2.8	1.27	11.90	0.96	116	0.27	102.50	28.30	17.65	1.38	0.32	29	2.00	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-044	4.57	6.1	1.52	7/11/2022	--	--	0.0677	126	18.7	8.5	3.33	22.70	3.12	109	1.00	120.50	29.60	25.70	3.05	1.12	93	7.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-044	6.1	7.62	1.52	7/11/2022	--	--	0.0603	151	18.6	7.5	1.70	18.85	2.87	84	0.68	80.00	22.20	19.20	2.99	0.93	94	5.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-044	7.62	9.14	1.52	7/11/2022	--	--	0.0476	128	13.7	6.5	1.03	12.45	2.41	64	0.61	58.40	16.10	14.40	2.36	0.82	76	4.78	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-044	9.14	10.06	0.91	7/11/2022	--	--	0.0457	112	14.0	7.3	2.62	14.25	2.75	52	0.84	61.70	15.60	15.40	2.29	1.02	77	5.89	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-045	0.91	1.52	0.61	7/11/2022	--	--	0.0349	127	6.9	4.0	0.78	6.47	1.34	45	0.32	40.30	11.65	8.28	1.06	0.49	40	2.71	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-045	1.52	3.05	1.52	7/11/2022	--	--	0.1012	145	20.9	10.2	4.79	30.60	3.55	197	1.14	222.00	59.30	47.60	3.92	1.30	103	8.67	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-045	3.05	4.57	1.52	7/11/2022	--	--	0.0839	205	18.3	7.3	2.82	22.10	2.80	148	0.85	139.00	38.10	30.40	3.16	0.98	87	5.92	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-045	4.57	6.1	1.52	7/11/2022	--	--	0.0599	167	10.3	4.4	1.88	15.40	1.77	106	0.46	98.20	27.10	20.50	2.03	0.54	50	3.43	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-045	6.1	7.62	1.52	7/11/2022	--	--	0.0392	93	11.0	5.4	2.68	13.25	2.01	45	0.62	62.50	15.15	15.85	1.91	0.70	57	4.97	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-045	7.62	9.14	1.52	7/11/2022	--	--	0.0355	87	10.5	5.7	3.32	11.60	2.01	39	0.78	50.80	12.30	12.50	1.76	0.76	57	5.08	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-045	9.14	10.67	1.52	7/11/2022	--	--	0.0313	72	10.0	5.6	2.85	10.10	1.88	34	0.69	43.00	10.60	10.25	1.64	0.72	56	4.82	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-045	10.67	11.58	0.91	7/11/2022	--	--	0.0278	61	9.5	5.7	2.38	9.34	1.84	31	0.70	37.30	8.38	9.22	1.49	0.68	51	4.61	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-045	--	--	--	7/11/2022	Standard	Oreas 460	0.5363	1825	20.4	6.3	22.40	50.20	2.95	1405	0.52	807.00	248.00	113.50	5.01	0.79	67	4.03	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-046	0	1.52	1.52	7/11/2022	--	--	0.0387	156	5.5	2.2	0.72	7.02	0.90	53	0.26	48.10	13.40	10.20	1.07	0.29	28	1.64	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-046	1.52	3.05	1.52	7/11/2022	--	--	0.0716	257	10.3	4.6	1.69	13.40	1.66	102	0.55	109.00	29.10	20.90	1.80	0.63	52	4.08	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-046	3.05	4.57	1.52	7/11/2022	--	--	0.0701	199	11.8	4.9	2.13	16.65	1.78	124	0.51	118.50	32.50	24.70	2.28	0.64	53	4.12	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-046	4.57	6.1	1.52	7/11/2022	--	--	0.0849	136	30.7	14.8	4.87	32.40	5.37	110	1.71	129.00	32.60	31.80	5.26	2.06	165	13.05	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-046	6.1	7.62	1.52	7/11/2022	--	--	0.0362	86	11.2	6.6	3.44	13.70	2.15	38	0.83	51.80	11.55	11.35	1.84	0.79	61	5.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-046	6.1	7.62	1.52	7/11/2022	--	--	0.0358	92	10.6	5.6	3.20	11.65	2.09	38	0.77	52.30	11.45	11.20	1.79	0.81	56	5.04	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-046	7.62	8.69	1.07	7/11/2022	--	--	0.0304	68	9.9	5.3	2.71	10.10	1.91	32	0.73	42.90	10.10	10.20	1.55	0.75	55	5.03	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-047	0	1.52	1.52	7/11/2022	--	--	0.0353	128	6.3	3.3	1.97	8.85	1.23	39	0.54	53.10	12.30	11.80	1.21	0.49	28	3.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-047	1.52	2.29	0.76	7/11/2022	--	--	0.0707	117	17.4	9.0	5.51	19.45	2.96	136	1.16	134.50	37.70	30.30	2.99	1.27	77	8.37	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-048	0	1.68	1.68	7/13/2022	--	--	0.0456	167	6.1	2.4	0.58	8.95	1.02	71	0.25	67.50	18.60	13.70	1.26	0.35	28	2.07	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-048	1.68	3.05	1.37	7/13/2022	--	--	0.0729	210	11.5	4.7	1.76	15.25	1.89	127	0.46	126.50	35.10	24.80	2.21	0.62	54	3.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-048	3.05	4.57	1.52	7/13/2022	--	--	0.0716	190	15.2	7.5	1.69	18.10	2.59	117	0.88	106.50	29.60	24.20	2.74	0.99	83	6.31	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-048	4.57	6.1	1.52	7/13/2022	--	--	0.0551	180	8.3	3.7	1.15	11.45	1.37	95	0.40	79.60	23.20	16.10	1.59	0.44	43	2.83	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-048	6.1	7.62	1.52	7/13/2022	--	--	0.0519	175	6.6	2.3	1.06	10.80	1.02	94	0.25	76.60	22.40	15.85	1.38	0.33	32	2.10	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-048	7.62	8.38	0.76	7/13/2022	--	--	0.0492	175	6.1	2.3	0.98	9.55	0.86	87	0.24	73.10	21.20	14.10	1.17	0.25	26	1.71	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	132	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DDT-049	0	1.22	1.22	7/13/2022	--	--	0.0574	201	8.3	3.5	0.64	11.70	1.39	93	0.38	84.30	23.60	16.50	1.57	0.47	40	2.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-049	1.22	3.05	1.83	7/13/2022	--	--	0.0636	180	11.0	4.8	2.05	16.60	1.79	109	0.54	106.50	29.10	23.20	2.16	0.63	49	3.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-049	3.05	4.57	1.52	7/13/2022	--	--	0.0687	196	14.0	7.3	1.94	16.40	2.38	111	0.68	97.20	27.70	20.20	2.54	0.83	78	5.48	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-049	4.57	6.1	1.52	7/13/2022	--	--	0.0455	160	6.1	2.6	1.01	8.33	0.87	78	0.29	66.30	19.25	13.70	1.17	0.34	28	1.72	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-049	6.1	7.01	0.91	7/13/2022	--	--	0.0515	182	6.9	2.7	1.16	9.90	0.89	90	0.27	75.30	21.80	15.40	1.29	0.34	29	2.04	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-050	0	1.52	1.52	7/13/2022	--	--	0.0532	193	6.7	2.3	1.05	9.88	1.05	89	0.23	80.80	22.30	16.05	1.29	0.29	28	1.95	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-050	1.52	3.05	1.52	7/13/2022	--	--	0.0821	218	12.7	6.0	3.58	18.90	2.23	134	0.71	163.50	39.60	31.30	2.29	0.91	60	5.18	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-050	3.05	4.57	1.52	7/13/2022	--	--	0.0489	72	12.7	6.4	3.17	18.15	2.39	77	0.76	99.60	23.80	22.20	2.40	0.95	65	5.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-050	4.57	6.1	1.52	7/13/2022	--	--	0.0477	83	17.0	9.0	3.46	19.30	3.33	61	0.96	69.60	16.25	17.05	2.98	1.24	90	7.34	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-050	4.57	6.1	1.52	7/13/2022	--	--	0.0383	65	13.7	7.5	2.68	15.80	2.77	50	0.92	53.50	13.05	13.95	2.45	1.02	74	6.54	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-050	6.1	7.16	1.07	7/13/2022	--	--	0.0256	60	8.3	4.5	2.62	8.89	1.74	26	0.57	37.20	7.98	9.32	1.38	0.64	42	4.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-027	0	1.52	1.52	6/6/2022	--	--	0.0590	215	7.6	2.8	0.94	11.40	1.22	98	0.29	87.30	24.10	16.70	1.60	0.37	32	2.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-027	0	1.52	1.52	6/6/2022	Duplicate	--	0.0586	211	8.1	3.3	0.90	11.55	1.25	96	0.34	86.20	23.70	16.45	1.58	0.38	35	2.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-027	1.52	3.05	1.52	6/6/2022	--	--	0.0584	208	9.6	3.8	1.01	12.20	1.48	90	0.36	83.80	22.90	17.10	1.81	0.47	41	2.81	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-027	3.05	4.57	1.52	6/6/2022	--	--	0.0749	220	10.9	3.8	1.83	16.65	1.68	139	0.42	131.50	35.70	26.70	2.29	0.46	43	3.13	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-027	4.57	6.1	1.52	6/6/2022	--	--	0.0684	188	12.5	5.1	2.10	17.05	2.02	125	0.50	113.50	31.60	23.90	2.34	0.64	53	3.78	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-027	6.1	7.01	0.91	6/6/2022	--	--	0.0628	206	10.7	4.4	1.29	15.50	1.82	105	0.40	89.70	25.50	18.20	2.20	0.58	49	3.37	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-028	0	1.52	1.52	6/6/2022	--	--	0.0625	228	7.3	2.9	1.25	11.70	1.21	110	0.29	91.90	26.00	16.40	1.49	0.38	31	2.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-028	1.52	3.05	1.52	6/6/2022	--	--	0.0604	217	7.7	3.0	1.31	12.55	1.26	103	0.29	89.40	24.50	17.25	1.63	0.35	32	2.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-028	3.05	4.57	1.52	6/6/2022	--	--	0.0495	162	8.4	3.8	1.57	11.20	1.38	82	0.42	74.50	20.20	14.55	1.51	0.49	36	2.66	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-028	4.57	5.3	0.73	6/6/2022	--	--	0.0415	126	9.4	4.1	2.30	11.10	1.61	59	0.49	62.40	15.20	12.85	1.65	0.59	41	3.61	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-028	5.3	6.1	0.79	6/6/2022	--	--	0.0436	120	11.0	5.5	2.90	12.90	2.11	59	0.67	64.70	16.00	14.80	1.90	0.72	53	4.76	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-028	6.1	7.62	1.52	6/6/2022	--	--	0.0370	85	12.1	6.5	3.52	12.95	2.33	42	0.78	53.00	11.85	12.60	2.09	0.97	61	5.87	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-028	7.62	8.53	0.91	6/6/2022	--	--	0.0342	77	11.1	6.0	3.25	11.60	2.22	38	0.72	48.40	10.90	11.20	1.89	0.83	60	4.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-028	--	--	--	6/6/2022	Blank	--	0.0036	9	0.8	0.4	0.20	1.00	0.18	6	0.03	5.70	1.24	1.16	0.13	0.03	4	0.31	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-029	0	1.52	1.52	6/7/2022	--	--	0.0182	65	5.2	3.2	1.20	4.47	1.02	17	0.51	20.10	4.99	4.76	0.81	0.50	23	3.42	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-029	1.52	3.05	1.52	6/7/2022	--	--	0.0200	72	5.7	3.7	1.67	5.26	1.16	15	0.56	23.90	5.64	6.82	0.91	0.53	23	3.67	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-029	3.05	4.57	1.52	6/7/2022	--	--	0.0458	131	13.0	7.8	4.11	14.30	2.55	50	0.97	66.60	15.35	14.35	2.16	0.92	58	6.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-029	4.57	6.1	1.52	6/7/2022	--	--	0.0621	147	19.1	10.4	5.39	20.30	3.88	78	1.19	93.50	22.00	20.20	3.28	1.27	91	8.92	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-029	6.1	7.62	1.52	6/7/2022	--	--	0.0547	133	17.0	9.4	4.81	18.05	3.41	64	1.13	80.10	18.50	18.25	2.81	1.28	82	8.12	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-029	7.62	9.14	1.52	6/7/2022	--	--	0.0560	142	16.5	8.3	4.84	17.70	3.17	69	1.05	83.70	19.80	18.40	2.71	1.16	77	7.89	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-029	9.14	10.67	1.52	6/7/2022	--	--	0.0667	133	24.5	12.8	6.35	26.10	4.64	67	1.48	92.40	20.20	23.20	4.02	1.62	133	10.60	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-029	9.14	10.67	1.52	6/7/2022	Duplicate	--	0.0721	144	24.4	13.4	6.40	26.40	4.69	81	1.47	102.50	22.50	25.40	4.14	1.64	139	10.00	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	133	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DDT-029	10.67	12.19	1.52	6/7/2022	--	--	0.0471	118	15.8	8.6	4.20	15.95	3.10	47	1.07	64.50	14.35	15.60	2.52	1.09	79	7.18	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-030	0	1.52	1.52	6/7/2022	--	--	0.0356	129	5.3	2.6	1.35	7.71	0.95	53	0.32	53.90	14.00	10.00	1.09	0.33	22	2.23	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-030	1.52	3.05	1.52	6/7/2022	--	--	0.0178	50	4.8	3.1	0.82	3.99	1.02	25	0.37	21.10	5.76	4.56	0.71	0.43	26	3.06	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-030	3.05	4.57	1.52	6/7/2022	--	--	0.0225	69	5.0	2.2	0.76	5.36	0.89	37	0.28	30.20	8.20	6.27	0.83	0.31	23	1.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-030	4.57	6.1	1.52	6/7/2022	--	--	0.0409	107	12.0	6.1	1.45	11.10	2.25	57	0.71	49.40	13.70	11.40	1.88	0.82	66	4.94	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-030	6.1	7.62	1.52	6/7/2022	--	--	0.0386	124	8.0	4.0	1.11	8.79	1.48	60	0.50	49.60	13.65	11.45	1.30	0.55	40	3.42	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-030	7.62	9.14	1.52	6/7/2022	--	--	0.0242	67	7.4	4.3	2.50	7.52	1.50	23	0.60	32.40	7.20	7.98	1.23	0.62	38	3.64	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-030	9.14	10.67	1.52	6/7/2022	--	--	0.0317	75	10.9	6.0	3.24	10.95	2.16	33	0.72	45.20	9.91	10.80	1.73	0.80	52	4.92	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-030	10.67	11.28	0.61	6/7/2022	--	--	0.0269	65	8.8	4.9	2.71	8.97	1.66	28	0.56	38.10	8.29	9.65	1.48	0.60	44	4.11	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-031	0	1.52	1.52	6/7/2022	--	--	0.0314	88	8.9	5.0	1.13	7.02	1.82	38	0.59	37.40	9.46	7.87	1.22	0.65	53	4.35	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-031	1.52	3.05	1.52	6/7/2022	--	--	0.0759	261	12.1	6.3	1.07	14.75	2.34	113	0.73	111.00	28.60	21.60	2.12	0.91	63	5.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-031	3.05	4.57	1.52	6/7/2022	--	--	0.0217	70	4.3	2.1	0.82	4.28	0.77	35	0.25	28.00	7.57	5.58	0.72	0.28	23	1.67	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-031	4.57	6.1	1.52	6/7/2022	--	--	0.0334	110	5.6	2.4	1.04	6.38	0.98	58	0.30	47.00	12.65	9.05	0.94	0.36	27	2.19	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-031	6.1	7.32	1.22	6/7/2022	--	--	0.0799	279	13.0	6.0	1.20	16.30	2.33	123	0.69	113.00	30.60	21.80	2.37	0.79	64	4.67	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-032	0	1.52	1.52	6/7/2022	--	--	0.0319	119	4.4	1.7	0.78	5.41	0.72	54	0.21	43.10	11.80	8.06	0.78	0.25	19	1.63	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-032	1.52	3.05	1.52	6/7/2022	--	--	0.0267	90	4.7	2.0	0.88	4.97	0.77	47	0.24	35.20	9.87	6.74	0.79	0.28	22	1.86	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-032	3.05	4.57	1.52	6/7/2022	--	--	0.0329	115	4.4	2.1	0.78	5.36	0.85	59	0.27	42.50	12.10	8.37	0.83	0.31	25	1.76	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-032	4.57	5.18	0.61	6/7/2022	--	--	0.0235	86	2.7	1.0	0.63	4.19	0.45	44	0.12	31.80	8.85	6.19	0.54	0.16	13	0.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-032	4.57	5.18	0.61	6/7/2022	Duplicate	--	0.0194	70	2.7	1.0	0.57	3.40	0.40	35	0.14	25.50	7.29	5.25	0.51	0.14	13	0.84	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-033	0	1.52	1.52	6/7/2022	--	--	0.0332	111	5.8	3.3	0.81	6.39	1.20	52	0.49	42.10	11.30	8.33	0.96	0.51	34	2.92	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-033	1.52	2.87	1.34	6/7/2022	--	--	0.0497	177	7.0	3.7	0.69	8.58	1.34	80	0.46	66.80	17.80	11.95	1.25	0.52	41	3.16	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-033	2.87	4.27	1.4	6/7/2022	--	--	0.0275	92	4.6	2.3	0.82	5.47	0.81	46	0.28	35.70	9.84	7.05	0.83	0.32	25	1.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-034	0	1.07	1.07	6/8/2022	--	--	0.0433	154	6.6	3.6	1.36	8.50	1.32	67	0.46	58.30	15.40	11.60	1.21	0.47	36	3.00	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-034	1.52	3.05	1.52	6/8/2022	--	--	0.0546	189	8.7	5.1	1.44	10.55	1.83	79	0.78	76.90	19.20	14.40	1.47	0.84	49	5.04	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-034	3.05	4.57	1.52	6/8/2022	--	--	0.0288	65	7.4	3.8	1.64	7.54	1.48	49	0.54	41.40	11.10	8.77	1.18	0.60	41	3.60	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-034	4.57	6.1	1.52	6/8/2022	--	--	0.0337	95	8.4	4.8	1.28	6.87	1.67	52	0.57	38.00	10.15	7.44	1.25	0.72	52	4.27	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-034	6.1	7.62	1.52	6/8/2022	--	--	0.0331	101	7.8	3.6	1.02	6.92	1.48	52	0.40	37.40	10.40	7.80	1.27	0.51	45	2.97	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-034	7.62	8.23	0.61	6/8/2022	--	--	0.0212	72	3.6	1.5	0.87	4.17	0.62	38	0.15	26.50	7.43	4.92	0.66	0.23	18	1.00	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-035	0	1.52	1.52	6/8/2022	--	--	0.0317	111	5.3	3.3	0.99	6.07	1.14	47	0.36	40.20	10.75	8.35	0.87	0.47	30	2.84	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-035	1.52	3.05	1.52	6/8/2022	--	--	0.0444	172	5.6	2.5	0.93	7.82	0.97	67	0.40	60.20	15.95	11.50	1.01	0.41	29	2.65	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-035	3.05	4.57	1.52	6/8/2022	--	--	0.0334	114	4.6	2.5	1.07	5.92	0.89	56	0.37	47.70	12.55	8.75	0.88	0.41	25	2.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-035	4.57	6.1	1.52	6/8/2022	--	--	0.0450	155	6.6	3.3	1.21	8.67	1.16	71	0.39	65.80	17.60	13.65	1.20	0.49	34	2.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-035	6.1	6.58	0.49	6/8/2022	--	--	0.0168	56	2.6	1.5	0.86	3.11	0.51	30	0.24	21.20	6.08	4.15	0.42	0.24	15	1.60	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	134	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DDT-036	0	1.52	1.52	6/8/2022	--	--	0.0320	120	6.6	3.6	1.75	7.24	1.29	37	0.54	40.10	9.67	9.72	1.10	0.52	30	3.77	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-036	1.52	2.44	0.91	6/8/2022	--	--	0.0207	72	4.0	2.7	1.55	4.78	0.87	23	0.37	27.80	6.34	6.74	0.69	0.43	22	2.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-036	2.44	3.05	0.61	6/8/2022	--	--	0.0183	54	3.3	2.3	1.08	3.60	0.76	29	0.29	24.70	6.57	5.32	0.54	0.38	21	2.16	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-036	3.05	4.27	1.22	6/8/2022	--	--	0.0125	35	2.5	1.6	0.87	2.78	0.53	21	0.24	16.30	4.60	3.59	0.43	0.25	15	1.52	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-036	3.05	4.27	1.22	6/8/2022	Duplicate	--	0.0119	33	2.2	1.3	0.90	2.53	0.42	21	0.17	16.20	4.35	3.75	0.39	0.19	13	1.24	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-037	0	1.52	1.52	6/9/2022			0.0246	103	5.1	3.1	1.42	5.05	1.03	23	0.49	27.20	6.43	6.78	0.82	0.48	21	3.26	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-037	1.52	3.05	1.52	6/9/2022	--	--	0.0459	168	10.1	5.8	3.75	11.85	2.13	46	0.92	62.30	14.30	14.85	1.73	0.91	41	6.01	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-037	3.05	4.57	1.52	6/9/2022	--	--	0.0710	158	19.6	10.3	6.40	22.70	3.89	98	1.49	115.00	26.30	26.30	3.32	1.52	98	9.37	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-037	4.57	6.1	1.52	6/9/2022	--	--	0.0301	84	9.0	4.9	2.56	9.67	1.89	28	0.66	36.70	8.14	9.44	1.53	0.76	52	4.72	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-037	6.1	8.23	2.13	6/9/2022	--	--	0.0484	85	15.0	8.7	4.70	17.20	3.18	57	1.04	70.30	15.30	16.30	2.54	1.26	102	6.92	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-037	8.23	9.75	1.52	6/9/2022	--	--	0.0267	79	5.2	2.8	1.47	6.12	0.99	43	0.33	36.70	9.57	7.50	0.88	0.40	30	2.18	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-038	0	1.52	1.52	6/9/2022	--	--	0.0246	99	5.2	3.0	1.68	5.12	1.03	25	0.56	30.50	7.55	7.22	0.90	0.46	18	3.79	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-038	1.52	3.05	1.52	6/9/2022	--	--	0.0380	119	10.2	5.6	3.51	11.30	1.84	37	0.80	57.80	13.10	13.80	1.76	0.80	41	5.65	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-038	3.05	4.57	1.52	6/9/2022	--	--	0.0574	114	18.8	10.6	5.55	20.70	3.64	64	1.24	88.00	20.90	20.90	3.20	1.40	102	9.33	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-038	4.57	6.1	1.52	6/9/2022	--	--	0.0536	112	17.2	9.8	5.44	19.30	3.25	54	1.23	79.50	17.45	19.00	2.95	1.18	101	8.09	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-038	6.1	7.01	0.91	6/9/2022	--	--	0.0434	99	13.8	7.1	4.03	15.15	2.54	45	0.94	65.70	14.55	15.75	2.37	1.05	73	6.49	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-038	--	--	--	6/9/2022	Blank	--	0.0038	9	0.9	0.5	0.27	1.25	0.19	5	0.05	5.90	1.47	1.43	0.17	0.04	5	0.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-039	0	1.52	1.52	6/9/2022	--	--	0.0348	120	6.5	3.3	1.48	7.64	1.16	45	0.44	51.60	12.95	10.10	1.21	0.46	30	3.27	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-039	1.52	3.05	1.52	6/9/2022	--	--	0.0268	106	5.4	3.2	1.71	6.23	1.00	24	0.45	37.20	8.51	7.95	0.95	0.46	22	3.26	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-039	3.05	4.57	1.52	6/9/2022	--	--	0.0410	133	10.3	5.9	3.66	12.10	1.84	39	0.80	62.70	13.70	13.80	1.81	0.78	44	5.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-039	4.57	6.1	1.52	6/9/2022	--	--	0.0356	79	11.4	5.9	3.79	13.10	2.00	38	0.83	56.50	12.85	13.55	1.92	0.84	55	5.88	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-039	6.1	7.62	1.52	6/9/2022	--	--	0.0220	48	7.9	4.6	2.65	7.97	1.47	21	0.57	32.10	7.33	8.19	1.27	0.58	38	3.98	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-039	7.62	8.63	1.01	6/9/2022	--	--	0.0345	72	10.9	6.0	3.32	11.70	2.07	38	0.80	52.10	11.90	11.50	1.86	0.85	62	5.03	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-040	0	1.52	1.52	6/9/2022	--	--	0.0555	195	8.2	3.2	1.29	11.70	1.20	86	0.35	84.80	23.30	16.75	1.69	0.41	35	2.69	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-040	0	1.52	1.52	6/9/2022	Duplicate	--	0.0610	215	8.5	3.2	1.36	12.95	1.25	97	0.36	93.60	25.70	18.30	1.83	0.46	37	2.68	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-040	1.52	3.05	1.52	6/9/2022	--	--	0.0949	317	11.8	4.6	2.10	20.10	1.75	159	0.48	159.00	43.70	30.50	2.57	0.58	51	3.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-040	3.05	4.57	1.52	6/9/2022	--	--	0.0646	207	9.7	4.2	1.81	14.40	1.50	110	0.44	102.00	28.60	20.20	1.89	0.49	44	3.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-040	4.57	5.18	0.61	6/9/2022	--	--	0.0568	190	8.1	3.5	0.99	11.85	1.32	94	0.34	86.70	24.40	16.65	1.70	0.44	40	2.75	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-041	0.3	1.52	1.22	6/9/2022	--	--	0.0492	183	5.1	2.2	1.07	9.34	0.81	80	0.22	76.10	20.50	13.75	1.12	0.27	24	1.62	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-041	1.52	3.05	1.52	6/9/2022	--	--	0.0640	213	7.4	2.6	1.44	13.35	1.12	114	0.25	105.50	29.50	20.70	1.76	0.31	32	1.81	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-041	3.05	3.66	0.61	6/9/2022	--	--	0.0533	151	10.5	4.6	1.98	13.70	1.72	87	0.50	81.90	22.70	17.45	2.10	0.60	53	3.87	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-042	0	1.52	1.52	7/10/2022	--	--	0.0458	164	9.2	4.3	0.94	9.71	1.70	62	0.48	56.00	15.00	11.75	1.59	0.57	48	3.44	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-042	1.52	3.05	1.52	7/10/2022	--	--	0.0341	100	9.5	4.7	1.96	9.57	1.77	39	0.67	47.30	11.50	9.96	1.46	0.72	45	4.37	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	135	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DDT-042	3.05	4.57	1.52	7/10/2022	--	--	0.0454	138	9.5	3.9	1.66	12.40	1.61	70	0.44	64.10	17.55	13.30	1.83	0.49	47	2.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-042	4.57	5.49	0.91	7/10/2022	--	--	0.0425	119	11.0	4.6	1.41	11.55	1.93	61	0.36	52.00	14.45	11.35	1.94	0.52	65	2.78	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-043	0	1.52	1.52	7/11/2022	--	--	0.0625	223	10.7	3.7	1.05	13.10	1.53	94	0.42	91.80	23.30	17.80	1.76	0.46	45	3.21	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-043	1.52	2.13	0.61	7/11/2022	--	--	0.0548	193	10.6	5.0	0.72	10.80	1.73	73	0.37	72.40	19.30	14.40	1.73	0.61	57	3.48	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-043	2.13	3.05	0.91	7/11/2022	--	--	0.0560	203	8.5	3.5	1.35	11.65	1.39	86	0.30	82.40	21.90	15.10	1.52	0.34	38	1.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-043	3.05	4.57	1.52	7/11/2022	--	--	0.1114	255	24.1	11.7	4.15	31.80	4.09	182	1.30	203.00	49.90	39.20	4.02	1.58	123	9.81	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-043	4.57	6.1	1.52	7/11/2022	--	--	0.0643	146	18.0	9.0	1.99	19.55	3.05	96	0.92	92.00	23.30	19.60	3.01	1.15	103	6.79	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-043	6.1	7.62	1.52	7/11/2022	--	--	0.0440	114	15.2	7.0	1.05	12.05	2.50	54	0.66	52.30	13.85	10.70	2.20	0.88	79	5.24	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-043	7.62	8.69	1.07	7/11/2022	--	--	0.0635	200	14.3	5.6	1.11	16.90	2.10	92	0.45	88.00	23.10	18.50	2.56	0.67	69	3.37	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-044	0	1.52	1.52	7/11/2022	--	--	0.0298	115	6.7	2.9	0.50	6.03	1.12	34	0.25	32.90	8.35	6.46	0.98	0.32	35	2.08	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-044	1.52	3.05	1.52	7/11/2022	--	--	0.0502	192	6.8	2.9	0.74	9.40	1.09	77	0.24	70.50	18.65	13.55	1.36	0.30	31	2.11	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-044	1.52	3.05	1.52	7/11/2022	--	--	0.0519	200	7.3	2.5	0.79	10.35	1.05	80	0.23	72.50	19.30	13.70	1.24	0.33	30	2.27	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-044	3.05	4.57	1.52	7/11/2022	--	--	0.0603	193	7.3	2.8	1.27	11.90	0.96	116	0.27	102.50	28.30	17.65	1.38	0.32	29	2.00	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-044	4.57	6.1	1.52	7/11/2022	--	--	0.0677	126	18.7	8.5	3.33	22.70	3.12	109	1.00	120.50	29.60	25.70	3.05	1.12	93	7.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-044	6.1	7.62	1.52	7/11/2022	--	--	0.0603	151	18.6	7.5	1.70	18.85	2.87	84	0.68	80.00	22.20	19.20	2.99	0.93	94	5.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-044	7.62	9.14	1.52	7/11/2022	--	--	0.0476	128	13.7	6.5	1.03	12.45	2.41	64	0.61	58.40	16.10	14.40	2.36	0.82	76	4.78	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-044	9.14	10.06	0.91	7/11/2022	--	--	0.0457	112	14.0	7.3	2.62	14.25	2.75	52	0.84	61.70	15.60	15.40	2.29	1.02	77	5.89	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-045	0.91	1.52	0.61	7/11/2022	--	--	0.0349	127	6.9	4.0	0.78	6.47	1.34	45	0.32	40.30	11.65	8.28	1.06	0.49	40	2.71	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-045	1.52	3.05	1.52	7/11/2022	--	--	0.1012	145	20.9	10.2	4.79	30.60	3.55	197	1.14	222.00	59.30	47.60	3.92	1.30	103	8.67	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-045	3.05	4.57	1.52	7/11/2022	--	--	0.0839	205	18.3	7.3	2.82	22.10	2.80	148	0.85	139.00	38.10	30.40	3.16	0.98	87	5.92	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-045	4.57	6.1	1.52	7/11/2022	--	--	0.0599	167	10.3	4.4	1.88	15.40	1.77	106	0.46	98.20	27.10	20.50	2.03	0.54	50	3.43	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-045	6.1	7.62	1.52	7/11/2022	--	--	0.0392	93	11.0	5.4	2.68	13.25	2.01	45	0.62	62.50	15.15	15.85	1.91	0.70	57	4.97	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-045	7.62	9.14	1.52	7/11/2022	--	--	0.0355	87	10.5	5.7	3.32	11.60	2.01	39	0.78	50.80	12.30	12.50	1.76	0.76	57	5.08	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-045	9.14	10.67	1.52	7/11/2022	--	--	0.0313	72	10.0	5.6	2.85	10.10	1.88	34	0.69	43.00	10.60	10.25	1.64	0.72	56	4.82	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-045	10.67	11.58	0.91	7/11/2022	--	--	0.0278	61	9.5	5.7	2.38	9.34	1.84	31	0.70	37.30	8.38	9.22	1.49	0.68	51	4.61	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-045	--	--	--	7/11/2022	Standard	Oreas 460	0.5363	1825	20.4	6.3	22.40	50.20	2.95	1405	0.52	807.00	248.00	113.50	5.01	0.79	67	4.03	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-046	0	1.52	1.52	7/11/2022	--	--	0.0387	156	5.5	2.2	0.72	7.02	0.90	53	0.26	48.10	13.40	10.20	1.07	0.29	28	1.64	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-046	1.52	3.05	1.52	7/11/2022	--	--	0.0716	257	10.3	4.6	1.69	13.40	1.66	102	0.55	109.00	29.10	20.90	1.80	0.63	52	4.08	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-046	3.05	4.57	1.52	7/11/2022	--	--	0.0701	199	11.8	4.9	2.13	16.65	1.78	124	0.51	118.50	32.50	24.70	2.28	0.64	53	4.12	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-046	4.57	6.1	1.52	7/11/2022	--	--	0.0849	136	30.7	14.8	4.87	32.40	5.37	110	1.71	129.00	32.60	31.80	5.26	2.06	165	13.05	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-046	6.1	7.62	1.52	7/11/2022	--	--	0.0362	86	11.2	6.6	3.44	13.70	2.15	38	0.83	51.80	11.55	11.35	1.84	0.79	61	5.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-046	6.1	7.62	1.52	7/11/2022	--	--	0.0358	92	10.6	5.6	3.20	11.65	2.09	38	0.77	52.30	11.45	11.20	1.79	0.81	56	5.04	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-046	7.62	8.69	1.07	7/11/2022	--	--	0.0304	68	9.9	5.3	2.71	10.10	1.91	32	0.73	42.90	10.10	10.20	1.55	0.75	55	5.03	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	136	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DDT-047	0	1.52	1.52	7/11/2022	--	--	0.0353	128	6.3	3.3	1.97	8.85	1.23	39	0.54	53.10	12.30	11.80	1.21	0.49	28	3.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-047	1.52	2.29	0.76	7/11/2022	--	--	0.0707	117	17.4	9.0	5.51	19.45	2.96	136	1.16	134.50	37.70	30.30	2.99	1.27	77	8.37	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-048	0	1.68	1.68	7/13/2022	--	--	0.0456	167	6.1	2.4	0.58	8.95	1.02	71	0.25	67.50	18.60	13.70	1.26	0.35	28	2.07	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-048	1.68	3.05	1.37	7/13/2022	--	--	0.0729	210	11.5	4.7	1.76	15.25	1.89	127	0.46	126.50	35.10	24.80	2.21	0.62	54	3.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-048	3.05	4.57	1.52	7/13/2022	--	--	0.0716	190	15.2	7.5	1.69	18.10	2.59	117	0.88	106.50	29.60	24.20	2.74	0.99	83	6.31	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-048	4.57	6.1	1.52	7/13/2022	--	--	0.0551	180	8.3	3.7	1.15	11.45	1.37	95	0.40	79.60	23.20	16.10	1.59	0.44	43	2.83	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-048	6.1	7.62	1.52	7/13/2022	--	--	0.0519	175	6.6	2.3	1.06	10.80	1.02	94	0.25	76.60	22.40	15.85	1.38	0.33	32	2.10	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-048	7.62	8.38	0.76	7/13/2022	--	--	0.0492	175	6.1	2.3	0.98	9.55	0.86	87	0.24	73.10	21.20	14.10	1.17	0.25	26	1.71	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-049	0	1.22	1.22	7/13/2022	--	--	0.0574	201	8.3	3.5	0.64	11.70	1.39	93	0.38	84.30	23.60	16.50	1.57	0.47	40	2.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-049	1.22	3.05	1.83	7/13/2022	--	--	0.0636	180	11.0	4.8	2.05	16.60	1.79	109	0.54	106.50	29.10	23.20	2.16	0.63	49	3.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-049	3.05	4.57	1.52	7/13/2022	--	--	0.0687	196	14.0	7.3	1.94	16.40	2.38	111	0.68	97.20	27.70	20.20	2.54	0.83	78	5.48	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-049	4.57	6.1	1.52	7/13/2022	--	--	0.0455	160	6.1	2.6	1.01	8.33	0.87	78	0.29	66.30	19.25	13.70	1.17	0.34	28	1.72	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-049	6.1	7.01	0.91	7/13/2022	--	--	0.0515	182	6.9	2.7	1.16	9.90	0.89	90	0.27	75.30	21.80	15.40	1.29	0.34	29	2.04	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-050	0	1.52	1.52	7/13/2022	--	--	0.0532	193	6.7	2.3	1.05	9.88	1.05	89	0.23	80.80	22.30	16.05	1.29	0.29	28	1.95	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-050	1.52	3.05	1.52	7/13/2022	--	--	0.0821	218	12.7	6.0	3.58	18.90	2.23	134	0.71	163.50	39.60	31.30	2.29	0.91	60	5.18	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-050	3.05	4.57	1.52	7/13/2022	--	--	0.0489	72	12.7	6.4	3.17	18.15	2.39	77	0.76	99.60	23.80	22.20	2.40	0.95	65	5.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-050	4.57	6.1	1.52	7/13/2022	--	--	0.0477	83	17.0	9.0	3.46	19.30	3.33	61	0.96	69.60	16.25	17.05	2.98	1.24	90	7.34	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-050	4.57	6.1	1.52	7/13/2022	--	--	0.0383	65	13.7	7.5	2.68	15.80	2.77	50	0.92	53.50	13.05	13.95	2.45	1.02	74	6.54	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-050	6.1	7.16	1.07	7/13/2022	--	--	0.0256	60	8.3	4.5	2.62	8.89	1.74	26	0.57	37.20	7.98	9.32	1.38	0.64	42	4.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-051	0	0.91	0.91	7/13/2022	--	--	0.0348	103	7.6	4.2	1.32	9.01	1.50	53	0.49	48.20	12.65	9.71	1.30	0.54	39	3.79	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-052	0	0.91	0.91	7/13/2022	--	--	0.0361	117	6.7	3.3	1.21	8.55	1.16	59	0.33	51.10	13.15	9.96	1.18	0.43	31	2.60	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-053	0	0.76	0.76	7/13/2022	--	--	0.0258	86	3.6	1.8	0.72	6.14	0.63	44	0.17	38.30	10.35	7.75	0.76	0.19	18	1.24	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-054	0	1.52	1.52	7/14/2022	--	--	0.0505	178	7.1	3.7	1.16	10.25	1.36	83	0.43	71.60	19.50	13.35	1.48	0.51	35	3.05	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-054	1.52	2.74	1.22	7/14/2022	--	--	0.0505	119	9.8	5.6	3.22	15.20	1.94	73	0.68	99.00	23.40	21.30	1.90	0.84	49	5.18	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-054	2.74	3.35	0.61	7/14/2022	--	--	0.0488	151	8.1	3.5	1.65	12.00	1.36	84	0.37	76.10	20.10	15.50	1.56	0.49	36	2.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-055	0	1.52	1.52	7/14/2022	--	--	0.0458	157	7.5	3.5	1.24	10.50	1.33	72	0.42	65.90	17.50	13.95	1.48	0.47	34	3.17	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-055	1.52	3.05	1.52	7/14/2022	--	--	0.0539	179	8.8	3.5	1.83	13.80	1.41	86	0.37	83.70	21.90	17.40	1.74	0.42	36	2.74	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-055	3.05	4.57	1.52	7/14/2022	--	--	0.0516	138	12.2	6.5	2.83	15.20	2.37	76	0.79	79.30	19.85	17.45	2.16	0.86	58	6.07	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-055	4.57	5.64	1.07	7/14/2022	--	--	0.0444	128	8.4	3.8	1.77	12.00	1.60	75	0.50	69.70	17.80	14.30	1.66	0.55	39	3.48	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-055	--	--	--	7/14/2022	Standard	--	2.0220	6320	69.5	16.7	122.00	252.00	9.24	5170	0.68	3730.00	>1000	546.00	20.00	1.55	185	6.90	6400	69	15	111	231	8	4960	1	3710	1050	512	19	1	176	7
22-DDT-056	1.22	3.05	1.83	7/14/2022	--	--	0.0556	175	7.9	2.7	1.35	13.35	1.22	102	0.27	92.90	25.40	18.25	1.61	0.36	29	2.07	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-056	3.05	3.96	0.91	7/14/2022	--	--	0.0442	91	9.1	4.3	1.91	13.30	1.65	83	0.43	83.20	21.00	16.50	1.80	0.57	44	3.38	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-056	3.96	4.57	0.61	7/14/2022	--	--	0.0823	168	17.2	8.0	2.85	25.30	3.10	153	0.82	155.00	38.40	31.00	3.16	1.06	85	6.57	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	137	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DDT-056	4.57	6.4	1.83	7/14/2022	--	--	0.0824	202	18.4	9.0	2.42	26.10	3.28	141	0.89	125.00	33.00	27.50	3.58	1.18	97	7.53	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-057	0	1.52	1.52	7/14/2022	--	--	0.0280	94	5.8	3.4	0.67	5.22	1.24	41	0.29	31.30	8.83	6.20	0.88	0.38	35	2.33	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-057	1.52	3.05	1.52	7/14/2022	--	--	0.0369	124	5.5	2.5	1.02	7.76	0.96	61	0.21	55.00	14.60	10.85	1.06	0.34	27	1.97	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-057	3.05	4.57	1.52	7/14/2022	--	--	0.0998	236	13.4	5.1	3.21	25.50	2.14	203	0.54	208.00	52.80	38.40	2.93	0.65	54	4.49	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-057	3.05	4.57	1.52	7/14/2022	--	--	0.0927	213	13.2	5.2	2.97	25.10	2.08	191	0.50	192.00	50.50	36.20	2.90	0.63	50	4.12	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-057	4.57	6.1	1.52	7/14/2022	--	--	0.0838	208	15.6	6.4	2.60	25.10	2.65	158	0.59	149.50	38.40	30.40	3.14	0.89	66	5.18	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-057	6.1	7.62	1.52	7/14/2022	--	--	0.0676	199	11.7	4.9	1.92	17.75	2.00	121	0.58	103.50	27.70	22.20	2.35	0.64	55	3.71	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-058	0	1.52	1.52	7/15/2022	--	--	0.0629	224	8.6	3.5	0.98	13.10	1.54	105	0.28	90.10	24.60	16.55	1.74	0.46	41	2.90	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-058	1.52	3.05	1.52	7/15/2022	--	--	0.0518	174	7.6	2.8	0.91	11.40	1.18	93	0.25	77.40	21.70	14.65	1.52	0.36	32	2.22	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-058	3.05	4.57	1.52	7/15/2022	--	--	0.0720	190	8.9	3.4	1.67	16.20	1.50	139	0.31	146.50	38.30	25.80	1.93	0.45	38	2.34	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-058	4.57	6.1	1.52	7/15/2022	--	--	0.0827	189	12.3	5.1	2.72	21.20	2.03	168	0.59	169.00	42.50	32.90	2.54	0.70	52	4.11	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-058	6.1	7.92	1.83	7/15/2022	--	--	0.0949	309	13.6	4.6	1.81	25.00	2.11	162	0.39	155.00	41.00	30.80	3.09	0.57	56	3.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-059	0	1.52	1.52	7/15/2022	--	--	0.0457	164	6.1	2.3	0.76	9.52	1.02	79	0.25	64.10	18.20	12.25	1.20	0.32	29	1.74	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-059	1.52	3.05	1.52	7/15/2022	--	--	0.0665	233	8.8	3.3	1.09	15.25	1.32	113	0.32	98.80	27.00	19.95	2.02	0.41	39	2.32	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-059	3.05	4.57	1.52	7/15/2022	--	--	0.0802	242	11.2	4.9	1.64	18.10	1.90	146	0.41	135.00	36.60	25.90	2.30	0.58	52	3.41	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-059	4.57	5.64	1.07	7/15/2022	--	--	0.0896	250	9.6	4.0	2.47	17.50	1.44	169	0.35	186.50	48.40	31.70	2.13	0.44	38	2.75	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-059	--	--	--	7/15/2022	Blank	--	0.0041	11	0.8	0.4	0.25	1.16	0.16	7	0.03	6.70	1.54	1.38	0.14	0.04	4	0.25	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-060	0	1.52	1.52	7/15/2022	--	--	0.0607	218	8.1	3.5	1.17	12.35	1.41	95	0.44	90.60	24.10	17.40	1.69	0.51	39	3.19	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-060	1.52	3.05	1.52	7/15/2022	--	--	0.0617	238	6.9	2.5	1.10	11.50	1.07	98	0.24	91.90	24.50	17.20	1.52	0.29	29	1.65	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-060	3.05	4.57	1.52	7/15/2022	--	--	0.0498	143	7.7	3.5	1.82	11.80	1.22	87	0.39	87.30	23.40	17.00	1.56	0.45	35	2.92	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-060	4.57	5.64	1.07	7/15/2022	--	--	0.0433	60	12.1	5.6	2.49	16.05	2.20	75	0.62	82.20	20.80	19.70	2.30	0.72	62	4.58	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-060	5.64	6.86	1.22	7/15/2022	--	--	0.0524	93	18.6	9.9	4.33	19.40	3.56	65	1.18	78.00	18.50	19.10	3.04	1.28	99	7.98	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-061	0	1.52	1.52	7/15/2022	--	--	0.0211	64	5.5	3.2	0.67	4.58	1.08	26	0.47	27.10	7.02	5.87	0.79	0.48	28	3.23	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-061	1.52	2.59	1.07	7/15/2022	--	--	0.0162	56	4.4	3.2	0.73	3.45	0.91	14	0.50	17.20	4.23	4.43	0.61	0.47	24	3.38	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-061	1.52	2.59	1.07	7/15/2022	Duplicate	--	0.0173	67	4.0	2.7	0.74	3.54	0.76	16	0.45	19.70	4.77	5.07	0.61	0.39	19	2.77	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-062	0	1.52	1.52	7/15/2022	--	--	0.0152	48	3.7	2.4	0.64	3.51	0.77	18	0.44	19.80	5.09	4.65	0.57	0.37	18	2.53	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-062	1.52	2.74	1.22	7/15/2022	--	--	0.0510	114	14.9	7.7	3.78	18.30	2.72	59	1.07	84.40	19.00	22.80	2.65	1.12	72	7.63	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-063	0	0.91	0.91	7/17/2022	--	--	0.0450	143	9.1	5.6	0.85	9.43	1.74	64	0.66	60.60	16.25	12.65	1.52	0.78	50	4.64	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-063	1.52	2.13	0.61	7/17/2022	--	--	0.0385	132	6.1	2.9	0.63	7.88	1.02	58	0.33	59.60	15.60	11.15	1.10	0.37	29	2.15	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-063	2.13	3.35	1.22	7/17/2022	--	--	0.0579	174	11.8	6.5	2.01	13.30	2.19	76	0.86	86.20	21.30	17.80	1.92	0.93	70	5.84	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-064	0	1.07	1.07	7/17/2022	--	--	0.0498	172	8.3	4.4	1.26	9.97	1.59	71	0.46	71.20	18.60	14.70	1.50	0.64	44	3.64	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-064	1.52	2.59	1.07	7/17/2022	--	--	0.0590	154	14.1	10.1	1.60	14.05	3.07	83	1.55	81.70	20.90	17.40	2.22	1.59	83	11.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-064	3.05	3.96	0.91	7/17/2022	--	--	0.0233	76	4.0	2.4	0.85	4.57	0.81	37	0.34	29.70	8.55	6.06	0.71	0.38	23	2.60	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	138	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DDT-065	0	1.22	1.22	7/17/2022	--	--	0.0429	159	6.3	2.8	0.96	8.58	1.05	65	0.40	58.90	16.30	12.65	1.21	0.37	29	2.68	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-065	1.52	2.74	1.22	7/17/2022	--	--	0.0654	149	16.5	10.3	3.13	18.50	3.41	100	1.58	97.50	25.40	22.30	2.85	1.59	90	10.45	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-065	3.05	4.57	1.52	7/17/2022	--	--	0.0322	79	9.2	4.6	1.61	9.43	1.54	48	0.65	41.00	11.30	10.05	1.52	0.67	48	4.32	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-065	4.88	6.71	1.83	7/17/2022	--	--	0.0288	74	8.5	6.3	0.89	5.76	1.87	35	0.87	30.80	8.19	6.56	1.17	1.01	55	6.48	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-065	--	--	--	7/17/2022	Standard	--	0.5371	1900	20.3	6.1	22.60	50.20	2.87	1315	0.51	843.00	240.00	113.50	5.11	0.73	62	3.90	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-066	0	1.52	1.52	7/17/2022	--	--	0.0380	139	7.6	4.3	0.65	7.20	1.39	49	0.56	43.80	11.90	8.50	1.18	0.66	42	4.25	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-066	1.83	3.05	1.22	7/17/2022	--	--	0.0360	142	5.9	3.1	0.81	6.45	0.99	50	0.35	44.20	12.05	8.69	1.05	0.43	27	2.93	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-066	3.35	4.57	1.22	7/17/2022	--	--	0.0285	82	5.2	2.9	1.09	6.46	0.95	48	0.38	44.00	11.70	8.83	1.01	0.40	26	2.71	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-066	4.57	5.33	0.76	7/17/2022	--	--	0.0874	200	24.4	17.2	2.30	22.20	5.19	116	2.39	116.50	30.90	27.10	3.67	2.69	149	17.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-067	0	1.52	1.52	7/19/2022	--	--	0.0183	60	3.6	1.3	0.86	4.81	0.57	28	0.15	27.40	7.33	5.89	0.65	0.19	13	1.24	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-067	1.52	3.05	1.52	7/19/2022	--	--	0.0584	205	8.4	3.8	1.08	11.80	1.50	88	0.38	88.80	23.70	18.05	1.68	0.50	40	3.10	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-067	1.52	3.05	1.52	7/19/2022	Duplicate	--	0.0745	270	9.5	3.8	1.27	13.70	1.51	118	0.38	117.00	31.20	21.80	1.86	0.55	41	3.22	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-067	3.05	4.57	1.52	7/19/2022	--	--	0.0509	169	8.8	4.6	1.13	10.45	1.57	79	0.49	74.60	19.30	14.50	1.58	0.59	43	3.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-067	4.57	6.1	1.52	7/19/2022	--	--	0.0583	184	11.9	6.5	1.31	13.80	2.23	82	0.77	82.60	21.30	17.50	2.05	0.87	61	5.53	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-067	6.1	7.62	1.52	7/19/2022	--	--	0.0529	166	10.7	5.7	1.35	13.20	1.92	75	0.75	73.90	19.65	16.60	2.01	0.75	56	5.02	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-067	7.62	9.14	1.52	7/19/2022	--	--	0.0366	119	6.3	3.1	1.01	8.11	1.12	56	0.37	52.90	14.05	11.10	1.24	0.45	33	2.77	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-067	9.14	10.67	1.52	7/19/2022	--	--	0.0371	129	5.6	2.9	0.80	6.90	1.06	57	0.40	52.40	14.30	10.05	1.00	0.40	31	2.47	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-067	10.67	11.58	0.91	7/19/2022	--	--	0.0323	107	5.5	2.5	0.69	7.30	0.85	53	0.29	47.70	12.30	8.96	0.98	0.32	26	2.12	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-068	0	1.52	1.52	7/19/2022	--	--	0.0473	157	9.3	4.6	0.83	10.35	1.67	72	0.51	64.20	17.00	11.55	1.57	0.62	46	4.13	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-068	1.52	3.05	1.52	7/19/2022	--	--	0.0825	306	10.9	4.5	1.14	16.60	1.71	134	0.50	122.00	31.80	20.90	2.12	0.62	46	3.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-068	3.05	4.57	1.52	7/19/2022	--	--	0.1004	352	14.0	4.5	1.04	24.10	1.94	165	0.46	160.00	41.50	30.70	2.96	0.53	53	3.44	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-068	4.57	5.33	0.76	7/19/2022	--	--	0.0310	96	5.0	2.3	0.91	7.23	0.88	54	0.25	50.10	13.10	8.98	0.94	0.36	21	2.07	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-068	--	--	--	7/19/2022	Standard	--	2.1077	6780	77.6	17.8	125.00	263.00	9.39	5250	0.83	3990.00	>1000	519.00	21.40	1.59	185	7.68	6640	68	15	110	223	9	5100	1	3990	1090	549	19	1	182	6
22-DDT-069	0	1.52	1.52	7/19/2022	--	--	0.0461	129	12.5	7.7	0.78	10.85	2.41	61	0.80	57.50	14.50	11.50	1.85	1.02	71	7.16	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-069	1.52	3.05	1.52	7/19/2022	--	--	0.0216	80	4.5	2.7	0.61	4.20	0.83	29	0.31	22.90	6.51	5.19	0.67	0.38	23	2.60	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-069	3.05	4.57	1.52	7/19/2022	--	--	0.0289	83	5.9	3.6	0.89	5.94	1.19	46	0.48	42.60	10.90	8.60	0.92	0.53	31	3.64	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-069	4.57	5.33	0.76	7/19/2022	--	--	0.0334	98	4.7	2.2	1.11	7.87	0.72	60	0.16	61.40	15.40	11.15	1.00	0.23	19	1.54	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-070	0	1.52	1.52	7/19/2022	--	--	0.0541	195	8.1	4.0	0.69	10.90	1.35	86	0.42	76.30	20.30	13.35	1.45	0.50	39	3.45	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-070	1.52	3.05	1.52	7/19/2022	--	--	0.0826	310	9.8	3.5	0.92	17.65	1.45	137	0.37	123.00	32.60	22.20	2.15	0.46	40	2.56	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-070	3.05	4.57	1.52	7/19/2022	--	--	0.0787	262	10.7	3.9	1.26	17.40	1.66	136	0.47	131.50	34.40	22.70	2.23	0.52	42	3.11	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-070	4.57	6.1	1.52	7/19/2022	--	--	0.1357	410	19.2	8.2	2.60	29.40	2.94	240	0.84	248.00	63.50	42.50	3.88	1.04	76	6.41	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-070	4.57	6.1	1.52	7/19/2022	Duplicate	--	0.1338	414	17.2	6.9	2.74	28.80	2.62	240	0.67	247.00	63.00	41.40	3.62	0.90	65	5.74	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-070	6.1	7.01	0.91	7/19/2022	--	--	0.0809	222	18.2	8.3	2.14	23.30	3.08	118	0.96	137.00	32.00	26.10	3.22	1.18	82	7.62	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	139	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DDT-071	0	1.52	1.52	7/19/2022	--	--	0.0512	171	8.2	4.0	1.28	12.35	1.32	80	0.41	79.80	20.10	14.40	1.65	0.55	36	3.27	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-071	1.52	2.59	1.07	7/19/2022	--	--	0.0426	137	8.6	3.8	1.09	9.43	1.41	69	0.36	63.40	16.35	11.60	1.40	0.52	34	3.51	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-072	0	1.52	1.52	7/19/2022	--	--	0.0553	198	7.3	2.9	1.27	11.20	1.14	92	0.29	86.00	22.10	15.55	1.47	0.32	29	2.37	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-072	1.52	3.05	1.52	7/19/2022	--	--	0.0388	131	6.0	2.4	1.22	8.00	0.98	66	0.28	59.10	15.60	10.20	1.08	0.30	25	1.87	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-072	3.05	4.57	1.52	7/19/2022	--	--	0.0437	145	5.7	2.5	1.49	9.70	0.96	78	0.27	68.60	18.40	12.80	1.12	0.33	26	1.95	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-072	4.57	5.33	0.76	7/19/2022	--	--	0.0435	144	6.7	2.8	1.47	9.38	1.11	75	0.29	68.20	18.55	12.30	1.30	0.31	26	2.16	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-072	5.33	6.1	0.76	7/19/2022	--	--	0.0276	81	5.2	2.6	1.17	7.23	0.92	48	0.33	41.80	10.80	7.49	0.92	0.34	24	2.10	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-072	6.1	7.62	1.52	7/19/2022	--	--	0.0475	81	16.8	10.2	3.99	17.20	3.29	56	1.14	73.00	15.90	15.25	2.68	1.26	94	8.67	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-072	7.62	8.38	0.76	7/19/2022	--	--	0.0464	138	9.9	5.6	1.48	11.30	1.81	68	0.70	66.70	16.75	12.50	1.56	0.71	52	5.09	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-072	--	--	--	7/19/2022	Blank	--	0.0043	10	1.1	0.5	0.26	1.56	0.18	7	0.04	6.40	1.47	1.48	0.15	0.08	5	0.32	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-073	0	1.52	1.52	10/21/2022	--	--	0.0686	281	6.6	2.6	1.06	11.50	0.98	110	0.20	94.70	25.80	16.75	1.55	0.26	30	1.60	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-073	1.52	3.05	1.52	10/21/2022	--	--	0.7193	2830	38.0	9.5	5.64	102.50	4.68	1220	0.59	1270.00	329.00	201.00	9.99	0.96	113	5.68	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-073	3.05	4.57	1.52	10/21/2022	--	--	0.1143	232	13.3	5.3	3.48	25.10	2.01	240	0.55	276.00	69.40	46.10	2.83	0.59	53	4.02	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-073	4.57	6.1	1.52	10/21/2022	--	--	0.1061	228	16.0	7.6	3.27	27.00	2.73	207	0.73	225.00	55.60	41.30	3.32	0.87	78	5.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-073	6.1	7.62	1.52	10/21/2022	--	--	0.0713	196	14.2	6.5	1.83	19.30	2.64	118	0.61	109.00	28.20	22.70	2.76	0.75	76	5.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-073	7.62	9.14	1.52	10/21/2022	--	--	0.0541	182	8.9	3.6	0.99	11.65	1.41	87	0.29	79.60	21.20	15.85	1.69	0.40	43	2.59	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DDT-073	9.14	10.06	0.91	10/21/2022	--	--	0.0399	139	5.3	2.1	0.86	8.18	0.86	67	0.19	59.30	16.35	11.15	1.05	0.27	26	1.87	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-001	0	1.52	1.52	8/9/2022	--	--	0.0277	99	3.5	1.4	0.95	4.14	0.51	48	0.21	42.40	11.55	7.11	0.57	0.23	15	1.28	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-001	1.52	3.05	1.52	8/9/2022	--	--	0.0455	91	10.3	4.4	2.82	12.60	1.61	90	0.56	84.20	21.80	15.00	1.78	0.57	45	3.97	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-001	3.05	4.57	1.52	8/9/2022	--	--	0.0388	58	12.9	5.7	3.54	14.55	2.05	71	0.68	60.50	15.95	13.70	2.18	0.80	60	5.22	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-001	4.57	6.1	1.52	8/9/2022	--	--	0.0252	71	6.6	3.8	1.20	5.93	1.26	40	0.37	28.30	8.14	5.63	1.06	0.45	37	2.88	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-001	6.1	7.92	1.83	8/9/2022	--	--	0.0293	104	4.5	2.0	0.82	5.70	0.79	49	0.26	40.00	10.75	7.62	0.88	0.28	21	1.76	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-002	0	1.52	1.52	8/9/2022	--	--	0.0257	118	3.1	1.5	0.78	3.28	0.51	35	0.19	27.60	7.48	4.96	0.50	0.23	15	1.54	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-002	1.52	3.05	1.52	8/9/2022	--	--	0.0300	90	4.7	2.4	1.12	5.16	0.80	57	0.29	44.40	12.65	8.18	0.87	0.32	24	2.34	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-002	3.05	4.57	1.52	8/9/2022	--	--	0.0283	85	4.5	1.9	1.09	5.46	0.69	54	0.20	44.40	11.65	7.57	0.85	0.24	21	1.49	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-002	3.05	4.57	1.52	8/9/2022	Duplicate	--	0.0299	92	5.0	1.8	1.18	5.98	0.72	58	0.21	45.30	12.75	7.84	0.91	0.26	21	1.48	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-002	4.57	6.1	1.52	8/9/2022	--	--	0.0247	70	4.8	2.1	1.24	5.95	0.79	44	0.24	37.10	9.75	6.99	0.91	0.23	23	1.60	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-002	6.1	7.92	1.83	8/9/2022	--	--	0.0942	336	11.0	4.4	1.50	16.10	1.74	156	0.48	152.50	39.20	24.20	1.97	0.58	52	3.83	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-003	0	1.52	1.52	8/9/2022	--	--	0.0501	193	6.8	3.3	1.11	8.58	1.27	78	0.46	66.80	18.00	11.40	1.18	0.46	33	3.03	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-003	1.52	3.05	1.52	8/9/2022	--	--	0.0512	174	8.1	4.5	1.07	9.01	1.48	83	0.54	71.90	19.90	12.70	1.28	0.60	43	4.10	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-003	3.05	4.57	1.52	8/9/2022	--	--	0.0318	99	5.9	2.5	0.90	7.12	1.00	54	0.29	44.80	12.40	8.82	1.05	0.35	29	2.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-003	4.57	6.1	1.52	8/9/2022	--	--	0.0684	252	7.7	3.4	1.10	10.70	1.23	118	0.29	106.50	28.20	15.30	1.39	0.40	34	2.39	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-003	6.1	7.62	1.52	8/9/2022	--	--	0.0263	92	3.6	1.6	0.76	5.22	0.59	48	0.14	35.80	9.95	6.24	0.75	0.18	17	1.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	140	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DHC-003	7.62	8.53	0.91	8/9/2022	--	--	0.0237	76	4.6	1.9	0.66	5.24	0.71	42	0.30	30.50	8.62	5.19	0.71	0.33	22	2.10	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-004	0	1.52	1.52	8/9/2022	--	--	0.0345	135	5.5	3.1	1.50	6.71	1.10	42	0.47	42.50	11.20	7.89	0.98	0.45	31	3.01	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-004	1.52	3.05	1.52	8/9/2022	--	--	0.0698	264	9.7	3.7	1.79	13.50	1.38	110	0.39	100.50	28.00	18.80	1.89	0.46	37	3.01	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-004	3.05	4.57	1.52	8/9/2022	--	--	0.0333	99	7.8	3.3	1.40	9.48	1.21	54	0.46	47.60	12.30	10.00	1.40	0.45	31	2.90	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-004	4.57	6.1	1.52	8/9/2022	--	--	0.0370	124	7.3	2.8	0.95	9.22	1.01	60	0.30	51.30	13.60	10.10	1.32	0.36	30	2.27	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-004	6.1	7.62	1.52	8/9/2022	--	--	0.0810	274	14.6	7.9	1.66	15.10	2.62	114	1.05	108.50	29.40	19.75	2.49	1.14	87	7.79	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-004	--	--	--	8/9/2022	Standard	--	2.0586	6970	74.2	15.8	126.00	257.00	8.78	5120	0.82	4210.00	>1000	582.00	21.50	1.50	204	6.99	6580	72	16	118	235	9	4990	1	3780	1015	547	20	1	191	7
22-DHC-005	0	1.52	1.52	8/9/2022	--	--	0.0377	113	6.8	5.0	0.99	5.67	1.46	66	0.71	47.40	13.75	7.35	0.98	0.81	44	5.00	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-005	1.52	3.05	1.52	8/9/2022	--	--	0.1002	415	10.4	4.1	3.08	14.70	1.55	163	0.51	135.00	38.00	24.70	2.01	0.52	38	3.25	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-005	3.05	4.57	1.52	8/9/2022	--	--	0.2140	451	29.1	9.5	10.40	43.80	3.81	536	0.91	440.00	124.50	72.30	5.70	1.20	88	7.62	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-005	4.57	6.1	1.52	8/9/2022	--	--	0.1284	276	18.9	5.2	7.46	30.00	2.27	321	0.42	264.00	73.70	47.50	3.85	0.58	41	3.64	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-005	6.1	7.62	1.52	8/9/2022	--	--	0.1246	391	20.3	8.5	5.48	29.00	3.17	200	1.00	209.00	52.90	37.20	3.79	1.14	90	6.99	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-005	6.1	7.62	1.52	8/9/2022	Duplicate	--	0.1381	445	23.5	9.3	6.05	30.70	3.56	213	1.08	228.00	56.60	39.80	4.19	1.30	103	8.42	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-005	7.62	9.14	1.52	8/9/2022	--	--	0.4074	1260	60.6	30.1	19.35	80.40	10.65	664	3.53	692.00	173.50	107.00	10.80	4.15	318	25.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-006	0	1.98	1.98	8/9/2022	--	--	0.0613	216	6.9	3.4	2.37	9.28	1.19	108	0.40	97.10	26.10	14.30	1.26	0.49	32	2.77	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-006	1.98	3.05	1.07	8/9/2022	--	--	0.0746	255	12.1	7.0	2.29	13.00	2.30	112	0.97	107.50	28.80	18.50	1.96	1.00	65	6.27	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-006	3.05	4.57	1.52	8/9/2022	--	--	0.0642	172	11.7	5.7	2.62	13.75	2.02	125	0.65	106.00	29.40	18.85	1.97	0.74	52	4.63	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-006	4.57	6.1	1.52	8/9/2022	--	--	0.0555	133	9.5	4.3	2.36	12.25	1.49	114	0.46	104.50	28.40	18.20	1.62	0.60	39	3.65	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-006	6.1	7.62	1.52	8/9/2022	--	--	0.0313	90	6.3	2.8	1.49	7.77	1.01	54	0.32	49.00	12.55	9.24	1.09	0.40	27	2.62	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-006	7.62	9.14	1.52	8/9/2022	--	--	0.0291	87	6.5	3.2	1.32	8.03	1.13	47	0.36	39.70	10.15	8.21	1.18	0.42	29	2.56	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-006	9.14	9.75	0.61	8/9/2022	--	--	0.0193	61	3.7	2.4	0.74	3.83	0.73	31	0.34	23.70	6.63	4.29	0.57	0.34	22	2.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-007	0	1.07	1.07	8/10/2022	--	--	0.0285	92	5.1	3.1	0.64	5.01	1.01	49	0.38	36.60	10.20	6.23	0.77	0.46	29	2.84	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-007	1.07	3.05	1.98	8/10/2022	--	--	0.0345	157	4.6	2.9	0.65	3.93	0.90	47	0.38	30.90	9.12	5.46	0.68	0.44	27	2.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-007	3.05	4.57	1.52	8/10/2022	--	--	0.0443	152	7.1	4.6	1.12	6.82	1.42	72	0.58	56.90	15.45	9.21	1.11	0.65	42	4.32	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-007	4.57	6.1	1.52	8/10/2022	--	--	0.0389	93	5.5	2.7	1.48	7.22	0.92	81	0.33	75.40	20.30	13.00	0.99	0.37	26	2.33	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-007	6.1	7.62	1.52	8/10/2022	--	--	0.0493	100	9.4	4.6	2.06	11.90	1.60	100	0.55	96.70	25.70	17.05	1.68	0.65	43	3.71	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-007	7.62	9.14	1.52	8/10/2022	--	--	0.0438	106	8.9	5.0	1.67	10.60	1.65	80	0.57	69.80	18.30	13.35	1.56	0.66	50	4.00	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-007	9.14	11.13	1.98	8/10/2022	--	--	0.0396	117	9.0	5.5	1.17	8.81	1.84	58	0.66	49.90	13.05	9.56	1.39	0.72	54	4.68	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-007	--	--	--	8/10/2022	Blank	--	0.0034	9	0.8	0.4	0.29	1.04	0.15	5	0.04	5.60	1.20	1.27	0.13	0.05	5	0.29	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-008	0	1.52	1.52	8/10/2022	--	--	0.0295	118	4.4	2.3	0.52	4.86	0.80	45	0.24	33.90	9.54	6.27	0.73	0.29	22	1.72	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-008	1.52	3.05	1.52	8/10/2022	--	--	0.0498	200	7.3	4.0	0.75	8.08	1.35	69	0.40	60.50	16.05	10.45	1.19	0.49	40	2.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-008	3.05	4.57	1.52	8/10/2022	--	--	0.0506	167	7.1	3.0	1.07	8.84	1.14	91	0.33	79.90	22.20	13.55	1.17	0.39	31	2.26	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-008	3.05	4.57	1.52	8/10/2022	Duplicate	--	0.0456	157	5.9	2.8	0.97	7.87	1.01	80	0.26	71.20	19.30	11.40	1.09	0.33	27	1.94	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	141	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DHC-008	4.57	6.1	1.52	8/10/2022	--	--	0.0550	146	9.7	4.8	1.71	11.90	1.67	105	0.52	92.00	25.10	16.10	1.63	0.62	47	3.83	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-008	6.1	7.62	1.52	8/10/2022	--	--	0.0527	124	12.5	6.5	2.19	15.35	2.18	98	0.67	77.20	21.00	15.85	2.20	0.83	63	4.96	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-008	7.62	9.14	1.52	8/10/2022	--	--	0.0647	210	11.8	6.4	1.37	12.70	2.17	105	0.59	90.10	24.90	15.50	1.94	0.80	61	4.38	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-008	9.14	10.06	0.91	8/10/2022	--	--	0.0288	89	5.9	3.6	0.74	5.64	1.14	48	0.47	35.20	9.95	6.42	0.90	0.52	34	3.35	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-009	0	1.52	1.52	8/10/2022	--	--	0.0271	111	4.5	2.4	0.47	4.18	0.83	37	0.23	28.10	7.72	5.39	0.68	0.27	25	1.56	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-009	1.52	3.05	1.52	8/10/2022	--	--	0.0353	127	5.3	2.5	0.84	6.20	0.89	59	0.22	47.60	12.80	8.62	0.94	0.31	27	1.77	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-009	3.05	4.57	1.52	8/10/2022	--	--	0.0413	96	9.4	4.4	2.22	12.70	1.61	83	0.54	63.60	17.60	13.00	1.67	0.61	41	3.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-009	4.57	6.1	1.52	8/10/2022	--	--	0.0449	130	11.8	7.1	1.30	9.54	2.25	66	0.80	51.30	14.20	10.05	1.64	0.97	67	5.71	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-009	6.1	7.62	1.52	8/10/2022	--	--	0.0232	68	5.2	3.2	0.98	4.45	1.03	38	0.39	27.90	7.96	5.05	0.77	0.40	30	2.58	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-009	7.62	9.14	1.52	8/10/2022	--	--	0.0227	70	5.0	2.7	0.80	4.92	0.96	37	0.28	27.40	7.62	4.90	0.81	0.36	28	1.99	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-009	9.14	10.67	1.52	8/10/2022	--	--	0.0382	128	6.5	3.8	0.89	7.01	1.26	61	0.45	51.00	13.75	9.13	1.06	0.50	36	3.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-009	10.67	12.19	1.52	8/10/2022	--	--	0.0234	72	5.1	3.0	0.78	4.49	1.03	37	0.38	27.00	7.49	4.72	0.76	0.43	31	2.56	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-009	12.19	12.95	0.76	8/10/2022	--	--	0.0209	60	5.3	3.3	0.69	4.30	1.06	31	0.41	23.00	6.42	4.59	0.72	0.46	32	2.92	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-009	--	--	--	8/10/2022	Standard	Oreas 460	0.5535	1930	21.3	6.7	23.60	52.40	3.02	1395	0.47	862.00	246.00	112.50	5.11	0.71	63	3.74	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-010	0	1.52	1.52	8/10/2022	--	--	0.0909	313	17.3	10.3	2.76	21.10	3.29	128	1.06	127.00	32.60	25.00	2.85	1.37	78	8.37	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-010	1.52	3.05	1.52	8/10/2022	--	--	0.0942	241	20.4	9.0	3.73	28.60	3.46	156	1.10	173.50	41.80	37.00	4.08	1.29	72	8.12	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-010	3.05	4.57	1.52	8/10/2022	--	--	0.1113	311	31.9	18.4	2.57	31.30	6.62	140	2.08	143.50	34.70	30.80	5.10	2.58	165	14.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-010	4.57	6.55	1.98	8/10/2022	--	--	0.1402	408	35.4	19.2	3.59	40.60	6.76	196	2.69	186.00	46.30	38.90	6.29	2.91	177	17.35	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-011	0	1.52	1.52	8/10/2022	--	--	0.1011	350	22.2	14.5	1.98	20.40	4.84	118	1.75	118.00	29.80	22.80	3.44	2.16	133	12.35	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-011	0	1.52	1.52	8/10/2022	Duplicate	--	0.0981	345	23.4	15.2	1.77	20.00	5.27	107	1.76	107.00	27.30	21.90	3.46	2.19	136	12.65	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-011	1.52	3.05	1.52	8/10/2022	--	--	0.1066	302	22.5	14.1	3.25	26.40	4.60	151	2.15	167.50	40.20	33.50	3.89	2.18	117	13.15	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-011	3.05	4.57	1.52	8/10/2022	--	--	0.1518	301	50.6	35.2	5.69	46.50	11.30	163	5.90	163.50	39.30	38.20	8.03	5.88	360	37.10	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-011	4.57	6.1	1.52	8/10/2022	--	--	0.1207	310	33.8	22.3	3.21	32.60	7.43	148	3.60	143.00	35.60	30.80	5.40	3.54	214	22.90	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-011	6.1	7.62	1.52	8/10/2022	--	--	0.0935	197	29.6	19.5	2.51	29.70	6.59	111	2.99	121.50	28.70	26.10	4.62	3.08	184	19.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-011	7.62	9.45	1.83	8/10/2022	--	--	0.1053	262	29.4	18.7	2.45	31.40	6.30	135	2.62	135.00	32.60	29.50	4.86	2.86	177	17.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-012	0	1.52	1.52	8/11/2022	--	--	0.0659	190	13.8	7.2	1.94	16.00	2.58	99	0.87	105.50	26.60	21.80	2.48	1.04	64	6.33	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-012	1.52	3.05	1.52	8/11/2022	--	--	0.0832	211	20.6	12.0	3.92	24.10	4.09	103	1.76	144.50	32.80	30.60	3.44	1.86	100	11.65	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-012	3.05	4.57	1.52	8/11/2022	--	--	0.1154	285	23.4	12.5	4.16	30.00	4.61	185	1.62	211.00	51.90	41.40	4.30	1.84	112	10.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-012	4.57	5.49	0.91	8/11/2022	--	--	0.1442	594	13.8	5.6	3.06	28.20	2.26	181	0.70	233.00	57.30	46.40	3.09	0.73	55	4.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-012	5.49	6.4	0.91	8/11/2022	--	--	0.0433	101	11.3	6.0	2.63	14.25	2.14	64	0.84	69.80	16.80	16.25	2.03	0.95	54	5.49	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-012	6.4	7.62	1.22	8/11/2022	--	--	0.0348	100	10.8	6.2	2.27	10.90	2.18	32	1.07	42.90	9.89	10.60	1.74	1.00	56	6.29	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-012	7.62	8.84	1.22	8/11/2022	--	--	0.0590	115	20.9	13.6	4.52	20.90	4.50	56	2.02	77.70	16.70	18.40	3.44	2.08	127	13.25	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-012	8.84	10.21	1.37	8/11/2022	--	--	0.1445	381	34.8	19.4	5.22	38.20	7.01	219	2.21	211.00	54.30	44.50	5.91	2.84	181	16.05	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	142	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DHC-012	--	--	--	8/11/2022	Standard	Oreas 463	2.0151	6970	71.9	16.4	118.50	249.00	9.21	5100	0.88	3970.00	>1000	577.00	20.90	1.70	191	7.27	6410	66	16	108	250	8	4930	1	3630	1050	531	19	1	184	7
22-DHC-013	0	1.52	1.52	8/11/2022	--	--	0.0881	361	17.8	9.8	1.45	17.25	3.50	94	1.09	93.00	24.30	19.20	2.88	1.40	92	7.44	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-013	1.52	3.05	1.52	8/11/2022	--	--	0.1578	381	33.1	18.2	3.78	38.10	6.61	225	2.22	307.00	73.30	58.50	5.68	2.61	167	15.25	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-013	3.05	4.57	1.52	8/11/2022	--	--	0.1798	310	37.0	18.5	6.72	57.10	6.63	357	2.55	388.00	95.20	81.00	7.20	2.81	142	16.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-013	4.57	5.49	0.91	8/11/2022	--	--	0.1622	284	45.7	22.0	7.44	64.20	8.04	314	3.11	275.00	69.80	66.10	8.82	3.38	182	20.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-013	5.49	6.71	1.22	8/11/2022	--	--	0.1298	135	54.9	27.5	8.62	63.10	10.50	200	3.32	184.00	44.30	46.20	10.05	3.94	276	22.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-013	5.49	6.71	1.22	8/11/2022	Duplicate	--	0.1265	139	53.2	26.5	8.09	60.10	9.96	192	3.24	177.00	42.80	45.00	9.77	3.70	270	22.60	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-013	6.71	7.62	0.91	8/11/2022		--	0.0494	101	15.7	8.8	4.26	17.60	3.18	64	1.11	74.80	17.30	17.35	2.73	1.28	81	7.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-013	7.62	9.14	1.52	8/11/2022	--	--	0.0340	102	9.6	5.1	3.22	10.40	1.83	36	0.75	48.70	11.30	11.50	1.59	0.79	41	4.95	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-013	9.14	10.67	1.52	8/11/2022	--	--	0.0384	110	10.6	5.8	3.77	12.60	2.12	41	0.84	59.80	13.40	14.30	1.94	0.84	44	5.49	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-013	10.67	12.65	1.98	8/11/2022	--	--	0.0373	84	12.0	6.4	3.75	13.00	2.40	40	0.83	56.40	12.40	13.25	2.02	0.93	62	5.84	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-014	0	1.52	1.52	8/11/2022	--	--	0.0893	414	11.6	7.0	1.65	12.05	2.37	111	0.92	91.10	24.90	16.50	1.99	1.06	57	6.32	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-014	1.52	3.05	1.52	8/11/2022	--	--	0.1182	217	24.0	14.4	4.36	33.00	4.88	194	2.44	259.00	62.00	48.80	4.35	2.34	118	15.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-014	3.05	3.81	0.76	8/11/2022	--	--	0.2060	368	46.7	28.0	7.60	62.70	9.56	341	4.48	411.00	99.10	81.50	8.45	4.46	243	28.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-014	3.81	4.57	0.76	8/11/2022	--	--	0.2245	405	62.9	30.0	7.36	80.60	11.65	401	3.65	396.00	96.10	84.20	11.70	4.30	281	24.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-014	4.57	6.1	1.52	8/11/2022	--	--	0.2050	491	62.6	35.4	6.62	69.70	12.50	249	5.08	296.00	69.80	67.50	11.05	5.55	315	33.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-014	6.1	7.62	1.52	8/11/2022	--	--	0.1344	158	56.7	30.7	6.20	66.90	11.00	170	3.99	215.00	47.40	53.10	10.45	4.54	269	27.60	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-014	7.62	9.14	1.52	8/11/2022	--	--	0.0820	134	34.5	20.1	3.44	34.90	7.06	98	2.77	93.80	21.40	22.60	5.58	2.89	188	18.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-014	9.14	10.06	0.91	8/11/2022	--	--	0.0526	98	18.2	9.8	2.74	21.90	3.70	70	1.35	73.20	16.45	17.40	3.22	1.44	96	8.72	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-014	--	--	--	8/11/2022	Blank	--	0.0036	8	1.0	0.5	0.25	1.30	0.18	5	0.04	6.30	1.33	1.44	0.19	0.06	5	0.29	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-015	0	1.52	1.52	8/11/2022	--	--	0.1342	363	24.0	11.9	3.41	35.00	4.37	223	1.60	248.00	61.20	49.30	4.61	1.77	98	11.45	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-015	1.52	3.05	1.52	8/11/2022	--	--	0.1263	221	38.6	23.9	4.62	46.90	7.94	187	3.64	213.00	51.40	50.40	6.73	3.77	184	24.00	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-015	3.05	4.57	1.52	8/11/2022	--	--	0.1215	213	51.7	33.7	3.51	41.40	11.45	118	4.72	119.00	28.60	29.30	7.85	5.13	316	31.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-015	4.57	6.1	1.52	8/11/2022	--	--	0.0902	224	30.4	20.7	2.36	23.90	6.95	91	2.95	102.50	25.60	22.90	4.41	3.21	177	20.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-015	6.1	8.23	2.13	8/11/2022	--	--	0.0780	181	22.4	15.7	2.18	20.90	5.13	103	2.20	108.50	27.40	23.70	3.49	2.42	125	15.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-016	0	1.52	1.52	8/11/2022	--	--	0.0970	363	19.7	10.1	1.65	21.60	3.80	124	1.14	117.50	30.60	25.10	3.40	1.35	92	7.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-016	0	1.52	1.52	8/11/2022	Duplicate	--	0.0878	317	18.0	9.1	1.51	19.70	3.57	119	0.99	109.50	28.60	22.80	3.16	1.26	84	6.92	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-016	1.52	3.05	1.52	8/11/2022	--	--	0.1213	335	26.0	14.1	3.08	28.00	5.23	187	1.72	195.00	50.40	38.00	4.33	1.98	127	11.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-016	3.05	4.42	1.37	8/11/2022	--	--	0.1117	214	33.5	20.3	3.66	36.80	7.07	137	2.82	173.00	41.80	40.60	5.71	3.11	202	18.95	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-016	4.42	5.18	0.76	8/11/2022	--	--	0.1633	136	74.2	64.1	4.50	58.80	19.70	63	10.20	125.50	24.80	33.70	10.35	10.10	648	65.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-016	5.18	6.1	0.91	8/11/2022	--	--	0.1664	199	78.1	66.4	3.58	50.90	20.40	104	10.70	111.50	27.10	27.60	10.15	10.75	589	69.90	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-016	6.1	8.08	1.98	8/11/2022	--	--	0.1205	234	44.8	34.0	2.71	37.00	11.10	92	5.14	99.30	23.70	24.80	6.49	5.36	350	33.60	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-017	0	1.52	1.52	8/11/2022	--	--	0.1234	262	22.3	11.0	3.53	28.20	4.17	259	1.24	237.00	66.90	43.40	4.06	1.58	94	9.34	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	143	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DHC-017	1.52	3.05	1.52	8/11/2022	--	--	0.1201	266	25.6	11.4	4.27	37.50	4.49	201	1.27	248.00	59.70	52.50	5.13	1.50	93	8.82	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-017	3.05	4.57	1.52	8/11/2022	--	--	0.0697	196	19.7	10.7	1.89	20.60	3.86	87	1.39	96.90	23.40	22.10	3.13	1.60	92	9.58	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-017	4.57	6.1	1.52	8/11/2022	--	--	0.0788	174	23.3	12.0	2.49	29.70	4.48	105	1.59	135.00	30.10	32.80	4.19	1.81	101	10.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-017	6.1	7.62	1.52	8/11/2022	--	--	0.0962	224	29.9	16.2	2.94	39.20	5.90	118	2.25	146.00	33.30	37.20	5.51	2.48	135	15.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-017	7.62	8.84	1.22	8/11/2022	--	--	0.0959	222	30.7	18.0	2.95	33.60	6.37	124	2.34	133.00	32.50	30.70	5.19	2.74	149	16.65	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-017	--	--	--	8/11/2022	Standard	--	2.0658	6340	72.0	16.0	115.00	247.00	9.17	4750	0.80	3770.00	>1000	547.00	20.80	1.66	175	7.40	6620	70	17	115	259	9	5010	1	3710	1065	546	20	2	194	8
22-DHC-018	0	1.52	1.52	8/11/2022	--	--	0.0766	300	11.1	5.2	1.48	12.60	2.08	131	0.53	93.20	27.50	17.10	1.90	0.70	44	3.96	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-018	1.52	3.05	1.52	8/11/2022	--	--	0.0588	255	7.7	4.0	1.05	8.40	1.47	92	0.41	61.80	18.75	11.70	1.29	0.51	33	2.79	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-018	3.05	4.57	1.52	8/11/2022	--	--	0.0710	237	10.4	3.6	2.29	16.15	1.62	125	0.45	117.50	32.00	24.00	2.36	0.49	29	2.95	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-018	4.57	6.1	1.52	8/11/2022	--	--	0.1152	285	24.2	9.7	4.57	36.40	3.89	191	1.19	233.00	55.70	48.80	5.06	1.30	73	8.15	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-018	6.1	7.62	1.52	8/11/2022	--	--	0.1001	252	24.5	12.9	3.02	27.70	4.74	146	1.59	169.50	41.70	37.00	4.22	1.85	111	10.85	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-018	7.62	8.23	0.61	8/11/2022	--	--	0.1009	156	25.6	11.9	5.01	37.50	4.58	170	1.69	226.00	51.10	49.00	4.90	1.81	100	11.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-019	0	1.52	1.52	8/12/2022	--	--	0.1046	257	26.6	8.4	4.29	42.10	4.04	185	0.57	191.50	45.80	44.50	5.82	0.98	68	5.28	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-019	0	1.52	1.52	8/12/2022	Duplicate	--	0.1045	267	24.5	7.7	3.86	39.50	3.69	184	0.56	193.50	45.90	44.30	5.18	0.88	64	4.86	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-019	1.52	3.05	1.52	8/12/2022	--	--	0.0636	188	15.3	7.0	2.64	19.80	2.76	87	0.84	103.00	24.00	24.30	2.87	1.04	55	6.49	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-019	3.05	4.57	1.52	8/12/2022	--	--	0.0793	146	21.5	10.6	5.44	29.10	3.91	103	1.68	183.50	40.50	40.80	3.94	1.69	71	11.60	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-019	4.57	6.1	1.52	8/12/2022	--	--	0.0881	111	29.1	15.1	8.34	35.50	5.63	116	2.16	186.00	40.40	42.00	4.89	2.21	133	14.10	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-019	6.1	7.62	1.52	8/12/2022	--	--	0.0620	96	21.4	11.8	5.82	24.70	4.22	69	1.57	106.50	23.10	25.70	3.60	1.75	117	9.95	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-019	7.62	9.14	1.52	8/12/2022	--	--	0.0480	104	15.7	8.5	4.37	17.05	3.11	48	1.15	71.10	15.25	17.55	2.65	1.26	87	7.67	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-019	9.14	10.67	1.52	8/12/2022	--	--	0.0460	88	15.6	8.5	4.40	16.05	3.16	50	1.04	69.70	14.85	16.40	2.56	1.24	89	7.44	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-019	10.67	12.19	1.52	8/12/2022	--	--	0.0491	122	13.4	7.4	4.15	14.85	2.70	57	1.08	74.60	16.55	16.75	2.26	1.07	74	6.90	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-019	12.19	13.72	1.52	8/12/2022	--	--	0.0447	118	12.5	7.1	3.78	12.80	2.59	50	0.98	64.10	14.65	14.80	1.94	1.04	67	6.64	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-019	13.72	15.24	1.52	8/12/2022	--	--	0.0329	66	10.4	6.3	2.71	10.55	2.22	43	1.01	44.20	10.10	10.35	1.70	1.02	61	6.89	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-019	15.24	16.15	0.91	8/12/2022	--	--	0.0691	176	16.6	8.6	3.67	21.20	3.08	102	1.44	105.00	26.10	22.10	2.97	1.32	86	8.87	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-019	--	--	--	8/12/2022	Blank	--	0.0036	8	0.9	0.4	0.23	1.21	0.16	5	0.05	5.70	1.28	1.48	0.16	0.04	5	0.31	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-020	0	1.52	1.52	8/13/2022	--	--	0.0343	170	3.6	1.6	1.03	4.59	0.60	40	0.23	33.50	9.33	5.94	0.68	0.24	19	1.46	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-020	1.52	3.05	1.52	8/13/2022	--	--	0.0414	94	9.6	4.7	1.62	9.74	1.66	74	0.64	63.40	17.85	12.60	1.49	0.70	54	4.33	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-020	3.05	4.57	1.52	8/13/2022	--	--	0.0350	79	8.1	3.9	1.51	8.10	1.40	65	0.42	53.90	14.50	10.70	1.34	0.52	45	3.26	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-020	4.57	6.1	1.52	8/13/2022	--	--	0.0452	102	9.2	4.8	1.85	10.30	1.74	85	0.63	74.30	19.55	13.90	1.60	0.67	54	4.04	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-020	6.1	8.23	2.13	8/13/2022	--	--	0.0237	69	5.4	3.2	0.99	4.48	1.03	38	0.45	26.40	7.76	5.03	0.90	0.47	34	2.83	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-021	0	1.52	1.52	8/13/2022	--	--	0.0300	101	5.1	2.6	0.65	4.76	0.96	52	0.31	36.00	10.10	6.63	0.82	0.37	31	2.16	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-021	1.52	3.05	1.52	8/13/2022	--	--	0.0401	153	4.9	1.8	0.96	7.56	0.76	66	0.18	55.90	15.15	10.75	1.10	0.23	23	1.42	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-021	3.05	4.57	1.52	8/13/2022	--	--	0.0414	146	4.3	1.3	1.29	7.62	0.59	76	0.17	65.40	17.90	11.30	0.95	0.16	18	1.19	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	144	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DHC-021	3.05	4.57	1.52	8/13/2022	Duplicate	--	0.0413	145	4.3	1.5	1.21	8.01	0.58	76	0.17	65.40	17.80	11.20	0.97	0.15	19	0.88	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-021	4.57	6.1	1.52	8/13/2022	--	--	0.0264	66	5.3	2.2	1.37	6.65	0.88	51	0.30	41.70	11.05	7.90	0.93	0.32	27	1.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-021	6.1	7.62	1.52	8/13/2022	--	--	0.0245	53	7.4	4.1	1.16	5.31	1.46	37	0.52	28.70	7.57	5.96	1.03	0.62	49	3.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-021	7.62	8.69	1.07	8/13/2022	--	--	0.0339	106	6.9	3.1	1.13	6.84	1.10	53	0.43	45.70	12.30	8.85	1.20	0.41	38	2.86	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-022	0	1.52	1.52	8/13/2022	--	--	0.0362	132	6.0	2.7	0.77	7.06	0.98	55	0.37	46.80	13.10	8.71	1.01	0.38	30	2.37	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-022	1.52	3.05	1.52	8/13/2022	--	--	0.0453	163	7.5	3.7	1.05	9.01	1.33	65	0.48	58.40	16.05	12.30	1.42	0.55	41	3.34	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-022	3.05	4.57	1.52	8/13/2022	--	--	0.0376	91	8.9	5.0	1.55	9.58	1.70	59	0.77	57.50	15.25	11.15	1.53	0.75	50	4.60	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-022	4.57	6.1	1.52	8/13/2022	--	--	0.0687	145	18.7	10.2	3.74	19.30	3.59	108	1.36	102.00	26.10	21.80	3.07	1.48	107	9.26	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-022	6.1	6.86	0.76	8/13/2022	--	--	0.0786	156	19.8	10.4	4.70	26.00	3.61	128	1.38	129.50	33.30	28.80	3.62	1.50	109	9.48	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-023	0	1.52	1.52	8/13/2022	--	--	0.0385	127	7.5	3.8	1.20	8.11	1.36	55	0.52	49.20	13.25	9.58	1.21	0.56	44	3.25	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-023	1.52	3.05	1.52	8/13/2022	--	--	0.0680	230	9.7	3.8	1.83	14.15	1.62	115	0.45	99.60	27.30	18.80	1.98	0.49	50	2.89	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-023	3.05	4.57	1.52	8/13/2022	--	--	0.0669	216	10.0	3.4	1.93	13.90	1.43	114	0.43	109.50	29.10	20.30	1.92	0.46	44	2.74	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-023	4.57	6.1	1.52	8/13/2022	--	--	0.0297	72	7.2	3.9	1.53	7.43	1.38	48	0.58	43.10	11.45	8.04	1.13	0.59	41	3.81	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-023	6.1	7.62	1.52	8/13/2022	--	--	0.0213	66	4.0	1.8	0.88	4.73	0.66	35	0.27	28.80	7.89	5.51	0.78	0.28	22	1.67	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-023	7.62	8.53	0.91	8/13/2022	--	--	0.0336	107	6.3	3.0	1.01	7.32	1.06	51	0.43	45.90	12.60	9.31	1.11	0.47	36	2.84	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-023	--	--	--	8/13/2022	Standard	Oreas 460	0.5988	2070	21.0	6.4	25.10	55.70	2.96	1510	0.46	948.00	270.00	122.00	5.53	0.71	70	3.99	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-024	0	2.13	2.13	8/13/2022	--	--	0.0371	107	8.0	4.4	1.54	8.68	1.57	53	0.55	52.80	13.90	10.75	1.40	0.64	46	4.02	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-025	0	1.52	1.52	8/13/2022	--	--	0.0345	103	7.4	4.2	1.22	8.05	1.48	48	0.48	46.00	12.65	9.55	1.40	0.55	44	3.34	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-025	1.52	2.44	0.91	8/13/2022	--	--	0.0291	92	4.9	2.4	1.10	6.24	0.89	48	0.25	42.90	11.65	8.42	0.95	0.30	25	1.86	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-001	0	1.52	1.52	8/14/2022	--	--	0.0704	361	5.5	2.8	0.82	7.81	0.96	84	0.36	72.50	20.20	11.10	1.06	0.36	28	2.25	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-001	0	1.52	1.52	8/14/2022	Duplicate	--	0.0691	351	5.8	3.1	0.89	7.80	1.04	83	0.34	70.10	19.55	11.65	1.04	0.40	31	2.51	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-001	1.52	3.05	1.52	8/14/2022	--	--	0.0747	331	6.8	3.5	1.25	10.50	1.21	100	0.42	98.80	27.10	15.90	1.31	0.43	35	2.87	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-001	3.05	3.96	0.91	8/14/2022	--	--	0.0529	154	7.4	3.0	0.97	11.95	1.22	102	0.31	88.90	25.70	16.15	1.59	0.38	35	2.22	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-002	0	1.52	1.52	8/14/2022	--	--	0.0581	279	4.1	2.2	0.82	5.61	0.77	89	0.27	61.50	18.60	8.46	0.79	0.28	22	1.76	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-002	1.52	2.74	1.22	8/14/2022	--	--	0.0828	357	7.5	4.2	1.68	11.80	1.52	117	0.55	110.50	30.00	18.15	1.51	0.61	39	3.73	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-003	0	1.52	1.52	8/14/2022	--	--	0.0652	337	4.3	2.5	1.00	5.76	0.85	90	0.29	60.30	18.50	8.84	0.78	0.29	23	1.92	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-003	1.52	2.74	1.22	8/14/2022	--	--	0.1052	500	8.2	4.2	1.87	12.35	1.56	138	0.59	127.50	34.90	20.20	1.59	0.56	41	3.62	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-004	0	1.52	1.52	8/14/2022	--	--	0.1062	628	5.7	3.5	0.91	7.56	1.10	107	0.50	80.50	23.00	11.85	1.10	0.46	31	3.13	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-004	1.52	3.05	1.52	8/14/2022	--	--	0.0879	341	10.3	5.1	1.59	13.75	1.84	138	0.70	127.50	35.00	21.50	1.89	0.67	45	4.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-005	0	1.22	1.22	8/14/2022	--	--	0.0487	173	5.5	2.8	0.90	7.58	1.05	86	0.34	73.80	20.50	12.20	0.99	0.32	27	2.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-006	0	1.68	1.68	8/15/2022	--	--	0.1818	693	11.3	4.3	2.43	22.30	1.76	355	0.48	288.00	84.70	40.90	2.57	0.52	40	3.33	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-007	0	1.52	1.52	8/15/2022	--	--	0.0553	194	6.6	3.0	1.06	9.85	1.18	96	0.35	82.60	23.10	13.55	1.30	0.38	35	2.43	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-007	1.52	3.05	1.52	8/15/2022	--	--	0.1121	343	12.1	5.2	2.52	19.55	2.03	230	0.62	191.00	54.10	30.60	2.43	0.63	56	3.89	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	145	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DLC-007	3.05	4.57	1.52	8/15/2022	--	--	0.0569	154	6.4	2.4	1.14	11.55	1.01	123	0.24	106.50	29.90	17.95	1.43	0.29	27	1.60	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-007	4.57	6.1	1.52	8/15/2022	--	--	0.1296	482	11.5	5.2	1.72	18.85	2.02	235	0.58	196.50	57.80	28.60	2.34	0.64	57	3.89	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-007	6.1	7.62	1.52	8/15/2022	--	--	0.0351	103	5.9	2.6	0.71	8.16	1.05	65	0.24	52.40	15.05	10.35	1.19	0.29	31	1.72	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-007	7.62	8.23	0.61	8/15/2022	--	--	0.0281	91	4.2	1.5	0.55	7.16	0.60	49	0.14	43.00	12.10	8.93	1.00	0.15	19	0.97	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-008	0	1.52	1.52	8/15/2022	--	--	0.2062	832	22.4	9.2	2.56	35.10	3.68	305	0.95	299.00	82.50	51.20	4.65	1.10	99	6.57	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-008	1.52	3.05	1.52	8/15/2022	--	--	0.0826	238	10.7	4.5	1.74	16.05	1.88	163	0.51	144.00	39.40	23.90	2.16	0.55	53	3.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-008	1.52	3.05	1.52	8/15/2022	Duplicate	--	0.0879	262	10.7	5.1	1.93	16.00	1.97	171	0.59	152.00	41.80	24.50	2.09	0.67	53	4.10	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-008	3.05	4.57	1.52	8/15/2022	--	--	0.1524	570	12.9	5.2	2.36	21.70	2.16	276	0.53	238.00	68.00	33.50	2.78	0.64	61	3.61	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-008	4.57	6.1	1.52	8/15/2022	--	--	0.0503	118	6.7	3.7	1.20	10.15	1.35	114	0.42	87.70	25.50	14.30	1.33	0.47	39	2.96	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-008	6.1	7.62	1.52	8/15/2022	--	--	0.0562	217	6.5	3.2	1.05	10.15	1.11	87	0.41	78.20	22.30	13.90	1.39	0.39	33	2.74	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-008	7.62	9.14	1.52	8/15/2022	--	--	0.1190	462	8.7	3.6	1.58	14.75	1.46	219	0.37	179.00	51.80	25.50	1.87	0.44	42	2.46	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-008	9.14	10.36	1.22	8/15/2022	--	--	0.0296	93	3.2	1.1	0.86	5.87	0.52	61	0.11	47.60	13.55	8.38	0.71	0.13	15	0.81	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-009	0	1.52	1.52	8/15/2022	--	--	0.0820	332	9.1	4.3	1.36	13.90	1.59	125	0.49	109.50	30.60	17.70	1.81	0.50	46	3.23	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-009	1.52	3.05	1.52	8/15/2022	--	--	0.2716	1065	28.4	13.4	4.30	43.50	5.16	381	1.91	441.00	110.00	71.50	5.66	1.86	128	11.90	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-009	3.05	4.57	1.52	8/15/2022	--	--	0.4065	1265	47.8	21.8	6.80	71.60	8.44	791	2.45	695.00	190.00	104.50	9.05	2.68	226	16.15	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-009	4.57	6.1	1.52	8/15/2022	--	--	0.0457	98	6.4	3.0	1.00	9.85	1.15	111	0.35	83.40	23.30	13.25	1.34	0.40	34	2.46	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-009	6.1	7.62	1.52	8/15/2022	--	--	0.4912	2000	44.5	20.5	6.22	68.30	8.09	818	2.42	699.00	188.00	100.50	8.52	2.73	200	16.45	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-009	7.62	9.14	1.52	8/15/2022	--	--	0.6639	2890	33.5	14.0	4.57	64.10	5.81	1190	1.78	925.00	265.00	115.00	7.06	1.86	135	11.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-009	9.14	10.67	1.52	8/15/2022	--	--	0.0395	121	5.7	2.2	0.82	8.49	0.90	78	0.25	59.80	15.55	10.80	1.11	0.30	29	1.95	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-009	10.67	11.43	0.76	8/15/2022	--	--	0.0565	154	4.6	1.7	0.88	9.05	0.75	143	0.20	101.50	28.80	14.10	1.02	0.21	21	1.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-009	--	--	--	8/15/2022	Blank	--	0.0040	10	1.1	0.4	0.22	1.38	0.13	6	0.02	6.60	1.50	1.28	0.14	0.06	5	0.33	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-010	0	1.52	1.52	8/15/2022	--	--	0.0754	290	8.2	3.4	1.19	12.15	1.39	129	0.41	109.00	29.40	17.45	1.58	0.45	36	2.79	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-010	1.52	3.05	1.52	8/15/2022	--	--	0.3483	954	31.7	13.3	5.57	55.80	5.43	810	1.48	664.00	180.00	91.70	6.42	1.73	136	10.65	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-010	3.05	4.57	1.52	8/15/2022	--	--	0.4788	1560	54.0	23.5	7.00	82.70	9.48	890	2.85	831.00	226.00	125.00	10.50	3.14	232	18.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-010	4.57	6.1	1.52	8/15/2022	--	--	0.2536	1170	19.9	9.0	2.62	31.00	3.49	358	1.22	326.00	88.90	47.70	3.80	1.25	90	8.09	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-010	6.1	7.62	1.52	8/15/2022	--	--	0.0737	155	8.8	4.5	1.06	13.40	1.67	201	0.49	132.00	37.00	18.55	1.67	0.58	48	3.60	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-010	6.1	7.62	1.52	8/15/2022	Duplicate	--	0.0635	136	7.5	3.3	1.10	12.00	1.33	175	0.40	114.00	31.70	15.55	1.44	0.46	38	2.72	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-010	7.62	8.84	1.22	8/15/2022	--	--	0.5743	2430	40.6	19.1	5.05	66.50	7.24	957	2.54	815.00	225.00	110.00	7.77	2.64	190	16.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-011	0	1.52	1.52	8/15/2022	--	--	0.3181	1080	24.3	10.0	4.42	43.70	4.08	649	1.24	552.00	154.00	77.20	4.95	1.41	97	8.65	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-011	1.52	3.05	1.52	8/15/2022	--	--	0.1133	192	18.4	8.5	2.60	28.60	3.30	257	1.08	249.00	64.30	38.60	3.69	1.20	88	7.35	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-011	3.05	4.57	1.52	8/15/2022	--	--	0.1067	264	16.2	7.8	1.71	22.10	3.08	229	0.98	182.50	49.40	27.10	3.02	1.01	91	6.31	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-011	4.57	6.1	1.52	8/15/2022	--	--	0.6023	2710	28.2	11.4	4.84	55.10	4.70	1010	1.50	834.00	238.00	105.50	6.08	1.56	118	9.31	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-011	6.1	7.77	1.68	8/15/2022	--	--	0.3709	1780	20.9	8.4	2.88	35.40	3.45	550	0.96	469.00	132.00	62.20	4.19	1.11	86	6.71	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	146	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DLC-012	0	1.52	1.52	8/16/2022	--	--	0.0571	217	7.5	3.4	1.37	10.05	1.34	88	0.46	80.60	21.20	13.75	1.44	0.49	36	2.85	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-012	1.52	3.05	1.52	8/16/2022	--	--	0.0339	119	4.4	1.4	0.75	7.39	0.63	60	0.16	52.60	14.45	10.60	1.06	0.19	16	1.14	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-012	3.05	4.57	1.52	8/16/2022	--	--	0.0672	186	13.3	6.9	1.89	16.25	2.65	107	0.78	107.00	27.90	19.50	2.38	0.94	71	5.59	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-012	4.57	6.1	1.52	8/16/2022	--	--	0.0422	103	11.0	5.5	1.31	12.55	2.07	61	0.64	60.10	15.20	12.50	2.01	0.75	65	4.52	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-012	6.1	7.62	1.52	8/16/2022	--	--	0.0403	148	4.5	1.6	0.95	6.84	0.73	75	0.15	59.20	16.45	8.71	0.93	0.20	19	1.33	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-012	7.62	9.14	1.52	8/16/2022	--	--	0.1479	755	8.8	3.9	1.73	15.00	1.50	198	0.51	160.00	45.00	23.90	1.85	0.52	42	3.43	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-012	9.14	10.36	1.22	8/16/2022	--	--	0.5085	2690	28.8	12.6	3.48	46.10	5.00	594	1.58	572.00	162.50	82.50	5.79	1.70	120	10.45	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-012	--	--	--	8/16/2022	Standard	Oreas 463	2.0644	6680	70.6	15.5	114.00	236.00	8.73	4940	0.79	3890.00	>1000	539.00	19.50	1.50	185	6.87	6600	67	16	114	258	9	5020	1	3700	1080	547	21	1	191	7
22-DLC-013	0	1.52	1.52	8/16/2022	--	--	0.0602	233	7.5	3.9	1.34	9.30	1.43	97	0.54	80.00	22.30	12.55	1.29	0.55	37	3.46	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-013	1.52	3.05	1.52	8/16/2022	--	--	0.1784	685	9.2	3.4	1.90	19.10	1.48	384	0.42	267.00	76.20	34.30	1.98	0.49	35	2.95	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-013	3.05	4.57	1.52	8/16/2022	--	--	1.5686	5430	77.1	23.9	9.28	184.50	11.30	3120	2.80	2950.00	834.00	365.00	18.55	3.03	242	18.20	5490	73	25	10	203	11	3250	3	2860	803	378	19	3	244	20
22-DLC-013	4.57	6.1	1.52	8/16/2022	--	--	0.6949	2420	42.3	17.3	6.95	88.10	6.93	1375	2.31	1255.00	359.00	161.50	9.13	2.42	166	15.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-013	6.1	8.23	2.13	8/16/2022	--	--	0.1131	220	15.6	8.3	2.28	21.70	3.07	303	1.16	206.00	56.40	28.40	2.72	1.23	83	7.71	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-013	6.1	8.23	2.13	8/16/2022	Duplicate	--	0.1108	219	14.3	7.5	1.97	20.90	2.75	296	1.00	207.00	56.90	28.00	2.65	1.02	76	6.52	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-014	0	1.52	1.52	8/16/2022	--	--	0.0324	100	5.5	3.3	0.53	5.12	1.10	65	0.45	41.30	12.50	7.07	0.89	0.47	29	2.83	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-014	1.52	3.05	1.52	8/16/2022	--	--	0.0224	66	2.7	1.2	0.54	3.09	0.52	58	0.18	29.20	10.00	4.55	0.51	0.19	12	1.18	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-014	3.05	4.57	1.52	8/16/2022	--	--	0.0321	77	6.1	3.4	0.78	5.27	1.22	75	0.53	43.70	13.95	7.22	0.94	0.58	33	3.52	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-014	4.57	6.1	1.52	8/16/2022	--	--	0.0867	233	18.4	15.0	1.50	17.05	4.44	130	2.70	119.00	32.40	20.70	2.79	2.48	117	17.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-014	6.1	7.62	1.52	8/16/2022	--	--	0.0545	153	7.8	4.9	1.13	9.03	1.51	104	0.70	91.90	24.80	13.20	1.37	0.75	44	4.73	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-014	7.62	9.45	1.83	8/16/2022	--	--	0.0404	110	6.8	4.0	0.92	6.57	1.37	75	0.50	65.70	17.35	10.00	1.07	0.52	40	3.79	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-015	0	1.52	1.52	8/16/2022	--	--	0.0716	230	15.5	7.8	2.14	16.35	3.01	97	1.02	95.20	24.10	17.75	2.73	1.02	85	6.83	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-015	1.52	3.05	1.52	8/16/2022	--	--	0.0572	168	15.4	9.8	2.16	13.70	3.37	58	1.42	71.30	16.90	14.60	2.38	1.40	94	9.02	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-015	3.05	5.03	1.98	8/16/2022	--	--	0.1891	654	31.7	17.7	6.02	37.70	6.30	255	2.78	292.00	71.00	50.60	5.50	2.75	154	18.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-016	0	1.52	1.52	8/17/2022	--	--	0.0656	228	7.9	4.1	1.30	12.05	1.64	107	0.58	99.90	25.80	17.30	1.55	0.58	46	3.82	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-016	1.52	3.05	1.52	8/17/2022	--	--	0.0923	338	7.2	3.2	1.54	11.70	1.24	177	0.44	148.50	41.60	19.70	1.40	0.51	32	2.72	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-016	3.05	4.88	1.83	8/17/2022	--	--	0.1476	348	28.0	14.4	4.02	39.40	5.27	234	2.07	295.00	68.70	48.90	5.15	2.15	142	14.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-017	0	1.52	1.52	8/17/2022	--	--	0.0485	158	8.6	4.4	2.09	10.50	1.58	70	0.72	78.00	19.40	14.30	1.58	0.68	38	4.87	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-017	1.52	3.05	1.52	8/17/2022	--	--	0.1162	162	32.4	19.0	9.18	40.10	7.04	160	2.52	208.00	46.30	40.80	5.68	2.70	225	16.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-017	3.05	4.57	1.52	8/17/2022	--	--	0.0583	119	17.9	10.1	5.59	20.60	3.73	61	1.31	79.20	17.30	17.15	3.19	1.40	124	8.21	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-017	4.57	6.1	1.52	8/17/2022	--	--	0.0538	124	15.9	8.9	5.93	18.75	3.07	56	1.04	80.30	17.50	17.60	2.83	1.10	94	6.94	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-017	6.1	7.62	1.52	8/17/2022	--	--	0.0467	116	12.7	6.7	5.25	16.05	2.62	50	0.78	74.80	15.90	15.65	2.26	0.93	69	5.85	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-017	7.62	9.3	1.68	8/17/2022	--	--	0.0375	94	10.6	5.2	4.14	12.90	2.06	39	0.69	60.00	12.75	12.45	1.87	0.72	55	4.52	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-017	7.62	9.3	1.68	8/17/2022	Duplicate	--	0.0384	96	10.6	5.4	4.32	13.65	2.11	41	0.68	60.40	12.70	13.60	1.85	0.73	57	4.64	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	147	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DLC-018	0	1.52	1.52	8/17/2022	--	--	0.0506	207	5.6	2.4	0.90	8.87	1.00	77	0.30	67.60	17.80	11.20	1.22	0.38	27	2.56	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-018	1.52	3.05	1.52	8/17/2022	--	--	0.0493	156	6.3	2.5	1.14	9.40	0.97	96	0.27	82.20	22.60	14.00	1.32	0.30	25	1.78	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-018	3.05	4.57	1.52	8/17/2022	--	--	0.1121	344	9.7	4.1	2.77	18.35	1.68	237	0.50	206.00	56.00	29.20	2.19	0.60	40	3.90	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-018	4.57	6.1	1.52	8/17/2022	--	--	0.0676	136	11.1	5.2	3.13	19.80	2.01	151	0.78	132.50	34.80	24.60	2.38	0.77	47	4.44	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-018	6.1	7.62	1.52	8/17/2022	--	--	0.1256	350	21.1	10.2	4.79	34.60	3.84	233	1.38	199.50	52.90	38.40	4.25	1.44	103	8.98	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-018	7.62	9.75	2.13	8/17/2022	--	--	0.0375	121	6.6	2.7	0.86	9.54	1.10	60	0.32	55.10	14.90	11.30	1.27	0.34	32	1.98	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-019	0	1.52	1.52	8/17/2022	--	--	0.0451	168	5.3	1.9	0.60	9.50	0.81	75	0.21	68.90	18.30	12.80	1.14	0.23	21	1.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-019	1.52	3.05	1.52	8/17/2022	--	--	0.0527	162	6.7	2.6	0.99	10.30	1.08	98	0.31	95.10	25.20	16.05	1.37	0.33	27	1.96	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-019	3.05	4.57	1.52	8/17/2022	--	--	0.1737	498	18.9	8.7	4.57	31.50	3.41	373	1.12	313.00	83.80	46.60	4.00	1.16	83	7.60	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-019	4.57	6.1	1.52	8/17/2022	--	--	0.0802	161	20.2	9.9	3.05	28.30	3.82	155	1.26	121.50	32.20	24.50	4.05	1.34	104	8.16	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-019	6.1	7.62	1.52	8/17/2022	--	--	0.1700	608	22.5	11.0	2.53	29.70	4.24	285	1.20	238.00	65.30	35.40	4.25	1.48	126	8.98	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-019	7.62	9.6	1.98	8/17/2022	--	--	0.0476	147	10.3	5.3	0.87	10.60	1.97	75	0.61	61.10	16.75	11.95	1.76	0.70	55	4.16	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-019	--	--	--	8/17/2022	Standard	Oreas 460	0.5488	1905	19.8	5.6	22.60	48.50	2.74	1400	0.47	867.00	233.00	107.00	4.84	0.64	64	3.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-020	0	1.52	1.52	8/17/2022	--	--	0.0197	74	1.9	0.6	0.68	3.83	0.26	39	0.05	28.10	8.00	5.06	0.47	0.07	6	0.46	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-020	1.52	3.05	1.52	8/17/2022	--	--	0.0363	125	3.6	1.3	0.90	7.11	0.49	69	0.14	59.90	15.75	10.60	0.84	0.16	14	1.13	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-020	3.05	4.57	1.52	8/17/2022	--	--	0.1038	389	8.0	3.8	2.04	14.85	1.37	180	0.51	172.00	45.10	24.40	1.82	0.55	38	3.87	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-020	4.57	6.1	1.52	8/17/2022	--	--	0.0536	131	8.2	3.0	1.78	14.75	1.27	103	0.39	105.00	26.20	19.30	1.89	0.44	37	2.81	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-020	6.1	6.86	0.76	8/17/2022	--	--	0.0473	149	6.5	2.5	1.00	11.25	0.91	84	0.29	79.60	20.50	14.30	1.50	0.28	29	1.83	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-021	0	1.52	1.52	8/17/2022	--	--	0.0668	230	9.7	4.0	1.40	13.25	1.57	105	0.54	103.00	26.60	18.00	1.80	0.53	48	4.06	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-021	0	1.52	1.52	8/17/2022	Duplicate	--	0.0683	235	9.2	3.9	1.52	14.20	1.54	110	0.37	108.50	27.60	17.85	1.92	0.49	46	3.08	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-021	1.52	3.05	1.52	8/17/2022	--	--	0.0130	47	1.9	0.7	0.72	2.37	0.28	25	0.06	17.10	4.71	2.89	0.40	0.07	8	0.44	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-021	3.05	4.88	1.83	8/17/2022	--	--	0.0177	28	4.3	1.5	1.06	3.99	0.71	41	0.15	32.40	8.79	5.11	0.69	0.21	21	1.10	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-022	0	1.52	1.52	8/17/2022	--	--	0.0251	76	3.4	1.3	0.92	4.63	0.49	54	0.15	39.10	11.30	6.42	0.71	0.14	14	1.15	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-022	1.52	2.74	1.22	8/17/2022	--	--	0.0501	163	7.4	2.4	0.90	12.10	1.15	82	0.20	81.90	21.20	16.55	1.62	0.30	34	1.62	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-023	0	2.13	2.13	8/17/2022	--	--	0.1191	683	6.6	2.7	1.34	10.30	1.08	123	0.32	107.00	28.50	16.40	1.40	0.34	31	2.48	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-023	2.13	3.05	0.91	8/17/2022	--	--	0.0223	69	2.0	1.0	0.84	3.76	0.38	45	0.13	38.70	10.30	5.60	0.52	0.11	11	0.93	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-023	3.05	4.57	1.52	8/17/2022	--	--	0.1309	487	9.8	4.1	2.54	17.10	1.62	244	0.54	211.00	56.90	29.00	2.12	0.59	45	4.07	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-023	4.57	5.64	1.07	8/17/2022	--	--	0.0307	100	3.1	1.1	0.85	5.64	0.46	61	0.13	51.50	13.60	8.42	0.72	0.13	14	0.94	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-023	5.64	7.62	1.98	8/17/2022	--	--	0.3454	1370	24.6	9.9	4.54	44.20	4.08	617	1.12	522.00	134.00	72.80	5.25	1.31	123	8.62	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-024	0	1.52	1.52	8/18/2022	--	--	0.0500	190	5.9	2.6	0.73	9.05	0.94	79	0.34	73.80	18.85	11.90	1.18	0.31	30	2.28	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-024	1.52	3.66	2.13	8/18/2022	--	--	0.0563	205	7.8	3.2	0.98	10.15	1.22	90	0.39	82.40	21.30	14.00	1.42	0.43	37	3.13	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-025	0	1.52	1.52	8/18/2022	--	--	0.0573	252	6.1	2.3	0.77	9.47	0.95	82	0.31	71.20	18.55	12.30	1.26	0.33	28	2.26	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-025	1.52	3.05	1.52	8/18/2022	--	--	0.0538	244	4.8	2.2	1.06	7.54	0.85	76	0.24	66.90	17.45	10.45	0.97	0.28	23	2.01	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	148	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DLC-025	3.05	3.81	0.76	8/18/2022	--	--	0.0758	289	8.7	3.5	1.31	13.25	1.47	118	0.43	112.50	29.20	18.85	1.73	0.46	43	3.03	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-026	0	1.52	1.52	8/18/2022	--	--	0.0480	217	5.2	2.1	0.72	7.03	0.78	66	0.29	56.90	14.70	9.03	0.99	0.25	25	1.90	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-026	1.52	3.05	1.52	8/18/2022	--	--	0.0665	312	6.2	2.9	0.99	9.31	1.09	89	0.35	77.60	20.10	12.00	1.25	0.41	31	2.63	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-026	3.05	4.57	1.52	8/18/2022	--	--	0.0553	164	7.7	3.5	1.13	11.90	1.31	102	0.37	94.30	24.50	15.55	1.61	0.45	40	2.81	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-026	4.57	6.1	1.52	8/18/2022	--	--	0.0835	230	13.4	5.7	1.94	19.10	2.35	146	0.69	149.50	36.90	24.60	2.57	0.80	71	4.99	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-026	4.57	6.1	1.52	8/18/2022	Duplicate	--	0.0878	237	14.7	6.1	1.98	20.10	2.39	157	0.61	157.50	39.40	26.90	2.72	0.76	73	4.94	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-026	6.1	7.77	1.68	8/18/2022	--	--	0.1918	309	53.5	25.7	5.76	68.40	9.71	293	2.83	347.00	76.70	66.10	9.77	3.38	324	21.00	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-027	0	1.52	1.52	8/18/2022	--	--	0.0458	182	5.8	2.9	0.66	7.12	1.06	70	0.35	57.10	15.35	9.62	1.08	0.38	33	2.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-027	1.52	3.05	1.52	8/18/2022	--	--	0.0460	177	5.2	2.4	0.84	7.91	0.92	75	0.35	62.20	16.75	9.84	1.02	0.34	29	2.21	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-027	3.05	3.66	0.61	8/18/2022	--	--	0.0454	162	7.1	3.3	1.01	9.03	1.24	66	0.42	64.40	16.10	11.25	1.22	0.42	39	3.28	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-028	0	3.51	3.51	8/18/2022	--	--	0.0580	202	7.5	3.6	1.13	10.10	1.28	95	0.46	88.20	23.20	15.80	1.51	0.47	40	3.15	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-028	3.51	4.88	1.37	8/18/2022	--	--	0.0310	72	8.9	5.0	2.86	10.15	1.71	34	0.64	49.70	10.45	11.70	1.62	0.63	49	3.92	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-029	0	0.91	0.91	8/19/2022	--	--	0.0198	58	3.0	1.2	0.89	4.77	0.44	36	0.13	34.90	8.84	6.95	0.66	0.13	12	0.82	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-030	0	1.52	1.52	8/19/2022	--	--	0.0215	62	3.6	1.5	0.77	5.53	0.61	39	0.13	35.20	9.06	6.99	0.75	0.18	16	1.15	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-030	1.52	3.05	1.52	8/19/2022	--	--	0.0132	37	2.1	0.6	0.71	3.41	0.28	26	0.07	22.30	6.19	4.91	0.47	0.08	7	0.49	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-030	3.05	5.03	1.98	8/19/2022	--	--	0.0309	92	4.2	1.7	1.25	7.14	0.69	55	0.18	55.20	14.45	10.85	0.96	0.22	18	1.32	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-030	--	--	--	8/19/2022	Blank	--	0.0039	10	0.9	0.4	0.29	1.17	0.14	6	0.04	6.50	1.53	1.29	0.15	0.04	4	0.24	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-031	0	0.91	0.91	8/19/2022	--	--	0.0544	188	7.5	2.6	0.85	11.65	1.11	95	0.25	82.80	23.10	16.30	1.64	0.35	31	2.14	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-031	1.52	3.05	1.52	8/19/2022	--	--	0.0813	331	8.6	3.2	0.92	14.05	1.36	128	0.37	110.50	31.10	19.70	1.92	0.45	39	2.43	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-031	3.05	4.57	1.52	8/19/2022	--	--	0.0607	195	9.1	3.9	1.45	12.80	1.55	104	0.43	95.80	26.00	18.35	1.84	0.50	42	3.01	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-031	4.57	6.1	1.52	8/19/2022	--	--	0.0581	173	9.2	3.3	1.75	13.85	1.40	103	0.41	98.80	26.20	18.95	1.90	0.46	39	2.68	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-031	6.1	7.62	1.52	8/19/2022	--	--	0.0825	262	11.6	4.7	2.40	18.35	1.83	143	0.56	134.50	35.80	26.10	2.41	0.64	55	3.57	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-031	7.62	8.38	0.76	8/19/2022	--	--	0.1229	401	18.5	9.0	3.17	27.20	3.46	191	1.10	193.00	50.00	36.20	3.61	1.26	98	7.51	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-032	0	1.52	1.52	8/19/2022	--	--	0.0685	252	7.3	2.1	1.12	12.85	1.03	121	0.23	107.50	29.40	20.20	1.79	0.26	25	1.68	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-032	1.52	3.05	1.52	8/19/2022	--	--	0.0845	322	11.0	4.2	1.39	14.85	1.68	138	0.46	120.50	33.50	21.50	2.32	0.57	44	3.33	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-032	1.52	3.05	1.52	8/19/2022	Duplicate	--	0.0909	330	11.0	4.0	1.42	17.05	1.72	158	0.41	137.00	37.80	24.80	2.41	0.52	45	3.04	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-032	3.05	4.57	1.52	8/19/2022	--	--	0.0531	167	7.0	2.1	1.37	13.40	0.89	100	0.23	91.20	24.40	18.40	1.71	0.30	23	1.75	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-032	4.57	6.1	1.52	8/19/2022	--	--	0.0945	273	14.9	5.9	2.90	25.00	2.39	170	0.73	157.50	41.90	32.90	3.38	0.83	67	4.99	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-032	6.1	7.62	1.52	8/19/2022	--	--	0.1065	242	22.1	10.0	3.82	31.80	3.91	192	1.29	180.00	47.50	38.10	4.51	1.38	116	8.48	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-032	7.62	9.14	1.52	8/19/2022	--	--	0.0435	81	10.1	4.5	2.20	14.15	1.73	85	0.57	73.50	19.35	15.45	2.05	0.64	54	3.73	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-032	9.14	10.06	0.91	8/19/2022	--	--	0.0335	47	10.7	5.1	2.07	12.15	1.88	64	0.64	48.80	13.10	11.20	1.96	0.68	59	4.33	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-033	0	2.13	2.13	8/19/2022	--	--	0.0249	71	4.6	2.0	0.96	5.73	0.76	48	0.21	36.00	10.10	7.11	0.87	0.28	22	1.56	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-033	2.13	3.05	0.91	8/19/2022	--	--	0.1035	117	40.5	20.6	7.25	43.20	7.69	161	2.63	140.00	35.70	34.30	7.12	2.92	231	17.95	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	149	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DLC-033	3.05	4.57	1.52	8/19/2022	--	--	0.1008	86	37.8	19.2	6.85	41.80	7.00	180	2.40	147.00	38.90	36.30	6.82	2.63	217	16.00	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-033	4.57	6.1	1.52	8/19/2022	--	--	0.1182	98	43.8	22.1	8.77	49.40	8.10	204	3.04	191.00	48.80	46.40	7.76	3.19	239	20.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-033	6.1	7.62	1.52	8/19/2022	--	--	0.1398	111	59.7	30.6	10.70	64.50	11.30	212	4.11	192.00	47.90	50.20	10.70	4.33	335	27.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-033	7.62	9.14	1.52	8/19/2022	--	--	0.0806	97	36.7	19.4	5.82	32.60	7.28	88	2.53	87.70	20.80	22.10	6.19	2.70	226	16.95	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-033	9.14	10.67	1.52	8/19/2022	--	--	0.0536	104	19.9	10.6	4.50	19.90	3.95	60	1.46	67.90	15.65	16.15	3.44	1.55	112	9.53	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-033	--	--	--	8/19/2022	Standard	Oreas 463	1.9811	6650	67.4	15.3	113.50	227.00	8.67	4950	0.78	3790.00	>1000	538.00	19.70	1.41	182	6.49	6270	67	15	111	250	9	4930	1	3500	1040	514	20	1	185	7
22-DLC-034	0	2.13	2.13	8/20/2022	--	--	0.0169	50	3.5	1.5	0.74	4.18	0.66	27	0.23	24.30	6.50	5.29	0.65	0.22	17	1.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-034	2.13	3.05	0.91	8/20/2022	--	--	0.0615	189	12.8	4.6	1.39	16.65	2.04	92	0.58	92.60	24.40	20.50	2.52	0.62	59	3.79	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-034	3.05	4.57	1.52	8/20/2022	--	--	0.0670	221	9.9	3.9	1.45	16.35	1.58	107	0.52	103.00	27.70	22.10	2.20	0.50	49	3.21	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-034	4.57	6.1	1.52	8/20/2022	--	--	0.0636	212	11.4	5.1	0.73	14.20	1.96	97	0.63	89.00	24.40	18.40	2.07	0.74	58	4.42	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-034	6.1	7.62	1.52	8/20/2022	--	--	0.0358	129	4.6	1.2	0.60	8.54	0.62	60	0.11	55.20	14.95	11.60	1.10	0.13	17	0.64	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-034	7.62	9.14	1.52	8/20/2022	--	--	0.0194	62	4.4	1.5	0.56	4.93	0.65	31	0.12	25.60	6.93	6.11	0.87	0.17	19	0.92	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-034	7.62	9.14	1.52	8/20/2022	Duplicate	--	0.0166	55	3.7	1.2	0.56	4.00	0.53	27	0.10	21.10	6.26	4.80	0.70	0.14	15	0.86	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-035	0	1.52	1.52	8/20/2022	--	--	0.0551	162	14.0	6.5	0.68	13.85	2.53	74	0.54	72.10	19.30	15.70	2.22	0.85	77	4.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-035	1.52	3.05	1.52	8/20/2022	--	--	0.0436	149	6.2	2.0	0.72	9.99	1.00	73	0.20	66.20	18.00	13.55	1.40	0.24	28	1.43	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-035	3.05	4.57	1.52	8/20/2022	--	--	0.0314	95	4.6	1.6	0.93	8.14	0.63	54	0.16	54.60	14.40	11.85	1.11	0.21	18	1.06	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-035	4.57	6.1	1.52	8/20/2022	--	--	0.0239	65	5.3	2.5	1.08	7.68	0.94	36	0.28	34.50	9.41	8.29	1.10	0.33	29	2.00	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-036	0	1.52	1.52	8/20/2022	--	--	0.0082	27	1.3	0.5	0.41	1.78	0.20	15	0.04	11.20	3.24	2.18	0.28	0.06	6	0.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-036	1.52	3.05	1.52	8/20/2022	--	--	0.0156	50	2.3	0.6	0.61	3.80	0.31	29	0.07	24.50	6.82	5.29	0.54	0.08	9	0.45	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-036	3.05	4.57	1.52	8/20/2022	--	--	0.0319	78	7.1	3.0	1.52	9.77	1.24	50	0.40	51.40	13.90	11.40	1.45	0.43	37	2.68	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-036	4.57	6.1	1.52	8/20/2022	--	--	0.0614	209	9.8	3.5	1.14	16.20	1.48	98	0.40	94.30	25.60	19.65	2.20	0.46	38	2.75	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-036	6.1	7.77	1.68	8/20/2022	--	--	0.0625	220	8.8	2.8	0.68	15.05	1.29	101	0.30	94.50	26.30	20.50	2.02	0.34	36	2.03	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-037	0	1.52	1.52	8/20/2022	--	--	0.0591	217	6.8	2.7	1.07	11.85	1.08	98	0.30	88.00	24.70	16.90	1.57	0.36	30	2.15	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-037	1.52	3.05	1.52	8/20/2022	--	--	0.0327	99	5.1	2.2	1.07	7.37	0.86	58	0.30	53.30	14.70	10.80	1.01	0.27	23	1.69	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-037	3.05	4.57	1.52	8/20/2022	--	--	0.0301	96	4.6	1.9	1.00	7.15	0.73	52	0.27	46.90	12.70	9.38	0.94	0.25	21	1.81	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-037	4.57	6.1	1.52	8/20/2022	--	--	0.0274	92	4.3	2.2	0.73	5.62	0.73	44	0.31	38.50	10.75	7.98	0.77	0.31	22	2.12	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-037	6.1	7.62	1.52	8/20/2022	--	--	0.0501	181	5.9	1.6	0.56	11.55	0.83	85	0.16	76.70	21.50	16.10	1.50	0.20	23	1.31	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-037	7.62	9.14	1.52	8/20/2022	--	--	0.0554	195	7.6	2.2	0.68	14.25	1.03	92	0.21	86.60	23.30	18.35	1.89	0.29	28	1.52	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-001	0	1.83	1.83	4/25/2022	--	--	0.0290	93	4.7	1.8	0.60	5.60	0.83	50	0.19	44.40	12.20	7.17	0.80	0.33	23	2.15	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-001	0	1.83	1.83	4/25/2022	Duplicate	--	0.0299	96	5.1	2.2	0.61	5.91	0.86	49	0.29	44.00	12.60	8.06	0.83	0.35	26	2.05	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-001	1.83	3.05	1.22	4/25/2022	--	--	0.0096	25	1.6	0.7	0.54	1.53	0.25	23	0.11	13.40	4.62	2.29	0.24	0.12	7	0.81	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-001	3.05	4.57	1.52	4/25/2022	--	--	0.0827	168	21.4	13.0	4.10	21.80	4.46	106	1.89	150.00	36.10	30.60	3.25	2.07	124	12.35	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-001	4.57	6.1	1.52	4/25/2022	--	--	0.1224	127	42.6	26.8	8.58	41.30	8.57	143	4.29	239.00	52.90	53.50	6.31	4.34	244	27.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	150	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DPT-001	6.1	7.62	1.52	4/25/2022	--	--	0.0468	71	20.8	12.4	2.00	12.85	4.33	45	1.56	41.50	10.95	10.50	2.73	1.69	142	10.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-001	7.62	9.14	1.52	4/25/2022	--	--	0.0299	25	12.3	7.8	2.28	10.60	2.53	32	1.23	43.40	9.78	10.95	1.66	1.23	81	8.29	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-001	9.14	10.06	0.91	4/25/2022	--	--	0.0439	92	16.2	8.5	1.21	13.85	3.27	45	1.06	45.60	12.05	11.80	2.48	1.17	107	7.15	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-002	0	0.61	0.61	4/26/2022	--	--	0.0633	226	9.7	3.6	0.97	12.35	1.58	95	0.47	92.60	25.20	17.40	1.64	0.55	48	3.17	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-002	1.52	3.05	1.52	4/26/2022	--	--	0.0471	95	12.6	7.5	1.78	11.90	2.42	65	0.99	80.30	20.30	16.45	1.89	1.09	73	6.99	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-002	3.05	4.57	1.52	4/26/2022	--	--	0.0637	58	20.0	10.3	4.19	19.70	3.77	109	1.25	125.00	31.30	25.70	2.99	1.52	115	8.90	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-002	4.57	6.1	1.52	4/26/2022	--	--	0.0937	97	38.2	19.6	6.13	31.60	7.20	138	2.36	132.00	33.60	29.80	5.84	2.58	225	16.05	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-002	6.1	7.62	1.52	4/26/2022	--	--	0.1164	339	26.4	13.8	2.51	23.40	5.09	158	1.65	163.50	42.60	29.90	3.87	2.02	160	11.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-002	7.62	8.53	0.91	4/26/2022	--	--	0.0456	144	8.4	3.3	1.03	11.20	1.39	65	0.26	71.00	18.50	15.90	1.66	0.40	42	2.45	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-002	--	--	--	4/26/2022	Blank	--	0.0046	11	0.9	0.5	0.32	1.43	0.21	6	0.07	7.40	1.82	1.78	0.18	0.08	6	0.48	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-003	0	1.52	1.52	4/26/2022	--	--	0.0421	131	10.5	5.6	0.63	8.61	2.03	51	0.64	53.00	13.95	11.30	1.57	0.75	60	4.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-003	1.52	3.05	1.52	4/26/2022	--	--	0.0655	143	20.8	12.3	1.49	14.75	4.33	76	1.55	91.90	23.00	18.25	2.70	1.77	128	10.90	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-003	3.05	4.57	1.52	4/26/2022	--	--	0.0906	85	31.7	17.6	4.23	28.60	5.92	141	2.34	163.50	41.60	35.30	4.67	2.49	183	15.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-003	4.57	6.1	1.52	4/26/2022	--	--	0.1135	253	33.4	17.2	3.44	30.70	6.39	153	2.20	156.50	41.20	33.00	5.23	2.46	203	15.25	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-003	6.1	7.62	1.52	4/26/2022	--	--	0.0844	250	17.8	8.0	1.72	18.35	3.39	119	0.95	127.50	32.60	25.90	2.93	1.14	98	6.86	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-003	7.62	9.14	1.52	4/26/2022	--	--	0.0758	232	18.2	8.1	1.45	19.10	3.36	90	1.04	108.00	27.70	23.40	2.94	1.24	97	7.37	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-003	7.62	9.14	1.52	4/26/2022	Duplicate	--	0.0883	280	18.7	8.9	1.64	21.60	3.16	112	1.05	133.00	33.80	29.10	3.26	1.20	94	7.19	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-003	9.14	10.36	1.22	4/26/2022	--	--	0.0635	170	17.0	8.2	2.62	17.25	3.08	76	1.04	95.60	22.90	20.50	2.71	1.23	92	6.86	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-003	10.36	11.58	1.22	4/26/2022	--	--	0.0787	242	17.0	7.1	2.45	18.50	2.96	104	0.82	126.00	31.70	24.90	2.75	1.02	81	6.03	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-004	0	0.91	0.91	4/26/2022	--	--	0.1844	663	29.3	13.1	5.32	35.00	5.39	268	1.49	289.00	78.90	49.60	5.23	1.84	113	10.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-004	1.52	2.74	1.22	4/26/2022	--	--	0.2508	708	43.6	19.2	6.75	56.30	7.59	382	1.91	485.00	127.00	86.40	8.05	2.53	183	14.25	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-004	3.05	3.96	0.91	4/26/2022	--	--	0.1585	392	32.1	16.8	4.94	40.20	6.22	232	2.03	304.00	76.60	56.90	5.80	2.30	159	13.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-004	4.57	5.49	0.91	4/26/2022	--	--	0.1553	493	26.7	12.4	4.12	35.60	4.90	222	1.35	270.00	69.10	48.90	4.97	1.71	116	9.26	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-005	0	1.22	1.22	4/26/2022	--	--	0.0406	134	7.0	3.1	0.77	7.79	1.31	63	0.37	61.90	17.25	11.15	1.15	0.45	33	2.46	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-005	1.52	2.74	1.22	4/26/2022	--	--	0.0587	202	9.3	4.4	1.40	12.15	1.73	79	0.52	95.80	25.00	17.05	1.74	0.64	44	3.87	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-005	3.05	4.27	1.22	4/26/2022	--	--	0.1274	213	35.4	22.5	6.10	40.70	7.59	160	3.28	249.00	59.10	51.00	6.03	3.45	198	21.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-005	4.57	6.1	1.52	4/26/2022	--	--	0.1417	242	47.7	33.1	5.58	46.00	10.80	143	4.43	194.50	48.10	44.00	7.58	4.88	324	31.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-005	6.1	7.62	1.52	4/26/2022	--	--	0.1117	340	23.6	12.4	1.66	26.40	4.56	142	1.20	169.00	45.90	33.20	4.31	1.60	131	9.29	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-005	7.62	9.14	1.52	4/26/2022	--	--	0.0334	88	10.8	5.9	0.82	7.15	2.06	41	0.53	40.00	11.25	8.41	1.45	0.78	60	4.32	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-005	9.14	10.67	1.52	4/26/2022	--	--	0.0211	46	8.9	4.8	0.72	4.58	1.79	22	0.52	19.40	5.57	4.41	1.20	0.68	52	3.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-005	10.67	12.19	1.52	4/26/2022	--	--	0.0827	270	13.8	6.2	1.31	19.55	2.42	111	0.69	136.50	36.60	27.60	2.70	0.85	68	4.77	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-005	12.19	13.41	1.22	4/26/2022	--	--	0.0462	146	10.0	5.2	1.43	9.28	1.98	62	0.51	66.30	18.65	11.80	1.62	0.72	51	4.11	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-005	13.72	14.63	0.91	4/26/2022	--	--	0.1200	372	24.1	13.7	2.63	25.50	4.63	158	1.66	186.50	49.10	34.80	4.03	1.84	127	11.00	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	151	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DPT-005	--	--	--	4/26/2022	Standard	Oreas 460	0.5395	1865	20.6	6.0	23.10	48.70	2.79	1395	0.50	814.00	253.00	104.00	4.86	0.67	64	3.66	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-006	0	1.22	1.22	4/26/2022	--	--	0.0544	186	10.2	4.8	0.96	11.10	1.82	76	0.46	76.50	22.00	15.40	1.89	0.60	51	3.54	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-006	1.52	3.05	1.52	4/26/2022	--	--	0.0368	136	6.2	2.6	0.56	7.52	0.96	54	0.25	49.10	13.90	10.20	1.23	0.30	28	1.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-006	1.52	3.05	1.52	4/26/2022	Duplicate	--	0.0370	134	7.2	2.5	0.60	8.06	1.14	52	0.22	48.80	14.05	9.49	1.29	0.37	32	2.10	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-006	3.05	4.27	1.22	4/26/2022	--	--	0.0398	122	6.7	2.4	0.74	8.44	1.05	68	0.31	65.30	18.85	13.30	1.23	0.36	28	1.93	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-006	4.57	6.1	1.52	4/26/2022	--	--	0.0525	118	10.2	5.4	1.54	12.45	2.04	85	0.75	96.80	26.60	18.55	1.89	0.80	59	4.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-006	6.1	7.62	1.52	4/26/2022	--	--	0.0734	144	17.6	12.2	2.24	18.90	4.01	99	1.79	113.50	29.10	23.70	2.87	1.78	135	11.15	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-006	7.62	9.14	1.52	4/26/2022	--	--	0.0483	119	13.1	8.8	1.13	11.40	2.81	60	1.15	54.60	16.00	12.20	2.06	1.27	95	7.54	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-006	9.14	10.67	1.52	4/26/2022	--	--	0.0417	134	8.0	4.0	0.66	8.84	1.40	63	0.41	56.30	16.30	12.20	1.38	0.54	44	2.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-006	10.67	12.19	1.52	4/26/2022	--	--	0.0394	132	7.0	2.6	0.75	8.08	1.19	62	0.30	55.30	15.90	10.65	1.27	0.37	35	2.25	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-006	12.19	13.41	1.22	4/26/2022	--	--	0.0592	203	10.5	4.0	1.00	13.20	1.80	86	0.40	87.90	24.90	16.90	1.88	0.51	48	2.94	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-006	13.72	14.17	0.46	4/26/2022	--	--	0.0656	233	9.8	4.0	1.21	13.65	1.49	100	0.37	100.50	27.90	19.60	1.86	0.52	41	2.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-007	0	1.52	1.52	4/27/2022	--	--	0.0613	326	5.8	3.3	0.52	6.95	1.27	57	0.32	57.20	15.65	9.77	1.07	0.44	33	2.69	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-007	1.83	3.05	1.22	4/27/2022	--	--	0.1252	456	9.8	4.0	1.13	18.65	1.70	201	0.62	227.00	63.20	34.80	1.97	0.65	43	3.81	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-016	6.1	8.08	1.98	8/11/2022	--	--	0.1205	234	44.8	34.0	2.71	37.00	11.10	92	5.14	99.30	23.70	24.80	6.49	5.36	350	33.60	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-017	0	1.52	1.52	8/11/2022	--	--	0.1234	262	22.3	11.0	3.53	28.20	4.17	259	1.24	237.00	66.90	43.40	4.06	1.58	94	9.34	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-017	1.52	3.05	1.52	8/11/2022	--	--	0.1201	266	25.6	11.4	4.27	37.50	4.49	201	1.27	248.00	59.70	52.50	5.13	1.50	93	8.82	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-017	3.05	4.57	1.52	8/11/2022	--	--	0.0697	196	19.7	10.7	1.89	20.60	3.86	87	1.39	96.90	23.40	22.10	3.13	1.60	92	9.58	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-017	4.57	6.1	1.52	8/11/2022	--	--	0.0788	174	23.3	12.0	2.49	29.70	4.48	105	1.59	135.00	30.10	32.80	4.19	1.81	101	10.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-017	6.1	7.62	1.52	8/11/2022	--	--	0.0962	224	29.9	16.2	2.94	39.20	5.90	118	2.25	146.00	33.30	37.20	5.51	2.48	135	15.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-017	7.62	8.84	1.22	8/11/2022	--	--	0.0959	222	30.7	18.0	2.95	33.60	6.37	124	2.34	133.00	32.50	30.70	5.19	2.74	149	16.65	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-017	--	--	--	8/11/2022	Standard	--	2.0658	6340	72.0	16.0	115.00	247.00	9.17	4750	0.80	3770.00	>1000	547.00	20.80	1.66	175	7.40	6620	70	17	115	259	9	5010	1	3710	1065	546	20	2	194	8
22-DHC-018	0	1.52	1.52	8/11/2022	--	--	0.0766	300	11.1	5.2	1.48	12.60	2.08	131	0.53	93.20	27.50	17.10	1.90	0.70	44	3.96	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-018	1.52	3.05	1.52	8/11/2022	--	--	0.0588	255	7.7	4.0	1.05	8.40	1.47	92	0.41	61.80	18.75	11.70	1.29	0.51	33	2.79	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-018	3.05	4.57	1.52	8/11/2022	--	--	0.0710	237	10.4	3.6	2.29	16.15	1.62	125	0.45	117.50	32.00	24.00	2.36	0.49	29	2.95	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-018	4.57	6.1	1.52	8/11/2022	--	--	0.1152	285	24.2	9.7	4.57	36.40	3.89	191	1.19	233.00	55.70	48.80	5.06	1.30	73	8.15	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-018	6.1	7.62	1.52	8/11/2022	--	--	0.1001	252	24.5	12.9	3.02	27.70	4.74	146	1.59	169.50	41.70	37.00	4.22	1.85	111	10.85	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-018	7.62	8.23	0.61	8/11/2022	--	--	0.1009	156	25.6	11.9	5.01	37.50	4.58	170	1.69	226.00	51.10	49.00	4.90	1.81	100	11.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-019	0	1.52	1.52	8/12/2022	--	--	0.1046	257	26.6	8.4	4.29	42.10	4.04	185	0.57	191.50	45.80	44.50	5.82	0.98	68	5.28	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-019	0	1.52	1.52	8/12/2022	Duplicate	--	0.1045	267	24.5	7.7	3.86	39.50	3.69	184	0.56	193.50	45.90	44.30	5.18	0.88	64	4.86	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-019	1.52	3.05	1.52	8/12/2022	--	--	0.0636	188	15.3	7.0	2.64	19.80	2.76	87	0.84	103.00	24.00	24.30	2.87	1.04	55	6.49	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-019	3.05	4.57	1.52	8/12/2022	--	--	0.0793	146	21.5	10.6	5.44	29.10	3.91	103	1.68	183.50	40.50	40.80	3.94	1.69	71	11.60	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-019	4.57	6.1	1.52	8/12/2022	--	--	0.0881	111	29.1	15.1	8.34	35.50	5.63	116	2.16	186.00	40.40	42.00	4.89	2.21	133	14.10	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	152	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DHC-019	6.1	7.62	1.52	8/12/2022	--	--	0.0620	96	21.4	11.8	5.82	24.70	4.22	69	1.57	106.50	23.10	25.70	3.60	1.75	117	9.95	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-019	7.62	9.14	1.52	8/12/2022	--	--	0.0480	104	15.7	8.5	4.37	17.05	3.11	48	1.15	71.10	15.25	17.55	2.65	1.26	87	7.67	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-019	9.14	10.67	1.52	8/12/2022	--	--	0.0460	88	15.6	8.5	4.40	16.05	3.16	50	1.04	69.70	14.85	16.40	2.56	1.24	89	7.44	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-019	10.67	12.19	1.52	8/12/2022	--	--	0.0491	122	13.4	7.4	4.15	14.85	2.70	57	1.08	74.60	16.55	16.75	2.26	1.07	74	6.90	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-019	12.19	13.72	1.52	8/12/2022	--	--	0.0447	118	12.5	7.1	3.78	12.80	2.59	50	0.98	64.10	14.65	14.80	1.94	1.04	67	6.64	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-019	13.72	15.24	1.52	8/12/2022	--	--	0.0329	66	10.4	6.3	2.71	10.55	2.22	43	1.01	44.20	10.10	10.35	1.70	1.02	61	6.89	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-019	15.24	16.15	0.91	8/12/2022	--	--	0.0691	176	16.6	8.6	3.67	21.20	3.08	102	1.44	105.00	26.10	22.10	2.97	1.32	86	8.87	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-019	--	--	--	8/12/2022	Blank	--	0.0036	8	0.9	0.4	0.23	1.21	0.16	5	0.05	5.70	1.28	1.48	0.16	0.04	5	0.31	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-020	0	1.52	1.52	8/13/2022	--	--	0.0343	170	3.6	1.6	1.03	4.59	0.60	40	0.23	33.50	9.33	5.94	0.68	0.24	19	1.46	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-020	1.52	3.05	1.52	8/13/2022	--	--	0.0414	94	9.6	4.7	1.62	9.74	1.66	74	0.64	63.40	17.85	12.60	1.49	0.70	54	4.33	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-020	3.05	4.57	1.52	8/13/2022	--	--	0.0350	79	8.1	3.9	1.51	8.10	1.40	65	0.42	53.90	14.50	10.70	1.34	0.52	45	3.26	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-020	4.57	6.1	1.52	8/13/2022	--	--	0.0452	102	9.2	4.8	1.85	10.30	1.74	85	0.63	74.30	19.55	13.90	1.60	0.67	54	4.04	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-020	6.1	8.23	2.13	8/13/2022	--	--	0.0237	69	5.4	3.2	0.99	4.48	1.03	38	0.45	26.40	7.76	5.03	0.90	0.47	34	2.83	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-021	0	1.52	1.52	8/13/2022	--	--	0.0300	101	5.1	2.6	0.65	4.76	0.96	52	0.31	36.00	10.10	6.63	0.82	0.37	31	2.16	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-021	1.52	3.05	1.52	8/13/2022	--	--	0.0401	153	4.9	1.8	0.96	7.56	0.76	66	0.18	55.90	15.15	10.75	1.10	0.23	23	1.42	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-021	3.05	4.57	1.52	8/13/2022	--	--	0.0414	146	4.3	1.3	1.29	7.62	0.59	76	0.17	65.40	17.90	11.30	0.95	0.16	18	1.19	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-021	3.05	4.57	1.52	8/13/2022	Duplicate	--	0.0413	145	4.3	1.5	1.21	8.01	0.58	76	0.17	65.40	17.80	11.20	0.97	0.15	19	0.88	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-021	4.57	6.1	1.52	8/13/2022	--	--	0.0264	66	5.3	2.2	1.37	6.65	0.88	51	0.30	41.70	11.05	7.90	0.93	0.32	27	1.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-021	6.1	7.62	1.52	8/13/2022	--	--	0.0245	53	7.4	4.1	1.16	5.31	1.46	37	0.52	28.70	7.57	5.96	1.03	0.62	49	3.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-021	7.62	8.69	1.07	8/13/2022	--	--	0.0339	106	6.9	3.1	1.13	6.84	1.10	53	0.43	45.70	12.30	8.85	1.20	0.41	38	2.86	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-022	0	1.52	1.52	8/13/2022	--	--	0.0362	132	6.0	2.7	0.77	7.06	0.98	55	0.37	46.80	13.10	8.71	1.01	0.38	30	2.37	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-022	1.52	3.05	1.52	8/13/2022	--	--	0.0453	163	7.5	3.7	1.05	9.01	1.33	65	0.48	58.40	16.05	12.30	1.42	0.55	41	3.34	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-022	3.05	4.57	1.52	8/13/2022	--	--	0.0376	91	8.9	5.0	1.55	9.58	1.70	59	0.77	57.50	15.25	11.15	1.53	0.75	50	4.60	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-022	4.57	6.1	1.52	8/13/2022	--	--	0.0687	145	18.7	10.2	3.74	19.30	3.59	108	1.36	102.00	26.10	21.80	3.07	1.48	107	9.26	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-022	6.1	6.86	0.76	8/13/2022	--	--	0.0786	156	19.8	10.4	4.70	26.00	3.61	128	1.38	129.50	33.30	28.80	3.62	1.50	109	9.48	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-023	0	1.52	1.52	8/13/2022	--	--	0.0385	127	7.5	3.8	1.20	8.11	1.36	55	0.52	49.20	13.25	9.58	1.21	0.56	44	3.25	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-023	1.52	3.05	1.52	8/13/2022	--	--	0.0680	230	9.7	3.8	1.83	14.15	1.62	115	0.45	99.60	27.30	18.80	1.98	0.49	50	2.89	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-023	3.05	4.57	1.52	8/13/2022	--	--	0.0669	216	10.0	3.4	1.93	13.90	1.43	114	0.43	109.50	29.10	20.30	1.92	0.46	44	2.74	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-023	4.57	6.1	1.52	8/13/2022	--	--	0.0297	72	7.2	3.9	1.53	7.43	1.38	48	0.58	43.10	11.45	8.04	1.13	0.59	41	3.81	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-023	6.1	7.62	1.52	8/13/2022	--	--	0.0213	66	4.0	1.8	0.88	4.73	0.66	35	0.27	28.80	7.89	5.51	0.78	0.28	22	1.67	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-023	7.62	8.53	0.91	8/13/2022	--	--	0.0336	107	6.3	3.0	1.01	7.32	1.06	51	0.43	45.90	12.60	9.31	1.11	0.47	36	2.84	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-023	--	--	--	8/13/2022	Standard	Oreas 460	0.5988	2070	21.0	6.4	25.10	55.70	2.96	1510	0.46	948.00	270.00	122.00	5.53	0.71	70	3.99	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-024	0	2.13	2.13	8/13/2022	--	--	0.0371	107	8.0	4.4	1.54	8.68	1.57	53	0.55	52.80	13.90	10.75	1.40	0.64	46	4.02	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	153	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DHC-025	0	1.52	1.52	8/13/2022	--	--	0.0345	103	7.4	4.2	1.22	8.05	1.48	48	0.48	46.00	12.65	9.55	1.40	0.55	44	3.34	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DHC-025	1.52	2.44	0.91	8/13/2022	--	--	0.0291	92	4.9	2.4	1.10	6.24	0.89	48	0.25	42.90	11.65	8.42	0.95	0.30	25	1.86	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-001	0	1.52	1.52	8/14/2022	--	--	0.0704	361	5.5	2.8	0.82	7.81	0.96	84	0.36	72.50	20.20	11.10	1.06	0.36	28	2.25	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-001	0	1.52	1.52	8/14/2022	Duplicate	--	0.0691	351	5.8	3.1	0.89	7.80	1.04	83	0.34	70.10	19.55	11.65	1.04	0.40	31	2.51	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-001	1.52	3.05	1.52	8/14/2022	--	--	0.0747	331	6.8	3.5	1.25	10.50	1.21	100	0.42	98.80	27.10	15.90	1.31	0.43	35	2.87	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-001	3.05	3.96	0.91	8/14/2022	--	--	0.0529	154	7.4	3.0	0.97	11.95	1.22	102	0.31	88.90	25.70	16.15	1.59	0.38	35	2.22	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-002	0	1.52	1.52	8/14/2022	--	--	0.0581	279	4.1	2.2	0.82	5.61	0.77	89	0.27	61.50	18.60	8.46	0.79	0.28	22	1.76	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-002	1.52	2.74	1.22	8/14/2022	--	--	0.0828	357	7.5	4.2	1.68	11.80	1.52	117	0.55	110.50	30.00	18.15	1.51	0.61	39	3.73	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-003	0	1.52	1.52	8/14/2022	--	--	0.0652	337	4.3	2.5	1.00	5.76	0.85	90	0.29	60.30	18.50	8.84	0.78	0.29	23	1.92	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-003	1.52	2.74	1.22	8/14/2022	--	--	0.1052	500	8.2	4.2	1.87	12.35	1.56	138	0.59	127.50	34.90	20.20	1.59	0.56	41	3.62	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-004	0	1.52	1.52	8/14/2022	--	--	0.1062	628	5.7	3.5	0.91	7.56	1.10	107	0.50	80.50	23.00	11.85	1.10	0.46	31	3.13	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-004	1.52	3.05	1.52	8/14/2022	--	--	0.0879	341	10.3	5.1	1.59	13.75	1.84	138	0.70	127.50	35.00	21.50	1.89	0.67	45	4.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-005	0	1.22	1.22	8/14/2022	--	--	0.0487	173	5.5	2.8	0.90	7.58	1.05	86	0.34	73.80	20.50	12.20	0.99	0.32	27	2.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-006	0	1.68	1.68	8/15/2022	--	--	0.1818	693	11.3	4.3	2.43	22.30	1.76	355	0.48	288.00	84.70	40.90	2.57	0.52	40	3.33	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-007	0	1.52	1.52	8/15/2022	--	--	0.0553	194	6.6	3.0	1.06	9.85	1.18	96	0.35	82.60	23.10	13.55	1.30	0.38	35	2.43	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-007	1.52	3.05	1.52	8/15/2022	--	--	0.1121	343	12.1	5.2	2.52	19.55	2.03	230	0.62	191.00	54.10	30.60	2.43	0.63	56	3.89	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-007	3.05	4.57	1.52	8/15/2022	--	--	0.0569	154	6.4	2.4	1.14	11.55	1.01	123	0.24	106.50	29.90	17.95	1.43	0.29	27	1.60	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-007	4.57	6.1	1.52	8/15/2022	--	--	0.1296	482	11.5	5.2	1.72	18.85	2.02	235	0.58	196.50	57.80	28.60	2.34	0.64	57	3.89	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-007	6.1	7.62	1.52	8/15/2022	--	--	0.0351	103	5.9	2.6	0.71	8.16	1.05	65	0.24	52.40	15.05	10.35	1.19	0.29	31	1.72	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-007	7.62	8.23	0.61	8/15/2022	--	--	0.0281	91	4.2	1.5	0.55	7.16	0.60	49	0.14	43.00	12.10	8.93	1.00	0.15	19	0.97	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-008	0	1.52	1.52	8/15/2022	--	--	0.2062	832	22.4	9.2	2.56	35.10	3.68	305	0.95	299.00	82.50	51.20	4.65	1.10	99	6.57	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-008	1.52	3.05	1.52	8/15/2022	--	--	0.0826	238	10.7	4.5	1.74	16.05	1.88	163	0.51	144.00	39.40	23.90	2.16	0.55	53	3.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-008	1.52	3.05	1.52	8/15/2022	Duplicate	--	0.0879	262	10.7	5.1	1.93	16.00	1.97	171	0.59	152.00	41.80	24.50	2.09	0.67	53	4.10	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-008	3.05	4.57	1.52	8/15/2022	--	--	0.1524	570	12.9	5.2	2.36	21.70	2.16	276	0.53	238.00	68.00	33.50	2.78	0.64	61	3.61	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-008	4.57	6.1	1.52	8/15/2022	--	--	0.0503	118	6.7	3.7	1.20	10.15	1.35	114	0.42	87.70	25.50	14.30	1.33	0.47	39	2.96	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-008	6.1	7.62	1.52	8/15/2022	--	--	0.0562	217	6.5	3.2	1.05	10.15	1.11	87	0.41	78.20	22.30	13.90	1.39	0.39	33	2.74	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-008	7.62	9.14	1.52	8/15/2022	--	--	0.1190	462	8.7	3.6	1.58	14.75	1.46	219	0.37	179.00	51.80	25.50	1.87	0.44	42	2.46	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-008	9.14	10.36	1.22	8/15/2022	--	--	0.0296	93	3.2	1.1	0.86	5.87	0.52	61	0.11	47.60	13.55	8.38	0.71	0.13	15	0.81	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-009	0	1.52	1.52	8/15/2022	--	--	0.0820	332	9.1	4.3	1.36	13.90	1.59	125	0.49	109.50	30.60	17.70	1.81	0.50	46	3.23	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-009	1.52	3.05	1.52	8/15/2022	--	--	0.2716	1065	28.4	13.4	4.30	43.50	5.16	381	1.91	441.00	110.00	71.50	5.66	1.86	128	11.90	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-009	3.05	4.57	1.52	8/15/2022	--	--	0.4065	1265	47.8	21.8	6.80	71.60	8.44	791	2.45	695.00	190.00	104.50	9.05	2.68	226	16.15	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-009	4.57	6.1	1.52	8/15/2022	--	--	0.0457	98	6.4	3.0	1.00	9.85	1.15	111	0.35	83.40	23.30	13.25	1.34	0.40	34	2.46	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-009	6.1	7.62	1.52	8/15/2022	--	--	0.4912	2000	44.5	20.5	6.22	68.30	8.09	818	2.42	699.00	188.00	100.50	8.52	2.73	200	16.45	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	154	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DLC-009	7.62	9.14	1.52	8/15/2022	--	--	0.6639	2890	33.5	14.0	4.57	64.10	5.81	1190	1.78	925.00	265.00	115.00	7.06	1.86	135	11.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-009	9.14	10.67	1.52	8/15/2022	--	--	0.0395	121	5.7	2.2	0.82	8.49	0.90	78	0.25	59.80	15.55	10.80	1.11	0.30	29	1.95	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-009	10.67	11.43	0.76	8/15/2022	--	--	0.0565	154	4.6	1.7	0.88	9.05	0.75	143	0.20	101.50	28.80	14.10	1.02	0.21	21	1.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-009	--	--	--	8/15/2022	Blank	--	0.0040	10	1.1	0.4	0.22	1.38	0.13	6	0.02	6.60	1.50	1.28	0.14	0.06	5	0.33	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-010	0	1.52	1.52	8/15/2022	--	--	0.0754	290	8.2	3.4	1.19	12.15	1.39	129	0.41	109.00	29.40	17.45	1.58	0.45	36	2.79	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-010	1.52	3.05	1.52	8/15/2022	--	--	0.3483	954	31.7	13.3	5.57	55.80	5.43	810	1.48	664.00	180.00	91.70	6.42	1.73	136	10.65	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-010	3.05	4.57	1.52	8/15/2022	--	--	0.4788	1560	54.0	23.5	7.00	82.70	9.48	890	2.85	831.00	226.00	125.00	10.50	3.14	232	18.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-010	4.57	6.1	1.52	8/15/2022	--	--	0.2536	1170	19.9	9.0	2.62	31.00	3.49	358	1.22	326.00	88.90	47.70	3.80	1.25	90	8.09	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-010	6.1	7.62	1.52	8/15/2022	--	--	0.0737	155	8.8	4.5	1.06	13.40	1.67	201	0.49	132.00	37.00	18.55	1.67	0.58	48	3.60	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-010	6.1	7.62	1.52	8/15/2022	Duplicate	--	0.0635	136	7.5	3.3	1.10	12.00	1.33	175	0.40	114.00	31.70	15.55	1.44	0.46	38	2.72	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-010	7.62	8.84	1.22	8/15/2022	--	--	0.5743	2430	40.6	19.1	5.05	66.50	7.24	957	2.54	815.00	225.00	110.00	7.77	2.64	190	16.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-011	0	1.52	1.52	8/15/2022	--	--	0.3181	1080	24.3	10.0	4.42	43.70	4.08	649	1.24	552.00	154.00	77.20	4.95	1.41	97	8.65	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-011	1.52	3.05	1.52	8/15/2022	--	--	0.1133	192	18.4	8.5	2.60	28.60	3.30	257	1.08	249.00	64.30	38.60	3.69	1.20	88	7.35	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-011	3.05	4.57	1.52	8/15/2022	--	--	0.1067	264	16.2	7.8	1.71	22.10	3.08	229	0.98	182.50	49.40	27.10	3.02	1.01	91	6.31	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-011	4.57	6.1	1.52	8/15/2022	--	--	0.6023	2710	28.2	11.4	4.84	55.10	4.70	1010	1.50	834.00	238.00	105.50	6.08	1.56	118	9.31	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-011	6.1	7.77	1.68	8/15/2022	--	--	0.3709	1780	20.9	8.4	2.88	35.40	3.45	550	0.96	469.00	132.00	62.20	4.19	1.11	86	6.71	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-012	0	1.52	1.52	8/16/2022	--	--	0.0571	217	7.5	3.4	1.37	10.05	1.34	88	0.46	80.60	21.20	13.75	1.44	0.49	36	2.85	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-012	1.52	3.05	1.52	8/16/2022	--	--	0.0339	119	4.4	1.4	0.75	7.39	0.63	60	0.16	52.60	14.45	10.60	1.06	0.19	16	1.14	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-012	3.05	4.57	1.52	8/16/2022	--	--	0.0672	186	13.3	6.9	1.89	16.25	2.65	107	0.78	107.00	27.90	19.50	2.38	0.94	71	5.59	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-012	4.57	6.1	1.52	8/16/2022	--	--	0.0422	103	11.0	5.5	1.31	12.55	2.07	61	0.64	60.10	15.20	12.50	2.01	0.75	65	4.52	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-012	6.1	7.62	1.52	8/16/2022	--	--	0.0403	148	4.5	1.6	0.95	6.84	0.73	75	0.15	59.20	16.45	8.71	0.93	0.20	19	1.33	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-012	7.62	9.14	1.52	8/16/2022	--	--	0.1479	755	8.8	3.9	1.73	15.00	1.50	198	0.51	160.00	45.00	23.90	1.85	0.52	42	3.43	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-012	9.14	10.36	1.22	8/16/2022	--	--	0.5085	2690	28.8	12.6	3.48	46.10	5.00	594	1.58	572.00	162.50	82.50	5.79	1.70	120	10.45	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-012	--	--	--	8/16/2022	Standard	Oreas 463	2.0644	6680	70.6	15.5	114.00	236.00	8.73	4940	0.79	3890.00	>1000	539.00	19.50	1.50	185	6.87	6600	67	16	114	258	9	5020	1	3700	1080	547	21	1	191	7
22-DLC-013	0	1.52	1.52	8/16/2022	--	--	0.0602	233	7.5	3.9	1.34	9.30	1.43	97	0.54	80.00	22.30	12.55	1.29	0.55	37	3.46	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-013	1.52	3.05	1.52	8/16/2022	--	--	0.1784	685	9.2	3.4	1.90	19.10	1.48	384	0.42	267.00	76.20	34.30	1.98	0.49	35	2.95	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-013	3.05	4.57	1.52	8/16/2022	--	--	1.5686	5430	77.1	23.9	9.28	184.50	11.30	3120	2.80	2950.00	834.00	365.00	18.55	3.03	242	18.20	5490	73	25	10	203	11	3250	3	2860	803	378	19	3	244	20
22-DLC-013	4.57	6.1	1.52	8/16/2022	--	--	0.6949	2420	42.3	17.3	6.95	88.10	6.93	1375	2.31	1255.00	359.00	161.50	9.13	2.42	166	15.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-013	6.1	8.23	2.13	8/16/2022	--	--	0.1131	220	15.6	8.3	2.28	21.70	3.07	303	1.16	206.00	56.40	28.40	2.72	1.23	83	7.71	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-013	6.1	8.23	2.13	8/16/2022	Duplicate	--	0.1108	219	14.3	7.5	1.97	20.90	2.75	296	1.00	207.00	56.90	28.00	2.65	1.02	76	6.52	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-014	0	1.52	1.52	8/16/2022	--	--	0.0324	100	5.5	3.3	0.53	5.12	1.10	65	0.45	41.30	12.50	7.07	0.89	0.47	29	2.83	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-014	1.52	3.05	1.52	8/16/2022	--	--	0.0224	66	2.7	1.2	0.54	3.09	0.52	58	0.18	29.20	10.00	4.55	0.51	0.19	12	1.18	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-014	3.05	4.57	1.52	8/16/2022	--	--	0.0321	77	6.1	3.4	0.78	5.27	1.22	75	0.53	43.70	13.95	7.22	0.94	0.58	33	3.52	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	155	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DLC-014	4.57	6.1	1.52	8/16/2022	--	--	0.0867	233	18.4	15.0	1.50	17.05	4.44	130	2.70	119.00	32.40	20.70	2.79	2.48	117	17.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-014	6.1	7.62	1.52	8/16/2022	--	--	0.0545	153	7.8	4.9	1.13	9.03	1.51	104	0.70	91.90	24.80	13.20	1.37	0.75	44	4.73	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-014	7.62	9.45	1.83	8/16/2022	--	--	0.0404	110	6.8	4.0	0.92	6.57	1.37	75	0.50	65.70	17.35	10.00	1.07	0.52	40	3.79	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-015	0	1.52	1.52	8/16/2022	--	--	0.0716	230	15.5	7.8	2.14	16.35	3.01	97	1.02	95.20	24.10	17.75	2.73	1.02	85	6.83	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-015	1.52	3.05	1.52	8/16/2022	--	--	0.0572	168	15.4	9.8	2.16	13.70	3.37	58	1.42	71.30	16.90	14.60	2.38	1.40	94	9.02	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-015	3.05	5.03	1.98	8/16/2022	--	--	0.1891	654	31.7	17.7	6.02	37.70	6.30	255	2.78	292.00	71.00	50.60	5.50	2.75	154	18.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-016	0	1.52	1.52	8/17/2022	--	--	0.0656	228	7.9	4.1	1.30	12.05	1.64	107	0.58	99.90	25.80	17.30	1.55	0.58	46	3.82	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-016	1.52	3.05	1.52	8/17/2022	--	--	0.0923	338	7.2	3.2	1.54	11.70	1.24	177	0.44	148.50	41.60	19.70	1.40	0.51	32	2.72	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-016	3.05	4.88	1.83	8/17/2022	--	--	0.1476	348	28.0	14.4	4.02	39.40	5.27	234	2.07	295.00	68.70	48.90	5.15	2.15	142	14.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-017	0	1.52	1.52	8/17/2022	--	--	0.0485	158	8.6	4.4	2.09	10.50	1.58	70	0.72	78.00	19.40	14.30	1.58	0.68	38	4.87	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-017	1.52	3.05	1.52	8/17/2022	--	--	0.1162	162	32.4	19.0	9.18	40.10	7.04	160	2.52	208.00	46.30	40.80	5.68	2.70	225	16.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-017	3.05	4.57	1.52	8/17/2022	--	--	0.0583	119	17.9	10.1	5.59	20.60	3.73	61	1.31	79.20	17.30	17.15	3.19	1.40	124	8.21	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-017	4.57	6.1	1.52	8/17/2022	--	--	0.0538	124	15.9	8.9	5.93	18.75	3.07	56	1.04	80.30	17.50	17.60	2.83	1.10	94	6.94	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-017	6.1	7.62	1.52	8/17/2022	--	--	0.0467	116	12.7	6.7	5.25	16.05	2.62	50	0.78	74.80	15.90	15.65	2.26	0.93	69	5.85	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-017	7.62	9.3	1.68	8/17/2022	--	--	0.0375	94	10.6	5.2	4.14	12.90	2.06	39	0.69	60.00	12.75	12.45	1.87	0.72	55	4.52	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-017	7.62	9.3	1.68	8/17/2022	Duplicate	--	0.0384	96	10.6	5.4	4.32	13.65	2.11	41	0.68	60.40	12.70	13.60	1.85	0.73	57	4.64	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-018	0	1.52	1.52	8/17/2022	--	--	0.0506	207	5.6	2.4	0.90	8.87	1.00	77	0.30	67.60	17.80	11.20	1.22	0.38	27	2.56	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-018	1.52	3.05	1.52	8/17/2022	--	--	0.0493	156	6.3	2.5	1.14	9.40	0.97	96	0.27	82.20	22.60	14.00	1.32	0.30	25	1.78	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-018	3.05	4.57	1.52	8/17/2022	--	--	0.1121	344	9.7	4.1	2.77	18.35	1.68	237	0.50	206.00	56.00	29.20	2.19	0.60	40	3.90	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-018	4.57	6.1	1.52	8/17/2022	--	--	0.0676	136	11.1	5.2	3.13	19.80	2.01	151	0.78	132.50	34.80	24.60	2.38	0.77	47	4.44	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-018	6.1	7.62	1.52	8/17/2022	--	--	0.1256	350	21.1	10.2	4.79	34.60	3.84	233	1.38	199.50	52.90	38.40	4.25	1.44	103	8.98	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-018	7.62	9.75	2.13	8/17/2022	--	--	0.0375	121	6.6	2.7	0.86	9.54	1.10	60	0.32	55.10	14.90	11.30	1.27	0.34	32	1.98	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-019	0	1.52	1.52	8/17/2022	--	--	0.0451	168	5.3	1.9	0.60	9.50	0.81	75	0.21	68.90	18.30	12.80	1.14	0.23	21	1.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-019	1.52	3.05	1.52	8/17/2022	--	--	0.0527	162	6.7	2.6	0.99	10.30	1.08	98	0.31	95.10	25.20	16.05	1.37	0.33	27	1.96	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-019	3.05	4.57	1.52	8/17/2022	--	--	0.1737	498	18.9	8.7	4.57	31.50	3.41	373	1.12	313.00	83.80	46.60	4.00	1.16	83	7.60	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-019	4.57	6.1	1.52	8/17/2022	--	--	0.0802	161	20.2	9.9	3.05	28.30	3.82	155	1.26	121.50	32.20	24.50	4.05	1.34	104	8.16	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-019	6.1	7.62	1.52	8/17/2022	--	--	0.1700	608	22.5	11.0	2.53	29.70	4.24	285	1.20	238.00	65.30	35.40	4.25	1.48	126	8.98	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-019	7.62	9.6	1.98	8/17/2022	--	--	0.0476	147	10.3	5.3	0.87	10.60	1.97	75	0.61	61.10	16.75	11.95	1.76	0.70	55	4.16	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-019	--	--	--	8/17/2022	Standard	Oreas 460	0.5488	1905	19.8	5.6	22.60	48.50	2.74	1400	0.47	867.00	233.00	107.00	4.84	0.64	64	3.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-020	0	1.52	1.52	8/17/2022	--	--	0.0197	74	1.9	0.6	0.68	3.83	0.26	39	0.05	28.10	8.00	5.06	0.47	0.07	6	0.46	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-020	1.52	3.05	1.52	8/17/2022	--	--	0.0363	125	3.6	1.3	0.90	7.11	0.49	69	0.14	59.90	15.75	10.60	0.84	0.16	14	1.13	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-020	3.05	4.57	1.52	8/17/2022	--	--	0.1038	389	8.0	3.8	2.04	14.85	1.37	180	0.51	172.00	45.10	24.40	1.82	0.55	38	3.87	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-020	4.57	6.1	1.52	8/17/2022	--	--	0.0536	131	8.2	3.0	1.78	14.75	1.27	103	0.39	105.00	26.20	19.30	1.89	0.44	37	2.81	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	156	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DLC-020	6.1	6.86	0.76	8/17/2022	--	--	0.0473	149	6.5	2.5	1.00	11.25	0.91	84	0.29	79.60	20.50	14.30	1.50	0.28	29	1.83	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-021	0	1.52	1.52	8/17/2022	--	--	0.0668	230	9.7	4.0	1.40	13.25	1.57	105	0.54	103.00	26.60	18.00	1.80	0.53	48	4.06	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-021	0	1.52	1.52	8/17/2022	Duplicate	--	0.0683	235	9.2	3.9	1.52	14.20	1.54	110	0.37	108.50	27.60	17.85	1.92	0.49	46	3.08	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-021	1.52	3.05	1.52	8/17/2022	--	--	0.0130	47	1.9	0.7	0.72	2.37	0.28	25	0.06	17.10	4.71	2.89	0.40	0.07	8	0.44	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-021	3.05	4.88	1.83	8/17/2022	--	--	0.0177	28	4.3	1.5	1.06	3.99	0.71	41	0.15	32.40	8.79	5.11	0.69	0.21	21	1.10	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-022	0	1.52	1.52	8/17/2022	--	--	0.0251	76	3.4	1.3	0.92	4.63	0.49	54	0.15	39.10	11.30	6.42	0.71	0.14	14	1.15	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-022	1.52	2.74	1.22	8/17/2022	--	--	0.0501	163	7.4	2.4	0.90	12.10	1.15	82	0.20	81.90	21.20	16.55	1.62	0.30	34	1.62	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-023	0	2.13	2.13	8/17/2022	--	--	0.1191	683	6.6	2.7	1.34	10.30	1.08	123	0.32	107.00	28.50	16.40	1.40	0.34	31	2.48	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-023	2.13	3.05	0.91	8/17/2022	--	--	0.0223	69	2.0	1.0	0.84	3.76	0.38	45	0.13	38.70	10.30	5.60	0.52	0.11	11	0.93	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-023	3.05	4.57	1.52	8/17/2022	--	--	0.1309	487	9.8	4.1	2.54	17.10	1.62	244	0.54	211.00	56.90	29.00	2.12	0.59	45	4.07	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-023	4.57	5.64	1.07	8/17/2022	--	--	0.0307	100	3.1	1.1	0.85	5.64	0.46	61	0.13	51.50	13.60	8.42	0.72	0.13	14	0.94	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-023	5.64	7.62	1.98	8/17/2022	--	--	0.3454	1370	24.6	9.9	4.54	44.20	4.08	617	1.12	522.00	134.00	72.80	5.25	1.31	123	8.62	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-024	0	1.52	1.52	8/18/2022	--	--	0.0500	190	5.9	2.6	0.73	9.05	0.94	79	0.34	73.80	18.85	11.90	1.18	0.31	30	2.28	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-024	1.52	3.66	2.13	8/18/2022	--	--	0.0563	205	7.8	3.2	0.98	10.15	1.22	90	0.39	82.40	21.30	14.00	1.42	0.43	37	3.13	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-025	0	1.52	1.52	8/18/2022	--	--	0.0573	252	6.1	2.3	0.77	9.47	0.95	82	0.31	71.20	18.55	12.30	1.26	0.33	28	2.26	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-025	1.52	3.05	1.52	8/18/2022	--	--	0.0538	244	4.8	2.2	1.06	7.54	0.85	76	0.24	66.90	17.45	10.45	0.97	0.28	23	2.01	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-025	3.05	3.81	0.76	8/18/2022	--	--	0.0758	289	8.7	3.5	1.31	13.25	1.47	118	0.43	112.50	29.20	18.85	1.73	0.46	43	3.03	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-026	0	1.52	1.52	8/18/2022	--	--	0.0480	217	5.2	2.1	0.72	7.03	0.78	66	0.29	56.90	14.70	9.03	0.99	0.25	25	1.90	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-026	1.52	3.05	1.52	8/18/2022	--	--	0.0665	312	6.2	2.9	0.99	9.31	1.09	89	0.35	77.60	20.10	12.00	1.25	0.41	31	2.63	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-026	3.05	4.57	1.52	8/18/2022	--	--	0.0553	164	7.7	3.5	1.13	11.90	1.31	102	0.37	94.30	24.50	15.55	1.61	0.45	40	2.81	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-026	4.57	6.1	1.52	8/18/2022	--	--	0.0835	230	13.4	5.7	1.94	19.10	2.35	146	0.69	149.50	36.90	24.60	2.57	0.80	71	4.99	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-026	4.57	6.1	1.52	8/18/2022	Duplicate	--	0.0878	237	14.7	6.1	1.98	20.10	2.39	157	0.61	157.50	39.40	26.90	2.72	0.76	73	4.94	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-026	6.1	7.77	1.68	8/18/2022	--	--	0.1918	309	53.5	25.7	5.76	68.40	9.71	293	2.83	347.00	76.70	66.10	9.77	3.38	324	21.00	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-027	0	1.52	1.52	8/18/2022	--	--	0.0458	182	5.8	2.9	0.66	7.12	1.06	70	0.35	57.10	15.35	9.62	1.08	0.38	33	2.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-027	1.52	3.05	1.52	8/18/2022	--	--	0.0460	177	5.2	2.4	0.84	7.91	0.92	75	0.35	62.20	16.75	9.84	1.02	0.34	29	2.21	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-027	3.05	3.66	0.61	8/18/2022	--	--	0.0454	162	7.1	3.3	1.01	9.03	1.24	66	0.42	64.40	16.10	11.25	1.22	0.42	39	3.28	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-028	0	3.51	3.51	8/18/2022	--	--	0.0580	202	7.5	3.6	1.13	10.10	1.28	95	0.46	88.20	23.20	15.80	1.51	0.47	40	3.15	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-028	3.51	4.88	1.37	8/18/2022	--	--	0.0310	72	8.9	5.0	2.86	10.15	1.71	34	0.64	49.70	10.45	11.70	1.62	0.63	49	3.92	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-029	0	0.91	0.91	8/19/2022	--	--	0.0198	58	3.0	1.2	0.89	4.77	0.44	36	0.13	34.90	8.84	6.95	0.66	0.13	12	0.82	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-030	0	1.52	1.52	8/19/2022	--	--	0.0215	62	3.6	1.5	0.77	5.53	0.61	39	0.13	35.20	9.06	6.99	0.75	0.18	16	1.15	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-030	1.52	3.05	1.52	8/19/2022	--	--	0.0132	37	2.1	0.6	0.71	3.41	0.28	26	0.07	22.30	6.19	4.91	0.47	0.08	7	0.49	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-030	3.05	5.03	1.98	8/19/2022	--	--	0.0309	92	4.2	1.7	1.25	7.14	0.69	55	0.18	55.20	14.45	10.85	0.96	0.22	18	1.32	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-030	--	--	--	8/19/2022	Blank	--	0.0039	10	0.9	0.4	0.29	1.17	0.14	6	0.04	6.50	1.53	1.29	0.15	0.04	4	0.24	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	157	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DLC-031	0	0.91	0.91	8/19/2022	--	--	0.0544	188	7.5	2.6	0.85	11.65	1.11	95	0.25	82.80	23.10	16.30	1.64	0.35	31	2.14	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-031	1.52	3.05	1.52	8/19/2022	--	--	0.0813	331	8.6	3.2	0.92	14.05	1.36	128	0.37	110.50	31.10	19.70	1.92	0.45	39	2.43	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-031	3.05	4.57	1.52	8/19/2022	--	--	0.0607	195	9.1	3.9	1.45	12.80	1.55	104	0.43	95.80	26.00	18.35	1.84	0.50	42	3.01	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-031	4.57	6.1	1.52	8/19/2022	--	--	0.0581	173	9.2	3.3	1.75	13.85	1.40	103	0.41	98.80	26.20	18.95	1.90	0.46	39	2.68	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-031	6.1	7.62	1.52	8/19/2022	--	--	0.0825	262	11.6	4.7	2.40	18.35	1.83	143	0.56	134.50	35.80	26.10	2.41	0.64	55	3.57	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-031	7.62	8.38	0.76	8/19/2022	--	--	0.1229	401	18.5	9.0	3.17	27.20	3.46	191	1.10	193.00	50.00	36.20	3.61	1.26	98	7.51	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-032	0	1.52	1.52	8/19/2022	--	--	0.0685	252	7.3	2.1	1.12	12.85	1.03	121	0.23	107.50	29.40	20.20	1.79	0.26	25	1.68	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-032	1.52	3.05	1.52	8/19/2022	--	--	0.0845	322	11.0	4.2	1.39	14.85	1.68	138	0.46	120.50	33.50	21.50	2.32	0.57	44	3.33	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-032	1.52	3.05	1.52	8/19/2022	Duplicate	--	0.0909	330	11.0	4.0	1.42	17.05	1.72	158	0.41	137.00	37.80	24.80	2.41	0.52	45	3.04	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-032	3.05	4.57	1.52	8/19/2022	--	--	0.0531	167	7.0	2.1	1.37	13.40	0.89	100	0.23	91.20	24.40	18.40	1.71	0.30	23	1.75	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-032	4.57	6.1	1.52	8/19/2022	--	--	0.0945	273	14.9	5.9	2.90	25.00	2.39	170	0.73	157.50	41.90	32.90	3.38	0.83	67	4.99	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-032	6.1	7.62	1.52	8/19/2022	--	--	0.1065	242	22.1	10.0	3.82	31.80	3.91	192	1.29	180.00	47.50	38.10	4.51	1.38	116	8.48	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-032	7.62	9.14	1.52	8/19/2022	--	--	0.0435	81	10.1	4.5	2.20	14.15	1.73	85	0.57	73.50	19.35	15.45	2.05	0.64	54	3.73	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-032	9.14	10.06	0.91	8/19/2022	--	--	0.0335	47	10.7	5.1	2.07	12.15	1.88	64	0.64	48.80	13.10	11.20	1.96	0.68	59	4.33	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-033	0	2.13	2.13	8/19/2022	--	--	0.0249	71	4.6	2.0	0.96	5.73	0.76	48	0.21	36.00	10.10	7.11	0.87	0.28	22	1.56	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-033	2.13	3.05	0.91	8/19/2022	--	--	0.1035	117	40.5	20.6	7.25	43.20	7.69	161	2.63	140.00	35.70	34.30	7.12	2.92	231	17.95	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-033	3.05	4.57	1.52	8/19/2022	--	--	0.1008	86	37.8	19.2	6.85	41.80	7.00	180	2.40	147.00	38.90	36.30	6.82	2.63	217	16.00	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-033	4.57	6.1	1.52	8/19/2022	--	--	0.1182	98	43.8	22.1	8.77	49.40	8.10	204	3.04	191.00	48.80	46.40	7.76	3.19	239	20.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-033	6.1	7.62	1.52	8/19/2022	--	--	0.1398	111	59.7	30.6	10.70	64.50	11.30	212	4.11	192.00	47.90	50.20	10.70	4.33	335	27.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-033	7.62	9.14	1.52	8/19/2022	--	--	0.0806	97	36.7	19.4	5.82	32.60	7.28	88	2.53	87.70	20.80	22.10	6.19	2.70	226	16.95	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-033	9.14	10.67	1.52	8/19/2022	--	--	0.0536	104	19.9	10.6	4.50	19.90	3.95	60	1.46	67.90	15.65	16.15	3.44	1.55	112	9.53	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-033	--	--	--	8/19/2022	Standard	Oreas 463	1.9811	6650	67.4	15.3	113.50	227.00	8.67	4950	0.78	3790.00	>1000	538.00	19.70	1.41	182	6.49	6270	67	15	111	250	9	4930	1	3500	1040	514	20	1	185	7
22-DLC-034	0	2.13	2.13	8/20/2022	--	--	0.0169	50	3.5	1.5	0.74	4.18	0.66	27	0.23	24.30	6.50	5.29	0.65	0.22	17	1.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-034	2.13	3.05	0.91	8/20/2022	--	--	0.0615	189	12.8	4.6	1.39	16.65	2.04	92	0.58	92.60	24.40	20.50	2.52	0.62	59	3.79	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-034	3.05	4.57	1.52	8/20/2022	--	--	0.0670	221	9.9	3.9	1.45	16.35	1.58	107	0.52	103.00	27.70	22.10	2.20	0.50	49	3.21	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-034	4.57	6.1	1.52	8/20/2022	--	--	0.0636	212	11.4	5.1	0.73	14.20	1.96	97	0.63	89.00	24.40	18.40	2.07	0.74	58	4.42	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-034	6.1	7.62	1.52	8/20/2022	--	--	0.0358	129	4.6	1.2	0.60	8.54	0.62	60	0.11	55.20	14.95	11.60	1.10	0.13	17	0.64	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-034	7.62	9.14	1.52	8/20/2022	--	--	0.0194	62	4.4	1.5	0.56	4.93	0.65	31	0.12	25.60	6.93	6.11	0.87	0.17	19	0.92	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-034	7.62	9.14	1.52	8/20/2022	Duplicate	--	0.0166	55	3.7	1.2	0.56	4.00	0.53	27	0.10	21.10	6.26	4.80	0.70	0.14	15	0.86	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-035	0	1.52	1.52	8/20/2022	--	--	0.0551	162	14.0	6.5	0.68	13.85	2.53	74	0.54	72.10	19.30	15.70	2.22	0.85	77	4.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-035	1.52	3.05	1.52	8/20/2022	--	--	0.0436	149	6.2	2.0	0.72	9.99	1.00	73	0.20	66.20	18.00	13.55	1.40	0.24	28	1.43	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-035	3.05	4.57	1.52	8/20/2022	--	--	0.0314	95	4.6	1.6	0.93	8.14	0.63	54	0.16	54.60	14.40	11.85	1.11	0.21	18	1.06	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-035	4.57	6.1	1.52	8/20/2022	--	--	0.0239	65	5.3	2.5	1.08	7.68	0.94	36	0.28	34.50	9.41	8.29	1.10	0.33	29	2.00	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	158	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DLC-036	0	1.52	1.52	8/20/2022	--	--	0.0082	27	1.3	0.5	0.41	1.78	0.20	15	0.04	11.20	3.24	2.18	0.28	0.06	6	0.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-036	1.52	3.05	1.52	8/20/2022	--	--	0.0156	50	2.3	0.6	0.61	3.80	0.31	29	0.07	24.50	6.82	5.29	0.54	0.08	9	0.45	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-036	3.05	4.57	1.52	8/20/2022	--	--	0.0319	78	7.1	3.0	1.52	9.77	1.24	50	0.40	51.40	13.90	11.40	1.45	0.43	37	2.68	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-036	4.57	6.1	1.52	8/20/2022	--	--	0.0614	209	9.8	3.5	1.14	16.20	1.48	98	0.40	94.30	25.60	19.65	2.20	0.46	38	2.75	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-036	6.1	7.77	1.68	8/20/2022	--	--	0.0625	220	8.8	2.8	0.68	15.05	1.29	101	0.30	94.50	26.30	20.50	2.02	0.34	36	2.03	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-037	0	1.52	1.52	8/20/2022	--	--	0.0591	217	6.8	2.7	1.07	11.85	1.08	98	0.30	88.00	24.70	16.90	1.57	0.36	30	2.15	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-037	1.52	3.05	1.52	8/20/2022	--	--	0.0327	99	5.1	2.2	1.07	7.37	0.86	58	0.30	53.30	14.70	10.80	1.01	0.27	23	1.69	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-037	3.05	4.57	1.52	8/20/2022	--	--	0.0301	96	4.6	1.9	1.00	7.15	0.73	52	0.27	46.90	12.70	9.38	0.94	0.25	21	1.81	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-037	4.57	6.1	1.52	8/20/2022	--	--	0.0274	92	4.3	2.2	0.73	5.62	0.73	44	0.31	38.50	10.75	7.98	0.77	0.31	22	2.12	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-037	6.1	7.62	1.52	8/20/2022	--	--	0.0501	181	5.9	1.6	0.56	11.55	0.83	85	0.16	76.70	21.50	16.10	1.50	0.20	23	1.31	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-037	7.62	9.14	1.52	8/20/2022	--	--	0.0554	195	7.6	2.2	0.68	14.25	1.03	92	0.21	86.60	23.30	18.35	1.89	0.29	28	1.52	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-001	0	1.83	1.83	4/25/2022	--	--	0.0290	93	4.7	1.8	0.60	5.60	0.83	50	0.19	44.40	12.20	7.17	0.80	0.33	23	2.15	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-001	0	1.83	1.83	4/25/2022	Duplicate	--	0.0299	96	5.1	2.2	0.61	5.91	0.86	49	0.29	44.00	12.60	8.06	0.83	0.35	26	2.05	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-001	1.83	3.05	1.22	4/25/2022	--	--	0.0096	25	1.6	0.7	0.54	1.53	0.25	23	0.11	13.40	4.62	2.29	0.24	0.12	7	0.81	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-001	3.05	4.57	1.52	4/25/2022	--	--	0.0827	168	21.4	13.0	4.10	21.80	4.46	106	1.89	150.00	36.10	30.60	3.25	2.07	124	12.35	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-001	4.57	6.1	1.52	4/25/2022	--	--	0.1224	127	42.6	26.8	8.58	41.30	8.57	143	4.29	239.00	52.90	53.50	6.31	4.34	244	27.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-001	6.1	7.62	1.52	4/25/2022	--	--	0.0468	71	20.8	12.4	2.00	12.85	4.33	45	1.56	41.50	10.95	10.50	2.73	1.69	142	10.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-001	7.62	9.14	1.52	4/25/2022	--	--	0.0299	25	12.3	7.8	2.28	10.60	2.53	32	1.23	43.40	9.78	10.95	1.66	1.23	81	8.29	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-001	9.14	10.06	0.91	4/25/2022	--	--	0.0439	92	16.2	8.5	1.21	13.85	3.27	45	1.06	45.60	12.05	11.80	2.48	1.17	107	7.15	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-002	0	0.61	0.61	4/26/2022	--	--	0.0633	226	9.7	3.6	0.97	12.35	1.58	95	0.47	92.60	25.20	17.40	1.64	0.55	48	3.17	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-002	1.52	3.05	1.52	4/26/2022	--	--	0.0471	95	12.6	7.5	1.78	11.90	2.42	65	0.99	80.30	20.30	16.45	1.89	1.09	73	6.99	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-002	3.05	4.57	1.52	4/26/2022	--	--	0.0637	58	20.0	10.3	4.19	19.70	3.77	109	1.25	125.00	31.30	25.70	2.99	1.52	115	8.90	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-002	4.57	6.1	1.52	4/26/2022	--	--	0.0937	97	38.2	19.6	6.13	31.60	7.20	138	2.36	132.00	33.60	29.80	5.84	2.58	225	16.05	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-002	6.1	7.62	1.52	4/26/2022	--	--	0.1164	339	26.4	13.8	2.51	23.40	5.09	158	1.65	163.50	42.60	29.90	3.87	2.02	160	11.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-002	7.62	8.53	0.91	4/26/2022	--	--	0.0456	144	8.4	3.3	1.03	11.20	1.39	65	0.26	71.00	18.50	15.90	1.66	0.40	42	2.45	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-002	--	--	--	4/26/2022	Blank	--	0.0046	11	0.9	0.5	0.32	1.43	0.21	6	0.07	7.40	1.82	1.78	0.18	0.08	6	0.48	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-003	0	1.52	1.52	4/26/2022	--	--	0.0421	131	10.5	5.6	0.63	8.61	2.03	51	0.64	53.00	13.95	11.30	1.57	0.75	60	4.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-003	1.52	3.05	1.52	4/26/2022	--	--	0.0655	143	20.8	12.3	1.49	14.75	4.33	76	1.55	91.90	23.00	18.25	2.70	1.77	128	10.90	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-003	3.05	4.57	1.52	4/26/2022	--	--	0.0906	85	31.7	17.6	4.23	28.60	5.92	141	2.34	163.50	41.60	35.30	4.67	2.49	183	15.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-003	4.57	6.1	1.52	4/26/2022	--	--	0.1135	253	33.4	17.2	3.44	30.70	6.39	153	2.20	156.50	41.20	33.00	5.23	2.46	203	15.25	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-003	6.1	7.62	1.52	4/26/2022	--	--	0.0844	250	17.8	8.0	1.72	18.35	3.39	119	0.95	127.50	32.60	25.90	2.93	1.14	98	6.86	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-003	7.62	9.14	1.52	4/26/2022	--	--	0.0758	232	18.2	8.1	1.45	19.10	3.36	90	1.04	108.00	27.70	23.40	2.94	1.24	97	7.37	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-003	7.62	9.14	1.52	4/26/2022	Duplicate	--	0.0883	280	18.7	8.9	1.64	21.60	3.16	112	1.05	133.00	33.80	29.10	3.26	1.20	94	7.19	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	159	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DPT-003	9.14	10.36	1.22	4/26/2022	--	--	0.0635	170	17.0	8.2	2.62	17.25	3.08	76	1.04	95.60	22.90	20.50	2.71	1.23	92	6.86	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-003	10.36	11.58	1.22	4/26/2022	--	--	0.0787	242	17.0	7.1	2.45	18.50	2.96	104	0.82	126.00	31.70	24.90	2.75	1.02	81	6.03	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-004	0	0.91	0.91	4/26/2022	--	--	0.1844	663	29.3	13.1	5.32	35.00	5.39	268	1.49	289.00	78.90	49.60	5.23	1.84	113	10.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-004	1.52	2.74	1.22	4/26/2022	--	--	0.2508	708	43.6	19.2	6.75	56.30	7.59	382	1.91	485.00	127.00	86.40	8.05	2.53	183	14.25	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-004	3.05	3.96	0.91	4/26/2022	--	--	0.1585	392	32.1	16.8	4.94	40.20	6.22	232	2.03	304.00	76.60	56.90	5.80	2.30	159	13.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-004	4.57	5.49	0.91	4/26/2022	--	--	0.1553	493	26.7	12.4	4.12	35.60	4.90	222	1.35	270.00	69.10	48.90	4.97	1.71	116	9.26	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-005	0	1.22	1.22	4/26/2022	--	--	0.0406	134	7.0	3.1	0.77	7.79	1.31	63	0.37	61.90	17.25	11.15	1.15	0.45	33	2.46	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-005	1.52	2.74	1.22	4/26/2022	--	--	0.0587	202	9.3	4.4	1.40	12.15	1.73	79	0.52	95.80	25.00	17.05	1.74	0.64	44	3.87	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-005	3.05	4.27	1.22	4/26/2022	--	--	0.1274	213	35.4	22.5	6.10	40.70	7.59	160	3.28	249.00	59.10	51.00	6.03	3.45	198	21.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-005	4.57	6.1	1.52	4/26/2022	--	--	0.1417	242	47.7	33.1	5.58	46.00	10.80	143	4.43	194.50	48.10	44.00	7.58	4.88	324	31.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-005	6.1	7.62	1.52	4/26/2022	--	--	0.1117	340	23.6	12.4	1.66	26.40	4.56	142	1.20	169.00	45.90	33.20	4.31	1.60	131	9.29	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-005	7.62	9.14	1.52	4/26/2022	--	--	0.0334	88	10.8	5.9	0.82	7.15	2.06	41	0.53	40.00	11.25	8.41	1.45	0.78	60	4.32	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-005	9.14	10.67	1.52	4/26/2022	--	--	0.0211	46	8.9	4.8	0.72	4.58	1.79	22	0.52	19.40	5.57	4.41	1.20	0.68	52	3.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-005	10.67	12.19	1.52	4/26/2022	--	--	0.0827	270	13.8	6.2	1.31	19.55	2.42	111	0.69	136.50	36.60	27.60	2.70	0.85	68	4.77	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-005	12.19	13.41	1.22	4/26/2022	--	--	0.0462	146	10.0	5.2	1.43	9.28	1.98	62	0.51	66.30	18.65	11.80	1.62	0.72	51	4.11	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-005	13.72	14.63	0.91	4/26/2022	--	--	0.1200	372	24.1	13.7	2.63	25.50	4.63	158	1.66	186.50	49.10	34.80	4.03	1.84	127	11.00	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-005	--	--	--	4/26/2022	Standard	Oreas 460	0.5395	1865	20.6	6.0	23.10	48.70	2.79	1395	0.50	814.00	253.00	104.00	4.86	0.67	64	3.66	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-006	0	1.22	1.22	4/26/2022	--	--	0.0544	186	10.2	4.8	0.96	11.10	1.82	76	0.46	76.50	22.00	15.40	1.89	0.60	51	3.54	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-006	1.52	3.05	1.52	4/26/2022	--	--	0.0368	136	6.2	2.6	0.56	7.52	0.96	54	0.25	49.10	13.90	10.20	1.23	0.30	28	1.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-006	1.52	3.05	1.52	4/26/2022	Duplicate	--	0.0370	134	7.2	2.5	0.60	8.06	1.14	52	0.22	48.80	14.05	9.49	1.29	0.37	32	2.10	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-006	3.05	4.27	1.22	4/26/2022	--	--	0.0398	122	6.7	2.4	0.74	8.44	1.05	68	0.31	65.30	18.85	13.30	1.23	0.36	28	1.93	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-006	4.57	6.1	1.52	4/26/2022	--	--	0.0525	118	10.2	5.4	1.54	12.45	2.04	85	0.75	96.80	26.60	18.55	1.89	0.80	59	4.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-006	6.1	7.62	1.52	4/26/2022	--	--	0.0734	144	17.6	12.2	2.24	18.90	4.01	99	1.79	113.50	29.10	23.70	2.87	1.78	135	11.15	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-006	7.62	9.14	1.52	4/26/2022	--	--	0.0483	119	13.1	8.8	1.13	11.40	2.81	60	1.15	54.60	16.00	12.20	2.06	1.27	95	7.54	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-006	9.14	10.67	1.52	4/26/2022	--	--	0.0417	134	8.0	4.0	0.66	8.84	1.40	63	0.41	56.30	16.30	12.20	1.38	0.54	44	2.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-006	10.67	12.19	1.52	4/26/2022	--	--	0.0394	132	7.0	2.6	0.75	8.08	1.19	62	0.30	55.30	15.90	10.65	1.27	0.37	35	2.25	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-006	12.19	13.41	1.22	4/26/2022	--	--	0.0592	203	10.5	4.0	1.00	13.20	1.80	86	0.40	87.90	24.90	16.90	1.88	0.51	48	2.94	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-006	13.72	14.17	0.46	4/26/2022	--	--	0.0656	233	9.8	4.0	1.21	13.65	1.49	100	0.37	100.50	27.90	19.60	1.86	0.52	41	2.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-007	0	1.52	1.52	4/27/2022	--	--	0.0613	326	5.8	3.3	0.52	6.95	1.27	57	0.32	57.20	15.65	9.77	1.07	0.44	33	2.69	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-007	1.83	3.05	1.22	4/27/2022	--	--	0.1252	456	9.8	4.0	1.13	18.65	1.70	201	0.62	227.00	63.20	34.80	1.97	0.65	43	3.81	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-007	3.05	4.57	1.52	4/27/2022	--	--	0.0983	257	9.6	4.0	1.69	16.80	1.69	184	0.49	220.00	60.00	35.00	2.07	0.60	41	3.78	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-007	4.57	6.1	1.52	4/27/2022	--	--	0.1038	246	11.6	5.1	2.19	21.10	1.99	200	0.58	237.00	63.80	38.80	2.34	0.73	49	4.23	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-007	6.1	7.62	1.52	4/27/2022	--	--	0.0728	176	9.2	4.4	2.27	14.95	1.68	150	0.52	146.50	41.30	26.00	1.92	0.57	42	3.61	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	160	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DPT-007	7.62	9.14	1.52	4/27/2022	--	--	0.1145	350	14.1	6.7	2.23	21.30	2.53	206	0.78	202.00	54.90	32.80	2.71	1.00	71	5.96	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-007	9.14	10.13	0.99	4/27/2022	--	--	0.0786	265	9.9	5.2	1.47	13.30	1.91	132	0.72	124.50	35.10	19.35	1.82	0.74	53	4.67	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-007	--	--	--	4/27/2022	Blank	--	0.0041	11	0.8	0.5	0.37	1.15	0.19	5	0.07	6.60	1.60	1.65	0.21	0.06	5	0.34	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-008	0	1.22	1.22	4/27/2022	--	--	0.0643	231	11.8	5.5	1.36	13.30	2.15	83	0.72	92.00	24.20	16.95	2.09	0.85	55	4.56	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-008	1.52	3.05	1.52	4/27/2022	--	--	0.0227	66	5.1	2.7	1.48	5.44	0.87	31	0.36	38.50	9.80	7.43	0.89	0.42	20	2.69	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-008	3.05	4.27	1.22	4/27/2022	--	--	0.0211	42	7.8	3.7	0.95	6.38	1.56	23	0.39	27.70	7.14	7.57	1.28	0.48	45	2.84	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-008	3.05	4.27	1.22	4/27/2022	Duplicate	--	0.0202	47	6.9	2.9	0.87	6.00	1.14	25	0.26	27.70	7.87	7.21	1.12	0.40	34	2.09	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-009	0	0.91	0.91	4/27/2022	--	--	0.0575	222	9.4	4.7	1.39	10.55	1.80	71	0.63	75.60	21.30	15.30	1.63	0.67	48	4.33	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-009	1.52	3.05	1.52	4/27/2022	--	--	0.0660	215	12.8	6.8	1.06	12.80	2.53	89	0.86	91.50	26.30	17.90	2.19	0.94	73	5.69	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-009	3.05	4.57	1.52	4/27/2022	--	--	0.1077	285	21.4	12.3	2.05	22.60	4.28	156	1.66	176.00	49.30	33.80	3.51	1.73	131	10.95	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-009	4.57	6.1	1.52	4/27/2022	--	--	0.2955	524	83.9	50.3	10.90	84.70	17.30	458	6.47	435.00	121.50	91.50	13.70	7.16	538	44.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-009	6.1	7.01	0.91	4/27/2022	--	--	0.1397	304	37.6	22.9	4.81	37.60	7.83	200	2.83	190.00	52.90	41.00	6.37	3.18	245	20.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-009	7.01	7.92	0.91	4/27/2022	--	--	0.0980	130	38.1	24.0	6.57	35.00	8.25	111	3.06	110.50	29.40	28.30	6.20	3.44	263	21.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-009	7.92	9.14	1.22	4/27/2022	--	--	0.1263	180	44.7	26.4	9.20	41.60	9.34	165	3.34	166.00	43.90	39.80	7.14	3.73	295	23.60	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-010	0	1.52	1.52	4/27/2022	--	--	0.0351	98	7.6	4.1	0.95	7.03	1.40	54	0.46	49.80	14.75	10.05	1.22	0.57	44	3.37	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-010	1.52	3.05	1.52	4/27/2022	--	--	0.0405	137	6.4	3.2	1.12	6.53	1.30	68	0.33	54.40	16.75	10.05	1.06	0.43	36	2.59	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-010	3.05	4.57	1.52	4/27/2022	--	--	0.0734	203	13.5	6.9	1.99	14.40	2.68	116	0.85	120.00	33.50	21.80	2.18	1.10	78	6.28	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-010	4.57	6.4	1.83	4/27/2022	--	--	0.1773	509	28.9	16.4	5.84	40.00	5.91	265	1.98	301.00	79.80	56.80	5.22	2.41	171	13.95	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-010	--	--	--	4/27/2022	Standard	Oreas 463	2.0949	6540	70.7	16.8	118.50	246.00	8.86	5300	0.77	3790.00	>1000	569.00	20.50	1.57	202	6.98	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-011	0	1.52	1.52	4/28/2022	--	--	0.0596	227	8.6	3.7	1.28	11.35	1.54	93	0.30	79.50	23.70	15.55	1.57	0.43	37	2.74	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-011	1.52	2.9	1.37	4/28/2022	--	--	0.0426	140	7.0	3.3	1.02	8.64	1.27	74	0.34	59.80	18.10	11.60	1.30	0.42	33	2.59	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-011	3.05	4.57	1.52	4/28/2022	--	--	0.0414	112	6.0	2.9	1.16	9.29	1.13	79	0.30	74.00	20.90	15.20	1.17	0.37	27	2.36	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-011	4.57	5.49	0.91	4/28/2022	--	--	0.0573	122	9.4	4.3	1.76	14.40	1.70	108	0.50	122.00	31.00	23.70	1.92	0.57	43	3.51	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-012	0	0.91	0.91	4/28/2022	--	--	0.0616	218	10.5	5.4	1.38	11.45	2.07	88	0.64	83.80	24.30	16.90	1.83	0.73	54	4.47	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-012	1.52	3.35	1.83	4/28/2022	--	--	0.0656	225	9.6	3.7	1.02	13.60	1.64	107	0.35	96.70	28.30	20.10	1.82	0.52	45	3.05	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-012	3.35	4.57	1.22	4/28/2022	--	--	0.1669	540	27.8	11.3	1.20	38.20	4.95	228	0.80	273.00	76.90	57.40	5.40	1.37	143	7.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-012	3.35	4.57	1.22	4/28/2022	Duplicate	--	0.1448	447	28.2	12.2	1.22	33.40	5.09	193	0.90	229.00	64.20	48.30	5.13	1.48	150	7.65	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-012	4.57	5.64	1.07	4/28/2022	--	--	0.0565	118	16.4	7.5	1.32	14.80	3.02	76	0.56	86.10	24.40	19.50	2.85	0.89	100	4.92	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-012	5.64	7.62	1.98	4/28/2022	--	--	0.0621	139	11.8	6.2	1.92	17.20	2.32	107	0.94	110.00	30.40	22.00	2.17	0.91	70	5.79	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-012	7.62	9.14	1.52	4/28/2022	--	--	0.0267	42	10.4	7.1	2.00	9.96	2.21	23	1.00	28.30	7.15	8.30	1.63	1.05	72	6.96	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-012	9.14	10.21	1.07	4/28/2022	--	--	0.0147	38	4.3	2.5	1.57	4.53	0.89	18	0.32	18.80	5.05	5.60	0.69	0.36	21	2.53	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-013	0	1.52	1.52	4/29/2022	--	--	0.0566	215	7.3	2.6	0.78	11.10	1.17	88	0.25	80.30	23.30	16.25	1.57	0.34	33	1.83	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-013	1.83	3.05	1.22	4/29/2022	--	--	0.0448	146	6.8	3.5	1.80	9.35	1.20	65	0.46	75.70	20.50	15.25	1.28	0.47	30	3.24	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	161	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DPT-013	3.05	4.57	1.52	4/29/2022	--	--	0.0490	95	10.7	6.2	2.74	14.00	2.19	80	0.85	99.30	26.40	20.40	1.96	0.82	50	5.94	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-013	5.18	6.1	0.91	4/29/2022	--	--	0.0295	41	8.7	5.1	1.37	8.47	1.66	48	0.59	47.70	13.35	10.45	1.48	0.72	56	4.63	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-013	6.1	7.62	1.52	4/29/2022	--	--	0.0378	65	11.1	6.2	3.08	12.80	2.29	54	0.79	62.20	15.60	14.15	2.01	0.83	64	5.61	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-013	7.62	9.14	1.52	4/29/2022	--	--	0.0317	73	10.4	6.1	3.40	10.65	2.11	32	0.86	42.40	10.50	11.30	1.78	0.79	57	4.94	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-013	9.14	10.67	1.52	4/29/2022	--	--	0.0262	56	9.0	5.2	2.86	9.44	1.76	28	0.59	36.80	9.14	9.98	1.51	0.62	45	4.05	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-013	10.67	12.19	1.52	4/29/2022	--	--	0.0366	60	13.0	7.5	4.49	14.40	2.79	38	0.87	53.40	12.65	14.25	2.22	0.99	78	6.22	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-013	12.19	13.72	1.52	4/29/2022	--	--	0.0379	85	12.3	6.7	4.11	13.30	2.57	40	0.78	52.50	12.80	13.30	2.01	0.96	67	5.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-013	13.72	15.24	1.52	4/29/2022	--	--	0.0338	81	10.1	5.5	3.55	12.10	2.11	36	0.74	49.70	11.30	10.65	1.87	0.77	54	5.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-013	--	--	--	4/29/2022	Standard	Oreas 460	0.5169	1740	19.7	6.0	21.90	49.20	2.77	1380	0.40	761.00	247.00	110.50	4.63	0.65	65	3.47	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-014	0	1.22	1.22	4/29/2022	--	--	0.0580	220	8.6	4.0	0.82	11.10	1.58	80	0.47	80.30	21.60	14.35	1.51	0.59	44	3.64	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-014	1.52	3.05	1.52	4/29/2022	--	--	0.0614	259	6.8	2.5	0.75	11.25	1.06	85	0.24	84.60	22.80	16.75	1.50	0.30	29	1.75	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-014	3.05	4.57	1.52	4/29/2022	--	--	0.0966	532	8.4	4.6	1.72	10.70	1.72	79	0.61	95.70	24.40	16.10	1.48	0.63	42	4.25	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-014	4.57	6.1	1.52	4/29/2022	--	--	0.1596	797	14.2	7.0	3.45	20.60	2.58	161	0.85	197.50	50.50	34.70	2.82	0.94	61	6.37	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-014	4.57	6.1	1.52	4/29/2022	Duplicate	--	0.1434	661	13.9	6.6	3.46	21.10	2.57	160	0.86	198.50	50.60	32.60	2.83	0.88	60	6.22	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-014	6.1	7.62	1.52	4/29/2022	--	--	0.1225	404	18.3	9.1	4.02	25.10	3.44	173	1.28	212.00	53.40	37.40	3.59	1.30	87	8.77	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-014	7.77	8.53	0.76	4/29/2022	--	--	0.1239	433	19.5	11.2	3.57	24.50	4.00	163	1.38	190.50	49.40	34.10	3.49	1.64	103	10.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-014	8.53	9.83	1.3	4/29/2022	--	--	0.0440	114	8.9	5.2	1.28	10.25	1.85	75	0.63	65.30	18.20	11.70	1.54	0.73	53	4.67	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-015	0	1.52	1.52	4/29/2022	--	--	0.0513	181	6.8	3.1	1.02	9.17	1.27	91	0.37	70.80	20.90	12.70	1.22	0.43	33	2.81	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-015	1.52	3.05	1.52	4/29/2022	--	--	0.0471	201	4.5	1.6	0.57	7.42	0.72	75	0.17	59.50	17.85	10.75	1.03	0.22	20	1.37	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-015	3.05	4.57	1.52	4/29/2022	--	--	0.0480	112	17.1	8.7	0.68	10.80	3.68	54	0.57	44.30	12.75	9.81	2.53	1.04	118	5.24	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-015	4.57	6.1	1.52	4/29/2022	--	--	0.0705	253	8.9	3.1	1.22	14.55	1.40	114	0.32	111.50	30.40	21.30	1.91	0.39	36	2.58	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-015	6.1	7.62	1.52	4/29/2022	--	--	0.0769	238	9.4	3.6	2.13	17.10	1.57	140	0.34	136.00	38.00	24.50	2.21	0.41	40	2.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-015	7.62	9.14	1.52	4/29/2022	--	--	0.0711	197	12.8	4.6	1.87	19.80	2.02	128	0.42	118.50	33.10	22.60	2.76	0.54	57	3.36	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-015	9.14	10.67	1.52	4/29/2022	--	--	0.0597	208	8.2	2.8	1.10	13.50	1.26	101	0.22	90.60	25.50	16.50	1.90	0.33	36	1.77	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-015	10.67	11.28	0.61	4/29/2022	--	--	0.0566	200	7.0	2.2	1.02	12.05	1.08	98	0.20	85.30	24.30	15.90	1.52	0.25	31	1.58	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-015	--	--	--	4/29/2022	Blank	--	0.0043	11	1.1	0.5	0.41	1.38	0.21	6	0.05	7.00	1.63	1.37	0.17	0.05	6	0.38	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-016	0	1.52	1.52	4/29/2022	--	--	0.0381	127	6.2	3.0	2.55	7.91	1.13	57	0.54	62.10	16.30	12.20	1.18	0.47	24	3.26	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-016	1.52	3.05	1.52	4/29/2022	--	--	0.0370	105	6.5	3.1	3.39	9.52	1.13	62	0.51	68.60	17.70	13.90	1.33	0.47	18	3.94	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-016	3.05	4.57	1.52	4/29/2022	--	--	0.0551	132	15.7	8.6	5.44	19.00	3.16	70	1.27	95.80	22.10	20.30	2.86	1.29	61	8.51	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-016	4.57	6.1	1.52	4/29/2022	--	--	0.0667	128	21.5	12.1	6.78	26.10	4.41	82	1.43	106.00	24.20	22.90	3.90	1.56	113	10.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-016	6.1	7.62	1.52	4/29/2022	--	--	0.0565	124	18.9	10.8	5.22	22.10	4.08	51	1.37	71.90	16.45	17.40	3.38	1.40	118	8.92	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-016	7.62	9.14	1.52	4/29/2022	--	--	0.0465	111	13.5	7.4	4.26	16.45	2.88	49	0.91	69.00	15.55	15.50	2.45	1.03	77	6.28	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-016	9.14	10.06	0.91	4/29/2022	--	--	0.0399	100	12.2	6.6	3.79	14.15	2.53	40	0.84	56.60	12.80	12.35	2.17	0.87	67	5.89	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	162	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DPT-016	9.14	10.06	0.91	4/29/2022	Duplicate	--	0.0411	103	12.2	6.4	3.69	14.10	2.46	41	0.91	60.50	12.95	13.65	2.18	0.95	67	5.99	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-017	0	1.52	1.52	4/29/2022	--	--	0.0418	159	8.8	4.8	2.78	10.50	1.74	39	0.78	56.30	13.50	12.05	1.60	0.72	38	5.21	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-017	1.52	3.05	1.52	4/29/2022	--	--	0.0126	43	4.1	2.3	1.06	3.48	0.78	12	0.38	14.40	3.53	3.78	0.57	0.35	14	2.78	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-017	3.05	4.57	1.52	4/29/2022	--	--	0.0189	77	4.9	3.0	1.41	4.90	1.00	14	0.52	20.30	4.52	4.95	0.80	0.45	19	3.29	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-017	4.57	6.1	1.52	4/29/2022	--	--	0.0424	92	14.5	8.1	4.39	16.40	3.03	38	1.14	60.00	13.10	14.05	2.46	1.17	81	7.64	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-017	6.1	7.62	1.52	4/29/2022	--	--	0.0726	146	25.5	14.6	7.39	29.10	5.49	62	1.92	99.20	21.70	22.50	4.49	1.96	156	12.15	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-017	7.62	9.14	1.52	4/29/2022	--	--	0.0575	97	21.8	12.7	6.14	24.80	4.77	48	1.72	76.70	16.50	18.55	3.93	1.75	136	11.05	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-017	9.14	10.67	1.52	4/29/2022	--	--	0.0777	131	29.0	17.2	6.83	32.00	6.42	75	2.27	89.10	20.10	21.20	4.82	2.32	198	14.85	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-017	10.67	12.19	1.52	4/29/2022	--	--	0.0696	107	23.7	12.7	7.25	28.80	4.98	83	1.49	109.50	25.00	24.20	4.29	1.73	142	10.45	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-018	0	1.52	1.52	5/1/2022	--	--	0.0257	94	4.5	2.2	1.06	5.32	0.92	37	0.39	34.30	9.44	6.54	0.74	0.39	20	2.69	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-018	1.52	3.05	1.52	5/1/2022	--	--	0.0360	193	5.4	3.0	1.58	5.57	1.06	28	0.54	30.40	7.80	6.49	0.84	0.47	20	3.38	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-018	3.05	4.57	1.52	5/1/2022	--	--	0.0747	195	16.0	8.2	6.17	19.95	2.95	109	1.10	145.00	34.90	30.00	2.86	1.18	55	7.94	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-018	4.57	6.1	1.52	5/1/2022	--	--	0.0653	146	19.2	10.7	6.44	22.30	3.95	75	1.54	114.50	25.80	25.00	3.28	1.54	87	10.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-018	6.1	7.62	1.52	5/1/2022	--	--	0.0476	116	14.4	8.1	4.23	16.35	2.87	52	1.06	71.00	15.90	17.55	2.42	1.03	73	6.93	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-018	7.62	8.61	0.99	5/1/2022	--	--	0.0415	104	12.4	7.1	3.72	14.10	2.45	42	0.86	61.00	13.40	14.20	2.06	0.92	67	5.97	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-018	--	--	--	5/1/2022	Standard	Oreas 463	2.0962	6740	69.1	15.9	117.50	251.00	8.78	5060	0.70	3900.00	>1000	525.00	20.70	1.44	188	6.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-019	0	1.52	1.52	5/1/2022	--	--	0.0578	212	7.7	3.5	1.04	10.75	1.36	91	0.38	85.10	23.30	16.30	1.50	0.40	35	2.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-019	1.52	3.05	1.52	5/1/2022	--	--	0.0850	360	9.0	3.5	0.85	14.10	1.52	125	0.37	112.50	31.10	20.10	1.90	0.40	40	2.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-019	3.05	4.57	1.52	5/1/2022	--	--	0.0761	313	7.5	2.8	1.11	13.05	1.14	115	0.28	110.00	29.80	20.20	1.56	0.34	31	2.08	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-019	4.57	6.1	1.52	5/1/2022	--	--	0.0896	328	11.5	5.6	3.45	16.75	2.18	123	0.69	147.50	36.30	25.90	2.09	0.73	53	5.19	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-019	4.57	6.1	1.52	5/1/2022	Duplicate		0.0797	291	9.3	4.8	3.12	15.00	1.86	110	0.57	136.00	33.00	23.70	1.76	0.59	43	4.15	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-019	6.1	6.93	0.84	5/1/2022	--	--	0.0974	282	15.7	7.4	3.48	22.20	2.94	152	0.83	176.50	44.40	33.00	2.84	1.02	76	6.65	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-019	6.93	7.92	0.99	5/1/2022	--	--	0.0827	142	19.5	10.2	6.55	27.70	3.68	127	1.34	181.00	43.70	38.10	3.52	1.34	87	9.34	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-019	7.92	9.45	1.52	5/1/2022	--	--	0.0789	158	22.1	11.8	5.51	26.40	4.28	115	1.46	130.00	33.10	29.20	3.84	1.56	114	10.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-019	9.45	10.44	0.99	5/1/2022	--	--	0.0394	102	9.8	6.6	1.42	9.17	2.15	56	0.86	49.40	13.70	10.35	1.53	0.95	62	6.47	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-020	0	1.52	1.52	5/5/2022	--	--	0.0612	214	7.9	3.2	1.32	12.70	1.37	104	0.29	94.10	25.40	17.60	1.67	0.37	34	2.57	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-020	1.52	3.05	1.52	5/5/2022	--	--	0.0493	189	8.2	3.1	1.00	11.35	1.40	71	0.22	64.40	17.65	13.60	1.58	0.32	35	2.04	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-020	3.05	4.57	1.52	5/5/2022	--	--	0.0620	238	6.4	2.1	1.04	11.65	0.99	104	0.20	91.90	25.40	17.15	1.47	0.24	26	1.48	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-020	4.57	6.1	1.52	5/5/2022	--	--	0.0877	337	6.9	2.4	1.32	13.75	1.06	145	0.23	145.00	39.50	24.50	1.64	0.26	28	1.83	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-020	6.1	7.32	1.22	5/5/2022	--	--	0.1711	643	17.3	4.6	2.21	36.40	2.39	260	0.35	290.00	76.90	55.90	4.26	0.47	62	2.69	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-021	0	1.52	1.52	5/5/2022	--	--	0.0590	247	6.5	2.7	0.92	9.42	1.08	91	0.24	75.00	21.90	13.75	1.20	0.30	29	2.22	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-021	1.52	3.05	1.52	5/5/2022	--	--	0.0970	384	11.0	5.1	1.20	17.25	1.90	138	0.49	147.50	39.30	24.90	2.18	0.58	49	3.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-021	3.05	4.57	1.52	5/5/2022	--	--	0.0613	206	7.9	2.6	1.11	12.75	1.14	105	0.17	102.00	27.60	19.05	1.59	0.29	33	1.57	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	163	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DPT-021	4.57	6.1	1.52	5/5/2022	--	--	0.0733	201	12.1	5.0	1.78	18.10	1.88	127	0.43	136.00	36.00	25.90	2.48	0.51	52	3.62	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-021	6.1	7.62	1.52	5/5/2022	--	--	0.0823	238	14.8	5.3	2.15	21.30	2.27	140	0.45	136.00	37.10	28.60	3.15	0.63	66	3.98	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-021	7.62	9.14	1.52	5/5/2022	--	--	0.0641	221	8.7	3.4	1.44	13.30	1.33	110	0.29	95.80	26.70	18.85	1.76	0.36	40	2.42	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-021	9.14	10.21	1.07	5/5/2022	--	--	0.0546	199	6.3	2.4	1.24	10.65	0.98	92	0.20	81.80	22.60	15.80	1.36	0.26	29	1.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-022	0	1.52	1.52	5/5/2022	--	--	0.0995	491	9.3	4.5	1.58	13.30	1.67	116	0.52	111.00	30.40	20.10	1.80	0.59	42	3.92	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-022	1.52	3.05	1.52	5/5/2022	--	--	0.1229	428	14.3	5.4	2.36	24.70	2.26	203	0.51	209.00	56.70	38.10	3.17	0.58	55	4.08	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-022	1.52	3.05	1.52	5/5/2022	Duplicate	--	0.1100	389	12.6	4.6	2.10	22.10	1.92	182	0.35	185.00	49.80	33.40	2.80	0.53	48	3.32	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-022	3.05	4.57	1.52	5/5/2022	--	--	0.0972	279	14.9	5.9	2.57	24.50	2.37	157	0.58	186.00	47.40	36.80	3.14	0.69	62	4.47	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-022	4.57	6.1	1.52	5/5/2022	--	--	0.0966	277	16.9	7.6	2.40	23.50	3.00	149	0.73	173.50	43.90	32.30	3.08	0.89	81	5.69	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-022	6.1	7.62	1.52	5/5/2022	--	--	0.0813	261	11.0	4.3	1.96	17.45	1.78	141	0.46	137.00	36.80	26.10	2.37	0.53	47	3.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-022	7.62	8.61	0.99	5/5/2022	--	--	0.0776	260	12.0	5.0	1.64	17.45	2.02	121	0.45	120.00	32.20	23.70	2.37	0.61	57	3.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-023	0	1.52	1.52	5/5/2022	--	--	0.0457	215	4.5	2.5	0.48	6.14	0.83	58	0.20	51.80	14.00	8.73	0.80	0.26	23	1.84	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-023	1.52	3.05	1.52	5/5/2022	--	--	0.1063	581	7.1	3.5	1.44	11.55	1.38	107	0.35	108.00	27.90	17.25	1.34	0.41	35	2.96	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-023	3.05	4.57	1.52	5/5/2022	--	--	0.1254	499	15.6	7.3	2.82	21.70	2.78	174	0.84	183.50	49.80	32.20	2.97	0.98	69	5.82	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-023	4.57	6.1	1.52	5/5/2022	--	--	0.0617	190	8.6	4.3	2.22	12.00	1.61	117	0.55	100.50	29.10	17.75	1.77	0.58	36	3.52	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-023	6.1	7.62	1.52	5/5/2022	--	--	0.0526	105	12.1	6.2	3.61	15.25	2.39	86	0.81	101.50	26.10	19.95	2.35	0.84	58	5.65	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-023	7.62	9.14	1.52	5/5/2022	--	--	0.0473	90	17.7	10.1	4.92	19.35	3.50	47	1.28	73.20	17.10	17.95	3.22	1.44	83	8.76	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-023	--	--	--	5/5/2022	Standard	Oreas 460	0.5155	1765	18.7	5.8	23.00	46.20	2.74	1350	0.45	778.00	242.00	99.70	4.83	0.76	60	3.72	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-024	0	1.52	1.52	5/6/2022	--	--	0.0473	186	6.1	2.3	0.43	8.43	0.96	77	0.20	62.00	18.30	11.45	1.28	0.26	26	1.47	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-024	1.52	3.05	1.52	5/6/2022	--	--	0.0539	252	4.7	1.6	0.54	7.76	0.73	77	0.19	63.10	18.40	10.90	1.00	0.21	20	1.31	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-024	3.05	4.57	1.52	5/6/2022	--	--	0.0574	250	4.6	1.9	0.75	9.17	0.79	89	0.16	74.60	21.90	13.50	1.07	0.22	20	1.19	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-024	4.57	6.1	1.52	5/6/2022	--	--	0.0778	279	7.2	2.8	1.63	12.70	1.15	136	0.26	129.50	36.10	22.60	1.65	0.36	30	1.99	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-024	6.1	7.62	1.52	5/6/2022	--	--	0.0938	236	10.4	3.7	3.09	18.50	1.64	186	0.41	203.00	56.20	34.60	2.40	0.50	41	2.57	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-024	7.62	8.23	0.61	5/6/2022	--	--	0.0648	165	10.3	4.5	2.55	14.55	1.75	116	0.43	126.50	34.10	23.30	2.04	0.54	47	3.05	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-025	0.91	1.52	0.61	5/6/2022	--	--	0.0640	254	7.5	3.5	0.56	11.00	1.34	98	0.37	87.00	24.80	15.15	1.57	0.49	37	2.73	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-025	1.52	3.05	1.52	5/6/2022	--	--	0.1054	491	9.5	4.8	1.29	14.75	1.77	130	0.54	132.00	36.30	22.90	1.95	0.65	47	3.48	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-025	1.52	3.05	1.52	5/6/2022	Duplicate	--	0.1021	471	9.5	5.0	1.29	14.00	1.81	128	0.63	126.00	34.90	22.20	1.88	0.70	49	3.96	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-025	3.05	4.57	1.52	5/6/2022	--	--	0.0614	224	7.0	3.2	1.07	11.50	1.25	100	0.34	95.10	26.60	17.05	1.50	0.40	32	2.28	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-025	4.57	6.1	1.52	5/6/2022	--	--	0.1100	407	10.7	4.6	1.82	18.00	1.83	171	0.48	187.00	50.60	31.40	2.21	0.62	46	3.61	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-025	6.1	7.16	1.07	5/6/2022	--	--	0.0828	206	9.1	2.9	2.01	16.05	1.33	154	0.28	191.50	51.00	32.30	2.06	0.40	35	2.22	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-025	7.16	8.38	1.22	5/6/2022	--	--	0.0690	160	10.0	3.4	2.24	15.95	1.59	132	0.34	151.00	41.40	26.20	2.15	0.45	38	2.57	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-025	8.38	10.21	1.83	5/6/2022	--	--	0.0869	185	18.0	7.4	3.22	25.50	3.00	163	0.78	162.50	44.90	32.40	3.61	0.95	82	5.89	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-026	0	1.52	1.52	5/6/2022	--	--	0.0561	310	5.3	3.8	0.70	5.79	1.28	50	0.48	43.30	12.10	7.78	1.02	0.53	32	3.01	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	164	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DPT-026	1.52	3.05	1.52	5/6/2022	--	--	0.0876	458	7.2	3.2	1.02	10.95	1.27	99	0.34	90.20	25.00	15.70	1.48	0.48	31	2.56	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-026	3.35	4.57	1.22	5/6/2022	--	--	0.0776	253	9.9	4.4	1.85	14.55	1.73	134	0.48	134.00	36.50	22.20	1.99	0.57	42	3.21	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-026	4.57	6.1	1.52	5/6/2022	--	--	0.1184	342	13.6	5.6	2.29	22.70	2.28	203	0.56	246.00	64.60	41.10	2.97	0.67	57	3.96	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-026	6.1	7.62	1.52	5/6/2022	--	--	0.0955	240	13.1	4.9	2.32	20.10	2.06	179	0.39	201.00	54.90	34.20	2.77	0.62	55	3.18	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-026	7.62	9.14	1.52	5/6/2022	--	--	0.0866	204	13.8	5.3	2.68	22.30	2.20	164	0.53	176.50	48.20	32.30	3.03	0.72	57	3.86	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-007	6.1	7.62	1.52	8/15/2022	--	--	0.0351	103	5.9	2.6	0.71	8.16	1.05	65	0.24	52.40	15.05	10.35	1.19	0.29	31	1.72	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-007	7.62	8.23	0.61	8/15/2022	--	--	0.0281	91	4.2	1.5	0.55	7.16	0.60	49	0.14	43.00	12.10	8.93	1.00	0.15	19	0.97	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-008	0	1.52	1.52	8/15/2022	--	--	0.2062	832	22.4	9.2	2.56	35.10	3.68	305	0.95	299.00	82.50	51.20	4.65	1.10	99	6.57	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-008	1.52	3.05	1.52	8/15/2022	--	--	0.0826	238	10.7	4.5	1.74	16.05	1.88	163	0.51	144.00	39.40	23.90	2.16	0.55	53	3.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-008	1.52	3.05	1.52	8/15/2022	Duplicate	--	0.0879	262	10.7	5.1	1.93	16.00	1.97	171	0.59	152.00	41.80	24.50	2.09	0.67	53	4.10	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-008	3.05	4.57	1.52	8/15/2022	--	--	0.1524	570	12.9	5.2	2.36	21.70	2.16	276	0.53	238.00	68.00	33.50	2.78	0.64	61	3.61	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-008	4.57	6.1	1.52	8/15/2022	--	--	0.0503	118	6.7	3.7	1.20	10.15	1.35	114	0.42	87.70	25.50	14.30	1.33	0.47	39	2.96	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-008	6.1	7.62	1.52	8/15/2022	--	--	0.0562	217	6.5	3.2	1.05	10.15	1.11	87	0.41	78.20	22.30	13.90	1.39	0.39	33	2.74	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-008	7.62	9.14	1.52	8/15/2022	--	--	0.1190	462	8.7	3.6	1.58	14.75	1.46	219	0.37	179.00	51.80	25.50	1.87	0.44	42	2.46	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-008	9.14	10.36	1.22	8/15/2022	--	--	0.0296	93	3.2	1.1	0.86	5.87	0.52	61	0.11	47.60	13.55	8.38	0.71	0.13	15	0.81	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-009	0	1.52	1.52	8/15/2022	--	--	0.0820	332	9.1	4.3	1.36	13.90	1.59	125	0.49	109.50	30.60	17.70	1.81	0.50	46	3.23	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-009	1.52	3.05	1.52	8/15/2022	--	--	0.2716	1065	28.4	13.4	4.30	43.50	5.16	381	1.91	441.00	110.00	71.50	5.66	1.86	128	11.90	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-009	3.05	4.57	1.52	8/15/2022	--	--	0.4065	1265	47.8	21.8	6.80	71.60	8.44	791	2.45	695.00	190.00	104.50	9.05	2.68	226	16.15	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-009	4.57	6.1	1.52	8/15/2022	--	--	0.0457	98	6.4	3.0	1.00	9.85	1.15	111	0.35	83.40	23.30	13.25	1.34	0.40	34	2.46	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-009	6.1	7.62	1.52	8/15/2022	--	--	0.4912	2000	44.5	20.5	6.22	68.30	8.09	818	2.42	699.00	188.00	100.50	8.52	2.73	200	16.45	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-009	7.62	9.14	1.52	8/15/2022	--	--	0.6639	2890	33.5	14.0	4.57	64.10	5.81	1190	1.78	925.00	265.00	115.00	7.06	1.86	135	11.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-009	9.14	10.67	1.52	8/15/2022	--	--	0.0395	121	5.7	2.2	0.82	8.49	0.90	78	0.25	59.80	15.55	10.80	1.11	0.30	29	1.95	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-009	10.67	11.43	0.76	8/15/2022	--	--	0.0565	154	4.6	1.7	0.88	9.05	0.75	143	0.20	101.50	28.80	14.10	1.02	0.21	21	1.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-009	--	--	--	8/15/2022	Blank	--	0.0040	10	1.1	0.4	0.22	1.38	0.13	6	0.02	6.60	1.50	1.28	0.14	0.06	5	0.33	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-010	0	1.52	1.52	8/15/2022	--	--	0.0754	290	8.2	3.4	1.19	12.15	1.39	129	0.41	109.00	29.40	17.45	1.58	0.45	36	2.79	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-010	1.52	3.05	1.52	8/15/2022	--	--	0.3483	954	31.7	13.3	5.57	55.80	5.43	810	1.48	664.00	180.00	91.70	6.42	1.73	136	10.65	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-010	3.05	4.57	1.52	8/15/2022	--	--	0.4788	1560	54.0	23.5	7.00	82.70	9.48	890	2.85	831.00	226.00	125.00	10.50	3.14	232	18.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-010	4.57	6.1	1.52	8/15/2022	--	--	0.2536	1170	19.9	9.0	2.62	31.00	3.49	358	1.22	326.00	88.90	47.70	3.80	1.25	90	8.09	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-010	6.1	7.62	1.52	8/15/2022	--	--	0.0737	155	8.8	4.5	1.06	13.40	1.67	201	0.49	132.00	37.00	18.55	1.67	0.58	48	3.60	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-010	6.1	7.62	1.52	8/15/2022	Duplicate	--	0.0635	136	7.5	3.3	1.10	12.00	1.33	175	0.40	114.00	31.70	15.55	1.44	0.46	38	2.72	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-010	7.62	8.84	1.22	8/15/2022	--	--	0.5743	2430	40.6	19.1	5.05	66.50	7.24	957	2.54	815.00	225.00	110.00	7.77	2.64	190	16.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-011	0	1.52	1.52	8/15/2022	--	--	0.3181	1080	24.3	10.0	4.42	43.70	4.08	649	1.24	552.00	154.00	77.20	4.95	1.41	97	8.65	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-011	1.52	3.05	1.52	8/15/2022	--	--	0.1133	192	18.4	8.5	2.60	28.60	3.30	257	1.08	249.00	64.30	38.60	3.69	1.20	88	7.35	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	165	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DLC-011	3.05	4.57	1.52	8/15/2022	--	--	0.1067	264	16.2	7.8	1.71	22.10	3.08	229	0.98	182.50	49.40	27.10	3.02	1.01	91	6.31	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-011	4.57	6.1	1.52	8/15/2022	--	--	0.6023	2710	28.2	11.4	4.84	55.10	4.70	1010	1.50	834.00	238.00	105.50	6.08	1.56	118	9.31	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-011	6.1	7.77	1.68	8/15/2022	--	--	0.3709	1780	20.9	8.4	2.88	35.40	3.45	550	0.96	469.00	132.00	62.20	4.19	1.11	86	6.71	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-012	0	1.52	1.52	8/16/2022	--	--	0.0571	217	7.5	3.4	1.37	10.05	1.34	88	0.46	80.60	21.20	13.75	1.44	0.49	36	2.85	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-012	1.52	3.05	1.52	8/16/2022	--	--	0.0339	119	4.4	1.4	0.75	7.39	0.63	60	0.16	52.60	14.45	10.60	1.06	0.19	16	1.14	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-012	3.05	4.57	1.52	8/16/2022	--	--	0.0672	186	13.3	6.9	1.89	16.25	2.65	107	0.78	107.00	27.90	19.50	2.38	0.94	71	5.59	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-012	4.57	6.1	1.52	8/16/2022	--	--	0.0422	103	11.0	5.5	1.31	12.55	2.07	61	0.64	60.10	15.20	12.50	2.01	0.75	65	4.52	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-012	6.1	7.62	1.52	8/16/2022	--	--	0.0403	148	4.5	1.6	0.95	6.84	0.73	75	0.15	59.20	16.45	8.71	0.93	0.20	19	1.33	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-012	7.62	9.14	1.52	8/16/2022	--	--	0.1479	755	8.8	3.9	1.73	15.00	1.50	198	0.51	160.00	45.00	23.90	1.85	0.52	42	3.43	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-012	9.14	10.36	1.22	8/16/2022	--	--	0.5085	2690	28.8	12.6	3.48	46.10	5.00	594	1.58	572.00	162.50	82.50	5.79	1.70	120	10.45	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-012	--	--	--	8/16/2022	Standard	Oreas 463	2.0644	6680	70.6	15.5	114.00	236.00	8.73	4940	0.79	3890.00	>1000	539.00	19.50	1.50	185	6.87	6600	67	16	114	258	9	5020	1	3700	1080	547	21	1	191	7
22-DLC-013	0	1.52	1.52	8/16/2022	--	--	0.0602	233	7.5	3.9	1.34	9.30	1.43	97	0.54	80.00	22.30	12.55	1.29	0.55	37	3.46	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-013	1.52	3.05	1.52	8/16/2022	--	--	0.1784	685	9.2	3.4	1.90	19.10	1.48	384	0.42	267.00	76.20	34.30	1.98	0.49	35	2.95	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-013	3.05	4.57	1.52	8/16/2022	--	--	1.5686	5430	77.1	23.9	9.28	184.50	11.30	3120	2.80	2950.00	834.00	365.00	18.55	3.03	242	18.20	5490	73	25	10	203	11	3250	3	2860	803	378	19	3	244	20
22-DLC-013	4.57	6.1	1.52	8/16/2022	--	--	0.6949	2420	42.3	17.3	6.95	88.10	6.93	1375	2.31	1255.00	359.00	161.50	9.13	2.42	166	15.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-013	6.1	8.23	2.13	8/16/2022	--	--	0.1131	220	15.6	8.3	2.28	21.70	3.07	303	1.16	206.00	56.40	28.40	2.72	1.23	83	7.71	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-013	6.1	8.23	2.13	8/16/2022	Duplicate	--	0.1108	219	14.3	7.5	1.97	20.90	2.75	296	1.00	207.00	56.90	28.00	2.65	1.02	76	6.52	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-014	0	1.52	1.52	8/16/2022	--	--	0.0324	100	5.5	3.3	0.53	5.12	1.10	65	0.45	41.30	12.50	7.07	0.89	0.47	29	2.83	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-014	1.52	3.05	1.52	8/16/2022	--	--	0.0224	66	2.7	1.2	0.54	3.09	0.52	58	0.18	29.20	10.00	4.55	0.51	0.19	12	1.18	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-014	3.05	4.57	1.52	8/16/2022	--	--	0.0321	77	6.1	3.4	0.78	5.27	1.22	75	0.53	43.70	13.95	7.22	0.94	0.58	33	3.52	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-014	4.57	6.1	1.52	8/16/2022	--	--	0.0867	233	18.4	15.0	1.50	17.05	4.44	130	2.70	119.00	32.40	20.70	2.79	2.48	117	17.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-014	6.1	7.62	1.52	8/16/2022	--	--	0.0545	153	7.8	4.9	1.13	9.03	1.51	104	0.70	91.90	24.80	13.20	1.37	0.75	44	4.73	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-014	7.62	9.45	1.83	8/16/2022	--	--	0.0404	110	6.8	4.0	0.92	6.57	1.37	75	0.50	65.70	17.35	10.00	1.07	0.52	40	3.79	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-015	0	1.52	1.52	8/16/2022	--	--	0.0716	230	15.5	7.8	2.14	16.35	3.01	97	1.02	95.20	24.10	17.75	2.73	1.02	85	6.83	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-015	1.52	3.05	1.52	8/16/2022	--	--	0.0572	168	15.4	9.8	2.16	13.70	3.37	58	1.42	71.30	16.90	14.60	2.38	1.40	94	9.02	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-015	3.05	5.03	1.98	8/16/2022	--	--	0.1891	654	31.7	17.7	6.02	37.70	6.30	255	2.78	292.00	71.00	50.60	5.50	2.75	154	18.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-016	0	1.52	1.52	8/17/2022	--	--	0.0656	228	7.9	4.1	1.30	12.05	1.64	107	0.58	99.90	25.80	17.30	1.55	0.58	46	3.82	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-016	1.52	3.05	1.52	8/17/2022	--	--	0.0923	338	7.2	3.2	1.54	11.70	1.24	177	0.44	148.50	41.60	19.70	1.40	0.51	32	2.72	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-016	3.05	4.88	1.83	8/17/2022	--	--	0.1476	348	28.0	14.4	4.02	39.40	5.27	234	2.07	295.00	68.70	48.90	5.15	2.15	142	14.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-017	0	1.52	1.52	8/17/2022	--	--	0.0485	158	8.6	4.4	2.09	10.50	1.58	70	0.72	78.00	19.40	14.30	1.58	0.68	38	4.87	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-017	1.52	3.05	1.52	8/17/2022	--	--	0.1162	162	32.4	19.0	9.18	40.10	7.04	160	2.52	208.00	46.30	40.80	5.68	2.70	225	16.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-017	3.05	4.57	1.52	8/17/2022	--	--	0.0583	119	17.9	10.1	5.59	20.60	3.73	61	1.31	79.20	17.30	17.15	3.19	1.40	124	8.21	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-017	4.57	6.1	1.52	8/17/2022	--	--	0.0538	124	15.9	8.9	5.93	18.75	3.07	56	1.04	80.30	17.50	17.60	2.83	1.10	94	6.94	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	166	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DLC-017	6.1	7.62	1.52	8/17/2022	--	--	0.0467	116	12.7	6.7	5.25	16.05	2.62	50	0.78	74.80	15.90	15.65	2.26	0.93	69	5.85	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-017	7.62	9.3	1.68	8/17/2022	--	--	0.0375	94	10.6	5.2	4.14	12.90	2.06	39	0.69	60.00	12.75	12.45	1.87	0.72	55	4.52	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-017	7.62	9.3	1.68	8/17/2022	Duplicate	--	0.0384	96	10.6	5.4	4.32	13.65	2.11	41	0.68	60.40	12.70	13.60	1.85	0.73	57	4.64	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-018	0	1.52	1.52	8/17/2022	--	--	0.0506	207	5.6	2.4	0.90	8.87	1.00	77	0.30	67.60	17.80	11.20	1.22	0.38	27	2.56	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-018	1.52	3.05	1.52	8/17/2022	--	--	0.0493	156	6.3	2.5	1.14	9.40	0.97	96	0.27	82.20	22.60	14.00	1.32	0.30	25	1.78	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-018	3.05	4.57	1.52	8/17/2022	--	--	0.1121	344	9.7	4.1	2.77	18.35	1.68	237	0.50	206.00	56.00	29.20	2.19	0.60	40	3.90	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-018	4.57	6.1	1.52	8/17/2022	--	--	0.0676	136	11.1	5.2	3.13	19.80	2.01	151	0.78	132.50	34.80	24.60	2.38	0.77	47	4.44	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-018	6.1	7.62	1.52	8/17/2022	--	--	0.1256	350	21.1	10.2	4.79	34.60	3.84	233	1.38	199.50	52.90	38.40	4.25	1.44	103	8.98	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-018	7.62	9.75	2.13	8/17/2022	--	--	0.0375	121	6.6	2.7	0.86	9.54	1.10	60	0.32	55.10	14.90	11.30	1.27	0.34	32	1.98	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-019	0	1.52	1.52	8/17/2022	--	--	0.0451	168	5.3	1.9	0.60	9.50	0.81	75	0.21	68.90	18.30	12.80	1.14	0.23	21	1.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-019	1.52	3.05	1.52	8/17/2022	--	--	0.0527	162	6.7	2.6	0.99	10.30	1.08	98	0.31	95.10	25.20	16.05	1.37	0.33	27	1.96	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-019	3.05	4.57	1.52	8/17/2022	--	--	0.1737	498	18.9	8.7	4.57	31.50	3.41	373	1.12	313.00	83.80	46.60	4.00	1.16	83	7.60	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-019	4.57	6.1	1.52	8/17/2022	--	--	0.0802	161	20.2	9.9	3.05	28.30	3.82	155	1.26	121.50	32.20	24.50	4.05	1.34	104	8.16	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-019	6.1	7.62	1.52	8/17/2022	--	--	0.1700	608	22.5	11.0	2.53	29.70	4.24	285	1.20	238.00	65.30	35.40	4.25	1.48	126	8.98	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-019	7.62	9.6	1.98	8/17/2022	--	--	0.0476	147	10.3	5.3	0.87	10.60	1.97	75	0.61	61.10	16.75	11.95	1.76	0.70	55	4.16	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-019	--	--	--	8/17/2022	Standard	Oreas 460	0.5488	1905	19.8	5.6	22.60	48.50	2.74	1400	0.47	867.00	233.00	107.00	4.84	0.64	64	3.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-020	0	1.52	1.52	8/17/2022	--	--	0.0197	74	1.9	0.6	0.68	3.83	0.26	39	0.05	28.10	8.00	5.06	0.47	0.07	6	0.46	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-020	1.52	3.05	1.52	8/17/2022	--	--	0.0363	125	3.6	1.3	0.90	7.11	0.49	69	0.14	59.90	15.75	10.60	0.84	0.16	14	1.13	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-020	3.05	4.57	1.52	8/17/2022	--	--	0.1038	389	8.0	3.8	2.04	14.85	1.37	180	0.51	172.00	45.10	24.40	1.82	0.55	38	3.87	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-020	4.57	6.1	1.52	8/17/2022	--	--	0.0536	131	8.2	3.0	1.78	14.75	1.27	103	0.39	105.00	26.20	19.30	1.89	0.44	37	2.81	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-020	6.1	6.86	0.76	8/17/2022	--	--	0.0473	149	6.5	2.5	1.00	11.25	0.91	84	0.29	79.60	20.50	14.30	1.50	0.28	29	1.83	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-021	0	1.52	1.52	8/17/2022	--	--	0.0668	230	9.7	4.0	1.40	13.25	1.57	105	0.54	103.00	26.60	18.00	1.80	0.53	48	4.06	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-021	0	1.52	1.52	8/17/2022	Duplicate	--	0.0683	235	9.2	3.9	1.52	14.20	1.54	110	0.37	108.50	27.60	17.85	1.92	0.49	46	3.08	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-021	1.52	3.05	1.52	8/17/2022	--	--	0.0130	47	1.9	0.7	0.72	2.37	0.28	25	0.06	17.10	4.71	2.89	0.40	0.07	8	0.44	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-021	3.05	4.88	1.83	8/17/2022	--	--	0.0177	28	4.3	1.5	1.06	3.99	0.71	41	0.15	32.40	8.79	5.11	0.69	0.21	21	1.10	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-022	0	1.52	1.52	8/17/2022	--	--	0.0251	76	3.4	1.3	0.92	4.63	0.49	54	0.15	39.10	11.30	6.42	0.71	0.14	14	1.15	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-022	1.52	2.74	1.22	8/17/2022	--	--	0.0501	163	7.4	2.4	0.90	12.10	1.15	82	0.20	81.90	21.20	16.55	1.62	0.30	34	1.62	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-023	0	2.13	2.13	8/17/2022	--	--	0.1191	683	6.6	2.7	1.34	10.30	1.08	123	0.32	107.00	28.50	16.40	1.40	0.34	31	2.48	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-023	2.13	3.05	0.91	8/17/2022	--	--	0.0223	69	2.0	1.0	0.84	3.76	0.38	45	0.13	38.70	10.30	5.60	0.52	0.11	11	0.93	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-023	3.05	4.57	1.52	8/17/2022	--	--	0.1309	487	9.8	4.1	2.54	17.10	1.62	244	0.54	211.00	56.90	29.00	2.12	0.59	45	4.07	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-023	4.57	5.64	1.07	8/17/2022	--	--	0.0307	100	3.1	1.1	0.85	5.64	0.46	61	0.13	51.50	13.60	8.42	0.72	0.13	14	0.94	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-023	5.64	7.62	1.98	8/17/2022	--	--	0.3454	1370	24.6	9.9	4.54	44.20	4.08	617	1.12	522.00	134.00	72.80	5.25	1.31	123	8.62	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-024	0	1.52	1.52	8/18/2022	--	--	0.0500	190	5.9	2.6	0.73	9.05	0.94	79	0.34	73.80	18.85	11.90	1.18	0.31	30	2.28	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	167	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DLC-024	1.52	3.66	2.13	8/18/2022	--	--	0.0563	205	7.8	3.2	0.98	10.15	1.22	90	0.39	82.40	21.30	14.00	1.42	0.43	37	3.13	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-025	0	1.52	1.52	8/18/2022	--	--	0.0573	252	6.1	2.3	0.77	9.47	0.95	82	0.31	71.20	18.55	12.30	1.26	0.33	28	2.26	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-025	1.52	3.05	1.52	8/18/2022	--	--	0.0538	244	4.8	2.2	1.06	7.54	0.85	76	0.24	66.90	17.45	10.45	0.97	0.28	23	2.01	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-025	3.05	3.81	0.76	8/18/2022	--	--	0.0758	289	8.7	3.5	1.31	13.25	1.47	118	0.43	112.50	29.20	18.85	1.73	0.46	43	3.03	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-026	0	1.52	1.52	8/18/2022	--	--	0.0480	217	5.2	2.1	0.72	7.03	0.78	66	0.29	56.90	14.70	9.03	0.99	0.25	25	1.90	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-026	1.52	3.05	1.52	8/18/2022	--	--	0.0665	312	6.2	2.9	0.99	9.31	1.09	89	0.35	77.60	20.10	12.00	1.25	0.41	31	2.63	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-026	3.05	4.57	1.52	8/18/2022	--	--	0.0553	164	7.7	3.5	1.13	11.90	1.31	102	0.37	94.30	24.50	15.55	1.61	0.45	40	2.81	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-026	4.57	6.1	1.52	8/18/2022	--	--	0.0835	230	13.4	5.7	1.94	19.10	2.35	146	0.69	149.50	36.90	24.60	2.57	0.80	71	4.99	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-026	4.57	6.1	1.52	8/18/2022	Duplicate	--	0.0878	237	14.7	6.1	1.98	20.10	2.39	157	0.61	157.50	39.40	26.90	2.72	0.76	73	4.94	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-026	6.1	7.77	1.68	8/18/2022	--	--	0.1918	309	53.5	25.7	5.76	68.40	9.71	293	2.83	347.00	76.70	66.10	9.77	3.38	324	21.00	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-027	0	1.52	1.52	8/18/2022	--	--	0.0458	182	5.8	2.9	0.66	7.12	1.06	70	0.35	57.10	15.35	9.62	1.08	0.38	33	2.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-027	1.52	3.05	1.52	8/18/2022	--	--	0.0460	177	5.2	2.4	0.84	7.91	0.92	75	0.35	62.20	16.75	9.84	1.02	0.34	29	2.21	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-027	3.05	3.66	0.61	8/18/2022	--	--	0.0454	162	7.1	3.3	1.01	9.03	1.24	66	0.42	64.40	16.10	11.25	1.22	0.42	39	3.28	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-028	0	3.51	3.51	8/18/2022	--	--	0.0580	202	7.5	3.6	1.13	10.10	1.28	95	0.46	88.20	23.20	15.80	1.51	0.47	40	3.15	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-028	3.51	4.88	1.37	8/18/2022	--	--	0.0310	72	8.9	5.0	2.86	10.15	1.71	34	0.64	49.70	10.45	11.70	1.62	0.63	49	3.92	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-029	0	0.91	0.91	8/19/2022	--	--	0.0198	58	3.0	1.2	0.89	4.77	0.44	36	0.13	34.90	8.84	6.95	0.66	0.13	12	0.82	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-030	0	1.52	1.52	8/19/2022	--	--	0.0215	62	3.6	1.5	0.77	5.53	0.61	39	0.13	35.20	9.06	6.99	0.75	0.18	16	1.15	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-030	1.52	3.05	1.52	8/19/2022	--	--	0.0132	37	2.1	0.6	0.71	3.41	0.28	26	0.07	22.30	6.19	4.91	0.47	0.08	7	0.49	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-030	3.05	5.03	1.98	8/19/2022	--	--	0.0309	92	4.2	1.7	1.25	7.14	0.69	55	0.18	55.20	14.45	10.85	0.96	0.22	18	1.32	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-030	--	--	--	8/19/2022	Blank	--	0.0039	10	0.9	0.4	0.29	1.17	0.14	6	0.04	6.50	1.53	1.29	0.15	0.04	4	0.24	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-031	0	0.91	0.91	8/19/2022	--	--	0.0544	188	7.5	2.6	0.85	11.65	1.11	95	0.25	82.80	23.10	16.30	1.64	0.35	31	2.14	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-031	1.52	3.05	1.52	8/19/2022	--	--	0.0813	331	8.6	3.2	0.92	14.05	1.36	128	0.37	110.50	31.10	19.70	1.92	0.45	39	2.43	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-031	3.05	4.57	1.52	8/19/2022	--	--	0.0607	195	9.1	3.9	1.45	12.80	1.55	104	0.43	95.80	26.00	18.35	1.84	0.50	42	3.01	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-031	4.57	6.1	1.52	8/19/2022	--	--	0.0581	173	9.2	3.3	1.75	13.85	1.40	103	0.41	98.80	26.20	18.95	1.90	0.46	39	2.68	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-031	6.1	7.62	1.52	8/19/2022	--	--	0.0825	262	11.6	4.7	2.40	18.35	1.83	143	0.56	134.50	35.80	26.10	2.41	0.64	55	3.57	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-031	7.62	8.38	0.76	8/19/2022	--	--	0.1229	401	18.5	9.0	3.17	27.20	3.46	191	1.10	193.00	50.00	36.20	3.61	1.26	98	7.51	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-032	0	1.52	1.52	8/19/2022	--	--	0.0685	252	7.3	2.1	1.12	12.85	1.03	121	0.23	107.50	29.40	20.20	1.79	0.26	25	1.68	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-032	1.52	3.05	1.52	8/19/2022	--	--	0.0845	322	11.0	4.2	1.39	14.85	1.68	138	0.46	120.50	33.50	21.50	2.32	0.57	44	3.33	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-032	1.52	3.05	1.52	8/19/2022	Duplicate	--	0.0909	330	11.0	4.0	1.42	17.05	1.72	158	0.41	137.00	37.80	24.80	2.41	0.52	45	3.04	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-032	3.05	4.57	1.52	8/19/2022	--	--	0.0531	167	7.0	2.1	1.37	13.40	0.89	100	0.23	91.20	24.40	18.40	1.71	0.30	23	1.75	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-032	4.57	6.1	1.52	8/19/2022	--	--	0.0945	273	14.9	5.9	2.90	25.00	2.39	170	0.73	157.50	41.90	32.90	3.38	0.83	67	4.99	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-032	6.1	7.62	1.52	8/19/2022	--	--	0.1065	242	22.1	10.0	3.82	31.80	3.91	192	1.29	180.00	47.50	38.10	4.51	1.38	116	8.48	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-032	7.62	9.14	1.52	8/19/2022	--	--	0.0435	81	10.1	4.5	2.20	14.15	1.73	85	0.57	73.50	19.35	15.45	2.05	0.64	54	3.73	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	168	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DLC-032	9.14	10.06	0.91	8/19/2022	--	--	0.0335	47	10.7	5.1	2.07	12.15	1.88	64	0.64	48.80	13.10	11.20	1.96	0.68	59	4.33	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-033	0	2.13	2.13	8/19/2022	--	--	0.0249	71	4.6	2.0	0.96	5.73	0.76	48	0.21	36.00	10.10	7.11	0.87	0.28	22	1.56	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-033	2.13	3.05	0.91	8/19/2022	--	--	0.1035	117	40.5	20.6	7.25	43.20	7.69	161	2.63	140.00	35.70	34.30	7.12	2.92	231	17.95	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-033	3.05	4.57	1.52	8/19/2022	--	--	0.1008	86	37.8	19.2	6.85	41.80	7.00	180	2.40	147.00	38.90	36.30	6.82	2.63	217	16.00	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-033	4.57	6.1	1.52	8/19/2022	--	--	0.1182	98	43.8	22.1	8.77	49.40	8.10	204	3.04	191.00	48.80	46.40	7.76	3.19	239	20.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-033	6.1	7.62	1.52	8/19/2022	--	--	0.1398	111	59.7	30.6	10.70	64.50	11.30	212	4.11	192.00	47.90	50.20	10.70	4.33	335	27.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-033	7.62	9.14	1.52	8/19/2022	--	--	0.0806	97	36.7	19.4	5.82	32.60	7.28	88	2.53	87.70	20.80	22.10	6.19	2.70	226	16.95	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-033	9.14	10.67	1.52	8/19/2022	--	--	0.0536	104	19.9	10.6	4.50	19.90	3.95	60	1.46	67.90	15.65	16.15	3.44	1.55	112	9.53	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-033	--	--	--	8/19/2022	Standard	Oreas 463	1.9811	6650	67.4	15.3	113.50	227.00	8.67	4950	0.78	3790.00	>1000	538.00	19.70	1.41	182	6.49	6270	67	15	111	250	9	4930	1	3500	1040	514	20	1	185	7
22-DLC-034	0	2.13	2.13	8/20/2022	--	--	0.0169	50	3.5	1.5	0.74	4.18	0.66	27	0.23	24.30	6.50	5.29	0.65	0.22	17	1.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-034	2.13	3.05	0.91	8/20/2022	--	--	0.0615	189	12.8	4.6	1.39	16.65	2.04	92	0.58	92.60	24.40	20.50	2.52	0.62	59	3.79	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-034	3.05	4.57	1.52	8/20/2022	--	--	0.0670	221	9.9	3.9	1.45	16.35	1.58	107	0.52	103.00	27.70	22.10	2.20	0.50	49	3.21	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-034	4.57	6.1	1.52	8/20/2022	--	--	0.0636	212	11.4	5.1	0.73	14.20	1.96	97	0.63	89.00	24.40	18.40	2.07	0.74	58	4.42	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-034	6.1	7.62	1.52	8/20/2022	--	--	0.0358	129	4.6	1.2	0.60	8.54	0.62	60	0.11	55.20	14.95	11.60	1.10	0.13	17	0.64	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-034	7.62	9.14	1.52	8/20/2022	--	--	0.0194	62	4.4	1.5	0.56	4.93	0.65	31	0.12	25.60	6.93	6.11	0.87	0.17	19	0.92	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-034	7.62	9.14	1.52	8/20/2022	Duplicate	--	0.0166	55	3.7	1.2	0.56	4.00	0.53	27	0.10	21.10	6.26	4.80	0.70	0.14	15	0.86	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-035	0	1.52	1.52	8/20/2022	--	--	0.0551	162	14.0	6.5	0.68	13.85	2.53	74	0.54	72.10	19.30	15.70	2.22	0.85	77	4.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-035	1.52	3.05	1.52	8/20/2022	--	--	0.0436	149	6.2	2.0	0.72	9.99	1.00	73	0.20	66.20	18.00	13.55	1.40	0.24	28	1.43	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-035	3.05	4.57	1.52	8/20/2022	--	--	0.0314	95	4.6	1.6	0.93	8.14	0.63	54	0.16	54.60	14.40	11.85	1.11	0.21	18	1.06	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-035	4.57	6.1	1.52	8/20/2022	--	--	0.0239	65	5.3	2.5	1.08	7.68	0.94	36	0.28	34.50	9.41	8.29	1.10	0.33	29	2.00	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-036	0	1.52	1.52	8/20/2022	--	--	0.0082	27	1.3	0.5	0.41	1.78	0.20	15	0.04	11.20	3.24	2.18	0.28	0.06	6	0.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-036	1.52	3.05	1.52	8/20/2022	--	--	0.0156	50	2.3	0.6	0.61	3.80	0.31	29	0.07	24.50	6.82	5.29	0.54	0.08	9	0.45	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-036	3.05	4.57	1.52	8/20/2022	--	--	0.0319	78	7.1	3.0	1.52	9.77	1.24	50	0.40	51.40	13.90	11.40	1.45	0.43	37	2.68	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-036	4.57	6.1	1.52	8/20/2022	--	--	0.0614	209	9.8	3.5	1.14	16.20	1.48	98	0.40	94.30	25.60	19.65	2.20	0.46	38	2.75	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-036	6.1	7.77	1.68	8/20/2022	--	--	0.0625	220	8.8	2.8	0.68	15.05	1.29	101	0.30	94.50	26.30	20.50	2.02	0.34	36	2.03	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-037	0	1.52	1.52	8/20/2022	--	--	0.0591	217	6.8	2.7	1.07	11.85	1.08	98	0.30	88.00	24.70	16.90	1.57	0.36	30	2.15	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-037	1.52	3.05	1.52	8/20/2022	--	--	0.0327	99	5.1	2.2	1.07	7.37	0.86	58	0.30	53.30	14.70	10.80	1.01	0.27	23	1.69	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-037	3.05	4.57	1.52	8/20/2022	--	--	0.0301	96	4.6	1.9	1.00	7.15	0.73	52	0.27	46.90	12.70	9.38	0.94	0.25	21	1.81	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-037	4.57	6.1	1.52	8/20/2022	--	--	0.0274	92	4.3	2.2	0.73	5.62	0.73	44	0.31	38.50	10.75	7.98	0.77	0.31	22	2.12	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-037	6.1	7.62	1.52	8/20/2022	--	--	0.0501	181	5.9	1.6	0.56	11.55	0.83	85	0.16	76.70	21.50	16.10	1.50	0.20	23	1.31	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DLC-037	7.62	9.14	1.52	8/20/2022	--	--	0.0554	195	7.6	2.2	0.68	14.25	1.03	92	0.21	86.60	23.30	18.35	1.89	0.29	28	1.52	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-001	0	1.83	1.83	4/25/2022	--	--	0.0290	93	4.7	1.8	0.60	5.60	0.83	50	0.19	44.40	12.20	7.17	0.80	0.33	23	2.15	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-001	0	1.83	1.83	4/25/2022	Duplicate	--	0.0299	96	5.1	2.2	0.61	5.91	0.86	49	0.29	44.00	12.60	8.06	0.83	0.35	26	2.05	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	169	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DPT-001	1.83	3.05	1.22	4/25/2022	--	--	0.0096	25	1.6	0.7	0.54	1.53	0.25	23	0.11	13.40	4.62	2.29	0.24	0.12	7	0.81	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-001	3.05	4.57	1.52	4/25/2022	--	--	0.0827	168	21.4	13.0	4.10	21.80	4.46	106	1.89	150.00	36.10	30.60	3.25	2.07	124	12.35	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-001	4.57	6.1	1.52	4/25/2022	--	--	0.1224	127	42.6	26.8	8.58	41.30	8.57	143	4.29	239.00	52.90	53.50	6.31	4.34	244	27.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-001	6.1	7.62	1.52	4/25/2022	--	--	0.0468	71	20.8	12.4	2.00	12.85	4.33	45	1.56	41.50	10.95	10.50	2.73	1.69	142	10.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-001	7.62	9.14	1.52	4/25/2022	--	--	0.0299	25	12.3	7.8	2.28	10.60	2.53	32	1.23	43.40	9.78	10.95	1.66	1.23	81	8.29	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-001	9.14	10.06	0.91	4/25/2022	--	--	0.0439	92	16.2	8.5	1.21	13.85	3.27	45	1.06	45.60	12.05	11.80	2.48	1.17	107	7.15	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-002	0	0.61	0.61	4/26/2022	--	--	0.0633	226	9.7	3.6	0.97	12.35	1.58	95	0.47	92.60	25.20	17.40	1.64	0.55	48	3.17	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-002	1.52	3.05	1.52	4/26/2022	--	--	0.0471	95	12.6	7.5	1.78	11.90	2.42	65	0.99	80.30	20.30	16.45	1.89	1.09	73	6.99	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-002	3.05	4.57	1.52	4/26/2022	--	--	0.0637	58	20.0	10.3	4.19	19.70	3.77	109	1.25	125.00	31.30	25.70	2.99	1.52	115	8.90	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-002	4.57	6.1	1.52	4/26/2022	--	--	0.0937	97	38.2	19.6	6.13	31.60	7.20	138	2.36	132.00	33.60	29.80	5.84	2.58	225	16.05	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-002	6.1	7.62	1.52	4/26/2022	--	--	0.1164	339	26.4	13.8	2.51	23.40	5.09	158	1.65	163.50	42.60	29.90	3.87	2.02	160	11.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-002	7.62	8.53	0.91	4/26/2022	--	--	0.0456	144	8.4	3.3	1.03	11.20	1.39	65	0.26	71.00	18.50	15.90	1.66	0.40	42	2.45	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-002	--	--	--	4/26/2022	Blank	--	0.0046	11	0.9	0.5	0.32	1.43	0.21	6	0.07	7.40	1.82	1.78	0.18	0.08	6	0.48	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-003	0	1.52	1.52	4/26/2022	--	--	0.0421	131	10.5	5.6	0.63	8.61	2.03	51	0.64	53.00	13.95	11.30	1.57	0.75	60	4.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-003	1.52	3.05	1.52	4/26/2022	--	--	0.0655	143	20.8	12.3	1.49	14.75	4.33	76	1.55	91.90	23.00	18.25	2.70	1.77	128	10.90	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-003	3.05	4.57	1.52	4/26/2022	--	--	0.0906	85	31.7	17.6	4.23	28.60	5.92	141	2.34	163.50	41.60	35.30	4.67	2.49	183	15.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-003	4.57	6.1	1.52	4/26/2022	--	--	0.1135	253	33.4	17.2	3.44	30.70	6.39	153	2.20	156.50	41.20	33.00	5.23	2.46	203	15.25	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-003	6.1	7.62	1.52	4/26/2022	--	--	0.0844	250	17.8	8.0	1.72	18.35	3.39	119	0.95	127.50	32.60	25.90	2.93	1.14	98	6.86	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-003	7.62	9.14	1.52	4/26/2022	--	--	0.0758	232	18.2	8.1	1.45	19.10	3.36	90	1.04	108.00	27.70	23.40	2.94	1.24	97	7.37	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-003	7.62	9.14	1.52	4/26/2022	Duplicate	--	0.0883	280	18.7	8.9	1.64	21.60	3.16	112	1.05	133.00	33.80	29.10	3.26	1.20	94	7.19	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-003	9.14	10.36	1.22	4/26/2022	--	--	0.0635	170	17.0	8.2	2.62	17.25	3.08	76	1.04	95.60	22.90	20.50	2.71	1.23	92	6.86	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-003	10.36	11.58	1.22	4/26/2022	--	--	0.0787	242	17.0	7.1	2.45	18.50	2.96	104	0.82	126.00	31.70	24.90	2.75	1.02	81	6.03	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-004	0	0.91	0.91	4/26/2022	--	--	0.1844	663	29.3	13.1	5.32	35.00	5.39	268	1.49	289.00	78.90	49.60	5.23	1.84	113	10.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-004	1.52	2.74	1.22	4/26/2022	--	--	0.2508	708	43.6	19.2	6.75	56.30	7.59	382	1.91	485.00	127.00	86.40	8.05	2.53	183	14.25	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-004	3.05	3.96	0.91	4/26/2022	--	--	0.1585	392	32.1	16.8	4.94	40.20	6.22	232	2.03	304.00	76.60	56.90	5.80	2.30	159	13.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-004	4.57	5.49	0.91	4/26/2022	--	--	0.1553	493	26.7	12.4	4.12	35.60	4.90	222	1.35	270.00	69.10	48.90	4.97	1.71	116	9.26	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-005	0	1.22	1.22	4/26/2022	--	--	0.0406	134	7.0	3.1	0.77	7.79	1.31	63	0.37	61.90	17.25	11.15	1.15	0.45	33	2.46	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-005	1.52	2.74	1.22	4/26/2022	--	--	0.0587	202	9.3	4.4	1.40	12.15	1.73	79	0.52	95.80	25.00	17.05	1.74	0.64	44	3.87	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-005	3.05	4.27	1.22	4/26/2022	--	--	0.1274	213	35.4	22.5	6.10	40.70	7.59	160	3.28	249.00	59.10	51.00	6.03	3.45	198	21.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-005	4.57	6.1	1.52	4/26/2022	--	--	0.1417	242	47.7	33.1	5.58	46.00	10.80	143	4.43	194.50	48.10	44.00	7.58	4.88	324	31.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-005	6.1	7.62	1.52	4/26/2022	--	--	0.1117	340	23.6	12.4	1.66	26.40	4.56	142	1.20	169.00	45.90	33.20	4.31	1.60	131	9.29	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-005	7.62	9.14	1.52	4/26/2022	--	--	0.0334	88	10.8	5.9	0.82	7.15	2.06	41	0.53	40.00	11.25	8.41	1.45	0.78	60	4.32	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-005	9.14	10.67	1.52	4/26/2022	--	--	0.0211	46	8.9	4.8	0.72	4.58	1.79	22	0.52	19.40	5.57	4.41	1.20	0.68	52	3.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	170	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DPT-005	10.67	12.19	1.52	4/26/2022	--	--	0.0827	270	13.8	6.2	1.31	19.55	2.42	111	0.69	136.50	36.60	27.60	2.70	0.85	68	4.77	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-005	12.19	13.41	1.22	4/26/2022	--	--	0.0462	146	10.0	5.2	1.43	9.28	1.98	62	0.51	66.30	18.65	11.80	1.62	0.72	51	4.11	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-005	13.72	14.63	0.91	4/26/2022	--	--	0.1200	372	24.1	13.7	2.63	25.50	4.63	158	1.66	186.50	49.10	34.80	4.03	1.84	127	11.00	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-005	--	--	--	4/26/2022	Standard	Oreas 460	0.5395	1865	20.6	6.0	23.10	48.70	2.79	1395	0.50	814.00	253.00	104.00	4.86	0.67	64	3.66	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-006	0	1.22	1.22	4/26/2022	--	--	0.0544	186	10.2	4.8	0.96	11.10	1.82	76	0.46	76.50	22.00	15.40	1.89	0.60	51	3.54	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-006	1.52	3.05	1.52	4/26/2022	--	--	0.0368	136	6.2	2.6	0.56	7.52	0.96	54	0.25	49.10	13.90	10.20	1.23	0.30	28	1.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-006	1.52	3.05	1.52	4/26/2022	Duplicate	--	0.0370	134	7.2	2.5	0.60	8.06	1.14	52	0.22	48.80	14.05	9.49	1.29	0.37	32	2.10	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-006	3.05	4.27	1.22	4/26/2022	--	--	0.0398	122	6.7	2.4	0.74	8.44	1.05	68	0.31	65.30	18.85	13.30	1.23	0.36	28	1.93	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-006	4.57	6.1	1.52	4/26/2022	--	--	0.0525	118	10.2	5.4	1.54	12.45	2.04	85	0.75	96.80	26.60	18.55	1.89	0.80	59	4.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-006	6.1	7.62	1.52	4/26/2022	--	--	0.0734	144	17.6	12.2	2.24	18.90	4.01	99	1.79	113.50	29.10	23.70	2.87	1.78	135	11.15	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-006	7.62	9.14	1.52	4/26/2022	--	--	0.0483	119	13.1	8.8	1.13	11.40	2.81	60	1.15	54.60	16.00	12.20	2.06	1.27	95	7.54	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-006	9.14	10.67	1.52	4/26/2022	--	--	0.0417	134	8.0	4.0	0.66	8.84	1.40	63	0.41	56.30	16.30	12.20	1.38	0.54	44	2.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-006	10.67	12.19	1.52	4/26/2022	--	--	0.0394	132	7.0	2.6	0.75	8.08	1.19	62	0.30	55.30	15.90	10.65	1.27	0.37	35	2.25	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-006	12.19	13.41	1.22	4/26/2022	--	--	0.0592	203	10.5	4.0	1.00	13.20	1.80	86	0.40	87.90	24.90	16.90	1.88	0.51	48	2.94	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-006	13.72	14.17	0.46	4/26/2022	--	--	0.0656	233	9.8	4.0	1.21	13.65	1.49	100	0.37	100.50	27.90	19.60	1.86	0.52	41	2.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-007	0	1.52	1.52	4/27/2022	--	--	0.0613	326	5.8	3.3	0.52	6.95	1.27	57	0.32	57.20	15.65	9.77	1.07	0.44	33	2.69	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-007	1.83	3.05	1.22	4/27/2022	--	--	0.1252	456	9.8	4.0	1.13	18.65	1.70	201	0.62	227.00	63.20	34.80	1.97	0.65	43	3.81	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-007	3.05	4.57	1.52	4/27/2022	--	--	0.0983	257	9.6	4.0	1.69	16.80	1.69	184	0.49	220.00	60.00	35.00	2.07	0.60	41	3.78	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-007	4.57	6.1	1.52	4/27/2022	--	--	0.1038	246	11.6	5.1	2.19	21.10	1.99	200	0.58	237.00	63.80	38.80	2.34	0.73	49	4.23	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-007	6.1	7.62	1.52	4/27/2022	--	--	0.0728	176	9.2	4.4	2.27	14.95	1.68	150	0.52	146.50	41.30	26.00	1.92	0.57	42	3.61	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-007	7.62	9.14	1.52	4/27/2022	--	--	0.1145	350	14.1	6.7	2.23	21.30	2.53	206	0.78	202.00	54.90	32.80	2.71	1.00	71	5.96	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-007	9.14	10.13	0.99	4/27/2022	--	--	0.0786	265	9.9	5.2	1.47	13.30	1.91	132	0.72	124.50	35.10	19.35	1.82	0.74	53	4.67	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-007	--	--	--	4/27/2022	Blank	--	0.0041	11	0.8	0.5	0.37	1.15	0.19	5	0.07	6.60	1.60	1.65	0.21	0.06	5	0.34	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-008	0	1.22	1.22	4/27/2022	--	--	0.0643	231	11.8	5.5	1.36	13.30	2.15	83	0.72	92.00	24.20	16.95	2.09	0.85	55	4.56	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-008	1.52	3.05	1.52	4/27/2022	--	--	0.0227	66	5.1	2.7	1.48	5.44	0.87	31	0.36	38.50	9.80	7.43	0.89	0.42	20	2.69	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-008	3.05	4.27	1.22	4/27/2022	--	--	0.0211	42	7.8	3.7	0.95	6.38	1.56	23	0.39	27.70	7.14	7.57	1.28	0.48	45	2.84	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-008	3.05	4.27	1.22	4/27/2022	Duplicate	--	0.0202	47	6.9	2.9	0.87	6.00	1.14	25	0.26	27.70	7.87	7.21	1.12	0.40	34	2.09	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-009	0	0.91	0.91	4/27/2022	--	--	0.0575	222	9.4	4.7	1.39	10.55	1.80	71	0.63	75.60	21.30	15.30	1.63	0.67	48	4.33	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-009	1.52	3.05	1.52	4/27/2022	--	--	0.0660	215	12.8	6.8	1.06	12.80	2.53	89	0.86	91.50	26.30	17.90	2.19	0.94	73	5.69	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-009	3.05	4.57	1.52	4/27/2022	--	--	0.1077	285	21.4	12.3	2.05	22.60	4.28	156	1.66	176.00	49.30	33.80	3.51	1.73	131	10.95	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-009	4.57	6.1	1.52	4/27/2022	--	--	0.2955	524	83.9	50.3	10.90	84.70	17.30	458	6.47	435.00	121.50	91.50	13.70	7.16	538	44.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-009	6.1	7.01	0.91	4/27/2022	--	--	0.1397	304	37.6	22.9	4.81	37.60	7.83	200	2.83	190.00	52.90	41.00	6.37	3.18	245	20.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-009	7.01	7.92	0.91	4/27/2022	--	--	0.0980	130	38.1	24.0	6.57	35.00	8.25	111	3.06	110.50	29.40	28.30	6.20	3.44	263	21.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	171	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DPT-009	7.92	9.14	1.22	4/27/2022	--	--	0.1263	180	44.7	26.4	9.20	41.60	9.34	165	3.34	166.00	43.90	39.80	7.14	3.73	295	23.60	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-010	0	1.52	1.52	4/27/2022	--	--	0.0351	98	7.6	4.1	0.95	7.03	1.40	54	0.46	49.80	14.75	10.05	1.22	0.57	44	3.37	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-010	1.52	3.05	1.52	4/27/2022	--	--	0.0405	137	6.4	3.2	1.12	6.53	1.30	68	0.33	54.40	16.75	10.05	1.06	0.43	36	2.59	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-010	3.05	4.57	1.52	4/27/2022	--	--	0.0734	203	13.5	6.9	1.99	14.40	2.68	116	0.85	120.00	33.50	21.80	2.18	1.10	78	6.28	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-010	4.57	6.4	1.83	4/27/2022	--	--	0.1773	509	28.9	16.4	5.84	40.00	5.91	265	1.98	301.00	79.80	56.80	5.22	2.41	171	13.95	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-010	--	--	--	4/27/2022	Standard	Oreas 463	2.0949	6540	70.7	16.8	118.50	246.00	8.86	5300	0.77	3790.00	>1000	569.00	20.50	1.57	202	6.98	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-011	0	1.52	1.52	4/28/2022	--	--	0.0596	227	8.6	3.7	1.28	11.35	1.54	93	0.30	79.50	23.70	15.55	1.57	0.43	37	2.74	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-011	1.52	2.9	1.37	4/28/2022	--	--	0.0426	140	7.0	3.3	1.02	8.64	1.27	74	0.34	59.80	18.10	11.60	1.30	0.42	33	2.59	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-011	3.05	4.57	1.52	4/28/2022	--	--	0.0414	112	6.0	2.9	1.16	9.29	1.13	79	0.30	74.00	20.90	15.20	1.17	0.37	27	2.36	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-011	4.57	5.49	0.91	4/28/2022	--	--	0.0573	122	9.4	4.3	1.76	14.40	1.70	108	0.50	122.00	31.00	23.70	1.92	0.57	43	3.51	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-012	0	0.91	0.91	4/28/2022	--	--	0.0616	218	10.5	5.4	1.38	11.45	2.07	88	0.64	83.80	24.30	16.90	1.83	0.73	54	4.47	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-012	1.52	3.35	1.83	4/28/2022	--	--	0.0656	225	9.6	3.7	1.02	13.60	1.64	107	0.35	96.70	28.30	20.10	1.82	0.52	45	3.05	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-012	3.35	4.57	1.22	4/28/2022	--	--	0.1669	540	27.8	11.3	1.20	38.20	4.95	228	0.80	273.00	76.90	57.40	5.40	1.37	143	7.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-012	3.35	4.57	1.22	4/28/2022	Duplicate	--	0.1448	447	28.2	12.2	1.22	33.40	5.09	193	0.90	229.00	64.20	48.30	5.13	1.48	150	7.65	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-012	4.57	5.64	1.07	4/28/2022	--	--	0.0565	118	16.4	7.5	1.32	14.80	3.02	76	0.56	86.10	24.40	19.50	2.85	0.89	100	4.92	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-012	5.64	7.62	1.98	4/28/2022	--	--	0.0621	139	11.8	6.2	1.92	17.20	2.32	107	0.94	110.00	30.40	22.00	2.17	0.91	70	5.79	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-012	7.62	9.14	1.52	4/28/2022	--	--	0.0267	42	10.4	7.1	2.00	9.96	2.21	23	1.00	28.30	7.15	8.30	1.63	1.05	72	6.96	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-012	9.14	10.21	1.07	4/28/2022	--	--	0.0147	38	4.3	2.5	1.57	4.53	0.89	18	0.32	18.80	5.05	5.60	0.69	0.36	21	2.53	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-013	0	1.52	1.52	4/29/2022	--	--	0.0566	215	7.3	2.6	0.78	11.10	1.17	88	0.25	80.30	23.30	16.25	1.57	0.34	33	1.83	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-013	1.83	3.05	1.22	4/29/2022	--	--	0.0448	146	6.8	3.5	1.80	9.35	1.20	65	0.46	75.70	20.50	15.25	1.28	0.47	30	3.24	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-013	3.05	4.57	1.52	4/29/2022	--	--	0.0490	95	10.7	6.2	2.74	14.00	2.19	80	0.85	99.30	26.40	20.40	1.96	0.82	50	5.94	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-013	5.18	6.1	0.91	4/29/2022	--	--	0.0295	41	8.7	5.1	1.37	8.47	1.66	48	0.59	47.70	13.35	10.45	1.48	0.72	56	4.63	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-013	6.1	7.62	1.52	4/29/2022	--	--	0.0378	65	11.1	6.2	3.08	12.80	2.29	54	0.79	62.20	15.60	14.15	2.01	0.83	64	5.61	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-013	7.62	9.14	1.52	4/29/2022	--	--	0.0317	73	10.4	6.1	3.40	10.65	2.11	32	0.86	42.40	10.50	11.30	1.78	0.79	57	4.94	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-013	9.14	10.67	1.52	4/29/2022	--	--	0.0262	56	9.0	5.2	2.86	9.44	1.76	28	0.59	36.80	9.14	9.98	1.51	0.62	45	4.05	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-013	10.67	12.19	1.52	4/29/2022	--	--	0.0366	60	13.0	7.5	4.49	14.40	2.79	38	0.87	53.40	12.65	14.25	2.22	0.99	78	6.22	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-013	12.19	13.72	1.52	4/29/2022	--	--	0.0379	85	12.3	6.7	4.11	13.30	2.57	40	0.78	52.50	12.80	13.30	2.01	0.96	67	5.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-013	13.72	15.24	1.52	4/29/2022	--	--	0.0338	81	10.1	5.5	3.55	12.10	2.11	36	0.74	49.70	11.30	10.65	1.87	0.77	54	5.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-013	--	--	--	4/29/2022	Standard	Oreas 460	0.5169	1740	19.7	6.0	21.90	49.20	2.77	1380	0.40	761.00	247.00	110.50	4.63	0.65	65	3.47	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-014	0	1.22	1.22	4/29/2022	--	--	0.0580	220	8.6	4.0	0.82	11.10	1.58	80	0.47	80.30	21.60	14.35	1.51	0.59	44	3.64	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-014	1.52	3.05	1.52	4/29/2022	--	--	0.0614	259	6.8	2.5	0.75	11.25	1.06	85	0.24	84.60	22.80	16.75	1.50	0.30	29	1.75	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-014	3.05	4.57	1.52	4/29/2022	--	--	0.0966	532	8.4	4.6	1.72	10.70	1.72	79	0.61	95.70	24.40	16.10	1.48	0.63	42	4.25	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-014	4.57	6.1	1.52	4/29/2022	--	--	0.1596	797	14.2	7.0	3.45	20.60	2.58	161	0.85	197.50	50.50	34.70	2.82	0.94	61	6.37	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	172	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DPT-014	4.57	6.1	1.52	4/29/2022	Duplicate	--	0.1434	661	13.9	6.6	3.46	21.10	2.57	160	0.86	198.50	50.60	32.60	2.83	0.88	60	6.22	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-014	6.1	7.62	1.52	4/29/2022	--	--	0.1225	404	18.3	9.1	4.02	25.10	3.44	173	1.28	212.00	53.40	37.40	3.59	1.30	87	8.77	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-014	7.77	8.53	0.76	4/29/2022	--	--	0.1239	433	19.5	11.2	3.57	24.50	4.00	163	1.38	190.50	49.40	34.10	3.49	1.64	103	10.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-014	8.53	9.83	1.3	4/29/2022	--	--	0.0440	114	8.9	5.2	1.28	10.25	1.85	75	0.63	65.30	18.20	11.70	1.54	0.73	53	4.67	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-015	0	1.52	1.52	4/29/2022	--	--	0.0513	181	6.8	3.1	1.02	9.17	1.27	91	0.37	70.80	20.90	12.70	1.22	0.43	33	2.81	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-015	1.52	3.05	1.52	4/29/2022	--	--	0.0471	201	4.5	1.6	0.57	7.42	0.72	75	0.17	59.50	17.85	10.75	1.03	0.22	20	1.37	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-015	3.05	4.57	1.52	4/29/2022	--	--	0.0480	112	17.1	8.7	0.68	10.80	3.68	54	0.57	44.30	12.75	9.81	2.53	1.04	118	5.24	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-015	4.57	6.1	1.52	4/29/2022	--	--	0.0705	253	8.9	3.1	1.22	14.55	1.40	114	0.32	111.50	30.40	21.30	1.91	0.39	36	2.58	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-015	6.1	7.62	1.52	4/29/2022	--	--	0.0769	238	9.4	3.6	2.13	17.10	1.57	140	0.34	136.00	38.00	24.50	2.21	0.41	40	2.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-015	7.62	9.14	1.52	4/29/2022	--	--	0.0711	197	12.8	4.6	1.87	19.80	2.02	128	0.42	118.50	33.10	22.60	2.76	0.54	57	3.36	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-015	9.14	10.67	1.52	4/29/2022	--	--	0.0597	208	8.2	2.8	1.10	13.50	1.26	101	0.22	90.60	25.50	16.50	1.90	0.33	36	1.77	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-015	10.67	11.28	0.61	4/29/2022	--	--	0.0566	200	7.0	2.2	1.02	12.05	1.08	98	0.20	85.30	24.30	15.90	1.52	0.25	31	1.58	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-015	--	--	--	4/29/2022	Blank	--	0.0043	11	1.1	0.5	0.41	1.38	0.21	6	0.05	7.00	1.63	1.37	0.17	0.05	6	0.38	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-016	0	1.52	1.52	4/29/2022	--	--	0.0381	127	6.2	3.0	2.55	7.91	1.13	57	0.54	62.10	16.30	12.20	1.18	0.47	24	3.26	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-016	1.52	3.05	1.52	4/29/2022	--	--	0.0370	105	6.5	3.1	3.39	9.52	1.13	62	0.51	68.60	17.70	13.90	1.33	0.47	18	3.94	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-016	3.05	4.57	1.52	4/29/2022	--	--	0.0551	132	15.7	8.6	5.44	19.00	3.16	70	1.27	95.80	22.10	20.30	2.86	1.29	61	8.51	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-016	4.57	6.1	1.52	4/29/2022	--	--	0.0667	128	21.5	12.1	6.78	26.10	4.41	82	1.43	106.00	24.20	22.90	3.90	1.56	113	10.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-016	6.1	7.62	1.52	4/29/2022	--	--	0.0565	124	18.9	10.8	5.22	22.10	4.08	51	1.37	71.90	16.45	17.40	3.38	1.40	118	8.92	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-016	7.62	9.14	1.52	4/29/2022	--	--	0.0465	111	13.5	7.4	4.26	16.45	2.88	49	0.91	69.00	15.55	15.50	2.45	1.03	77	6.28	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-016	9.14	10.06	0.91	4/29/2022	--	--	0.0399	100	12.2	6.6	3.79	14.15	2.53	40	0.84	56.60	12.80	12.35	2.17	0.87	67	5.89	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-016	9.14	10.06	0.91	4/29/2022	Duplicate	--	0.0411	103	12.2	6.4	3.69	14.10	2.46	41	0.91	60.50	12.95	13.65	2.18	0.95	67	5.99	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-017	0	1.52	1.52	4/29/2022	--	--	0.0418	159	8.8	4.8	2.78	10.50	1.74	39	0.78	56.30	13.50	12.05	1.60	0.72	38	5.21	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-017	1.52	3.05	1.52	4/29/2022	--	--	0.0126	43	4.1	2.3	1.06	3.48	0.78	12	0.38	14.40	3.53	3.78	0.57	0.35	14	2.78	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-017	3.05	4.57	1.52	4/29/2022	--	--	0.0189	77	4.9	3.0	1.41	4.90	1.00	14	0.52	20.30	4.52	4.95	0.80	0.45	19	3.29	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-017	4.57	6.1	1.52	4/29/2022	--	--	0.0424	92	14.5	8.1	4.39	16.40	3.03	38	1.14	60.00	13.10	14.05	2.46	1.17	81	7.64	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-017	6.1	7.62	1.52	4/29/2022	--	--	0.0726	146	25.5	14.6	7.39	29.10	5.49	62	1.92	99.20	21.70	22.50	4.49	1.96	156	12.15	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-017	7.62	9.14	1.52	4/29/2022	--	--	0.0575	97	21.8	12.7	6.14	24.80	4.77	48	1.72	76.70	16.50	18.55	3.93	1.75	136	11.05	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-017	9.14	10.67	1.52	4/29/2022	--	--	0.0777	131	29.0	17.2	6.83	32.00	6.42	75	2.27	89.10	20.10	21.20	4.82	2.32	198	14.85	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-017	10.67	12.19	1.52	4/29/2022	--	--	0.0696	107	23.7	12.7	7.25	28.80	4.98	83	1.49	109.50	25.00	24.20	4.29	1.73	142	10.45	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-018	0	1.52	1.52	5/1/2022	--	--	0.0257	94	4.5	2.2	1.06	5.32	0.92	37	0.39	34.30	9.44	6.54	0.74	0.39	20	2.69	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-018	1.52	3.05	1.52	5/1/2022	--	--	0.0360	193	5.4	3.0	1.58	5.57	1.06	28	0.54	30.40	7.80	6.49	0.84	0.47	20	3.38	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-018	3.05	4.57	1.52	5/1/2022	--	--	0.0747	195	16.0	8.2	6.17	19.95	2.95	109	1.10	145.00	34.90	30.00	2.86	1.18	55	7.94	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-018	4.57	6.1	1.52	5/1/2022	--	--	0.0653	146	19.2	10.7	6.44	22.30	3.95	75	1.54	114.50	25.80	25.00	3.28	1.54	87	10.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	173	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DPT-018	6.1	7.62	1.52	5/1/2022	--	--	0.0476	116	14.4	8.1	4.23	16.35	2.87	52	1.06	71.00	15.90	17.55	2.42	1.03	73	6.93	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-018	7.62	8.61	0.99	5/1/2022	--	--	0.0415	104	12.4	7.1	3.72	14.10	2.45	42	0.86	61.00	13.40	14.20	2.06	0.92	67	5.97	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-018	--	--	--	5/1/2022	Standard	Oreas 463	2.0962	6740	69.1	15.9	117.50	251.00	8.78	5060	0.70	3900.00	>1000	525.00	20.70	1.44	188	6.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-019	0	1.52	1.52	5/1/2022	--	--	0.0578	212	7.7	3.5	1.04	10.75	1.36	91	0.38	85.10	23.30	16.30	1.50	0.40	35	2.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-019	1.52	3.05	1.52	5/1/2022	--	--	0.0850	360	9.0	3.5	0.85	14.10	1.52	125	0.37	112.50	31.10	20.10	1.90	0.40	40	2.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-019	3.05	4.57	1.52	5/1/2022	--	--	0.0761	313	7.5	2.8	1.11	13.05	1.14	115	0.28	110.00	29.80	20.20	1.56	0.34	31	2.08	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-019	4.57	6.1	1.52	5/1/2022	--	--	0.0896	328	11.5	5.6	3.45	16.75	2.18	123	0.69	147.50	36.30	25.90	2.09	0.73	53	5.19	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-019	4.57	6.1	1.52	5/1/2022	Duplicate		0.0797	291	9.3	4.8	3.12	15.00	1.86	110	0.57	136.00	33.00	23.70	1.76	0.59	43	4.15	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-019	6.1	6.93	0.84	5/1/2022	--	--	0.0974	282	15.7	7.4	3.48	22.20	2.94	152	0.83	176.50	44.40	33.00	2.84	1.02	76	6.65	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-019	6.93	7.92	0.99	5/1/2022	--	--	0.0827	142	19.5	10.2	6.55	27.70	3.68	127	1.34	181.00	43.70	38.10	3.52	1.34	87	9.34	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-019	7.92	9.45	1.52	5/1/2022	--	--	0.0789	158	22.1	11.8	5.51	26.40	4.28	115	1.46	130.00	33.10	29.20	3.84	1.56	114	10.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-019	9.45	10.44	0.99	5/1/2022	--	--	0.0394	102	9.8	6.6	1.42	9.17	2.15	56	0.86	49.40	13.70	10.35	1.53	0.95	62	6.47	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-020	0	1.52	1.52	5/5/2022	--	--	0.0612	214	7.9	3.2	1.32	12.70	1.37	104	0.29	94.10	25.40	17.60	1.67	0.37	34	2.57	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-020	1.52	3.05	1.52	5/5/2022	--	--	0.0493	189	8.2	3.1	1.00	11.35	1.40	71	0.22	64.40	17.65	13.60	1.58	0.32	35	2.04	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-020	3.05	4.57	1.52	5/5/2022	--	--	0.0620	238	6.4	2.1	1.04	11.65	0.99	104	0.20	91.90	25.40	17.15	1.47	0.24	26	1.48	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-020	4.57	6.1	1.52	5/5/2022	--	--	0.0877	337	6.9	2.4	1.32	13.75	1.06	145	0.23	145.00	39.50	24.50	1.64	0.26	28	1.83	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-020	6.1	7.32	1.22	5/5/2022	--	--	0.1711	643	17.3	4.6	2.21	36.40	2.39	260	0.35	290.00	76.90	55.90	4.26	0.47	62	2.69	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-021	0	1.52	1.52	5/5/2022	--	--	0.0590	247	6.5	2.7	0.92	9.42	1.08	91	0.24	75.00	21.90	13.75	1.20	0.30	29	2.22	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-021	1.52	3.05	1.52	5/5/2022	--	--	0.0970	384	11.0	5.1	1.20	17.25	1.90	138	0.49	147.50	39.30	24.90	2.18	0.58	49	3.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-021	3.05	4.57	1.52	5/5/2022	--	--	0.0613	206	7.9	2.6	1.11	12.75	1.14	105	0.17	102.00	27.60	19.05	1.59	0.29	33	1.57	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-021	4.57	6.1	1.52	5/5/2022	--	--	0.0733	201	12.1	5.0	1.78	18.10	1.88	127	0.43	136.00	36.00	25.90	2.48	0.51	52	3.62	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-021	6.1	7.62	1.52	5/5/2022	--	--	0.0823	238	14.8	5.3	2.15	21.30	2.27	140	0.45	136.00	37.10	28.60	3.15	0.63	66	3.98	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-021	7.62	9.14	1.52	5/5/2022	--	--	0.0641	221	8.7	3.4	1.44	13.30	1.33	110	0.29	95.80	26.70	18.85	1.76	0.36	40	2.42	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-021	9.14	10.21	1.07	5/5/2022	--	--	0.0546	199	6.3	2.4	1.24	10.65	0.98	92	0.20	81.80	22.60	15.80	1.36	0.26	29	1.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-022	0	1.52	1.52	5/5/2022	--	--	0.0995	491	9.3	4.5	1.58	13.30	1.67	116	0.52	111.00	30.40	20.10	1.80	0.59	42	3.92	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-022	1.52	3.05	1.52	5/5/2022	--	--	0.1229	428	14.3	5.4	2.36	24.70	2.26	203	0.51	209.00	56.70	38.10	3.17	0.58	55	4.08	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-022	1.52	3.05	1.52	5/5/2022	Duplicate	--	0.1100	389	12.6	4.6	2.10	22.10	1.92	182	0.35	185.00	49.80	33.40	2.80	0.53	48	3.32	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-022	3.05	4.57	1.52	5/5/2022	--	--	0.0972	279	14.9	5.9	2.57	24.50	2.37	157	0.58	186.00	47.40	36.80	3.14	0.69	62	4.47	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-022	4.57	6.1	1.52	5/5/2022	--	--	0.0966	277	16.9	7.6	2.40	23.50	3.00	149	0.73	173.50	43.90	32.30	3.08	0.89	81	5.69	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-022	6.1	7.62	1.52	5/5/2022	--	--	0.0813	261	11.0	4.3	1.96	17.45	1.78	141	0.46	137.00	36.80	26.10	2.37	0.53	47	3.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-022	7.62	8.61	0.99	5/5/2022	--	--	0.0776	260	12.0	5.0	1.64	17.45	2.02	121	0.45	120.00	32.20	23.70	2.37	0.61	57	3.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-023	0	1.52	1.52	5/5/2022	--	--	0.0457	215	4.5	2.5	0.48	6.14	0.83	58	0.20	51.80	14.00	8.73	0.80	0.26	23	1.84	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-023	1.52	3.05	1.52	5/5/2022	--	--	0.1063	581	7.1	3.5	1.44	11.55	1.38	107	0.35	108.00	27.90	17.25	1.34	0.41	35	2.96	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	174	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DPT-023	3.05	4.57	1.52	5/5/2022	--	--	0.1254	499	15.6	7.3	2.82	21.70	2.78	174	0.84	183.50	49.80	32.20	2.97	0.98	69	5.82	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-023	4.57	6.1	1.52	5/5/2022	--	--	0.0617	190	8.6	4.3	2.22	12.00	1.61	117	0.55	100.50	29.10	17.75	1.77	0.58	36	3.52	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-023	6.1	7.62	1.52	5/5/2022	--	--	0.0526	105	12.1	6.2	3.61	15.25	2.39	86	0.81	101.50	26.10	19.95	2.35	0.84	58	5.65	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-023	7.62	9.14	1.52	5/5/2022	--	--	0.0473	90	17.7	10.1	4.92	19.35	3.50	47	1.28	73.20	17.10	17.95	3.22	1.44	83	8.76	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-023	--	--	--	5/5/2022	Standard	Oreas 460	0.5155	1765	18.7	5.8	23.00	46.20	2.74	1350	0.45	778.00	242.00	99.70	4.83	0.76	60	3.72	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-024	0	1.52	1.52	5/6/2022	--	--	0.0473	186	6.1	2.3	0.43	8.43	0.96	77	0.20	62.00	18.30	11.45	1.28	0.26	26	1.47	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-024	1.52	3.05	1.52	5/6/2022	--	--	0.0539	252	4.7	1.6	0.54	7.76	0.73	77	0.19	63.10	18.40	10.90	1.00	0.21	20	1.31	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-024	3.05	4.57	1.52	5/6/2022	--	--	0.0574	250	4.6	1.9	0.75	9.17	0.79	89	0.16	74.60	21.90	13.50	1.07	0.22	20	1.19	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-024	4.57	6.1	1.52	5/6/2022	--	--	0.0778	279	7.2	2.8	1.63	12.70	1.15	136	0.26	129.50	36.10	22.60	1.65	0.36	30	1.99	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-024	6.1	7.62	1.52	5/6/2022	--	--	0.0938	236	10.4	3.7	3.09	18.50	1.64	186	0.41	203.00	56.20	34.60	2.40	0.50	41	2.57	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-024	7.62	8.23	0.61	5/6/2022	--	--	0.0648	165	10.3	4.5	2.55	14.55	1.75	116	0.43	126.50	34.10	23.30	2.04	0.54	47	3.05	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-025	0.91	1.52	0.61	5/6/2022	--	--	0.0640	254	7.5	3.5	0.56	11.00	1.34	98	0.37	87.00	24.80	15.15	1.57	0.49	37	2.73	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-025	1.52	3.05	1.52	5/6/2022	--	--	0.1054	491	9.5	4.8	1.29	14.75	1.77	130	0.54	132.00	36.30	22.90	1.95	0.65	47	3.48	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-025	1.52	3.05	1.52	5/6/2022	Duplicate	--	0.1021	471	9.5	5.0	1.29	14.00	1.81	128	0.63	126.00	34.90	22.20	1.88	0.70	49	3.96	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-025	3.05	4.57	1.52	5/6/2022	--	--	0.0614	224	7.0	3.2	1.07	11.50	1.25	100	0.34	95.10	26.60	17.05	1.50	0.40	32	2.28	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-025	4.57	6.1	1.52	5/6/2022	--	--	0.1100	407	10.7	4.6	1.82	18.00	1.83	171	0.48	187.00	50.60	31.40	2.21	0.62	46	3.61	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-025	6.1	7.16	1.07	5/6/2022	--	--	0.0828	206	9.1	2.9	2.01	16.05	1.33	154	0.28	191.50	51.00	32.30	2.06	0.40	35	2.22	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-025	7.16	8.38	1.22	5/6/2022	--	--	0.0690	160	10.0	3.4	2.24	15.95	1.59	132	0.34	151.00	41.40	26.20	2.15	0.45	38	2.57	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-025	8.38	10.21	1.83	5/6/2022	--	--	0.0869	185	18.0	7.4	3.22	25.50	3.00	163	0.78	162.50	44.90	32.40	3.61	0.95	82	5.89	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-026	0	1.52	1.52	5/6/2022	--	--	0.0561	310	5.3	3.8	0.70	5.79	1.28	50	0.48	43.30	12.10	7.78	1.02	0.53	32	3.01	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-026	1.52	3.05	1.52	5/6/2022	--	--	0.0876	458	7.2	3.2	1.02	10.95	1.27	99	0.34	90.20	25.00	15.70	1.48	0.48	31	2.56	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-026	3.35	4.57	1.22	5/6/2022	--	--	0.0776	253	9.9	4.4	1.85	14.55	1.73	134	0.48	134.00	36.50	22.20	1.99	0.57	42	3.21	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-026	4.57	6.1	1.52	5/6/2022	--	--	0.1184	342	13.6	5.6	2.29	22.70	2.28	203	0.56	246.00	64.60	41.10	2.97	0.67	57	3.96	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-026	6.1	7.62	1.52	5/6/2022	--	--	0.0955	240	13.1	4.9	2.32	20.10	2.06	179	0.39	201.00	54.90	34.20	2.77	0.62	55	3.18	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-026	7.62	9.14	1.52	5/6/2022	--	--	0.0866	204	13.8	5.3	2.68	22.30	2.20	164	0.53	176.50	48.20	32.30	3.03	0.72	57	3.86	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-026	9.14	10.36	1.22	5/6/2022	--	--	0.0755	209	13.6	5.3	2.17	19.25	2.21	138	0.56	122.00	34.30	24.40	2.75	0.66	63	3.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-026	--	--	--	5/6/2022	Standard	Oreas 463	2.0575	6600	73.0	16.5	121.50	236.00	8.96	5090	0.84	3680.00	>1000	528.00	21.60	1.68	189	6.61	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-027	0	1.52	1.52	5/7/2022	--	--	0.0596	245	6.8	3.3	0.95	9.62	1.21	93	0.33	76.90	22.50	14.15	1.35	0.40	29	2.35	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-027	1.83	3.05	1.22	5/7/2022	--	--	0.0472	175	6.1	2.3	0.99	8.89	1.04	78	0.21	69.10	20.20	13.35	1.24	0.28	24	1.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-027	3.05	4.57	1.52	5/7/2022	--	--	0.0823	227	12.2	4.6	2.04	18.90	2.03	148	0.46	155.00	42.60	29.30	2.55	0.65	51	3.52	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-027	4.57	6.1	1.52	5/7/2022	--	--	0.1555	402	34.8	17.9	4.44	39.60	6.76	240	1.99	245.00	65.80	45.90	6.36	2.44	189	14.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-027	6.1	7.62	1.52	5/7/2022	--	--	0.1426	387	30.9	15.4	5.07	39.40	5.74	215	1.70	231.00	62.10	45.60	5.80	2.08	149	12.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-027	7.62	9.14	1.52	5/7/2022	--	--	0.1005	236	19.9	8.3	3.85	29.50	3.34	176	0.87	191.00	51.90	38.80	4.07	1.08	82	6.41	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	175	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DPT-027	7.62	9.14	1.52	5/7/2022	Duplicate	--	0.1020	252	19.1	7.9	3.87	29.90	3.20	176	0.81	190.50	51.20	39.50	3.91	1.02	82	5.95	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-028	0	1.52	1.52	5/7/2022	--	--	0.0539	162	8.1	4.0	1.40	11.25	1.53	92	0.44	92.50	25.20	16.40	1.56	0.50	38	3.13	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-028	1.52	3.05	1.52	5/7/2022	--	--	0.0704	103	15.2	6.8	4.69	18.05	2.58	154	0.85	156.00	45.00	30.60	2.88	0.96	52	5.88	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-028	3.35	4.88	1.52	5/7/2022	--	--	0.0438	60	17.3	10.4	3.22	16.65	3.56	47	1.50	76.90	16.80	19.30	2.85	1.52	81	10.75	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-028	4.88	6.1	1.22	5/7/2022	--	--	0.0391	53	12.5	6.9	2.39	14.75	2.58	56	0.93	69.80	15.70	16.00	2.08	1.04	69	6.38	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-028	6.1	7.62	1.52	5/7/2022	--	--	0.0627	89	25.4	15.6	3.98	25.60	5.41	55	2.46	97.50	19.60	25.00	4.21	2.50	139	17.05	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-028	7.62	8.23	0.61	5/7/2022	--	--	0.0568	65	22.2	13.8	4.13	24.70	4.85	50	2.08	89.40	18.35	22.30	3.93	2.20	139	13.35	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-029	0	1.52	1.52	5/7/2022	--	--	0.0553	179	9.0	3.7	0.95	11.90	1.58	92	0.37	87.00	23.60	16.70	1.72	0.50	40	2.86	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-029	1.52	3.05	1.52	5/7/2022	--	--	0.0462	141	8.4	3.9	1.07	9.33	1.57	74	0.47	70.40	19.30	13.25	1.48	0.55	44	3.36	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-029	3.05	4.57	1.52	5/7/2022	--	--	0.0609	200	9.5	4.5	0.94	12.20	1.77	94	0.43	96.00	25.60	17.30	1.79	0.56	49	3.06	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-029	4.57	6.1	1.52	5/7/2022	--	--	0.0771	243	13.4	7.4	1.97	16.95	2.71	112	0.76	120.50	31.10	21.40	2.49	1.02	74	5.36	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-029	6.1	7.62	1.52	5/7/2022	--	--	0.1117	365	16.9	8.9	3.22	21.90	3.40	167	1.15	186.50	47.10	32.20	3.15	1.22	84	7.14	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-029	7.62	8.53	0.91	5/7/2022	--	--	0.0850	256	13.0	6.5	2.10	18.80	2.50	138	0.72	146.50	37.70	26.80	2.52	0.89	65	4.95	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-029	--	--	--	5/7/2022	Blank	--	0.0038	10	0.8	0.3	0.32	1.28	0.15	6	0.01	6.30	1.53	1.34	0.14	0.05	5	0.19	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-030	0	1.22	1.22	5/7/2022	--	--	0.0577	199	8.1	3.4	1.27	11.45	1.45	92	0.37	89.80	24.70	17.10	1.68	0.45	37	2.24	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-030	1.52	3.05	1.52	5/7/2022	--	--	0.0802	222	15.0	7.3	2.24	20.30	2.92	123	0.87	136.00	35.20	26.20	2.77	1.00	80	6.06	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-030	3.05	4.57	1.52	5/7/2022	--	--	0.1568	389	32.3	18.0	3.92	44.00	6.38	240	2.03	274.00	70.40	52.90	6.04	2.43	173	14.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-030	4.57	5.79	1.22	5/7/2022	--	--	0.0854	242	15.8	7.8	1.85	21.00	3.03	133	1.02	141.50	36.00	26.40	3.05	1.12	84	6.76	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-030	6.1	7.62	1.52	5/7/2022	--	--	0.1066	367	16.0	8.9	2.75	19.80	3.19	151	1.20	168.50	43.20	29.40	2.75	1.28	82	8.12	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-030	7.62	8.53	0.91	5/7/2022	--	--	0.1164	407	18.1	11.7	3.69	21.20	3.94	153	1.58	179.00	43.70	30.00	3.09	1.70	100	10.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-030	7.62	8.53	0.91	5/7/2022	Duplicate	--	0.1081	402	16.1	10.7	3.10	18.10	3.61	134	1.37	156.00	38.40	26.50	2.70	1.60	94	9.61	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-031	0	1.52	1.52	5/7/2022	--	--	0.0555	203	7.2	2.9	0.89	11.15	1.20	88	0.28	82.50	22.40	15.45	1.48	0.37	34	2.05	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-031	1.52	3.05	1.52	5/7/2022	--	--	0.0497	204	5.8	2.0	0.78	8.75	0.95	72	0.19	69.30	18.35	13.00	1.20	0.27	25	1.27	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-031	3.05	4.57	1.52	5/7/2022	--	--	0.0759	252	14.1	5.4	1.31	17.10	2.45	113	0.42	113.00	30.00	22.00	2.61	0.60	67	2.78	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-031	4.57	6.1	1.52	5/7/2022	--	--	0.0821	211	14.9	5.7	2.28	21.40	2.51	145	0.49	150.50	39.10	29.30	3.16	0.63	68	3.75	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-031	6.1	7.62	1.52	5/7/2022	--	--	0.0849	230	14.5	5.3	2.75	21.80	2.44	153	0.49	150.00	40.10	28.80	3.11	0.64	65	3.96	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-031	7.62	9.14	1.52	5/7/2022	--	--	0.0646	157	13.5	4.9	2.22	17.30	2.27	116	0.43	113.50	29.60	23.00	2.59	0.59	62	3.51	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-031	9.14	10.36	1.22	5/7/2022	--	--	0.0523	144	11.1	4.2	1.28	13.05	1.94	87	0.41	78.70	21.80	16.60	2.05	0.52	58	2.90	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-032	0	1.22	1.22	5/8/2022	--	--	0.0205	71	4.8	2.7	1.28	5.11	0.97	23	0.47	28.00	6.66	6.13	0.87	0.47	20	3.17	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-032	1.52	3.05	1.52	5/8/2022	--	--	0.0628	175	14.2	7.2	4.83	17.40	2.61	90	0.95	107.50	26.60	22.80	2.71	1.02	54	6.52	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-032	3.05	4.57	1.52	5/8/2022	--	--	0.0733	119	28.1	14.9	7.12	30.90	5.64	71	1.83	118.00	24.70	28.40	4.97	2.12	149	11.90	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-032	4.57	6.1	1.52	5/8/2022	--	--	0.0602	125	20.2	11.5	5.38	21.80	4.26	58	1.40	86.20	18.60	19.75	3.20	1.55	121	8.76	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-032	6.1	7.62	1.52	5/8/2022	--	--	0.0520	132	16.1	9.1	4.57	17.15	3.21	53	1.09	73.90	16.50	16.75	2.63	1.21	85	6.94	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	176	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DPT-032	7.62	9.14	1.52	5/8/2022	--	--	0.0475	112	15.0	8.2	4.34	16.00	3.12	49	1.01	66.10	15.00	15.30	2.52	1.10	85	6.85	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-032	9.14	10.36	1.22	5/8/2022	--	--	0.0469	111	14.1	7.4	4.43	15.85	2.80	50	0.88	70.00	15.75	15.55	2.42	1.08	78	6.03	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-032	--	--	--	5/8/2022	Standard	Oreas 460	0.5416	1850	20.4	6.1	23.50	50.30	3.03	1380	0.46	856.00	249.00	110.50	5.06	0.67	65	3.28	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-033	0	1.52	1.52	5/8/2022	--	--	0.0718	274	8.8	3.6	1.42	13.45	1.43	111	0.42	106.50	28.60	18.90	1.88	0.49	38	3.02	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-033	1.52	3.05	1.52	5/8/2022	--	--	0.0749	284	7.8	3.2	0.92	13.05	1.29	123	0.35	113.00	31.10	19.95	1.63	0.38	36	2.29	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-033	3.05	4.57	1.52	5/8/2022	--	--	0.0677	234	9.1	2.9	1.03	14.80	1.46	112	0.28	112.00	29.10	21.10	1.97	0.33	35	1.97	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-033	4.57	6.1	1.52	5/8/2022	--	--	0.0911	276	12.8	5.7	1.77	19.70	2.22	154	0.62	161.00	44.10	29.80	2.49	0.69	59	4.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-033	4.57	6.1	1.52	5/8/2022	Duplicate	--	0.0731	219	9.7	3.4	1.64	17.45	1.56	123	0.43	137.50	34.90	24.90	2.14	0.46	43	2.86	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-033	6.1	7.62	1.52	5/8/2022	--	--	0.0907	247	12.4	4.4	3.18	21.90	1.92	167	0.45	179.00	45.60	33.20	2.67	0.59	50	3.34	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-033	7.62	9.14	1.52	5/8/2022	--	--	0.0870	272	11.7	4.7	3.15	20.50	1.86	148	0.50	153.50	38.70	28.80	2.54	0.60	51	4.03	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-033	9.14	10.36	1.22	5/8/2022	--	--	0.0689	203	12.0	5.8	1.87	16.15	2.09	111	0.66	112.00	28.80	21.70	2.32	0.84	61	5.32	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-034	0	1.22	1.22	5/8/2022	--	--	0.0487	190	6.0	2.2	0.76	9.75	1.00	70	0.22	71.00	18.85	14.20	1.22	0.29	27	1.69	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-034	1.83	3.05	1.22	5/8/2022	--	--	0.0495	183	6.8	3.2	0.79	10.05	1.18	72	0.28	73.00	19.30	13.55	1.41	0.41	34	2.53	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-034	3.05	4.57	1.52	5/8/2022	--	--	0.0644	215	8.6	3.8	1.34	12.55	1.50	106	0.41	105.00	28.40	18.55	1.74	0.49	41	3.03	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-034	4.57	6.1	1.52	5/8/2022	--	--	0.1477	436	25.2	13.7	4.57	33.40	5.00	220	1.81	255.00	62.50	44.90	4.54	1.93	133	12.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-034	6.1	7.16	1.07	5/8/2022	--	--	0.1274	442	21.5	11.1	3.84	26.70	4.07	170	1.39	190.00	47.20	34.50	3.92	1.56	114	9.82	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-035	0	1.52	1.52	5/8/2022	--	--	0.0239	104	3.4	1.7	0.52	3.67	0.56	30	0.20	26.50	7.18	5.09	0.62	0.21	19	1.46	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-035	1.52	3.05	1.52	5/8/2022	--	--	0.0347	110	7.6	3.7	0.82	6.94	1.39	45	0.30	46.70	11.75	9.15	1.23	0.46	45	2.56	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-035	3.05	4.57	1.52	5/8/2022	--	--	0.0562	156	6.9	2.7	1.74	11.70	1.08	103	0.31	113.50	29.20	19.95	1.40	0.34	29	2.18	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-035	4.57	6.1	1.52	5/8/2022	--	--	0.0726	181	11.8	5.3	2.57	20.10	2.02	129	0.55	138.50	35.20	28.80	2.46	0.73	55	4.52	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-035	6.1	7.32	1.22	5/8/2022	--	--	0.0696	190	14.3	6.1	2.14	19.25	2.49	114	0.72	108.50	28.60	22.30	2.78	0.81	73	5.16	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-035	--	--	--	5/8/2022	Blank	--	0.0040	10	0.9	0.3	0.30	1.20	0.15	6	0.03	6.90	1.52	1.20	0.17	0.05	5	0.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-036	0	1.52	1.52	5/8/2022	--	--	0.0627	232	9.7	4.9	1.02	11.90	1.72	87	0.53	89.30	23.20	15.40	1.80	0.64	49	3.76	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-036	1.52	3.05	1.52	5/8/2022	--	--	0.0544	205	8.1	3.4	1.15	10.40	1.45	76	0.35	80.80	20.40	14.00	1.44	0.49	36	3.25	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-036	3.05	4.57	1.52	5/8/2022	--	--	0.0734	230	8.8	3.8	1.71	14.90	1.40	122	0.46	139.50	35.40	23.80	1.84	0.50	38	2.99	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-036	4.57	6.1	1.52	5/8/2022	--	--	0.1134	179	19.8	9.6	4.37	32.30	3.40	210	1.23	278.00	68.00	49.80	4.09	1.32	95	8.49	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-036	6.1	7.62	1.52	5/8/2022	--	--	0.0814	184	16.6	7.6	2.63	23.80	2.81	139	0.98	149.00	37.00	29.90	3.19	1.10	86	6.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-036	6.1	7.62	1.52	5/8/2022	Duplicate	--	0.0830	183	17.5	8.1	2.76	24.30	3.06	143	1.07	151.50	38.50	29.70	3.40	1.12	89	7.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-036	7.62	8.46	0.84	5/8/2022	--	--	0.0351	66	12.4	7.6	1.07	9.42	2.76	39	0.84	37.30	9.96	9.07	1.85	1.06	89	6.26	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-037	0	1.52	1.52	5/8/2022	--	--	0.0420	165	5.8	2.7	0.64	7.45	1.07	60	0.31	56.80	15.05	9.84	1.11	0.36	29	2.28	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-037	1.52	3.05	1.52	5/8/2022	--	--	0.0510	211	5.6	1.9	0.71	8.44	0.83	78	0.23	71.10	19.10	12.10	1.13	0.26	23	1.68	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-037	3.05	4.57	1.52	5/8/2022	--	--	0.0468	151	6.2	2.8	0.91	9.90	1.06	80	0.30	77.30	20.90	14.00	1.33	0.34	30	1.98	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-037	4.57	6.1	1.52	5/8/2022	--	--	0.0581	136	11.9	5.4	1.67	15.80	2.00	99	0.67	107.00	26.60	20.80	2.12	0.71	59	5.07	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	177	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DPT-037	6.1	7.62	1.52	5/8/2022	--	--	0.0463	75	15.1	8.5	1.54	15.95	2.94	63	1.14	70.20	17.25	16.45	2.54	1.22	90	7.96	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-037	7.62	8.38	0.76	5/8/2022	--	--	0.0478	123	12.7	6.2	1.14	13.90	2.16	68	0.78	63.80	16.95	13.85	2.25	0.87	73	5.19	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-038	0.76	1.52	0.76	5/8/2022	--	--	0.1114	605	8.4	4.2	1.61	11.25	1.60	105	0.53	123.50	30.80	19.05	1.60	0.55	33	3.75	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-038	1.52	3.05	1.52	5/8/2022	--	--	0.2440	593	34.7	15.2	6.69	53.10	5.84	408	1.70	569.00	135.50	95.60	6.61	1.99	138	12.75	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-038	3.05	4.57	1.52	5/8/2022	--	--	0.0852	139	15.0	5.7	2.24	21.10	2.43	179	0.67	203.00	54.80	34.30	2.96	0.84	59	5.26	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-038	4.57	6.1	1.52	5/8/2022	--	--	0.1322	221	28.3	13.5	4.00	40.30	5.05	229	1.73	294.00	70.30	56.20	5.25	1.94	139	11.45	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-038	6.1	7.01	0.91	5/8/2022	--	--	0.1859	488	52.1	34.4	4.40	48.70	11.15	193	5.09	219.00	53.50	44.10	8.25	5.14	361	34.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-038	7.01	8.31	1.3	5/8/2022	--	--	0.0670	117	20.9	14.7	1.37	16.45	4.64	85	2.17	81.70	20.70	15.55	3.01	2.02	161	14.45	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-038	8.31	9.98	1.68	5/8/2022	--	--	0.1161	303	23.5	18.1	4.16	24.50	6.08	149	3.10	161.50	38.30	29.70	3.64	2.99	192	19.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-038	9.98	11.66	1.68	5/8/2022	--	--	0.0420	122	7.1	4.9	1.19	7.56	1.77	63	0.77	62.30	15.50	11.10	1.20	0.77	52	4.83	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-038	11.66	13.41	1.75	5/8/2022	--	--	0.0216	58	4.6	3.4	0.58	4.53	1.13	30	0.56	27.20	6.78	5.75	0.79	0.55	35	3.44	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-038	--	--	--	5/8/2022	Standard	Oreas 463	2.1237	6750	72.7	16.3	117.00	247.00	8.83	5080	0.89	4050.00	>1000	570.00	20.60	1.51	198	7.33	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-039	0	1.52	1.52	7/6/2022	--	--	0.0264	74	6.5	3.6	2.25	7.51	1.25	37	0.60	42.50	10.65	9.73	1.07	0.52	23	4.06	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-039	1.52	3.05	1.52	7/6/2022	--	--	0.0300	125	11.4	6.2	2.47	8.60	2.08	13	1.00	29.30	5.92	9.77	1.67	0.99	30	6.66	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-039	3.05	4.57	1.52	7/6/2022	--	--	0.0636	147	17.7	9.4	6.12	18.45	3.12	85	1.44	134.00	30.00	28.70	2.96	1.46	46	10.00	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-039	4.57	6.1	1.52	7/6/2022	--	--	0.1207	152	55.3	29.2	13.50	64.80	10.55	135	3.19	196.00	40.30	47.90	9.04	3.87	235	21.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-039	6.1	7.62	1.52	7/6/2022	--	--	0.1310	154	56.2	32.6	10.35	57.80	12.50	85	3.00	129.00	25.60	34.00	8.99	3.73	454	19.15	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-039	7.62	9.14	1.52	7/6/2022	--	--	0.1179	155	40.2	23.5	8.72	40.40	8.93	87	2.26	128.50	26.70	31.40	6.48	2.77	401	15.00	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-039	9.14	10.67	1.52	7/6/2022	--	--	0.0591	142	17.8	10.0	5.07	19.40	3.60	65	1.29	86.30	19.30	19.35	2.91	1.41	98	8.38	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-039	10.67	12.19	1.52	7/6/2022	--	--	0.0557	134	17.1	9.3	4.89	18.15	3.38	60	1.14	84.10	18.30	19.75	2.84	1.22	88	7.99	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-039	12.19	13.41	1.22	7/6/2022	--	--	0.0480	117	15.1	7.8	4.23	14.95	2.92	51	1.01	73.40	15.70	16.35	2.30	1.07	76	6.85	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-039	--	--	--	7/6/2022	Standard	--	0.5507	1900	20.6	6.0	22.90	50.20	2.86	1405	0.51	859.00	249.00	112.50	5.01	0.73	63	4.01	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-040	0	1.52	1.52	7/6/2022	--	--	0.0330	96	7.0	3.2	2.70	8.34	1.25	50	0.44	58.20	14.25	12.50	1.26	0.46	22	3.08	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-040	1.52	3.05	1.52	7/6/2022	--	--	0.0245	101	4.3	2.3	1.26	3.94	0.74	33	0.42	30.90	8.29	6.56	0.67	0.38	13	2.67	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-040	3.05	4.57	1.52	7/6/2022	--	--	0.0455	137	12.2	6.8	3.62	12.75	2.25	47	0.98	70.50	15.30	15.10	1.92	0.94	53	6.44	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-040	3.05	4.57	1.52	7/6/2022	--	--	0.0459	139	12.1	6.7	3.85	13.35	2.26	47	0.93	68.00	15.35	15.65	1.99	1.00	55	6.26	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-040	4.57	6.1	1.52	7/6/2022	--	--	0.0488	115	14.9	8.6	4.43	16.05	2.84	51	0.95	73.90	15.90	16.95	2.38	1.15	80	7.36	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-040	6.1	7.62	1.52	7/6/2022	--	--	0.0489	128	13.9	7.7	3.90	14.65	2.76	54	1.02	73.30	16.35	17.20	2.11	1.09	70	6.84	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-040	7.62	9.14	1.52	7/6/2022	--	--	0.0504	112	16.1	8.7	4.66	17.70	3.21	52	1.04	75.10	16.20	18.15	2.68	1.17	89	7.13	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-040	9.14	10.06	0.91	7/6/2022	--	--	0.0482	119	14.9	7.9	4.30	16.10	2.99	49	1.01	72.10	15.50	17.15	2.48	1.16	76	6.81	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-041	0	1.52	1.52	7/6/2022	--	--	0.0569	199	9.1	4.5	1.63	11.35	1.58	85	0.55	86.10	21.90	16.95	1.62	0.63	40	4.11	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-041	1.52	3.05	1.52	7/6/2022	--	--	0.0713	238	11.2	4.7	1.55	15.60	1.86	111	0.56	114.50	29.80	23.30	2.13	0.67	47	3.85	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-041	3.05	4.57	1.52	7/6/2022	--	--	0.0681	149	19.1	9.5	5.35	22.90	3.50	97	1.20	111.50	26.20	26.60	3.32	1.34	92	8.01	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	178	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DPT-041	4.57	6.1	1.52	7/6/2022	--	--	0.0691	168	21.3	11.8	5.60	23.50	3.63	80	1.42	111.50	24.20	24.40	3.21	1.48	95	10.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-041	6.1	6.86	0.76	7/6/2022	--	--	0.0644	148	22.0	11.3	6.27	23.60	4.04	64	1.46	93.40	21.10	22.30	3.46	1.45	110	9.85	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-042	0	1.52	1.52	7/6/2022	--	--	0.0381	156	4.7	2.0	0.90	7.10	0.76	53	0.23	53.90	14.05	9.79	0.90	0.34	19	2.14	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-042	1.52	3.05	1.52	7/6/2022	--	--	0.0430	176	5.2	2.1	0.93	8.68	0.86	61	0.25	61.10	15.60	11.15	1.00	0.30	20	2.00	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-042	3.05	4.57	1.52	7/6/2022	--	--	0.0705	206	11.4	5.2	2.70	18.10	1.78	119	0.49	122.50	31.10	24.00	2.25	0.60	50	3.94	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-042	4.57	6.1	1.52	7/6/2022	--	--	0.0861	212	18.8	7.9	3.31	24.50	2.88	149	0.79	149.00	37.60	30.40	3.44	1.00	84	6.22	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-042	6.1	7.62	1.52	7/6/2022	--	--	0.0810	228	16.0	6.4	2.51	21.90	2.50	139	0.63	128.00	33.70	25.60	3.07	0.74	75	4.77	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-043	0	1.52	1.52	7/7/2022	--	--	0.0558	197	8.4	3.7	0.71	11.25	1.26	86	0.43	87.00	22.00	15.55	1.55	0.47	37	2.78	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-043	1.52	3.05	1.52	7/7/2022	--	--	0.0552	198	8.3	3.1	0.86	11.55	1.26	85	0.28	84.20	21.40	15.95	1.54	0.38	35	2.41	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-043	3.05	4.57	1.52	7/7/2022	--	--	0.0814	220	15.7	6.3	2.25	21.20	2.44	140	0.53	144.00	37.00	27.40	2.76	0.76	66	4.82	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-043	4.57	6.1	1.52	7/7/2022	--	--	0.0695	182	14.5	6.0	2.40	18.45	2.28	121	0.52	116.50	31.00	23.60	2.49	0.72	65	4.04	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-043	4.57	6.1	1.52	7/7/2022	--	--	0.0717	195	13.7	5.8	2.21	19.40	2.16	122	0.54	122.00	31.80	23.10	2.45	0.66	64	4.27	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-043	6.1	6.86	0.76	7/7/2022	--	--	0.0615	181	13.2	4.8	1.59	17.10	1.85	99	0.50	94.80	24.80	18.70	2.53	0.58	58	3.26	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-044	0	1.52	1.52	7/7/2022	--	--	0.0684	202	11.9	5.3	1.45	16.85	1.86	118	0.48	113.00	29.80	21.70	1.98	0.60	53	4.17	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-044	1.52	3.05	1.52	7/7/2022	--	--	0.1087	231	27.1	12.9	3.78	35.70	4.78	184	1.42	189.50	46.50	39.20	4.64	1.68	127	11.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-044	3.05	3.96	0.91	7/7/2022	--	--	0.0648	204	12.2	6.4	1.52	14.20	2.22	99	0.50	100.50	25.20	16.40	2.15	0.70	59	5.02	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-045	0	1.52	1.52	7/7/2022	--	--	0.0378	123	6.1	2.8	0.93	8.80	1.06	59	0.27	57.80	14.95	11.20	1.20	0.35	32	2.33	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-045	1.52	3.05	1.52	7/7/2022	--	--	0.0593	173	11.0	4.9	1.53	14.40	1.85	97	0.52	97.70	25.00	17.60	1.81	0.70	53	4.28	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-045	3.05	3.66	0.61	7/7/2022	--	--	0.0520	174	8.9	4.5	0.78	11.00	1.42	77	0.45	78.20	19.90	14.25	1.49	0.52	46	3.23	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-045	3.66	4.57	0.91	7/7/2022	--	--	0.0600	191	12.9	4.5	0.75	15.95	1.88	86	0.33	86.40	22.20	17.35	2.28	0.56	62	3.22	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-045	5.18	6.1	0.91	7/7/2022	--	--	0.0505	145	13.4	7.2	0.87	12.60	2.44	66	0.64	66.30	17.35	13.45	2.18	0.85	74	5.29	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-046	0	1.98	1.98	7/8/2022	--	--	0.0817	272	15.2	7.3	1.26	17.75	2.61	121	0.77	124.00	31.60	20.80	2.54	0.95	70	6.17	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-046	1.98	3.05	1.07	7/8/2022	--	--	0.0802	167	24.6	12.0	2.76	28.40	4.23	118	1.36	122.00	31.90	28.80	4.49	1.60	121	10.05	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-046	3.05	4.57	1.52	7/8/2022	--	--	0.0861	198	24.9	12.9	2.63	29.10	4.52	129	1.40	123.00	31.60	27.30	4.55	1.72	128	10.15	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-046	4.57	5.49	0.91	7/8/2022	--	--	0.0737	233	13.9	6.4	1.55	18.10	2.41	118	0.67	104.00	27.50	19.75	2.45	0.84	72	4.76	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-046	5.49	6.4	0.91	7/8/2022	--	--	0.0354	99	9.6	4.4	1.01	9.39	1.55	53	0.32	46.10	12.10	9.41	1.54	0.52	49	3.12	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-047	0	1.52	1.52	7/9/2022	--	--	0.0546	156	8.5	3.2	1.55	14.55	1.34	95	0.37	100.50	25.20	17.95	1.72	0.45	36	2.48	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-047	1.52	3.05	1.52	7/9/2022	--	--	0.0972	172	25.8	12.5	3.35	30.70	4.53	163	1.28	182.50	44.60	36.30	4.07	1.66	130	9.78	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-047	3.05	4.57	1.52	7/9/2022	--	--	0.0655	161	16.2	8.2	1.94	21.20	2.95	103	0.96	97.20	25.20	19.95	2.93	1.10	86	7.33	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-047	4.57	6.1	1.52	7/9/2022	--	--	0.0468	157	7.1	3.3	1.06	10.50	1.21	78	0.33	69.90	18.00	12.00	1.33	0.45	35	2.58	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-047	4.57	6.1	1.52	7/9/2022	Duplicate	--	0.0481	160	7.6	3.4	1.14	10.20	1.23	80	0.34	69.90	18.95	12.85	1.36	0.43	39	2.61	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-047	6.1	6.86	0.76	7/9/2022	--	--	0.0473	161	6.7	2.6	1.17	9.84	1.03	81	0.29	71.10	18.70	13.65	1.32	0.36	32	2.04	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-048	0	1.52	1.52	7/9/2022	--	--	0.0542	198	8.3	3.9	0.89	10.00	1.50	82	0.45	74.40	19.20	13.15	1.40	0.49	44	2.89	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	179	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DPT-048	1.52	3.05	1.52	7/9/2022	--	--	0.0701	179	7.8	3.2	1.59	12.80	1.24	128	0.39	159.50	39.50	25.10	1.48	0.39	35	2.66	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-048	3.05	4.57	1.52	7/9/2022	--	--	0.1061	175	17.8	9.8	3.49	25.70	3.11	178	1.22	268.00	62.60	45.90	3.19	1.36	96	8.99	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-048	4.57	5.18	0.61	7/9/2022	--	--	0.0778	143	22.5	11.6	2.51	25.90	4.03	111	1.44	127.50	31.40	28.40	3.78	1.61	130	10.85	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-049	0	1.52	1.52	7/9/2022	--	--	0.0386	114	12.4	5.3	0.56	7.22	2.11	45	0.41	40.60	10.75	8.42	1.51	0.59	72	3.43	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-049	1.52	3.05	1.52	7/9/2022	--	--	0.0519	137	11.9	4.0	1.01	11.90	1.82	83	0.30	88.20	22.90	14.45	1.86	0.46	58	2.76	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-049	3.05	4.57	1.52	7/9/2022	--	--	0.0993	179	13.8	5.5	2.59	22.70	2.27	198	0.63	249.00	61.90	40.10	2.69	0.82	61	5.43	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-049	4.57	6.1	1.52	7/9/2022	--	--	0.1239	219	32.6	17.5	3.64	41.70	5.86	191	2.01	229.00	56.90	45.10	5.92	2.40	179	15.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-049	6.1	7.62	1.52	7/9/2022	--	--	0.0992	160	36.6	22.0	2.66	31.30	7.43	111	2.87	112.00	28.10	23.40	5.35	3.04	263	19.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-049	7.62	8.53	0.91	7/9/2022	--	--	0.0509	158	9.5	4.6	0.82	11.25	1.61	75	0.58	72.20	18.90	13.10	1.69	0.62	58	4.21	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-049	--	--	--	7/9/2022	Standard	--	2.1205	6950	76.7	17.3	120.50	255.00	8.84	5400	0.83	4060.00	>1000	550.00	20.50	1.58	206	8.01	6660	69	15	110	225	9	5170	1	3990	1095	556	20	1	185	6
22-DPT-050	0	1.52	1.52	10/18/2022	--	--	0.1079	345	20.5	8.8	1.72	25.10	3.60	144	0.77	175.50	43.30	33.20	3.87	1.15	103	6.11	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-050	1.52	3.05	1.52	10/18/2022	--	--	0.1470	452	28.6	13.7	2.57	33.20	5.40	196	1.58	239.00	59.00	45.10	5.03	1.94	151	11.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-050	3.05	4.57	1.52	10/18/2022	--	--	0.1159	344	24.7	11.9	2.18	29.20	4.60	151	1.43	182.50	45.40	36.60	4.29	1.80	131	11.00	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-050	3.05	4.57	1.52	10/18/2022	Duplicate	--	0.1199	354	25.4	12.6	2.28	28.80	4.88	156	1.49	190.50	46.60	36.60	4.44	1.83	139	11.10	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-050	4.57	6.1	1.52	10/18/2022	--	--	0.0612	188	11.9	6.1	1.22	13.45	2.29	84	0.68	96.10	24.50	18.45	2.05	0.89	64	5.32	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-050	6.1	7.62	1.52	10/18/2022	--	--	0.0262	67	7.6	5.0	0.76	5.51	1.69	32	0.64	33.00	8.66	6.41	1.08	0.78	46	4.77	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-050	7.62	8.38	0.76	10/18/2022	--	--	0.0212	48	6.5	4.4	0.57	4.32	1.58	25	0.53	22.30	5.92	4.31	0.87	0.66	49	3.89	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-051	0	1.52	1.52	10/18/2022	--	--	0.0791	307	12.3	6.4	1.37	14.20	2.33	95	0.77	111.00	27.30	19.70	2.09	0.94	66	5.82	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-051	1.52	3.05	1.52	10/18/2022	--	--	0.0908	233	19.2	10.1	2.47	21.20	3.77	132	1.38	162.00	40.30	29.20	3.21	1.60	100	10.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-051	3.05	4.57	1.52	10/18/2022	--	--	0.1329	429	22.4	12.4	2.80	27.10	4.50	188	1.55	213.00	53.70	36.30	3.80	1.89	121	10.95	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-051	4.57	7.16	2.59	10/18/2022	--	--	0.0784	232	15.5	8.8	2.04	17.75	3.18	108	1.15	123.00	30.30	22.50	2.66	1.33	88	8.27	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-052	0	1.52	1.52	10/18/2022	--	--	0.1248	455	17.5	8.9	2.17	23.00	3.20	168	1.14	198.00	50.00	33.40	3.15	1.30	88	7.73	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-052	1.52	3.05	1.52	10/18/2022	--	--	0.1555	494	19.6	10.4	4.21	29.50	3.72	230	1.41	302.00	73.20	48.90	3.79	1.52	91	9.64	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-052	3.05	4.57	1.52	10/18/2022	--	--	0.1582	489	23.2	13.6	4.24	32.50	4.74	233	1.96	283.00	67.60	46.00	4.21	2.07	126	12.90	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-052	4.57	6.55	1.98	10/18/2022	--	--	0.1371	425	21.6	12.6	4.19	28.10	4.39	202	1.56	243.00	58.90	41.20	3.79	1.59	106	11.00	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-052	--	--	--	10/18/2022	Standard	Oreas 460	0.5234	1750	19.8	5.9	23.40	50.30	2.87	1345	0.47	847.00	247.00	105.50	4.82	0.71	62	3.66	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-053	0	1.52	1.52	10/18/2022	--	--	0.0798	399	9.3	5.8	1.37	10.60	1.82	73	0.87	80.40	20.40	14.95	1.48	0.95	52	5.59	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-053	1.52	4.11	2.59	10/18/2022	--	--	0.0834	249	12.3	4.3	1.67	18.00	1.90	143	0.59	154.50	39.70	28.50	2.51	0.65	50	3.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-054	0	1.52	1.52	10/18/2022	--	--	0.0451	174	6.9	2.8	0.84	7.45	1.11	65	0.37	63.40	16.50	11.75	1.14	0.35	30	2.54	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-054	1.52	3.35	1.83	10/18/2022	--	--	0.0494	148	8.1	3.1	1.52	11.00	1.23	86	0.35	87.10	22.80	16.50	1.55	0.36	30	2.47	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-055	0	1.52	1.52	10/18/2022	--	--	0.0424	171	5.3	2.5	1.06	6.48	0.89	63	0.30	59.20	15.75	11.05	0.93	0.31	22	1.96	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-055	1.52	3.05	1.52	10/18/2022	--	--	0.0328	129	4.1	1.6	0.96	5.74	0.64	50	0.17	47.80	12.40	8.49	0.75	0.20	17	1.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-055	3.05	4.57	1.52	10/18/2022	--	--	0.1299	388	18.8	7.4	2.38	28.80	3.02	206	1.04	251.00	60.60	45.80	3.69	0.97	81	6.19	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	180	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DPT-055	3.05	4.57	1.52	10/18/2022	Duplicate	--	0.1226	367	18.4	7.9	2.44	27.80	2.89	193	0.93	226.00	57.20	44.60	3.68	1.02	83	6.46	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-055	4.57	6.1	1.52	10/18/2022	--	--	0.1124	289	22.4	10.7	2.50	31.10	3.80	177	1.34	203.00	48.70	41.90	4.26	1.41	109	8.61	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-055	6.1	8.08	1.98	10/18/2022	--	--	0.1601	485	21.8	11.6	1.76	30.60	4.00	257	1.70	283.00	73.50	49.20	3.96	1.74	124	11.10	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-056	0	1.52	1.52	10/19/2022	--	--	0.0256	95	5.9	3.5	1.61	6.26	1.11	26	0.57	32.70	7.89	7.37	1.01	0.49	24	3.75	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-056	1.52	3.05	1.52	10/19/2022	--	--	0.0212	92	5.0	3.1	1.63	4.82	0.90	17	0.54	22.30	5.08	5.68	0.78	0.52	18	3.29	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-056	3.05	4.57	1.52	10/19/2022	--	--	0.0336	136	7.2	4.0	2.34	6.97	1.23	35	0.70	43.30	10.20	10.40	1.15	0.57	22	4.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-056	4.57	6.1	1.52	10/19/2022	--	--	0.0585	149	12.8	6.0	5.13	14.65	2.06	94	1.10	112.50	27.00	23.10	2.25	0.93	42	6.56	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-056	6.1	7.62	1.52	10/19/2022	--	--	0.0719	132	23.5	11.5	7.87	27.30	4.26	96	1.66	127.50	27.30	27.90	3.82	1.65	106	10.25	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-056	7.62	9.14	1.52	10/19/2022	--	--	0.0662	127	24.5	13.1	6.97	27.50	4.75	63	1.72	89.20	18.15	21.90	3.97	1.74	143	9.82	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-056	9.14	10.67	1.52	10/19/2022	--	--	0.0498	122	15.9	8.4	4.86	17.70	3.07	51	1.10	66.50	14.40	15.60	2.69	1.12	88	7.69	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-056	10.67	12.19	1.52	10/19/2022	--	--	0.0508	137	13.9	7.4	4.46	15.40	2.56	64	1.03	73.90	17.05	15.70	2.24	0.95	68	6.29	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-056	12.19	13.72	1.52	10/19/2022	--	--	0.0519	123	16.9	8.3	5.27	17.85	3.08	56	1.08	73.10	16.25	18.45	2.71	1.10	87	7.26	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-056	13.72	15.24	1.52	10/19/2022	--	--	0.0478	114	14.2	6.7	4.77	16.25	2.42	59	0.92	77.00	16.40	16.35	2.32	0.96	67	6.08	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-056	15.24	16.15	0.91	10/19/2022	--	--	0.0440	123	14.5	7.7	4.00	15.55	2.66	40	1.11	55.70	11.80	13.90	2.36	0.95	71	7.03	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-056	--	--	--	10/19/2022	Standard	Oreas 463	2.1253	6710	75.9	15.8	126.00	258.00	8.72	5190	0.94	3970.00	>1000	572.00	21.10	1.52	197	6.93	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-057	0	1.52	1.52	10/19/2022	--	--	0.0569	216	8.8	3.7	1.16	11.85	1.34	81	0.50	76.70	19.90	15.40	1.61	0.48	41	3.07	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-057	1.52	3.05	1.52	10/19/2022	--	--	0.0532	200	7.2	2.8	0.82	10.45	1.09	85	0.28	74.20	20.40	14.85	1.47	0.32	32	2.05	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-057	3.05	4.57	1.52	10/19/2022	--	--	0.0758	244	18.8	7.5	0.99	18.05	3.02	103	0.71	93.50	25.30	20.60	3.10	0.90	96	5.01	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-057	4.57	6.1	1.52	10/19/2022	--	--	0.0813	290	11.7	4.8	1.33	15.45	1.88	130	0.56	118.50	31.30	21.80	2.11	0.60	57	3.86	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-057	6.1	7.62	1.52	10/19/2022	--	--	0.1457	524	11.9	4.4	2.17	24.00	1.68	259	0.46	253.00	65.20	40.90	2.71	0.57	48	3.64	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-057	6.1	7.62	1.52	10/19/2022	Duplicate	--	0.1990	743	14.1	4.4	2.43	30.00	1.99	358	0.55	340.00	89.90	53.20	3.16	0.60	52	3.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-057	7.62	9.14	1.52	10/19/2022	--	--	0.0807	255	10.0	3.4	2.12	17.80	1.46	148	0.35	141.50	36.50	26.10	2.25	0.43	40	2.67	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-057	9.14	10.67	1.52	10/19/2022	--	--	0.0613	182	10.8	4.1	1.97	14.70	1.67	104	0.43	101.00	25.60	20.50	2.18	0.50	48	3.05	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-057	10.67	11.58	0.91	10/19/2022	--	--	0.0669	217	11.7	4.5	1.16	15.70	1.83	107	0.53	97.90	26.00	21.30	2.33	0.55	57	3.14	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-058	0	1.52	1.52	10/19/2022	--	--	0.0417	139	7.2	2.8	0.52	8.52	1.06	67	0.31	62.10	16.05	12.20	1.26	0.41	34	2.31	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-058	1.52	3.05	1.52	10/19/2022	--	--	0.0711	264	8.4	2.6	1.22	14.35	1.10	122	0.23	106.00	29.00	22.00	1.88	0.29	31	1.76	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-058	3.05	4.57	1.52	10/19/2022	--	--	0.0724	260	8.9	3.1	1.28	15.20	1.30	118	0.36	116.00	30.00	23.00	1.93	0.40	35	2.37	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-058	4.57	5.94	1.37	10/19/2022	--	--	0.1128	366	16.2	6.9	3.19	23.50	2.74	186	0.58	195.50	50.10	33.70	3.03	0.78	67	5.06	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-058	5.94	6.71	0.76	10/19/2022	--	--	0.1341	403	23.8	13.1	5.23	31.10	4.66	196	1.51	230.00	54.70	40.80	4.20	1.70	117	11.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-059	0	1.52	1.52	10/20/2022	--	--	0.0523	188	7.8	3.5	0.74	10.50	1.34	81	0.39	72.60	21.50	14.50	1.38	0.48	38	2.92	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-059	1.52	3.05	1.52	10/20/2022	--	--	0.0531	220	6.1	3.4	0.80	8.90	1.14	75	0.33	70.00	18.60	12.65	1.22	0.39	30	2.81	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-059	3.05	4.88	1.83	10/20/2022	--	--	0.0561	207	8.6	3.5	1.11	11.45	1.39	80	0.30	83.10	21.80	15.90	1.56	0.42	38	2.82	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-059	4.88	6.1	1.22	10/20/2022	--	--	0.0535	151	7.6	3.5	1.87	11.60	1.21	90	0.38	107.00	26.20	18.45	1.38	0.44	32	3.05	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	181	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-DPT-059	6.1	7.62	1.52	10/20/2022	--	--	0.0654	199	10.3	4.6	1.36	15.00	1.80	107	0.33	110.50	27.90	20.30	1.97	0.48	52	2.97	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-059	7.62	9.14	1.52	10/20/2022	--	--	0.1061	367	14.7	6.3	2.41	21.80	2.41	160	0.59	176.50	45.60	30.80	2.86	0.71	66	5.06	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-059	9.14	10.67	1.52	10/20/2022	--	--	0.1142	404	15.2	7.5	2.88	22.20	2.75	168	0.83	187.00	47.70	31.70	3.06	0.91	72	5.94	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-059	10.67	12.19	1.52	10/20/2022	--	--	0.0897	324	11.3	4.9	1.46	18.50	1.76	140	0.38	142.50	37.40	25.80	2.42	0.51	50	3.42	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-059	--	--	--	10/20/2022	Blank	--	0.0038	10	0.9	0.4	0.29	1.20	0.16	5	0.04	6.10	1.50	1.27	0.15	0.05	5	0.24	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-060	0	1.52	1.52	10/20/2022	--	--	0.0578	232	7.3	3.6	0.79	10.25	1.32	80	0.36	81.40	21.40	14.85	1.37	0.39	33	2.89	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-060	1.52	3.05	1.52	10/20/2022	--	--	0.0872	317	9.0	4.0	1.47	15.10	1.51	138	0.45	148.50	37.90	24.20	1.85	0.53	39	3.60	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-060	1.52	3.05	1.52	10/20/2022	Duplicate	--	0.0899	311	9.1	4.5	1.44	16.35	1.69	148	0.44	157.50	41.20	26.80	1.89	0.51	41	3.77	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-060	3.05	4.57	1.52	10/20/2022	--	--	0.1519	161	30.5	16.9	8.06	46.90	5.68	294	2.05	391.00	93.50	71.10	5.60	2.17	145	16.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-060	4.57	6.1	1.52	10/20/2022	--	--	0.1136	104	28.5	15.8	6.64	40.30	5.48	211	2.55	257.00	68.70	55.80	5.19	2.43	142	16.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-060	6.1	7.62	1.52	10/20/2022	--	--	0.0609	66	19.4	10.8	4.49	23.40	3.75	100	1.58	116.50	31.00	28.20	3.24	1.62	94	10.95	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-060	7.62	9.14	1.52	10/20/2022	--	--	0.0554	74	20.5	11.6	5.28	22.40	4.15	74	1.38	86.60	20.30	21.40	3.43	1.52	110	10.15	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-060	9.14	10.67	1.52	10/20/2022	--	--	0.0372	64	14.2	8.2	4.42	15.20	2.73	35	0.96	52.70	11.30	12.75	2.39	0.97	81	6.73	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-060	10.67	12.19	1.52	10/20/2022	--	--	0.0351	61	13.1	7.7	3.94	14.55	2.66	32	0.80	51.20	10.65	12.55	2.17	0.91	76	5.94	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-060	12.19	13.72	1.52	10/20/2022	--	--	0.0318	70	9.7	5.7	3.37	11.10	1.90	34	0.66	48.30	10.30	11.45	1.75	0.71	54	4.84	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-060	13.72	15.24	1.52	10/20/2022	--	--	0.0268	57	9.4	5.0	2.92	9.98	1.78	27	0.63	38.80	8.46	9.53	1.51	0.63	49	4.22	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-DPT-060	15.24	16.76	1.52	10/20/2022	--	--	0.0267	63	8.3	4.6	2.99	9.04	1.55	29	0.53	40.50	8.75	9.35	1.29	0.55	42	3.81	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-010	17.37	18.29	0.91	1/18/2022	--	--	0.0656	217	10.4	5.4	1.04	12.05	1.96	109	0.61	93.50	27.40	17.80	1.88	0.76	54	4.77	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-010	18.29	19.2	0.91	1/18/2022	--	--	0.0675	247	11.3	6.1	0.90	11.80	2.16	101	0.78	86.80	25.00	15.90	1.94	0.89	57	5.41	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-010	19.2	20.12	0.91	1/18/2022	--	--	0.0826	240	18.5	8.8	1.17	17.95	3.48	129	0.86	108.50	30.20	21.30	3.06	1.20	108	6.57	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-010	20.12	20.42	0.3	1/18/2022	--	--	0.1210	315	42.1	19.3	1.48	27.70	8.06	134	1.17	123.50	34.40	26.60	6.06	2.19	262	10.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-010	20.42	21.34	0.91	1/18/2022	--	--	0.0444	136	11.7	5.9	0.98	8.76	2.29	58	0.49	53.30	15.05	10.00	1.74	0.71	67	3.93	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-010	21.34	22.56	1.22	1/18/2022	--	--	0.0372	123	7.1	3.2	1.28	6.85	1.35	57	0.24	50.40	14.25	9.03	1.15	0.38	38	1.88	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-010	--	--	--	1/18/2022	Standard	Oreas 460	0.5426	1840	20.6	6.1	21.90	48.90	2.94	1395	0.50	867.00	256.00	103.50	5.08	0.72	60	3.85	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-011	0	0.91	0.91	1/19/2022	--	--	0.0938	332	13.4	7.5	2.95	18.45	2.63	140	1.00	146.00	37.50	25.90	2.53	1.03	60	6.73	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-011	0.91	1.83	0.91	1/19/2022	--	--	0.1077	367	15.8	9.0	3.38	22.20	3.20	162	1.31	171.50	44.10	30.20	2.96	1.33	74	8.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-011	1.83	3.05	1.22	1/19/2022	--	--	0.0939	299	15.2	8.4	3.04	19.90	2.91	146	1.15	156.00	39.90	27.30	2.66	1.19	69	7.52	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-011	3.05	4.27	1.22	1/19/2022	--	--	0.0850	281	12.2	6.8	2.49	16.95	2.40	136	0.99	139.50	36.50	24.90	2.30	0.97	54	6.49	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-011	4.27	5.33	1.07	1/19/2022	--	--	0.0916	241	18.2	9.6	2.53	23.80	3.45	148	1.23	146.00	39.10	30.00	3.30	1.35	100	8.52	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-011	6.1	7.01	0.91	1/19/2022	--	--	0.0908	253	19.3	9.8	2.28	22.70	3.56	140	1.17	130.00	35.40	26.70	3.40	1.37	111	8.27	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-011	7.01	8.08	1.07	1/19/2022	--	--	0.0671	245	8.7	3.6	1.21	13.15	1.40	111	0.39	95.00	27.00	18.20	1.84	0.49	40	2.83	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-011	7.01	8.08	1.07	1/19/2022	Duplicate	--	0.0581	218	7.6	3.3	1.18	10.85	1.26	91	0.34	80.80	23.40	16.25	1.61	0.42	36	2.62	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-011	9.14	10.06	0.91	1/19/2022	--	--	0.0918	317	14.3	6.4	0.99	19.00	2.47	147	0.68	134.00	37.60	25.90	2.72	0.82	67	4.93	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	182	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-SNB-011	10.06	10.97	0.91	1/19/2022	--	--	0.0401	137	6.9	3.5	0.72	8.39	1.32	63	0.45	53.30	15.20	10.75	1.24	0.48	36	3.12	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-011	10.97	12.19	1.22	1/19/2022	--	--	0.0607	215	8.2	3.8	0.79	11.80	1.39	108	0.49	83.10	24.00	15.95	1.63	0.53	39	3.37	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-011	12.19	13.41	1.22	1/19/2022	--	--	0.0814	296	9.0	3.3	0.94	15.35	1.41	144	0.36	122.50	35.00	22.00	1.97	0.42	39	2.66	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-011	13.41	14.33	0.91	1/19/2022	--	--	0.1457	503	16.6	5.6	1.61	30.70	2.50	267	0.58	229.00	63.20	41.60	3.77	0.72	70	4.27	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-011	14.33	14.97	0.64	1/19/2022	--	--	0.0917	326	11.0	4.3	1.13	17.85	1.79	165	0.46	133.00	38.00	24.90	2.33	0.55	51	3.39	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-011	15.24	16.46	1.22	1/19/2022	--	--	0.0834	296	11.0	3.9	0.92	17.95	1.70	142	0.39	123.00	34.40	24.30	2.46	0.48	49	2.69	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-011	16.46	17.68	1.22	1/19/2022	--	--	0.0426	146	7.1	3.3	0.98	9.45	1.29	64	0.32	60.30	16.85	12.00	1.33	0.43	36	2.48	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-011	18.29	19.51	1.22	1/19/2022	--	--	0.0863	314	9.9	3.4	1.04	16.55	1.52	151	0.31	131.00	37.00	24.00	2.20	0.40	41	2.25	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-011	19.51	20.42	0.91	1/19/2022	--	--	0.0650	237	8.9	3.5	1.14	13.00	1.44	113	0.34	87.60	25.30	16.55	1.79	0.42	41	2.49	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-011	21.34	22.25	0.91	1/19/2022	--	--	0.0577	220	6.3	2.1	0.99	10.80	0.91	103	0.21	81.40	23.40	15.25	1.41	0.24	24	1.38	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-011	22.25	23.16	0.91	1/19/2022	--	--	0.0602	225	7.3	2.8	0.78	11.05	1.18	107	0.30	83.10	23.90	15.35	1.53	0.35	31	1.93	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-011	23.16	24.38	1.22	1/19/2022	--	--	0.0524	182	8.8	4.0	0.76	11.30	1.56	82	0.40	71.90	19.90	14.35	1.65	0.54	43	3.10	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-011	24.38	24.99	0.61	1/19/2022	--	--	0.0523	192	6.3	3.0	0.70	9.07	1.23	83	0.32	78.90	21.80	13.70	1.22	0.40	31	2.35	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-011	--	--	--	1/19/2022	Blank	--	0.0037	10	0.8	0.3	0.24	1.09	0.16	5	0.04	5.90	1.48	1.35	0.16	0.04	4	0.26	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-012	0	0.91	0.91	1/19/2022	--	--	0.0906	323	14.8	7.7	1.52	17.30	2.83	129	0.98	121.00	33.70	23.40	2.56	1.13	83	6.72	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-012	0.91	1.9	0.99	1/19/2022	--	--	0.0971	311	14.6	6.3	1.89	21.50	2.44	158	0.77	164.50	44.30	31.40	2.92	0.91	60	5.61	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-012	3.05	3.35	0.3	1/19/2022	--	--	0.0654	177	16.1	9.4	1.16	15.75	3.38	88	1.22	76.10	20.90	15.70	2.68	1.35	114	8.19	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-012	6.1	7.32	1.22	1/19/2022	--	--	0.0772	257	11.6	5.6	1.57	15.90	2.11	125	0.64	120.00	33.20	22.40	2.21	0.79	53	4.83	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-012	6.1	7.32	1.22	1/19/2022	Duplicate	--	0.0773	259	11.0	5.2	1.51	15.75	2.03	127	0.65	120.00	33.30	22.50	2.20	0.71	52	4.45	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-012	7.32	8.23	0.91	1/19/2022	--	--	0.0598	224	7.3	3.1	1.07	11.05	1.26	96	0.33	86.40	24.30	16.35	1.55	0.42	33	2.63	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-012	8.23	8.99	0.76	1/19/2022	--	--	0.0350	124	4.8	2.5	0.88	6.51	0.89	56	0.28	51.20	14.50	9.39	0.90	0.33	24	2.03	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-012	9.14	10.06	0.91	1/19/2022	--	--	0.0479	169	7.6	3.6	0.65	10.25	1.33	76	0.49	63.70	18.30	13.15	1.51	0.52	38	3.11	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-012	10.06	10.97	0.91	1/19/2022	--	--	0.0356	131	5.4	2.7	0.55	6.88	0.98	54	0.38	46.30	13.35	9.29	1.04	0.38	28	2.44	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-012	10.97	12.12	1.14	1/19/2022	--	--	0.0308	99	5.8	3.7	0.64	6.01	1.20	47	0.55	38.00	11.10	7.58	1.00	0.55	36	3.65	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-012	12.19	13.11	0.91	1/19/2022	--	--	0.0494	162	9.5	7.0	0.74	9.27	2.13	68	1.14	61.70	17.25	12.35	1.48	1.14	58	7.86	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-012	13.11	14.02	0.91	1/19/2022	--	--	0.0672	246	8.9	5.3	0.90	11.95	1.74	104	0.79	94.30	26.90	18.05	1.71	0.79	45	5.26	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-012	14.02	14.78	0.76	1/19/2022	--	--	0.0535	204	7.0	4.1	0.94	9.10	1.37	79	0.58	72.20	20.50	13.40	1.32	0.63	37	4.17	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-012	15.24	16.15	0.91	1/19/2022	--	--	0.0211	68	3.5	1.7	0.60	4.42	0.62	37	0.23	28.40	8.29	5.74	0.67	0.24	18	1.63	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-012	16.15	17.37	1.22	1/19/2022	--	--	0.0470	159	7.8	4.3	0.74	9.51	1.52	71	0.54	66.20	18.45	12.60	1.44	0.58	41	3.75	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-012	17.37	18.29	0.91	1/19/2022	--	--	0.0253	83	4.8	2.5	0.53	5.70	0.89	40	0.31	32.30	9.28	6.69	0.89	0.34	25	2.16	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-012	18.29	19.2	0.91	1/19/2022	--	--	0.0249	88	4.5	1.9	0.54	5.38	0.73	39	0.21	32.10	9.48	6.75	0.86	0.25	21	1.51	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-012	19.2	20.12	0.91	1/19/2022	--	--	0.0247	81	5.0	2.2	0.54	5.57	0.86	40	0.26	31.10	9.08	6.60	0.90	0.30	25	1.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-012	20.12	20.73	0.61	1/19/2022	--	--	0.0251	83	4.8	2.1	0.56	5.60	0.83	41	0.23	32.00	9.25	6.84	0.91	0.29	24	1.56	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	183	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-SNB-012	--	--	--	1/19/2022	Standard	Oreas 463	1.9961	6500	67.4	15.7	105.00	242.00	8.71	4780	0.73	3580.00	986.00	552.00	19.10	1.53	184	6.49	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-013	0	0.91	0.91	1/19/2022	--	--	0.0582	223	6.5	2.9	1.10	10.20	1.12	98	0.37	83.50	23.40	15.35	1.37	0.38	26	2.56	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-013	0.91	2.06	1.14	1/19/2022	--	--	0.0729	299	7.9	4.3	1.42	10.90	1.53	113	0.61	97.00	26.90	16.90	1.51	0.61	35	3.96	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-013	3.05	3.51	0.46	1/19/2022	--	--	0.0633	246	7.1	3.0	1.14	11.45	1.24	104	0.42	89.10	24.90	17.00	1.51	0.42	29	2.77	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-013	3.51	4.27	0.76	1/19/2022	--	--	0.0627	198	10.5	5.3	1.36	15.45	1.95	102	0.73	92.50	25.40	19.10	2.08	0.75	52	4.85	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-013	3.51	4.27	0.76	1/19/2022	Duplicate	--	0.0601	189	10.4	5.1	1.32	14.75	1.91	97	0.74	88.20	24.30	18.45	2.03	0.72	51	4.74	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-013	6.1	6.71	0.61	1/19/2022	--	--	0.0797	207	19.5	11.8	1.94	23.30	4.02	106	1.69	105.00	27.80	23.20	3.49	1.76	125	11.05	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-013	6.71	7.47	0.76	1/19/2022	--	--	0.0662	165	18.7	12.0	1.66	19.00	3.97	74	1.74	76.60	20.80	17.60	3.16	1.77	129	11.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-013	9.14	10.06	0.91	1/19/2022	--	--	0.0484	165	8.0	4.0	0.91	10.70	1.42	75	0.53	66.50	18.90	13.45	1.58	0.58	41	3.79	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-013	10.06	10.97	0.91	1/19/2022	--	--	0.0202	74	2.2	0.9	0.55	4.19	0.36	35	0.12	28.80	8.22	5.81	0.52	0.13	10	0.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-013	10.97	12.04	1.07	1/19/2022	--	--	0.0325	120	4.2	1.8	0.57	6.51	0.68	48	0.21	48.80	13.50	9.63	0.90	0.25	19	1.52	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-013	12.19	13.11	0.91	1/19/2022	--	--	0.0549	176	11.5	7.0	0.73	12.05	2.40	73	0.86	71.80	20.20	15.25	1.92	0.99	65	6.11	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-013	13.11	13.72	0.61	1/19/2022	--	--	0.1354	302	46.5	36.9	1.43	30.50	11.20	131	5.15	121.00	33.60	29.50	6.20	5.53	337	35.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-013	13.72	14.94	1.22	1/19/2022	--	--	0.0394	138	6.9	3.9	0.69	7.58	1.38	56	0.44	50.80	14.40	10.00	1.19	0.55	39	3.28	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-013	15.24	16.15	0.91	1/19/2022	--	--	0.0456	172	5.1	2.4	0.79	8.26	0.89	69	0.31	68.70	19.65	13.10	1.06	0.34	25	2.08	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-013	16.15	17.07	0.91	1/19/2022	--	--	0.0779	284	9.2	4.9	0.82	13.70	1.72	123	0.67	116.00	32.40	21.70	1.80	0.74	47	4.59	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-013	17.07	17.91	0.84	1/19/2022	--	--	0.0920	342	10.0	4.3	0.85	17.20	1.70	145	0.50	144.00	40.00	27.30	2.17	0.59	45	3.45	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-013	18.29	19.51	1.22	1/19/2022	--	--	0.0390	138	5.8	3.4	0.64	6.73	1.22	57	0.44	54.00	15.20	10.45	1.03	0.52	33	3.19	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-013	19.51	20.57	1.07	1/19/2022	--	--	0.0999	371	11.0	4.8	0.86	18.70	1.86	154	0.55	158.50	43.40	30.40	2.35	0.66	48	4.01	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-013	--	--	--	1/19/2022	Blank	--	0.0031	8	0.7	0.4	0.27	1.04	0.14	4	0.04	4.80	1.16	1.10	0.14	0.04	4	0.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-014	0	0.91	0.91	1/20/2022	--	--	0.2009	690	23.8	9.9	3.25	37.80	3.99	343	0.98	322.00	95.50	56.80	4.95	1.24	109	7.04	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-014	0.91	1.83	0.91	1/20/2022	--	--	0.0892	325	10.6	4.6	1.49	15.85	1.81	154	0.51	131.00	36.50	23.20	2.16	0.61	49	3.58	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-014	1.83	2.39	0.56	1/20/2022	--	--	0.0383	147	4.2	2.0	2.54	5.06	0.76	70	0.23	46.50	13.75	7.39	0.76	0.29	23	1.64	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-014	3.05	3.96	0.91	1/20/2022	--	--	0.0585	219	5.5	2.5	2.40	8.63	0.98	114	0.28	78.90	22.70	12.70	1.10	0.33	27	1.95	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-014	3.96	5.33	1.37	1/20/2022	--	--	0.0472	179	3.1	1.3	3.11	5.96	0.56	100	0.17	64.20	19.00	9.79	0.68	0.19	15	1.06	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-014	3.96	5.33	1.37	1/20/2022	Duplicate	--	0.0437	174	2.8	1.1	2.72	4.97	0.47	86	0.14	59.20	17.55	8.95	0.59	0.16	12	0.94	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-014	6.1	7.32	1.22	1/20/2022	--	--	0.0961	357	6.8	2.3	1.50	13.50	1.03	184	0.22	155.50	44.10	24.20	1.55	0.28	26	1.58	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-014	9.14	10.21	1.07	1/20/2022	--	--	0.0319	127	3.0	1.0	0.81	4.67	0.48	60	0.09	41.00	12.40	7.11	0.65	0.12	13	0.67	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-015	0	0.61	0.61	1/20/2022	--	--	0.0540	272	4.6	2.3	0.89	6.20	0.85	68	0.28	52.70	15.30	9.11	0.88	0.32	24	1.98	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-015	0.61	1.52	0.91	1/20/2022	--	--	0.0704	244	6.6	3.0	1.80	10.55	1.20	128	0.40	119.00	32.80	20.10	1.33	0.43	29	2.68	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-015	1.52	2.29	0.76	1/20/2022	--	--	0.0787	188	8.8	3.7	2.21	15.15	1.51	175	0.44	159.50	44.50	27.70	1.81	0.50	38	2.93	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-015	3.05	4.42	1.37	1/20/2022	--	--	0.0682	172	8.4	3.4	2.13	13.65	1.45	150	0.40	130.50	37.00	23.60	1.77	0.46	34	2.82	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-015	6.1	7.01	0.91	1/20/2022	--	--	0.0224	67	6.5	3.9	1.95	6.69	1.35	21	0.55	27.70	6.56	6.53	1.07	0.57	34	3.48	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	184	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-SNB-015	7.01	7.92	0.91	1/20/2022	--	--	0.0202	62	5.8	3.2	1.89	6.09	1.17	19	0.46	27.00	6.29	6.47	0.96	0.47	28	3.01	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-015	7.92	8.84	0.91	1/20/2022	--	--	0.0232	72	7.3	3.9	2.37	7.35	1.44	19	0.59	29.40	6.88	7.73	1.22	0.58	32	3.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-015	9.14	9.75	0.61	1/20/2022	--	--	0.0298	59	10.9	6.1	3.25	11.10	2.24	27	0.79	40.10	8.95	10.10	1.75	0.81	63	5.14	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-015	9.75	10.67	0.91	1/20/2022	--	--	0.0256	95	3.3	1.6	0.80	4.38	0.61	43	0.21	32.70	9.62	6.06	0.63	0.21	18	1.41	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-015	10.67	11.58	0.91	1/20/2022	--	--	0.0224	79	3.0	1.3	0.80	4.22	0.50	41	0.15	29.80	8.76	5.52	0.59	0.16	15	0.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-015	11.58	12.65	1.07	1/20/2022	--	--	0.2832	984	36.1	13.8	3.15	59.80	5.85	423	1.20	479.00	126.00	83.50	7.67	1.61	175	8.54	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SNB-015	--	--	--	1/20/2022	Standard	Oreas 460	0.5470	1915	19.3	5.9	21.30	44.80	2.72	1385	0.48	850.00	255.00	103.00	4.58	0.66	59	3.51	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-010	0	0.61	0.61	1/21/2022	--	--	0.1374	460	23.8	11.0	1.86	27.70	4.33	197	1.05	203.00	54.30	38.00	4.28	1.35	130	7.49	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-010	0.61	1.22	0.61	1/21/2022	--	--	0.0448	136	11.0	6.4	1.22	10.10	2.27	56	0.90	56.80	14.95	11.60	1.72	0.92	63	6.14	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-010	3.05	4.11	1.07	1/21/2022	--	--	0.0827	258	17.0	9.2	1.80	17.65	3.34	116	1.16	110.00	29.60	21.70	2.87	1.26	102	7.76	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-010	4.11	4.72	0.61	1/21/2022	--	--	0.0527	153	14.0	8.1	1.33	12.50	2.89	66	1.07	62.80	17.15	13.00	2.22	1.16	83	7.07	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-010	6.1	7.01	0.91	1/21/2022	--	--	0.0692	226	13.6	7.0	1.54	14.60	2.61	98	0.81	96.20	26.00	19.40	2.35	0.99	72	5.76	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-010	6.1	7.01	0.91	1/21/2022	Duplicate	--	0.0647	214	12.5	6.1	1.46	13.40	2.36	94	0.74	90.30	24.50	17.60	2.16	0.86	63	5.19	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-010	7.01	8.23	1.22	1/21/2022	--	--	0.0284	85	7.2	4.1	0.79	5.86	1.45	37	0.53	33.90	9.52	6.66	1.09	0.60	43	3.74	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-010	8.23	9.07	0.84	1/21/2022	--	--	0.0171	44	6.0	3.5	0.55	2.93	1.28	19	0.32	14.20	4.68	2.59	0.78	0.43	39	2.52	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-010	9.14	10.36	1.22	1/21/2022	--	--	0.0317	95	6.6	3.7	1.47	8.09	1.28	43	0.51	44.30	11.70	9.71	1.16	0.54	37	3.37	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-010	10.36	10.97	0.61	1/21/2022	--	--	0.0450	131	11.8	6.9	1.64	10.65	2.39	58	0.93	52.40	13.95	11.30	1.78	0.98	71	6.28	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-010	10.97	11.58	0.61	1/21/2022	--	--	0.0279	79	7.0	4.5	1.13	6.65	1.49	39	0.67	33.10	9.07	6.67	1.09	0.67	41	4.22	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-011	0	0.91	0.91	1/21/2022	--	--	0.0869	275	17.2	8.6	1.59	20.20	3.27	120	0.92	123.50	32.60	25.20	2.94	1.14	97	6.56	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-011	0.91	1.68	0.76	1/21/2022	--	--	0.1276	441	19.4	8.8	1.86	26.80	3.47	183	1.09	191.50	51.30	37.30	3.57	1.21	105	7.39	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-011	3.05	4.11	1.07	1/21/2022	--	--	0.0820	247	17.3	9.0	1.82	19.05	3.26	111	1.16	115.50	30.60	24.00	2.94	1.23	102	7.76	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-011	4.11	4.57	0.46	1/21/2022	--	--	0.1245	411	22.0	9.8	1.94	29.20	3.89	174	1.02	183.50	49.00	37.80	4.20	1.29	120	7.35	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-011	6.1	7.32	1.22	1/21/2022	--	--	0.0385	114	9.7	5.7	1.04	8.39	1.95	48	0.63	48.10	13.05	10.00	1.42	0.79	58	4.60	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-011	7.32	8.38	1.07	1/21/2022	--	--	0.0183	34	8.3	4.9	0.64	3.86	1.76	17	0.50	13.50	3.87	3.21	0.96	0.69	55	4.04	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-011	9.14	10.06	0.91	1/21/2022	--	--	0.0192	41	7.9	4.4	0.56	4.81	1.64	19	0.42	16.60	4.71	4.19	1.02	0.57	50	3.37	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-011	10.06	11.28	1.22	1/21/2022	--	--	0.0573	187	12.0	5.8	1.16	13.35	2.24	75	0.62	78.90	21.30	16.75	2.00	0.77	64	4.63	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-011	11.28	12.04	0.76	1/21/2022	--	--	0.0809	277	13.6	6.3	1.52	17.95	2.43	117	0.75	118.50	32.00	23.70	2.53	0.85	68	5.12	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-011	12.19	13.41	1.22	1/21/2022	--	--	0.0636	206	13.9	6.7	1.34	14.65	2.61	82	0.71	86.60	23.60	18.25	2.24	0.88	74	5.27	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-011	13.41	14.33	0.91	1/21/2022	--	--	0.0417	123	9.7	6.0	1.74	9.95	2.11	53	0.96	51.90	13.75	11.00	1.51	0.94	60	6.07	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-011	14.33	15.09	0.76	1/21/2022	--	--	0.0754	251	11.9	7.0	2.03	15.00	2.44	115	1.03	108.50	28.70	19.75	1.98	1.05	68	6.74	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-011	15.24	16.46	1.22	1/21/2022	--	--	0.0427	142	8.1	4.5	1.34	9.52	1.57	59	0.66	58.80	15.85	11.70	1.37	0.66	43	4.37	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-011	15.24	16.46	1.22	1/21/2022	Duplicate	--	0.0418	126	9.8	6.3	1.34	9.51	2.08	52	0.98	52.90	14.00	10.95	1.50	0.96	59	6.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-011	16.46	17.68	1.22	1/21/2022	--	--	0.0382	114	8.8	5.7	1.58	9.57	1.91	49	0.84	47.40	12.65	10.05	1.44	0.86	54	5.43	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	185	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-SPT-011	--	--	--	1/21/2022	Blank	--	0.0045	13	0.8	0.4	0.30	1.16	0.15	8	0.03	6.70	1.73	1.30	0.16	0.05	4	0.23	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-012	0	0.76	0.76	1/21/2022	--	--	0.0868	304	15.3	7.9	1.14	17.45	3.01	118	0.91	115.00	31.20	22.20	2.63	1.12	90	6.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-012	0.76	1.68	0.91	1/21/2022	--	--	0.1432	594	16.1	7.5	2.26	24.40	2.97	189	0.88	205.00	53.80	37.30	3.07	1.04	75	6.04	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-012	1.68	2.51	0.84	1/21/2022	--	--	0.0866	253	15.4	8.0	2.43	20.50	2.89	138	1.12	146.00	38.10	27.90	2.71	1.19	71	7.72	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-012	3.05	4.42	1.37	1/21/2022	--	--	0.1231	394	20.2	11.6	2.79	24.30	4.11	183	1.45	183.00	48.70	33.20	3.31	1.68	123	10.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-012	6.1	7.01	0.91	1/21/2022	--	--	0.1266	424	18.8	10.5	2.76	24.40	3.76	191	1.31	190.50	51.00	33.90	3.28	1.45	109	9.35	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-012	7.01	7.92	0.91	1/21/2022	--	--	0.1028	324	18.8	11.7	2.42	21.90	3.91	143	1.63	141.50	37.70	27.50	3.13	1.71	120	10.95	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-012	7.92	8.69	0.76	1/21/2022	--	--	0.0679	223	12.0	7.2	1.92	13.70	2.48	100	1.00	94.00	25.20	17.70	1.95	1.06	68	6.47	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-012	9.14	9.91	0.76	1/21/2022	--	--	0.0956	320	14.8	8.2	2.58	20.20	2.88	145	1.07	144.00	37.30	26.90	2.71	1.16	78	6.94	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-012	9.91	10.82	0.91	1/21/2022	--	--	0.1293	435	17.5	9.5	3.63	26.00	3.47	196	1.21	204.00	52.00	35.60	3.20	1.32	101	8.04	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-012	10.82	11.58	0.76	1/21/2022	--	--	0.1447	462	23.5	16.0	4.10	28.20	5.08	200	2.49	216.00	55.90	38.00	3.86	2.44	153	15.45	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-012	11.58	12.34	0.76	1/21/2022	--	--	0.1288	408	22.0	14.1	3.61	27.30	4.68	177	2.11	192.50	49.00	35.20	3.62	2.20	136	14.00	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-012	12.34	13.11	0.76	1/21/2022	--	--	0.1389	472	19.5	11.7	3.93	27.90	3.94	201	1.76	220.00	56.00	38.60	3.58	1.71	107	11.45	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-012	13.11	14.02	0.91	1/21/2022	--	--	0.0724	233	12.7	7.6	2.80	16.55	2.63	105	1.17	108.50	28.40	22.40	2.29	1.16	63	7.48	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-012	14.02	14.63	0.61	1/21/2022	--	--	0.1379	462	21.0	12.1	2.64	29.20	4.24	203	1.58	204.00	56.90	42.50	4.02	1.73	115	10.60	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-012	14.63	15.24	0.61	1/21/2022	--	--	0.1280	419	18.6	12.0	3.38	26.00	3.98	194	1.73	199.50	52.50	37.90	3.56	1.69	103	10.90	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-012	--	--	--	1/21/2022	Standard	Oreas 463	2.1428	7040	68.9	15.6	121.00	241.00	8.73	5160	0.76	3880.00	>1000	542.00	19.00	1.58	196	7.13	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-013	0	1.14	1.14	1/21/2022	--	--	0.0824	321	12.7	8.1	1.68	13.75	2.78	105	1.00	102.50	27.60	19.50	2.20	1.12	74	7.05	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-013	1.14	2.29	1.14	1/21/2022	--	--	0.1364	419	20.1	11.7	4.33	29.20	4.03	215	1.72	229.00	60.70	43.90	3.89	1.75	104	11.25	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-013	1.14	2.29	1.14	1/21/2022	Duplicate	--	0.1587	451	25.4	15.6	5.15	35.30	5.27	254	2.27	272.00	72.10	52.10	4.86	2.27	136	14.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-013	3.05	4.27	1.22	1/21/2022	--	--	0.1567	455	25.7	16.2	4.98	35.90	5.38	245	2.26	255.00	66.30	49.30	4.79	2.36	146	14.90	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-013	4.27	5.72	1.45	1/21/2022	--	--	0.1449	437	23.3	16.4	4.37	30.10	5.22	218	2.40	227.00	59.60	43.10	4.13	2.48	140	15.90	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-013	6.1	7.01	0.91	1/21/2022	--	--	0.1152	411	12.7	7.3	2.92	19.75	2.50	171	1.00	195.00	51.90	35.90	2.51	1.09	59	6.66	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-013	7.01	8.31	1.3	1/21/2022	--	--	0.1100	362	16.3	10.2	3.22	22.00	3.48	165	1.44	170.50	45.50	32.20	3.01	1.51	88	9.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-013	8.31	9.14	0.84	1/21/2022	--	--	0.0590	195	9.9	6.3	2.01	11.55	2.14	85	0.86	85.10	23.70	16.00	1.72	0.91	55	5.84	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-014	0	1.07	1.07	1/22/2022	--	--	0.1244	438	18.1	10.3	2.38	23.30	3.59	191	1.31	178.50	49.40	34.80	3.40	1.46	93	8.72	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-014	1.07	1.98	0.91	1/22/2022	--	--	0.1241	419	17.8	10.0	2.71	24.60	3.52	193	1.33	190.50	52.30	36.90	3.41	1.40	89	9.06	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-014	3.05	4.27	1.22	1/22/2022	--	--	0.1097	292	23.9	16.6	2.92	27.30	5.29	155	2.73	148.00	39.90	32.20	4.14	2.64	156	18.05	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-014	4.27	5.33	1.07	1/22/2022	--	--	0.2321	811	21.5	11.1	5.16	40.20	4.09	410	1.52	371.00	110.00	63.90	4.66	1.58	110	10.25	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-014	6.1	7.32	1.22	1/22/2022	--	--	0.1203	403	17.3	9.1	2.85	26.00	3.32	186	1.12	188.50	50.70	38.60	3.49	1.22	84	7.72	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-014	7.32	8.53	1.22	1/22/2022	--	--	0.1350	456	20.5	9.9	2.08	29.80	3.79	201	1.16	203.00	56.20	42.90	4.16	1.36	106	8.41	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-014	--	--	--	1/22/2022	Blank	--	0.0067	20	1.2	0.7	0.36	1.70	0.24	11	0.08	10.30	2.79	2.04	0.22	0.10	7	0.58	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-015	0	0.91	0.91	1/22/2022	--	--	0.0678	300	7.9	3.6	1.08	11.75	1.42	87	0.40	81.20	23.30	17.45	1.64	0.48	36	2.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	186	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-SPT-015	0.91	2.13	1.22	1/22/2022	--	--	0.0649	267	8.2	3.7	1.04	12.40	1.47	90	0.35	85.60	24.80	18.65	1.78	0.45	35	2.64	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-015	3.05	4.11	1.07	1/22/2022	--	--	0.0890	248	13.8	6.2	1.59	19.20	2.46	166	0.66	154.00	44.30	31.60	2.78	0.84	60	4.89	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-015	4.11	5.33	1.22	1/22/2022	--	--	0.0381	118	7.4	2.9	0.96	10.65	1.20	61	0.33	58.50	16.80	13.80	1.58	0.41	28	2.39	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-015	6.1	7.24	1.14	1/22/2022	--	--	0.0657	213	10.0	5.0	1.32	13.05	1.84	121	0.60	91.20	26.40	17.40	2.04	0.70	50	4.24	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-015	7.24	7.85	0.61	1/22/2022	--	--	0.4949	1855	23.8	11.8	6.05	54.20	4.41	909	1.52	847.00	246.00	113.00	5.56	1.66	131	10.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-015	7.85	8.92	1.07	1/22/2022	--	--	0.1876	706	14.5	7.4	3.86	30.00	2.69	310	1.06	293.00	87.70	51.10	3.41	1.08	79	6.89	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-015	7.85	8.92	1.07	1/22/2022	Duplicate	--	0.0866	269	14.7	6.8	1.66	22.00	2.63	137	0.77	133.50	37.50	30.00	3.07	0.94	71	5.44	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-015	9.14	10.06	0.91	1/22/2022	--	--	0.0715	213	13.6	6.5	1.72	19.45	2.44	112	0.76	108.00	30.10	25.10	2.84	0.89	65	5.51	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-015	10.06	11.13	1.07	1/22/2022	--	--	0.0533	150	12.3	6.7	1.46	14.75	2.40	75	0.78	73.20	20.50	16.65	2.38	0.91	69	5.64	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-016	0	0.84	0.84	1/23/2022	--	--	0.0495	169	8.5	3.6	1.04	12.95	1.44	75	0.36	68.30	19.85	16.05	1.92	0.47	39	2.67	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-016	0.84	1.98	1.14	1/23/2022	--	--	0.0405	133	7.9	4.0	1.82	10.70	1.46	58	0.45	56.00	15.55	13.05	1.62	0.55	37	3.29	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-016	3.05	4.27	1.22	1/23/2022	--	--	0.0344	111	7.0	3.6	1.78	9.07	1.32	48	0.45	46.70	12.90	11.00	1.34	0.50	35	3.02	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-016	4.27	5.41	1.14	1/23/2022	--	--	0.0632	228	9.9	3.9	0.91	13.70	1.65	99	0.36	85.50	24.60	18.45	2.10	0.48	45	2.71	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-016	6.1	6.71	0.61	1/23/2022	--	--	0.0682	156	10.9	4.9	1.79	16.25	1.96	131	0.54	135.50	36.70	26.70	2.28	0.67	51	4.00	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-016	6.71	7.54	0.84	1/23/2022	--	--	0.0818	175	14.9	7.2	2.41	22.40	2.72	154	0.87	156.50	42.80	33.40	3.10	1.00	73	6.12	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-016	9.14	10.21	1.07	1/23/2022	--	--	0.2181	526	44.8	25.7	7.72	58.00	9.18	346	3.22	352.00	101.50	73.30	8.54	3.66	263	22.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-016	--	--	--	1/23/2022	Standard	Oreas 460	0.0063	15	1.2	0.6	0.34	1.68	0.21	11	0.06	11.10	2.96	2.35	0.23	0.09	6	0.48	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-019	--	--	--	1/24/2022	Standard	Oreas 463	2.1337	6770	75.5	17.2	115.50	243.00	9.46	5230	0.81	3930.00	>1000	599.00	21.20	1.68	203	7.25	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-027	7.62	9.14	1.52	3/29/2022	--	--	0.0421	128	8.8	5.5	1.10	9.07	1.87	56	0.78	54.10	14.35	10.55	1.40	0.84	58	5.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-027	12.19	13.41	1.22	3/29/2022	--	--	0.1300	422	16.5	8.0	4.36	27.90	3.05	200	0.99	234.00	54.50	38.50	3.24	1.16	84	7.44	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-027	13.41	14.33	0.91	3/29/2022	--	--	0.1166	399	15.3	8.2	2.75	21.60	2.99	178	1.10	193.00	46.50	33.10	2.72	1.20	78	7.95	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-027	--	--	--	3/29/2022	Standard	Oreas 463	0.0872	158	7.9	4.7	0.97	8.53	1.63	50	0.74	59.50	15.10	11.30	1.30	0.72	44	5.03	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-027	--	--	--	3/29/2022	Standard	Oreas 463	4.0111	6410	68.8	16.2	119.00	239.00	8.55	4890	0.75	3690.00	960.00	525.00	19.35	1.49	176	7.17	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-028	0	1.52	1.52	3/29/2022	--	--	0.0865	315	10.3	4.6	1.94	14.50	1.81	139	0.51	140.50	35.30	24.20	1.99	0.63	43	3.87	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-028	1.52	2.13	0.61	3/29/2022	--	--	0.1013	393	9.8	4.8	2.95	16.65	1.72	139	0.64	176.50	41.60	29.80	1.90	0.68	40	4.79	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-028	3.05	4.27	1.22	3/29/2022	--	--	0.1562	424	25.4	15.2	6.36	34.10	5.14	242	2.05	294.00	69.60	50.60	4.44	2.11	138	13.35	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-028	6.1	7.62	1.52	3/29/2022	--	--	0.1534	435	25.1	15.3	6.01	34.60	5.18	225	2.04	277.00	65.20	49.50	4.44	2.22	141	14.15	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-028	7.62	9.14	1.52	3/29/2022	--	--	0.1556	505	22.4	12.0	4.51	32.20	4.31	219	1.51	270.00	63.80	46.30	4.03	1.70	124	10.60	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-028	9.14	10.67	1.52	3/29/2022	--	--	0.0942	283	19.3	9.8	1.84	22.30	3.60	129	1.05	146.50	35.20	28.90	3.20	1.29	105	8.12	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-028	10.67	12.19	1.52	3/29/2022	--	--	0.0946	326	12.9	7.5	1.96	17.70	2.58	135	0.90	153.00	37.50	27.50	2.25	1.08	71	6.48	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-028	12.19	13.72	1.52	3/29/2022	--	--	0.0831	260	11.3	6.7	2.50	16.00	2.28	124	0.86	148.50	35.40	25.80	2.05	0.87	64	6.26	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-029	0	1.52	1.52	3/29/2022	--	--	0.0938	317	14.3	6.4	1.94	19.35	2.57	145	0.72	156.00	38.90	28.10	2.62	0.83	59	5.19	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-029	1.52	2.13	0.61	3/29/2022	--	--	0.0246	75	4.4	1.9	0.99	5.52	0.76	38	0.15	40.70	10.35	8.35	0.81	0.24	20	1.44	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	187	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-SPT-029	3.05	4.57	1.52	3/29/2022	--	--	0.0613	164	13.3	6.9	2.19	16.05	2.48	81	0.86	107.00	23.50	22.10	2.32	1.04	70	6.07	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-029	4.57	6.1	1.52	3/29/2022	--	--	0.0623	133	18.7	7.5	3.44	26.00	3.03	84	0.72	120.50	24.60	28.40	3.57	0.91	68	5.23	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-029	6.1	7.62	1.52	3/29/2022	--	--	0.0469	150	7.2	3.2	1.46	10.20	1.19	76	0.37	78.30	19.30	14.40	1.38	0.46	33	2.84	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-029	7.62	9.14	1.52	3/29/2022	--	--	0.1159	392	15.6	8.0	3.88	23.10	2.92	171	0.93	203.00	47.00	33.20	2.80	1.08	75	7.13	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-029	9.14	10.67	1.52	3/29/2022	--	--	0.1401	467	24.1	14.0	3.89	29.80	4.76	174	1.71	215.00	49.70	40.50	4.12	2.03	145	12.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-029	10.67	12.19	1.52	3/29/2022	--	--	0.0817	247	17.8	10.5	1.23	15.75	3.70	100	1.15	115.50	29.30	21.10	2.63	1.46	114	9.32	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-029	12.19	13.72	1.52	3/29/2022	--	--	0.0178	64	0.6	0.3	4.01	1.63	0.12	42	0.05	24.30	6.99	3.18	0.14	0.05	4	0.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-029	--	--	--	3/29/2022	Blank	--	0.0043	11	1.0	0.5	0.35	1.36	0.17	6	0.04	7.20	1.43	1.40	0.16	0.09	6	0.48	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-030	0	1.52	1.52	3/30/2022	--	--	0.1038	360	13.3	6.4	2.40	20.20	2.41	164	0.65	173.00	42.30	31.40	2.69	0.85	59	5.05	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-030	3.05	3.66	0.61	3/30/2022	--	--	0.0561	167	8.6	3.2	2.01	14.65	1.42	90	0.38	110.00	25.20	20.40	1.76	0.46	30	3.00	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-030	6.1	7.01	0.91	3/30/2022	--	--	0.1406	516	17.5	8.7	3.99	27.90	3.24	197	1.04	232.00	55.30	41.50	3.45	1.20	80	7.34	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-030	6.1	7.01	0.91	3/30/2022	Duplicate	--	0.1488	557	19.2	8.5	4.02	28.80	3.24	209	1.12	234.00	61.30	39.30	3.74	1.11	88	7.73	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-030	7.01	7.92	0.91	3/30/2022	--	--	0.1390	463	20.3	8.7	2.80	31.20	3.28	223	0.95	223.00	60.30	38.70	3.95	1.15	94	7.17	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-030	9.14	9.45	0.3	3/30/2022	--	--	0.1093	406	17.8	9.2	2.96	21.50	3.41	130	1.19	161.00	42.00	26.70	3.13	1.31	93	8.56	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-030	9.45	10.97	1.52	3/30/2022	--	--	0.0693	230	11.9	4.9	1.83	16.70	1.88	104	0.53	110.00	29.60	19.95	2.21	0.63	51	3.76	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-030	10.97	12.19	1.22	3/30/2022	--	--	0.0258	94	1.3	0.6	3.97	3.07	0.23	56	0.07	36.30	10.60	4.83	0.32	0.07	8	0.54	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-031	0	1.52	1.52	3/30/2022	--	--	0.0563	191	7.7	2.8	1.22	10.90	1.27	95	0.28	88.60	25.60	15.65	1.44	0.36	34	2.49	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-031	3.05	3.66	0.61	3/30/2022	--	--	0.0525	153	9.0	4.0	1.48	13.55	1.56	79	0.51	93.30	23.70	17.25	1.78	0.57	44	3.63	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-031	4.57	6.1	1.52	3/30/2022	--	--	0.0988	339	14.3	7.5	2.71	20.20	2.79	141	1.10	160.50	42.10	26.40	2.60	1.16	71	8.14	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-031	6.1	7.62	1.52	3/30/2022	--	--	0.0681	209	13.0	7.0	1.84	15.95	2.43	98	0.91	99.90	27.40	18.40	2.10	0.96	74	6.23	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-031	9.14	10.36	1.22	3/30/2022	--	--	0.0372	121	6.8	4.0	0.82	7.55	1.41	52	0.55	47.60	13.60	8.44	1.16	0.61	45	3.97	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-031	10.36	11.58	1.22	3/30/2022	--	--	0.1590	497	24.3	10.3	4.87	38.00	4.13	273	1.06	262.00	68.90	44.70	4.69	1.28	110	7.98	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-032	--	--	--	3/30/2022	Duplicate	--	0.0597	191	11.2	5.4	1.04	13.35	2.02	86	0.68	87.20	24.00	15.90	1.84	0.75	61	5.04	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-032	0	0.91	0.91	3/30/2022	--	--	0.0907	302	13.8	5.5	2.75	20.90	2.20	135	0.63	156.50	41.50	28.40	2.67	0.74	54	4.67	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-032	1.52	3.05	1.52	3/30/2022	--	--	0.1909	463	36.4	13.2	7.61	59.30	5.60	340	1.30	386.00	102.00	70.80	7.33	1.68	120	10.25	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-032	3.05	4.57	1.52	3/30/2022	--	--	0.1385	258	50.0	17.2	8.84	72.00	7.53	171	1.34	292.00	61.50	66.80	9.33	1.94	146	12.25	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-032	4.57	6.1	1.52	3/30/2022	--	--	0.0413	119	9.8	5.5	0.88	10.70	1.91	57	0.71	51.80	14.55	10.95	1.62	0.72	59	5.22	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-032	6.1	7.62	1.52	3/30/2022	--	--	0.0491	150	9.7	5.6	1.18	11.45	1.92	72	0.73	62.40	17.80	11.90	1.70	0.82	63	5.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-032	7.62	9.14	1.52	3/30/2022	--	--	0.1275	354	35.4	14.4	2.87	41.40	5.75	151	1.28	193.50	48.20	42.90	6.64	1.67	168	10.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-032	9.14	10.36	1.22	3/30/2022	--	--	0.0770	264	11.6	5.8	1.48	16.15	2.01	111	0.70	124.00	33.50	22.50	2.11	0.76	54	4.92	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-032	10.36	11.58	1.22	3/30/2022	--	--	0.0597	188	10.9	5.4	1.26	13.30	1.98	89	0.66	87.90	24.30	16.90	1.86	0.77	59	4.71	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-033	0	0.76	0.76	3/31/2022	--	--	0.1085	357	12.9	5.6	2.51	20.90	2.09	193	0.67	182.00	52.20	30.40	2.64	0.76	56	5.06	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-033	1.52	1.98	0.46	3/31/2022	--	--	0.1891	441	13.9	4.2	4.46	27.80	1.88	518	0.32	380.00	125.50	52.30	3.13	0.52	38	3.21	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	188	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-SPT-033	3.05	3.81	0.76	3/31/2022	--	--	0.1806	474	28.4	9.8	6.00	45.40	4.31	325	1.00	374.00	95.20	62.50	5.57	1.23	98	7.46	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-033	4.57	5.03	0.46	3/31/2022	--	--	0.1801	703	22.1	8.6	4.11	36.20	3.57	234	0.96	295.00	76.50	52.00	4.33	1.16	85	7.46	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-033	6.1	7.62	1.52	3/31/2022	--	--	0.0829	258	12.8	5.2	2.97	19.75	2.00	131	0.60	151.00	38.20	26.00	2.48	0.70	51	4.34	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-033	7.62	9.14	1.52	3/31/2022	--	--	0.0408	139	6.8	2.7	0.81	9.09	1.06	66	0.29	56.60	16.10	11.25	1.18	0.37	32	2.53	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-033	9.14	10.67	1.52	3/31/2022	--	--	0.0353	113	7.7	3.7	0.65	7.67	1.34	53	0.35	42.10	12.40	7.97	1.28	0.44	44	2.82	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-033	10.67	12.19	1.52	3/31/2022	--	--	0.0277	96	4.5	1.8	0.65	5.80	0.78	45	0.22	36.80	10.75	7.04	0.74	0.24	24	1.54	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-034	0	1.52	1.52	3/31/2022	--	--	0.0675	253	10.0	4.7	2.66	13.50	1.78	91	0.61	99.10	26.30	17.80	1.80	0.61	46	4.73	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-034	1.52	2.44	0.91	3/31/2022	--	--	0.0793	254	11.9	4.6	3.00	17.85	1.91	138	0.43	129.50	36.40	23.50	2.36	0.57	47	3.52	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-034	3.05	3.96	0.91	3/31/2022	--	--	0.0985	250	17.0	7.9	4.22	25.90	2.85	166	0.98	192.50	49.20	35.40	3.05	1.02	74	6.89	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-034	3.96	4.57	0.61	3/31/2022	--	--	0.1032	249	21.0	10.4	3.47	27.10	3.76	171	1.30	186.50	49.50	32.60	3.42	1.54	105	9.74	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-034	6.1	7.62	1.52	3/31/2022	--	--	0.1113	312	20.4	11.0	3.19	28.60	3.80	172	1.30	181.00	48.30	32.40	3.63	1.50	114	9.69	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-034	7.62	9.14	1.52	3/31/2022	--	--	0.1032	368	11.6	5.3	1.57	18.15	2.04	173	0.58	162.00	45.50	25.40	2.27	0.72	57	4.83	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-034	9.14	10.36	1.22	3/31/2022	--	--	0.1284	468	13.3	6.1	2.71	22.30	2.18	202	0.76	216.00	57.50	32.70	2.50	0.86	61	5.36	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-034	10.36	11.58	1.22	3/31/2022	--	--	0.2054	745	19.0	9.1	4.70	33.70	3.52	319	1.08	367.00	91.40	55.00	3.88	1.14	88	7.57	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-034	11.58	12.8	1.22	3/31/2022	--	--	0.1037	342	17.3	9.8	2.88	20.00	3.56	137	1.29	166.50	39.80	29.30	3.01	1.33	97	8.49	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-034	12.8	14.02	1.22	3/31/2022	--	--	0.1397	490	16.5	8.4	4.64	24.70	3.08	198	1.18	246.00	59.00	38.10	3.18	1.19	87	7.27	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-034	12.8	14.02	1.22	3/31/2022	Duplicate	--	0.1384	483	16.8	8.7	4.68	24.80	3.24	194	1.11	245.00	57.70	38.60	3.35	1.23	87	7.86	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-034	14.02	14.63	0.61	3/31/2022	--	--	0.1081	324	21.4	10.5	4.33	21.70	3.90	139	1.30	187.00	43.10	32.10	3.36	1.31	114	8.51	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-034	--	--	--	3/31/2022	Standard	Oreas 463	2.0194	6710	71.3	15.7	110.50	249.00	8.33	4860	0.78	3530.00	973.00	503.00	19.80	1.44	188	6.64	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-035	0	1.52	1.52	4/1/2022	--	--	0.1248	514	12.9	5.9	2.85	17.60	2.24	173	0.64	192.50	48.50	30.60	2.47	0.75	55	4.56	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-035	1.52	3.05	1.52	4/1/2022	--	--	0.2106	666	22.2	9.6	6.33	39.00	3.66	346	1.26	425.00	103.50	68.20	4.65	1.29	89	8.27	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-035	3.05	3.96	0.91	4/1/2022	--	--	0.1907	553	28.6	14.7	6.38	41.30	5.24	274	1.86	378.00	89.30	65.90	5.38	2.02	142	13.05	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-035	3.96	4.88	0.91	4/1/2022	--	--	0.1072	275	22.1	11.3	3.28	26.20	4.19	153	1.39	186.00	46.00	34.00	3.74	1.60	129	9.87	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-035	6.1	6.86	0.76	4/1/2022	--	--	3.7675	>10000	121.5	22.5	7.98	519.00	13.20	9390	1.33	9710.00	>1000	>1000	40.30	2.04	349	10.65	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-035	6.86	7.62	0.76	4/1/2022	--	--	2.4611	10000	66.0	18.5	4.29	242.00	8.70	4340	1.60	4510.00	>1000	555.00	19.60	2.07	238	12.60	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-035	7.62	9.14	1.52	4/1/2022	--	--	0.5302	2070	23.9	9.3	1.92	58.00	3.82	922	1.08	944.00	248.00	124.00	5.78	1.16	104	7.17	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-035	9.14	10.67	1.52	4/1/2022	--	--	0.0899	305	13.6	8.0	1.15	15.25	2.79	129	0.93	141.00	36.40	23.50	2.26	1.08	77	6.94	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-035	10.67	12.19	1.52	4/1/2022	--	--	0.0277	72	8.5	5.0	0.75	5.18	1.81	34	0.49	29.60	8.05	5.69	1.16	0.62	56	3.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-035	12.19	12.5	0.3	4/1/2022	--	--	0.1543	612	9.6	3.8	1.18	18.90	1.54	249	0.31	261.00	68.10	37.90	2.14	0.47	47	2.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-035	13.11	14.02	0.91	4/1/2022	--	--	0.0723	261	7.3	2.9	1.12	12.60	1.07	113	0.35	125.50	32.90	20.80	1.46	0.40	33	2.35	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-035	--	--	--	4/1/2022	Blank	--	0.0052	15	0.8	0.5	0.31	1.36	0.17	7	0.07	9.00	2.01	1.55	0.16	0.06	6	0.45	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-036	0	0.91	0.91	4/1/2022	--	--	0.0431	134	9.5	4.6	0.78	8.96	1.66	63	0.48	60.50	16.35	11.50	1.45	0.56	48	3.52	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-036	1.52	2.13	0.61	4/1/2022	--	--	0.0394	135	7.9	4.0	0.72	7.70	1.38	53	0.40	53.10	14.25	10.75	1.15	0.49	42	3.23	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	189	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-SPT-036	3.05	4.27	1.22	4/1/2022	--	--	0.0500	138	13.3	7.3	0.97	10.80	2.43	62	0.65	68.30	18.00	14.45	1.73	0.96	78	5.56	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-036	6.1	7.62	1.52	4/1/2022	--	--	0.0516	130	11.5	5.1	1.24	11.60	1.94	77	0.45	94.90	23.90	18.35	1.72	0.62	56	4.42	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-036	7.62	9.14	1.52	4/1/2022	--	--	0.1023	216	17.8	7.8	2.99	26.00	3.00	165	0.75	239.00	55.90	42.10	3.48	0.91	84	5.10	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-036	9.14	10.67	1.52	4/1/2022	--	--	0.2267	640	45.9	25.9	6.76	51.90	8.91	291	3.18	356.00	85.40	66.50	7.73	3.47	301	21.90	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-036	9.14	10.67	1.52	4/1/2022	Duplicate	--	0.1996	553	40.8	23.9	6.18	47.00	8.40	253	2.99	317.00	74.60	58.70	7.07	3.20	270	20.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-036	10.67	12.19	1.52	4/1/2022	--	--	0.1613	509	28.2	14.8	4.07	34.80	5.41	215	1.59	257.00	62.10	46.20	5.13	1.92	171	10.90	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-036	12.19	13.72	1.52	4/1/2022	--	--	0.0548	128	16.4	12.5	5.29	14.70	3.83	37	1.87	64.80	13.00	15.45	2.54	1.79	130	12.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-036	13.72	15.24	1.52	4/1/2022	--	--	0.0442	101	12.1	6.3	6.08	15.15	2.42	42	0.73	74.90	15.15	16.50	2.09	0.80	73	5.10	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-036	15.24	15.85	0.61	4/1/2022	--	--	0.0383	99	9.8	5.1	5.09	12.65	1.99	37	0.53	64.60	13.45	13.90	1.76	0.65	54	3.98	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-037	0	1.52	1.52	4/1/2022	--	--	0.0678	207	12.2	5.7	1.32	13.65	2.03	109	0.48	108.00	28.10	20.80	1.89	0.69	60	4.35	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-037	1.52	2.13	0.61	4/1/2022	--	--	0.1453	549	15.9	6.4	1.44	26.60	2.80	210	0.63	240.00	62.40	42.80	3.24	0.80	70	5.00	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-037	3.05	3.96	0.91	4/1/2022	--	--	0.1120	329	17.9	9.2	2.08	21.30	3.46	164	0.96	207.00	51.70	34.80	3.10	1.25	98	7.17	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-037	6.1	6.71	0.61	4/1/2022	--	--	0.2214	627	26.2	11.6	5.43	40.90	4.65	347	1.15	499.00	117.50	77.60	5.18	1.49	112	8.88	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-037	6.71	7.62	0.91	4/1/2022	--	--	0.1484	426	19.9	8.4	3.30	32.00	3.29	233	0.98	316.00	76.60	51.90	4.02	1.03	81	6.47	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-037	7.62	8.23	0.61	4/1/2022	--	--	0.2268	464	42.5	20.2	8.13	61.10	7.61	360	2.46	516.00	120.00	95.10	8.20	2.73	200	17.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-037	9.14	10.67	1.52	4/1/2022	--	--	0.1820	370	37.6	19.8	7.47	50.60	6.85	277	2.45	391.00	92.30	73.00	6.90	2.65	188	17.85	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-037	10.67	12.19	1.52	4/1/2022	--	--	0.1429	432	25.5	13.7	5.04	32.30	5.08	194	1.80	235.00	56.20	43.40	4.68	1.95	148	12.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-037	12.19	13.72	1.52	4/1/2022	--	--	0.0850	109	31.9	22.1	5.88	29.90	7.46	56	2.96	95.20	19.15	23.20	4.99	3.17	277	18.35	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-037	13.72	14.63	0.91	4/1/2022	--	--	0.0607	167	11.5	6.4	1.64	14.00	2.27	91	0.65	96.00	23.80	17.85	2.06	0.81	74	5.10	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-037	--	--	--	4/1/2022	Standard	Oreas 460	0.5549	1945	19.9	6.0	23.50	49.10	2.86	1380	0.50	876.00	249.00	112.00	4.82	0.68	64	3.85	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-038	0	1.52	1.52	4/2/2022	--	--	0.0631	274	8.1	4.5	1.13	9.22	1.69	75	0.51	77.10	20.00	12.80	1.41	0.57	46	3.68	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-038	1.52	2.44	0.91	4/2/2022	--	--	0.0794	395	7.3	3.7	1.43	10.30	1.34	82	0.42	96.50	24.60	17.10	1.43	0.44	32	2.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-038	3.05	4.27	1.22	4/2/2022	--	--	0.2450	661	22.0	8.9	6.40	42.70	3.80	449	1.10	565.00	138.00	84.50	4.73	1.18	93	7.63	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-038	4.27	5.18	0.91	4/2/2022	--	--	0.2562	473	28.9	14.9	8.98	53.60	5.27	513	2.19	654.00	161.00	106.50	5.90	2.13	138	14.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-038	4.27	5.18	0.91	4/2/2022	Duplicate	--	0.2536	444	30.3	15.7	9.93	55.60	5.61	505	2.30	664.00	159.50	106.50	6.06	2.24	138	15.65	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-038	6.1	7.16	1.07	4/2/2022	--	--	0.2211	369	39.6	21.0	10.40	61.60	6.84	408	3.05	527.00	127.50	96.30	6.60	2.82	179	20.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-038	7.16	8.23	1.07	4/2/2022	--	--	0.2140	426	49.3	29.0	8.21	61.60	10.15	357	4.28	356.00	94.60	67.90	8.76	4.29	303	27.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-038	9.14	10.06	0.91	4/2/2022	--	--	0.1406	442	19.2	12.3	4.01	26.30	4.04	205	1.79	242.00	59.90	39.80	3.34	1.74	120	12.05	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-038	10.06	11.43	1.37	4/2/2022	--	--	0.1639	575	18.0	10.4	4.06	26.80	3.56	250	1.49	274.00	68.80	43.10	3.37	1.51	104	9.83	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-038	11.43	12.19	0.76	4/2/2022	--	--	0.1609	549	20.7	9.7	3.05	28.80	3.81	254	1.05	268.00	69.40	43.10	3.88	1.34	104	8.28	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-038	12.19	13.41	1.22	4/2/2022	--	--	0.0433	118	9.9	5.3	1.15	8.70	1.94	60	0.57	60.60	16.20	11.85	1.52	0.68	66	4.02	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-038	13.41	14.02	0.61	4/2/2022	--	--	0.0560	139	14.8	9.9	1.42	12.90	3.32	67	1.61	71.60	17.75	14.65	2.22	1.56	104	10.25	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-038	14.02	14.94	0.91	4/2/2022	--	--	0.0824	247	14.9	7.8	2.14	17.90	2.88	121	0.84	135.00	33.20	24.40	2.61	1.06	82	6.33	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	190	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-SPT-038	15.24	16.31	1.07	4/2/2022	--	--	0.0797	258	11.8	5.9	1.36	15.60	2.27	121	0.79	127.00	33.90	23.10	2.24	0.91	67	6.02	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-038	16.31	17.07	0.76	4/2/2022	--	--	0.0602	195	9.0	4.1	1.18	12.25	1.61	91	0.51	97.40	25.60	18.60	1.73	0.58	49	3.67	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-038	--	--	--	4/2/2022	Blank	--	0.0074	18	1.3	0.6	0.41	1.62	0.27	16	0.09	10.80	2.48	1.87	0.23	0.09	9	0.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-039	0	1.22	1.22	4/2/2022	--	--	0.0670	326	8.4	4.7	1.02	8.78	1.67	66	0.55	66.10	17.50	12.60	1.38	0.64	49	3.96	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-039	1.52	2.44	0.91	4/2/2022	--	--	0.0862	557	6.3	3.5	0.95	6.86	1.28	49	0.47	48.60	12.95	8.38	1.09	0.50	34	3.27	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-039	3.05	3.35	0.3	4/2/2022	--	--	0.1320	893	8.0	5.5	1.14	8.24	1.87	55	0.80	66.10	15.90	11.70	1.25	0.83	50	5.16	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-039	3.35	3.96	0.61	4/2/2022	--	--	0.1199	429	15.0	8.6	2.03	20.40	3.03	163	1.11	198.00	49.30	33.40	2.83	1.20	84	8.10	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-039	6.1	7.16	1.07	4/2/2022	--	--	0.0881	243	14.5	8.1	2.25	18.20	2.91	130	1.22	167.00	41.20	29.70	2.56	1.17	78	7.84	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-039	7.16	8.23	1.07	4/2/2022	--	--	0.1544	190	26.3	14.0	6.40	38.80	5.00	297	2.01	412.00	101.00	68.80	4.83	2.08	130	14.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-039	8.23	8.53	0.3	4/2/2022	--	--	0.0829	135	14.6	7.9	3.07	18.20	2.64	190	1.10	164.50	46.80	27.30	2.61	1.03	81	7.18	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-039	9.14	9.75	0.61	4/2/2022	--	--	0.0950	174	22.9	13.9	3.82	26.30	4.85	151	1.75	159.00	41.40	30.00	4.10	1.92	155	11.95	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-039	9.14	9.75	0.61	4/2/2022	Duplicate	--	0.0774	129	19.5	11.8	3.34	20.80	3.87	129	1.53	130.00	33.70	26.20	3.31	1.66	130	9.75	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-039	9.75	11.43	1.68	4/2/2022	--	--	0.1313	382	21.1	11.9	4.29	28.40	4.40	191	1.57	220.00	53.70	38.10	3.88	1.66	140	10.95	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-039	12.19	13.41	1.22	4/2/2022	--	--	0.0259	84	4.2	1.8	0.69	5.55	0.73	43	0.19	36.80	10.60	7.47	0.83	0.21	22	1.43	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-039	13.41	14.78	1.37	4/2/2022	--	--	0.0541	163	9.7	6.2	0.97	10.05	2.10	75	0.82	81.90	20.80	15.30	1.57	0.94	63	5.93	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-039	15.24	16.15	0.91	4/2/2022	--	--	0.0535	164	8.5	4.2	1.25	10.80	1.66	80	0.48	90.70	23.50	16.00	1.60	0.57	48	3.73	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-039	16.15	17.07	0.91	4/2/2022	--	--	0.0933	291	12.1	5.2	2.64	19.15	2.22	149	0.63	169.00	42.20	28.50	2.52	0.70	64	4.23	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-040	0	1.22	1.22	4/2/2022	--	--	0.0402	128	8.1	4.2	1.21	8.91	1.59	55	0.52	55.20	14.20	11.40	1.38	0.58	47	3.57	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-040	1.52	2.13	0.61	4/2/2022	--	--	0.0473	175	7.7	3.0	1.37	10.15	1.14	70	0.44	68.40	17.40	12.60	1.48	0.41	31	3.00	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-040	3.05	3.96	0.91	4/2/2022	--	--	0.0331	91	7.5	3.7	0.91	7.64	1.44	52	0.37	47.80	11.95	8.81	1.22	0.43	42	2.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-040	6.1	7.01	0.91	4/2/2022	--	--	0.0511	151	10.3	4.7	1.41	11.80	1.75	75	0.44	83.10	21.20	16.80	1.73	0.55	51	3.65	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-040	7.01	7.92	0.91	4/2/2022	--	--	0.1401	342	26.1	13.4	4.86	34.00	4.26	228	1.51	279.00	67.40	51.90	4.25	1.54	121	11.00	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-040	9.14	10.21	1.07	4/2/2022	--	--	0.1102	330	19.8	11.9	4.10	24.50	3.54	149	1.65	186.50	43.60	35.40	3.08	1.54	110	10.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-040	10.21	11.28	1.07	4/2/2022	--	--	0.0956	296	17.1	9.4	2.78	20.80	2.99	131	1.21	157.00	37.90	29.20	2.64	1.29	93	8.48	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-040	12.19	12.5	0.3	4/2/2022	--	--	0.1680	569	28.9	14.2	3.88	35.80	4.92	225	1.33	267.00	64.10	51.60	4.61	1.75	144	10.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-040	12.5	13.56	1.07	4/2/2022	--	--	0.0606	168	15.0	7.1	3.63	16.40	2.51	75	0.83	94.20	22.30	19.85	2.32	0.94	79	5.87	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-040	13.56	14.33	0.76	4/2/2022	--	--	0.0140	36	4.1	2.4	0.52	2.90	0.79	18	0.28	15.40	4.26	2.87	0.53	0.34	27	2.33	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-040	--	--	--	4/2/2022	Standard	Oreas 463	2.1562	6960	74.5	17.2	120.50	249.00	8.49	5140	0.76	4050.00	>1000	568.00	19.60	1.49	200	7.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-041	0	1.52	1.52	4/2/2022	--	--	0.0767	383	8.6	4.5	1.36	10.05	1.47	76	0.65	82.10	21.00	14.30	1.29	0.69	43	4.19	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-041	1.52	2.13	0.61	4/2/2022	--	--	0.0651	230	8.7	2.8	1.18	13.50	1.13	99	0.30	110.50	28.80	22.50	1.60	0.31	32	1.93	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-041	3.05	3.96	0.91	4/2/2022	--	--	0.1124	302	17.8	7.8	2.01	27.00	2.70	191	0.80	217.00	56.50	43.40	3.34	0.90	79	5.68	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-041	3.05	3.96	0.91	4/2/2022	Duplicate	--	0.1078	288	18.7	6.9	2.15	26.00	2.63	187	0.73	208.00	54.30	42.10	3.30	0.86	72	5.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-041	6.1	7.01	0.91	4/2/2022	--	--	0.0366	115	7.2	3.4	0.85	9.18	1.10	55	0.45	53.00	13.90	11.00	1.31	0.39	36	3.02	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	191	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-SPT-041	7.62	8.69	1.07	4/2/2022	--	--	0.3003	1195	15.1	6.9	4.48	34.00	2.25	514	0.89	504.00	132.50	70.40	3.21	0.86	72	6.29	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-041	8.69	9.91	1.22	4/2/2022	--	--	0.1507	581	14.4	5.8	3.76	28.90	2.16	210	0.61	257.00	61.80	47.90	2.98	0.71	62	4.88	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-041	9.91	11.13	1.22	4/2/2022	--	--	0.2671	997	30.4	13.0	4.84	55.20	4.47	366	1.54	449.00	107.00	84.30	5.97	1.58	142	10.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-041	11.13	12.19	1.07	4/2/2022	--	--	0.0396	133	5.2	2.6	1.11	6.56	0.97	73	0.33	58.40	16.50	9.48	0.93	0.39	27	2.24	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-042	0	1.07	1.07	4/3/2022	--	--	0.0594	248	6.8	3.2	1.04	9.77	1.23	80	0.40	82.10	22.90	14.05	1.38	0.46	31	2.78	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-042	1.52	2.13	0.61	4/3/2022	--	--	0.0667	329	6.3	3.1	1.81	8.65	1.09	76	0.45	77.60	20.70	13.35	1.23	0.44	25	2.93	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-042	3.05	3.96	0.91	4/3/2022	--	--	0.1346	512	14.1	6.7	3.26	22.00	2.58	196	0.86	222.00	61.20	36.30	2.77	0.94	60	5.92	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-042	6.1	7.47	1.37	4/3/2022	--	--	0.0521	171	7.9	4.1	1.06	10.60	1.64	82	0.54	78.50	21.70	14.55	1.53	0.57	43	3.72	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-042	7.47	8.23	0.76	4/3/2022	--	--	0.0628	220	8.3	4.4	1.56	11.00	1.66	94	0.64	98.70	26.30	16.05	1.49	0.66	45	4.05	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-042	--	--	--	4/3/2022	Standard	Oreas 460	0.5339	1810	19.4	6.0	23.60	51.00	2.89	1360	0.53	842.00	259.00	109.50	5.08	0.68	65	3.56	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-043	0	1.52	1.52	4/3/2022	--	--	0.0566	197	7.9	3.5	1.26	10.80	1.32	88	0.41	92.00	25.50	15.80	1.48	0.47	34	2.71	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-043	1.52	2.44	0.91	4/3/2022	--	--	0.0265	59	6.8	2.1	1.62	9.11	0.92	41	0.11	61.50	14.65	13.25	1.14	0.23	13	1.27	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-043	3.05	3.66	0.61	4/3/2022	--	--	0.0954	280	13.8	6.2	2.40	20.60	2.41	158	0.82	179.00	47.30	29.20	2.66	0.96	62	5.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-043	4.57	6.1	1.52	4/3/2022	--	--	0.1705	536	24.6	13.5	3.46	33.80	4.96	249	1.76	300.00	77.20	49.70	4.47	2.07	135	12.10	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-043	6.1	7.62	1.52	4/3/2022	--	--	0.1227	393	19.4	9.3	2.21	25.90	3.69	180	1.31	199.50	53.30	36.70	3.71	1.47	104	8.79	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-043	7.62	9.14	1.52	4/3/2022	--	--	0.0564	179	9.8	5.1	1.04	12.00	1.90	81	0.64	85.80	24.20	16.00	1.76	0.79	54	4.51	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-043	9.14	10.67	1.52	4/3/2022	--	--	0.0401	123	8.8	4.4	0.73	9.86	1.54	55	0.54	56.80	16.15	12.30	1.58	0.63	45	3.83	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-043	10.67	12.19	1.52	4/3/2022	--	--	0.0448	155	6.4	2.6	0.88	9.63	1.07	74	0.32	65.50	18.95	12.50	1.32	0.38	31	2.29	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-043	10.67	12.19	1.52	4/3/2022	Duplicate	--	0.0472	164	6.9	3.0	0.72	9.48	1.19	77	0.38	69.10	19.75	12.65	1.34	0.43	34	2.41	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-043	12.19	12.95	0.76	4/3/2022	--	--	0.6499	2380	33.7	10.2	6.76	99.20	4.78	1100	0.85	1255.00	337.00	178.50	9.14	1.15	125	6.22	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-043	12.95	13.72	0.76	4/3/2022	--	--	1.1149	4450	39.3	8.2	4.03	147.50	4.76	1860	0.58	2030.00	556.00	286.00	12.20	0.80	119	3.93	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-043	13.72	14.48	0.76	4/3/2022	--	--	0.5713	2210	20.8	4.2	5.35	76.50	2.49	994	0.24	1050.00	292.00	150.50	6.30	0.39	64	1.88	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-043	14.48	14.94	0.46	4/3/2022	--	--	1.1183	4280	50.1	9.4	4.38	168.50	6.14	1895	0.45	2080.00	569.00	320.00	14.85	0.89	148	3.43	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-043	15.24	16.76	1.52	4/3/2022	--	--	0.1138	406	13.8	6.8	2.41	20.50	2.28	173	0.81	186.00	49.80	30.30	2.51	0.98	67	6.01	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-043	17.68	18.29	0.61	4/3/2022	--	--	0.0606	215	8.3	3.2	1.15	12.90	1.30	87	0.30	97.50	26.30	18.40	1.72	0.41	39	2.48	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-044	0	1.22	1.22	4/3/2022	--	--	0.0475	188	8.2	4.2	0.81	7.74	1.36	59	0.52	59.50	15.85	10.95	1.25	0.57	42	3.38	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-044	1.52	1.98	0.46	4/3/2022	--	--	0.0502	195	9.2	4.4	0.72	10.15	1.62	63	0.42	58.50	16.65	11.40	1.56	0.54	49	3.49	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-044	3.05	3.66	0.61	4/3/2022	--	--	0.0609	171	9.8	3.7	1.08	14.20	1.38	111	0.38	108.00	30.20	21.00	1.89	0.45	41	2.76	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-044	4.57	5.64	1.07	4/3/2022	--	--	0.0937	317	13.5	6.3	1.93	18.15	2.25	149	0.76	149.00	41.00	24.90	2.44	0.90	64	5.57	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-044	6.1	7.32	1.22	4/3/2022	--	--	0.1507	514	21.1	10.1	3.82	31.40	3.66	221	1.32	249.00	64.60	43.50	4.13	1.37	103	9.22	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-044	7.32	8.53	1.22	4/3/2022	--	--	0.0505	170	7.2	3.6	1.05	10.30	1.24	78	0.53	76.70	21.10	13.70	1.39	0.50	40	3.36	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-044	9.14	10.36	1.22	4/3/2022	--	--	0.0600	200	8.9	4.7	1.21	12.05	1.58	89	0.57	94.30	25.10	16.25	1.66	0.69	49	4.57	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-044	--	--	--	4/3/2022	Blank	--	0.0037	10	1.0	0.4	0.33	1.08	0.13	5	0.04	5.80	1.41	1.18	0.12	0.05	4	0.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	192	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-SPT-045	0	0.91	0.91	4/4/2022	--	--	0.0787	312	10.7	5.4	1.43	13.80	1.95	105	0.65	106.50	29.00	19.10	1.91	0.75	56	4.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-045	1.52	1.83	0.3	4/4/2022	--	--	0.0238	114	2.4	0.8	1.13	3.86	0.32	30	0.05	28.60	8.03	5.35	0.52	0.09	8	0.42	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-045	3.05	3.35	0.3	4/4/2022	--	--	0.0738	207	12.9	5.5	1.66	16.55	2.02	124	0.68	133.00	36.30	23.50	2.30	0.76	56	4.99	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-045	6.1	7.62	1.52	4/4/2022	--	--	0.0682	177	15.2	7.7	1.45	17.40	2.59	101	0.90	110.00	30.00	21.50	2.54	1.03	82	6.69	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-045	9.14	10.67	1.52	4/4/2022	--	--	0.0439	144	8.3	5.1	0.85	9.23	1.58	60	0.62	60.80	16.60	11.90	1.42	0.71	47	5.12	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-045	9.14	10.67	1.52	4/4/2022	Duplicate	--	0.0419	139	7.7	4.1	0.84	8.66	1.44	58	0.56	59.40	16.20	12.05	1.33	0.62	41	4.26	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-045	10.67	12.19	1.52	4/4/2022	--	--	0.0765	309	9.0	4.6	0.88	11.85	1.52	102	0.50	107.00	30.20	19.00	1.62	0.59	50	3.74	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-045	12.19	13.72	1.52	4/4/2022	--	--	0.0890	302	12.7	6.0	2.92	17.05	2.21	133	0.79	147.00	38.30	24.60	2.26	0.88	61	5.73	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-046	0	1.52	1.52	4/4/2022	--	--	0.0422	169	4.8	2.3	0.69	7.04	0.85	64	0.23	56.30	16.40	10.20	1.01	0.31	24	1.97	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-046	1.52	2.13	0.61	4/4/2022	--	--	0.0331	144	4.4	1.7	0.52	5.78	0.63	45	0.21	39.00	11.20	7.68	0.81	0.23	19	1.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-046	3.05	3.66	0.61	4/4/2022	--	--	0.0350	119	4.6	1.7	0.80	6.54	0.63	61	0.19	56.10	16.05	9.85	0.87	0.21	18	1.44	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-046	4.57	5.49	0.91	4/4/2022	--	--	0.0449	120	9.4	4.4	1.15	11.80	1.55	74	0.50	73.70	19.95	14.20	1.59	0.58	44	3.85	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-046	6.1	7.47	1.37	4/4/2022	--	--	0.0554	174	9.3	4.2	1.29	12.45	1.52	86	0.46	88.30	24.70	17.00	1.69	0.55	45	3.66	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-046	7.47	8.53	1.07	4/4/2022	--	--	0.1661	547	23.2	11.3	3.69	33.50	4.19	268	1.19	268.00	71.10	44.00	4.36	1.48	121	9.15	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-046	9.14	10.06	0.91	4/4/2022	--	--	0.0592	196	9.9	4.5	1.08	13.00	1.62	88	0.48	90.30	24.80	17.95	1.80	0.60	49	3.75	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-046	10.06	10.67	0.61	4/4/2022	--	--	0.0382	109	11.6	5.4	0.58	9.48	1.90	44	0.71	43.90	12.70	9.81	1.73	0.75	66	5.13	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-046	13.41	15.24	1.83	4/4/2022	--	--	0.0711	233	13.4	6.4	1.41	16.15	2.33	100	0.76	105.00	28.20	20.00	2.26	0.90	69	5.41	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-046	--	--	--	4/4/2022	Standard	Oreas 460	0.5697	2030	20.3	6.1	22.90	50.90	2.62	1455	0.49	832.00	256.00	109.50	4.81	0.69	68	3.85	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-047	0	0.91	0.91	4/4/2022	--	--	0.1394	514	21.7	8.3	1.93	30.30	3.15	185	0.92	214.00	57.70	41.30	4.02	1.10	95	6.58	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-047	1.52	1.83	0.3	4/4/2022	--	--	0.0450	146	7.3	2.8	1.35	9.87	1.12	75	0.29	73.10	20.90	13.55	1.35	0.37	27	2.37	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-047	3.05	4.27	1.22	4/4/2022	--	--	0.0376	98	6.7	2.9	1.17	8.54	1.05	67	0.37	70.30	19.65	13.05	1.20	0.41	27	2.45	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-047	4.57	6.1	1.52	4/4/2022	--	--	0.0306	102	5.2	2.2	0.73	7.03	0.81	48	0.25	44.40	12.80	9.03	0.93	0.30	25	1.99	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-047	6.1	7.77	1.68	4/4/2022	--	--	0.0341	119	5.8	2.4	0.86	7.70	0.87	54	0.25	47.30	13.55	9.07	1.00	0.34	26	2.10	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-047	7.77	8.38	0.61	4/4/2022	--	--	0.1811	606	34.1	15.8	2.24	40.50	5.72	241	1.74	266.00	71.70	52.40	6.04	2.19	177	12.85	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-047	8.38	8.84	0.46	4/4/2022	--	--	0.0640	220	11.4	5.1	0.82	14.05	1.92	87	0.52	91.00	25.40	18.50	1.97	0.73	60	4.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-047	8.38	8.84	0.46	4/4/2022	Duplicate	--	0.0685	234	10.1	5.1	0.84	15.80	1.91	101	0.66	106.00	28.50	22.10	2.12	0.67	49	4.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-047	9.14	10.97	1.83	4/4/2022	--	--	0.0133	35	4.0	2.4	0.42	2.82	0.81	17	0.26	13.80	3.95	2.72	0.56	0.38	25	1.95	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-047	10.97	11.58	0.61	4/4/2022	--	--	0.0097	29	2.5	1.2	0.40	2.11	0.47	14	0.12	11.60	3.30	2.21	0.36	0.15	14	0.97	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-048	0	0.91	0.91	4/6/2022	--	--	0.0798	302	9.6	4.0	1.30	15.00	1.57	118	0.40	124.50	32.90	21.20	1.95	0.49	43	3.26	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-048	0.91	1.98	1.07	4/6/2022	--	--	0.0755	209	16.5	7.9	1.65	18.45	3.13	106	0.91	123.50	31.30	24.10	2.92	1.11	86	6.61	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-048	3.05	3.66	0.61	4/6/2022	--	--	0.1602	440	29.8	17.2	5.24	38.30	5.92	244	2.53	277.00	69.90	48.80	5.26	2.58	156	16.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-048	4.57	5.64	1.07	4/6/2022	--	--	0.1309	415	20.6	11.3	4.03	27.20	4.08	196	1.53	222.00	54.50	37.30	3.65	1.64	103	9.97	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-048	6.1	7.32	1.22	4/6/2022	--	--	0.0354	104	8.2	5.3	0.88	7.22	1.78	47	0.65	47.90	12.80	9.23	1.21	0.87	47	5.04	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	193	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-SPT-048	7.32	8.53	1.22	4/6/2022	--	--	0.0552	180	8.9	4.9	1.34	10.35	1.84	81	0.70	85.90	22.90	15.45	1.43	0.77	48	4.98	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-048	9.14	9.75	0.61	4/6/2022	--	--	0.0303	76	9.4	5.4	2.58	10.65	1.90	28	0.71	42.80	9.15	9.39	1.55	0.71	53	4.79	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-049	0	1.52	1.52	4/6/2022	--	--	0.0878	298	15.5	7.7	1.72	19.05	3.04	123	0.84	130.00	34.20	23.30	2.79	1.06	79	6.03	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-049	1.52	2.13	0.61	4/6/2022	--	--	0.1189	396	19.4	8.0	1.38	23.20	3.37	177	0.79	192.50	49.20	34.40	3.38	1.08	94	6.27	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-049	3.05	3.66	0.61	4/6/2022	--	--	0.1169	387	16.5	8.5	2.06	22.60	3.10	178	1.05	194.00	49.60	33.70	2.98	1.15	86	6.95	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-049	3.66	4.11	0.46	4/6/2022	--	--	0.1449	458	19.9	9.4	4.83	30.10	3.66	229	1.29	261.00	63.90	42.60	3.88	1.32	95	8.74	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-049	4.57	5.49	0.91	4/6/2022	--	--	0.1310	408	19.7	9.6	4.26	28.60	3.63	203	1.23	233.00	57.20	37.90	3.61	1.32	93	8.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-049	5.49	6.1	0.61	4/6/2022	--	--	0.1227	394	17.9	9.3	3.85	25.70	3.55	185	1.23	212.00	51.80	35.10	3.18	1.38	91	8.64	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-049	6.1	7.32	1.22	4/6/2022	--	--	0.1530	495	20.9	11.7	3.89	29.60	4.28	231	1.48	262.00	65.50	43.40	3.83	1.68	116	10.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-049	9.14	10.36	1.22	4/6/2022	--	--	0.0546	144	14.7	7.6	3.49	17.45	2.87	65	1.02	80.00	18.15	17.05	2.59	1.05	80	6.32	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-049	--	--	--	4/6/2022	Blank	--	0.0043	11	0.9	0.4	0.35	1.40	0.15	6	0.06	7.10	1.64	1.40	0.17	0.07	5	0.33	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-050	0	1.22	1.22	4/6/2022	--	--	0.0458	143	10.5	5.8	1.06	9.73	2.05	60	0.66	63.00	16.00	11.35	1.65	0.76	58	4.67	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-050	0	1.22	1.22	4/6/2022	Duplicate	--	0.0551	182	10.9	5.0	0.95	12.10	1.99	75	0.58	79.80	20.70	15.25	1.87	0.64	56	4.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-050	1.52	2.13	0.61	4/6/2022	--	--	0.1326	436	21.5	9.5	2.26	28.80	3.80	194	1.13	218.00	57.00	40.10	3.82	1.32	102	7.62	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-050	3.05	3.81	0.76	4/6/2022	--	--	0.0921	265	18.6	9.3	2.31	22.30	3.55	132	1.13	150.50	38.30	28.90	3.31	1.30	96	8.49	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-050	4.57	5.79	1.22	4/6/2022	--	--	0.1524	504	22.2	11.8	2.72	29.70	4.38	234	1.37	248.00	64.00	41.90	3.97	1.61	115	9.87	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-050	7.62	8.99	1.37	4/6/2022	--	--	0.0791	240	16.2	9.1	2.31	19.00	3.31	108	1.23	117.50	30.90	22.30	2.82	1.33	88	7.96	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-050	9.14	10.36	1.22	4/6/2022	--	--	0.0800	242	14.5	9.0	2.57	17.20	3.15	112	1.26	126.50	30.90	21.90	2.57	1.29	85	7.96	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-051	0	1.22	1.22	4/6/2022	--	--	0.0256	77	5.8	2.6	0.69	6.33	1.04	38	0.28	36.30	9.32	7.65	1.00	0.34	29	2.22	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-051	1.52	2.29	0.76	4/6/2022	--	--	0.0211	66	4.5	2.2	0.54	4.53	0.81	30	0.26	31.10	7.99	5.89	0.72	0.32	23	1.88	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-051	3.05	3.96	0.91	4/6/2022	--	--	0.1461	442	26.8	13.5	2.92	32.20	4.94	216	1.72	243.00	62.70	41.80	4.64	1.93	133	11.95	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-051	4.57	5.64	1.07	4/6/2022	--	--	0.1521	459	30.7	15.3	2.94	33.90	5.93	211	1.78	235.00	60.10	43.80	5.23	2.18	168	12.95	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-051	6.1	7.01	0.91	4/6/2022	--	--	0.0414	112	10.3	7.5	1.34	9.37	2.32	55	1.09	49.00	13.00	10.30	1.53	1.14	68	7.66	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-051	7.62	8.08	0.46	4/6/2022	--	--	0.0328	90	7.8	5.3	1.15	7.63	1.69	46	0.78	43.10	11.00	7.69	1.20	0.82	48	5.15	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-051	9.14	10.21	1.07	4/6/2022	--	--	0.1446	470	25.2	12.6	2.61	30.40	4.73	207	1.57	230.00	59.60	42.40	4.20	1.68	125	10.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-051	10.21	11.13	0.91	4/6/2022	--	--	0.1804	600	27.7	12.7	2.38	38.40	5.01	262	1.47	302.00	77.80	54.80	5.15	1.71	132	9.95	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-051	--	--	--	4/6/2022	Standard	Oreas 460	0.5203	1755	19.7	6.0	23.00	49.20	2.81	1345	0.47	823.00	242.00	105.50	4.88	0.65	61	3.56	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-052	0	1.52	1.52	4/7/2022	--	--	0.0965	348	13.7	8.0	1.50	16.45	2.67	135	0.90	146.00	36.00	22.50	2.38	1.03	79	6.53	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-052	1.52	2.44	0.91	4/7/2022	--	--	0.0731	254	11.1	4.5	1.26	13.20	1.79	114	0.53	111.50	30.50	20.20	1.96	0.66	52	3.86	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-052	3.05	4.57	1.52	4/7/2022	--	--	0.0595	163	10.6	4.9	1.60	13.55	1.84	102	0.66	98.50	26.50	19.60	1.96	0.75	55	4.24	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-052	4.57	5.49	0.91	4/7/2022	--	--	0.0593	163	13.1	6.5	1.66	14.30	2.40	93	0.79	85.60	24.00	18.10	2.26	0.91	71	5.67	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-052	5.49	6.1	0.61	4/7/2022	--	--	0.0387	81	15.4	9.1	2.42	12.15	3.14	33	1.20	38.40	9.07	10.80	2.26	1.34	96	8.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-052	5.49	6.1	0.61	4/7/2022	Duplicate	--	0.0383	80	15.4	9.1	2.44	12.20	3.08	32	1.24	38.40	9.17	10.35	2.20	1.32	95	8.88	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	194	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0.1	0.05	0.03	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000	1000	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
22-SPT-052	6.1	7.32	1.22	4/7/2022	--	--	0.0282	91	5.6	2.4	0.88	6.48	0.95	43	0.23	40.30	10.75	8.44	1.02	0.32	26	1.92	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-053	0	1.22	1.22	4/7/2022	--	--	0.0584	171	16.6	7.3	0.91	12.10	2.98	74	0.62	70.50	19.75	15.15	2.39	0.95	94	4.90	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-053	3.05	3.66	0.61	4/7/2022	--	--	0.0448	100	10.4	4.9	1.52	10.80	1.86	73	0.57	78.90	20.30	15.70	1.73	0.71	54	4.51	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-053	6.1	7.62	1.52	4/7/2022	--	--	0.0424	69	13.6	7.7	1.72	13.55	2.56	55	1.02	70.10	16.55	15.50	2.13	1.16	80	7.18	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-053	7.62	9.14	1.52	4/7/2022	--	--	0.0278	77	6.3	3.8	0.68	6.16	1.20	38	0.52	36.10	9.82	7.54	1.02	0.61	42	3.82	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-053	9.14	10.67	1.52	4/7/2022	--	--	0.0164	50	3.3	2.0	0.60	2.64	0.71	26	0.29	18.40	5.56	3.81	0.49	0.31	22	2.09	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-053	10.67	12.19	1.52	4/7/2022	--	--	0.0659	200	14.2	8.2	0.85	12.40	2.93	85	0.96	92.10	24.30	18.05	2.18	1.22	87	7.83	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-053	12.19	13.72	1.52	4/7/2022	--	--	0.0253	69	7.9	4.0	0.81	5.94	1.48	33	0.34	28.00	7.92	6.59	1.12	0.55	44	2.87	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-053	13.72	14.63	0.91	4/7/2022	--	--	0.0467	144	11.4	4.3	0.75	12.85	1.70	62	0.37	64.90	17.60	16.35	2.21	0.53	54	3.11	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-054	0	1.52	1.52	4/7/2022	--	--	0.0854	274	16.1	7.8	1.56	17.00	2.97	122	0.95	130.00	33.90	24.30	2.73	1.05	84	6.97	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-054	3.05	4.57	1.52	4/7/2022	--	--	0.0331	97	8.3	4.4	0.71	6.41	1.51	45	0.50	42.40	11.60	8.41	1.20	0.59	47	3.48	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-055	0	1.22	1.22	4/7/2022	--	--	0.1562	514	23.7	12.3	4.59	29.80	4.40	221	1.78	270.00	65.90	47.20	3.93	1.79	115	11.85	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-055	1.52	2.44	0.91	4/7/2022	--	--	0.2063	704	26.4	12.4	4.35	36.50	4.81	317	1.53	360.00	93.20	58.40	4.81	1.88	119	11.25	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-055	3.05	4.11	1.07	4/7/2022	--	--	0.1419	449	23.8	12.4	4.09	27.70	4.44	203	1.68	241.00	59.10	45.10	4.02	1.89	117	11.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-055	6.1	7.01	0.91	4/7/2022	--	--	0.1333	443	21.2	11.6	2.93	24.50	4.08	191	1.74	211.00	54.70	37.50	3.51	1.86	111	12.05	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-055	7.01	8.23	1.22	4/7/2022	--	--	0.1338	430	21.2	12.2	3.75	25.40	4.20	194	1.75	223.00	54.80	38.10	3.58	1.82	111	11.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
22-SPT-055	9.14	10.67	1.52	4/7/2022	--	--	0.2029	647	28.8	14.1	5.21	41.00	5.44	329	1.48	326.00	80.70	53.70	5.29	1.91	172	10.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
Blank	--	--	--	--	Blank	--	0.0044	12	0.9	0.4	0.33	1.43	0.15	6	<0.01	7.30	1.70	1.34	0.17	0.02	5	0.34	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
Blank	--	--	--	--	Blank	--	0.0033	8	0.7	0.3	0.29	1.05	0.15	5	0.04	5.80	1.25	1.15	0.13	0.03	4	0.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
Blank	--	--	--	--	Blank	--	0.0056	16	1.3	0.6	0.36	1.65	0.17	9	0.05	9.00	2.09	1.86	0.22	0.03	6	0.44	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
Blank	--	--	--	--	Blank	--	0.0036	9	0.8	0.3	0.29	1.02	0.15	5	0.05	6.30	1.37	1.36	0.16	0.05	4	0.25	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
Blank	--	--	--	--	Blank	--	0.0048	13	0.9	0.4	0.35	1.30	0.16	8	0.05	7.80	1.76	1.39	0.16	0.05	6	0.29	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
Blank	--	--	--	--	Blank	--	0.0042	11	0.8	0.4	0.26	1.11	0.14	6	0.04	7.00	1.60	1.46	0.14	0.05	5	0.32	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
Standard	--	--	--	--	Standard	Oreas 460	0.5623	1950	21.4	6.1	23.80	49.20	2.87	1420	0.51	875.00	262.00	115.00	4.95	0.72	65	3.87	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
Standard	--	--	--	--	Standard	Oreas 463	2.0279	7030	71.1	16.0	115.00	239.00	8.95	5140	0.76	3770.00	>1000	559.00	20.20	1.57	184	6.73	6170	69	16	114	240	9	5050	1	3820	1060	553	21	2	189	7
Standard	--	--	--	--	Standard	Oreas 460	0.5536	1935	20.4	6.1	22.70	48.80	2.93	1450	0.48	812.00	236.00	113.50	4.73	0.75	68	3.81	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
Standard	--	--	--	--	Standard	--	0.5447	1925	21.1	6.4	24.20	54.60	2.91	1380	0.47	825.00	231.00	106.50	4.84	0.69	64	3.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
Standard	--	--	--	--	Standard	Oreas 463	1.8311	5660	60.9	13.9	102.00	208.00	7.64	4510	0.64	3460.00	945.00	467.00	17.60	1.29	179	5.74	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
Standard	--	--	--	--	Standard	Oreas 463	2.0439	7130	75.4	16.2	124.00	249.00	8.82	5280	0.83	4350.00	>1000	563.00	21.50	1.61	211	7.58	6590	67	16	110	255	9	5000	1	3660	990	546	20	1	187	6
Standard	--	--	--	--	Standard	Oreas 463	2.1308	6800	76.3	17.2	125.50	256.00	9.45	5080	0.78	4050.00	>1000	562.00	21.40	1.46	194	6.93	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

Notes:

< - value is at the detection lower limit.

> - value is at the detection upper limit.

ppm - parts per million

Source: ALS Labs, September 2025.

SLV0163 – Technical Report Summary Shiloh Project, Georgia	195	November 2025

Technical Report Summary

7.2.1.3 Drilling 2025

Two drilling programs were completed on the Shiloh Project in January and May 2025, at the Pig Trail and Newbill areas (Figure 37). The drilling program comprised of 13 diamond boreholes totaling 908 m and the subsequent DPT program comprised 88 DPT with 2‑inch diameter drillholes, totaling 541.6 m. Individual close up drill maps are shown in Figure 37 to Figure 39;5 diamond drillholes and 34 DPT drillholes at the Pig Trail area, and 8 diamond drillholes and 54 DPT drillholes at the Newbill area. The DPT boreholes are shown in green and diamond boreholes in red.

Diamond drilling used HQ core diameter of 10 – 23.5 m for the surface saprolite material until the drill intersected sufficient bedrock to stabilize the hole, at which point the drilling switched to NQ. At Pig Trail, the spacing of the diamond drill holes began at 15 m spacing for the first three holes (25‑DDPT‑001, 002, 003), followed by two 8.5 m spaced holes closer to the target anomaly (holes 25‑DDPT‑004 and 005). At Newbill, the first diamond hole 25‑DDNB‑001 was located 8 m east from the second diamond drill hole. All subsequent diamond holes at Newbill were drilled from the same pad as hole 25‑DDNB‑002. For the direct push program initial holes were spaced 5 m apart. If mineralization was intersected hole spacing decreased to 1 m and remained at 1 to 2 m until out of mineralization.

Table 9 provides a summary of 2025 drillhole locations and total depth. Of the 101 drillholes, the depth ranged from 1 m bgs to 112 m bgs with an average total depth across the drillholes of 14 m bgs. A total of 952 samples were collected and shipped to ALS in Reno, Navada for processing and Vancouver, BC for analysis by XRF. Table 10 provides the 2025 drilling analytical results for Method ME‑MS81/h. Parameters that are part of the TREO% calculation are shown. TREO was calculated including oxides La2O3, Ce2O3, Pr2O3, Nd2O3, Sm₂O₃, Eu₂O₃, Gd₂O₃, Tb₂O₃, Dy₂O₃, Ho₂O₃, Er₂O₃, Tm₂O₃, Yb₂O₃, Lu₂O₃, and Y₂O₃. Where analytical results exceeded the upper method detection limit (e.g., reported as >5000 ppm), the upper method detection limit value was assigned for calculation purposes. This approach introduces a conservative estimate and may result in underreporting of actual TREO% concentrations. The true values may be higher but cannot be accurately quantified within the validated range of the method. Accordingly, caution is advised when interpreting TREO values derived under these conditions.

SLV0163 – Technical Report Summary Shiloh Project, Georgia	196	November 2025

Technical Report Summary

Figure 37 Overview Map of Drilling Activities – 2025, (Source: Foothills Rare Earths, 2025e).

SLV0163 – Technical Report Summary Shiloh Project, Georgia	197	November 2025

Technical Report Summary

Figure 38 Drilling Activities at the Pig Trail Area., (Source: Foothills Rare Earths, 2025e)

SLV0163 – Technical Report Summary Shiloh Project, Georgia	198	November 2025

Technical Report Summary

Figure 39 Drilling Activities at the Newbill Area., (Source: Foothills Rare Earths, 2025e)

SLV0163 – Technical Report Summary Shiloh Project, Georgia	199	November 2025

Technical Report Summary

Table 9 Drillhole Locations and Total Depth 2025

Drill Method	Project Area	Count	Latitude	Longitude	Hole ID	Total Depth (mbgs)
Diamond Drill	Newbill	n = 8	32.7951	‑84.6290	25‑DDNB‑001	101.00
			32.7951	‑84.6291	25‑DDNB‑002	88.00
			32.7951	‑84.6291	25‑DDNB‑003	49.00
			32.7951	‑84.6291	25‑DDNB‑004	39.00
			32.7951	‑84.6291	25‑DDNB‑005	31.50
			32.7951	‑84.6291	25‑DDNB‑006	31.00
			32.7951	‑84.6291	25‑DDNB‑007	31.00
			32.7951	‑84.6291	25‑DDNB‑008	30.50
Diamond Drill	Pig Trail	n = 5	32.7883	‑84.6662	25‑DDPT‑001	91.00
			32.7884	‑84.6660	25‑DDPT‑002	100.00
			32.7884	‑84.6659	25‑DDPT‑003	100.00
			32.7886	‑84.6661	25‑DDPT‑004	102.00
			32.7885	‑84.6662	25‑DDPT‑005	114.00
Direct Push	Newbill	n = 54	32.7954	‑84.6291	25‑DPNB‑001	4.50
			32.7953	‑84.6291	25‑DPNB‑002	5.16
			32.7953	‑84.6292	25‑DPNB‑003	4.44
			32.7953	‑84.6292	25‑DPNB‑004	3.17
			32.7953	‑84.6292	25‑DPNB‑005	3.32
			32.7953	‑84.6292	25‑DPNB‑006	2.06
			32.7953	‑84.6292	25‑DPNB‑007	1.10
			32.7952	‑84.6293	25‑DPNB‑008	3.15
			32.7953	‑84.6290	25‑DPNB‑009	5.56
			32.7952	‑84.6291	25‑DPNB‑010	5.79
			32.7952	‑84.6291	25‑DPNB‑011	5.24
			32.7952	‑84.6291	25‑DPNB‑012	5.53
			32.7952	‑84.6291	25‑DPNB‑013	5.87
			32.7952	‑84.6291	25‑DPNB‑014	5.21
			32.7952	‑84.6291	25‑DPNB‑015	5.30
			32.7952	‑84.6291	25‑DPNB‑016	5.36
			32.7952	‑84.6291	25‑DPNB‑017	5.59
			32.7952	‑84.6292	25‑DPNB‑018	5.49
			32.7952	‑84.6292	25‑DPNB‑019	5.61
			32.7952	‑84.6292	25‑DPNB‑020	5.54
			32.7952	‑84.6292	25‑DPNB‑021	5.41

SLV0163 – Technical Report Summary Shiloh Project, Georgia	200	November 2025

Technical Report Summary

Drill Method	Project Area	Count	Latitude	Longitude	Hole ID	Total Depth (mbgs)
			32.7952	‑84.6292	25‑DPNB‑022	5.11
Direct Push (Cont’d)	Newbill (Cont’d)	n = 54 (Cont’d)	32.7952	‑84.6290	25‑DPNB‑023	6.68
			32.7952	‑84.6291	25‑DPNB‑024	7.19
			32.7952	‑84.6291	25‑DPNB‑025	6.81
			32.7952	‑84.6291	25‑DPNB‑026	6.89
			32.7952	‑84.6291	25‑DPNB‑027	5.49
			32.7952	‑84.6291	25‑DPNB‑028	7.16
			32.7952	‑84.6291	25‑DPNB‑029	7.27
			32.7952	‑84.6291	25‑DPNB‑030	6.36
			32.7953	‑84.6292	25‑DPNB‑031	3.20
			32.7953	‑84.6292	25‑DPNB‑032	3.55
			32.7953	‑84.6292	25‑DPNB‑033	3.68
			32.7953	‑84.6291	25‑DPNB‑034	3.86
			32.7952	‑84.6291	25‑DPNB‑035	3.81
			32.7952	‑84.6291	25‑DPNB‑036	4.01
			32.7952	‑84.6291	25‑DPNB‑037	4.72
			32.7952	‑84.6291	25‑DPNB‑038	6.30
			32.7952	‑84.6291	25‑DPNB‑039	6.22
			32.7952	‑84.6291	25‑DPNB‑040	7.32
			32.7952	‑84.6291	25‑DPNB‑041	6.61
			32.7952	‑84.6291	25‑DPNB‑042	4.04
			32.7952	‑84.6291	25‑DPNB‑043	7.09
			32.7952	‑84.6291	25‑DPNB‑044	5.66
			32.7952	‑84.6291	25‑DPNB‑045	5.36
			32.7952	‑84.6291	25‑DPNB‑046	4.57
			32.7952	‑84.6291	25‑DPNB‑047	4.72
			32.7952	‑84.6291	25‑DPNB‑048	4.90
			32.7952	‑84.6292	25‑DPNB‑049	4.77
			32.7952	‑84.6291	25‑DPNB‑050	5.31
			32.7952	‑84.6291	25‑DPNB‑051	6.83
			32.7952	‑84.6291	25‑DPNB‑052	6.81
			32.7952	‑84.6291	25‑DPNB‑053	6.86
			32.7952	‑84.6290	25‑DPNB‑054	7.34
	Pig Trail	n = 34	32.7901	‑84.6731	25‑DPPT‑001	8.46
			32.7901	‑84.6732	25‑DPPT‑002	10.67
			32.7901	‑84.6732	25‑DPPT‑003	7.62

SLV0163 – Technical Report Summary Shiloh Project, Georgia	201	November 2025

Technical Report Summary

Drill Method	Project Area	Count	Latitude	Longitude	Hole ID	Total Depth (mbgs)
			32.7901	‑84.6732	25‑DPPT‑004	7.62
			32.7901	‑84.6732	25‑DPPT‑005	7.62
Direct Push (Cont’d)	Pig Trail (Cont’d)	n = 34	32.7901	‑84.6732	25‑DPPT‑006	7.62
			32.7901	‑84.6733	25‑DPPT‑007	7.62
			32.7901	‑84.6733	25‑DPPT‑008	7.62
			32.7900	‑84.6733	25‑DPPT‑009	7.62
			32.7900	‑84.6733	25‑DPPT‑010	7.62
			32.7900	‑84.6732	25‑DPPT‑011	7.62
			32.7900	‑84.6732	25‑DPPT‑012	7.62
			32.7900	‑84.6732	25‑DPPT‑013	7.62
			32.7900	‑84.6732	25‑DPPT‑014	7.62
			32.7900	‑84.6732	25‑DPPT‑015	7.62
			32.7900	‑84.6731	25‑DPPT‑016	7.62
			32.7900	‑84.6731	25‑DPPT‑017	7.62
			32.7900	‑84.6732	25‑DPPT‑018	7.62
			32.7900	‑84.6732	25‑DPPT‑019	7.62
			32.7900	‑84.6732	25‑DPPT‑020	7.62
			32.7900	‑84.6732	25‑DPPT‑021	7.62
			32.7900	‑84.6733	25‑DPPT‑022	7.62
			32.7901	‑84.6732	25‑DPPT‑023	7.62
			32.7888	‑84.6662	25‑DPPT‑024	6.38
			32.7888	‑84.6662	25‑DPPT‑025	6.86
			32.7888	‑84.6662	25‑DPPT‑026	7.26
			32.7888	‑84.6662	25‑DPPT‑027	6.96
			32.7888	‑84.6663	25‑DPPT‑028	7.62
			32.7888	‑84.6663	25‑DPPT‑029	7.62
			32.7888	‑84.6663	25‑DPPT‑030	6.53
			32.7887	‑84.6663	25‑DPPT‑031	7.62
			32.7887	‑84.6663	25‑DPPT‑032	7.62
			32.7888	‑84.6662	25‑DPPT‑033	5.49
			32.7888	‑84.6662	25‑DPPT‑034	7.62

Source: Geosyntec, 2025

SLV0163 – Technical Report Summary Shiloh Project, Georgia	202	November 2025

Technical Report Summary

Table 10 2025 Drilling Analytical Results

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0	0.1	0.0	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000.0	1000.0	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
25-DDNB-001	0	2	2	1/29/2025	--	--	0.0408	109	6.6	2.8	1.82	10.0	1.0	71	0.4	78	20	16	1.2	0.4	27	2.61	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-001	2	3.5	1.5	1/29/2025	--	--	0.0470	121	6.8	2.6	2.03	11.9	1.1	91	0.3	92	25	19	1.3	0.4	24	2.35	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-001	6.5	8	1.5	1/29/2025	--	--	0.2992	1070	34.6	11.4	2.42	66.2	5.0	497	0.8	489	121	98	7.5	1.3	138	6.82	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-001	8	9.16	1.16	1/29/2025	--	--	0.5025	1755	67.3	18.9	1.57	132.5	9.2	774	1.1	848	205	184	15.1	1.9	255	9.53	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-001	8	9.16	1.16	1/29/2025	Duplicate	8-9.16	1.1183	4180	98.9	25.3	2.22	222.0	12.7	1900	1.3	2120	540	342	23.8	2.4	339	11.80	4180	99	27	2	227	14	1860	1	1910	485	337	25	3	352	12
25-DDNB-001	9.16	10	0.84	1/29/2025	--	--	0.0224	75	3.3	1.9	0.81	3.7	0.7	41	0.2	28	8	5	0.5	0.3	20	1.76	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-001	10	11	1	1/29/2025	--	--	0.0117	39	1.9	1.0	0.60	2.0	0.4	22	0.1	14	4	3	0.3	0.2	10	1.02	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-001	11	12	1	1/29/2025	--	--	0.4880	1990	19.4	4.7	1.14	53.9	2.5	1005	0.2	713	200	106	5.1	0.5	62	2.19	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-001	12.07	13.12	1.05	1/29/2025	--	--	0.3525	1390	18.4	4.1	2.53	53.2	2.2	640	0.3	582	152	100	5.0	0.4	57	2.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-001	13.12	14	0.88	1/29/2025	--	--	0.0308	109	4.0	1.4	0.89	5.9	0.6	56	0.1	45	13	9	0.8	0.2	17	0.95	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-001	14	15	1	1/29/2025	--	--	0.0303	105	4.6	1.7	0.69	5.9	0.7	55	0.2	41	12	9	0.8	0.2	20	1.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-001	15	16	1	1/29/2025	--	--	0.0289	103	3.4	1.4	0.76	5.2	0.5	55	0.1	39	11	8	0.7	0.2	16	1.14	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-001	16	17	1	1/29/2025	--	--	0.0573	217	3.9	1.0	1.15	8.7	0.5	105	0.1	95	26	16	1.0	0.1	14	0.65	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-001	17	18	1	1/29/2025	--	--	0.0399	141	5.0	1.3	0.91	9.3	0.7	69	0.1	61	17	14	1.1	0.2	20	0.96	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-001	18	19	1	1/29/2025	--	--	0.0268	88	4.5	2.6	0.74	4.8	0.8	47	0.3	33	10	7	0.7	0.3	24	2.31	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-001	19	20	1	1/29/2025	--	--	0.0297	102	4.4	2.0	0.73	5.4	0.7	54	0.3	39	11	8	0.8	0.3	22	1.86	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-001	20	21	1	1/29/2025	--	--	0.0209	72	3.1	1.2	0.67	3.9	0.5	38	0.1	28	8	6	0.6	0.1	14	0.89	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-001	21	22	1	1/29/2025	--	--	0.0319	112	4.5	1.4	0.69	6.4	0.7	58	0.1	45	13	9	0.9	0.2	19	1.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-001	22	23	1	1/29/2025	--	--	0.0344	121	4.5	1.5	0.83	6.8	0.7	63	0.1	49	14	10	0.9	0.2	19	1.14	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-001	23	25	2	1/29/2025	--	--	0.0335	117	4.4	1.7	0.84	6.6	0.7	61	0.2	47	13	10	0.9	0.2	20	1.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-001	25	27	2	1/29/2025	--	--	0.0258	85	4.2	2.3	0.84	5.2	0.8	44	0.3	35	10	7	0.7	0.3	23	2.18	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-001	27	29	2	1/29/2025	--	--	0.0346	110	6.6	3.8	0.80	7.4	1.2	56	0.5	44	12	9	1.1	0.5	38	3.28	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-001	29	31	2	1/29/2025	--	--	0.0883	304	12.9	7.5	0.95	18.0	2.4	135	1.0	134	36	24	2.4	1.0	65	7.28	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-001	31	33	2	1/29/2025	--	--	0.0279	98	3.7	1.5	0.87	5.0	0.6	53	0.2	38	11	7	0.7	0.2	17	1.32	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-001	33	35	2	1/29/2025	--	--	0.0262	82	5.1	3.1	0.75	5.0	1.0	43	0.4	32	9	6	0.8	0.4	29	2.94	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-001	35	37	2	1/29/2025	--	--	0.0327	115	4.2	2.0	0.92	5.7	0.8	62	0.2	43	12	7	0.8	0.3	22	1.84	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-001	37	39	2	1/29/2025	--	--	0.0555	200	6.2	2.7	1.01	9.4	1.0	102	0.3	80	23	13	1.3	0.3	30	2.09	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-001	39	41	2	1/29/2025	--	--	0.0288	88	6.3	4.4	0.94	4.7	1.3	45	0.6	31	9	6	0.9	0.6	40	3.81	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-001	41	43	2	1/29/2025	--	--	0.0313	113	3.4	1.5	0.93	5.1	0.6	60	0.2	44	13	7	0.7	0.2	15	1.10	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-001	41	43	2	1/29/2025	Duplicate	41-43m	0.0303	112	3.2	1.3	0.84	5.0	0.5	59	0.1	41	12	7	0.7	0.1	14	0.96	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-001	43	45	2	1/29/2025	--	--	0.0442	141	8.0	3.5	2.17	11.4	1.4	65	0.4	70	18	14	1.5	0.4	37	2.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-001	45	48	3	1/29/2025	--	--	0.0494	139	11.9	6.0	2.64	14.8	2.2	61	0.6	76	18	17	2.1	0.7	62	4.71	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-001	48	51	3	1/29/2025	--	--	0.0605	196	9.9	4.5	2.41	14.3	1.7	88	0.5	98	25	20	1.9	0.5	48	3.42	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-001	51	54	3	1/29/2025	--	--	0.0413	129	7.5	3.6	2.44	10.9	1.3	59	0.3	66	17	14	1.5	0.4	36	2.42	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-001	54	57	3	1/29/2025	--	--	0.1014	360	13.6	6.1	1.62	21.2	2.2	146	0.6	167	42	31	2.7	0.7	64	4.49	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-001	57	60	3	1/29/2025	--	--	0.0341	93	8.8	3.9	2.48	11.3	1.6	41	0.4	52	12	13	1.7	0.5	45	2.59	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-001	60	63	3	1/29/2025	--	--	0.0354	98	9.0	4.1	2.53	11.2	1.5	44	0.4	55	13	12	1.7	0.5	44	2.54	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-001	63	66	3	1/29/2025	--	--	0.0391	108	10.2	4.4	2.42	12.6	1.7	48	0.4	61	14	14	1.9	0.5	49	2.73	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-001	66	69	3	1/29/2025	--	--	0.0393	113	8.9	3.9	2.91	12.5	1.5	50	0.4	64	15	14	1.8	0.4	43	2.63	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-001	69	72	3	1/29/2025	--	--	0.0380	110	8.4	3.7	2.65	11.3	1.4	50	0.3	61	15	13	1.6	0.4	41	2.54	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-001	72	75	3	1/29/2025	--	--	0.0338	105	6.8	2.9	1.80	8.9	1.1	51	0.3	50	13	10	1.3	0.3	32	2.16	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-001	75	78	3	1/29/2025	--	--	0.0343	107	6.4	4.2	1.07	5.8	1.3	56	0.5	42	12	8	1.1	0.6	42	3.86	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-001	78	81	3	1/29/2025	--	--	0.0365	111	7.6	4.1	1.01	8.5	1.5	55	0.5	48	13	10	1.4	0.5	44	3.45	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-001	81	84	3	1/29/2025	--	--	0.0226	61	5.8	4.5	0.83	4.1	1.3	33	0.5	24	7	4	0.8	0.7	39	4.04	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-001	84	87	3	1/29/2025	--	--	0.0243	68	5.7	4.4	1.26	4.6	1.2	37	0.6	27	8	5	0.8	0.6	37	4.08	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-001	87	90	3	1/29/2025	--	--	0.0306	90	6.6	4.7	1.08	5.8	1.4	47	0.7	37	10	7	1.0	0.7	41	4.57	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-001	90	93	3	1/29/2025	--	--	0.0241	73	5.0	2.6	1.40	5.8	0.9	38	0.3	32	9	7	0.9	0.3	26	2.17	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-001	93	96	3	1/29/2025	--	--	0.0289	71	8.4	4.8	2.66	9.8	1.7	31	0.7	42	10	10	1.4	0.7	46	4.22	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-001	96	99	3	1/29/2025	--	--	0.0391	99	11.1	6.0	3.43	12.8	2.2	44	0.8	58	13	13	1.9	0.8	59	5.21	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-001	99	101	2	1/29/2025	--	--	0.0306	76	9.0	5.1	2.90	10.0	1.7	34	0.7	45	10	11	1.6	0.6	47	4.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-001	--	--	--	1/29/2025	Blank	Marble	0.0069	20	1.2	0.5	0.58	1.9	0.2	11	0.1	11	3	3	0.2	0.1	6	0.36	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-001	--	--	--	1/29/2025	Blank	Marble	0.0064	18	1.4	0.7	0.51	1.7	0.2	9	0.1	10	2	2	0.3	0.1	7	0.49	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-001	--	--	--	1/29/2025	Standard	OREAS 460	0.5361	1835	18.7	6.1	22.70	49.6	2.6	1380	0.5	821	262	109	4.7	0.6	61	3.56	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-002	0	2	2	1/31/2025	--	--	0.0425	157	5.6	2.7	1.22	7.9	1.0	69	0.3	59	17	10	1.1	0.4	27	2.18	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-002	2	3.5	1.5	1/31/2025	--	--	0.4182	1605	32.0	10.5	2.97	67.0	4.7	741	1.0	667	197	107	7.7	1.2	116	6.44	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-002	5	9	4	1/31/2025	--	--	0.7868	2880	70.3	22.4	2.82	138.0	10.6	1365	1.5	1310	372	207	15.8	2.3	295	11.10	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-002	9	10	1	1/31/2025	--	--	0.0219	80	2.8	1.2	0.70	4.0	0.5	40	0.1	29	9	5	0.5	0.2	13	0.83	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-002	10	11	1	1/31/2025	--	--	0.0224	80	2.8	1.4	0.73	3.7	0.5	42	0.2	29	9	5	0.6	0.2	15	1.06	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-002	11	12	1	1/31/2025	--	--	0.0166	62	1.7	0.7	0.83	2.4	0.3	34	0.1	21	6	3	0.3	0.1	8	0.54	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-002	12	13	1	1/31/2025	--	--	0.0546	214	3.8	1.5	1.46	7.9	0.6	97	0.2	83	23	14	1.0	0.2	17	0.96	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-002	13	14	1	1/31/2025	--	--	0.1839	688	11.7	3.7	3.79	27.4	1.7	327	0.4	317	84	54	2.9	0.5	44	2.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-002	14	15	1	1/31/2025	--	--	0.0717	280	5.4	1.8	2.30	10.9	0.8	119	0.2	116	32	20	1.3	0.2	22	1.34	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-002	15	16	1	1/31/2025	--	--	0.0297	108	2.4	1.4	2.38	3.7	0.5	60	0.2	40	12	6	0.5	0.2	14	1.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-002	16	17.05	1.05	1/31/2025	--	--	0.0297	114	2.1	0.7	1.40	4.0	0.3	59	0.1	42	13	7	0.5	0.1	9	0.59	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-002	17.05	17.33	0.28	1/31/2025	--	--	0.9832	3820	34.7	6.6	4.27	115.0	4.0	1745	0.4	1715	484	230	10.7	0.6	99	2.76	3940	34	7	5	126	4	1770	0	1685	481	237	11	1	94	3
25-DDNB-002	17.33	17.9	0.57	1/31/2025	--	--	0.0993	380	4.6	1.2	1.54	13.0	0.6	195	0.1	164	47	24	1.3	0.1	16	0.65	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-002	17.9	18.54	0.64	1/31/2025	--	--	2.9606	>10000	260.0	75.6	10.00	589.0	37.7	5070	4.8	5270	>1000	858	62.5	7.6	977	35.70	11100	221	69	9	524	32	4820	4	5280	1390	824	56	7	876	34
25-DDNB-002	18.54	20	1.46	1/31/2025	--	--	0.0325	129	4.0	1.3	0.81	5.7	0.6	54	0.1	44	13	8	0.8	0.1	15	0.94	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-002	20	20.95	0.95	1/31/2025	--	--	0.1861	645	25.9	8.4	1.70	47.4	4.0	263	0.6	326	82	63	5.8	0.9	106	4.52	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-002	20.95	21.32	0.37	1/31/2025	--	--	2.3693	8600	287.0	86.4	10.95	607.0	42.2	3530	5.3	4610	>1000	817	66.2	8.9	1120	41.40	8390	252	83	10	565	38	3320	5	4540	1110	774	63	8	990	40
25-DDNB-002	21.32	22	0.68	1/31/2025	--	--	0.1804	635	22.2	7.3	1.52	40.1	3.4	282	0.5	306	80	57	4.9	0.8	92	3.97	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-002	22	23	1	1/31/2025	--	--	0.0387	140	5.0	1.9	0.79	7.3	0.8	72	0.2	51	15	10	1.0	0.2	23	1.21	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-002	23	24	1	1/31/2025	--	--	0.0347	119	5.5	2.7	0.80	6.1	1.0	61	0.3	45	13	8	1.0	0.3	29	1.94	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-002	24	25	1	1/31/2025	--	--	0.0226	82	2.7	1.0	0.69	3.4	0.4	43	0.1	31	9	5	0.5	0.1	12	0.75	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	203	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0	0.1	0.0	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000.0	1000.0	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
25-DDNB-002	24	25	1	1/31/2025	Duplicate	24-25m	0.0212	73	3.1	1.5	0.68	3.3	0.6	40	0.2	27	8	5	0.5	0.2	17	1.18	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-002	25	27	2	1/31/2025	--	--	0.0221	79	2.5	1.0	0.76	3.9	0.4	42	0.1	30	9	6	0.6	0.1	13	0.68	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-002	27	29	2	1/31/2025	--	--	0.0247	84	3.4	2.0	0.67	4.0	0.7	46	0.3	32	9	6	0.6	0.3	19	1.97	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-002	29	31	2	1/31/2025	--	--	0.0295	99	4.0	2.4	0.73	4.7	0.8	54	0.4	39	11	7	0.7	0.4	23	2.38	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-002	31	33	2	1/31/2025	--	--	0.0410	148	4.4	2.1	0.82	6.4	0.7	74	0.3	60	17	10	0.9	0.3	22	1.67	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-002	33	35	2	1/31/2025	--	--	0.0237	79	3.4	2.1	0.70	3.4	0.7	45	0.4	29	9	5	0.6	0.4	21	2.27	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-002	35	37	2	1/31/2025	--	--	0.0248	88	2.9	1.1	0.59	3.7	0.5	50	0.1	33	10	6	0.6	0.1	14	0.84	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-002	37	39	2	1/31/2025	--	--	0.0460	175	4.7	2.3	0.83	6.5	0.8	83	0.3	63	18	10	0.9	0.3	23	2.17	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-002	39	41	2	1/31/2025	--	--	0.0276	93	4.0	2.2	0.76	4.2	0.8	52	0.3	36	10	6	0.6	0.3	22	1.96	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-002	41	43	2	1/31/2025	--	--	0.0395	137	5.5	1.8	0.93	7.1	0.9	72	0.2	56	16	10	1.1	0.3	27	1.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-002	43	45	2	1/31/2025	--	--	0.0251	80	5.0	1.8	0.77	5.7	0.8	42	0.2	34	9	7	1.0	0.2	25	1.35	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-002	45	48	3	1/31/2025	--	--	0.0389	118	7.6	3.1	2.16	9.5	1.4	57	0.3	62	16	13	1.4	0.4	36	2.41	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-002	48	51	3	1/31/2025	--	--	0.0549	168	11.1	5.6	2.54	13.6	2.1	73	0.6	87	22	18	2.0	0.7	57	4.22	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-002	51	54	3	1/31/2025	--	--	0.0661	216	10.6	4.9	2.05	14.6	2.0	94	0.6	108	28	21	2.0	0.7	53	4.02	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-002	54	57	3	1/31/2025	--	--	0.0521	169	8.8	3.8	2.35	12.0	1.6	75	0.4	85	21	16	1.6	0.5	43	2.84	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-002	57	60	3	1/31/2025	--	--	0.0377	110	7.8	3.6	2.57	10.1	1.4	50	0.4	63	15	13	1.4	0.4	38	2.53	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-002	60	63	3	1/31/2025	--	--	0.0398	112	9.3	4.1	2.34	11.1	1.7	52	0.4	63	15	14	1.7	0.5	47	2.77	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-002	60	63	3	1/31/2025	Duplicate	60-63m	0.0365	103	8.9	3.7	2.18	10.4	1.5	48	0.3	58	14	12	1.6	0.5	43	2.60	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-002	63	66	3	1/31/2025	--	--	0.0382	112	7.9	3.4	2.43	10.4	1.5	52	0.4	64	16	13	1.5	0.4	38	2.39	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-002	66	69	3	1/31/2025	--	--	0.0317	92	6.6	3.0	2.49	8.7	1.2	42	0.3	54	13	11	1.2	0.4	32	1.97	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-002	69	72	3	1/31/2025	--	--	0.0205	50	5.7	3.1	1.91	6.5	1.1	24	0.4	31	7	7	1.0	0.5	31	2.57	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-002	72	75	3	1/31/2025	--	--	0.0113	21	4.4	2.8	1.13	3.9	1.0	10	0.4	13	3	4	0.7	0.4	27	2.61	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-002	75	78	3	1/31/2025	--	--	0.0184	44	5.8	3.5	1.23	5.2	1.2	22	0.5	22	6	5	0.9	0.5	34	3.09	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-002	78	81	3	1/31/2025	--	--	0.0277	93	4.2	2.3	1.01	4.8	0.8	49	0.3	37	11	7	0.7	0.3	23	1.90	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-002	81	84	3	1/31/2025	--	--	0.0325	83	9.4	6.4	0.85	6.0	2.1	45	0.8	35	10	7	1.2	0.9	62	5.51	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-002	84	88	4	1/31/2025	--	--	0.0250	73	5.4	3.8	0.89	3.8	1.2	41	0.6	28	8	5	0.7	0.6	36	3.87	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-002	--	--	--	1/31/2025	Blank	Marble	0.0068	21	1.2	0.6	0.43	1.7	0.2	10	0.1	10	3	2	0.2	0.1	7	0.54	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-002	--	--	--	1/31/2025	Blank	Marble	0.0049	13	1.2	0.6	0.37	1.4	0.2	7	0.1	8	2	2	0.2	0.1	7	0.57	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-002	--	--	--	1/31/2025	Standard	OREAS 463	2.0889	6780	77.0	17.2	121.00	251.0	9.4	5040	0.9	3730	>1000	548	22.4	1.6	194	6.82	6800	67	16	111	245	9	4950	1	3850	1050	539	20	2	178	7
25-DDNB-003	0	3	3	2/2/2025	--	--	0.0361	130	4.3	1.9	1.05	6.7	0.8	61	0.3	54	15	10	0.9	0.3	21	1.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-003	3	4.5	1.5	2/2/2025	--	--	0.0926	266	16.4	8.7	2.07	19.6	3.2	158	1.2	140	38	26	2.9	1.3	94	7.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-003	4.5	6	1.5	2/2/2025	--	--	0.3761	1390	30.7	11.7	2.33	61.3	5.0	689	1.1	603	162	101	7.1	1.4	133	7.82	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-003	6	7.5	1.5	2/2/2025	--	--	0.6169	2340	48.1	15.2	2.43	98.2	7.3	1085	1.0	996	288	162	11.2	1.6	195	7.89	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-003	7.5	9	1.5	2/2/2025	--	--	0.0290	98	4.1	2.3	0.84	4.6	0.8	53	0.3	37	11	7	0.7	0.3	24	1.96	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-003	9	10	1	2/2/2025	--	--	0.0486	186	5.0	1.6	0.84	9.2	0.7	80	0.1	74	20	14	1.2	0.2	20	1.10	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-003	10	11	1	2/2/2025	--	--	0.0266	98	2.8	1.2	0.82	4.0	0.5	54	0.1	34	10	6	0.6	0.2	13	0.73	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-003	11	12	1	2/2/2025	--	--	0.1273	500	7.7	2.2	2.03	19.4	1.0	211	0.2	217	58	37	1.9	0.2	27	1.12	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-003	12	13	1	2/2/2025	--	--	0.1473	561	9.9	3.2	3.46	23.0	1.5	254	0.3	246	65	43	2.5	0.4	40	2.11	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-003	13	14	1	2/2/2025	--	--	0.0531	194	5.3	2.0	1.80	9.2	0.8	92	0.2	83	23	15	1.1	0.3	23	1.53	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-003	14	15	1	2/2/2025	--	--	0.0302	111	3.1	1.4	1.19	4.4	0.6	57	0.2	43	12	7	0.6	0.2	15	1.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-003	15	15.65	0.65	2/2/2025	--	--	0.0311	121	1.6	0.6	1.43	3.5	0.3	63	0.1	46	14	7	0.4	0.1	7	0.47	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-003	15.65	16	0.35	2/2/2025	--	--	0.8471	3210	45.9	12.9	3.95	117.5	6.5	1425	1.1	1515	402	222	12.0	1.4	171	7.40	3210	50	15	4	139	7	1505	1	1475	401	223	13	2	176	8
25-DDNB-003	16	17	1	2/2/2025	--	--	0.1594	642	7.9	2.1	1.40	20.7	1.1	292	0.2	254	71	38	2.1	0.2	27	1.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-003	17	18	1	2/2/2025	--	--	0.0335	126	3.1	1.0	0.77	5.4	0.4	63	0.1	49	14	9	0.7	0.1	12	0.54	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-003	18	19	1	2/2/2025	--	--	0.0284	105	3.3	1.1	0.82	5.0	0.5	53	0.1	39	12	7	0.7	0.1	14	0.64	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-003	19	19.92	0.92	2/2/2025	--	--	0.0312	109	4.5	2.1	0.80	5.6	0.9	56	0.2	39	12	8	0.8	0.3	25	1.43	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-003	19.92	20.88	0.96	2/2/2025	--	--	1.2746	5140	72.4	19.0	4.49	179.0	9.9	2440	1.1	2210	618	303	18.5	1.8	253	8.19	5070	66	19	4	182	9	2320	1	2050	597	303	18	2	228	8
25-DDNB-003	20.88	22	1.12	2/2/2025	--	--	0.0387	140	4.2	1.8	0.82	6.9	0.8	67	0.2	56	16	11	0.9	0.2	21	1.56	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-003	22	23	1	2/2/2025	--	--	0.0252	91	3.4	1.4	0.71	4.2	0.6	47	0.2	32	10	6	0.7	0.2	16	0.99	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-003	23	24	1	2/2/2025	--	--	0.0430	156	4.3	2.0	0.81	7.3	0.8	75	0.2	67	18	12	0.9	0.2	22	1.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-003	24	25	1	2/2/2025	--	--	0.0210	75	3.0	1.2	0.68	3.6	0.5	39	0.1	26	8	5	0.5	0.2	15	0.83	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-003	25	26	1	2/2/2025	--	--	0.0214	73	3.2	1.4	0.73	3.8	0.5	40	0.1	28	8	5	0.6	0.2	16	0.85	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-003	26	27	1	2/2/2025	--	--	0.0275	88	4.8	2.9	0.72	4.9	1.0	48	0.5	34	10	6	0.8	0.5	28	3.15	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-003	27	29	2	2/2/2025	--	--	0.0390	132	5.8	2.7	0.74	7.0	1.1	68	0.3	53	15	10	1.1	0.4	32	2.25	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-003	29	31	2	2/2/2025	--	--	0.0410	155	3.6	1.4	0.80	6.2	0.6	75	0.2	62	17	10	0.8	0.2	16	1.05	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-003	31	33	2	2/2/2025	--	--	0.0280	94	4.2	2.1	0.72	4.7	0.8	52	0.2	36	11	7	0.8	0.3	24	1.62	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-003	33	35	2	2/2/2025	--	--	0.0339	104	6.9	3.7	0.75	6.8	1.4	54	0.5	43	12	8	1.1	0.5	40	3.25	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-003	35	37	2	2/2/2025	--	--	0.0508	195	3.9	1.8	0.97	6.1	0.7	100	0.2	71	21	10	0.8	0.2	19	1.49	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-003	37	39	2	2/2/2025	--	--	0.0268	91	3.9	2.0	0.89	3.9	0.8	51	0.2	33	10	6	0.6	0.3	22	1.78	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-003	39	41	2	2/2/2025	--	--	0.0354	124	5.1	2.3	0.89	6.3	0.9	59	0.3	50	14	9	1.0	0.3	26	1.89	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-003	41	43	2	2/2/2025	--	--	0.0310	111	4.0	1.4	1.01	5.5	0.6	54	0.2	46	13	9	0.8	0.2	18	1.04	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-003	43	44	1	2/2/2025	Standard	OREAS 460	0.5402	1860	18.3	5.7	21.00	46.1	2.6	1340	0.5	876	266	108	4.5	0.7	59	3.47	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-003	44	45	1	2/2/2025	--	--	0.0441	135	8.6	3.8	2.61	11.6	1.5	58	0.4	73	18	15	1.6	0.5	42	2.90	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-003	45	47	2	2/2/2025	--	--	0.0383	115	7.9	3.6	2.36	10.6	1.4	50	0.4	63	15	13	1.5	0.4	39	2.68	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-003	47	49	2	2/2/2025	--	--	0.0756	260	10.9	4.8	2.31	16.7	1.9	105	0.5	127	32	24	2.2	0.6	52	3.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-003	--	--	--	2/2/2025	Blank	Marble	0.0061	17	1.2	0.7	0.47	1.7	0.2	9	0.1	9	2	2	0.2	0.1	7	0.67	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-003	--	--	--	2/2/2025	Blank	Marble	0.0238	67	5.7	3.1	1.11	6.0	1.1	33	0.4	34	9	7	0.9	0.5	30	2.85	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-003	--	--	--	2/2/2025	Standard	OREAS 465	9.5073	>10000	238.0	54.2	305.00	648.0	30.4	>10000	2.2	>10000	>1000	>1000	64.3	4.8	582	18.70	39700	208	51	277	594	27	23200	2	11450	3740	1340	59	4	510	18
25-DDNB-004	0	4.5	4.5	2/3/2025	--	--	0.0799	319	7.8	3.3	1.30	11.6	1.4	140	0.4	107	31	17	1.5	0.5	36	2.69	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-004	4.5	6	1.5	2/3/2025	--	--	0.7680	2940	56.0	17.1	4.68	117.0	8.1	1365	1.3	1260	360	188	13.2	1.9	208	9.51	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-004	6	8	2	2/3/2025	--	--	4.3140	>10000	228.0	60.4	9.12	578.0	31.4	8580	3.5	6880	>1000	954	58.9	5.9	778	27.00	17200	199	57	9	538	28	8200	3	6910	1940	934	53	5	714	26
25-DDNB-004	8	9	1	2/3/2025	--	--	0.0278	94	4.2	2.2	0.99	4.3	0.8	54	0.2	32	10	5	0.7	0.3	25	1.63	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-004	9	10.5	1.5	2/3/2025	--	--	0.0622	236	5.7	2.0	1.05	10.5	0.9	105	0.2	97	28	16	1.3	0.3	25	1.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-004	10.5	12	1.5	2/3/2025	--	--	0.1268	494	8.4	2.6	0.96	23.1	1.2	199	0.3	217	59	39	2.4	0.3	33	1.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-004	12	13.5	1.5	2/3/2025	--	--	0.0181	65	2.1	0.9	0.75	2.8	0.3	36	0.1	23	7	4	0.4	0.1	11	0.67	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-004	13.5	14.24	0.74	2/3/2025	--	--	0.0173	71	1.7	0.7	0.78	2.2	0.3	31	0.2	20	6	4	0.4	0.2	8	0.63	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-004	15	17	2	2/3/2025	--	--	0.1601	523	9.7	2.6	2.19	26.9	1.4	330	0.3	298	83	49	2.7	0.3	36	1.76	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	204	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0	0.1	0.0	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000.0	1000.0	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
25-DDNB-004	17	19	2	2/3/2025	--	--	0.0515	231	3.5	1.0	1.68	7.0	0.5	71	0.2	75	21	13	0.9	0.2	12	0.89	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-004	19	21	2	2/3/2025	--	--	0.0245	101	1.7	0.7	1.46	3.1	0.3	45	0.1	33	10	5	0.4	0.1	7	0.56	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-004	21	23	2	2/3/2025	--	--	0.0585	226	6.5	2.3	0.85	10.5	1.0	101	0.3	81	24	15	1.5	0.3	27	1.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-004	23	25	2	2/3/2025	--	--	0.0326	120	4.1	1.3	0.71	6.1	0.6	62	0.1	43	13	8	0.8	0.2	17	0.77	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-004	25	27	2	2/3/2025	--	--	0.0353	132	4.3	1.4	0.84	6.1	0.7	65	0.1	47	14	9	0.9	0.2	17	0.97	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-004	25	27	2	2/3/2025	Duplicate	25-27m	0.0336	124	4.2	1.7	0.74	6.2	0.7	61	0.2	44	13	9	0.9	0.2	20	1.27	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-004	27	29	2	2/3/2025	--	--	0.0395	134	6.1	2.8	0.82	7.2	1.1	68	0.3	54	15	11	1.0	0.4	32	2.35	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-004	29	31	2	2/3/2025	--	--	0.0355	122	5.3	2.5	0.81	6.9	0.9	62	0.3	47	14	10	0.9	0.3	27	2.18	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-004	31	33	2	2/3/2025	--	--	0.0284	102	4.0	1.7	0.70	5.3	0.6	50	0.2	38	11	8	0.7	0.2	18	1.41	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-004	33	35	2	2/3/2025	--	--	0.0237	84	3.3	1.6	0.64	4.0	0.6	44	0.3	30	9	6	0.6	0.2	15	1.76	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-004	35	37	2	2/3/2025	--	--	0.0295	105	3.9	1.7	0.71	4.9	0.6	55	0.2	39	11	8	0.7	0.2	18	1.49	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-004	37	39	2	2/3/2025	--	--	0.0265	94	3.4	1.4	0.65	4.6	0.5	51	0.1	35	10	7	0.7	0.2	16	1.03	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-004	--	--	--	2/3/2025	Blank	Marble	0.0049	13	1.3	0.9	0.32	1.4	0.3	6	0.1	7	2	1	0.2	0.1	8	0.83	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-005	0	1.5	1.5	2/4/2025	--	--	0.0430	156	5.8	2.6	1.33	8.1	1.1	69	0.4	62	17	12	1.0	0.4	28	2.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-005	1.5	3	1.5	2/4/2025	--	--	0.0337	139	3.5	1.3	0.96	6.2	0.6	52	0.2	46	13	9	0.8	0.2	14	0.93	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-005	3	4.5	1.5	2/4/2025	--	--	0.0296	98	4.7	2.2	1.07	6.3	0.8	48	0.3	44	12	9	0.9	0.3	22	1.86	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-005	4.5	6	1.5	2/4/2025	--	--	0.0374	110	6.1	3.4	1.39	7.7	1.2	69	0.5	53	15	10	1.1	0.5	36	3.17	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-005	6	7.5	1.5	2/4/2025	--	--	0.0293	95	4.6	2.8	0.93	5.0	1.0	52	0.4	37	11	7	0.8	0.4	29	2.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-005	7.5	9	1.5	2/4/2025	--	--	0.1022	380	10.5	3.9	1.07	19.0	1.7	173	0.4	159	42	28	2.3	0.5	47	2.62	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-005	9	9.8	0.8	2/4/2025	--	--	1.1741	4360	106.5	32.7	3.87	214.0	15.6	1955	2.3	2000	524	341	24.2	3.6	407	17.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-005	9.8	10.5	0.7	2/4/2025	--	--	0.1991	766	14.4	4.3	1.15	31.4	2.1	360	0.4	316	87	53	3.6	0.5	55	2.66	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-005	10.5	12	1.5	2/4/2025	--	--	0.0323	115	4.3	1.8	0.94	5.5	0.8	56	0.3	44	13	9	0.9	0.3	21	1.63	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-005	12	13	1	2/4/2025	--	--	0.0154	57	1.6	0.6	0.66	2.8	0.3	30	0.1	20	6	4	0.4	0.1	7	0.57	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-005	13	14	1	2/4/2025	--	--	0.0462	179	4.2	1.9	0.85	7.3	0.7	81	0.2	64	19	12	1.0	0.2	21	1.41	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-005	14	15	1	2/4/2025	--	--	0.0293	95	4.3	2.0	0.93	5.5	0.8	53	0.2	42	12	8	0.8	0.3	22	1.48	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-005	15	16	1	2/4/2025	--	--	0.0272	93	3.8	2.1	0.85	5.1	0.7	48	0.3	34	10	7	0.7	0.3	22	1.82	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-005	16	17	1	2/4/2025	--	--	0.0131	45	2.1	0.8	0.72	2.4	0.4	25	0.1	16	5	3	0.4	0.1	10	0.65	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-005	17	18	1	2/4/2025	--	--	0.0266	97	3.1	1.4	0.78	4.5	0.5	50	0.2	34	10	7	0.7	0.2	15	1.14	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-005	18	19	1	2/4/2025	--	--	0.0160	54	2.1	0.9	0.78	2.5	0.4	32	0.1	21	7	4	0.4	0.1	10	0.94	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-005	19	19.43	0.43	2/4/2025	--	--	1.1312	4400	44.4	9.4	3.83	143.0	5.3	1925	0.5	1935	536	260	13.2	0.8	129	3.54	4530	42	10	4	156	5	1990	1	1950	548	282	14	1	124	4
25-DDNB-005	19.43	20	0.57	2/4/2025	--	--	0.0193	63	3.4	2.3	0.78	3.2	0.8	33	0.3	22	7	4	0.6	0.3	21	2.06	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-005	20	21	1	2/4/2025	--	--	0.0205	76	2.6	1.0	0.78	3.2	0.4	39	0.1	27	8	5	0.5	0.1	12	0.60	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-005	21	22	1	2/4/2025	--	--	0.0269	101	2.8	0.9	0.74	4.7	0.4	51	0.1	37	11	7	0.7	0.1	11	0.52	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-005	22	23	1	2/4/2025	--	--	0.0147	48	3.1	1.6	0.64	2.6	0.6	25	0.2	17	5	4	0.5	0.2	16	1.24	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-005	23	24	1	2/4/2025	--	--	0.0194	64	3.6	1.9	0.72	3.7	0.7	33	0.2	23	7	5	0.6	0.2	20	1.57	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-005	24	26	2	2/4/2025	--	--	0.0297	95	5.6	3.9	0.87	4.5	1.3	46	0.5	36	10	7	0.8	0.6	35	3.58	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-005	26	28	2	2/4/2025	--	--	0.0381	130	4.1	2.0	0.82	6.1	0.7	73	0.2	58	17	9	0.8	0.3	21	1.52	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-005	28	30	2	2/4/2025	--	--	0.0341	121	4.2	1.4	0.71	6.4	0.6	65	0.1	48	14	8	0.9	0.2	19	0.98	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-005	30	31.5	1.5	2/4/2025	--	--	0.0356	125	4.8	1.8	0.72	6.8	0.7	66	0.2	50	15	9	1.0	0.2	21	1.16	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-005	--	--	--	2/4/2025	Blank	Marble	0.0052	14	1.2	0.6	0.51	1.6	0.2	7	0.1	8	2	2	0.2	0.1	7	0.52	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-005	--	--	--	2/4/2025	Blank	Marble	0.0054	15	1.3	0.8	0.45	1.4	0.3	7	0.1	8	2	2	0.2	0.1	7	0.64	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-005	--	--	--	2/4/2025	Standard	OREAS 463	1.9594	6340	71.8	16.1	115.50	233.0	8.8	4740	0.8	3490	975	537	20.8	1.6	179	6.76	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-006	0	2.5	2.5	2/5/2025	--	--	0.0425	159	5.8	2.6	1.20	8.3	1.0	66	0.3	61	16	11	1.1	0.3	26	2.10	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-006	2.5	4	1.5	2/5/2025	--	--	0.0262	104	3.4	1.8	0.80	4.3	0.6	40	0.3	33	9	6	0.6	0.3	17	1.62	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-006	4	5.5	1.5	2/5/2025	--	--	0.0367	105	5.7	2.6	1.38	8.1	1.0	69	0.4	61	17	11	1.1	0.4	27	2.52	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-006	5.5	8.5	3	2/5/2025	--	--	0.0530	186	6.0	2.5	0.85	10.3	1.0	93	0.3	83	22	15	1.2	0.3	28	2.04	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-006	5.5	8.5	3	2/5/2025	Duplicate	5.5-8.5m	0.0600	219	6.3	2.7	0.93	11.3	1.0	104	0.3	92	24	15	1.4	0.3	29	2.08	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-006	8.5	10	1.5	2/5/2025	--	--	0.0631	237	5.1	2.0	1.10	11.0	0.8	117	0.2	96	25	15	1.2	0.2	24	1.28	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-006	10	11	1	2/5/2025	--	--	0.1844	701	15.0	5.1	1.26	29.7	2.3	328	0.4	292	79	49	3.3	0.6	62	3.29	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-006	11	12	1	2/5/2025	--	--	0.0180	57	3.5	2.0	0.66	3.1	0.7	30	0.3	21	6	4	0.6	0.3	22	2.14	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-006	12	13	1	2/5/2025	--	--	0.0219	69	4.1	2.4	0.83	3.8	0.9	37	0.3	27	8	5	0.7	0.3	24	2.45	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-006	13	14	1	2/5/2025	--	--	0.0419	161	4.2	1.9	0.89	6.6	0.7	70	0.3	62	18	11	0.8	0.3	19	1.56	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-006	14	15	1	2/5/2025	--	--	0.0686	283	5.3	2.2	1.16	9.8	0.9	103	0.3	109	30	18	1.1	0.3	20	1.64	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-006	15	17	2	2/5/2025	--	--	0.0269	94	3.5	1.9	0.82	4.6	0.7	44	0.3	40	11	7	0.7	0.2	18	1.66	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-006	17	19	2	2/5/2025	--	--	0.0289	97	5.1	2.7	0.74	5.4	1.0	50	0.3	35	10	7	0.9	0.4	27	2.49	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-006	19	21	2	2/5/2025	--	--	0.0334	126	2.7	0.9	1.12	5.5	0.4	60	0.1	53	15	9	0.6	0.1	10	0.66	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-006	21	23	2	2/5/2025	--	--	0.0205	71	2.8	1.2	0.72	3.6	0.5	36	0.2	29	8	5	0.5	0.2	15	1.00	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-006	23	25	2	2/5/2025	--	--	0.0337	120	4.4	2.1	0.71	5.5	0.8	58	0.2	50	14	8	0.8	0.2	22	1.60	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-006	25	27	2	2/5/2025	--	--	0.0408	155	3.7	1.3	1.00	6.3	0.6	77	0.2	60	17	10	0.8	0.2	15	1.18	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-006	27	29	2	2/5/2025	--	--	0.0357	130	4.6	1.8	0.82	6.3	0.7	66	0.2	48	14	9	0.9	0.2	21	1.34	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-006	29	31	2	2/5/2025	--	--	0.0350	125	5.5	2.3	0.79	7.3	1.0	59	0.3	46	13	9	1.1	0.3	26	1.75	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-006	--	--	--	2/5/2025	Blank	Marble	0.0056	17	1.0	0.5	0.42	1.4	0.2	9	0.1	9	2	2	0.2	0.1	5	0.35	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-007	0	1.5	1.5	2/6/2025	--	--	0.0432	163	5.8	3.0	1.13	7.5	1.1	67	0.4	57	16	11	1.1	0.4	30	2.56	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-007	1.5	2.5	1	2/6/2025	--	--	0.0281	111	3.9	1.8	0.89	4.8	0.7	42	0.3	35	10	7	0.7	0.3	20	1.62	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-007	2.5	4	1.5	2/6/2025	--	--	0.2306	833	21.6	8.2	2.65	40.9	3.6	414	0.9	367	101	65	4.8	1.1	94	6.04	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-007	4	5.5	1.5	2/6/2025	--	--	0.3582	1285	35.1	15.2	2.17	65.0	6.1	603	1.6	577	157	102	7.9	1.9	180	10.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-007	5.5	7	1.5	2/6/2025	--	--	0.0293	105	3.8	1.7	0.88	5.1	0.7	53	0.2	39	11	8	0.7	0.3	19	1.41	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-007	7	8.5	1.5	2/6/2025	--	--	0.5059	1960	26.6	4.1	1.45	92.3	2.7	826	0.2	927	257	150	9.0	0.3	66	1.44	1975	24	4	1	97	2	832	0	916	240	158	9	0	61	1
25-DDNB-007	8.5	10	1.5	2/6/2025	--	--	0.0198	72	2.3	0.9	0.59	3.2	0.4	37	0.1	27	8	5	0.4	0.1	10	0.73	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-007	10	11	1	2/6/2025	--	--	0.1256	499	8.0	2.5	1.80	18.2	1.2	216	0.2	200	55	34	2.0	0.3	31	1.71	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-007	11	12	1	2/6/2025	--	--	0.1425	546	9.8	2.9	3.00	24.1	1.4	237	0.3	243	64	44	2.6	0.3	36	1.82	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-007	12	13	1	2/6/2025	--	--	0.1585	612	10.2	3.1	3.80	24.1	1.5	270	0.4	266	72	47	2.5	0.4	38	2.32	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-007	13	14	1	2/6/2025	--	--	0.0694	275	5.2	1.8	2.73	11.2	0.8	111	0.2	110	30	19	1.3	0.2	22	1.36	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-007	14	14.75	0.75	2/6/2025	--	--	0.0222	77	1.5	0.6	1.31	3.1	0.2	48	0.1	35	10	5	0.4	0.1	7	0.48	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-007	14.75	15.44	0.69	2/6/2025	--	--	0.0571	238	2.4	0.7	1.12	6.2	0.3	109	0.1	84	25	11	0.7	0.1	9	0.41	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-007	15.44	15.84	0.4	2/6/2025	--	--	3.3141	>10000	117.0	21.8	6.43	402.0	13.4	5940	0.9	5710	>1000	757	36.6	1.8	320	6.29	13200	110	22	7	432	13	5860	1	5900	1635	785	37	2	297	7
25-DDNB-007	15.84	17	1.16	2/6/2025	--	--	0.3252	1310	12.4	2.6	1.66	40.0	1.5	607	0.2	533	154	73	3.8	0.3	36	1.08	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	205	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0	0.1	0.0	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000.0	1000.0	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
25-DDNB-007	17	18	1	2/6/2025	--	--	0.0319	128	3.3	1.1	0.63	5.0	0.5	55	0.1	44	13	7	0.7	0.1	13	0.76	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-007	18	19	1	2/6/2025	--	--	0.0270	99	3.3	0.9	0.81	4.4	0.5	54	0.1	35	11	6	0.7	0.1	14	0.75	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-007	19	20	1	2/6/2025	--	--	0.0544	211	4.8	2.3	1.44	8.1	0.9	91	0.2	81	22	14	1.0	0.3	24	1.96	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-007	20	20.43	0.43	2/6/2025	--	--	0.0228	89	2.6	0.9	0.83	3.9	0.4	39	0.1	31	9	6	0.5	0.1	11	0.54	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-007	20.43	20.77	0.34	2/6/2025	--	--	0.8255	3450	52.2	14.0	4.31	132.0	7.0	1570	0.9	1565	424	234	13.6	1.4	183	7.36	3170	46	14	4	134	7	1470	1	1415	388	205	13	1	169	7
25-DDNB-007	20.77	22	1.23	2/6/2025	--	--	0.0597	220	4.0	1.4	1.10	7.9	0.6	117	0.1	95	27	15	0.9	0.2	18	1.11	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-007	22	23	1	2/6/2025	--	--	0.0254	73	5.1	3.3	0.76	4.6	1.1	44	0.4	30	9	6	0.8	0.4	33	2.97	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-007	22	23	1	2/6/2025	Duplicate	22-23m	0.0218	63	4.8	2.9	0.69	3.9	1.0	36	0.3	24	7	5	0.7	0.4	32	2.46	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-007	23	25	2	2/6/2025	--	--	0.0380	138	4.3	1.7	0.89	6.9	0.7	68	0.2	55	16	10	0.9	0.2	20	1.17	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-007	25	27	2	2/6/2025	--	--	0.0291	104	3.6	1.7	0.84	5.2	0.6	56	0.2	38	11	7	0.7	0.2	17	1.57	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-007	27	29	2	2/6/2025	--	--	0.0300	101	4.4	2.5	0.71	5.1	0.8	55	0.3	39	11	8	0.8	0.4	25	2.46	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-007	29	31	2	2/6/2025	--	--	0.0412	141	5.4	2.8	0.94	6.8	1.0	75	0.3	58	16	9	1.0	0.4	30	2.41	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-007	--	--	--	2/6/2025	Blank	Marble	0.0063	20	1.0	0.5	0.55	1.7	0.2	9	0.1	10	3	2	0.2	0.1	6	0.34	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-007	--	--	--	2/6/2025	Standard	OREAS 460	0.5351	1865	20.4	6.0	22.90	50.9	2.9	1370	0.5	791	256	111	5.2	0.7	62	3.73	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-008	0	2	2	2/6/2025	--	--	0.0553	197	7.8	4.0	1.40	10.6	1.5	84	0.5	79	21	14	1.5	0.6	42	3.94	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-008	2	3.5	1.5	2/6/2025	--	--	0.2655	1025	20.1	7.0	2.01	39.3	3.0	462	0.6	427	118	69	4.5	0.8	81	4.83	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-008	3.5	5	1.5	2/6/2025	--	--	0.8073	2850	73.9	27.2	5.06	150.0	11.8	1385	2.2	1405	368	230	16.8	3.0	333	16.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-008	5	6.5	1.5	2/6/2025	--	--	0.1642	611	13.6	4.9	1.46	27.3	2.1	295	0.4	263	73	43	3.0	0.6	58	3.11	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-008	6.5	9.5	3	2/6/2025	--	--	0.0239	83	3.6	1.4	0.85	4.6	0.6	44	0.1	30	9	6	0.6	0.2	18	0.98	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-008	9.5	11	1.5	2/6/2025	--	--	0.0159	57	1.9	0.9	0.63	2.5	0.3	31	0.1	21	6	4	0.3	0.1	9	0.64	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-008	11	12	1	2/6/2025	--	--	0.1786	662	12.7	3.7	2.82	31.0	1.8	303	0.4	312	83	55	3.3	0.4	51	2.49	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-008	12	13	1	2/6/2025	--	--	0.1948	727	12.7	3.8	3.67	32.3	1.7	335	0.4	343	92	58	3.3	0.4	47	2.31	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-008	13	14	1	2/6/2025	--	--	0.1342	506	9.0	2.6	3.84	21.7	1.3	231	0.2	229	61	39	2.2	0.3	35	1.79	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-008	14	15.5	1.5	2/6/2025	--	--	0.0702	274	5.0	1.5	2.11	10.9	0.7	116	0.2	117	32	19	1.2	0.2	18	1.33	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-008	15.5	16.87	1.37	2/6/2025	--	--	0.0361	141	2.2	0.8	1.48	4.6	0.4	68	0.1	55	16	8	0.5	0.1	9	0.62	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-008	16.87	17.39	0.52	2/6/2025	--	--	0.8325	3310	31.9	6.0	4.23	105.0	3.6	1545	0.3	1475	421	198	9.7	0.5	89	2.25	3300	29	6	4	110	3	1535	0	1435	389	203	10	0	83	2
25-DDNB-008	17.39	17.8	0.41	2/6/2025	--	--	1.1350	4480	44.9	8.9	3.24	141.5	5.2	2020	0.5	2030	560	265	13.5	0.7	130	3.18	4470	43	9	3	150	5	2070	0	1955	573	276	13	1	122	3
25-DDNB-008	17.8	19	1.2	2/6/2025	--	--	0.0398	154	3.7	1.0	0.86	6.2	0.5	75	0.1	56	16	9	0.9	0.1	14	0.67	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-008	19	20	1	2/6/2025	--	--	0.0373	168	3.3	1.1	1.07	4.8	0.5	57	0.1	45	13	8	0.7	0.2	14	0.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-008	20	21	1	2/6/2025	--	--	0.0264	97	3.0	1.2	0.79	4.3	0.5	50	0.1	35	10	6	0.6	0.2	15	0.98	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-008	21	21.35	0.35	2/6/2025	--	--	0.0726	262	5.3	1.6	0.91	12.5	0.8	126	0.1	130	34	23	1.3	0.2	21	0.90	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-008	21.35	22.18	0.83	2/6/2025	--	--	1.1097	4230	84.6	25.2	5.02	193.5	11.9	1870	1.5	1970	527	319	20.7	2.5	321	12.25	4140	79	25	5	207	12	1870	1	1955	524	297	21	2	312	13
25-DDNB-008	22.18	23	0.82	2/6/2025	--	--	0.0522	195	4.6	2.2	1.52	7.0	0.8	100	0.3	74	22	11	0.9	0.3	23	1.84	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-008	23	24	1	2/6/2025	--	--	0.0242	85	3.3	1.5	0.69	4.1	0.6	45	0.2	31	9	6	0.6	0.2	17	1.28	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-008	24	26	2	2/6/2025	--	--	0.0351	125	4.2	2.2	0.73	6.1	0.8	61	0.3	48	14	9	0.9	0.3	23	1.85	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-008	26	28	2	2/6/2025	--	--	0.0248	90	3.1	1.1	0.72	4.3	0.5	48	0.1	32	9	6	0.6	0.1	15	0.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-008	28	30.5	2.5	2/6/2025	--	--	0.0257	88	3.9	2.0	0.72	4.6	0.7	47	0.2	31	9	6	0.7	0.3	21	1.74	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-008	--	--	--	2/6/2025	Blank	Marble	0.0053	14	1.2	0.8	0.37	1.4	0.2	7	0.1	8	2	2	0.2	0.1	7	0.77	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-008	--	--	--	2/6/2025	Blank	Marble	0.0066	17	1.6	0.8	0.46	2.0	0.3	9	0.1	10	2	2	0.3	0.1	9	0.74	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDNB-008	--	--	--	2/6/2025	Standard	OREAS 463	2.1098	6820	75.6	17.1	116.50	244.0	9.4	5080	0.9	3720	>1000	524	22.0	1.6	191	6.79	6830	69	17	117	255	9	5010	1	3900	1065	540	22	2	178	7
25-DDPT-001	0	5	5	1/15/2025	--	--	0.0814	191	16.4	11.2	3.21	21.3	3.7	117	1.6	145	35	28	3.0	1.5	101	10.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	5	7	2	1/15/2025	--	--	0.0648	155	15.6	10.7	2.59	17.7	3.3	85	1.5	96	24	20	2.6	1.5	102	10.10	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	7	8	1	1/15/2025	--	--	0.0874	294	14.6	7.3	0.90	20.1	2.7	117	0.8	134	35	29	2.9	0.9	78	5.96	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	8	9	1	1/15/2025	--	--	0.1424	479	22.5	11.1	2.89	29.2	3.8	214	1.2	223	58	41	4.2	1.3	110	8.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	9	10	1	1/15/2025	--	--	0.0605	219	8.0	3.6	0.93	11.4	1.3	98	0.4	89	25	17	1.6	0.4	37	2.65	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	10	11	1	1/15/2025	--	--	0.0983	321	17.5	9.0	1.49	22.4	3.1	138	1.0	148	39	30	3.3	1.1	92	7.25	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	11	12	1	1/15/2025	--	--	0.1310	445	19.3	9.4	3.33	27.1	3.3	198	1.0	212	53	38	3.6	1.1	92	7.26	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	12	13	1	1/15/2025	--	--	0.0734	257	9.7	5.2	1.69	13.3	1.7	113	0.7	118	31	21	1.8	0.7	45	4.41	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	13	14	1	1/15/2025	--	--	0.0911	342	9.0	4.2	1.25	15.2	1.4	147	0.5	145	39	25	1.8	0.5	42	2.83	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	14	15	1	1/15/2025	--	--	0.0338	115	4.9	2.3	0.78	6.8	0.8	57	0.3	48	14	10	1.0	0.3	24	1.88	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	15	16	1	1/15/2025	--	--	0.0269	91	3.9	2.0	0.58	5.7	0.7	44	0.3	38	11	8	0.8	0.2	21	1.60	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	16	17	1	1/15/2025	--	--	0.0324	113	4.5	2.1	0.66	5.5	0.8	53	0.3	48	13	9	0.8	0.3	23	1.86	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	17	18	1	1/15/2025	--	--	0.0581	201	8.4	4.6	1.01	11.5	1.5	86	0.6	92	25	17	1.6	0.6	40	4.23	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	18	19	1	1/15/2025	--	--	0.0498	157	7.5	3.9	0.97	10.0	1.3	83	0.5	78	22	15	1.4	0.6	39	3.43	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	19	20	1	1/15/2025	--	--	0.0594	186	9.9	6.3	1.34	11.7	1.9	86	0.9	96	26	17	1.7	0.9	54	5.69	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	20	21	1	1/15/2025	--	--	0.0426	138	6.7	4.5	1.14	8.9	1.3	65	0.6	64	17	12	1.2	0.6	38	4.29	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	21	22	1	1/15/2025	--	--	0.0160	54	1.8	0.9	2.61	2.6	0.3	35	0.1	20	6	4	0.3	0.1	8	0.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	22	23	1	1/15/2025	--	--	0.0714	238	10.4	5.4	3.72	14.8	1.9	106	0.6	121	30	21	1.8	0.7	48	4.48	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	23	24	1	1/15/2025	--	--	0.1238	427	15.7	8.1	3.19	23.2	2.7	183	0.9	213	53	38	2.9	1.0	76	6.19	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	24	25	1	1/15/2025	--	--	0.0496	153	10.0	8.1	1.09	8.9	2.3	65	1.2	67	18	12	1.4	1.2	61	8.58	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	25	26	1	1/15/2025	--	--	0.0612	209	8.8	4.7	0.91	11.4	1.6	90	0.5	98	26	18	1.6	0.6	45	3.94	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	26	27	1	1/15/2025	--	--	0.0912	338	9.0	3.3	1.32	16.8	1.3	140	0.3	155	41	30	2.0	0.3	37	2.11	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	27	28	1	1/15/2025	--	--	0.0156	47	3.6	1.8	0.67	3.8	0.6	22	0.2	21	6	5	0.6	0.2	19	1.14	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	28	29	1	1/15/2025	--	--	0.0320	98	7.0	3.4	0.83	7.2	1.2	46	0.3	45	12	9	1.2	0.4	37	2.32	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	29	30	1	1/15/2025	--	--	0.0185	54	4.5	2.4	0.77	4.3	0.8	25	0.2	25	7	6	0.8	0.3	24	1.65	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	30	31	1	1/15/2025	--	--	0.0293	79	8.7	5.0	0.90	6.2	1.7	36	0.5	37	10	8	1.3	0.6	49	3.57	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	31	32	1	1/15/2025	--	--	0.0289	75	8.7	5.2	0.78	6.3	1.7	33	0.5	36	10	8	1.3	0.7	52	4.24	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	32	33	1	1/15/2025	--	--	0.0330	81	10.8	6.5	0.72	7.7	2.1	37	0.8	38	10	9	1.5	0.9	66	5.67	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	33	34	1	1/15/2025	--	--	0.0398	127	8.4	3.0	0.71	10.1	1.2	59	0.2	57	15	12	1.6	0.3	39	1.68	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	34	35	1	1/15/2025	--	--	0.0513	153	12.3	6.9	0.84	12.0	2.2	68	0.8	70	19	15	2.0	1.0	65	6.09	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	35	36	1	1/15/2025	--	--	0.1000	345	13.9	7.9	1.79	18.4	2.6	146	1.1	159	42	28	2.5	1.1	74	7.08	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	36	37	1	1/15/2025	--	--	0.0471	164	6.5	2.9	1.14	9.6	1.0	76	0.3	73	20	14	1.3	0.3	28	2.05	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	37	38	1	1/15/2025	--	--	0.0659	237	7.8	4.0	1.35	12.5	1.3	102	0.4	105	28	19	1.6	0.5	37	3.34	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	38	39	1	1/15/2025	--	--	0.0938	316	14.9	10.9	1.33	16.1	3.0	137	1.8	134	37	24	2.4	1.6	85	11.60	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	39	40	1	1/15/2025	--	--	0.0638	216	10.5	6.0	0.89	13.4	2.0	93	0.8	92	26	18	2.0	0.8	55	5.14	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	40	41	1	1/15/2025	--	--	0.0994	350	14.9	8.7	1.11	18.3	2.9	134	1.2	154	40	28	2.6	1.3	80	9.03	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	41	42	1	1/15/2025	--	--	0.0466	147	9.3	5.9	1.05	8.8	1.9	62	0.8	69	18	13	1.4	0.8	51	5.74	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	206	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0	0.1	0.0	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000.0	1000.0	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
25-DDPT-001	41	42	1	1/15/2025	Duplicate	41-42m	0.0460	142	9.5	5.9	1.02	9.1	2.0	60	0.8	67	17	13	1.4	0.9	55	5.84	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	42	43	1	1/15/2025	--	--	0.0580	196	9.2	4.7	1.22	10.9	1.7	84	0.6	91	23	17	1.6	0.6	47	4.34	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	43	44	1	1/15/2025	--	--	0.1098	371	18.0	8.9	2.64	22.6	3.2	151	1.0	179	43	31	3.2	1.1	89	7.34	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	44	45	1	1/15/2025	--	--	0.0795	291	10.2	4.5	1.56	15.5	1.7	112	0.5	129	33	24	1.9	0.6	48	3.89	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	45	46	1	1/15/2025	--	--	0.1239	421	19.4	9.8	3.01	24.1	3.6	170	1.3	204	49	35	3.3	1.4	98	8.62	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	46	48	2	1/15/2025	--	--	0.0630	198	11.9	5.7	2.48	14.9	2.1	83	0.8	105	25	19	2.1	0.8	59	4.99	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	48	50	2	1/15/2025	--	--	0.0461	163	6.6	2.4	0.77	9.8	1.0	74	0.3	69	19	13	1.3	0.3	29	2.01	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	50	52	2	1/15/2025	--	--	0.0375	126	7.1	2.4	0.68	8.0	1.1	58	0.2	54	14	10	1.2	0.3	34	1.60	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	51	52	1	1/15/2025	--	--	0.1158	443	10.7	4.3	1.50	20.1	1.7	178	0.5	192	49	33	2.4	0.6	47	3.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	52	53	1	1/15/2025	--	--	0.0692	266	6.6	2.7	1.50	10.6	1.1	110	0.3	110	29	18	1.3	0.3	30	2.51	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	52	54	2	1/15/2025	--	--	0.0531	183	8.5	3.7	0.78	10.8	1.4	77	0.4	82	22	15	1.6	0.5	41	2.87	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	53	54	1	1/15/2025	--	--	0.0607	214	8.8	4.2	1.08	11.4	1.5	90	0.5	94	24	17	1.6	0.6	44	3.85	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	54	55	1	1/15/2025	--	--	0.0475	163	7.2	3.1	0.87	9.7	1.2	72	0.3	73	19	15	1.4	0.4	36	2.42	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	54	56	2	1/15/2025	--	--	0.0792	304	7.9	3.0	1.23	14.1	1.2	122	0.4	127	33	23	1.7	0.4	34	2.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	55	56	1	1/15/2025	--	--	0.0768	288	9.0	4.4	0.97	12.6	1.6	121	0.5	115	31	19	1.6	0.6	45	3.46	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	56	57	1	1/15/2025	--	--	0.0413	146	5.4	2.3	0.85	7.9	0.9	67	0.3	63	17	12	1.1	0.3	26	2.06	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	57	58	1	1/15/2025	--	--	0.0499	169	8.8	3.6	0.76	10.5	1.5	75	0.4	73	19	14	1.6	0.5	43	2.82	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	58	60	2	1/15/2025	--	--	0.0524	182	7.9	3.9	0.94	10.1	1.4	80	0.4	80	21	14	1.4	0.5	38	3.19	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	60	62	2	1/15/2025	--	--	0.0461	165	6.2	2.2	0.73	9.2	1.0	75	0.2	71	19	13	1.2	0.3	27	1.61	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	62	64	2	1/15/2025	--	--	0.0439	157	5.6	2.4	0.89	8.7	0.9	72	0.3	65	18	12	1.1	0.3	26	1.73	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	64	66	2	1/15/2025	--	--	0.0924	332	12.4	6.1	2.06	17.2	2.3	134	0.8	150	37	26	2.2	0.8	58	5.57	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	66	68	2	1/15/2025	--	--	0.1341	459	18.9	11.3	4.48	25.2	3.7	191	1.6	225	55	37	3.1	1.5	94	10.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	68	70	2	1/15/2025	--	--	0.0544	190	7.1	3.4	1.28	10.2	1.2	86	0.5	86	22	16	1.3	0.4	35	2.83	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	70	72	2	1/15/2025	--	--	0.0470	166	6.3	2.6	0.99	9.6	1.0	74	0.3	72	19	14	1.2	0.3	30	1.98	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	72	74	2	1/15/2025	--	--	0.0453	159	6.6	2.6	0.83	9.2	1.0	72	0.3	67	18	13	1.3	0.3	32	1.86	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	74	76	2	1/15/2025	--	--	0.0480	161	8.6	3.8	0.67	9.7	1.5	73	0.4	68	19	13	1.5	0.5	44	3.06	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	76	78	2	1/15/2025	--	--	0.0759	273	11.1	5.1	1.26	14.1	1.9	115	0.6	113	30	21	1.9	0.7	53	4.27	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	78	80	2	1/15/2025	--	--	0.0539	191	7.0	2.7	0.93	11.1	1.2	85	0.3	84	22	16	1.4	0.4	33	2.38	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	80	82	2	1/15/2025	--	--	0.0477	164	8.0	3.2	0.72	10.1	1.3	74	0.3	69	19	14	1.5	0.4	38	2.22	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	82	84	2	1/15/2025	--	--	0.0405	140	6.0	2.2	0.74	8.9	0.9	67	0.2	61	17	13	1.2	0.3	26	1.82	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	84	86	2	1/15/2025	--	--	0.0385	130	6.2	2.2	0.76	9.1	0.9	62	0.2	58	16	13	1.2	0.3	27	1.78	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	86	88	2	1/15/2025	--	--	0.0399	139	5.1	2.0	0.81	8.6	0.8	67	0.2	60	17	13	1.1	0.3	23	1.57	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	88	90	2	1/15/2025	--	--	0.0460	159	6.1	2.3	0.90	9.4	1.0	76	0.3	74	18	14	1.2	0.3	27	1.69	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	90	91	1	1/15/2025	--	--	0.0598	219	6.9	3.3	0.97	10.9	1.2	94	0.5	95	23	17	1.4	0.5	32	3.05	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	--	--	--	1/15/2025	Blank	Marble	0.0058	15	1.5	0.9	0.46	1.6	0.3	7	0.1	9	2	2	0.3	0.1	8	0.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	--	--	--	1/15/2025	Blank	Marble	0.0072	19	1.8	0.9	0.67	2.0	0.3	9	0.1	12	3	2	0.3	0.1	9	0.58	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	--	--	--	1/15/2025	Blank	Marble	0.0044	11	1.1	0.7	0.38	1.5	0.2	5	0.1	6	2	2	0.2	0.1	7	0.56	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	--	--	--	1/15/2025	Blank	Marble	0.0054	15	1.0	0.5	0.42	1.5	0.2	8	0.1	9	2	2	0.2	0.1	6	0.57	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-001	--	--	--	1/15/2025	Standard	OREAS 463	1.9363	6680	71.0	16.7	114.00	241.0	8.3	5170	0.7	3950	>1000	572	19.9	1.5	189	7.06	6300	60	14	110	221	8	4630	1	3510	982	504	20	2	171	6
25-DDPT-001	--	--	--	1/15/2025	Standard	OREAS 460	0.5664	1980	20.5	6.1	23.20	50.2	2.9	1435	0.5	866	269	110	4.8	0.7	63	3.79	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	0	3.5	3.5	1/17/2025	--	--	0.0794	269	14.2	5.7	4.00	19.6	2.5	120	0.6	123	32	24	2.7	0.7	54	3.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	3.5	5	1.5	1/17/2025	--	--	0.1452	381	27.8	14.9	4.25	38.6	5.4	221	1.8	260	66	51	5.2	2.0	141	12.05	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	5	6	1	1/17/2025	--	--	0.0763	189	17.4	10.1	2.53	21.2	3.5	116	1.3	119	31	25	3.0	1.4	97	8.39	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	5	6	1	1/17/2025	Duplicate	5-6m	0.0750	186	17.2	9.9	2.58	21.2	3.3	116	1.3	115	30	24	3.1	1.3	95	8.19	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	6	7	1	1/17/2025	--	--	0.0849	280	14.0	7.2	1.62	19.2	2.7	124	0.9	128	34	25	2.7	1.0	75	5.84	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	7	8	1	1/17/2025	--	--	0.2340	917	17.6	8.6	2.07	31.1	3.1	380	1.0	377	105	58	3.6	1.2	82	7.16	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	8	9	1	1/17/2025	--	--	0.1069	430	12.2	6.7	3.02	17.3	2.4	131	0.9	166	42	30	2.3	1.0	59	5.84	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	9	10	1	1/17/2025	--	--	0.1310	502	14.1	7.5	3.44	21.8	2.8	184	0.9	213	55	36	2.8	1.0	66	6.14	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	10	11	1	1/17/2025	--	--	0.1303	463	18.3	9.8	3.93	25.5	3.6	172	1.1	217	54	39	3.5	1.3	89	7.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	11	12	1	1/17/2025	--	--	0.1635	601	22.2	12.8	2.91	28.2	4.6	226	1.7	252	67	44	3.8	1.9	111	11.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	12	13	1	1/17/2025	--	--	0.0808	254	18.0	10.3	2.32	19.5	3.7	96	1.2	121	30	25	3.0	1.4	91	8.52	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	13	14	1	1/17/2025	--	--	0.1048	346	16.4	8.6	3.73	22.4	3.2	145	1.2	178	44	31	3.0	1.2	80	7.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	14	15	1	1/17/2025	--	--	0.1138	414	14.4	7.4	3.62	21.4	2.8	158	0.9	187	47	33	2.7	1.0	69	6.22	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	15	16	1	1/17/2025	--	--	0.1139	464	9.9	4.4	4.08	18.5	1.8	171	0.6	174	44	29	2.2	0.6	42	3.96	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	16	17	1	1/17/2025	--	--	0.0891	324	12.4	6.2	3.11	17.2	2.3	118	0.7	146	37	26	2.3	0.8	58	4.75	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	17	18	1	1/17/2025	--	--	0.1059	343	16.7	9.4	2.69	20.8	3.4	146	1.1	180	47	33	3.0	1.3	86	7.32	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	18	19	1	1/17/2025	--	--	0.1071	364	15.5	9.0	2.70	20.1	3.2	149	1.2	179	46	32	2.8	1.3	77	8.22	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	19	20	1	1/17/2025	--	--	0.0548	179	9.3	5.5	1.38	10.9	2.0	73	0.7	88	23	17	1.6	0.8	48	4.77	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	20	20.75	0.75	1/17/2025	--	--	0.0357	114	6.8	3.6	1.44	6.9	1.3	54	0.4	50	14	9	1.2	0.5	37	2.63	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	20.75	21.25	0.5	1/17/2025	--	--	0.6055	2430	15.1	3.2	2.71	61.3	1.7	1090	0.3	1060	310	136	5.1	0.3	42	1.92	2500	13	3	3	61	2	1100	0	1025	283	138	5	0	38	2
25-DDPT-002	21.25	22	0.75	1/17/2025	--	--	0.0367	121	6.0	3.4	0.81	6.3	1.3	56	0.5	55	15	9	1.0	0.5	34	3.11	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	22	23	1	1/17/2025	--	--	0.0482	144	11.3	8.1	0.96	7.6	2.7	60	1.0	61	18	11	1.5	1.1	72	7.26	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	23	24	1	1/17/2025	--	--	0.0373	126	6.8	3.6	1.08	7.1	1.4	56	0.4	51	14	10	1.1	0.5	35	2.86	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	24	25	1	1/17/2025	--	--	0.0338	119	5.5	3.0	1.05	6.1	1.2	51	0.3	46	13	9	0.9	0.4	29	2.32	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	25	26	1	1/17/2025	--	--	0.0191	52	6.3	2.9	0.61	4.8	1.2	23	0.2	22	6	5	0.9	0.3	35	1.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	26	28	2	1/17/2025	--	--	0.0356	108	8.5	3.7	0.73	7.8	1.5	48	0.3	53	13	10	1.3	0.4	43	2.56	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	28	30	2	1/17/2025	--	--	0.0837	302	11.0	6.3	2.25	15.5	2.1	112	0.8	142	33	24	1.9	0.9	53	5.47	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	30	32	2	1/17/2025	--	--	0.0914	308	14.1	7.7	2.99	18.7	2.8	121	1.0	158	38	28	2.5	1.0	68	6.84	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	32	34	2	1/17/2025	--	--	0.0964	350	11.7	6.4	2.33	17.4	2.3	140	0.9	158	41	27	2.2	0.9	55	6.02	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	34	36	2	1/17/2025	--	--	0.0536	165	12.4	6.1	0.85	11.8	2.4	71	0.6	75	20	16	2.0	0.8	65	5.06	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	36	38	2	1/17/2025	--	--	0.0677	235	10.9	5.8	1.22	12.8	2.1	100	0.7	100	27	18	1.9	0.8	54	5.43	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	38	40	2	1/17/2025	--	--	0.0963	348	12.1	5.7	2.68	18.9	2.2	142	0.6	158	40	28	2.3	0.7	54	4.51	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	40	42	2	1/17/2025	--	--	0.0939	321	14.4	8.0	2.83	18.8	2.8	132	1.1	151	38	27	2.6	1.1	71	7.57	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	42	44	2	1/17/2025	--	--	0.0381	137	4.8	1.9	0.75	7.9	0.8	63	0.2	57	16	11	1.1	0.2	21	1.31	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	44	46	2	1/17/2025	--	--	0.0409	138	6.8	2.8	1.32	10.1	1.1	60	0.3	63	17	13	1.4	0.4	30	2.44	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	46	48	2	1/17/2025	--	--	0.0287	95	5.5	2.3	0.64	6.7	0.9	43	0.2	41	11	9	1.1	0.2	26	1.58	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	48	50	2	1/17/2025	--	--	0.0275	85	6.7	2.8	0.51	6.2	1.1	38	0.3	36	10	8	1.1	0.3	34	2.08	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	207	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0	0.1	0.0	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000.0	1000.0	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
25-DDPT-002	50	52	2	1/17/2025	--	--	0.0364	130	4.7	1.9	0.65	6.9	0.8	61	0.2	53	15	10	0.9	0.3	23	1.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	52	54	2	1/17/2025	--	--	0.0399	137	6.3	2.6	0.62	8.2	1.0	64	0.3	57	16	11	1.2	0.4	32	1.94	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	54	56	2	1/17/2025	--	--	0.0466	160	7.5	3.2	0.70	9.6	1.2	72	0.3	68	19	14	1.4	0.4	37	2.35	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	54	56	2	1/17/2025	Duplicate	54-56m	0.0459	157	7.3	3.6	0.70	9.1	1.3	71	0.3	65	18	13	1.4	0.5	38	2.53	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	56	58	2	1/17/2025	--	--	0.0523	187	7.2	3.2	0.79	9.3	1.2	86	0.3	76	21	14	1.4	0.4	35	2.15	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	58	60	2	1/17/2025	--	--	0.0360	126	5.8	1.9	0.52	7.3	0.8	59	0.2	52	14	11	1.1	0.2	26	1.39	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	60	62	2	1/17/2025	--	--	0.0400	141	5.7	2.4	0.79	7.2	0.9	65	0.3	58	16	11	1.0	0.3	28	1.86	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	62	64	2	1/17/2025	--	--	0.1045	359	14.7	9.0	3.13	18.7	2.8	150	1.1	169	42	29	2.5	1.3	79	7.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	64	66	2	1/17/2025	--	--	0.0682	243	9.7	5.3	1.45	12.6	1.8	100	0.6	102	27	19	1.8	0.7	50	4.44	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	66	68	2	1/17/2025	--	--	0.0544	194	7.0	3.6	0.76	8.9	1.3	88	0.4	82	22	14	1.3	0.5	37	3.01	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	68	70	2	1/17/2025	--	--	0.0470	168	6.5	2.3	0.79	9.4	0.9	78	0.2	69	19	14	1.3	0.3	28	1.46	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	70	71	1	1/17/2025	--	--	0.0457	147	10.6	3.6	0.59	10.8	1.6	66	0.2	59	17	14	1.9	0.4	53	1.96	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	71	72	1	1/17/2025	--	--	0.0557	166	14.0	6.2	0.62	13.8	2.4	74	0.5	72	20	17	2.4	0.8	78	4.09	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	72	74	2	1/17/2025	--	--	0.0279	95	4.3	1.9	0.78	5.6	0.7	42	0.2	43	11	9	0.7	0.2	21	1.33	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	74	76	2	1/17/2025	--	--	0.0463	162	7.1	3.0	0.81	9.5	1.1	73	0.3	68	19	14	1.3	0.4	33	2.02	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	76	78	2	1/17/2025	--	--	0.0633	225	10.4	4.0	0.76	13.7	1.6	94	0.4	91	25	20	2.0	0.5	47	3.03	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	78	80	2	1/17/2025	--	--	0.0411	147	5.3	2.0	0.77	7.7	0.8	68	0.2	60	17	13	1.1	0.3	25	1.48	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	80	82	2	1/17/2025	--	--	0.0400	140	6.0	2.4	0.75	8.5	1.0	64	0.2	58	16	12	1.2	0.3	28	1.56	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	82	84	2	1/17/2025	--	--	0.0395	140	5.6	2.3	0.78	7.5	0.9	64	0.2	58	16	12	1.1	0.3	26	1.63	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	84	86	2	1/17/2025	--	--	0.0529	190	5.8	2.5	0.92	9.4	1.0	88	0.3	81	22	16	1.3	0.3	31	1.84	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	86	88	2	1/17/2025	--	--	0.0919	342	11.2	5.6	1.11	15.9	1.9	139	0.8	138	37	26	2.1	0.8	55	5.15	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	88	90	2	1/17/2025	--	--	0.0377	105	8.2	4.5	2.70	10.9	1.6	46	0.7	64	14	13	1.6	0.6	43	4.03	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	90	92	2	1/17/2025	--	--	0.0601	197	9.1	4.5	2.18	12.9	1.7	87	0.6	104	24	18	1.8	0.6	44	3.63	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	92	94	2	1/17/2025	--	--	0.0744	263	9.7	4.6	1.48	14.6	1.8	110	0.5	122	29	21	2.0	0.6	49	3.61	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	94	96	2	1/17/2025	--	--	0.0189	43	6.0	3.4	2.17	6.6	1.2	18	0.5	29	6	7	1.1	0.5	32	2.71	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	96	98	2	1/17/2025	--	--	0.0192	44	6.1	3.5	2.15	6.5	1.2	19	0.5	29	6	7	1.1	0.5	33	2.99	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	98	100	2	1/17/2025	--	--	0.0979	347	11.9	7.0	2.26	16.9	2.4	142	1.0	162	40	26	2.3	1.0	65	6.42	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	--	--	--	1/17/2025	Blank	Marble	0.0041	12	0.9	0.4	0.34	1.2	0.2	5	0.1	6	2	1	0.2	0.1	5	0.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	--	--	--	1/17/2025	Blank	Marble	0.0067	19	1.5	0.8	0.47	1.9	0.3	9	0.1	10	3	2	0.3	0.1	8	0.67	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	--	--	--	1/17/2025	Blank	Marble	0.0038	9	0.9	0.6	0.28	1.2	0.2	5	0.1	6	1	1	0.2	0.1	6	0.51	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	--	--	--	1/17/2025	Standard	OREAS 463	1.9765	6410	69.0	16.4	108.00	233.0	8.7	4790	0.8	3510	991	539	20.1	1.6	178	6.54	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-002	--	--	--	1/17/2025	Standard	OREAS 460	0.5297	1835	18.9	5.6	22.10	49.7	2.6	1305	0.4	853	253	109	4.8	0.6	59	3.51	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	0	3.5	3.5	1/19/2025	--	--	0.0528	229	5.8	2.8	1.10	7.9	1.1	70	0.4	69	19	13	1.1	0.3	27	2.51	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	3.5	5	1.5	1/19/2025	--	--	0.0881	405	6.5	3.4	1.80	10.4	1.2	122	0.4	119	33	21	1.4	0.4	24	3.10	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	5	7	2	1/19/2025	--	--	0.1679	463	24.0	10.4	4.58	40.9	4.0	268	1.2	351	84	68	5.3	1.3	96	8.96	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	7	8	1	1/19/2025	--	--	0.1568	476	26.5	12.9	5.45	40.8	4.9	206	1.6	293	68	58	5.4	1.6	121	11.05	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	8	9	1	1/19/2025	--	--	0.0946	327	14.5	8.9	2.94	19.7	3.0	111	1.2	158	38	29	2.7	1.2	79	8.78	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	9	10	1	1/19/2025	--	--	0.0733	237	12.0	7.2	1.64	14.4	2.5	99	0.9	119	30	22	2.1	1.0	67	6.32	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	10	11	1	1/19/2025	--	--	0.0365	105	6.9	3.2	1.15	10.3	1.2	56	0.3	62	16	13	1.4	0.4	31	2.48	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	11	12	1	1/19/2025	--	--	0.0528	174	7.9	5.2	0.75	10.0	1.7	79	0.6	74	20	14	1.4	0.7	54	4.33	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	12	13	1	1/19/2025	--	--	0.0512	163	8.6	5.2	0.81	9.1	1.8	77	0.6	73	20	13	1.5	0.7	55	4.46	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	13	14	1	1/19/2025	--	--	0.0288	99	3.9	2.0	0.65	5.6	0.7	48	0.2	41	11	8	0.8	0.2	22	1.76	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	14	15	1	1/19/2025	--	--	0.0342	118	4.5	2.1	0.64	7.2	0.8	56	0.2	51	14	10	0.9	0.3	23	1.62	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	15	16	1	1/19/2025	--	--	0.1267	451	19.6	9.4	2.81	27.4	3.4	162	1.0	205	51	41	3.8	1.1	92	7.13	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	16	17	1	1/19/2025	--	--	0.1018	372	11.7	5.6	2.71	19.3	2.1	145	0.7	171	43	31	2.4	0.7	56	4.44	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	16	17	1	1/19/2025	Duplicate	16-17m	0.1141	376	14.4	7.0	3.15	22.6	2.6	174	0.9	204	51	37	2.9	0.9	68	6.06	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	17	18	1	1/19/2025	--	--	0.0900	332	10.3	5.4	1.27	16.6	2.0	126	0.6	148	39	28	2.1	0.7	50	4.67	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	18	18.5	0.5	1/19/2025	--	--	0.0673	221	12.6	8.6	1.13	12.1	2.8	87	1.1	95	25	18	2.0	1.1	74	7.79	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	18.5	19	0.5	1/19/2025	--	--	0.0581	187	7.7	4.3	1.55	10.8	1.5	90	0.5	101	27	18	1.4	0.6	39	3.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	19	20	1	1/19/2025	--	--	0.0529	192	7.2	3.9	1.54	10.4	1.4	70	0.4	84	21	16	1.4	0.5	37	3.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	20	21	1	1/19/2025	--	--	0.0890	307	12.7	7.0	1.08	15.6	2.5	126	0.8	145	39	26	2.3	0.9	66	5.74	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	21	22	1	1/19/2025	--	--	0.1026	348	11.3	6.6	1.91	17.2	2.3	169	0.9	174	46	29	2.2	0.9	59	6.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	22	23	1	1/19/2025	--	--	0.0907	291	14.2	11.1	2.68	15.8	3.5	115	1.8	149	37	26	2.4	1.6	87	11.60	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	23	24	1	1/19/2025	--	--	0.0135	42	1.5	0.8	2.97	2.0	0.3	30	0.1	18	5	3	0.3	0.1	9	0.62	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	24	26	2	1/19/2025	--	--	0.0499	163	8.4	4.5	0.92	9.8	1.7	71	0.6	76	20	15	1.5	0.6	47	4.14	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	26	28	2	1/19/2025	--	--	0.0848	299	10.2	5.4	2.59	14.9	1.8	120	0.7	153	34	25	1.8	0.7	49	4.48	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	28	30	2	1/19/2025	--	--	0.1147	391	14.2	6.7	4.28	21.8	2.6	176	0.8	201	49	31	2.9	0.9	68	5.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	30	32	2	1/19/2025	--	--	0.1161	402	14.1	6.9	4.21	23.5	2.5	163	0.8	214	48	36	2.8	0.8	65	4.77	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	32	34	2	1/19/2025	--	--	0.1119	382	13.8	6.9	4.18	22.5	2.6	155	0.9	209	46	34	2.8	0.9	66	5.28	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	34	36	2	1/19/2025	--	--	0.1053	353	13.6	7.1	3.99	21.5	2.6	149	0.9	191	43	32	2.7	0.9	69	5.57	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	36	38	2	1/19/2025	--	--	0.0597	193	11.0	4.5	1.12	14.2	1.8	86	0.4	95	23	19	2.1	0.6	51	3.27	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	38	40	2	1/19/2025	--	--	0.0323	105	5.6	2.4	0.75	7.5	1.0	48	0.3	50	12	10	1.1	0.3	27	1.82	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	40	42	2	1/19/2025	--	--	0.0489	168	6.8	2.3	0.90	12.1	1.0	74	0.2	82	20	17	1.6	0.3	28	1.53	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	42	44	2	1/19/2025	--	--	0.0351	123	4.7	2.0	0.74	7.4	0.8	56	0.2	54	14	10	1.0	0.3	22	1.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	44	46	2	1/19/2025	--	--	0.0381	134	4.4	1.9	0.82	7.5	0.7	64	0.2	62	15	11	1.0	0.2	21	1.46	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	46	48	2	1/19/2025	--	--	0.0327	106	6.1	2.4	0.63	7.6	1.0	50	0.2	50	13	10	1.2	0.3	29	1.48	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	48	50.5	2.5	1/19/2025	--	--	0.0350	111	6.6	2.6	0.80	9.1	1.1	51	0.3	53	13	12	1.4	0.4	34	1.90	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	50.5	51.5	1	1/19/2025	--	--	0.0433	112	13.3	7.3	0.55	10.8	2.7	49	0.8	54	14	12	2.1	0.9	80	5.56	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	51.5	53	1.5	1/19/2025	--	--	0.0206	58	5.8	2.7	0.60	4.5	1.1	28	0.3	26	7	6	0.9	0.3	32	1.72	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	53	55	2	1/19/2025	--	--	0.0481	166	6.6	2.7	0.92	10.3	1.1	75	0.3	78	20	15	1.4	0.3	31	1.78	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	55	57	2	1/19/2025	--	--	0.0592	197	9.1	4.4	1.38	13.1	1.5	87	0.6	97	24	18	1.7	0.6	44	3.58	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	57	58.25	1.25	1/19/2025	--	--	0.0472	164	6.1	2.2	1.04	10.6	0.9	73	0.2	79	20	16	1.4	0.3	26	1.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	58.25	59	0.75	1/19/2025	--	--	0.0163	46	4.9	2.0	0.64	4.6	0.8	21	0.1	22	6	5	0.9	0.2	24	0.96	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	59	61	2	1/19/2025	--	--	0.0143	40	3.8	2.0	0.57	3.3	0.7	19	0.2	17	4	4	0.6	0.3	23	1.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	61	62.25	1.25	1/19/2025	--	--	0.0351	110	8.0	3.4	0.59	8.7	1.3	48	0.3	48	13	11	1.4	0.4	42	2.14	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	62.25	63	0.75	1/19/2025	--	--	0.0549	161	13.9	6.1	0.66	14.6	2.4	71	0.5	73	20	18	2.5	0.8	77	3.85	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	63	65	2	1/19/2025	--	--	0.0297	92	6.6	3.1	0.58	6.3	1.2	41	0.3	40	11	9	1.1	0.4	36	1.94	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	208	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0	0.1	0.0	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000.0	1000.0	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
25-DDPT-003	65	67	2	1/19/2025	--	--	0.0215	69	4.2	1.8	0.62	4.8	0.8	32	0.2	29	8	6	0.7	0.2	23	1.25	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	67	69	2	1/19/2025	--	--	0.0438	157	5.8	2.5	0.81	8.2	0.9	73	0.3	63	18	13	1.1	0.3	27	1.73	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	69	71	2	1/19/2025	--	--	0.0448	159	5.9	2.4	0.91	8.3	0.9	73	0.2	68	18	14	1.1	0.3	28	1.68	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	71	73	2	1/19/2025	--	--	0.0441	158	5.9	2.5	0.72	8.6	0.9	73	0.3	64	18	13	1.2	0.3	28	1.71	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	73	75	2	1/19/2025	--	--	0.0596	208	8.8	3.5	0.97	12.6	1.4	91	0.4	92	24	19	1.7	0.5	41	2.53	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	73	75	2	1/19/2025	Duplicate	73-75m	0.0622	225	8.8	3.6	1.05	12.6	1.5	93	0.4	93	25	20	1.7	0.4	41	2.62	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	75	77	2	1/19/2025	--	--	0.0395	134	6.7	3.2	0.73	8.3	1.2	60	0.3	55	16	12	1.3	0.4	34	2.32	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	77	79	2	1/19/2025	--	--	0.0453	160	6.3	2.5	0.74	8.9	1.0	74	0.3	65	18	14	1.2	0.4	30	2.10	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	79	81	2	1/19/2025	--	--	0.0424	152	5.8	2.0	0.74	8.4	0.9	70	0.2	62	17	13	1.2	0.3	26	1.28	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	81	83	2	1/19/2025	--	--	0.0432	150	6.2	2.3	0.85	9.2	0.9	70	0.2	69	17	13	1.2	0.3	26	1.48	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	83	85	2	1/19/2025	--	--	0.0830	285	10.5	5.6	2.73	17.6	1.9	119	0.8	147	34	25	2.1	0.7	50	4.68	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	85	87	2	1/19/2025	--	--	0.0413	116	8.8	4.7	2.77	11.5	1.7	51	0.6	72	15	14	1.7	0.6	46	3.64	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	87	89	2	1/19/2025	--	--	0.0257	61	7.7	4.3	2.69	9.1	1.6	26	0.5	40	8	9	1.4	0.6	41	3.62	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	89	91	2	1/19/2025	--	--	0.0257	61	7.4	4.4	2.64	8.9	1.5	26	0.5	40	8	10	1.4	0.6	42	3.48	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	91	93	2	1/19/2025	--	--	0.0247	60	7.4	4.6	2.44	8.5	1.6	26	0.6	36	8	9	1.4	0.6	39	3.69	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	93	95	2	1/19/2025	--	--	0.0273	66	8.5	5.1	2.69	9.6	1.7	29	0.6	39	9	9	1.5	0.7	44	4.47	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	95	97	2	1/19/2025	--	--	0.0151	34	5.1	3.2	1.49	5.2	1.0	15	0.4	21	5	5	0.9	0.4	28	2.81	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	97	99	2	1/19/2025	--	--	0.0169	38	5.7	3.2	1.94	6.1	1.1	16	0.5	24	5	6	1.0	0.4	30	2.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	99	100	1	1/19/2025	--	--	0.0158	36	5.0	3.0	1.82	6.0	1.0	16	0.3	23	5	6	0.9	0.4	27	2.65	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	--	--	--	1/19/2025	Blank	Marble	0.0070	19	1.6	1.0	0.48	2.1	0.3	9	0.1	11	3	3	0.3	0.1	9	0.75	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	--	--	--	1/19/2025	Blank	Marble	0.0080	24	1.3	0.9	0.51	1.9	0.3	12	0.1	12	3	3	0.3	0.1	8	0.89	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	--	--	--	1/19/2025	Blank	Marble	0.0045	11	1.0	0.4	0.46	1.3	0.2	6	0.1	8	2	2	0.2	0.1	5	0.32	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	--	--	--	1/19/2025	Blank	Marble	0.0046	13	1.0	0.5	0.44	1.2	0.2	6	0.1	7	2	2	0.2	0.1	5	0.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-003	--	--	--	1/19/2025	Standard	OREAS 463	2.0565	6850	68.6	15.8	118.50	243.0	8.5	5050	0.8	4230	>1000	584	20.6	1.4	188	6.51	6400	63	16	110	247	8	5100	1	3840	1060	509	20	2	184	7
25-DDPT-004	0	3.5	3.5	1/22/2025	--	--	0.1099	444	12.1	5.3	2.98	18.8	2.1	154	0.6	173	45	32	2.4	0.7	40	4.18	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-004	3.5	6.5	3	1/22/2025	--	--	0.2105	598	30.3	13.3	5.49	48.0	5.3	359	1.5	407	105	78	6.2	1.8	122	10.75	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-004	6.5	8	1.5	1/22/2025	--	--	0.1050	297	20.9	10.4	2.73	29.8	4.0	149	1.2	180	46	37	4.1	1.4	100	8.41	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-004	8	9.5	1.5	1/22/2025	--	--	0.1354	407	29.8	18.5	3.46	33.0	6.4	162	2.3	195	50	38	4.9	2.5	178	15.05	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-004	9.5	11	1.5	1/22/2025	--	--	0.1999	514	33.2	19.8	5.06	44.9	7.1	347	2.4	339	86	59	5.8	2.7	211	16.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-004	11	12.5	1.5	1/22/2025	--	--	0.0856	296	13.1	7.7	2.10	15.6	2.8	111	1.0	128	34	23	2.3	1.1	81	6.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-004	12.5	13.25	0.75	1/22/2025	--	--	0.0500	154	10.4	6.0	1.07	10.8	2.2	67	0.6	70	19	14	1.7	0.8	62	4.60	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-004	13.25	13.75	0.5	1/22/2025	--	--	0.0595	191	11.7	7.0	1.70	10.8	2.5	81	0.9	79	23	14	1.8	1.0	72	6.14	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-004	13.75	14.5	0.75	1/22/2025	--	--	3.3566	>10000	89.7	15.7	6.56	363.0	9.5	5850	1.0	5750	>1000	770	30.5	1.5	226	6.65	13700	79	15	6	362	9	5790	1	6050	1645	774	29	1	208	6
25-DDPT-004	14.5	15.5	1	1/22/2025	--	--	5.7056	>10000	166.5	25.8	6.76	703.0	17.2	>10000	1.2	9860	>1000	>1000	56.8	2.0	394	7.42	23000	151	24	7	693	16	10050	1	10200	2800	1365	55	2	371	7
25-DDPT-004	15.5	16.5	1	1/22/2025	--	--	0.1303	478	12.3	6.6	1.15	18.1	2.4	226	1.0	202	58	31	2.3	1.0	63	6.57	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-004	16.5	17.5	1	1/22/2025	--	--	0.4785	1920	24.5	11.4	1.14	55.5	4.3	815	1.4	781	231	107	5.6	1.6	113	9.32	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-004	17.5	18.5	1	1/22/2025	--	--	0.0570	175	12.6	7.3	0.95	10.8	2.6	79	0.9	73	21	14	2.0	1.0	75	6.27	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-004	18.5	19.5	1	1/22/2025	--	--	0.0295	80	9.2	4.4	0.64	7.7	1.8	35	0.4	35	10	9	1.5	0.6	50	2.90	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-004	19.5	20.5	1	1/22/2025	--	--	0.0474	162	8.4	3.4	0.72	10.4	1.4	64	0.3	74	20	15	1.6	0.5	38	2.44	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-004	20.5	21.5	1	1/22/2025	--	--	0.0137	43	3.2	1.3	0.59	3.2	0.6	19	0.1	18	5	4	0.5	0.2	16	0.81	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-004	21.5	22.5	1	1/22/2025	--	--	0.0219	73	4.2	2.1	0.59	4.5	0.8	33	0.1	29	8	6	0.7	0.2	22	1.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-004	22.5	23.5	1	1/22/2025	--	--	0.0326	103	7.6	2.6	0.72	7.9	1.2	48	0.2	45	12	10	1.4	0.3	36	1.51	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-004	23.5	24	0.5	1/22/2025	--	--	0.0183	48	6.2	3.0	0.61	4.3	1.2	22	0.2	19	6	5	0.9	0.4	36	1.86	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-004	24	25	1	1/22/2025	--	--	0.0165	43	6.1	2.2	0.65	4.5	1.0	19	0.2	17	5	4	0.9	0.3	33	1.25	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-004	25	26	1	1/22/2025	--	--	0.0222	60	7.0	3.0	0.47	5.6	1.3	27	0.3	26	7	6	1.1	0.3	40	1.96	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-004	26	27	1	1/22/2025	--	--	0.0296	82	7.3	4.4	0.74	6.6	1.6	36	0.5	41	11	9	1.1	0.6	44	4.15	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-004	26	27	1	1/22/2025	Duplicate	26-27m	0.0298	83	7.3	4.6	0.66	6.5	1.5	37	0.5	41	11	8	1.1	0.6	45	3.85	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-004	27	28	1	1/22/2025	--	--	0.1038	354	15.3	13.6	1.07	16.5	3.8	136	2.3	152	40	28	2.4	2.1	99	15.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-004	28	29	1	1/22/2025	--	--	0.0661	239	6.1	2.3	1.30	11.8	1.0	103	0.3	119	32	22	1.4	0.3	24	1.74	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-004	29	30	1	1/22/2025	--	--	0.0611	188	10.4	5.0	1.31	14.2	1.9	94	0.5	98	25	19	2.1	0.6	54	3.51	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-004	--	--	--	1/22/2025	Blank	Marble	0.0080	19	2.4	1.6	0.56	2.3	0.5	9	0.2	10	3	2	0.4	0.2	15	1.54	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-004	--	--	--	1/22/2025	Standard	OREAS 463	2.0601	6820	78.0	17.2	122.50	256.0	9.6	5160	0.9	3740	>1000	550	22.8	1.7	197	6.65	6690	64	16	110	242	8	4850	1	3840	1035	535	20	1	178	7
25-DDPT-004	--	--	--	1/22/2025	Standard	OREAS 460	0.5263	1860	20.1	6.2	21.70	49.3	2.9	1330	0.5	776	248	110	5.0	0.7	59	3.71	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-005	0	2	2	1/26/2025	--	--	0.0702	237	11.6	5.9	1.61	14.1	2.1	106	0.7	108	29	20	2.0	0.8	53	4.56	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-005	2	3.5	1.5	1/26/2025	--	--	0.0597	237	7.7	3.6	1.24	10.4	1.4	86	0.4	83	22	15	1.4	0.5	34	2.89	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-005	3.5	5	1.5	1/26/2025	--	--	0.0602	209	8.1	3.5	1.44	12.1	1.3	96	0.4	98	27	18	1.6	0.4	32	2.79	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-005	5	6	1	1/26/2025	--	--	0.2315	774	30.2	16.5	5.42	44.8	5.9	363	2.1	381	101	67	5.7	2.3	155	14.25	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-005	6	7	1	1/26/2025	--	--	0.1259	490	16.1	8.7	3.68	22.1	3.1	160	1.1	194	50	34	3.0	1.2	77	7.41	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-005	7	8	1	1/26/2025	--	--	0.1649	506	28.1	18.0	4.81	34.7	6.1	214	2.6	257	63	45	4.8	2.6	192	16.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-005	8	9	1	1/26/2025	--	--	0.1310	459	18.9	12.2	4.33	24.8	4.0	167	1.6	197	50	34	3.4	1.6	123	10.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-005	9	10	1	1/26/2025	--	--	0.1553	594	19.0	10.0	4.27	29.1	3.7	205	1.3	241	61	42	3.7	1.3	97	8.38	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-005	10	11	1	1/26/2025	--	--	0.0955	277	14.4	7.3	3.00	20.6	2.8	153	0.9	172	43	31	2.8	1.0	76	6.33	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-005	11	12	1	1/26/2025	--	--	0.0366	127	5.4	2.5	0.80	7.2	0.9	58	0.3	52	15	10	1.0	0.4	28	2.17	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-005	12	13	1	1/26/2025	--	--	0.0874	276	13.0	7.5	2.02	17.1	2.7	138	1.0	140	36	25	2.3	1.0	75	6.47	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-005	13	14	1	1/26/2025	--	--	0.0325	116	4.2	1.9	0.78	6.4	0.7	55	0.2	48	14	9	0.8	0.2	18	1.54	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-005	14	15	1	1/26/2025	--	--	0.0251	89	3.0	1.4	2.67	4.0	0.5	46	0.2	36	10	6	0.5	0.2	14	1.28	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-005	15	15.5	0.5	1/26/2025	--	--	9.6247	>10000	263.0	39.4	10.10	>1000	26.8	>10000	1.3	>10000	>1000	>1000	88.8	2.8	654	9.47	38900	265	41	11	1190	27	16950	1	16950	4820	2330	90	3	635	10
25-DDPT-005	15.5	16	0.5	1/26/2025	--	--	0.0462	158	6.8	3.3	1.15	9.1	1.3	73	0.4	67	19	13	1.3	0.5	37	2.78	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-005	16	16.5	0.5	1/26/2025	--	--	1.2886	5190	40.0	7.7	2.46	153.0	4.4	2180	0.5	2290	641	327	13.1	0.7	113	3.42	5180	41	8	3	169	4	2220	0	2270	657	324	13	1	113	3
25-DDPT-005	16.5	17	0.5	1/26/2025	--	--	0.0255	78	5.5	2.9	0.74	4.9	1.1	38	0.3	34	10	7	0.9	0.4	30	2.59	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-005	17	18	1	1/26/2025	--	--	0.1334	509	10.3	5.4	0.91	17.8	1.8	220	0.7	219	62	33	2.1	0.8	50	4.72	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-005	18	19	1	1/26/2025	--	--	0.0413	117	10.8	6.9	0.78	8.5	2.4	51	0.8	50	14	10	1.5	0.9	68	5.71	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-005	19	20	1	1/26/2025	--	--	0.0282	75	8.5	4.9	0.71	6.5	1.7	33	0.5	33	9	7	1.2	0.7	51	4.04	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-005	20	21	1	1/26/2025	--	--	0.0239	68	7.1	3.3	0.76	6.2	1.3	30	0.3	29	8	7	1.2	0.4	37	2.54	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-005	21	22	1	1/26/2025	--	--	0.0183	62	3.3	1.1	0.65	4.2	0.5	29	0.1	25	7	5	0.6	0.1	15	0.58	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-005	22	23	1	1/26/2025	--	--	0.1528	557	21.6	8.7	0.85	30.8	3.5	212	0.8	242	67	47	4.2	1.0	97	5.87	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-005	23	24	1	1/26/2025	--	--	0.0272	76	8.0	3.9	0.66	6.1	1.6	35	0.4	30	9	7	1.2	0.5	47	3.05	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	209	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0	0.1	0.0	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000.0	1000.0	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
25-DDPT-005	24	26	2	1/26/2025	--	--	0.0505	178	6.9	2.9	1.11	10.7	1.2	77	0.3	78	22	15	1.6	0.4	32	2.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-005	26	28	2	1/26/2025	--	--	0.0858	318	11.3	6.3	1.28	13.1	2.2	124	1.0	127	36	21	2.0	1.0	59	6.52	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-005	28	30	2	1/26/2025	--	--	0.0616	217	9.7	6.1	1.23	9.9	2.0	87	0.9	86	24	14	1.6	0.9	56	6.41	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-005	--	--	--	1/26/2025	Blank	Marble	0.0055	16	1.1	0.6	0.44	1.3	0.2	8	0.1	8	2	2	0.2	0.1	6	0.48	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-005	--	--	--	1/26/2025	Blank	Marble	0.0070	20	1.5	0.9	0.50	1.8	0.3	10	0.1	10	3	2	0.3	0.1	8	0.69	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DDPT-005	--	--	--	1/26/2025	Standard	OREAS 463	9.4563	>10000	230.0	52.9	294.00	630.0	30.1	>10000	2.2	>10000	>1000	>1000	61.3	4.6	569	19.10	39400	218	52	285	621	28	23200	2	11300	3710	1325	59	4	523	18
25-DPNB-001	0	1.52	1.52	5/5/2025	--	--	0.0509	173	7.6	3.4	1.94	11.1	1.3	80	0.4	84	22	16	1.5	0.5	29	2.92	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-001	1.52	3.35	1.83	5/5/2025	--	--	0.0848	175	15.3	6.3	4.19	23.7	2.4	152	0.7	196	51	37	3.1	0.8	51	5.32	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-001	3.35	4.5	1.14	5/5/2025	--	--	0.1299	258	23.0	8.4	6.52	38.7	3.4	228	0.9	314	78	60	4.8	1.0	75	6.01	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-002	0	1.52	1.52	5/5/2025	--	--	0.0749	178	17.6	9.9	2.75	20.3	3.5	112	1.1	132	33	24	3.0	1.3	89	8.16	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-002	1.52	3.81	2.29	5/5/2025	--	--	0.1928	550	43.4	19.2	4.09	68.1	7.6	214	1.6	341	76	74	8.3	2.1	212	11.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-002	3.81	5.16	1.35	5/5/2025	--	--	0.1873	586	36.0	15.4	2.50	59.0	6.2	224	1.3	330	76	71	7.5	1.8	164	9.75	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-003	0	1.52	1.52	5/5/2025	--	--	0.0712	204	12.0	5.2	2.35	18.9	2.0	116	0.6	134	33	25	2.4	0.7	46	3.92	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-003	1.52	2.67	1.14	5/5/2025	--	--	0.0673	109	10.1	5.3	2.14	13.6	1.9	132	0.8	170	44	28	1.8	0.8	49	5.42	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-003	2.67	3.96	1.3	5/5/2025	--	--	0.0397	112	7.7	3.2	1.57	10.5	1.3	69	0.4	70	16	14	1.5	0.4	27	2.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-003	3.96	4.44	0.48	5/5/2025	--	--	0.1863	316	34.4	12.9	5.53	62.3	5.3	356	1.1	453	105	86	7.2	1.4	131	8.07	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-003	--	--	--	5/5/2025	Blank	Marble	0.0054	14	1.2	0.6	0.53	1.7	0.2	7	0.1	9	2	2	0.2	0.1	6	0.47	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-004	0	1.52	1.52	5/5/2025	--	--	0.0657	186	10.0	4.3	1.96	16.1	1.7	113	0.5	126	32	23	2.0	0.6	40	3.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-004	1.52	3.17	1.65	5/5/2025	--	--	0.0460	115	6.1	2.4	1.40	9.8	1.0	92	0.3	96	25	16	1.2	0.3	23	2.00	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-005	0	1.52	1.52	5/5/2025	--	--	0.0685	188	8.1	3.5	1.49	12.9	1.3	138	0.4	133	37	21	1.6	0.4	35	2.75	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-005	1.52	3.32	1.8	5/5/2025	--	--	0.0728	173	9.8	4.1	2.06	16.4	1.6	154	0.4	148	40	26	2.0	0.5	41	2.93	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-006	0	0.76	0.76	5/6/2025	--	--	0.1853	653	19.2	7.6	1.98	34.6	3.1	329	0.7	307	80	51	4.2	0.9	80	5.29	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-006	0.76	2.06	1.3	5/6/2025	--	--	0.0849	189	13.8	6.3	2.07	21.0	2.3	164	0.6	178	47	31	2.6	0.8	60	4.73	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-007	0	1.1	1.1	5/6/2025	--	--	0.2616	1005	16.8	6.0	1.82	35.8	2.6	507	0.5	409	114	59	3.8	0.7	66	3.73	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-008	0	0.91	0.91	5/6/2025	--	--	0.4670	1805	27.5	8.7	2.58	64.0	4.0	894	0.7	753	207	108	6.5	0.9	98	5.02	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-008	0.91	1.98	1.07	5/6/2025	--	--	1.3110	5170	56.3	16.4	3.27	147.0	7.9	2490	1.0	2150	606	268	14.3	1.6	186	7.79	5120	55	16	3	141	8	2630	1	2140	600	257	14	1	196	8
25-DPNB-008	1.98	3.15	1.17	5/6/2025	--	--	0.2009	750	14.0	5.6	2.02	27.2	2.3	398	0.5	312	88	44	3.1	0.6	61	3.51	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-008	--	--	--	5/6/2025	Standard	OREAS 463	1.9508	6300	66.8	16.0	108.50	227.0	8.3	4620	0.8	3660	967	496	19.1	1.4	166	6.57	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-009	0	1.22	1.22	5/6/2025	--	--	0.0601	273	7.3	4.0	1.75	9.3	1.4	66	0.6	78	20	15	1.3	0.6	30	4.11	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-009	1.22	2.5	1.28	5/6/2025	--	--	0.0937	172	17.9	9.5	5.25	25.0	3.2	156	1.2	230	56	43	3.3	1.3	65	9.38	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-009	2.5	3.99	1.49	5/6/2025	--	--	0.1103	114	24.6	10.8	8.05	37.5	4.1	207	1.2	296	71	58	4.8	1.4	90	9.54	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-009	3.99	5.56	1.57	5/6/2025	--	--	0.1319	316	27.4	14.2	5.12	38.9	5.1	196	1.7	245	58	48	5.2	1.8	144	11.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-010	0	1.52	1.52	5/6/2025	--	--	0.0898	294	16.4	8.0	3.38	23.1	2.9	111	1.0	158	38	32	3.0	1.1	65	7.28	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-010	1.52	3.05	1.52	5/6/2025	--	--	0.0712	146	16.5	7.7	2.96	24.4	2.9	109	0.8	140	33	29	3.1	1.0	82	5.74	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-010	3.05	4.57	1.52	5/6/2025	--	--	0.1554	424	34.6	17.3	3.38	49.8	6.6	156	1.5	248	55	53	6.4	2.0	243	10.25	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-010	4.57	5.06	0.49	5/6/2025	--	--	0.2107	640	38.3	15.4	3.34	64.4	6.2	256	1.1	388	88	79	8.0	1.6	190	8.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-010	5.06	5.79	0.73	5/6/2025	--	--	0.7335	2850	39.6	11.7	2.84	91.6	5.7	1345	0.7	1235	337	167	9.7	1.1	155	5.43	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-010	--	--	--	5/6/2025	Blank	Marble	0.0047	12	1.1	0.6	0.35	1.5	0.2	6	0.1	7	2	2	0.2	0.1	6	0.35	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-011	0	1.52	1.52	5/6/2025	--	--	0.3145	870	46.0	17.1	8.57	82.1	7.0	536	1.7	646	158	120	9.8	2.1	162	12.35	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-011	1.52	3.05	1.52	5/6/2025	--	--	0.2311	678	41.6	16.3	5.05	70.8	6.7	314	1.4	444	102	94	8.7	1.9	170	10.35	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-011	3.9	4.57	0.67	5/6/2025	--	--	0.1526	468	33.4	13.7	2.99	50.0	5.6	177	1.1	263	59	57	6.5	1.5	148	8.64	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-011	4.57	5.24	0.67	5/6/2025	--	--	14.0032	>10000	662.0	147.0	21.10	>1000	82.7	>10000	6.0	>10000	>1000	>1000	182.5	12.9	1945	48.80	>50000	608	138	20	1775	77	31800	5	24700	>5000	3210	161	12	1980	49
25-DPNB-012	3.05	3.96	0.91	5/6/2025	--	--	0.2645	809	52.4	21.4	4.08	79.2	9.3	344	1.8	443	108	94	10.7	2.7	251	13.60	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-012	3.96	4.57	0.61	5/6/2025	--	--	1.0441	3740	103.0	37.4	3.54	192.0	16.7	1755	2.7	1790	483	282	22.9	4.2	440	20.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-012	4.57	4.87	0.3	5/6/2025	--	--	18.6577	>10000	>1000	258.0	34.90	>1000	151.5	>10000	9.7	>10000	>1000	>1000	315.0	21.7	3440	82.50	>50000	1090	234	33	2980	130	>50000	9	41000	>5000	>5000	298	20	3380	80
25-DPNB-012	4.87	5.53	0.66	5/6/2025	--	--	2.1762	8720	85.9	20.8	3.84	237.0	11.4	4260	1.0	3510	>1000	452	23.5	1.9	267	7.88	8730	82	19	4	228	10	4330	1	3450	1020	411	22	2	262	8
25-DPNB-013	0	1.52	1.52	5/6/2025	--	--	0.1779	549	26.1	11.6	5.00	39.8	4.5	281	1.6	335	87	63	5.3	1.6	94	10.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-013	0	1.52	1.52	5/6/2025	Duplicate	0-5m	0.1689	515	26.3	11.7	5.22	40.5	4.5	261	1.6	320	82	61	5.4	1.7	91	11.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-013	2.29	3.05	0.76	5/6/2025	--	--	0.3053	603	103.0	47.1	9.85	136.5	19.3	301	4.6	522	111	124	19.4	5.8	534	31.60	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-013	3.05	4.75	1.71	5/6/2025	--	--	0.2613	802	49.6	18.3	3.79	82.8	8.2	345	1.6	459	110	98	10.6	2.1	217	11.35	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-013	4.75	5.03	0.27	5/6/2025	--	--	6.5375	>10000	265.0	66.0	9.46	730.0	36.1	>10000	2.8	>10000	>1000	>1000	71.3	5.9	892	23.00	26900	264	63	10	703	34	12800	3	9870	2970	1235	68	5	856	23
25-DPNB-013	5.03	5.85	0.82	5/6/2025	--	--	0.4445	1730	24.2	6.8	2.20	58.2	3.5	866	0.4	700	204	101	6.3	0.7	86	3.29	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-014	0	1.52	1.52	5/6/2025	--	--	0.3961	1260	59.4	21.8	6.27	105.0	9.6	597	2.0	733	181	143	12.8	2.6	224	14.10	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-014	1.52	3.05	1.52	5/6/2025	--	--	0.6073	1855	116.0	39.1	6.60	196.5	18.4	761	2.9	1130	282	240	24.9	4.4	462	22.00	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-014	3.05	3.81	0.76	5/6/2025	--	--	0.1454	429	34.1	15.1	1.86	46.4	6.1	172	1.4	231	55	51	6.5	1.9	170	10.45	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-014	3.81	4.57	0.76	5/6/2025	--	--	3.1822	>10000	183.0	53.9	6.36	428.0	26.5	6120	3.0	5120	>1000	723	45.7	5.2	716	22.90	12250	183	52	6	427	26	6250	3	5080	1445	661	43	5	691	24
25-DPNB-014	4.57	5.21	0.64	5/6/2025	--	--	8.1332	>10000	315.0	74.1	11.25	944.0	41.4	>10000	3.0	>10000	>1000	>1000	87.2	6.5	1035	24.20	32800	307	69	11	907	38	16300	3	12550	3780	1570	82	6	985	24
25-DPNB-014	--	--	--	5/6/2025	Blank	Marble	0.0087	25	2.0	1.2	0.38	2.3	0.4	12	0.2	13	3	2	0.3	0.2	11	1.12	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-015	0	1.52	1.52	5/6/2025	--	--	0.2908	794	53.1	17.0	6.95	95.6	8.2	434	1.5	597	143	124	12.0	2.0	176	10.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-015	1.52	3.05	1.52	5/6/2025	--	--	0.5212	1635	94.5	32.2	4.59	166.0	14.8	658	2.4	971	238	212	20.9	3.7	361	17.75	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-015	3.05	3.89	0.84	5/6/2025	--	--	0.0934	321	10.8	4.4	1.08	18.7	1.8	180	0.4	135	37	23	2.3	0.5	57	2.73	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-015	3.89	4.34	0.46	5/6/2025	--	--	5.3037	>10000	262.0	71.6	9.06	693.0	37.0	>10000	3.6	8180	>1000	>1000	67.7	6.9	986	28.90	20900	264	69	9	652	36	10550	3	8260	2400	1060	65	6	952	28
25-DPNB-015	4.34	5.3	0.96	5/6/2025	--	--	0.2364	891	14.7	5.1	1.58	31.2	2.3	477	0.5	365	105	53	3.4	0.6	62	3.13	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-016	0	1.52	1.52	5/7/2025	--	--	0.1445	445	27.1	10.2	3.85	45.5	4.3	185	1.0	275	65	59	5.8	1.3	94	7.06	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-016	1.52	2.59	1.07	5/7/2025	--	--	0.5313	1690	88.7	29.3	4.91	160.5	13.7	696	2.2	1005	249	213	19.6	3.3	329	16.25	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-016	2.59	3.73	1.14	5/7/2025	--	--	0.1126	420	10.8	3.7	1.51	19.8	1.7	212	0.3	164	46	27	2.3	0.5	47	2.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-016	3.73	4.27	0.53	5/7/2025	--	--	13.2277	>10000	583.0	134.5	17.50	>1000	73.6	>10000	5.0	>10000	>1000	>1000	159.0	11.7	1800	44.00	>50000	579	137	18	1600	74	28500	5	21900	>5000	2890	148	12	1990	47
25-DPNB-016	4.27	4.98	0.71	5/7/2025	--	--	1.7019	6590	77.2	20.0	3.94	202.0	10.5	3440	1.0	2850	820	376	20.7	1.9	258	8.26	6590	75	18	4	198	10	3420	1	2760	824	344	19	2	254	8
25-DPNB-016	4.98	5.36	0.38	5/7/2025	--	--	0.3460	1085	25.4	8.6	2.26	58.5	3.9	749	0.8	630	175	97	6.2	1.0	103	5.69	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-016	--	--	--	5/7/2025	Standard	OREAS 465	9.1125	>10000	228.0	53.6	284.00	635.0	29.6	>10000	2.3	>10000	>1000	>1000	63.0	4.8	544	18.70	37900	212	47	259	552	26	22600	2	10850	3570	1210	55	4	502	18
25-DPNB-017	0	1.98	1.98	5/7/2025	--	--	0.3828	1230	62.9	20.8	5.14	110.5	9.7	543	1.6	706	171	146	13.9	2.4	224	12.10	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-017	1.98	2.74	0.76	5/7/2025	--	--	0.0779	262	14.1	5.8	1.14	20.4	2.5	113	0.5	116	30	24	2.8	0.7	64	4.11	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-017	2.74	3.51	0.76	5/7/2025	--	--	0.0491	157	7.9	3.5	0.92	11.8	1.4	78	0.3	69	19	14	1.6	0.4	49	2.10	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-017	3.51	4.37	0.86	5/7/2025	--	--	13.1633	>10000	597.0	132.5	17.55	>1000	73.8	>10000	5.3	>10000	>1000	>1000	161.5	11.6	1810	44.70	>50000	577	132	18	1655	73	28200	5	21700	>5000	2880	149	11	1910	46
25-DPNB-017	4.37	4.88	0.51	5/7/2025	--	--	0.2144	820	11.7	4.1	1.05	25.2	1.8	445	0.4	320	94	46	2.8	0.5	54	2.45	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-017	4.88	5.59	0.71	5/7/2025	--	--	0.4161	1575	27.9	8.4	2.90	68.3	4.0	740	0.7	692	194	110	7.1	0.9	113	4.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-017	--	--	--	5/7/2025	Blank	Marble	0.0127	44	1.6	0.8	0.43	2.5	0.3	21	0.1	20	5	3	0.3	0.1	9	0.69	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	210	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0	0.1	0.0	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000.0	1000.0	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
25-DPNB-018	0	1.52	1.52	5/7/2025	--	--	0.7764	2480	112.0	36.0	8.41	218.0	16.9	1090	2.9	1520	365	278	25.7	4.1	431	20.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-018	1.52	3.05	1.52	5/7/2025	--	--	0.0836	287	12.1	5.3	1.23	19.1	2.1	136	0.4	121	33	21	2.4	0.6	65	3.36	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-018	3.05	3.45	0.41	5/7/2025	--	--	0.0474	169	5.5	2.4	0.84	8.4	1.0	86	0.3	65	19	11	1.1	0.3	32	1.69	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-018	3.45	3.66	0.2	5/7/2025	--	--	5.8685	>10000	217.0	50.2	8.65	657.0	28.7	>10000	2.2	9210	>1000	>1000	59.4	4.4	776	16.95	23800	227	54	8	647	28	11650	2	9050	2670	1145	63	4	729	18
25-DPNB-018	4.57	5.49	0.91	5/7/2025	--	--	0.5017	1960	22.4	5.6	2.17	62.7	3.0	982	0.4	802	241	111	6.1	0.5	81	2.59	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-019	0	1.52	1.52	5/7/2025	--	--	2.2960	>10000	119.0	32.0	5.63	301.0	16.9	4960	1.8	4050	>1000	527	30.6	3.1	446	14.00	9200	116	33	5	285	15	4360	2	3620	1045	467	30	3	398	14
25-DPNB-019	1.52	3.35	1.83	5/7/2025	--	--	1.2808	4900	85.6	26.1	4.94	187.0	12.8	2380	1.8	2110	596	294	20.5	2.8	347	13.25	4880	90	28	5	192	13	2330	2	2100	601	295	22	3	347	15
25-DPNB-019	4.08	4.57	0.49	5/7/2025	--	--	0.7604	2820	33.7	9.6	1.94	86.6	4.8	1625	0.7	1240	362	151	8.5	1.0	139	4.71	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-019	4.57	5.61	1.04	5/7/2025	--	--	0.1650	583	11.7	3.6	1.80	28.0	1.6	325	0.4	277	74	44	3.0	0.4	51	2.34	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-019	4.57	5.61	1.04	5/7/2025	Duplicate	15-18.4m	0.2193	775	15.4	4.5	2.04	38.2	2.2	427	0.5	373	101	58	4.0	0.5	66	2.79	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-020	0	1.52	1.52	5/7/2025	--	--	1.3376	5360	72.3	20.5	3.96	175.5	10.4	2660	1.2	2240	638	291	18.1	1.9	267	9.22	5270	72	20	4	173	10	2550	1	2120	626	288	18	2	251	9
25-DPNB-020	1.52	3.05	1.52	5/7/2025	--	--	0.0390	82	9.2	4.0	1.54	13.2	1.7	58	0.4	74	17	15	1.7	0.5	50	2.65	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-020	3.05	4.57	1.52	5/7/2025	--	--	0.3453	1365	17.4	5.5	1.17	40.2	2.6	701	0.4	510	150	68	4.2	0.6	77	3.05	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-020	4.57	5.54	0.96	5/7/2025	--	--	0.1856	717	13.1	4.5	1.60	29.2	2.0	326	0.5	295	80	47	3.2	0.6	59	3.22	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-021	0	1.52	1.52	5/7/2025	--	--	0.1616	590	13.9	5.2	1.88	27.0	2.3	305	0.5	256	71	39	3.1	0.7	58	3.46	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-021	1.52	3.05	1.52	5/7/2025	--	--	0.0381	97	7.2	2.8	1.18	11.5	1.2	59	0.4	74	18	16	1.4	0.4	32	2.43	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-021	3.05	3.73	0.69	5/7/2025	--	--	6.5199	>10000	243.0	61.5	10.80	707.0	32.7	>10000	3.3	>10000	>1000	>1000	65.1	5.8	908	25.70	27500	264	67	11	714	33	11950	3	9940	2900	1295	72	6	871	27
25-DPNB-021	3.73	4.22	0.48	5/7/2025	--	--	0.1129	393	9.6	3.6	0.99	17.5	1.6	233	0.3	174	50	26	2.1	0.4	48	2.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-021	4.22	4.88	0.66	5/7/2025	--	--	0.7264	2640	41.3	10.9	4.14	113.5	5.5	1305	0.9	1325	364	190	11.1	1.2	153	5.69	2720	44	12	4	116	5	1315	1	1260	357	194	12	1	152	6
25-DPNB-021	4.88	5.41	0.53	5/7/2025	--	--	0.4874	1965	25.6	6.7	3.62	70.5	3.4	836	0.5	797	228	120	7.0	0.7	91	3.84	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-021	--	--	--	5/7/2025	Blank	Marble	0.0117	40	1.5	0.7	0.48	2.1	0.3	19	0.1	18	5	3	0.3	0.1	8	0.62	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-022	0	1.52	1.52	5/7/2025	--	--	0.0988	346	12.8	5.0	1.81	20.7	2.2	159	0.6	159	42	28	2.7	0.6	57	3.83	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-022	1.52	3.05	1.52	5/7/2025	--	--	0.0410	84	9.5	4.3	1.41	14.3	1.8	59	0.5	82	19	18	1.8	0.6	48	3.11	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-022	3.05	3.69	0.64	5/7/2025	--	--	0.0409	137	5.2	2.5	0.70	6.9	1.0	77	0.3	56	16	8	1.0	0.3	33	1.67	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-022	3.69	3.96	0.27	5/7/2025	--	--	13.1910	>10000	563.0	118.5	20.10	>1000	68.0	>10000	4.3	>10000	>1000	>1000	153.5	9.8	1790	37.40	>50000	566	130	20	1625	69	27800	5	22400	>5000	2990	157	10	1795	41
25-DPNB-022	3.96	5.11	1.14	5/7/2025	--	--	0.5026	1920	27.0	7.5	3.30	72.9	3.8	912	0.7	843	247	127	7.1	0.9	112	4.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-023	0	1.52	1.52	5/8/2025	--	--	0.6040	1910	82.9	26.7	7.60	154.5	12.3	840	2.4	1260	304	229	18.6	3.2	277	18.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-023	1.52	3.05	1.52	5/8/2025	--	--	0.1253	238	27.2	13.1	7.27	41.2	4.9	196	1.7	268	64	54	5.4	1.8	129	11.85	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-023	3.05	4.57	1.52	5/8/2025	--	--	0.1591	402	41.2	17.6	5.78	58.8	7.3	184	1.8	277	63	68	8.3	2.2	197	12.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-023	4.57	6.1	1.52	5/8/2025	--	--	0.3802	1280	56.9	21.1	3.09	99.3	9.5	541	1.6	640	158	137	12.7	2.4	258	12.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-023	6.1	6.68	0.59	5/8/2025	--	--	0.4740	1990	20.9	5.5	1.83	52.2	3.0	880	0.4	699	217	96	5.5	0.5	71	2.53	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-023	--	--	--	5/8/2025	Standard	OREAS 463	2.0024	6710	70.6	16.0	120.50	242.0	8.8	5150	0.8	3790	>1000	527	20.4	1.6	192	6.84	6470	72	17	113	239	8	4820	1	3630	1020	504	21	2	181	7
25-DPNB-024	0	1.52	1.52	5/8/2025	--	--	0.0901	252	13.5	6.5	3.71	20.4	2.4	138	0.9	185	46	34	2.7	0.9	55	6.22	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-024	1.52	3.05	1.52	5/8/2025	--	--	0.1422	302	31.3	15.2	6.75	46.9	5.8	224	2.0	286	70	58	6.2	2.1	138	13.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-024	3.05	4.57	1.52	5/8/2025	--	--	0.0939	271	21.4	8.5	2.47	32.5	3.6	109	0.8	162	38	36	4.2	1.0	101	5.44	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-024	4.57	5.18	0.61	5/8/2025	--	--	0.3500	1010	72.8	27.1	4.49	120.0	12.0	416	2.0	645	149	143	15.3	3.1	334	15.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-024	5.18	6.1	0.91	5/8/2025	--	--	0.2523	783	46.6	17.3	2.57	75.2	7.6	324	1.4	459	110	94	9.7	2.1	200	10.65	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-024	6.1	7.19	1.1	5/8/2025	--	--	0.2658	1015	13.9	4.4	1.45	31.9	2.1	558	0.4	401	120	55	3.4	0.5	57	2.61	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-025	0	1.52	1.52	5/8/2025	--	--	0.1434	405	20.2	9.6	5.06	32.5	3.7	239	1.2	278	71	51	4.1	1.3	90	8.37	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-025	1.52	3.05	1.52	5/8/2025	--	--	0.2388	691	42.7	17.9	5.54	70.1	7.5	343	1.9	430	107	88	9.0	2.3	200	12.90	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-025	3.05	4.88	1.83	5/8/2025	--	--	0.4767	1415	86.0	29.9	4.24	154.0	13.9	580	2.2	950	219	193	18.9	3.3	365	16.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-025	4.88	5.49	0.61	5/8/2025	--	--	0.1648	556	23.6	7.7	2.32	43.3	3.6	242	0.5	290	73	57	5.3	0.8	93	4.41	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-025	5.49	5.82	0.34	5/8/2025	--	--	0.1603	590	10.1	3.6	1.58	21.5	1.7	341	0.3	240	70	33	2.3	0.4	49	1.92	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-025	5.82	5.97	0.15	5/8/2025	--	--	20.0080	>10000	>1000	307.0	43.40	>1000	183.5	>10000	11.6	>10000	>1000	>1000	367.0	26.9	4310	101.00	>50000	1435	320	42	3870	165	>50000	12	>50000	>5000	>5000	399	26	4390	104
25-DPNB-025	5.97	6.35	0.38	5/8/2025	--	--	2.1960	8840	86.1	21.2	3.98	239.0	11.7	4660	0.9	3610	>1000	445	23.2	1.9	297	7.41	8750	88	21	4	239	11	4430	1	3450	1005	421	24	2	291	8
25-DPNB-025	6.35	6.81	0.46	5/8/2025	--	--	2.7880	>10000	115.0	28.1	5.74	320.0	15.2	6230	1.4	4900	>1000	614	30.9	2.6	368	11.25	10250	116	28	6	318	14	5940	1	4750	1405	570	32	3	357	11
25-DPNB-026	0	1.52	1.52	5/8/2025	--	--	0.1215	274	27.2	13.6	5.50	37.6	5.1	180	1.8	239	59	48	5.1	1.9	122	12.10	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-026	0	1.52	1.52	5/8/2025	Duplicate	0-5m	0.1361	346	26.6	13.4	5.43	38.3	4.9	206	1.6	256	64	50	5.0	1.7	125	11.15	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-026	1.52	3.05	1.52	5/8/2025	--	--	0.2047	597	35.5	15.1	5.28	56.7	6.1	315	1.4	352	90	68	7.5	1.8	176	9.61	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-026	3.05	4.57	1.52	5/8/2025	--	--	0.4262	1300	80.5	29.2	4.38	134.0	13.2	526	2.0	761	192	158	17.4	3.2	380	16.65	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-026	4.57	5.33	0.76	5/8/2025	--	--	0.1771	561	32.4	11.8	1.84	53.6	5.3	234	0.9	302	73	62	6.9	1.3	151	7.11	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-026	5.33	5.76	0.43	5/8/2025	--	--	1.2276	5310	55.7	15.2	2.68	140.0	8.0	2630	0.6	2050	603	248	14.5	1.3	224	5.60	4910	55	15	2	142	7	2420	1	1895	571	237	14	1	200	5
25-DPNB-026	5.76	6.1	0.34	5/8/2025	--	--	17.6493	>10000	938.0	210.0	29.80	>1000	123.5	>10000	7.4	>10000	>1000	>1000	254.0	17.6	3040	67.70	>50000	967	220	28	2630	114	47500	8	36100	>5000	4720	271	18	3000	71
25-DPNB-026	6.1	6.46	0.37	5/8/2025	--	--	3.1426	>10000	127.0	30.2	6.05	354.0	16.8	6340	1.3	4940	>1000	614	34.4	2.7	427	11.30	12350	130	31	6	356	16	6260	1	5070	1500	641	36	3	415	12
25-DPNB-026	6.46	6.89	0.42	5/8/2025	--	--	8.1644	>10000	293.0	68.6	11.25	886.0	38.2	>10000	2.6	>10000	>1000	>1000	84.3	5.8	1010	23.00	34700	299	69	11	889	36	15200	3	12250	3650	1575	84	6	907	24
25-DPNB-027	0	1.52	1.52	5/8/2025	--	--	0.1999	587	33.7	15.5	6.58	50.3	6.2	309	1.7	344	88	63	6.8	2.1	171	12.45	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-027	1.52	3.05	1.52	5/8/2025	--	--	0.2023	608	36.5	13.5	5.42	57.3	5.9	305	1.1	346	88	68	7.6	1.6	165	8.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-027	3.05	4.57	1.52	5/8/2025	--	--	0.3154	1020	52.0	18.7	3.67	90.9	8.5	426	1.4	551	134	110	11.3	2.1	239	11.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-027	4.57	5.18	0.61	5/8/2025	--	--	0.0674	226	8.9	4.4	1.04	10.8	1.8	133	0.4	79	23	12	1.5	0.5	66	3.04	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-027	5.18	5.49	0.3	5/8/2025	--	--	19.0813	>10000	>1000	252.0	34.70	>1000	151.5	>10000	9.5	>10000	>1000	>1000	297.0	21.7	3820	86.60	>50000	1205	276	35	3280	142	>50000	11	43600	>5000	>5000	338	23	3850	93
25-DPNB-027	--	--	--	5/8/2025	Blank	Marble	0.0059	18	1.2	0.6	0.31	1.4	0.2	9	0.1	9	2	2	0.2	0.1	6	0.51	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-028	0	1.52	1.52	5/8/2025	--	--	0.2293	677	38.3	16.4	5.87	60.5	6.6	353	1.7	405	103	78	8.0	2.1	181	12.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-028	1.52	3.05	1.52	5/8/2025	--	--	0.2716	817	47.6	18.6	6.14	78.6	8.1	388	1.5	465	117	93	10.0	2.1	241	11.45	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-028	3.05	4.27	1.22	5/8/2025	--	--	0.4252	1320	78.2	28.7	4.39	131.0	12.7	529	2.0	759	191	160	16.6	3.2	358	16.45	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-028	4.27	5.67	1.4	5/8/2025	--	--	0.1600	646	9.6	3.7	1.08	18.6	1.7	318	0.3	216	65	30	2.1	0.4	49	2.28	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-028	5.67	6.1	0.43	5/8/2025	--	--	18.7860	>10000	>1000	230.0	34.00	>1000	143.5	>10000	7.8	>10000	>1000	>1000	292.0	19.2	3400	72.90	>50000	1110	243	33	3040	128	>50000	8	42000	>5000	>5000	311	19	3390	73
25-DPNB-028	6.1	6.55	0.46	5/8/2025	--	--	1.3796	5580	51.9	12.8	2.65	140.0	6.9	2680	0.5	2190	633	261	14.3	1.1	177	4.43	5580	56	14	3	155	7	2690	1	2150	654	269	16	1	177	5
25-DPNB-028	6.55	7.16	0.61	5/8/2025	--	--	1.3367	5680	58.3	15.1	3.32	149.5	8.0	2720	0.8	2250	652	276	15.4	1.4	199	6.68	5360	58	15	3	153	7	2550	1	2140	636	273	15	1	191	6
25-DPNB-028	--	--	--	5/8/2025	Standard	OREAS 465	9.8059	>10000	231.0	54.6	297.00	651.0	29.3	>10000	2.2	>10000	>1000	>1000	60.9	4.7	577	19.10	40100	211	52	295	613	29	25100	2	11300	3970	1410	61	5	558	19
25-DPNB-029	0	1.52	1.52	5/9/2025	--	--	0.2113	612	35.4	16.0	5.42	53.4	6.3	335	1.6	362	93	67	7.0	2.0	186	11.90	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-029	1.52	3.05	1.52	5/9/2025	--	--	0.2070	601	43.9	17.8	4.51	67.2	7.7	247	1.5	353	82	76	9.0	2.1	230	10.85	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-029	3.05	3.9	0.85	5/9/2025	--	--	0.6220	1855	119.5	45.4	4.72	191.5	20.1	682	3.2	1180	273	231	25.2	5.1	612	26.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-029	3.9	4.57	0.67	5/9/2025	--	--	0.0594	204	9.1	5.0	0.90	11.2	1.9	92	0.5	73	21	12	1.7	0.6	66	3.42	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-029	4.57	5.5	0.93	5/9/2025	--	--	0.0598	226	6.2	2.8	0.86	9.4	1.2	108	0.3	78	23	13	1.2	0.3	36	2.01	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-029	5.5	5.88	0.38	5/9/2025	--	--	15.3073	>10000	703.0	146.5	21.30	>1000	84.5	>10000	4.4	>10000	>1000	>1000	195.5	11.9	2280	43.00	>50000	712	163	22	2150	87	37100	5	28900	>5000	3910	207	13	2350	47
25-DPNB-029	5.88	6.31	0.43	5/9/2025	--	--	16.0913	>10000	841.0	179.5	24.70	>1000	109.5	>10000	6.3	>10000	>1000	>1000	228.0	15.2	2700	58.70	>50000	814	191	24	2390	99	40100	7	31500	>5000	4300	244	16	2610	62
25-DPNB-029	6.31	6.83	0.52	5/9/2025	--	--	0.7607	3000	32.5	9.1	1.94	80.1	4.6	1530	0.5	1195	352	143	8.3	0.9	130	4.06	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	211	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0	0.1	0.0	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000.0	1000.0	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
25-DPNB-029	6.83	7.27	0.44	5/9/2025	--	--	0.3669	1450	19.3	5.1	2.34	50.5	2.6	645	0.4	604	179	92	5.2	0.5	73	2.71	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-029	--	--	--	5/9/2025	Blank	Marble	0.0189	70	1.7	0.8	0.43	2.8	0.3	34	0.1	28	8	4	0.4	0.1	9	0.66	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-030	0	1.52	1.52	5/9/2025	--	--	0.2809	867	39.8	15.7	5.91	65.6	6.7	494	1.6	488	128	88	8.3	2.0	168	11.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-030	1.52	3.05	1.52	5/9/2025	--	--	0.2248	619	53.3	23.4	4.30	72.8	9.6	255	1.9	353	82	78	10.3	2.7	319	14.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-030	3.05	3.87	0.82	5/9/2025	--	--	0.1460	495	17.6	7.0	2.50	30.6	2.9	244	0.7	250	67	45	3.7	0.9	72	4.96	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-030	3.87	4.57	0.7	5/9/2025	--	--	1.1633	4710	44.3	11.9	1.94	114.0	6.2	2230	0.7	1855	531	235	12.0	1.1	171	4.90	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-030	4.57	5.18	0.61	5/9/2025	--	--	0.0313	98	5.6	3.7	0.75	5.3	1.2	51	0.5	36	10	7	0.9	0.5	41	3.09	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-030	5.18	6.1	0.91	5/9/2025	--	--	0.0493	155	8.9	4.4	0.97	10.6	1.8	77	0.5	60	17	12	1.6	0.6	63	3.15	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-030	6.1	6.36	0.26	5/9/2025	--	--	0.0671	215	11.1	5.1	0.95	15.6	2.0	100	0.5	99	26	21	2.1	0.6	68	3.23	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-031	0	1.52	1.52	5/9/2025	--	--	0.4703	1430	87.1	32.6	3.66	149.0	14.8	552	2.4	875	197	200	19.0	3.7	408	18.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-031	0	1.52	1.52	5/9/2025	Duplicate	0-5m	0.1037	326	13.5	5.6	2.13	22.5	2.4	174	0.6	186	48	36	2.9	0.7	60	4.03	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-031	1.52	3.2	1.68	5/9/2025	--	--	0.0569	138	7.0	3.0	1.48	11.1	1.2	127	0.4	112	31	20	1.4	0.4	30	2.32	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-032	0	1.52	1.52	5/9/2025	--	--	0.5546	2130	33.4	10.8	3.06	72.2	5.2	1070	0.8	871	256	130	8.0	1.2	133	6.18	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-032	1.52	2.74	1.22	5/9/2025	--	--	0.0490	148	7.3	3.4	1.15	10.3	1.3	87	0.4	84	22	15	1.4	0.4	33	2.58	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-032	2.74	3.55	0.81	5/9/2025	--	--	0.0512	138	6.7	2.5	1.15	10.3	1.1	109	0.3	94	26	17	1.4	0.3	27	1.76	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-033	0	0.85	0.85	5/9/2025	--	--	1.4418	5840	113.0	36.5	8.16	235.0	17.6	2730	2.4	2730	733	407	26.6	3.8	438	18.30	5450	110	35	8	225	17	2530	2	2420	683	360	26	3	407	19
25-DPNB-033	0.85	1.52	0.67	5/9/2025	--	--	9.0687	>10000	360.0	93.6	13.35	>1000	50.4	>10000	4.2	>10000	>1000	>1000	96.6	8.6	1305	34.20	36500	352	92	14	948	50	17600	4	14600	4060	1815	96	8	1235	35
25-DPNB-033	1.52	2.44	0.91	5/9/2025	--	--	0.2430	939	12.4	4.5	1.35	27.6	2.0	500	0.3	367	105	53	3.1	0.5	55	2.53	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-033	2.44	3.68	1.24	5/9/2025	--	--	0.0435	136	6.4	3.3	0.92	8.5	1.2	81	0.4	63	18	12	1.2	0.4	36	2.45	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-034	0	1.37	1.37	5/9/2025	--	--	0.8420	3080	66.7	23.6	4.42	133.0	10.9	1475	1.7	1455	378	219	15.6	2.7	297	13.15	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-034	1.37	1.74	0.37	5/9/2025	--	--	2.7860	>10000	170.5	50.9	8.38	385.0	25.0	5270	3.4	4540	>1000	627	42.5	5.4	676	25.80	10600	156	47	8	392	24	5580	3	4430	1245	612	39	5	601	25
25-DPNB-034	1.74	2.01	0.27	5/9/2025	--	--	5.6649	>10000	241.0	66.7	9.61	630.0	34.3	>10000	3.5	8760	>1000	>1000	63.0	6.5	951	27.40	23200	218	60	9	611	32	11550	3	8200	2460	1065	58	6	844	27
25-DPNB-034	2.01	2.32	0.3	5/9/2025	--	--	0.2805	1130	13.6	4.4	1.14	29.3	2.1	551	0.4	414	124	55	3.4	0.5	61	2.53	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-034	2.32	3.86	1.54	5/9/2025	--	--	0.5984	2390	27.0	8.4	1.61	62.7	3.9	1160	0.6	935	280	116	6.8	0.9	110	4.13	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-034	--	--	--	5/9/2025	Blank	Marble	0.0307	121	2.2	0.9	0.50	3.9	0.4	53	0.1	47	14	7	0.5	0.1	10	0.72	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-035	2.99	3.31	0.32	5/9/2025	--	--	0.1599	598	13.2	5.6	1.35	21.6	2.4	308	0.5	229	67	33	2.8	0.7	74	3.49	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-036	3.2	3.51	0.3	5/9/2025	--	--	3.6827	>10000	166.0	45.9	7.74	432.0	23.4	7080	2.6	6010	>1000	795	43.8	4.5	634	19.90	14850	151	41	7	425	22	7250	2	5640	1670	761	40	4	550	18
25-DPNB-036	3.51	4.01	0.51	5/9/2025	--	--	6.9159	>10000	253.0	63.1	10.05	721.0	33.9	>10000	3.2	>10000	>1000	>1000	70.1	5.9	960	23.70	27600	244	61	10	750	35	14700	3	10250	3040	1345	67	6	895	25
25-DPNB-037	0	1.52	1.52	5/9/2025	--	--	0.9115	3470	68.3	23.4	5.09	134.5	10.7	1605	2.0	1485	418	213	15.9	2.8	301	13.75	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-037	1.52	3.05	1.52	5/9/2025	--	--	0.4982	1520	96.6	34.4	5.42	157.5	15.7	595	2.7	926	228	189	20.8	4.0	415	20.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-037	3.05	3.66	0.61	5/9/2025	--	--	0.9284	3590	66.8	21.5	2.88	134.0	10.1	1645	1.4	1495	424	210	15.7	2.4	284	10.90	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-037	3.66	4.11	0.46	5/9/2025	--	--	7.8645	>10000	384.0	105.0	13.80	977.0	54.1	>10000	5.7	>10000	>1000	>1000	105.5	10.4	1465	45.10	30900	360	100	14	1020	54	16000	6	12000	3480	1650	94	10	1375	45
25-DPNB-037	4.11	4.72	0.61	5/9/2025	--	--	6.8566	>10000	241.0	57.0	9.38	707.0	31.8	>10000	2.5	>10000	>1000	>1000	67.8	5.2	826	19.70	27900	228	54	9	718	32	14200	2	10150	3030	1335	64	5	784	20
25-DPNB-037	--	--	--	5/9/2025	Standard	OREAS 463	2.1336	6760	70.7	16.5	117.00	235.0	8.9	4900	0.9	3660	>1000	507	21.2	1.6	188	6.83	6880	67	15	113	248	9	5420	1	3710	1035	521	20	2	177	7
25-DPNB-038	0	1.52	1.52	5/9/2025	--	--	0.2704	735	50.0	17.8	7.88	83.6	7.9	423	1.9	524	129	102	10.8	2.2	192	12.05	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-038	1.52	3.05	1.52	5/9/2025	--	--	0.1158	333	26.6	11.0	3.72	35.7	4.7	135	1.0	186	44	39	5.1	1.3	146	6.73	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-038	3.05	3.86	0.81	5/9/2025	--	--	1.0640	3430	172.0	59.6	6.62	311.0	27.1	1305	4.5	1990	487	397	39.0	6.8	773	33.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-038	3.86	4.63	0.78	5/9/2025	--	--	0.0731	271	8.3	3.3	1.33	12.4	1.5	130	0.3	101	29	16	1.7	0.4	44	2.09	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-038	4.63	5.46	0.82	5/9/2025	--	--	4.6090	>10000	186.0	50.4	7.24	504.0	26.0	8290	2.7	6840	>1000	935	50.3	4.9	728	21.10	18850	181	49	7	524	27	9120	3	6860	2030	924	48	5	688	20
25-DPNB-038	5.46	5.85	0.4	5/9/2025	--	--	0.8801	3430	35.1	9.7	2.30	92.6	4.8	1775	0.6	1425	417	169	9.3	0.9	136	4.25	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-038	5.85	6.3	0.45	5/9/2025	--	--	0.2044	378	45.2	23.1	9.15	66.6	8.8	317	2.8	426	98	87	8.8	3.1	239	18.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-038	--	--	--	5/9/2025	Blank	Marble	0.0106	35	1.6	0.9	0.49	2.2	0.3	17	0.1	16	4	3	0.3	0.1	9	0.78	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-039	0	1.52	1.52	5/10/2025	--	--	0.2419	948	14.6	5.7	1.58	29.2	2.4	481	0.6	354	98	52	3.3	0.7	69	3.68	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-039	1.52	3.05	1.52	5/10/2025	--	--	0.1970	583	36.3	15.2	4.84	59.7	6.2	244	1.4	364	84	79	7.7	1.8	175	9.94	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-039	3.05	4.57	1.52	5/10/2025	--	--	0.0952	280	21.3	8.9	3.11	31.1	3.8	104	0.8	157	35	37	4.3	1.1	113	5.81	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-039	4.57	5.03	0.46	5/10/2025	--	--	0.9859	3010	171.0	58.9	5.37	310.0	27.3	1115	4.0	1950	438	417	38.4	6.3	792	30.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-039	5.03	5.49	0.46	5/10/2025	--	--	0.0699	214	13.0	6.2	1.11	17.4	2.5	98	0.7	105	27	21	2.5	0.8	79	4.44	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-039	5.49	5.97	0.49	5/10/2025	--	--	0.1429	466	8.9	3.2	1.10	19.3	1.5	344	0.3	221	62	33	2.2	0.4	53	1.79	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-039	5.97	6.22	0.24	5/10/2025	--	--	19.0081	>10000	>1000	230.0	31.20	>1000	143.0	>10000	8.8	>10000	>1000	>1000	298.0	19.8	3370	75.20	>50000	993	236	32	3010	133	>50000	9	44100	>5000	>5000	299	20	3350	78
25-DPNB-040	0	1.52	1.52	5/11/2025	--	--	0.1984	510	32.6	15.3	6.64	52.6	6.0	315	2.0	399	94	78	6.6	2.2	152	13.95	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-040	0	1.52	1.52	5/11/2025	Duplicate	0-5m	0.2058	535	32.9	15.6	6.70	52.8	6.0	323	2.1	419	99	83	6.8	2.2	152	13.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-040	1.52	3.05	1.52	5/11/2025	--	--	0.1217	324	26.0	12.4	4.59	36.6	4.9	158	1.4	203	49	41	5.1	1.7	152	9.38	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-040	3.05	4.57	1.52	5/11/2025	--	--	0.1359	432	24.0	9.3	2.84	38.7	4.0	169	0.9	244	59	51	5.2	1.2	108	6.17	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-040	4.57	5.67	1.1	5/11/2025	--	--	0.0728	218	16.1	6.9	2.96	23.2	2.9	79	0.7	121	28	26	3.3	0.9	84	4.94	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-040	5.67	5.97	0.3	5/11/2025	--	--	1.0283	3060	202.0	71.9	5.19	353.0	32.7	1110	5.1	1955	453	408	43.7	8.1	976	38.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-040	5.97	7.32	1.34	5/11/2025	--	--	0.1055	372	13.1	5.3	1.15	21.6	2.2	168	0.6	166	44	29	2.8	0.7	68	3.92	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-041	0	1.52	1.52	5/11/2025	--	--	0.3011	954	42.6	17.6	5.38	73.3	7.2	462	2.1	543	138	100	9.2	2.4	191	13.60	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-041	1.52	3.05	1.52	5/11/2025	--	--	0.8623	2750	132.0	46.9	7.91	239.0	21.0	1095	3.9	1650	398	315	29.8	5.5	608	27.10	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-041	3.05	4.57	1.52	5/11/2025	--	--	0.0574	200	8.1	3.2	0.98	12.5	1.4	88	0.3	87	23	16	1.7	0.4	43	2.12	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-041	4.57	5.79	1.22	5/11/2025	--	--	0.0427	131	8.4	4.2	0.86	10.2	1.7	65	0.5	52	14	10	1.5	0.5	59	2.77	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-041	5.79	6.23	0.44	5/11/2025	--	--	0.0405	133	5.1	2.4	0.72	6.8	1.0	80	0.3	53	16	9	1.0	0.3	33	2.13	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-041	6.23	6.32	0.09	5/11/2025	--	--	14.2051	>10000	663.0	150.0	19.35	>1000	82.9	>10000	6.5	>10000	>1000	>1000	186.5	13.6	2150	52.70	>50000	580	138	19	1855	80	33900	6	24100	>5000	3320	161	13	2030	50
25-DPNB-041	6.32	6.61	0.28	5/11/2025	--	--	0.5498	2200	21.5	5.6	1.27	57.2	2.9	1085	0.3	874	255	106	5.9	0.5	76	2.21	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-041	--	--	--	5/11/2025	Blank	Marble	0.0060	16	1.3	0.6	0.44	1.7	0.3	8	0.1	10	2	2	0.3	0.1	8	0.52	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-042	0	1.52	1.52	5/11/2025	--	--	2.4981	8910	108.5	31.6	6.42	261.0	15.5	4210	2.3	3490	>1000	455	27.8	3.4	394	17.00	9830	111	33	7	298	17	5080	3	3840	1115	512	28	4	422	18
25-DPNB-042	1.52	3.05	1.52	5/11/2025	--	--	0.0499	157	8.5	3.8	1.18	11.2	1.6	78	0.5	74	19	14	1.5	0.6	49	3.08	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-042	3.05	4.04	0.99	5/11/2025	--	--	0.0318	109	4.4	2.2	0.81	5.4	0.9	56	0.3	43	12	7	0.7	0.3	26	1.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-043	0	1.52	1.52	5/11/2025	--	--	0.5381	1985	42.2	13.3	2.91	84.7	6.3	952	1.3	934	248	139	9.5	1.7	159	8.93	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-043	1.52	3.05	1.52	5/11/2025	--	--	0.0563	144	12.6	5.5	1.83	17.3	2.2	83	0.6	99	23	21	2.3	0.8	59	4.31	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-043	3.05	4.57	1.52	5/11/2025	--	--	0.0205	68	3.3	1.5	0.80	4.5	0.6	34	0.2	28	8	6	0.6	0.2	17	1.10	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-043	4.57	5.49	0.91	5/11/2025	--	--	0.0222	68	3.9	2.4	0.90	3.8	0.8	38	0.4	27	8	5	0.6	0.3	27	2.21	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-043	5.49	5.94	0.46	5/11/2025	--	--	0.0340	89	4.2	2.2	0.93	5.6	0.8	79	0.3	57	16	8	0.8	0.3	23	1.86	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-043	5.94	6.22	0.27	5/11/2025	--	--	2.5678	>10000	108.5	27.3	6.20	276.0	14.6	5040	1.7	4160	>1000	539	27.4	2.9	379	13.05	10600	106	28	5	273	13	4780	2	4020	1205	520	27	3	326	13
25-DPNB-043	6.22	7.09	0.87	5/11/2025	--	--	0.0862	343	6.3	1.9	1.31	13.0	0.9	148	0.2	136	36	22	1.4	0.2	24	1.28	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-043	--	--	--	5/11/2025	Standard	OREAS 460	9.3631	>10000	227.0	50.9	321.00	599.0	29.1	>10000	2.3	>10000	>1000	>1000	58.0	4.8	584	19.70	38400	222	51	260	563	26	22800	2	11800	3920	1330	57	4	497	20
25-DPNB-044	4.27	4.88	0.61	5/11/2025	--	--	0.0414	155	4.0	2.0	0.97	5.4	0.7	80	0.3	56	16	9	0.7	0.3	21	1.71	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-044	4.88	5.66	0.79	5/11/2025	--	--	0.0352	108	7.2	4.0	0.78	6.7	1.5	57	0.6	42	12	8	1.1	0.6	44	4.29	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	212	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0	0.1	0.0	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000.0	1000.0	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
25-DPNB-045	3.72	3.96	0.24	5/11/2025	--	--	0.0832	247	16.5	7.7	1.91	21.8	3.2	112	0.8	129	31	25	3.1	1.0	100	5.39	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-045	3.96	4.36	0.4	5/11/2025	--	--	12.7247	>10000	693.0	175.0	21.10	>1000	96.9	>10000	9.3	>10000	>1000	>1000	166.5	17.7	2390	75.90	49700	667	181	19	1615	86	24700	10	21200	>5000	2850	163	17	2300	77
25-DPNB-045	4.36	5.36	1	5/11/2025	--	--	0.0897	344	7.2	3.1	1.16	12.8	1.2	161	0.3	134	38	21	1.6	0.4	37	2.10	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-045	--	--	--	5/11/2025	Blank	Marble	0.0128	43	1.6	0.8	0.49	2.5	0.3	21	0.1	21	5	3	0.3	0.1	9	0.58	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-046	3.75	4.39	0.64	5/11/2025	--	--	10.0420	>10000	479.0	105.5	17.35	>1000	59.8	>10000	4.6	>10000	>1000	>1000	122.0	9.8	1540	39.20	39700	427	103	15	1125	51	19200	5	16800	4730	2130	109	9	1290	37
25-DPNB-046	4.39	4.57	0.18	5/11/2025	--	--	0.0625	241	4.5	1.7	0.83	8.0	0.8	124	0.2	89	26	13	1.0	0.2	21	1.15	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-047	2.41	3.05	0.64	5/11/2025	--	--	0.2734	870	48.5	15.9	3.06	79.4	7.6	365	1.2	502	115	102	9.9	1.9	195	9.32	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-047	3.05	3.69	0.64	5/11/2025	--	--	0.2886	898	37.2	14.0	1.88	63.8	6.2	506	1.2	515	128	90	7.5	1.7	176	8.66	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-047	3.69	4.21	0.52	5/11/2025	--	--	9.6495	>10000	407.0	92.1	14.50	>1000	51.6	>10000	4.1	>10000	>1000	>1000	105.5	8.6	1360	34.60	38100	418	98	14	1095	50	18300	5	16100	4690	2090	108	9	1265	36
25-DPNB-047	4.21	4.72	0.52	5/11/2025	--	--	1.8876	8770	86.8	21.5	4.89	226.0	11.7	4200	1.2	3630	1000	462	22.1	2.1	305	9.80	7420	88	20	4	244	11	3660	1	3030	936	385	23	2	277	10
25-DPNB-048	4.57	4.9	0.33	5/12/2025	--	--	0.0984	383	7.8	3.0	1.07	13.4	1.3	171	0.4	150	42	23	1.7	0.4	38	2.58	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-049	4.57	4.77	0.2	5/12/2025	--	--	0.0841	283	7.4	2.7	1.12	12.7	1.2	178	0.3	136	37	21	1.5	0.4	33	2.00	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-050	0	1.52	1.52	5/12/2025	--	--	0.2124	772	21.5	8.4	3.16	35.5	3.6	358	1.0	355	90	58	4.4	1.2	90	7.17	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-050	0	1.52	1.52	5/12/2025	Duplicate	0-5m	0.2124	736	24.1	9.5	3.52	39.8	4.0	353	1.2	367	92	62	4.9	1.3	102	8.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-050	1.52	3.05	1.52	5/12/2025	--	--	0.2598	654	49.6	21.9	7.64	76.4	8.8	376	2.7	514	118	100	9.5	3.0	245	18.25	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-050	3.05	4.27	1.22	5/12/2025	--	--	0.3201	891	67.6	27.0	5.39	101.0	11.8	372	2.4	564	128	121	13.1	3.2	384	17.35	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-050	4.27	4.72	0.46	5/12/2025	--	--	1.2332	4140	152.5	43.1	7.60	308.0	21.8	1655	3.0	2490	570	470	34.8	4.8	580	23.90	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-050	4.72	4.91	0.18	5/12/2025	--	--	0.9466	3030	157.0	52.0	4.48	264.0	24.8	1225	3.8	1790	411	347	32.5	5.9	669	29.60	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-050	4.91	5.31	0.4	5/12/2025	--	--	0.1141	401	13.0	5.3	1.58	22.4	2.2	185	0.7	194	47	34	2.7	0.7	58	4.41	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-051	0	1.52	1.52	5/12/2025	--	--	0.1493	329	29.8	13.7	6.74	44.2	5.3	226	1.9	321	72	62	5.5	2.0	136	12.90	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-051	1.52	3.05	1.52	5/12/2025	--	--	0.1274	330	28.5	13.6	5.07	38.4	5.3	162	1.7	217	49	44	5.1	1.8	166	10.25	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-051	3.05	4.57	1.52	5/12/2025	--	--	0.3125	986	48.1	15.6	4.72	85.2	7.4	409	1.3	621	145	123	10.3	1.9	191	9.88	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-051	4.57	5.15	0.58	5/12/2025	--	--	0.3279	936	68.9	26.4	3.87	111.0	11.6	349	2.1	628	144	140	14.2	3.2	327	15.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-051	5.15	5.3	0.15	5/12/2025	--	--	0.8450	2600	158.0	57.7	4.59	265.0	25.7	975	4.4	1585	366	342	33.4	6.8	717	33.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-051	5.3	6.1	0.79	5/12/2025	--	--	0.0475	153	9.1	4.8	0.88	11.0	1.8	68	0.6	64	17	13	1.6	0.7	53	4.23	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-051	6.1	6.83	0.74	5/12/2025	--	--	0.0410	139	6.7	3.0	0.82	8.6	1.2	65	0.3	57	16	12	1.3	0.4	35	2.28	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-051	--	--	--	5/12/2025	Blank	Marble	0.0148	44	2.8	1.3	0.84	4.2	0.5	19	0.2	25	6	6	0.6	0.2	14	1.06	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-052	0	1.52	1.52	5/12/2025	--	--	0.1458	361	24.2	10.8	5.83	39.2	4.2	230	1.5	311	76	63	4.9	1.5	97	9.99	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-052	1.52	3.05	1.52	5/12/2025	--	--	0.1579	363	39.7	19.4	6.09	55.4	7.4	202	2.4	274	64	64	7.6	2.7	212	15.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-052	3.05	4.57	1.52	5/12/2025	--	--	0.2453	762	45.3	16.4	3.90	76.0	7.3	309	1.4	448	107	101	9.7	2.0	186	10.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-052	4.57	5.79	1.22	5/12/2025	--	--	0.0476	135	11.5	5.1	2.77	15.6	2.1	55	0.6	78	18	19	2.2	0.7	54	3.90	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-052	5.79	6.1	0.3	5/12/2025	--	--	0.0796	227	19.4	7.9	2.46	27.9	3.3	83	0.8	136	31	32	3.8	1.0	93	5.66	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-052	6.1	6.31	0.21	5/12/2025	--	--	0.3896	1135	80.7	29.1	3.58	139.5	13.2	411	2.1	756	166	173	17.5	3.4	360	16.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-052	6.31	6.52	0.21	5/12/2025	--	--	0.9100	2650	189.5	66.1	5.30	331.0	30.6	969	4.9	1750	401	410	40.8	7.8	829	38.10	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-052	6.52	6.81	0.28	5/12/2025	--	--	0.4873	1430	99.8	35.7	3.17	168.5	16.3	538	2.8	925	213	211	21.4	4.3	445	21.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-052	--	--	--	5/12/2025	Standard	OREAS 463	1.8617	6010	67.8	15.5	109.50	221.0	8.6	4370	0.8	3430	940	528	19.2	1.6	173	6.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-053	0	0.91	0.91	5/12/2025	--	--	0.0781	213	12.0	5.0	2.62	19.2	2.0	128	0.7	155	39	32	2.5	0.7	49	4.67	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-053	0.91	1.52	0.61	5/12/2025	--	--	0.2290	347	45.4	20.4	13.50	75.2	7.7	364	2.9	606	144	121	9.1	3.0	171	19.15	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-053	1.52	3.05	1.52	5/12/2025	--	--	0.1165	242	30.3	15.5	5.68	41.0	5.9	163	2.1	202	47	45	5.6	2.3	163	13.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-053	3.05	4.57	1.52	5/12/2025	--	--	0.1462	399	30.6	12.9	3.16	46.2	5.5	185	1.2	245	59	55	6.2	1.6	179	8.18	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-053	4.57	6.1	1.52	5/12/2025	--	--	0.0633	172	17.7	7.2	3.27	21.6	3.1	71	0.7	99	23	24	3.3	0.9	84	4.82	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-053	6.1	6.5	0.41	5/12/2025	--	--	0.0749	210	20.0	7.4	2.80	27.0	3.4	84	0.6	122	29	29	4.0	0.9	90	4.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-053	6.5	6.86	0.36	5/12/2025	--	--	0.7214	2100	151.5	53.2	4.78	260.0	24.3	759	3.9	1395	313	321	32.6	6.2	667	30.60	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-053	--	--	--	5/12/2025	Blank	Marble	0.0083	24	1.6	0.6	0.48	2.5	0.3	11	0.1	15	4	3	0.3	0.1	7	0.41	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-054	0	1.52	1.52	5/12/2025	--	--	0.0732	208	12.3	5.8	3.11	18.2	2.2	111	0.8	135	35	27	2.4	0.9	56	5.27	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-054	1.52	3.05	1.52	5/12/2025	--	--	0.1304	239	33.1	16.2	6.74	46.7	6.1	190	2.2	259	62	57	6.1	2.3	164	14.10	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-054	3.05	4.57	1.52	5/12/2025	--	--	0.1232	292	33.4	16.5	3.44	43.4	6.5	146	1.8	183	43	43	6.2	2.2	206	11.75	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-054	4.57	6.1	1.52	5/12/2025	--	--	0.2033	640	38.2	14.5	4.63	61.6	6.4	249	1.3	354	83	78	8.0	1.7	177	9.02	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-054	6.1	6.68	0.58	5/12/2025	--	--	0.0825	245	18.4	7.3	3.06	28.5	3.1	88	0.7	146	33	35	3.7	0.9	82	4.99	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPNB-054	6.68	7.34	0.66	5/12/2025	--	--	0.7351	2150	151.5	55.7	5.53	257.0	24.7	779	4.3	1430	323	319	32.4	6.5	668	32.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-001	0	1.52	1.52	5/13/2025	--	--	0.6099	2320	46.2	13.2	3.21	101.5	6.5	1030	1.1	1040	283	170	11.2	1.5	167	8.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-001	1.52	3.05	1.52	5/13/2025	--	--	0.2146	645	30.3	12.8	3.26	49.3	5.1	353	1.6	392	105	77	6.2	1.8	132	11.15	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-001	3.05	4.57	1.52	5/13/2025	--	--	0.0493	136	9.8	4.7	1.70	12.6	1.8	76	0.5	79	21	15	1.9	0.6	54	3.88	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-001	3.05	4.57	1.52	5/13/2025	Duplicate	10-15m	0.0460	125	10.0	4.3	1.73	12.2	1.7	70	0.5	75	19	15	1.9	0.6	50	3.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-001	4.57	6.1	1.52	5/13/2025	--	--	0.0351	102	7.7	4.3	1.13	8.0	1.6	47	0.5	50	14	10	1.3	0.6	45	3.46	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-001	6.1	7.62	1.52	5/13/2025	--	--	0.0319	97	6.5	3.0	1.40	7.0	1.2	46	0.4	48	13	9	1.2	0.4	34	2.63	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-001	7.62	8.46	0.84	5/13/2025	--	--	0.0424	116	10.8	6.7	1.58	10.2	2.4	53	1.0	55	14	11	1.7	1.1	67	7.01	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-002	0	1.46	1.46	5/13/2025	--	--	0.6761	2540	56.7	19.8	4.51	103.5	8.6	1160	2.0	1120	316	175	13.7	2.5	226	14.00	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-002	1.46	3.05	1.58	5/13/2025	--	--	0.0817	236	14.1	5.9	2.24	19.3	2.4	142	0.6	134	37	26	2.7	0.8	66	4.45	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-002	3.05	3.81	0.76	5/13/2025	--	--	0.0393	114	8.8	4.3	1.80	8.7	1.7	58	0.5	56	15	12	1.5	0.6	46	3.36	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-002	3.81	4.57	0.76	5/13/2025	--	--	0.2953	942	53.7	27.4	3.77	55.7	10.2	427	3.1	454	122	85	9.3	3.8	285	22.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-002	4.57	6.1	1.52	5/13/2025	--	--	0.4161	1260	78.2	39.2	5.93	87.0	14.4	654	4.8	648	174	117	14.0	5.4	394	32.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-002	6.1	7.62	1.52	5/13/2025	--	--	0.1803	636	31.8	19.9	3.46	30.1	6.7	231	2.8	259	69	48	5.1	3.0	165	18.90	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-002	7.62	9.14	1.52	5/13/2025	--	--	0.1679	538	29.9	16.2	3.81	33.7	5.8	239	2.0	259	68	50	5.4	2.2	158	13.85	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-002	9.14	10.67	1.52	5/13/2025	--	--	0.1678	544	26.6	13.4	3.01	35.1	4.9	251	1.8	260	68	52	5.1	1.9	145	11.90	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-002	--	--	--	5/13/2025	Blank	Marble	0.0128	40	2.2	1.0	0.93	2.8	0.4	20	0.1	19	5	4	0.4	0.1	11	0.87	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-003	0	1.07	1.07	5/13/2025	--	--	0.3782	1450	39.1	16.0	3.80	59.9	6.5	622	1.8	563	165	96	8.4	2.0	175	12.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-003	1.07	2.62	1.55	5/13/2025	--	--	0.0794	220	15.3	6.3	2.49	17.0	2.5	136	0.7	130	35	25	2.8	0.8	75	4.89	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-003	2.62	3.75	1.13	5/13/2025	--	--	0.2819	832	61.1	29.3	4.65	60.1	11.2	403	3.1	420	108	79	10.4	3.9	337	22.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-003	3.75	5.55	1.8	5/13/2025	--	--	0.1916	631	31.2	16.2	4.16	33.5	5.9	281	1.9	302	79	54	5.5	2.3	164	14.00	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-003	5.55	6.52	0.98	5/13/2025	--	--	0.5003	1640	82.4	36.9	6.31	107.5	14.6	763	4.6	821	215	146	15.9	5.0	362	31.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-003	6.52	7.62	1.1	5/13/2025	--	--	0.2584	862	35.9	16.8	4.93	51.2	6.5	420	2.0	423	110	74	7.1	2.4	168	13.75	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-004	0	1.01	1.01	5/13/2025	--	--	0.4080	1495	39.4	14.9	3.57	62.4	6.2	713	1.6	649	195	107	8.3	1.9	168	11.15	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-004	1.01	1.52	0.52	5/13/2025	--	--	0.1426	404	20.2	9.0	2.37	27.1	3.5	264	1.1	265	67	45	3.8	1.3	91	7.66	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-004	1.52	2.74	1.22	5/13/2025	--	--	0.2515	764	44.8	19.1	4.36	56.4	7.7	389	2.2	431	104	81	8.4	2.6	206	15.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-004	2.74	4.57	1.83	5/13/2025	--	--	0.2063	661	35.6	16.0	3.21	43.2	6.3	296	1.7	331	87	67	6.7	2.2	181	12.05	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-004	4.57	6.1	1.52	5/13/2025	--	--	0.2119	736	25.0	12.1	4.62	34.7	4.6	346	1.5	348	92	58	5.0	1.7	123	10.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	213	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0	0.1	0.0	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000.0	1000.0	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
25-DPPT-004	6.1	7.62	1.52	5/13/2025	--	--	0.1686	599	20.9	10.7	3.59	27.3	3.8	261	1.3	268	71	47	4.0	1.5	106	9.19	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-004	--	--	--	5/13/2025	Standard	OREAS 465	9.6588	>10000	226.0	52.9	301.00	581.0	29.0	>10000	2.2	>10000	>1000	>1000	64.8	4.7	599	18.50	39600	222	52	283	577	28	24300	2	11800	3650	1355	61	5	521	19
25-DPPT-005	0	1.52	1.52	5/13/2025	--	--	0.3470	1485	25.4	9.3	2.07	43.3	4.0	570	0.9	478	138	76	5.9	1.2	112	6.46	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-005	1.52	3.05	1.52	5/13/2025	--	--	0.8209	3160	70.3	25.0	5.82	115.5	11.1	1415	2.3	1290	374	201	15.7	3.1	290	16.65	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-005	3.05	4.57	1.52	5/13/2025	--	--	0.1780	539	37.4	17.9	3.83	39.4	6.8	253	2.0	267	69	54	6.7	2.3	195	13.90	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-005	4.57	6.1	1.52	5/13/2025	--	--	0.2836	905	47.8	24.3	4.49	55.9	9.0	430	3.2	469	122	83	8.6	3.5	221	22.10	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-005	6.1	7.62	1.52	5/13/2025	--	--	0.1531	528	19.4	11.3	3.43	24.6	4.0	226	1.6	249	66	43	3.7	1.7	108	11.10	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-005	--	--	--	5/13/2025	Blank	Marble	0.0121	38	2.0	0.9	0.93	2.7	0.4	20	0.1	18	5	4	0.4	0.1	10	0.76	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-006	0	1.95	1.95	5/13/2025	--	--	0.2965	1130	26.4	11.0	2.27	41.4	4.4	519	1.3	448	127	72	5.4	1.6	126	9.49	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-006	1.95	3.34	1.39	5/13/2025	--	--	0.3005	1085	32.2	13.0	2.79	48.2	5.4	527	1.5	461	130	78	6.9	1.8	154	10.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-006	3.34	3.45	0.12	5/13/2025	--	--	0.1577	454	40.3	21.0	3.27	39.2	7.7	192	2.5	213	55	48	7.0	3.0	228	17.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-006	3.45	4.57	1.12	5/13/2025	--	--	0.4143	1550	36.7	12.8	2.98	63.0	5.6	739	1.1	646	193	107	8.6	1.6	155	8.04	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-006	4.57	6.1	1.52	5/13/2025	--	--	0.1821	562	38.4	20.1	4.10	38.6	7.6	241	2.4	255	67	51	6.5	2.8	227	16.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-006	6.1	7.62	1.52	5/13/2025	--	--	0.1432	501	20.0	9.9	3.44	24.7	3.7	209	1.4	231	60	41	3.7	1.5	97	9.24	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-007	0	1.22	1.22	5/13/2025	--	--	0.2446	1010	22.3	9.8	1.58	32.6	3.9	402	0.9	335	95	51	4.4	1.2	107	6.59	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-007	1.22	1.75	0.53	5/13/2025	--	--	0.1379	516	19.3	8.8	2.23	24.4	3.5	214	0.8	192	54	34	3.6	1.1	92	6.10	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-007	1.22	1.75	0.53	5/13/2025	Duplicate	4-5.75m	0.1172	430	16.0	7.1	1.93	20.5	2.8	191	0.7	169	47	28	3.0	0.9	74	4.90	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-007	1.75	4.05	2.3	5/13/2025	--	--	0.2506	875	30.8	15.5	2.76	43.8	5.7	446	1.8	366	102	58	5.9	2.0	162	12.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-007	4.05	4.57	0.52	5/13/2025	--	--	0.0848	247	20.2	11.8	1.82	20.5	4.2	102	1.5	117	31	24	3.4	1.6	121	10.25	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-007	4.57	6.1	1.52	5/13/2025	--	--	0.1838	594	34.8	16.9	3.82	40.5	6.5	256	1.8	284	74	53	6.2	2.2	173	12.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-007	6.1	7.62	1.52	5/13/2025	--	--	0.1567	539	22.4	11.1	3.97	29.7	4.2	238	1.4	257	67	42	4.1	1.5	102	9.34	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-008	0	1.22	1.22	5/13/2025	--	--	0.1975	864	17.7	7.3	1.42	26.6	3.0	304	0.7	256	74	39	3.6	0.9	79	5.32	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-008	1.22	1.83	0.61	5/13/2025	--	--	1.7344	6690	104.5	29.7	6.40	223.0	15.1	3160	1.7	2710	780	369	25.2	2.9	367	14.00	6600	121	31	7	259	16	3320	2	2820	802	395	28	3	376	18
25-DPPT-008	1.83	3.05	1.22	5/13/2025	--	--	0.1376	435	22.7	11.6	2.24	29.0	4.4	237	1.4	198	54	35	4.2	1.5	122	9.09	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-008	3.05	4.57	1.52	5/13/2025	--	--	0.1213	392	23.6	11.2	2.21	27.4	4.4	171	1.2	179	48	35	4.3	1.4	120	8.09	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-008	4.57	6.1	1.52	5/13/2025	--	--	0.1706	563	29.8	13.3	4.45	37.9	5.3	257	1.5	268	69	46	5.5	1.7	135	10.35	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-008	6.1	7.62	1.52	5/13/2025	--	--	0.1472	513	20.4	10.1	3.74	26.4	3.8	221	1.3	242	63	40	3.7	1.4	93	8.99	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-008	--	--	--	5/13/2025	Blank	Marble	0.0097	29	1.9	1.0	0.54	2.5	0.4	14	0.1	15	4	3	0.3	0.1	10	0.79	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-009	0	1.52	1.52	5/14/2025	--	--	0.6564	2580	47.0	15.1	2.62	90.6	7.1	1165	1.1	1045	296	147	10.9	1.6	180	8.17	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-009	1.52	3.05	1.52	5/14/2025	--	--	0.5113	1960	36.3	10.9	2.77	70.4	5.2	947	0.7	826	238	116	8.3	1.1	133	5.46	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-009	3.05	4.57	1.52	5/14/2025	--	--	0.5601	2090	50.6	20.1	4.69	88.7	8.2	976	2.1	903	258	135	10.9	2.4	208	14.75	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-009	4.57	6.1	1.52	5/14/2025	--	--	0.1043	354	16.9	7.1	1.54	23.7	2.9	154	0.7	161	43	31	3.4	0.9	81	5.00	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-009	6.1	7.62	1.52	5/14/2025	--	--	0.0303	89	7.9	3.8	0.85	7.0	1.4	40	0.4	39	11	8	1.3	0.5	43	2.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-010	0	1.89	1.89	5/14/2025	--	--	0.5276	2090	38.1	11.9	2.62	74.8	5.7	935	0.9	820	240	118	8.9	1.3	145	6.53	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-010	1.89	2.58	0.69	5/14/2025	--	--	0.1121	381	15.5	6.1	1.66	19.2	2.6	203	0.5	170	48	27	2.9	0.7	71	4.02	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-010	2.58	3.14	0.56	5/14/2025	--	--	0.5094	1885	48.1	19.3	5.72	86.4	8.0	856	2.1	837	230	125	10.6	2.4	210	13.70	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-010	3.14	4.57	1.43	5/14/2025	--	--	0.0988	352	12.0	5.8	1.66	15.5	2.2	153	0.7	154	42	28	2.3	0.8	65	5.24	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-010	4.57	6.1	1.52	5/14/2025	--	--	0.0669	218	12.9	6.0	1.21	14.8	2.4	90	0.7	96	26	21	2.3	0.8	71	4.83	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-010	6.1	7.62	1.52	5/14/2025	--	--	0.0502	161	11.1	5.1	0.97	11.1	2.0	61	0.5	68	18	16	1.9	0.7	63	4.12	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-010	--	--	--	5/14/2025	Standard	OREAS 463	1.8723	6550	72.1	16.4	120.50	235.0	8.9	4870	0.8	3590	>1000	504	20.5	1.5	186	6.69	5920	74	15	111	242	8	4510	1	3410	1010	488	21	1	173	7
25-DPPT-011	0	1.28	1.28	5/14/2025	--	--	0.5413	2160	35.2	11.3	2.16	70.4	5.2	945	0.9	849	245	132	8.5	1.3	144	6.89	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-011	1.28	2.07	0.79	5/14/2025	--	--	0.2023	740	17.0	6.7	2.57	29.9	2.7	367	0.7	329	90	57	3.9	0.8	71	5.35	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-011	2.07	2.19	0.12	5/14/2025	--	--	3.1121	>10000	181.0	49.4	9.05	422.0	25.2	5930	2.7	5100	>1000	829	44.9	4.9	636	22.50	12350	178	47	9	397	24	5850	3	4950	1420	671	44	5	588	21
25-DPPT-011	2.19	2.41	0.21	5/14/2025	--	--	0.4269	1545	37.2	14.4	4.59	70.2	5.9	704	1.8	741	204	127	8.5	1.9	160	12.05	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-011	2.41	2.8	0.4	5/14/2025	--	--	0.1661	520	23.4	11.1	3.52	34.1	4.2	298	1.4	257	68	50	4.7	1.4	125	9.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-011	2.8	3.47	0.67	5/14/2025	--	--	0.1421	438	22.1	11.2	2.55	29.4	4.2	237	1.4	219	58	44	4.2	1.5	123	9.97	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-011	3.47	4.57	1.1	5/14/2025	--	--	0.1009	325	15.6	7.9	2.05	19.7	3.0	161	0.9	152	41	30	2.9	1.1	88	6.73	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-011	4.57	6.1	1.52	5/14/2025	--	--	0.0303	94	6.2	2.9	0.99	6.5	1.1	43	0.3	42	11	9	1.1	0.4	34	2.42	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-011	6.1	7.62	1.52	5/14/2025	--	--	0.0336	86	10.9	5.7	0.73	7.9	2.2	37	0.6	38	10	9	1.6	0.7	67	4.45	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-011	--	--	--	5/14/2025	Blank	Marble	0.0096	29	1.7	0.8	0.47	2.4	0.3	14	0.1	15	4	3	0.3	0.1	9	0.73	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-012	0	1.51	1.51	5/14/2025	--	--	0.7725	2990	52.1	17.4	3.46	104.0	7.8	1355	1.5	1270	356	196	12.3	2.0	209	11.15	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-012	1.51	2.01	0.5	5/14/2025	--	--	3.9458	>10000	201.0	48.6	9.26	535.0	26.7	7180	2.3	6230	>1000	>1000	53.2	4.5	692	19.85	15550	211	52	10	549	28	7420	2	6400	1790	892	55	5	689	21
25-DPPT-012	2.01	3.72	1.71	5/14/2025	--	--	0.1761	601	21.5	9.8	2.80	32.9	3.7	305	1.2	271	73	51	4.3	1.4	110	8.53	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-012	3.72	4.57	0.85	5/14/2025	--	--	0.0736	242	12.1	5.3	1.41	15.6	2.1	112	0.5	111	30	23	2.3	0.7	64	4.17	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-012	4.57	6.1	1.52	5/14/2025	--	--	0.0590	189	11.5	5.6	1.35	12.7	2.2	77	0.6	83	22	18	2.1	0.7	69	4.30	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-012	6.1	7.62	1.52	5/14/2025	--	--	0.0416	136	8.0	4.0	0.93	8.2	1.5	56	0.4	57	15	12	1.4	0.5	48	3.21	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-012	6.1	7.62	1.52	5/14/2025	Duplicate	20-25m	0.0389	115	9.3	4.6	0.94	8.4	1.8	49	0.5	51	14	11	1.6	0.6	57	3.61	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-013	0	1.49	1.49	5/14/2025	--	--	0.4924	1920	34.3	11.7	2.03	66.3	5.2	864	0.9	790	223	121	8.0	1.3	143	7.45	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-013	1.49	1.65	0.15	5/14/2025	--	--	6.6712	>10000	428.0	106.0	15.55	964.0	55.2	>10000	5.4	>10000	>1000	>1000	109.5	10.1	1395	44.90	26400	378	98	15	933	50	12500	5	10650	3020	1525	95	9	1210	41
25-DPPT-013	1.65	2.47	0.82	5/14/2025	--	--	0.2946	1000	30.1	12.1	4.00	54.5	4.9	525	1.3	493	144	91	6.7	1.5	132	9.47	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-013	2.47	3.05	0.58	5/14/2025	--	--	0.2736	884	32.7	13.6	4.09	54.3	5.5	503	1.6	444	127	82	6.8	1.8	156	11.15	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-013	3.05	4.57	1.52	5/14/2025	--	--	0.0787	205	17.0	9.1	2.07	19.5	3.3	126	1.2	116	30	24	3.0	1.3	101	8.32	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-013	4.57	6.1	1.52	5/14/2025	--	--	0.0475	141	10.2	5.6	1.17	10.8	2.0	65	0.6	63	17	14	1.8	0.8	63	5.08	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-013	6.1	7.62	1.52	5/14/2025	--	--	0.0705	257	9.5	3.7	1.37	14.1	1.5	99	0.4	110	30	24	1.9	0.5	45	2.84	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-014	0	1.07	1.07	5/14/2025	--	--	0.4685	1815	34.5	11.7	2.40	67.4	5.3	811	1.1	755	214	119	7.8	1.4	141	7.86	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-014	0.91	1.52	0.61	5/14/2025	--	--	12.7769	>10000	770.0	183.5	22.20	>1000	106.5	>10000	8.1	>10000	>1000	>1000	201.0	16.5	2490	70.40	>50000	764	185	23	1780	98	24500	8	21000	>5000	3050	199	17	2340	70
25-DPPT-014	1.52	2.29	0.76	5/14/2025	--	--	1.2337	4480	75.8	21.3	6.97	181.5	10.3	2090	1.9	2050	572	319	19.6	2.5	279	13.90	4680	77	22	7	206	11	2170	2	2130	586	329	20	3	270	14
25-DPPT-014	2.29	3.05	0.76	5/14/2025	--	--	0.2064	511	32.5	15.3	4.01	46.4	5.8	399	1.9	373	107	65	6.3	2.1	170	13.25	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-014	3.05	4.57	1.52	5/14/2025	--	--	0.1231	355	22.1	10.7	2.36	25.9	4.0	219	1.3	183	51	33	3.9	1.5	123	8.81	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-014	4.57	6.1	1.52	5/14/2025	--	--	0.0493	144	11.4	6.1	1.30	12.2	2.2	65	0.8	67	18	14	1.9	0.9	67	5.62	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-014	6.1	7.62	1.52	5/14/2025	--	--	0.0405	131	7.9	3.5	1.23	9.7	1.4	58	0.4	56	15	11	1.5	0.5	43	2.91	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-014	--	--	--	5/14/2025	Blank	Marble	0.0362	142	2.9	1.1	0.65	5.7	0.5	61	0.1	55	15	10	0.7	0.1	14	0.75	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-015	0	1.22	1.22	5/14/2025	--	--	0.4015	1520	29.4	10.8	2.32	55.7	4.6	713	1.0	661	187	93	6.6	1.3	129	7.73	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-015	1.22	1.52	0.3	5/14/2025	--	--	2.5558	>10000	148.0	38.8	8.95	365.0	19.8	4700	2.4	4230	>1000	660	37.8	4.1	529	19.70	10000	137	36	8	370	19	4710	2	4170	1185	611	37	4	499	19
25-DPPT-015	1.52	2.29	0.76	5/14/2025	--	--	0.3354	1060	33.8	13.5	4.16	57.8	5.5	578	1.6	651	181	103	7.2	1.8	148	11.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-015	2.29	3.05	0.76	5/14/2025	--	--	0.1370	318	25.2	11.7	3.01	31.7	4.5	259	1.4	246	66	44	4.6	1.6	134	10.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-015	3.05	4.57	1.52	5/14/2025	--	--	0.1007	296	17.4	8.5	2.27	21.6	3.2	174	1.1	152	42	29	3.2	1.2	96	7.77	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

SLV0163 – Technical Report Summary Shiloh Project, Georgia	214	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0	0.1	0.0	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000.0	1000.0	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
25-DPPT-015	4.57	6.1	1.52	5/14/2025	--	--	0.0529	152	11.9	6.7	1.82	13.0	2.3	73	0.9	71	19	15	2.1	0.9	72	6.09	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-015	6.1	7.62	1.52	5/14/2025	--	--	0.0471	138	12.4	5.7	1.33	12.0	2.3	61	0.7	57	15	12	2.1	0.8	72	4.75	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-015	--	--	--	5/14/2025	Standard	OREAS 460	9.5991	>10000	222.0	52.2	320.00	603.0	28.5	>10000	2.1	>10000	>1000	>1000	64.9	4.7	600	19.15	40100	205	50	272	611	28	23900	2	11100	3680	1380	60	5	550	18
25-DPPT-016	0	0.91	0.91	5/15/2025	--	--	0.3566	1365	27.5	9.9	2.30	48.9	4.3	627	0.8	570	164	83	6.0	1.2	123	6.65	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-016	0.91	1.52	0.61	5/15/2025	--	--	0.1139	261	21.3	8.9	2.08	25.8	3.5	207	0.9	219	58	39	3.9	1.1	108	7.02	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-016	1.52	2.13	0.61	5/15/2025	--	--	0.0842	154	14.9	6.9	1.81	19.7	2.7	171	0.8	176	47	31	2.7	0.9	80	5.82	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-016	2.13	3.05	0.91	5/15/2025	--	--	0.1600	407	27.3	11.7	2.68	39.0	4.6	294	1.3	284	77	55	5.4	1.5	139	9.13	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-016	3.05	4.15	1.1	5/15/2025	--	--	0.1069	318	20.4	7.1	2.12	27.1	3.2	174	0.6	165	45	35	4.0	0.9	100	4.69	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-016	4.15	5.09	0.94	5/15/2025	--	--	0.0703	213	14.3	7.4	1.71	15.4	2.8	108	0.9	94	26	18	2.4	1.0	85	6.37	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-016	5.09	6.1	1.01	5/15/2025	--	--	0.0539	150	14.8	7.2	1.57	14.4	2.7	66	0.9	68	18	15	2.4	1.1	87	6.43	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-016	6.1	7.62	1.52	5/15/2025	--	--	0.0410	130	8.4	4.0	1.68	10.4	1.5	56	0.5	58	15	12	1.5	0.6	45	3.39	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-016	--	--	--	5/15/2025	Blank	Marble	0.0080	23	1.6	0.9	0.47	2.0	0.3	12	0.1	12	3	2	0.3	0.1	9	0.81	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-017	0	1.04	1.04	5/15/2025	--	--	0.3539	1375	28.0	9.9	2.03	50.0	4.4	609	0.9	558	159	83	6.0	1.2	124	6.78	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-017	1.04	1.52	0.49	5/15/2025	--	--	0.0489	178	8.4	3.8	1.07	8.3	1.5	63	0.4	70	19	13	1.4	0.5	43	3.24	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-017	1.52	2.74	1.22	5/15/2025	--	--	0.0850	194	16.8	7.4	1.65	18.9	2.9	149	0.8	160	43	30	2.9	1.0	86	5.88	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-017	2.74	3.72	0.98	5/15/2025	--	--	0.0794	133	17.4	8.4	2.39	21.8	3.1	156	1.1	158	42	30	3.1	1.2	88	7.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-017	3.72	4.75	1.04	5/15/2025	--	--	0.0867	253	17.2	7.7	1.85	21.5	3.0	136	0.9	131	35	27	3.2	1.0	90	6.39	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-017	4.75	6.1	1.34	5/15/2025	--	--	0.0513	135	14.6	8.6	1.66	13.1	3.0	59	1.1	61	16	13	2.3	1.3	94	8.01	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-017	6.1	7.62	1.52	5/15/2025	--	--	0.0718	256	9.6	4.1	1.25	14.0	1.6	117	0.5	104	28	19	1.9	0.6	49	3.67	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-017	6.1	7.62	1.52	5/15/2025	Duplicate	20-25m	0.0767	273	10.0	4.1	1.40	15.0	1.7	129	0.5	111	31	21	2.0	0.6	49	3.47	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-018	0	1.01	1.01	5/15/2025	--	--	0.3442	1320	28.1	10.7	2.11	50.0	4.6	595	1.0	547	152	81	6.0	1.3	128	7.29	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-018	1.01	1.52	0.52	5/15/2025	--	--	0.0487	204	6.5	2.9	0.87	7.7	1.1	63	0.3	62	18	11	1.1	0.4	32	2.33	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-018	1.52	2.29	0.76	5/15/2025	--	--	0.0419	111	10.4	5.2	0.94	8.8	2.0	57	0.5	63	17	12	1.6	0.7	59	4.18	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-018	2.29	3.05	0.76	5/15/2025	--	--	0.0883	199	15.0	6.3	2.04	20.4	2.5	167	0.7	181	48	33	2.8	0.9	67	5.28	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-018	3.05	4.57	1.52	5/15/2025	--	--	0.0922	214	19.3	9.1	2.41	23.5	3.5	160	1.2	157	42	32	3.5	1.3	105	8.06	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-018	4.57	6.1	1.52	5/15/2025	--	--	0.1019	334	15.7	5.9	1.61	22.5	2.5	169	0.6	156	43	30	3.2	0.8	77	4.31	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-018	6.1	7.62	1.52	5/15/2025	--	--	0.0409	124	9.0	4.6	1.37	10.1	1.7	58	0.6	54	15	11	1.6	0.7	50	4.11	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-019	0	1.52	1.52	5/15/2025	--	--	0.7246	2710	49.1	14.6	2.85	97.8	7.0	1350	1.1	1225	343	169	11.2	1.6	189	7.95	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-019	1.52	2.1	0.58	5/15/2025	--	--	0.0511	160	10.8	5.1	0.89	9.9	2.0	67	0.5	76	20	14	1.7	0.6	61	3.68	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-019	2.1	2.87	0.76	5/15/2025	--	--	0.0358	72	9.8	5.0	1.04	8.3	1.9	54	0.5	57	15	11	1.5	0.7	60	3.64	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-019	2.87	3.17	0.3	5/15/2025	--	--	2.6675	9760	156.0	40.3	6.78	370.0	21.2	5070	1.9	4350	>1000	627	38.5	3.9	595	16.25	10500	151	39	7	385	21	5120	2	4110	1200	597	40	4	563	17
25-DPPT-019	3.17	4.57	1.4	5/15/2025	--	--	0.1038	275	17.5	7.4	1.90	24.6	3.0	178	0.8	193	51	37	3.4	1.0	83	5.98	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-019	4.57	6.1	1.52	5/15/2025	--	--	0.0801	233	16.8	7.2	1.94	20.3	2.8	125	0.9	118	32	24	3.1	0.9	86	5.82	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-019	6.1	7.62	1.52	5/15/2025	--	--	0.0480	146	10.1	4.7	1.05	12.0	1.8	68	0.6	69	18	15	1.8	0.7	55	4.04	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-019	--	--	--	5/15/2025	Blank	Marble	0.0082	24	1.4	0.8	0.46	2.0	0.3	12	0.1	13	3	2	0.3	0.1	8	0.69	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-020	0	1.52	1.52	5/15/2025	--	--	0.1177	440	12.1	4.7	1.04	17.6	1.9	205	0.5	179	50	28	2.4	0.6	57	3.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-020	1.52	3.05	1.52	5/15/2025	--	--	0.0239	47	5.9	3.2	1.06	5.3	1.2	42	0.4	39	11	7	0.9	0.4	35	2.80	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-020	3.05	4.57	1.52	5/15/2025	--	--	0.0577	128	12.8	6.3	1.94	15.1	2.3	97	0.8	99	26	19	2.2	0.9	71	5.59	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-020	4.57	6.1	1.52	5/15/2025	--	--	0.0740	223	15.0	6.6	1.64	17.8	2.6	112	0.8	105	29	21	2.8	0.9	83	5.49	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-020	6.1	7.62	1.52	5/15/2025	--	--	0.0457	143	9.4	4.1	1.13	11.5	1.7	65	0.5	65	17	13	1.7	0.5	50	3.32	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-020	--	--	--	5/15/2025	Standard	OREAS 463	0.0042	10	1.1	0.5	0.34	1.4	0.2	5	0.1	7	2	2	0.2	0.1	6	0.42	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-021	0	1.52	1.52	5/15/2025	--	--	0.3931	1490	27.6	9.2	1.70	52.7	4.2	719	0.7	644	183	89	6.2	1.0	118	5.52	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-021	1.52	3.05	1.52	5/15/2025	--	--	0.0686	233	8.3	2.8	1.14	12.5	1.3	129	0.3	107	29	18	1.7	0.4	37	1.89	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-021	3.05	4.57	1.52	5/15/2025	--	--	0.1392	473	13.4	4.9	2.27	22.4	2.1	278	0.5	222	62	36	2.9	0.6	62	3.61	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-021	4.57	6.1	1.52	5/15/2025	--	--	0.1225	348	25.0	11.7	2.65	29.5	4.4	191	1.4	183	49	36	4.5	1.6	140	9.73	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-021	6.1	7.62	1.52	5/15/2025	--	--	0.0526	166	10.2	5.4	1.06	10.8	1.9	73	0.6	75	21	14	1.8	0.7	59	4.39	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-022	0	1.52	1.52	5/15/2025	--	--	0.5044	1920	34.3	10.7	2.04	67.7	5.0	924	0.9	835	235	114	7.8	1.3	137	6.52	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-022	1.52	3.05	1.52	5/15/2025	--	--	0.0560	193	8.3	2.8	1.10	12.3	1.2	83	0.3	92	25	19	1.7	0.4	35	2.04	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-022	3.05	4.57	1.52	5/15/2025	--	--	0.3225	1110	30.3	10.8	3.67	52.8	4.7	601	1.1	547	156	83	6.6	1.4	131	7.87	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-022	4.57	6.1	1.52	5/15/2025	--	--	0.0841	249	17.1	7.7	1.79	19.4	3.0	132	0.9	121	33	23	3.1	1.1	94	6.35	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-022	6.1	7.62	1.52	5/15/2025	--	--	0.0402	130	7.4	2.9	0.84	8.8	1.2	57	0.3	61	17	12	1.4	0.4	38	2.09	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-022	--	--	--	5/15/2025	Blank	Marble	0.0071	21	1.2	0.6	0.41	1.8	0.2	11	0.1	11	3	2	0.2	0.1	7	0.48	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-023	0	1.52	1.52	5/15/2025	--	--	0.2708	1040	22.6	8.1	2.02	39.6	3.6	475	0.7	418	126	64	4.9	1.0	97	5.48	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-023	1.52	3.05	1.52	5/15/2025	--	--	0.3778	1260	42.9	19.3	5.36	65.1	7.4	628	2.2	667	184	104	8.3	2.7	203	15.75	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-023	3.05	4.57	1.52	5/15/2025	--	--	0.0620	191	11.2	5.6	1.59	11.7	2.1	94	0.6	96	26	16	1.9	0.8	63	4.42	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-023	4.57	6.1	1.52	5/15/2025	--	--	0.0546	165	12.5	6.2	1.10	11.7	2.4	69	0.7	77	20	15	2.0	0.9	73	5.00	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-023	6.1	7.62	1.52	5/15/2025	--	--	0.0598	207	8.3	3.6	1.02	10.3	1.4	90	0.4	95	26	16	1.5	0.5	45	2.89	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-024	1.04	2.26	1.22	5/16/2025	--	--	0.0180	51	2.1	0.8	4.54	2.5	0.4	49	0.1	24	7	4	0.4	0.1	8	0.49	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-024	2.26	3.05	0.79	5/16/2025	--	--	0.0339	93	5.0	2.2	1.72	6.0	0.9	63	0.3	62	17	10	0.9	0.3	24	1.81	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-024	2.26	3.05	0.79	5/16/2025	Duplicate	7.4-10m	0.0342	105	5.1	2.3	1.83	6.2	0.9	58	0.3	61	16	10	0.9	0.3	23	1.85	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-024	3.05	3.78	0.73	5/16/2025	--	--	0.0809	195	17.7	8.2	2.04	20.2	3.2	121	0.8	149	37	28	3.1	1.1	94	5.98	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-024	3.78	4.27	0.49	5/16/2025	--	--	0.0622	135	15.7	7.7	1.75	16.4	2.9	85	0.7	116	28	22	2.6	1.0	86	5.51	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-024	4.27	5.32	1.05	5/16/2025	--	--	2.0548	7600	84.0	31.2	6.95	252.0	12.6	3030	3.5	3670	941	482	21.8	4.0	342	24.30	8090	80	30	7	257	13	3490	4	3690	991	506	22	4	332	25
25-DPPT-024	5.32	6.38	1.06	5/16/2025	--	--	0.0847	233	23.2	14.4	1.32	20.2	4.8	89	1.7	113	28	21	3.5	2.0	146	11.75	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-025	0	1.68	1.68	5/16/2025	--	--	0.0953	496	8.6	3.9	2.09	12.0	1.5	92	0.5	113	28	18	1.6	0.5	31	3.29	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-025	1.68	3.05	1.37	5/16/2025	--	--	0.0161	46	1.8	0.7	4.35	2.2	0.3	43	0.1	22	7	3	0.3	0.1	6	0.41	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-025	3.05	4.57	1.52	5/16/2025	--	--	0.0441	96	9.5	4.1	1.67	11.6	1.6	69	0.5	88	22	16	1.8	0.5	49	3.36	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-025	4.57	6.1	1.52	5/16/2025	--	--	0.1858	668	17.2	8.0	1.75	29.0	3.0	296	0.8	327	85	48	3.4	1.1	88	6.13	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-025	6.1	6.86	0.76	5/16/2025	--	--	0.0501	142	13.6	6.9	0.91	11.7	2.6	57	0.7	64	16	12	2.1	0.9	87	5.10	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-025	--	--	--	5/16/2025	Blank	Marble	0.0057	15	1.2	0.8	0.49	1.6	0.3	7	0.2	9	2	2	0.2	0.1	8	0.89	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-026	0.46	1.22	0.76	5/16/2025	--	--	0.0935	483	9.3	4.6	1.90	11.3	1.7	91	0.5	105	27	17	1.7	0.6	39	3.73	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-026	1.22	2.13	0.91	5/16/2025	--	--	0.0518	165	8.0	3.8	1.60	9.6	1.5	81	0.4	91	24	15	1.4	0.5	36	3.00	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-026	2.13	2.83	0.7	5/16/2025	--	--	0.1139	250	20.6	9.4	3.77	27.7	3.5	190	1.1	250	59	43	3.9	1.2	96	7.51	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-026	2.83	3.9	1.07	5/16/2025	--	--	0.0220	46	2.7	1.1	4.57	4.1	0.5	56	0.1	43	11	6	0.5	0.1	10	0.76	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-026	3.9	4.57	0.67	5/16/2025	--	--	0.0323	50	7.3	3.6	1.57	9.7	1.3	56	0.4	72	17	13	1.4	0.5	38	2.97	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-026	4.57	6	1.43	5/16/2025	--	--	0.0573	147	15.9	8.2	1.23	14.9	3.0	66	0.8	85	21	17	2.6	1.1	94	5.87	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-026	6	6.46	0.46	5/16/2025	--	--	0.9795	4140	53.0	22.5	4.68	122.0	8.6	1505	2.6	1805	466	231	12.4	2.9	261	17.35	3990	47	21	5	120	8	1575	3	1630	453	224	11	3	247	17

SLV0163 – Technical Report Summary Shiloh Project, Georgia	215	November 2025

Technical Report Summary

							Method	ME-MS81															ME-MS81h
							Analyte	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb	Ce	Dy	Er	Eu	Gd	Ho	La	Lu	Nd	Pr	Sm	Tb	Tm	Y	Yb
							Units	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
							Detection Limit	0	0.1	0.0	0.02	0.05	0.01	0.1	0.01	0.1	0.02	0.03	0.01	0.01	0.1	0.03	3	0.3	0.2	0.2	0.3	0.05	3	0.05	0.5	0.2	0.2	0.05	0.05	3	0.2
							Upper Limit	10000	1000.0	1000.0	1000	1000	1000	10000	1000	10000	1000	1000	1000	1000	10000	1000	50000	5000	5000	5000	5000	5000	50000	5000	50000	5000	5000	5000	5000	50000	5000
Hole ID	From (m)	To (m)	Interval (m)	Drill Date	Sample Type	Sample Details	TREO (%)	--															--
25-DPPT-026	6.46	7.26	0.8	5/16/2025	--	--	0.0822	262	15.3	7.0	1.03	14.6	2.8	127	0.7	120	31	18	2.5	0.9	89	5.11	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-027	0.4	1.52	1.13	5/16/2025	--	--	0.1547	768	12.9	6.0	3.07	19.7	2.3	167	0.7	201	49	31	2.5	0.8	50	4.98	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-027	1.52	2.56	1.04	5/16/2025	--	--	0.0850	273	11.3	5.4	2.48	15.5	2.0	136	0.6	155	39	25	2.0	0.7	51	4.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-027	2.56	3.6	1.04	5/16/2025	--	--	0.1131	276	19.1	9.0	3.47	27.6	3.3	185	1.0	234	56	40	3.6	1.2	93	7.21	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-027	3.6	4.21	0.61	5/16/2025	--	--	0.0329	80	4.3	2.2	4.38	6.5	0.8	72	0.3	61	16	9	0.8	0.3	21	1.73	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-027	4.21	4.79	0.58	5/16/2025	--	--	4.8889	>10000	136.0	31.3	8.94	529.0	15.8	7850	2.5	8820	>1000	>1000	42.7	3.3	418	16.15	19950	131	30	9	542	16	8770	2	8380	2360	1105	43	3	398	17
25-DPPT-027	4.79	5.78	0.99	5/16/2025	--	--	0.0435	125	9.2	5.3	1.01	9.1	1.9	56	0.6	64	16	11	1.5	0.7	62	4.44	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-027	5.78	6.34	0.56	5/16/2025	--	--	0.3819	1480	55.1	37.7	1.65	56.9	12.0	408	5.0	574	148	85	8.8	5.5	327	35.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-027	6.34	6.58	0.24	5/16/2025	--	--	2.2532	7780	116.5	66.3	7.77	276.0	21.9	3530	9.8	4010	>1000	495	25.5	9.7	649	61.40	8300	114	64	8	287	22	4030	10	4000	1090	527	26	10	659	64
25-DPPT-027	6.58	6.96	0.37	5/16/2025	--	--	0.3110	1180	20.7	9.4	1.90	38.0	3.6	515	1.0	553	149	67	4.4	1.3	100	7.16	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-027	--	--	--	5/16/2025	Standard	OREAS 460	9.4541	>10000	219.0	53.0	306.00	614.0	28.2	>10000	2.1	>10000	>1000	>1000	66.0	4.7	568	18.25	39500	205	48	271	611	27	23600	2	10850	3630	1345	58	4	551	18
25-DPPT-028	0.18	1.83	1.65	5/16/2025	--	--	0.1726	555	19.1	7.7	5.07	32.2	3.1	282	0.9	342	85	53	3.9	1.0	74	6.08	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-028	1.83	3.05	1.22	5/16/2025	--	--	0.1477	369	23.1	10.1	4.29	35.0	4.0	254	1.2	311	76	52	4.5	1.3	103	7.88	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-028	3.05	4.18	1.13	5/16/2025	--	--	0.1151	250	24.4	13.1	4.21	29.9	4.8	180	1.6	217	52	38	4.2	1.8	142	10.95	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-028	4.18	4.48	0.3	5/16/2025	--	--	7.9074	>10000	213.0	42.5	12.95	901.0	23.3	>10000	3.0	>10000	>1000	>1000	77.7	4.1	606	19.10	32200	200	40	13	915	23	14150	3	13550	3840	1925	69	4	592	19
25-DPPT-028	4.48	5.36	0.88	5/16/2025	--	--	0.2325	846	18.7	9.5	2.13	33.3	3.5	382	1.1	398	114	55	3.8	1.3	104	7.83	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-028	5.36	5.73	0.37	5/16/2025	--	--	4.0104	>10000	124.0	34.2	7.56	475.0	15.8	7870	3.3	7770	>1000	>1000	37.3	4.0	442	21.80	16350	109	30	7	432	15	7200	3	6830	1935	895	34	4	385	20
25-DPPT-028	5.73	6.86	1.13	5/16/2025	--	--	0.1127	388	12.9	7.5	1.04	18.1	2.5	194	1.0	170	46	27	2.4	1.0	80	6.66	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-028	6.86	7.62	0.76	5/16/2025	--	--	0.5459	1980	46.3	26.7	2.07	69.0	9.2	894	3.7	941	253	120	8.5	3.9	264	25.50	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-028	--	--	--	5/16/2025	Blank	Marble	0.0098	26	2.3	1.5	0.55	2.5	0.5	12	0.2	14	3	3	0.4	0.2	15	1.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-029	0.3	1.52	1.22	5/16/2025	--	--	0.0644	273	6.4	3.0	1.48	9.1	1.1	89	0.3	92	25	15	1.3	0.4	29	2.37	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-029	1.52	3.05	1.52	5/16/2025	--	--	0.1316	441	17.2	8.0	3.47	24.3	3.1	205	0.9	221	57	37	3.2	1.1	90	6.40	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-029	1.52	3.05	1.52	5/16/2025	Duplicate	5-10m	0.1085	343	14.0	6.4	3.10	20.5	2.5	182	0.8	192	49	32	2.7	0.9	70	5.48	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-029	3.05	4.57	1.52	5/16/2025	--	--	0.1051	279	21.3	11.4	2.66	25.7	4.1	159	1.3	171	43	31	3.8	1.5	127	8.82	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-029	4.57	6.1	1.52	5/16/2025	--	--	0.2647	1020	16.6	8.2	2.19	31.4	3.0	452	1.0	427	128	57	3.5	1.1	97	6.62	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-029	6.1	6.83	0.73	5/16/2025	--	--	0.0460	154	7.8	4.6	0.96	7.2	1.6	72	0.6	58	16	9	1.2	0.6	52	3.86	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-029	6.83	7.62	0.79	5/16/2025	--	--	3.3141	>10000	95.8	24.7	5.99	368.0	12.0	5940	2.2	5940	>1000	793	29.1	2.9	324	15.40	13500	93	24	6	373	12	5900	2	5680	1610	752	29	3	304	16
25-DPPT-030	0.7	1.71	1.01	5/17/2025	--	--	0.0658	269	7.7	3.4	1.32	10.2	1.4	93	0.4	92	25	15	1.4	0.5	36	2.74	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-030	1.71	3.05	1.34	5/17/2025	--	--	0.0713	218	8.4	3.6	1.53	12.9	1.4	138	0.4	124	34	20	1.6	0.5	40	2.97	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-030	3.05	4.57	1.52	5/17/2025	--	--	0.1062	310	19.5	11.3	2.56	22.7	3.9	154	1.5	159	41	28	3.3	1.6	130	10.00	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-030	4.57	5.49	0.91	5/17/2025	--	--	0.0571	149	14.6	9.2	2.12	12.2	3.2	69	1.2	68	18	13	2.2	1.3	110	8.01	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-030	5.49	6.53	1.04	5/17/2025	--	--	0.2182	845	13.3	6.3	1.56	24.8	2.4	378	0.7	351	105	47	2.8	0.9	76	5.19	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-030	--	--	--	5/17/2025	Blank	Marble	0.0076	21	1.5	1.0	0.51	1.7	0.3	10	0.1	11	3	2	0.3	0.1	10	1.00	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-031	0.85	2.1	1.25	5/17/2025	--	--	0.0632	251	7.5	3.2	1.50	9.7	1.3	90	0.3	95	25	16	1.4	0.4	33	2.49	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-031	2.1	3.05	0.94	5/17/2025	--	--	0.1225	354	18.9	9.9	2.60	24.7	3.6	197	1.2	213	55	37	3.5	1.4	109	8.69	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-031	3.05	4.57	1.52	5/17/2025	--	--	0.1067	314	17.9	9.7	2.43	22.4	3.4	165	1.2	171	45	31	3.1	1.4	110	8.39	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-031	4.57	5.39	0.82	5/17/2025	--	--	0.1229	362	24.7	14.1	2.22	24.9	5.0	169	1.7	172	45	30	3.9	2.0	171	11.20	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-031	5.39	6.1	0.7	5/17/2025	--	--	0.0961	342	10.5	6.5	2.31	12.6	2.3	159	0.8	141	39	20	1.7	0.9	73	5.66	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-031	6.1	7.62	1.52	5/17/2025	--	--	0.0333	95	7.9	4.8	0.86	6.2	1.7	45	0.6	40	11	7	1.1	0.7	55	3.92	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-032	0.49	1.86	1.37	5/17/2025	--	--	0.0894	368	9.8	4.8	1.88	13.3	1.8	128	0.6	126	33	21	1.9	0.7	46	4.15	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-032	1.86	3.05	1.19	5/17/2025	--	--	0.1183	363	15.4	8.1	3.13	20.9	2.9	206	1.0	204	54	33	2.7	1.1	83	7.06	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-032	3.05	4.57	1.52	5/17/2025	--	--	0.0683	181	12.5	7.1	1.93	15.8	2.5	104	1.0	112	29	20	2.2	1.0	82	6.29	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-032	4.57	6.1	1.52	5/17/2025	--	--	0.0997	293	19.2	11.4	2.18	20.1	4.0	134	1.3	144	37	26	3.1	1.6	136	9.58	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-032	6.1	6.46	0.37	5/17/2025	--	--	0.0315	80	6.0	4.7	3.21	5.6	1.5	53	0.7	33	9	5	0.9	0.7	58	4.23	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-032	6.46	6.71	0.24	5/17/2025	--	--	2.6133	>10000	76.7	17.1	8.04	301.0	9.1	4570	1.2	4540	>1000	632	24.0	1.8	250	8.31	10650	75	16	8	313	9	4620	1	4500	1245	608	24	2	239	9
25-DPPT-032	6.71	7.62	0.91	5/17/2025	--	--	0.0425	141	7.2	4.3	0.82	6.6	1.6	62	0.5	57	16	9	1.1	0.6	49	3.68	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-032	--	--	--	5/17/2025	Standard	OREAS 463	2.0420	6880	70.2	16.4	113.00	231.0	8.6	5040	0.8	3750	>1000	514	19.4	1.6	191	6.75	6700	67	15	112	247	9	4980	1	3590	996	515	20	2	182	7
25-DPPT-033	0.43	1.52	1.1	5/17/2025	--	--	0.0750	341	7.9	3.4	1.32	10.0	1.4	98	0.3	94	26	16	1.5	0.5	35	2.66	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-033	1.52	2.5	0.98	5/17/2025	--	--	0.1311	441	15.4	7.1	3.40	21.5	2.7	206	0.9	238	60	38	2.8	1.0	71	6.09	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-033	2.5	3.9	1.4	5/17/2025	--	--	0.0327	67	4.0	1.7	4.98	6.2	0.7	81	0.2	66	18	10	0.8	0.2	17	1.32	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-033	3.9	5.49	1.58	5/17/2025	--	--	0.0734	178	17.1	8.3	2.02	19.4	3.1	102	0.9	123	31	25	3.0	1.2	100	7.00	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-034	0.4	1.52	1.13	5/18/2025	--	--	0.1384	512	14.8	6.3	3.28	22.3	2.3	217	0.8	237	61	40	2.9	0.8	55	4.99	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-034	1.52	3.05	1.52	5/18/2025	--	--	0.1351	326	20.2	8.1	3.83	30.6	3.2	240	0.9	299	74	53	4.0	1.1	80	6.38	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-034	3.05	4.57	1.52	5/18/2025	--	--	0.0668	150	11.4	5.7	3.93	16.0	2.1	122	0.7	134	33	24	2.1	0.8	57	4.97	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-034	4.57	5.49	0.91	5/18/2025	--	--	0.0302	40	9.2	6.1	1.46	10.2	2.0	38	0.9	51	12	11	1.5	0.9	64	5.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-034	5.49	6.1	0.61	5/18/2025	--	--	0.0668	176	18.1	10.3	1.58	17.7	3.6	76	1.3	91	23	21	2.9	1.5	111	9.09	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-034	6.1	6.61	0.52	5/18/2025	--	--	0.4667	1750	25.3	12.9	2.27	54.5	4.6	781	1.5	842	227	113	5.4	1.7	147	10.55	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-034	7.07	7.62	0.55	5/18/2025	--	--	0.0739	262	7.9	3.8	0.79	11.5	1.5	121	0.4	120	32	19	1.5	0.5	45	2.94	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-034	--	--	--	5/18/2025	Blank	Marble	0.0072	21	1.4	0.7	0.44	1.7	0.3	10	0.1	11	3	2	0.2	0.1	8	0.67	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
25-DPPT-034	--	--	--	5/18/2025	Standard	OREAS 460	0.5561	1915	21.3	6.6	22.10	50.6	3.0	1395	0.5	885	262	113	5.2	0.7	64	3.97	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
Blank	--	--	--	--	Blank	Marble	0.0040	11	0.9	0.4	0.27	1.2	0.2	6	0.1	7	2	1	0.2	0.1	5	0.42	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--

Notes:

< - value is at the detection lower limit.

> - value is at the detection upper limit.

ppm - parts per million

Source: ALS Labs, September 2025.

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Technical Report Summary

7.2.2 Drilling Methods

DPT, sonic and diamond drilling methods were used as part of the Shiloh Project between 2021 and 2025. A summary of the drill methods is provided below.

•
Direct Push (DPT) – a subsurface investigation method that utilizes hydraulic pressure to advance sampling tools into the ground without the use of rotary drilling. It is particularly effective in unconsolidated or weathered geological materials. The drill rig used is compact and track‑mounted, allowing for maneuverability around vegetation and other surface obstacles.
•
Sonic Drilling – a rotary‑vibratory drill capable of high drilling speeds as well as continuous coring that uses an adjustable high‑frequency mechanical vibration to take continuous core samples of overburden soils and most hard rocks (EPA, 2020).
•
Diamond Drilling – rotary drilling that uses a diamond studded drill bit to drill through and collect samples of sub‑surface rock. The drill extracts a solid core from the subsurface.

7.2.3 Core Logging

7.2.3.1 Drill Core Logging 2021 ‑ 2022

Saprolite drill core recovered for both direct‑push and sonic drill consists of soft clay‑dominated material that can be easily cut with simple hand tools. The recovered core from each drill run was laid out next to each previous sample and split along the core axis for the entire sample length with the use of a machete. The core was measured and the type of material (soil, clay, saprolite, saprock, rock), the color, and the protolith (felsic gneiss, biotite schist, etc.) logged and recorded in an Excel spreadsheet at the drill site. The presence of mineralization was determined by handheld scintillometer and the entire core string divided into sample intervals that were determined by lithologic and mineralization contacts.

7.2.3.2 Drill Core Logging 2025

Diamond drilling collected core samples from the surface saprolite and underlying bedrock. For the logging and core description, the core length was measured from the drillers blocks that mark each drill run. Core recovery percentage was determined and Rock Quality Designation (RQD) assigned. Lithology was determined and recorded along with rock descriptions in an Excel file. The presence of mineralization is determined by handheld scintillometer, supported by XRF analysis, and the entire core length divided into sample intervals that are determined by lithologic and mineralization contacts.

Saprolite drill core recovered from Direct‑Push consists of soft clay‑dominated material that can be easily cut with simple hand tools. The recovered core from each drill run is laid out next to each previous sample and split along the core axis for the entire sample length with a machete. The core was measured and the type of material (soil, clay, saprolite, saprock, rock), the color, and the protolith (felsic gneiss, biotite schist, etc.) logged and recorded in an Excel spreadsheet at the drill site. The presence of mineralization is determined by handheld scintillometer and the entire core string divided into sample intervals that are determined by lithologic and mineralization contacts.

SLV0163 – Technical Report Summary Shiloh Project, Georgia	217	November 2025

Technical Report Summary

7.2.3.3 Radiological Risk Evaluation

In 2025, Foothills implemented a radiological monitoring program that utilizes dosimetry badges during fieldwork and core logging activities to assess potential radiological exposure risks. GeosyntecThe QP has not reviewed the specific protocols, procedures, or data associated with this monitoring program

7.2.4 Core Recovery

7.2.4.1 Core Recovery - Direct Push

The direct‑push drilling method is used to sample soft, near‑surface soils, clays, and the underlying deeply weathered saprolite. This technique typically yields close to 100% recovery of the intersected material. However, the actual length of core recovered is often slightly less than the drilled interval. This discrepancy is primarily due to compression of the soft, semi‑consolidated saprolite under the downward force of the drill. Despite this compression, it is standard practice to assume 100% core recovery, as the entire volume of material is generally retained within the plastic sample sleeve.

7.2.4.2 Core Recovery - Sonic Drilling

Accurately estimating core recovery from sonic drilling is inherently challenging due to the nature of the sampling method. The recovered interval is collected within a long, flexible plastic sleeve, which can result in compression or elongation of soft saprolitic material during extraction and subsequent handling prior to splitting, logging, and sampling. Despite these limitations, the large core diameter (approximately 4 inches) facilitates the collection of substantial sample volumes and reduces the likelihood of obstruction by drill cuttings or debris. For reporting purposes, core recovery was assumed to be 100%, with recovered lengths considered equivalent to drilled lengths, except in cases where a clear deficit in material indicated bit blockage and associated core loss.

7.2.4.3 Core Recovery - Diamond Drilling

Core recovery percentages for the diamond drilling program were calculated by comparing the length of core recovered to the actual length drilled. Measurements were taken between core blocks placed in the core boxes, which marked the top and bottom of each core run. These blocks were typically spaced every 1.5 to 3 m. % recovery was calculated using the formula: % Recovery = (Length of Recovered Core / Length Drilled) x 100.

7.2.5 Collar Surveys

For the 2021 drilling campaign, collar locations were surveyed with a handheld Garmin GPS. For closely spaced holes <10 m, collar locations were measured relative to adjacent holes with tape and compass.

For the 2022 drilling campaign, collar locations were surveyed with a Juniper Systems GEODE GNS3S GPS receiver, which is capable of +/‑ 1.5 m accuracy. For closely spaced holes <10 m, collar locations were measured‑in relative to adjacent holes with tape and compass. Apparent

SLV0163 – Technical Report Summary Shiloh Project, Georgia	218	November 2025

Technical Report Summary

thickness verse true thickness of units was not calculated during this early stage of exploration in 2022, however, regional and local geologic mapping conducted throughout the 2022 season indicated the dip of lithologic units and the parallel mineralization is gently dipping (<30 degrees [°]) to the south. With an average dip of 30°, true thickness could be as much as 87% of the apparent thickness intersected in the vertical drillholes.

For the 2025 drilling campaign, collar locations for both diamond and DPT were surveyed with a Juniper Systems GEODE GNS3S GPS receiver, which is capable of +/‑ 1.5‑m accuracy. For closely spaced holes <10 m, collar locations were measured‑in relative to adjacent holes with tape and compass.

7.2.6 Down Hole Surveys

Before 2025, DPT and sonic rigs were set up to drill vertical holes and checked by the drill operator with a level but were not down hole surveyed for orientation. All DPT and sonic holes are therefore inferred to be vertical holes with a dip (plunge) of ‑90.

Starting in 2025, drillhole surveying was completed on all diamond drillholes with use of a Reflex EZ‑Trac downhole tool by the drill operator. The DPT drill rig was consistently set up to drill vertical holes and checked by the drill operator with a level. All DPT holes are inferred to be vertical holes with a dip (plunge) of ‑90.

7.2.7 Drilled Versus True Thickness

Drilled thickness verses true thickness of units was not calculated during this stage of exploration, however, regional and local geologic mapping conducted throughout 2022/2023 indicate the dip of lithologic units and the parallel mineralization is gently dipping (< 30°) to the south. With an average dip of 30, true thickness will range as much as 87% of the apparent thickness intersected in the vertical drillholes. In the inclined diamond drillholes, true thicknesses are inferred to be closer to drilled thickness as these holes were drilled close to perpendicular to the mineralization.

7.2.8 Drillhole Spacing

From 2021 to 2024, drill collar spacings ranged from 4 to 10 m, with spacings of up to 20 m across lower‑level anomalies and spacing down to 2 m over targets where mineralization had been intersected in the previous hole.

Beginning in 2025, diamond drill collar spacings ranged from 1 to 25 m, with spacings of up to 25 m to test low level anomalies and spacing down to less than 1.0 m over targets where mineralization had been intersected in the previous hole. The DPT drilling collar spacing was a minimum of 5.0 m, with spacing down to 1 m where mineralization was detected in previous holes.

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Technical Report Summary

From 2021 to 2024, drill collar spacings ranged from 4 to 10 m, with spacings of up to 20 m across lower‑level anomalies and spacing down to 2 m over targets where mineralization had been intersected in the previous hole.

7.3 Hydrogeology

Shiloh is located in the Piedmont physiographic province of west‑central Georgia, characterized by crystalline‑rock aquifers and moderate topographic relief. The hydrogeology of the region is influenced by the underlying metamorphic and igneous bedrock, which governs groundwater occurrence and movement.

The primary aquifer system in the Shiloh area is the Crystalline‑Rock Aquifer, which is typical of the Piedmont region. Groundwater in this system is stored and transmitted through fractures, joints, and weathered zones in the bedrock. These aquifers are generally low yielding but can provide sufficient water for domestic and small‑scale agricultural use (Georgia Water Planning, 2025).

A surficial Aquifer System is present in some areas, consisting of unconsolidated sediments overlying the bedrock. These are typically shallow and vulnerable to contamination.

Recharge occurs primarily through precipitation infiltration, especially in areas with permeable soils and fractured bedrock. Groundwater flow is generally localized, following the topography and structural features of the bedrock. Flow directions are often toward nearby streams and rivers, contributing to baseflow in surface water systems.

7.4 Geotechnical

No geotechnical information collected.

SLV0163 – Technical Report Summary Shiloh Project, Georgia	220	November 2025

Technical Report Summary

8. Sample Preparation, Analysis and Security

8.1 Sampling Methods

For direct‑push and sonic drilling conducted in 2021, 2022, and 2025, the core was halved using a knife. Standard sample intervals for 1.85‑inch tubing ranged from 0.3 m to 7.55 m. Sampling was conducted respecting lithological boundaries; samples were taken to, but not across, major contacts. For direct push the entire core was put into sample bags for sampling. For sonic core, ½ to ¼ of the split length of core interval was put into sample bags. The QAQC duplicate samples were completed on-site, while blanks and CRM standards were inserted later at the warehouse during sample organization shortly before shipping to the assay lab.

For the 2025 diamond drill program, saprolite was cut along the core axis with a knife and ½ of the core placed in a sample bag for assaying, the other ½ remained in the core box for future reference. The core was cut in ¼ for duplicate samples for QAQC, leaving ¼ in the core box for reference. Blanks and standards were included in the sampling procedure at this time.

Samples were numbered sequentially with no duplicates or missing numbers. One non‑sequential tag was used to correct a sampling error. Quadruple tag books with six‑digit alphanumeric codes were used: one tag was placed in the sample bag, and another was affixed to the core box at the corresponding interval. Samples were packed in pre‑numbered bags matching the sample tag ID.

8.2 Sample Security Methods (Chain of Custody)

The direct ‑push, sonic, and diamond drill samples were shipped to respective laboratories directly from the core shack by project geologists in sealed sample bags and placed inside supersacks on pallets. For expedited delivery, some samples were sent directly to the shipping center using a reputable carrier with tracking capabilities to maintain a chain of custody (COC). Each bag was sealed with a red Uline security strap bearing a unique ID. Prior to shipment, containers were locked in an on‑site warehouse. Upon receipt, the laboratory noted the integrity of the Uline seals. These practices are consistent with industry standards.

8.3 Bulk Density Testing

Foothills conducted (October 2022) preliminary studies on 20 samples for bulk densities on saprolite material from direct‑push drill samples. Samples were isolated, left in the acetate sleeve and depths recorded. Samples were shipped to TTL incorporated in Albany, GA. The specific gravity of the samples was determined by the water displacement method (ASTM D 854). The specific gravity average for the 20 samples was 2.693

SLV0163 – Technical Report Summary Shiloh Project, Georgia	221	November 2025

Technical Report Summary

8.4 Analytical and Test Laboratories

Samples from the Shiloh Project were analyzed at several accredited laboratories during the 2021, 2022, and 2025 exploration programs. In 2021, direct‑push and sonic drill samples were processed and analyzed at SGS Canada Inc. in Burnaby, British Columbia, using preparation codes CRU‑31 and PUL‑31, which are ISO/IEC 17025 certified procedures for crushing and pulverizing. Analytical work at SGS employed the GE_IMS/ICP 40Q12 method (four‑acid digestion with ICP‑MS), also ISO/IEC 17025 certified, and GE_FUZ/IMS 90A50 (sodium peroxide fusion with ICP‑MS finish) for over‑limit samples.

From July 2021 onward, and throughout 2022 and 2025, ALS USA Inc. laboratories in Tucson, Arizona, Reno, Nevada, and Vancouver, British Columbia, conducted sample preparation and analysis. ALS utilized CRU‑31 and PUL‑31 for sample preparation, and ME‑MS81 (lithium borate fusion with ICP‑MS finish) and ME‑ICP06 (Inductively coupled plasma atomic emission spectroscopy [ICP‑AES] for whole rock analysis), all ISO/IEC 17025 certified. For samples exceeding detection limits, ALS applied ME‑MS81h (peroxide fusion with ICP‑ES finish), and in 2025, ME‑XRF30 (fusion XRF) was used for high‑concentration samples, though ME‑XRF30 is not ISO/IEC 17025:2017 certified.

8.5 Drilling Sample Preparation

8.5.1 Exploration Drilling – 2021

In 2021, DPT and sonic drill samples were shipped to SGS in Burnaby, BC. Sample preparation followed codes CRU‑31 and PUL‑31, which involve crushing to 70% passing <2 millimeters (mm) and pulverizing 250 g to 85% passing <75 micrometers (μm).

Analytical procedures used code GE_IMS/ICP 40Q12, a four‑acid followed by combined ICP‑MS analysis. This method provides detection ranges of 0.5‑1,000 parts per million (ppm) for Ce and a lower limit of 5 ppm for Nd.

For samples exceeding the standard detection limits, over‑limits analysis was conducted using method GE_FUZ/IMS 90A50, which applied sodium peroxide fusion with ICP‑MS finish. This method covers a range of 50‑150,000 ppm for Ce and 50‑50,000 ppm for Nd.

The QA/QC samples were submitted to the laboratory with labels identifying them as standards, duplicates, and blanks. Consequently, these samples were not submitted as blind controls.

In June of 2021, Foothills transitioned to ALS USA for analytical services. From July 2021 onward, the analytical procedures followed those described in the subsequent 2022 section.

8.5.2 Exploration Drilling – 2022

In 2022, DPT and sonic drill samples were shipped to ALS USA Inc., in Tucson, Arizona for processing and Vancouver, BC for analysis. Sample preparation followed codes CRU‑31 and PUL‑31, which involve crushing 70% passing <2 mm and pulverizing 250 g to 85% passing <75 μm. Analysis procedures used code ME‑MS81, which applies lithium borate fusion with ICP‑MS finish. This method provides detection ranges of 0.1‑10,000 ppm for both Ce and Nd. It was paired with ME‑ICP06 (ICP‑AES) for whole rock analysis.

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For samples exceeding the detection limits, over‑limit analysis was conducted using method ME‑MS81h, which uses peroxide fusion with an ICP‑ ES finish. This method offers detection ranges of 3‑50,000 ppm for Ce and 0.5‑50,000 ppm for Nd. The laboratory was instructed to apply the over‑limit method to all samples exceeding the limit of detection for any rare‑earth element.

8.5.3 Exploration Drilling – 2025

In 2025, DPT and diamond drill samples were shipped to ALS laboratories in Reno, Nevada for sample processing, and to Vancouver, BC for analysis.

Sample preparation followed codes CRU‑31 and PUL‑31, which involve crushing 70% passing <2 mm and pulverizing 250 g to 85% passing <75 μm. Analysis procedures used code ME‑MS81, which applies lithium borate fusion with ICP‑MS finish. This method provides detection ranges of 0.1‑10,000 ppm for both Ce and Nd. It was paired with ME‑ICP06 (ICP‑AES) for whole rock analysis.

The standard over‑range method ME‑MS81h was insufficient for 12 samples due to elevated concentrations of REE. In these cases, the laboratory applied ME‑XRF30, a fusion XRF method with detection ranges of 0.01–50% for CeO₂ and 0.01–10% for Nd₂O₃. The lab was instructed to implement ME‑XRF30 for any samples exceeding the detection limits of ME‑MS81h. It is noted that ME‑XRF30 is not ISO/IEC 17025:2017 certified.

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8.6 Sample Analysis

Figure 40 below displays a histogram of TREO concentration across all drilling samples verified for laboratory analysis between 2021 and 2025. Of the 3,056 drilling samples evaluated, 100 contained TREO concentrations of at least 1%, including 68 samples between 1% and 5% and 32 samples at 5% or greater. Sixteen samples with TREO concentrations of at least 10% were distributed between Pig Trail (1 sample) and Newbill (15 samples), potentially indicating high-grade pockets. These high-grade samples occurred at depths ranging from 3.5 to 6.3 m bgs at Newbill and 0.9 to 1.5 m bgs at Pig Trail.

Figure 40 Distribution of TREO Concentration (%) for Analyzed Samples, 2021, 2022 and 2025. (Source: Geosyntec, 2025)

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Table 11 Statistics for Analyzed Samples above Low-Grade Cutoff (TREO ≥2%), 2021, 2022 and 2025)

Property	Dead Tree	Newbill	Pig Trail
Year	2022	2025	2021	2022	2025
Sample Count	1	42	4	2	16
TREO % (min)	2.26	2.18	2.06	2.46	2.05
TREO % (max)	2.26	20.01	3.41	3.77	12.78
TREO % (avg)	2.26	8.73	2.58	3.11	4.84
Interval Avg (m)	0.38	0.54	0.8	0.76	0.49
Depth Min (m)	6.02	0	0	6.1	0.91
Depth Max (m)	6.40	21.32	7.62	7.62	15.5
Depth Avg (m)	6.21	5.51	3.94	6.86	5.93

Source: SGS & ALS Labs, September 2025.

Of the 3,056 drilling samples collected in 2021, 2022 and 2025 and verified for laboratory analysis, 65 samples exceeded the low-grade zone cutoff (TREO ≥ 2%). As shown in Table 11, these higher-grade samples were distributed across three properties: Dead Tree, one sample at an average depth of 6.2 m bgs; Newbill, forty-two samples averaging 5.5 m bgs; and Pig Trail, twenty-two samples with an average depth of 5.7 m bgs. Among these, Newbill samples show the highest TREO average of approximately 9% and maximum value near 20%. TREO% was calculated including oxides La2O3, Ce2O3, Pr2O3, Nd2O3, Sm₂O₃, Eu₂O₃, Gd₂O₃, Tb₂O₃, Dy₂O₃, Ho₂O₃, Er₂O₃, Tm₂O₃, Yb₂O₃, Lu₂O₃, and Y₂O₃. Where analytical results exceeded the upper method detection limit (e.g., reported as >5000 ppm), the upper method detection limit value was assigned for calculation purposes. This approach introduces a conservative estimate and may result in underreporting of actual TREO% concentrations. The true values may be higher but cannot be accurately quantified within the validated range of the method. Accordingly, caution is advised when interpreting TREO values derived under these conditions.

8.7 Quality Assurance and Quality Control 2021, 2022, and 2025

A total of approximately 87 assay samples were submitted to SGS in 2021 and approximately 2,969 assay samples were submitted to ALS Laboratories between 2021 and 2025. Foothills inserted CRM, blanks, and duplicates (DUP) into the batches of samples to be submitted for analyses using the following procedures (Foothills Rare Earths, 2025c).

•
CRMs were purchased commercially in bulk from Ore Research & Exploration (OREAS) sourced from the Lynas Corporation’s Mount Weld Project (the ‘Central Lanthanide Deposit) which is located south of Laverton in Western Australia. Three separate CRMs were used to represent low‑grade, medium‑grade, and high‑grade mineralization as follows TREO 0.53% (OREAS 460), TREO 2.08% (OREAS 463), and TREO 9.88% (OREAS 465). The selected CRMs aligned with the expected grade range for the Shiloh Project.

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•
Blanks comprised locally obtained coarsely crushed 0.5‑1 kg white marble chips purchased in bulk at Home Depot. The brand of chips remained consistent for the 2025 program.
•
DUPs comprised of field material collected as follows: for direct push, sample duplicates were obtained from half core‑ splits of the parent core sample. For sonic core, sample duplicates were obtained from half to a quarter split‑ of the parent core sample. For diamond drilling, sample duplicates were obtained from a quarter‑split of the parent core sample.

A summary of QA/QC sample count analyzed as part of the 2021, 2022, and 2025 exploration program is provided in Table 12 below.

Table 12 Summary of QA/QC Samples Collected 2021, 2022, and 2025

Year	CRM	DUP	Blanks	Total QA/QC Samples	Total Collected Assay Samples
2021	12	16	10	38	548
2022	52	78	35	165	1,556
2025	29	25	53	107	952
SUM TOTAL	93	119	98	310	3,056

Source: Foothills Rare Earths, 2025c.

The QA/QC samples were collectively inserted at an overall rate of approximately 7% (n=38) in 2021, 11% (n = 165) in 2022, and 11% (n = 107) in 2025 per sample. The 2021, 2022, and 2025 analytical TREO results are provided in Table 6, Table 8, and Error! Reference source not found., respectively.

8.7.1 Certified Reference Material

ALS laboratory accuracy was monitored by FREs insertion of commercial CRMs into the sample stream. In 2021, 2022, and 2025, the frequency of CRM insertion was approximately 2% (n=12), 3% (n = 52), and 3% (n = 29), respectively. Industry common practice is to alternate blanks and CRMs at a rate of 1 in 10 samples (10%).

Foothills screened the CRMs using statistical criteria to assess analytical accuracy. Standard deviation (SD) was used to define confidence intervals around certified values and determine pass/fail criteria. Specifically, the ±3 SD range served as a threshold for evaluating method performance. During screening, the CRM samples were analyzed under the same conditions as the other Project samples, for method ME‑MS81/h multi‑element geochemical analysis technique using lithium borate fusion followed by ICP‑MS. The result measured value was compared to the CRM value in elemental form. If the deviation fell within the ±3 SD range, the result was considered acceptable designated as ‘pass’. Values outside the ±3 SD range suggest potential issues with the method, instrumentation, or sample handling, and were designated as ‘fail’. The use of the ±3 SD threshold provided a statistically robust approach for identifying outliers in the analytical results.

The Foothills CRM review focused on analytes Ce, La, Nd, and Pr for each CRM. Figures 41 through Figures 43 present the lithium borate fusion / ICP‑MS analytical results for the select parameters for each CRM, including median of the results, the respective CRM value, ±1 SD and ±3 SD.

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Cerium (Ce)
2,200
2,100
2,000
1,900
1,800
1,700
1,600
1,500
1,400
ppm
Sample ID
Lanthanum (La)
1,700
1,600
1,500
1,400
1,300
1,200
1,100
1,000
ppm
Sample ID
Neodymium (Nd)
1,100
1,000
900
800
700
600
500
ppm
Sample ID
Praseodymium (Pr)
300
280
260
240
220
200
ppm
Sample ID

- Result
- Certified Reference Material
- Median
- +1 Standard Deviation
- -1 Standard Deviation
- +3 Standard Deviation
- -3 Standard Deviation

Note:
Results that fall significantly above or below respective 3 standard deviations are not shown.
ppm - parts per million.

Certified Refrece Material - OREAS 460 Technical Summary Report Shiloh Project, Georgia		
Geosyntec consultants		Figure 41
Las Vegas	November 2025

Figure 41 OREAS 460 (Source: Geosyntec, 2025)

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Cerium (Ce)
ppm
7,400
7,200
7,000
6,800
6,600
6,400
6,200
6,000
5,800
Lanthanum (La)
5,800
5,600
5,400
5,200
5,000
4,800
4,600
4,400
4,200
Neodymium (Nd)
4,600
4,400
4,200
4,000
3,800
3,600
3,400
3,200
3,000
2,800
Praseodymium (Pr)
1,200
1,150
1,100
1,050
1,000
950
900
850
800
D00176360 D00176440 E00120040 E575560 E575620 E575700 E575900 E575960 E576020 E576100 E576220 E576300 E576360 E576400 E579170 E578960 E579040 E578520 E578600 E578680 E578726 E578800 E578880 E579250 E579330 E579410 E579490 E579570 E579650
Sample ID

◆ Result

Certified Reference Material

Median

+1 Standard Deviation

-1 Standard Deviation

+3 Standard Deviation

-3 Standard Deviation

Note:
Results that fall significantly above or below respective 3 standard deviations are not shown.
Analytical results were set to the upper reporting limit (1,000 ppm) for Praseodymium.
ppm - parts per million.

Certified Referece Material - OREAS 463
Technical Summary Report
Shiloh Project, Georgia

Geosyntec consultants

Figure 42

Las Vegas | November 2025

Figure 42 OREAS 463 (Source: Geosyntec, 2025)

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Cerium (Ce)
45,000
43,000
41,000
39,000
37,000
35,000
33,000
ppm
E00120019
E00120700
E579210
E578920
E579290
E579450
Sample ID
Lanthanum (La)
28,000
26,000
24,000
22,000
20,000
ppm
E00120019
E00120700
E579210
E578920
E579290
E579450
Sample ID
Neodymium (Nd)
14,000
13,000
12,000
11,000
10,000
9,000
ppm
E00120019
E00120700
E579210
E578920
E579290
E579450
Sample ID
Praseodymium (Pr)
4,400
4,000
3,600
3,200
2,800
ppm
E00120019
E00120700
E579210
E578920
E579290
E579450
Sample ID
Result
Certified Reference Material
Median
+1 Standard Deviation
-1 Standard Deviation
+3 Standard Deviation
-3 Standard Deviation

Note:
Results that fall significantly above or below respective 3 standard deviations are not shown.
ppm - parts per million.

Certified Referece Material - OREAS 465
Technical Summary Report
Shiloh Project, Georgia

Geosyntec consultants

Figure 43

Las Vegas | November 2025

Figure 43 OREAS 465 (Source: Geosyntec, 2025)

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Overall, the CRMs (OREAS 460, 463 and 465) performance indicates that results generally fell within the ±3 SD range. Up to 15 CRMs representing 16% of the total 93 CRMs were outside the ±3 SD range and were categorized by Foothills as “fails”. The impacts of the failures are not considered material to the overall analytical program.

8.7.2 Blanks

Contamination control and sample preparation assessment was evaluated through the insertion of blank material consisting of marble chips. In 2021, 2022, and 2025, the frequency of blank insertion was approximately 2% (n=10), 2% (n = 35), and 6% (n = 53), respectively. A high‑level summary of the key parameters is provided below.

•
Ce concentrations ranged from 8 ppm to 142 ppm, with an average of 21 ppm. The method detection limit ranged from 0.1 ppm to 3 ppm.
•
Lanthanum (La) concentrations ranged from 4 ppm to 61 ppm, with an average of 10 ppm. The method detection limit ranged from 0.1 ppm to 3 ppm.
•
Nd concentrations ranged from 5 ppm to 55 ppm, with an average of 11 ppm. The method detection limit ranged from 0.1 ppm to 0.5 ppm.
•
Pr concentrations ranged from 1 ppm to 15 ppm, with an average of 3 ppm. The method detection limit ranged from 0.02 ppm to 0.2 ppm.

While a blank control sample is typically expected to contain negligible or nondetectable concentrations of the target analytes, the use of marble chips as blank material may yield detectable levels of REEs. This is considered acceptable due to the natural geochemical composition of marble which can contain trace amounts of REEs. Overall, there is no indication of significant contamination during sample preparation.

8.7.3 Duplicates

Duplicate samples were routinely submitted as part of the QA/QC protocol to evaluate analytical precision and reproducibility. A total of 119 field duplicates were inserted out of total sample count of 3,056 assay samples, at a frequency of 4%. Three duplicate samples could not be matched to an assay sample and were excluded from duplicate pair analysis. Foothill’s goal is to increase the duplication rate as the 2025 program progresses.

Analytical results from duplicate pairs (n = 119) were assessed for Ce, Nd, La and Pr using statistical measures, including mean, standard deviation, and relative percent difference (RPD), for a total of 464 duplicate pair analyte tests. RPD values for the key analytes fell under 20%, except for 46 tests that ranged from 20.1% to 130%. RPD values indicate strong agreement between original and duplicate measurements. This level of precision is considered acceptable for the analytical methods employed.

Figure 44 provides a scatter plot comparing 2021, 2022 and 2025 original and duplicate values for Ce, Nd, La and Pr, including outlier values. The plots demonstrated a high linear correlation, with a minimum R² value of 0.9212. No systematic bias was observed in the duplicate dataset, and the outliers are not considered material to the overall analytical program.

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Cerium (Ce)
Duplicate
Original
R² = 0.9514
R² = 0.9997
R² = 0.9602
Cerium (Ce)
R² = 0.9639
R² = 0.9998
R² = 0.9777
Cerium (Ce)
R² = 0.9212
R² = 0.9998
R² = 0.9843
Cerium (Ce)
R² = 0.9357
R² = 0.9999
R² = 0.9776

2021 Results — 2021 Trend Line

2022 Results — 2022 Trend Line

2025 Results — 2025 Trend Line

Note:
R^2 - Coefficient of Determination.
Results presented in parts per million.

Duplicate Results for Select Analytes
Technical Summary Report
Shiloh Project, Georgia

Geosyntec consultants

Figure 44

Las Vegas | November 2025

Figure 44 Scatter Plots, 2021, 2022, and 2025 Parent and Duplicate Results for Ce, Nd, La and Pr., (Source: Geosyntec, 2025)

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8.8 Database

The Foothills REE exploration database supporting this TRS includes digital records of drillhole collar coordinates, downhole survey data, core recovery metrics, assay results, and QA/QC records from direct push, sonic, and diamond drilling campaigns conducted between 2021 and 2025. The data were compiled in standardized formats and maintained in secure electronic repositories.

Foothills utilize a version‑controlled, limited access, and offline Microsoft Access database to manage all critical data. This structure enables cross‑referencing across drilling, sampling, and sample ID datasets. The mapping and sampling activities are georeferenced using UTM Zone 16N system (NAD83, EPSG:26916) allowing spatial consistency across datasets.

8.9 Geosyntec’s Opinion on Sample Preparation, Security and Analytical Procedures

Based on a review of sampling, analytical, and QA/QC procedures, it is Geosyntec’s opinion that the Foothills REE Project’s sample preparation, security, and analytical protocols meet industry standards for early-stage exploration projects.

Direct push, sonic, and diamond drilling programs conducted in 2021, 2022 and 2025 followed protocols for core handling and sample integrity. Core was split or quartered according to method and lithology, with intervals determined by geological contacts. Sample tags were sequentially assigned, and the use of prenumbered bags and security straps, as well as locked storage prior to shipment.

Samples were processed at ISO/IEC 17025-accredited laboratories (SGS Canada and ALS USA Inc.), using certified preparation and analytical methods. These included four-acid digestion with ICP-MS, lithium borate fusion with ICP-MS, and, for overlimit samples, sodium peroxide fusion or fusion XRF. The laboratories’ procedures provided reliable detection limits and were appropriate for the range of REE concentrations encountered in the project’s saprolite and bedrock samples.

Foothills QA/QC program included inserting CRMs, blanks, and field duplicates into the sample stream at rates of approximately 10–11% in 2022 and 2025. CRMs were sourced from OREAS and selected to match the expected grade ranges of project samples. Blanks consisted of locally sourced marble chips, and duplicates were generated from split core or sample intervals. Analytical accuracy was monitored using ±3 standard deviation thresholds for CRM results, and precision was assessed via RPD in duplicates. The majority of CRM and duplicate results fell within acceptable ranges, with outliers investigated and found not to materially impact the overall dataset. The use of marble as blank material was deemed acceptable, given its trace REE content matches crustal abundance and the absence of significant contamination.

The QA/QC program and the analytical data generated from the 2021, 2022 and2025 drilling campaigns are considered appropriate for the purposes of geological interpretation, mineralization assessment, and preliminary mineral delineation, subject to additional work. The data quality provides a foundation for continued exploration.

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9. Data Verification

9.1 Internal data Verification

Drillhole data was provided to Geosyntec in a Microsoft Access (MS Access) database, along with summary tables and map images depicting the geologic and geophysical data collected for the site. Map images were georeferenced, and the locations depicted were transcribed to provide supplemental drillhole locations. These data were incorporated into the MS Access database provided to Geosyntec, creating a single authoritative source of drillhole data for validation. MS Access, a relational database software, is well-suited for storing and organizing various types of drilling and exploration data. It supports linking tables (e.g., drillhole collars, assays, lithology) with referential integrity and allows for seamless exports to geological modeling software for further analysis and visualization.

Geosyntec performed the following initial data review steps using MS Access:

•
Duplicate entry reconciliation;
•
Lithologic description consolidation;
•
Unit normalization;
•
Logical integrity of drillhole deviation rates;
•
Completeness check of drillhole locations;
•
Detection of data entries exceeding the recorded hole depth; and
•
Identification (ID) of overlapping intervals within the data tables.

Additional data review was performed using Leapfrog® (Seequent, 2025), a geological modelling and visualization software that is an industry standard tool used for visual and statistical evaluation and modelling of subsurface data. The visual data review steps were as follows:

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Three dimensional (3D) visualizations of the drillhole dataset, along with geologic and geophysical survey result maps, were prepared and examined for spatial anomalies (i.e., drillhole collar and downhole data plotting correctly, geographically and in relation to the exploration target areas). An example visualization from the 3D Leapfrog model is shown in Figure 45.

Figure 45 Example 3D Visualization Showing Geophysical Survey and Drillhole Assay Results. (Source: Geosyntec, 2025)

Geological interpretations (lithology logged in drillholes) were compared across adjacent drillholes and trenches, as well as geologic and geophysical survey maps, and assessed for geologic consistency.

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Upon completion of the visual verification, statistical analysis was performed in Leapfrog® to evaluate the correlation of the datasets. An example of a statistical evaluation plot is presented in Figure 46.

Figure 46 Box Plot Showing Thorium Assay Results by Lithology, as Logged in Drillholes., (Source: Geosyntec, 2025)

9.2 Data Verification by Geosyntec

Geosyntec personnel completed a site inspection on May 8–9, 2025, which included reviewing exploration drill sites, observing active drilling operations, and evaluating core logging, sampling protocols, and data practices. The inspection also involved verifying historical drill collars, observing infield XRF analysis, and assessing the condition and organization of core storage facilities. Geosyntec has not reviewed analytical results from SEM’s historical exploration efforts over the period of 2011 through 2014.

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During the visit, Geosyntec examined the project's electronic assay and drilling database and discussed QA/QC procedures with key project personnel. Geosyntec found that Foothills maintained well‑organized geological records and adhered to comprehensive field procedures. Geosyntec review included both direct on‑site inspection and remote monitoring of exploration activities, noting that the data collection and management practices were appropriate for the purposes of this TRS, as a foundation for continued exploration.

9.3 Geosyntec’s Opinion on Data Adequacy

Geosyntec has reviewed the 2021, 2022, and 2025 exploration data supporting the disclosure of REE mineralization for the Project area.

Drillhole data from this period have been reviewed for spatial accuracy, sample integrity, and analytical reliability. The database has been reviewed for completeness, consistency, and relational integrity using MS Access and Leapfrog software tools.

Based on this review, Geosyntecdeems that the 2021, 2022 and 2025 data are appropriate for the current stage of exploration.

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10. Mineral Processing and Metallurgical Testing

The following sections summarize the early-stage laboratory metallurgical testing performed on REE samples from the Shiloh Project in order to develop an early appreciation of mineralization amenity to beneficiation. Accredited laboratories conducted initial assessments of mineral content, leaching, and concentration methods such as gravity separation, magnetic separation and flotation. Results indicate that rare earth minerals are present and can be concentrated, though further testing is required to optimize REE recovery and outline potential processing flowsheets for these minerals.

10.1 Test Laboratories

There is no international standard of accreditation provided for metallurgical testing laboratories or metallurgical testing techniques.

The independent laboratories used include:

1. Saskatchewan Research Counsil (SRC) located in Saskatoon, SK, Canada

a. QEMSCAN and mineral recovery

b. ISO/IEC 17025:2017 accreditation for the applied chemical analytical techniques

2. Eriez Magnetics Central Laboratory located in Erie, PA

a. Mineral Processing

b. ISO/IEC 17025 accreditation for the applied chemical analytical techniques

10.2 Metallurgical Testing

10.2.1 Preliminary Mineralogical and Ammonium Sulphate Leach Testing

Preliminary metallurgical testing was performed by SRC to assess the recovery of REE from ionic clay samples provided by Foothills (Guo, 2022). Three samples (E575636, E575712, and E575732) were individually crushed, homogenized, and analyzed by ICP‑MS. The TREO content ranged from 0.26% to 5.67%, with the highest concentration in sample E575636. The REE distribution was dominated by LREE (LREE: 91.0–94.6% REO) and medium REE (MREE: 4.1–4.3% REO). XRD analysis identified quartz, kaolinite, and anorthite as the major mineral phases, with minor albite and biotite. REE‑bearing minerals were not directly identified, but monazite is inferred to be the primary host. Three saprolitic samples from the Pig Trail sonic drilling were submitted for the testing. Details of the samples are in Table 13.

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Table 13 Details for Samples Used in the Preliminary Ionic Clay Testing

Sample No.	Sonic Drillhole_ID	From_m	To_m	Description	ALS TREO%	SRC TREO%
E575636	22‑SPT‑035	6.096	6.858	Saprolitic brown biotite qtz Fspar gneiss	3.767	5.66
E575732	22‑SPT‑043	12.95	13.72	Saprolitic felsic gneiss	1.115	0.63
E575712	22‑SPT‑041	7.62	8.69	Saprolitic felsic gneiss	0.300	0.26

Source: Foothills Rare Earths, 2025a

Mineralogical details of the three saprolitic samples from the Pig Trail sonic drilling campaign are shown in Table 14.

Table 14 Primary Mineralogy Determined by XRD Analysis

Sample No.	Quartz_%	Biotite_%	Kaolinite_%	Albite_%	Anorthite_%
E575636	62.4	6.9	10.7	8.3	11.7
E575712	31.9	6.2	27.9	10.6	23.3
E575732	58.6	5.4	14.7	‑	21.3

Source: Foothills Rare Earths, 2025a

Ammonium sulphate leaching tests were conducted at room temperature (20.7°C) for 24 hours using a 3.0 wt.% solution, pH 4.0, and an agitation rate of 120 rpm. The liquid‑to‑solid ratio was 3:1. REE recovery was low for all samples, with TREO recoveries of 0.1%, 0.2%, and 0.7% for E575636, E575712, and E575732, respectively.

Given the poor TREO metallurgical response to ammonium sulphate leaching, with REE distributions not typical of rare earth ionic clay mineralization and more indicative of a monazite host, SRC recommend conducting further testing to produce a monazite concentrate.

10.2.2 Monazite Concentration Testing

Preliminary mineral concentration studies were completed on the same samples used in the preliminary metallurgical sampling obtained from sonic drill core from the Pig Trail Area drilling. The objective of this preliminary study was to identify more amenable approaches to monazite concentration as the basis for a possible process flowsheet option in low‑grade, free dig saprolite/material. One mid‑ to high‑grade range sample (E575636) was included in this study. These samples consisted of saprolitic material and are summarized in Table 15. A summary of the monazite concentration studies including wet & dry magnetic separation; gravity; and flotation, undertaken by Eriez and SRC are summarized in Table 16.

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Table 15 Details for Samples Used in the Preliminary Mineral Processing Studies

Sample No.	Sonic Drillhole_ID	From_m	To_m	Description	ALS TREO%	SRC TREO%
E575638	22‑SPT‑035	7.62	9.14	Saprolitic Grey felsic gneiss	0.530	0.57
E575636	22‑SPT‑035	6.096	6.858	Saprolitic brown biotite qtz Fspar gneiss	3.767	5.66
E575732	22‑SPT‑043	12.95	13.72	Saprolitic felsic gneiss	1.115	0.63
E575712	22‑SPT‑041	7.62	8.69	Saprolitic felsic gneiss	0.300	0.26

Source: Foothills Rare Earths, 2025

Table 16 Details for the Preliminary Mineral Processing Studies

Met Test	Samples	Work Completed	Test Outcome
Eriez	E575638: • 0.57% TREO	• Completed Mag. Sep test (Dry and Wet Sep)

• The sample has a good response to Mag. Sep

• The REE distribution is similar to the high-grade E575636 (i.e. 65% REE in 1000‑150 microns)

• The REE recovery is the highest at 5000G and 7000G, 76‑77% Recovery

SRC	E575636: • 5.66% TREO E575732: • 0.76% TREO E575712: • 0.26% TREO

• Completed Pre‑ Concentration using Gravity Sep (HLS) for +0.3mm and Mag Sep (LIMS) for +0.15‑ 0.3mm size fractions, for QEMSCAN test

• Completed Flotation Tests for two lower grade sample

• Completed all the REE assay

• E575712: Tested Mag Sep, Gravity Sep, flotation, etc., to see what grade could be reached

• REE are recoverable for all the three samples, potentially a combination of Mag Sep, Grav. Sep and flotation

• Expect good recovery and grade for high‑grade sample

• Monazite is the main REE mineral with a trace level of bastnaesite

• E575712: Results of froth flotation show that TREO grade can be increased from 0.26% to 9.84%

• More test work is recommended regarding monazite flotation; the types and dosage of reagents should be systemically investigated

Source: Foothills Rare Earths, 2022

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10.3 Magnetic Separation

Additional testing was conducted by Eriez Magnetics Central Test Laboratory on monazite material samples provided by Foothills (Sample Log #563088, MTR #22‑094). The objective was to concentrate monazite using magnetic separation techniques (Schwartz, 2022).

The mineralized material, composed of silica, feldspar, mica, biotite, iron oxides, and monazite, was received as damp granular to fine particulate material with approximately 10% moisture by weight. The sample was wet screened at 1‑mm to remove oversized particles. Wet screening, which uses water to assist particle separation, was employed to improve throughput and prevent screen clogging. The plus 1 mm fraction was processed using a Rare Earth Magnetic Roll Separator (RE‑Roll, Model 65‑1) at 160 feet per minute to collect magnetic particles. The minus 1‑mm fraction was further screened at 150, 75, 45, and 20 microns for particle size distribution.

Subsequent processing of the minus 1‑mm feed was performed using a Wet High Intensity Magnetic Separator (WHIMS, Model SSS‑I‑145) at field intensities ranging from 1,000 to 11,000 Gauss (Table 17). Magnetic and non‑magnetic fractions were collected, dried, and weighed to determine mass yields. The optimal field intensity for monazite concentration was not determined in this test; further analysis of separated fractions was recommended to establish ideal conditions. Representative magnetic and non‑magnetic fractions were then sent for QEMSCAN analysis.

Additional batches were processed at 11,000 Gauss to produce sufficient material for particle size analysis. The magnetic fraction at 11,000 Gauss was screened into multiple size fractions for further characterization (Figure 47).

Results indicate that magnetic separation yields increase with field intensity, with the highest magnetic yield observed at 11,000 Gauss. However, the final determination of the most effective separation conditions would require further analysis of the processed fractions as recommended by Eriez Magnetics.

Eriez’s work concluded the sample responded well to magnetic separation with REE recoveries around 76% for the 5000G and 77% for the 7000G WHIMS field setting using sub‑1,000‑micron size fraction. Figure 47 details reported weight, grade and metal distribution by sieve size. Figure 48 is a flow sheet diagram summarizing Eriez’s study.

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Figure 47 Summary of Magnetic Separation Test work by Magnetic Flux Density (gauss), (Source: Foothills Rare Earths, 2022)

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Table 17 E575638 Grade Distribution by Sieve Size

Eriez ‑ E575638		Feed
Mag Sep	Particle Size (microns)	Wt Dist. (%)	TREO %	REE Dist. (%)
Dry Process (6'' RE Roll, 12k‑15k Gauss)	1000+	7.1%	0.13	1%
Wet Process, WHIMS, 11k Gauss	1000‑150	39.4%	1.39	65%
	150‑75	12.8%	0.82	12%
	75‑45	7.1%	0.58	5%
	45‑20	8.7%	0.45	5%
	<20	24.9%	0.42	12%
Total	Calculated Head	100%	0.85	100%
	Assayed Head (SRC)		0.39
	Assayed Head (ALS)		0.53
Source: Schwarts, 2022.

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Figure 48 Flowsheet for Wet High Intensity Magnetic Separator Results. (Source: Schwartz, K. C., & Jiang, X. 2022)

10.4 SRC Gravity and Flotation Testing

SRC evaluated three samples E575636, E575732, and E575712. Sample E575636 is a mid to high-grade range TREO sample (5.67%) where both E575732 and E575712 are low-grade range TREO samples (0.76% and 0.26% respectively).

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10.5 Sieve Size by Size Assay Analysis

Table 18 summarizes the outcome of the SRC sieve size by size assay analysis, concluding that TREO is richer in the coarser fractions for the high‑grade sample (E575636), with lower Fe2O3 concentration than the other lower grade samples. This conclusion suggests that different processing methods may be required for high‑ and low-grade‑ mineralization.

Table 18 Sieve Size by Size Assay Analysis

Source: Foothills Rare Earth, 2025

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10.6 Heavy Liquid Separation (HLS)

SRC undertook a series of HLS tests to determine the amenability of gravity separation to the courser size fractions (Sizes 1 & 2), along with Low Intensity Magnetic Separation (LIMS) for the 0.15 – 0.3 mm (Size 3) fraction. Schematics illustrating the outcomes for the 3 samples are presented in Figure 49.

Figure 49 HLS and LIMS Test Outcomes for Samples E575636, E575732 and E575712., (Source: Foothills Rare Earths, 2022)

In conclusion, the monazite in the high-grade range sample responded very well to HLS and LIMS test work. The midrange E575732 can successfully benefit by gravity separation with a good recovery of the finer fraction by LIMS. The low grade E575712 sample recovery may benefit from further liberation to the smaller <0.15 mm fraction.

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10.7 Summary of Other Metallurgical Test Work

Additional testing by SRC focused on the low-grade monazite sample E575712 (Xia, 2022). Sample E575712 consisted of approximately 6.5 kilograms (kg) of dry monazite material, with an initial grade of 0.26% TREO. Modal mineralogy identified the sample as primarily composed of silicates, including quartz, mica, biotite, kaolinite, feldspar, and zircon, with 3% iron oxides (including ilmenite, goethite, and iron‑rich clays), and additional gangue minerals such as calcite, dolomite, apatite, and rutile.

The test program included wet low and high intensity magnetic separation and dry magnetic separation on various size fractions using laboratory scale separators. Gravity concentration was performed using a Knelson concentrator on mill discharge samples. Monazite flotation tests were conducted on three classified size fractions, using sodium silicate as a depressant and oleic acid as a collector. Feed samples for flotation included slimes (<0.045 mm), subsamples from magnetic separation, and sinks from HLS.

Wet magnetic separation increased the TREO grade from 0.26% to 0.5–0.6%, but the final magnetics reached only approximately 0.7% TREO. Dry magnetic separation reduced material handling by about 50% but did not produce a high‑grade range monazite concentrate. Gravity separation did not result in significant REE concentration; however, TiO₂ and Zr were recoverable in heavier streams. When gravity and magnetic separation methods were combined, no advantage in monazite concentration was observed. Froth flotation demonstrated that monazite could be upgraded from 0.26% to 9.84% TREO in the finest fraction (<0.045 mm). However, pre‑concentrated REE‑rich subsamples from HLS and magnetic separation did not yield higher‑grade TREO concentrates. The report recommends additional test work, particularly regarding reagent types and dosages, to further optimize flotation performance.

Wet and dry magnetic separation methods were found to be limited for monazite concentration. Gravity separation was more effective for TiO₂ and Zr recovery, but not for REEs. Froth flotation demonstrated promise for monazite recovery, especially in fine fractions. It is recommended that further systematic flotation tests be conducted, focusing on reagent optimization and pretreated REE‑rich samples.

10.8 QEMSCAN

QEMSCAN, also completed at SRC, noted that the primary REE mineral for the three samples submitted was monazite with only trace amounts of bastnaesite (Wudrick, 2022). Mineral liberation, (the volume of the target mineral encapsulated within a host particle) results show that the mid to high-grade range sample E575636 had good liberation, with 65% of the REE mineral grains reported as “liberated.” In contrast, the other two low grade samples had poor liberation with the majority of the REE mineral grains reporting to the lowest category of 030% liberated.

As a result of the above studies, it was recommended to perform additional flotation tests using a range of grinding sizes, variable dosage of flotation reagents, and reverse floatation. The objective of this testing would be to produce the highest monazite concentrate and to identify a mineral processing flowsheet for the low‑grade range material.

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10.9 Recovery Estimates

Metallurgical test work results are preliminary, and insufficient sampling and test work has been completed to estimate recovery.

10.10 Metallurgical Variability

Metallurgical test work results are preliminary, and insufficient sampling and test work has been completed to understand metallurgical variability.

10.11 Deleterious Elements

Metallurgical test work results are preliminary, and insufficient sampling and test work has been completed to understand what elements may be deleterious in any future process flowsheet or REE concentrate.

10.12 Geosyntec’s Opinion on Data Adequacy

The testing program was conducted by two ISO/IEC 17025‑accredited laboratories: Saskatchewan Research Council (SRC) and Eriez Magnetics Central Laboratory. The combined test work included mineralogical characterization, leaching, magnetic separation, gravity separation, and flotation studies.

The preliminary metallurgical testing by SRC on three saprolitic samples (E575636, E575712, and E575732) noted the presence of REEs, with TREO grades ranging from 0.26% to 5.66%. Mineralogical analysis identified monazite as the primary REE‑bearing mineral, supported by QEMSCAN data showing good liberation in the mid‑ to high‑grade sample E575636 (65% liberated monazite grains). The low‑grade samples exhibited poor liberation, with most REE grains reporting to the 0–30% liberated category.

Ammonium sulphate leaching tests yielded low recoveries (≤0.7% TREO), indicating that the material is not amenable to ionic clay‑style mineral processing. However, mineral concentration studies demonstrated promising results: Magnetic separation tests by Eriez achieved REE recoveries of up to 76% at 5000 Gauss and 77% 7000 Gauss using the sub‑1,000‑ µm size fraction. Froth flotation tests conducted by SRC on sample E575712 increased TREO grade from 0.26% to 9.84%, demonstrating the potential for up‑grading of a lower‑grade material.

The testing program meets industry standards for preliminary mineralogical processing evaluation. The data supports the evaluation of the potential for magnetic separation and flotation as key components of a future processing flowsheet. The results provide a reasonable basis for continued test work.

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10.13 Recommendations

Future research should consider flotation tests to optimize reagent types and dosages, including reverse flotation and grinding size variation, to improve monazite recovery from low‑grade saprolitic material. Development and validation of a mineral processing flowsheet that integrates magnetic separation and flotation for both mid‑ and low‑grade range materials is recommended, including pilot‑scale testing to assess scalability.

Detailed mineralogical and chemical characterization of monazite concentrates produced from optimized flotation should be performed to assess downstream processing compatibility. Additional testing should be conducted to evaluate metallurgical variability.

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11. Mineral Resource Estimates

This is an early-stage exploration project, and a Mineral Resource Estimate has not been estimated.

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12. Mineral Reserve Estimates

This is an early-stage exploration project. This chapter is not relevant to this Report.

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13. Mining Methods

This is an early-stage exploration project. This chapter is not relevant to this Report.

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14. Processing and Recovery Methods

This is an early-stage exploration project. This chapter is not relevant to this Report.

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15. Infrastructure

This is an early-stage exploration project. This chapter is not relevant to this Report.

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16. Market Studies

This is an early-stage exploration project. This chapter is not relevant to this Report.

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17. Environmental Studies, Permitting, And Plans, Negotiations, Or Agreements With Local Individuals Or Groups

This is an early-stage exploration project. This chapter is not relevant to this Report.

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18. Capital And Operating Costs

This is an early-stage exploration project. This chapter is not relevant to this Report.

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19. Economic Analysis

This is an early-stage exploration project. This chapter is not relevant to this Report.

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20. Adjacent Properties

This chapter is not relevant to this Report.

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21. Other relevant data and information

This chapter is not relevant to this Report.

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22. Interpretation and conclusions

22.1 Interpretation And Conclusions - Foothills and Geosyntec

22.1.1 Foothills

Based on the exploration activities conducted in 2021, 2022 and 2025, the Foothills REE Project in Shiloh, Georgia, demonstrates geological, mineralogical, and structural characteristics consistent with a Structurally Controlled Metamorphic‑Hydrothermal REE Vein/Disseminated Deposit. The mineralization is hosted within foliated felsic gneiss and saprolitic material derived from Grenville‑age metamorphic rocks, both mineralized with REEs predominantly occurring as monazite.

The mineralized zones exhibit strong structural control, with REE enrichment localized along foliation planes, shear zones, and brecciated contacts. Iron and manganese staining, quartz veining, and breccia textures further support a hydrothermal origin for the mineralizing fluids. These features are consistent across multiple trenches and drillholes, particularly at the Newbill and Pig Trail areas, where high‑grade range intercepts exceeding 10% TREO have been reviewed through direct‑push, sonic and diamond drilling.

The mineralization style, host lithology, and structural features align with industry-recognized deposit models under Regulation S-K 1300. Mineralization is interpreted to have formed through structurally focused hydrothermal processes, possibly during or following regional metamorphism, with REE‑bearing fluids precipitating monazite within zones of enhanced permeability and deformation.

The QA/QC check included review of Foothills QA/QC approach, mainly application of CRMs, blanks and field duplicates. Early stage mineralogical and bench-scale metallurgical test work assessed amenability to beneficiation techniques, including ammonium sulphate leaching, gravity separation, magnetic separation, and flotation. While ammonium sulphate leach recovery was low and REE distributions were not typical of rare earth ionic clay mineralization, results are more indicative of a monazite host. Gravity, magnetic, and flotation methods yield more promising outcomes. Additional test work is required to confirm and optimize the process flowsheet approach and assess scalability.

The Shiloh Project presents an exploration‑stage asset with REE mineralization, favorable structural controls, and a path toward resource delineation. In the current stage of exploration, no mineral resources or reserves have been established, and economic potential has not been demonstrated. The interpretations and conclusions are based on early-stage data and subjects to change as further drilling, metallurgical testing, and geologic modeling are undertaken. Geosyntec cautions that the project remains in the exploration phase, and there are inherent risks of non-discovery, metallurgical complexity, and economic uncertainty that may materially affect future development potential.

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22.1.2 Geosyntec interpretation and conclusions

Geosyntec has reviewed the environmental, social, and permitting information presented in Section 21. Based on my site inspection conducted on May 8–9, 2025, and review of supporting documentation, Foothills Rare Earths, LLC has implemented appropriate environmental safeguards and permitting strategies for the current stage of exploration.

The BMPs in place are consistent with industry standards and demonstrate a proactive approach to minimizing environmental impact. The permitting framework is well understood, and Foothills has taken steps to ensure compliance with applicable Georgia regulations. The absence of reported violations or fines supports the conclusion that exploration activities are being conducted responsibly.

Social engagement efforts, while informal, appear sufficient for the current phase. The company’s attention to community concerns and its use of low-impact exploration methods reflect a commitment to maintaining a positive relationship with local stakeholders.

In Geosyntec’s opinion, the environmental, social, and permitting considerations described herein are adequate to support continued exploration at the Shiloh Project. Foothills is well‑positioned to navigate future permitting requirements for exploration stage activities.

22.2 Risks and Opportunities

22.2.1 Risk of Non‑Discovery

While the Foothills REE Project in Shiloh, Georgia exhibits multiple indicators of REE mineralization—including structurally controlled monazite within foliated gneiss, high‑grade trench intercepts, and consistent mineralogical confirmation—the project remains at the exploration stage, and no mineral resource has yet been delineated.

22.2.2 Geological Continuity

Although mineralization has been observed across multiple trenches and drillholes, the lateral and vertical continuity of REE‑bearing zones has not been sufficiently established. The mineralization identified to-date may represent discontinuous mineralization or isolated high‑grade zones.

22.2.3 Grade Continuity

High‑grade intercepts have been reported, but the overall grade distribution and continuity remain uncertain.

22.2.4 Structural Complexity

The mineralization is interpreted to be structurally controlled. Features such as shear zones, brecciation, and foliation‑parallel veining may result in irregular geometries that complicate continuity interpretations and assumptions.

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22.2.5 Metallurgical Variability

While monazite is confirmed as the dominant REE host at Shiloh, metallurgical testing is still at a very early stage. The economic viability of REE recovery for any REE deposit depends on the ability to process and extract REEs efficiently and cost‑effectively. Unfavorable mineral associations or refractory behavior can render project non viable.

22.2.6 Regulatory and Environmental Constraints

The project is in a region with potential permitting and environmental sensitivities. Geosyntec concurs with Foothills plan for early engagement with regulatory authorities.

22.2.7 Weyerhaeuser

Tenure risks include the requirement to maintain continuous activity under the Weyerhaeuser lease, as well as the logistical challenges of coordinating any future mining operations with timber operations on the same tracts. Environmental liabilities remain a long‑term exposure, particularly with respect to wetlands, streams, and groundwater resources, where unanticipated impacts could lead to costly mitigation or enforcement actions.

Foothills is subject to material financial obligations under its lease with Weyerhaeuser, including annual rental payments, production royalties and coordination with ongoing timber operations. The Newbill option introduces additional royalty exposure. Reclamation bonding requirements further increase Foothills’ financial commitments and must be maintained to retain title.

22.2.8 Risk Summary

Continued exploration, including infill drilling, metallurgical testing, and geologic modelling will be essential to mitigate these risks and advance the project.

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23. Recommendations

The following section outlines a series of strategic recommendations aimed at advancing the exploration and development of the Foothills REE project. These recommendations are designed to optimize resource delineation, enhance metallurgical processes, and ensure the long‑term sustainability of the project. Each recommendation is accompanied by an instruction summary and an estimated budget figure to facilitate effective implementation. By adhering to these guidelines, the project team will advance their understanding of mineralization, improve recovery methods, and secure the necessary resources for potential development activities.

23.1 Continue Drilling to Delineate Mineralization

To further delineate the mineralization, it is essential to continue both direct push and diamond drilling programs. This involves drilling at various depths and locations to gather core samples, which will be analyzed to determine the extent and grade of mineralization. The drilling should be planned based on the geological model and previous drilling results to ensure comprehensive coverage of the target area.

An extensive field exploration and drilling program is recommended to comprehensively delineate mineralization across the project area. This program, with an estimated scope of 20,000 to 40,000 meters and employs multiple exploration techniques to maximize discovery potential and resource definition. The program should continue to integrate surface prospecting, geochemical sampling, and various drilling methodologies to develop a thorough understanding of the rare earth mineralization system.

Following surface evaluation, direct-push drilling should be deployed with dedicated geological teams once exploration agreements or lease options are established with landowners. This drilling technique offers rapid, cost-effective evaluation of shallow saprolitic mineralization and will provide essential information on grade distribution and thickness variations within the weathered profile. Diamond drilling should be utilized for deeper targets requiring detailed geological information, particularly in areas where bedrock-hosted mineralization is anticipated. The drilling program will require development of a robust technical team comprising both full-time employees and contract geologists to ensure adequate coverage and maintain operational momentum throughout the campaign.

Estimated Budget: $5,000,000

23.2 Expand Metallurgical Testing and Process Development

Metallurgical testing is crucial to optimize the recovery methods for the extracted minerals. This involves conducting laboratory tests to determine the most efficient processing techniques. Detailed mineralogical and chemical characterization of monazite concentrates produced from optimized flotation should be performed to assess downstream processing compatibility. Additional testing should be conducted across the target deposits to evaluate metallurgical variability. The tests should include flotation, leaching, and other relevant methods to maximize the recovery rate. The results will help in designing the processing plant and improving the overall efficiency of the project.

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The metallurgical development program should begin with definition of mining concepts to process both saprolitic materials and bedrock ore to effectively concentrate monazite. This will require deployment of experienced mining engineering personnel to develop optimized mining and processing strategies that account for the different physical and chemical characteristics of these material types. The mining engineers will be responsible for evaluating various mining scenarios, establishing ore handling procedures, and determining optimal feed blending strategies to maintain consistent mill feed characteristics.

Concurrent with mining concept development, detailed metallurgical test parameters should be defined to support development of a pilot study for processing monazite concentrate derived from both saprolite and bedrock sources. This work will require deployment of a specialized metallurgical engineering team with experience in rare earth processing. The team will be responsible for developing a full mineral processing flow sheet that integrates crushing, grinding, gravity separation, magnetic separation, and flotation technologies to achieve optimal monazite recovery. The metallurgical program should include evaluation of reagent schemes, grind size optimization, and process water chemistry to establish operating parameters that maximize recovery while minimizing operating costs. Pilot plant testing will provide critical scale-up data and validate process performance under continuous operating conditions, ultimately supporting feasibility study development and project financing efforts.

Estimated Budget: $1.500,000

23.3 Land Acquisition

Acquiring additional land within the project area is vital for supporting long‑term exploration and development activities. This involves identifying and negotiating with landowners to secure land parcels critical for the project's long‑term success and continuing Foothill’s strategic advantage seeking favorable terms with regional landowners. The acquisition process should consider the strategic importance of the land for potential expansion and infrastructure development.

A strategic land acquisition program with a budget allocation of $5 million is recommended to support the project's long-term development objectives. This program should focus on securing control over prospective ground adjacent to known mineralization and establishing a contiguous land position that will facilitate additional exploration. The acquisition strategy should be implemented through a tiered approach that maximizes flexibility while minimizing upfront capital commitments.

The initial phase should prioritize securing access agreements for prospecting on neighboring properties. These agreements will provide cost-effective entry to evaluate mineralization potential before committing substantial capital. Following positive prospecting results, the company should pursue options to either lease or purchase private lands that demonstrate favorable geological characteristics. This phased approach allows for risk mitigation while ensuring the company maintains the ability to expand its resource base as project understanding develops. Priority should be given to properties that offer strategic value through either high-grade mineralization potential or favorable positioning for infrastructure development.

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Land Acquisition Strategy Budget: $5,000,000

23.4 Refined Mineralization Targets

Refining mineralization targets involve analyzing geophysical data and structural trends to identify potential mineralization zones. This includes interpreting magnetic, gravity, and electromagnetic survey data to pinpoint anomalies that may indicate the presence of minerals. The refined targets will guide the drilling program and improve the chances of discovering new resources.

Field activities should commence with deployment of experienced field geologists to conduct detailed prospecting across the expanded property position secured through access agreements. This surface evaluation program should include comprehensive radiological ground grid mapping to identify areas of elevated radioactivity associated with monazite mineralization. Concurrently with radiological surveys, soil and saprolite sampling may be utilized using five-foot hand augers to evaluate near-surface mineralization. All samples should undergo GPS location survey with scintillometer and portable XRF analysis for rapid field screening, followed by laboratory assay confirmation of geologist selected samples to ensure data quality and accuracy. This surface sampling program will provide critical information for targeting subsequent drilling activities and understanding mineralization distribution patterns.

The technical program should begin with deployment of specialized personnel with expertise in drilling database modeling and three-dimensional subsurface modeling and interpretation. These specialists will be responsible for integrating all geological and geophysical data into comprehensive three-dimensional models that guide exploration decisions. Additionally, technical personnel specializing in geochemical analysis, resource modeling, and rare earth deposit interpretation should be engaged to ensure proper characterization of the mineralization system and accurate resource estimation. Their expertise will be critical in understanding the complex geochemical signatures associated with rare earth mineralization and developing predictive models for exploration targeting.

The geophysical survey program should deploy multiple complementary methods to maximize subsurface information gathering. Induced polarization surveys should be conducted to identify disseminated mineralization and alteration zones that may be associated with rare earth enrichment. High-resolution magnetic surveys may help delineate structural controls, lithological boundaries, and intrusive bodies that may influence mineralization distribution. Resistivity surveys may be particularly valuable in mapping the thickness and extent of the saprolite profile, identifying zones of deep weathering that may host economic concentrations of monazite. Ground gravity surveys should be implemented to provide additional constraints on bedrock geometry and identify structural features that may control mineralization. The integration of these multiple geophysical datasets will provide a comprehensive understanding of the geological architecture and significantly enhance exploration targeting effectiveness.

Estimated Budget: $2,000,000

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23.5 Quality Assurance / Quality Control

Foothills to attempt to obtain information on the SEM 2011-2014 program including QAQC and sample security data where available.

23.6 Conclusion

The Shiloh Project represents a significant exploration opportunity in the rare earth element (REE) sector. The exploration activities completed, including radiometric surveys, drilling programs, and preliminary metallurgical test work, have indicated the presence of widespread and high-grade range REE mineralization, primarily in the form of monazite. The geological setting, FRE’s favorable land position, and the increasing market demand for REEs provide a solid foundation for the additional work that is recommended to be conducted in the Project area.

The programs recommended in this section represent a comprehensive and systematic approach to advancing the Shiloh Project toward development readiness. The total investment of $13.5 million allocated across land acquisition ($5 million), exploration drilling ($5 million), geophysical surveys ($2 million), and metallurgical testing ($1.5 million) reflects the scale of effort required to properly evaluate and develop this significant rare earth opportunity. Successful execution of this program will position Foothills Rare Earths LLC to make informed development decisions based on robust technical data and demonstrated processing capabilities. The integrated approach ensures that all critical aspects of project development proceed in parallel, minimizing timeline to potential production while maintaining appropriate technical rigor throughout the evaluation process.

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24. References

ALS Labs (September 2025).

Cook, R.B., et al., (1992), Rare earth element mineralization in the Pine Mountain Window, Georgia: Geological Society of America Abstracts with Programs

Cook, R. B. (2012). Results of Phase I Trenching – Newbill Property, Talbot County, Georgia. Unpublished internal report. Southeast Metals. August 22, 2012.

Cook, R. B., & Troensegaard, K. (2013). Results of Phase II Trenching and Associated Data Package. Unpublished technical report, Southeast Metals LLC.

Cook, R. B., & Troensegaard, K. (2014). Results of Phase I Trenching and Associated Data Package – Pipeline and Pig Trail Areas, Harris and Talbot Counties, Georgia.

Crickmay, G.W., and Hewett, D.F., (1937). Geology of the Warms Springs, Georgia, 1:62500, (Map and Report) Water Supply Paper 819

EPA, (2020). Standard Operating Procedures SOP No. ERT‑PROC‑2048‑20. https://response.epa.gov/site/download.ashx?counter=369339.

Foothills Rare Earths. (2025a) Field observations and geological notes on the Shiloh Project, Talbot County, Georgia. Unpublished internal communication, Foothills Rare Earths. Foothills Rare Earths. (2025b). Land summary for Foothills DSS KM Draft V4_ [Internal technical report]. Foothills Rare Earths LLC. Foothills Rare Earths. (2025c). Quality Assurance Quality Control Interview. Unpublished internal communication. September 11, 2025.nFoothills Rare Earths. (2025d). Drill Core Recovery and Stratigraphic_ [Internal communication]. Foothills Rare Earths LLC. Foothills Rare Earths. (2025e). Internal Figures [Unpublished Internal Document]

Foothills Rare Earths. (2022). FRE Me Test Update [Unpublished Internal Document].

Georgia Department of Community Affairs. (2025). Site Development Initiative. https://dca.georgia.gov/financing‑tools/infrastructure/onegeorgia‑authority/equity‑fund/site‑development‑initiative

Georgia Department of Transportation. (2020). Georgia Statewide Freight and Logistics Plan. https://www.dot.ga.gov/investsmart/freight/georgiafreight/task%203_georgia%20rail%20freight%20modal%20profile.pdf

Georgia Environmental Protection Division. (2024). Surface Mining and Water Withdrawal Permitting. https://epd.georgia.gov/about‑us/land‑protection‑branch/surface‑mining

Georgia Water Planning. (2025). Regional Water Plans. Georgia Environmental Protection Division. https://waterplanning.georgia.gov/regional‑water‑planning

Geotech Ltd. (2021, June). Helistinger report on a helicopterborne gammaray and aeromagnetic geophysical survey: Shiloh Block, Columbus, GA (Project GL210034).

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Guo, B. (2022, July 11). Preliminary Metallurgical Testing on REE Recovery from Ionic Clay: Foothills Rare Earths LLC (SRC Publication No. 13019‑11C22). Saskatchewan Research Council. 13019‑11C22

HHNT. (2025). Project Shiloh Mine Permitting Methods and Strategy (Full). HHNT Project No. 6714‑010.

Leatherman, L. (n.d.). Newbill Phase II Trenching [Unpublished internal report]. Southeast Metals LLC.

Leatherman, L. (2014, August 5). Results of Phase I Trenching – Pipeline and Pig Trail Areas, Harris and Talbot Counties, Georgia [Unpublished internal report]. Southeast Metals LLC.

Macrotrends. (2025). Atlanta metro area population 1950‑2025. Macrotrends. https://www.macrotrends.net/datasets/global‑metrics/cities/22922/atlanta/population

National Weather Service. (n.d.). Monthly climate summaries for central Georgia [Weather report]. Retrieved from https://www.weather.gov/ffc/clisumlst

Official Code of Georgia Annotated. (2025). Title 12, Chapter 4, Article 2, Part 3: Surface Mining (§§ 12‑4‑70 – 12‑4‑84).

Schwartz, K. C., & Jiang, X. (2022, August 12). Foothills Rare Earth LLC Report MTR 22‑094: Beneficiation of Monazite Ore Through Magnetic Separation. Eriez Magnetics Central Test Laboratory. Foothills Rare Earth LLC Report MTR 22‑094

Sears, J.W., Cook, R.B., Gilbert, O.E., Carrington, T.J. and Schamel, S., (1981). Stratigraphy and Structure of the Pine Mountain Window of Georgia and Alabama in: Georgia Geological Survey Information Circular 54‑A edited by Perry Wigley.

Sears, J.W., Cook, R.B., (1984). An overview of the Grenville basement complex of the Pine Mountain window, Alabama and Georgia in: GSA Special Paper 194 edited by M. J. Bartholomew, p 281 to 287

SGS Laboratories (2025)

Strata-G, LLC (2012). Evaluation of Potential Radiological Risks Associated with Certain Ore Fields of Monazite. December 26, 2012. Prepared for Southeast Metals, Inc.

Steltenpohl M.G., Hatcher R.D., Jr., Mueller P.A., Heatherington A.L., Wooden J.L. (2010). Geologic history of the Pine Mountain window, Alabama and Georgia: Insights from a new geologic map and UPb isotopic dates. In; From Rodinia to Pangea: The Lithotectonic Record of the Appalachian Region. Editor(s) Richard P. Tollo; Mervin J. Bartholomew; James P. Hibbard; Paul M. Karabinos. Geological Society of America; Memoir 206.

TTL, Inc. (2023, January 12). Shiloh Project – Specific Gravity of Soils (TTL Project No. 22‑06‑03952.00). Prepared by Thomas S. Moore, E.I.T., Project Manager.

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United States Geological Survey (USGS), (2023). Map of Georgia Ecological Regions

Weather Atlas. (n.d.). Georgia climate and weather averages. Retrieved from https://www.weather‑atlas.com/

Wudrick, M. (2022, September). QEMSCAN Analysis. Saskatchewan Research Council, Mining and Energy. SRC Publication No. 12772214C22.

Xia, L. (2022, October). Magnetic Separation and Monazite Flotation. Saskatchewan Research Council, Mineral Processing. SRC Publication No. 15325‑3C22. Prepared for Foothills Rare Earth LLC (US).

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25. Reliance On Information Provided By The Registrant

25.1 Introduction

Geosyntec fully relied on the registrant for the information used in the areas noted in the following sub-sections. Geosyntec considers it reasonable to rely on the registrant for the information identified in those sub-sections, for the following reasons:

•
The registrant and third-party consultants providing services to the registrant, employ qualified professionals with expertise in geology, mineral exploration, mining rights, permitting, and environmental management;
•
The registrant employs specialist staff who have experience in industrial minerals and REE deposits;
•
The registrant has engaged independent specialists in rare earth markets and legal matters to provide background information; and
•
The registrant has employed industry professionals or retained third-party consultants with expertise in the areas listed in the following sub-sections.

25.2 Markets

Geosyntec fully relied on the registrant for the information used in the areas noted in the following sub-sections. Geosyntec considers it reasonable to rely on the registrant for the information identified in those sub-sections, for the following reasons:

•
The registrant and third-party consultants providing services to the registrant, employ qualified professionals with expertise in geology, mineral exploration, mining rights, permitting, and environmental management;
•
The registrant employs specialist staff who have experience in industrial minerals and REE deposits;
•
The registrant has engaged independent specialists in rare earth markets and legal matters to provide background information; and
•
The registrant has employed industry professionals or retained third-party consultants with expertise in the areas listed in the following sub-sections.

25.3 Legal Matters

Geosyntec fully relied on the registrant for the information used in the areas noted in the following sub-sections. Geosyntec considers it reasonable to rely on the registrant for the information identified in those sub-sections, for the following reasons:

•
The registrant and third-party consultants providing services to the registrant, employ qualified professionals with expertise in geology, mineral exploration, mining rights, permitting, and environmental management;

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•
The registrant employs specialist staff who have experience in industrial minerals and REE deposits;
•
The registrant has engaged independent specialists in rare earth markets and legal matters to provide background information; and
•
The registrant has employed industry professionals or retained third-party consultants with expertise in the areas listed in the following sub-sections.

25.4 Environmental Matters

Information relating to exploration programs meeting applicable state and local environmental regulations was obtained from the registrant.

This information is used in support of the environmental considerations information in Section 3.

25.5 Stakeholder Accommodations

Information relating to social considerations and the extent of stakeholder consultation was obtained from the registrant.

This information is used in support of the social considerations information in Section 3.

25.6 Governmental Factors

Information relating to violations and fines was obtained from the registrant.

This information is used in support of information on encumbrances in Section 3.

26.0 Date and Signature Page

This report titled “Technical Report Summary, Shiloh Project, Georgia” is current as at November 7, 2025, and was prepared and signed by:

(Signed) Geosyntec Consultants, Inc.
Signature Location: Las Vegas, NV	Geosyntec Consultants, Inc.
Signature Date: November 12, 2025

SLV0163 – Technical Report Summary Shiloh Project, Georgia	271	November 2025